Exhibit 2.1

EXECUTION COPY

AGREEMENT AND PLAN OF MERGER

by and among

DEERFIELD TRIARC CAPITAL CORP.,

DFR MERGER COMPANY, LLC,

DEERFIELD & COMPANY LLC

and

TRIARC COMPANIES, INC.

as Sellers’ Representative

_________________________

Dated as of December 17, 2007

________________________

4.24	Insurance	38
4.25	Books and Records	38
4.26	Code of Ethics	39
4.27	Anti-Money Laundering Policy	39
4.28	Disclaimer Regarding Estimates and Projections	39
4.29	Exclusivity of Representations	39

ARTICLE V REPRESENTATIONS AND WARRANTIES OF THE BUYER
	AND BUYER SUB	39
5.1	Due Incorporation; Qualification	40
5.2	Subsidiaries; Investments	40
5.3	Authorization; Enforceability	40
5.4	Capitalization	41
5.5	SEC Reports and Financial Statements	42
5.6	REIT Qualification; Investment Company Act	43
5.7	Non-Contravention	43
5.8	[Intentionally Omitted]	44
5.9	Opinions of Buyer’s Financial Advisors	44
5.10	Brokers	44
5.11	Investment Intent	44
5.12	Independent Investigation	45
5.13	Exclusivity of Representations	45

ARTICLE VI COVENANTS AND AGREEMENTS		45
6.1	Conduct of Business of the Company	45
6.2	Conduct of Business of the Buyer	48
6.3	Access to Information; Confidentiality	49
6.4	Expenses	51
6.5	Publicity	51
6.6	Further Actions	51
6.7	Required Consents and Notices from Governmental Authorities	52
6.8	Client Consent Confirmation Letter	53
6.9	Proxy Statement; Stockholders Meeting; NYSE Listing	53
6.10	Preservation of Records; Post-Closing Access to Information and
	Cooperation	55
6.11	Termination of Related Party Transactions	56
6.12	Employee Matters	56
6.13	Officers and Directors	57
6.14	Release	59
6.15	Tax Matters	59
6.16	Intentionally Omitted	60
6.17	REIT Qualification Opinion	60
6.18	Modification of Existing Restrictions on Transfer and Ownership
	of Shares	60
6.19	No Shop	61
6.20	Non-Competition; Non-Solicitation	61
6.21	Distribution and Vesting of Buyer Common Stock	62
6.22	Permissible Activities	63

6.23	Section 16 Matters	63
6.24	SEC Reporting Obligations	63

ARTICLE VII CONDITIONS PRECEDENT TO THE OBLIGATION OF THE
	BUYER AND BUYER SUB TO CLOSE	65
7.1	Intentionally Omitted	65
7.2	Intentionally Omitted	65
7.3	No Orders	65
7.4	Accuracy of Representations and Warranties	65
7.5	Performance of Covenants and Agreements	65
7.6	Certificate	65
7.7	No Company Material Adverse Effect	65
7.8	Client Consents	66
7.9	Intentionally Omitted	66
7.10	Intentionally Omitted	66
7.11	Investment Banking Firm Determination	66

ARTICLE VIII CONDITIONS PRECEDENT TO THE OBLIGATION OF THE
	COMPANY TO CLOSE	66
8.1	Intentionally Omitted	66
8.2	Intentionally Omitted	66
8.3	No Orders	66
8.4	Accuracy of Representations and Warranties	66
8.5	Performance of Covenants and Agreements	67
8.6	Certificate	67
8.7	No Buyer Material Adverse Effect	67
8.8	Registration Rights Agreement	67
8.9	REIT Qualification Opinion	67
8.10	Modification of Existing Restrictions on Transfer and Ownership
	of Shares	67
8.11	Name Change	68
8.12	Delivery of Note Documents	68
8.13	Waiver of Put Right	69
8.14	Investment Banking Firm Determination	69

ARTICLE IX SELLERS’ REPRESENTATIVE		69
9.1	Appointment of Sellers’ Representative	69
9.2	Authority	70
9.3	Limitation of Liability	70
9.4	Reliance	71
9.5	Successor to Sellers’ Representative	71
9.6	Expenses	71

ARTICLE X TERMINATION OF AGREEMENT		71
10.1	Termination	71
10.2	Survival After Termination	72

ARTICLE XI SURVIVAL; INDEMNIFICATION; MISCELLANEOUS		72
11.1	Survival of Representations and Warranties	72

11.2	Indemnification	73
11.3	Indemnification Procedures	75
11.4	Limitations on Indemnification	77
11.5	Intentionally Omitted	78
11.6	Tax Matters	79
11.7	Non-Recourse	79
11.8	Exclusivity of Indemnity	79
11.9	Consent to Jurisdiction; Service of Process; Waiver of Jury Trial	79
11.10	Notices	80
11.11	Entire Agreement	82
11.12	Waivers and Amendments	82
11.13	Governing Law	82
11.14	Binding Effect; Assignment	82
11.15	Usage	83
11.16	Articles and Sections	83
11.17	Interpretation	83
11.18	Disclosure	83
11.19	Severability of Provisions	83
11.20	Counterparts	84
11.21	No Third Party Beneficiaries	84
11.22	Specific Performance	84

AGREEMENT AND PLAN OF MERGER

     AGREEMENT AND PLAN OF MERGER, dated as of December 17, 2007 (this “Agreement”), by and among Deerfield Triarc Capital Corp., a Maryland corporation (the “Buyer”), DFR Merger Company, LLC, an Illinois limited liability company and an indirect wholly owned subsidiary of Buyer (“Buyer Sub”), Deerfield & Company LLC, an Illinois limited liability company (the “Company”), and solely for the purposes of Article IX and XI and Sections 2.7, 3.3, 3.5, 6.5, 6.7, 6.10, 6.15, 6.19 and 6.20, Triarc Companies, Inc., a Delaware corporation (in such capacity, the “Sellers’ Representative”).

     WHEREAS, the Buyer and Deerfield Capital Management LLC, a Delaware limited liability company and a wholly owned subsidiary of the Company (“DCM”), are parties to that certain Management Agreement, dated December 23, 2004 (as amended, supplemented or otherwise modified from time to time, the “Management Agreement”);

     WHEREAS, a special committee comprised of members of the Board of Directors of the Buyer who are not directors, officers, employees or affiliates of the Company or any of its Subsidiaries (the “Special Committee”) has unanimously determined that this Agreement and the transactions contemplated hereby are in the best interests of the Buyer and those stockholders of the Buyer that are not also, directly or indirectly, beneficial owners of equity interests of DCM, and has unanimously recommended to the Board of Directors of the Buyer that the Board of Directors of the Buyer adopt this Agreement and the transactions contemplated hereby;

     WHEREAS, the Board of Directors of the Buyer and the sole member of Buyer Sub each have determined that this Agreement and the transactions contemplated hereby, including the merger of Buyer Sub with and into the Company (the “Merger”), are advisable and in the best interests of the Buyer and those stockholders of the Buyer that are not also, directly or indirectly, beneficial owners of equity interests of DCM and have adopted or approved this Agreement and the transactions contemplated hereby, including the Merger, and (i) the Board of Directors of the Buyer has resolved to (A) approve the creation of a series of preferred stock of the Buyer having the terms set forth in Annex A of this Agreement (the “Buyer Preferred Stock”), (B) issue the shares of Buyer Preferred Stock pursuant to this Agreement and (C) recommend that the stockholders of the Buyer approve the issuance of common stock of the Buyer upon the conversion of the Buyer Preferred Stock in accordance with its terms (the “Conversion”), and (ii) the Board of Directors of Buyer Sub has resolved to issue the Series A Notes and the Series B Notes (collectively, the “Notes”);

     WHEREAS, the Board of Directors of the Company has determined that this Agreement and the transactions contemplated hereby, including the Merger, are advisable and in the best interest of the members of the Company and have adopted or approved this Agreement and the transactions contemplated hereby, including the Merger, and resolved to recommend that members of the Company approve this Agreement;

     WHEREAS, the parties intend that this Agreement constitute a “plan of merger” within the meaning of Section 37-20 of the Illinois Limited Liability Company Act, as amended (the “ILLCA”);

     WHEREAS, concurrently with the execution and delivery by the parties hereto of this Agreement, the Buyer, the Sellers’ Representative and certain persons who are entitled to receive shares of Buyer Preferred Stock and Notes pursuant to the Merger or as otherwise contemplated by this Agreement, are executing and delivering a Registration Rights Agreement substantially in the form attached hereto as Annex B (the “Registration Rights Agreement”), which Registration Rights Agreement also contemplates the execution and delivery from time to time after the date hereof by any other person who is entitled to receive such shares or notes; and

     WHEREAS, the parties desire to make certain representations, warranties, covenants and agreements in connection with the Merger and also to prescribe certain conditions to the Merger.

     NOW, THEREFORE, in consideration of the mutual covenants, representations, warranties and agreements entered into herein, and intending to be legally bound hereby, the parties agree as follows:

ARTICLE I

DEFINITIONS

     1.1 Defined Terms.

          (a) For all purposes of this Agreement, the following terms shall have the respective meanings set forth in this Section 1.1 (such definitions to be equally applicable to both the singular and plural forms of the terms herein defined):

     “Adjusted Assets” means, as of any date, with respect to the Company and its Subsidiaries, the sum of (i) consolidated cash and cash equivalents (which shall include for the avoidance of doubt all cash paid to the Members on the Closing Date under Section 3.3(b)(iii)) and (ii) consolidated accounts receivables (which shall include the prorated portion of any management or similar fees earned through the date of determination).

     “Adjusted Liabilities” means, as of any date, with respect to the Company and its Subsidiaries, the sum of, without duplication, (i) Unpaid Expenses, (ii) the principal amount of Debt outstanding and any unpaid amendment fees with respect thereto in connection with the transaction contemplated by this Agreement, (iii) the amount payable, if any, after the Closing, to secure the officers and directors tail policy pursuant to Section 6.13 of this Agreement, (iv) consolidated bonus accruals in the amount of $19,100,000 and (v) severance expense payable in accordance with the Sachs Agreement.

     “Advisory Contract” shall mean any Contract pursuant to which the Company or any of its Subsidiaries provides Investment Management Services to any Person, excluding the Management Agreement.

     “Affiliate” means, with respect to any Person, any other Person, directly or indirectly through one or more intermediaries, controlling, controlled by or under common control with such Person. The term “control” (including, with correlative meaning, the terms “controlled by” and “under common control with”), as applied to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting or other securities, by contract or otherwise. Notwithstanding the foregoing, for the avoidance of doubt, no Client (including, prior to the Closing, the Buyer and its Subsidiaries) shall be deemed to be an Affiliate of the Company or any of its Subsidiaries.

     “Ancillary Document” means the Note Documents, the Registration Rights Agreement and the Sachs Agreement.

     “Base Adjusted Cash Amount” means negative $3,500,000 (negative three million five hundred thousand dollars).

     “Benefit Plan” means any employee benefit plan, arrangement or policy (whether or not an employee benefit plan within the meaning of Section 3(3) of ERISA), including any employment, consulting or deferred compensation agreement, executive compensation, change in control, severance, retention, bonus, incentive, pension, profit-sharing, savings, retirement, equity, stock option, restricted stock, stock purchase or severance pay plan, any life, health, disability or accident insurance plan or any holiday or vacation practice, other than any multiemployer plan within the meaning of Section 3(37) of ERISA (“Multiemployer Plan”), as to which the Company or any of its Subsidiaries (or any trade or business, whether or not incorporated, which is or has ever been treated as a single employer with any of them under Section 414(b), (c), (m) or (o) of the Code (“ERISA Affiliate”)) has, or in the future may have, any material liability.

     “Business Day” means a day other than Saturday, Sunday or any day on which banks located in New York, New York are authorized or obligated by Law to close.

     “Buyer Common Stock” means the common stock, par value $0.001 per share, of the Buyer.

     “Buyer Material Adverse Effect” means any effect, change, event, circumstance, impairment, condition, development, occurrence or state of facts (i) that would reasonably be expected to prevent or materially impair the ability of the Buyer or Buyer Sub to consummate the transactions contemplated hereby or (ii) that has been or would be materially adverse to the financial condition, business, results of operations, liabilities (contingent or otherwise), properties or assets of the Buyer or Buyer Sub, taken as a whole (after taking into account any insurance or other third party recourses available in respect thereof), except that events, circumstances, changes, developments, impairments or conditions resulting from (A) events, changes, developments, conditions or circumstances in worldwide, national or local conditions or circumstances (political, regulatory or otherwise, but not economic or related to the financial markets) but only to the extent such events, changes, developments, conditions or circumstances are not specifically relating to, or disproportionately affecting, the Buyer or Buyer Sub, (B) an outbreak or escalation of war, armed hostilities, acts of terrorism, political instability, natural catastrophe or other national or international calamity, crisis or emergency, or any governmental or other response to any of the foregoing, in each case, whether occurring within or outside the United States, (C) the announcement of this Agreement and the transactions contemplated hereby or other communication by or on behalf of the Company or the Sellers’ Representative of their plans or intentions with respect to any aspect of the business of the Company, the Buyer and their Subsidiaries, (D) any change in Law or GAAP, or (E) any action or omission of the Buyer or Buyer Sub taken or omitted (x) in connection with the performance of the Buyer’s or Buyer Sub’s obligations under this Agreement or the consummation of the transactions contemplated hereby, (y) to comply with any Law or Order or (z) with the prior written consent of the Company, in each case of clauses (A) through (E), shall not be deemed to constitute or give rise to, and shall not be considered in determining whether there has occurred, a Buyer Material Adverse Effect.

     “CDO” means each of the issuers of collateralized debt obligations to which the Company or any of its Subsidiaries currently provides Investment Management Services.

     “CDO Documents” shall mean each final or supplemental offering memorandum, indenture, supplemental indenture, management agreement, trust agreement, collateral administration agreement, insurance agreement, hedge agreement and swap agreement entered into, or used in connection with an offering of securities, by a CDO.

     “Class A-1 Interests” has the meaning set forth in the Existing Operating Agreement.

     “Class A-2 Interests” has the meaning set forth in the Existing Operating Agreement.

     “Class B Interests” has the meaning set forth in the Existing Operating Agreement.

     “Class C Profits Only Interests” has the meaning set forth in the Existing Operating Agreement.

     “Client” means any Person to whom the Company or any of its Subsidiaries provides Investment Management Services; provided, that no investor in any such Person shall be deemed a Client; provided, further, that any Pipeline Fund or other prospective hedge fund or collateralized debt obligation the closing of which has not yet occurred shall not be deemed a Client.

     “Client Consents” means those client consents obtained per Section 6.8 of the Prior Merger Agreement.

     “Closing Adjusted Cash Amount” means, as of the close of business on the Closing Date, the Adjusted Assets minus the Adjusted Liabilities (which amount may be positive or negative) as determined in accordance with GAAP.

     “Code” means the Internal Revenue Code of 1986, as amended (including any successor code), and the rules and regulations promulgated thereunder.

     “Commodity Exchange Act” shall mean the Commodity Exchange Act of 1936, as amended, and the rules and regulations promulgated thereunder.

     “Company Expenses” means all costs, fees and expenses incurred by Triarc Companies, Inc. or by the Company or any of its Subsidiaries, in each case in connection with the consummation of the transactions contemplated hereby or other possible transactions (including the potential spin-off of the Company) considered previously by such Persons in connection with the Company or its Subsidiaries (in each case, whether incurred prior to or after the date hereof) including (i) the fees and expenses of Goldman, Sachs & Co. and Jefferies & Co., (ii) the fees and expenses of Paul, Weiss, Rifkind, Wharton & Garrison LLP and other legal counsel engaged by Triarc Companies, Inc., the Company or any of its Subsidiaries in connection with the transactions contemplated by this Agreement, the Prior Merger Agreement, the sale of Deerfield Financial Products LLC and the Sachs Agreement (as defined below), (iii) the fees and expenses of Skadden, Arps, Slate, Meagher & Flom LLP, counsel to Gregory H. Sachs, in connection with the transactions contemplated by this Agreement, the Prior Merger Agreement, the sale of Deerfield Financial Products LLC and the Sachs Agreement, (iv) the fees and expenses of the Investment Banking Firm (as defined in the Existing Operating Agreement) incurred by the Company or any of its Subsidiaries in connection with an Investment Banking Firm Determination, if applicable and (v) any retention bonus, “stay-put,” “change of control” or other similar payments made to employees of the Company or any of its Subsidiaries in contemplation of the transactions contemplated hereby and the employer portion of any employment Taxes payable with respect thereto. For the avoidance of doubt, none of the amounts payable to the Gregory H. Sachs under the Sachs Agreement shall be considered a Company Expense.

     “Company Material Adverse Effect” means any effect, change, event, circumstance, impairment, condition, development, occurrence or state of facts (i) that would reasonably be expected to prevent or materially impair the ability of the Company to consummate the transactions contemplated hereby or (ii) that has been or would be materially adverse to the financial condition, business, results of operations, liabilities (contingent or otherwise), properties or assets of the Company and the Subsidiaries, taken as a whole (after taking into account any insurance or other third party recourses available in respect thereof), except that events, circumstances, changes, developments, impairments or conditions resulting from (A) events, changes, developments, conditions or circumstances in worldwide, national or local conditions or circumstances (political, regulatory or otherwise, but not economic or related to the financial markets) but only to the extent such events, changes, developments, conditions or circumstances are not specifically relating to, or disproportionately affecting, the Company or any of its Subsidiaries, (B) an outbreak or escalation of war, armed hostilities, acts of terrorism, political instability, natural catastrophe or other national or international calamity, crisis or emergency, or any governmental or other response to any of the foregoing, in each case, whether occurring within or outside the United States, (C) the announcement of this Agreement and the transactions contemplated hereby or other communication by or on behalf of the Buyer or Buyer Sub of their plans or intentions (including in respect of employees and Clients) with respect to any aspect of the businesses of the Company and its Subsidiaries or the identity of or involvement of the Buyer or its Affiliates, (D) any change in Law or GAAP, or (E) any action or omission of the Company or any of its Subsidiaries taken or omitted (x) in connection with the performance of the Company’s obligations under this Agreement or the consummation of the transactions contemplated hereby, (y) to comply with any Law or Order or (z) with the prior written consent of the Buyer, in each case of clauses (A) through (E), shall not be deemed to constitute or give rise to, and shall not be considered in determining whether there has occurred, a Company Material Adverse Effect.

      “Contract” means any written contract, agreement, lease, license, indenture, note, bond, mortgage, loan, instrument, commitment or other arrangement, understanding, undertaking or obligation.

     “Debt” means, as to any Person, without duplication (i) all obligations of such Person for borrowed money, excluding any notes payable issued by, or repurchase agreements entered into by, the Company or any of its Subsidiaries in connection with a CDO Financing, and (ii) all guarantees of such Person in respect of any obligations of any other Person for borrowed money; for the avoidance of doubt, an obligation of a Person which is accounted for as a guarantee in accordance with GAAP shall be deemed “Debt” only if it is in respect of any obligations of any other Person for borrowed money.

     “ERISA” means the Employee Retirement Income Security Act of 1974, as amended.

     “Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

     “Existing Operating Agreement” means the Fourth Amended and Restated Operating Agreement of Deerfield & Company LLC, dated as of June 26, 2004, by and among the Members and the Company, as supplemented by (i) the First Supplement to the Fourth Amended and Restated Operating Agreement of Deerfield & Company LLC, dated as of July 22, 2004, (ii) the Second Supplement to the Fourth Amended and Restated Operating Agreement of Deerfield & Company LLC, dated as of August 16, 2004, (iii) the Third Supplement to the Fourth Amended and Restated Operating Agreement of Deerfield & Company LLC, dated as of August 20, 2004 and

(iv) the First Amendment to the Fourth Amended and Restated Operating Agreement of Deerfield & Company LLC, dated as of November 20, 2007.

     “Governmental Authority” means any foreign, federal, state or local governmental, judicial, legislature, regulatory or administrative agency or, commission or authority, court, arbitral authority or national securities exchange.

     “Hedge Fund” shall mean each of the private investment funds to which the Company or any of its Subsidiaries currently provides Investment Management Services and identified as a Hedge Fund in Section 4.12(a) of the Company Disclosure Letter.

     “Hedge Fund Documents” shall mean each final or supplemental offering memorandum, management agreement, organizational instrument, and side letter with an investor entered into, or used in connection with an offering of securities, by a Hedge Fund.

     “HSR Act” means the Hart Scott Rodino Antitrust Improvements Act of 1976, as amended, and the rules and regulations promulgated thereunder.

     “Intellectual Property” means all right, title and interest in or relating to intellectual property, whether protected, created or arising under the laws of the United States or any other jurisdiction, including: (i) all patents and applications therefor, including all continuations, divisionals, and continuations-in-part thereof and patents issuing thereon, along with all reissues, reexaminations and extensions thereof; (ii) all trademarks, service marks, trade names, service names, brand names, trade dress rights, logos, corporate names, trade styles, logos and other source or business identifiers and general intangibles of a like nature, together with the goodwill associated with any of the foregoing, along with all applications, registrations, renewals and extensions thereof; (iii) all Internet domain names; (iv) all copyrights and all mask work, database and design rights, whether or not registered or published, all registrations and recordations thereof and all applications in connection therewith, along with all reversions, extensions and renewals thereof; (iv) all trade secrets; (v) all other intellectual property rights arising from or relating to Technology; (vi) all financial models or analyses, proprietary formulae or strategies, ratings agency analysis; and (vii) all Contracts granting any right relating to or under the foregoing.

     “Investment Advisers Act” means the Investment Advisers Act of 1940, as amended, and the rules and regulations promulgated thereunder.

     “Investment Company Act” means the Investment Company Act of 1940, as amended, and the rules and regulations promulgated thereunder.

     “Investment Management Services” means any services (including sub-advisory services) which involve (i) the management of an investment account or fund (or portions thereof or a group of investment accounts or funds) of any third party for compensation, and performing activities related or incidental thereto, or (ii) the rendering of advice with respect to the investment and reinvestment of assets or funds (or any group of assets or funds) of any third party (including any “business development company” under the Investment Company Act of 1940, as amended, or any “real estate investment trust”) for compensation, and performing activities related or incidental thereto; provided, that with respect to a third party that is a legal organization, Investment Management Services shall not be deemed provided to any owner of the third party unless the services in (i) or (ii) above are provided to such owner separate and apart from such services provided to the third party.

     “Knowledge of the Buyer” means the actual knowledge (without independent investigation) of any of the individuals whose names are set forth on Section 1.1(a) of the Buyer Disclosure Letter.

     “Knowledge of the Company” means the actual knowledge (without independent investigation) of any of the individuals whose names are set forth on Section 1.1(a)(i) of the Company Disclosure Letter.

     “Law” means any statute, code, Order, law, ordinance, rule, regulation or other requirement of any Governmental Authority.

     “Legal Proceeding” means any judicial, legislative, administrative or arbitral actions, suits, investigations, claims or other proceedings by or before a Governmental Authority.

     “Lien” means any lien, pledge, encumbrance, mortgage, deed of trust, security interest, claim, lease, license, charge, option, adverse right, right of first refusal, easement or transfer restriction of any kind or nature whatsoever.

     “Loss” means any and all judgments, liabilities, amounts paid in settlement, damages, fines, penalties, deficiencies, diminution in value, losses and expenses (including interest, court costs, reasonable fees of attorneys, accountants and other experts or other reasonable expenses of litigation or other proceedings or of any claim, default or assessment), but only to the extent such losses are not covered by a payment from some third party or by insurance or otherwise recoverable from third parties; provided, that in no event shall Losses include any lost profits, consequential, indirect, incidental, punitive, special or other similar damages, other than any such damages awarded to any third party against an indemnified party.

     “Member Written Consent” means a written consent executed by Members holding a majority of the Voting Membership Interests in accordance with the Existing Operating Agreement, approving the Merger upon the terms and subject to the conditions set forth in this Agreement.

     “Members” has the meaning set forth in the Existing Operating Agreement.

     “Membership Interests” has the meaning set forth in the Existing Operating Agreement.

     “Note Documents” means, collectively, the Series A Note Purchase Agreement, the Series B Note Purchase Agreement, the Series A Notes, the Series B Notes, the Intercreditor Agreement, the Series A Guaranty and Pledge Agreement and the Series B Guaranty and Pledge Agreement.

      “NYSE” means The New York Stock Exchange.

     “Order” means any judgment, order, injunction, decree, writ, doctrine, ruling, assessment or arbitration award of any Governmental Authority.

     “Permitted Liens” means (i) Liens incurred by the Company or any of its Subsidiaries in connection with the financing (the “CDO Financing”) of any purchase by the Company or its Subsidiaries of any debt or equity securities of a CDO on the closing date of the related CDO transaction, Liens incurred in connection with a CDO Financing in respect of any such debt or equity securities and future distributions on any such debt or equity securities, and Liens incurred in connection with a CDO Financing in respect of future management fees payable to the Company or any of its Subsidiaries for providing Investment Management Services to such CDO, (ii) Liens relating to purchase money security interests entered into in the ordinary course of business, (iii) statutory Liens of mechanics, materialmen, workmen, repairmen, warehousemen and carriers, (iv) Liens for Taxes (and assessments and other governmental charges) not yet due and payable or that are being contested in good faith by appropriate proceedings and for which adequate reserves have been established on the Company Financial Statements in accordance with GAAP, (v) all defects, exceptions, restrictions, easements, rights of way and encumbrances disclosed in policies of title insurance that have been delivered to the Buyer, (vi) Liens in respect of pledges or deposits under workers’ compensation Laws or similar legislation, unemployment insurance or other types of social security, (vii) municipal by-laws, facility costs, sharing and servicing contracts, and zoning, building, planning, entitlement and other land use and environmental regulations by any Governmental Authority, (viii) minor defects or irregularities in title that do not, in the aggregate, materially affect the value or current use of the underlying asset and (ix) restrictions on transfer or assignment, including those imposed by Federal or state securities Laws.

     “Person” means any individual, corporation, partnership, limited liability company, limited liability partnership, firm, joint venture, association, joint-stock company, trust, unincorporated organization, Governmental Authority or other entity.

     “Pipeline Funds” means each of the hedge funds and collateralized debt obligations set forth in Section 1.1(a)(ii) of the Company Disclosure Letter.

     “Pledged Stock” has the meaning set forth in the Guaranty and Pledge Agreements.

     “Preferred Membership Interests” has the meaning set forth in the Existing Operating Agreement.

     “Prior Merger Agreement” means the Agreement and Plan of Merger by and among the parties hereto dated as of April 19, 2007 that was terminated by the parties on October 19, 2007.

     “Sachs Agreement” the letter agreement dated the date hereof among Gregory H. Sachs, Sachs Capital Management LLC, Spensyd Asset Management LLLP, the Company, DCM, the Sellers’ Representative and the Buyer.

      “SEC” means the United States Securities and Exchange Commission.

     “Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

     “Sellers’ Representative Cap” means the product of (x) $25,350,000 and (y) the Sellers’ Representative Percentage.

     “Sellers’ Representative Percentage” means an amount equal to a fraction, the numerator of which is the portion of the Aggregate Merger Consideration received by Triarc Deerfield Holdings, LLC pursuant to Section 3.3(b)(iii), and the denominator of which is the Aggregate Merger Consideration received by all of the Members (including Triarc Deerfield Holdings, LLC) pursuant to Section 3.3(b)(iii).

     “Series A Notes” means the Series A Senior Secured Notes in the form set forth in Exhibit A to the Series A Note Purchase Agreement.

     “Series B Notes” means the Series B Senior Secured Notes in the form set forth in Exhibit A to the Series B Note Purchase Agreement.

     “Specified Persons” means the Sellers’ Representative and those Persons that individually or as part of a group beneficially own more than 25% of the total voting power of the outstanding capital stock of the Sellers’ Representative as of the date hereof.

     “Strategic Financing Agreement” means any side letter agreement, trust agreement, confirmation, pledge agreement, guaranty or any other agreement and/or instrument pursuant to which the Company and/or any of its Subsidiaries is obligated to pay, pledge, subordinate or, in any other manner, relinquish its rights to receive compensation (whether in the form of management fees, incentive fees, equity dividends or otherwise) under any Advisory Contract in respect of any investment.

     “Stockholder Approval” means the approval of the Conversion by the affirmative vote of a majority of the total votes cast by the holders of Buyer Common Stock at a Stockholders Meeting (or any adjournment or postponement thereof); provided that the total votes cast thereon represents a majority of the shares of Buyer Common Stock entitled to vote thereon.

     “Subsidiary” means, with respect to any Person, a corporation or other Person of which more than 50% of the voting power of the outstanding voting equity securities or more than 50% of the outstanding economic equity interest is held, directly or indirectly, by such Person; provided, for the avoidance of doubt, that no Client (including the Buyer and its Subsidiaries) shall be deemed to be a Subsidiary of the Company or any of its Subsidiaries.

     “Tax Returns” means any and all reports, returns, declarations, claims for refund, elections, disclosures, estimates, information reports or returns or statements supplied or required to be supplied to a taxing authority in connection with Taxes, including any schedule or attachment thereto or amendment thereof.

     “Taxes” means (i) any and all federal, state, provincial, local, foreign and other taxes, levies, fees, imposts, duties, and similar governmental charges (including any interest, fines, assessments, penalties or additions to tax imposed in connection therewith or with respect thereto) including, without limitation (x) taxes imposed on, or measured by, income, franchise, profits or gross receipts, and (y) ad valorem, value added, capital gains, sales, goods and services, use, real or personal property, capital stock, license, branch, payroll, estimated withholding, employment, social security (or similar), unemployment, compensation, utility, severance, production, excise, stamp, occupation, premium, windfall profits, transfer and gains taxes, and customs duties, and (ii) any liability in respect of any items described in clause (i) above as a transferee or successor, pursuant to Treasury Regulation § 1.1502 -6 (or any similar provision of state, local or foreign Law), or as an indemnitor, guarantor, surety or in a similar capacity under any contract, arrangement, agreement, understanding or commitment (whether oral or written).

     “Technology” means, collectively, all software, information, designs, formulae, algorithms, procedures, methods, techniques, ideas, know-how, research and development, technical data, programs, subroutines, tools, materials, specifications, processes, inventions (whether patentable or unpatentable and whether or not reduced to practice), apparatus, creations, improvements, works of authorship and other similar materials, and all recordings, graphs, drawings, reports, analyses, and other writings, and other tangible embodiments of the foregoing, in any form whether or not specifically listed herein, and all related technology, that are used in, incorporated in, embodied in, displayed by or relate to, or are used in connection with the foregoing.

     “Triarc Related Parties” means each of Triarc Companies, Inc. and each of its Subsidiaries (other than the Company or any of its Subsidiaries or any Client of the Company or any of its Subsidiaries).

     (b) The following capitalized terms are defined in the following Sections of this Agreement:

Term	Section
Acquisition Transaction	6.19
Aggregate Merger Consideration	3.1(a)

Term	Section
Aggregate Note Consideration	3.1(a)
Agreement	Preamble
Allocation Objection Notice	3.5
Allocation Schedule	3.5
Antitrust Authorities	6.7(c)
Articles of Merger	2.2
Audited Financial Statements	4.5
Base Date	4.12
Base Date AUM	4.12
Bear Stearns Confidentiality Agreement	6.3(a)
Board Recommendation	6.9(b)
Buyer	Preamble
Buyer Basket	11.4(b)
Buyer Consents and Notices	5.7(b)
Buyer Disclosure Letter	V
Buyer Financial Statements	5.5(b)
Buyer Indemnified Parties	11.2(a)
Buyer Preferred Stock	Recitals
Buyer SEC Reports	5.5(a)
Buyer Sub	Preamble
CDO Financing	1.1(a)
Client Consent Confirmation Letter	2.3
Closing	2.3
Closing Date	2.3
Closing Price	11.4(h)
Code of Ethics	4.26
Collateral Agent	8.12(a)(iii)
Company	Preamble
Company Consents and Notices	4.13(b)
Company Disclosure Letter	IV
Company Financial Statements	4.5
Company Indemnified Parties	11.2(b)
Confidentiality Agreement	6.3(a)
Conversion	Recitals
Current Market Price	11.4(h)
DCM	Recitals
Designee	2.7(a)
Director and/or Officer Indemnified Party	6.13(b)
DOJ	6.7(b)
Effective Time	2.2
Environmental Laws	4.11
ERISA Affiliate	1.1(a)
ERISA Client	4.12
Final Allocation Schedule	3.5
FTC	6.7(b)

Term	Section
Fully Diluted Percentage Interests	3.3(b)(iii)(B)
Guaranty and Pledge Agreements	8.12(a)(iii)
GAAP	4.5
ILLCA	Recitals
Indemnifiable Expenses	11.2(a)(vi)
Indemnification Claim	11.3(a)
Independent Accounting Firm	3.5
Intercreditor Agreement	8.12(a)(iv)
Investment Banking Firm Determination	3.3(b)(iii)(B)
Liquidation Preference	3.1(a)
Management Agreement	Recitals
Material Contracts	4.14(a)
Merger	Recitals
Most Recent Balance Sheet	4.5
Multiemployer Plan	1.1(a)
Note Parties	8.12(a)(iii)
Notes	Recitals
Outside Date	10.1(b)
Permits	4.9
Plan Asset Regulation	4.12
Policies	4.24
Pre-Closing Statement	3.1(b)
Proxy Statement	5.7(b)
Real Property Lease	4.15
Real Property Leases	4.15
Registration Rights Agreement	Recitals
REIT	5.6
Releasee	6.14
Releasor	6.14
Representatives	6.19
Required Consents and Notices	5.7(b)
Requisite Percentage	7.8(i)
Restricted Business	6.20(a)(i)
Restricted Period	6.20(a)
Restricted Persons	6.20(a)
Sachs Agreement	1.1(a)
Seller Basket	11.4(a)
Sellers’ Representative	Preamble
Sellers’ Representative Expense Fund	3.3(a)
Sellers’ Representative Indemnification Amount	11.4(h)
Series A Guaranty and Pledge Agreement	8.12(a)(iii)
Series A Holders	8.12(a)(ii)
Series A Note Purchase Agreement	8.12(a)(ii)
Series B Guaranty and Pledge Agreement	8.12(a)(iii)
Series B Holders	8.12(a)

Term	Section
Series B Note Purchase Agreement	8.12(a)
Special Committee	Recitals
Stockholders Meeting	5.3
Straddle Period	11.2(a)(v)
Survival Period	11.1
Surviving LLC	2.1
Triarc 2007 10-K	6.24(a)
Unaudited Financial Statements	4.5
Unpaid Expenses	3.1(b)
WARN	4.20

ARTICLE II
THE MERGER

     2.1 The Merger. At the Effective Time, upon the terms and subject to the conditions of this Agreement, and in accordance with the ILLCA, Buyer Sub shall be merged with and into the Company, the separate limited liability company existence of Buyer Sub shall cease and the Company shall be the surviving limited liability company in the Merger (the “Surviving LLC”). As a result of the Merger, all of the respective outstanding membership interests of the Company and Buyer Sub shall be converted or cancelled in the manner provided in Article III.

     2.2 Effective Time. As soon as practicable on the Closing Date, articles of merger in the form reasonably agreed to by the Buyer and the Company (the “Articles of Merger”) shall be duly prepared and executed by the Company and Buyer Sub and thereafter delivered to the Secretary of State of the State of Illinois for filing, as provided in Section 37-25 of the ILLCA. The Merger shall become effective at the time of the filing of the Articles of Merger with the Secretary of State of the State of Illinois, or at such later time as may be agreed by the Buyer and the Company and stated in the Articles of Merger (the date and time of such filing (or stated later time, if any) being referred to herein as the “Effective Time”).

     2.3 Closing. The closing of the Merger (the “Closing”) shall take place at 10:00 a.m. (New York City time) at the offices of Paul, Weiss, Rifkind, Wharton & Garrison LLP, 1285 Avenue of the Americas, New York, New York 10019 on the third Business Day following the satisfaction or waiver of each of the conditions set forth in Articles VII and VIII hereof (other than those conditions that can only be satisfied on the Closing Date, but subject to the satisfaction or waiver of such conditions), or at such other time and place as may be mutually agreed to by the parties hereto. Such time and date are referred to in this Agreement as the “Closing Date.”

     2.4 Effects of the Merger. At the Effective Time, the effects of the Merger shall be as provided in this Agreement, the Articles of Merger and in the applicable provisions of the ILLCA. Without limiting the generality of the foregoing and subject thereto, at the Effective Time, all the property, rights, privileges, immunities, powers and franchises of the Company and Buyer Sub shall vest in the Surviving LLC, and all debts, liabilities, obligations, restrictions, disabilities and duties of the Company and Buyer Sub shall become the debts, liabilities, obligations, restrictions, disabilities and duties of the Surviving LLC.

     2.5 Organizational Instruments. The articles of organization of Buyer Sub in effect immediately prior to the Effective Time shall be, from and after the Effective Time, the articles of organization of the Surviving LLC until thereafter changed or amended as provided therein or by the ILLCA. The limited liability company agreement of Buyer Sub in effect immediately prior to the Effective Time shall be, from and after the Effective Time, the limited liability company agreement of the Surviving LLC until thereafter changed or amended as provided therein or by the ILLCA.

     2.6 Directors and Officers. Each of the parties hereto shall take all necessary action to cause the directors of Buyer Sub immediately prior to the Effective Time to be the directors of the Surviving LLC immediately following the Effective Time, until their respective successors are duly elected or appointed and qualified or their earlier death, resignation or removal in accordance with the limited liability company agreement of the Surviving LLC. The officers of the Company immediately prior to the Effective Time shall be the officers of the Surviving LLC until their respective successors are duly appointed and qualified or their earlier death, resignation or removal in accordance with the limited liability company agreement of the Surviving LLC.

     2.7 Buyer Board Designation Rights. The Buyer shall, subject to compliance with the fiduciary duties of the Board of Directors of the Buyer and applicable Law, take such actions as are necessary and appropriate to immediately appoint Peter May to fill any vacancy on the Board of Directors created by the resignation of Nelson Peltz on or after the date hereof as a director, and immediately thereafter to appoint Peter May or such other individual designated by the Specified Persons for election to serve as a Class I director on the Board of Directors of the Buyer in connection with the 2008 annual meeting of stockholders of the Buyer (the “Designee”) and, for so long as either (a) the Specified Persons beneficially own a number of shares of Buyer Preferred Stock and/or Buyer Common Stock equal to at least 50% of the number of shares of Buyer Preferred Stock issued to Triarc Deerfield Holdings, LLC on the Closing Date pursuant to this Agreement or (b) if the Sellers’ Representative distributes shares of Buyer Preferred Stock and/or Buyer Common Stock as a dividend to its shareholders following the Closing Date and the Specified Persons continue to beneficially own at least 66.6666% of the shares of Buyer Preferred Stock or Buyer Common Stock, as applicable, received by such Persons as a dividend, the Specified Persons shall have the right to nominate the Designee’s successor upon the conclusion of his term or his death, removal or resignation.

     2.8 Further Assurances. Each party hereto shall execute such further documents and instruments and take such further actions as may reasonably be requested by one or more of the others to consummate the Merger, to vest the Surviving LLC with full title or interest in, to or under any of the rights, privileges, powers, franchises, properties or assets of Buyer Sub or the Company, as applicable, or to otherwise effect the purposes of this Agreement.

ARTICLE III

CONVERSION OF MEMBERSHIP INTERESTS AND
MERGER CONSIDERATION

      3.1 Calculation of Aggregate Merger Consideration.

          (a) As used herein, “Aggregate Merger Consideration” means the (i) Aggregate Share Consideration and (ii) Aggregate Note Consideration. As used herein, (A) the “Aggregate Share Consideration” means an amount equal to 15,000,000 shares of Buyer Preferred Stock having a liquidation preference of $10.00 per share (“Liquidation Preference”) and an aggregate Liquidation Preference equal to $150,000,000, and (B) the “Aggregate Note Consideration” means, subject to the first proviso in Section 3.3(b)(iii), Notes having an aggregate principal amount equal to (I) $75,000,000 minus (II) the Seller’s Representative Expense Fund.

          (b) No later than one Business Day prior to the Closing Date, the Company shall cause to be prepared and delivered to the Buyer a statement (the “Pre-Closing Statement”) setting forth in reasonable detail the amount of the Company Expenses in each case to the extent they remain unpaid as of 5:00 p.m. (New York City time) on the date immediately prior to the Closing Date (the “Unpaid Expenses”).

     3.2 Effect on Membership Interests. At the Effective Time, by virtue of the Merger and without any action on the part of the holder of any membership interest of the Company or Buyer Sub:

          (a) the Membership Interests issued and outstanding immediately prior to the Effective Time shall be converted into the right to receive in the aggregate the following:

         (i) (A) a number of shares of Buyer Preferred Stock equal to the Aggregate Share Consideration (subject to the payment of cash in lieu of fractional shares as provided in Section 3.3(b)(iii)) and (B) the Aggregate Note Consideration (and the amount calculated in accordance with this clause (i) shall be allocated among the Members that hold such Membership Interests in accordance with Section 3.3(b)(iii)); plus

         (ii) the amount of cash, if any, payable to the holders of such Membership Interests pursuant to Section 3.3(a)(iii) (and the amount calculated in accordance with this clause (ii) shall be allocated among the Members that hold such Membership Interests in accordance with Section 3.3(a)(iii)).

          (b) the membership interests of Buyer Sub issued and outstanding immediately prior to the Effective Time shall be converted into a corresponding amount of membership interests of the Surviving LLC;

          (c) all Membership Interests shall no longer be outstanding and shall automatically be cancelled and retired and shall cease to exist, and the Members shall cease to have any rights with respect thereto, except the right to receive the cash payments, Notes and the shares of Buyer Preferred Stock set forth in this Section 3.2; and

          (d) the membership interest transfer books of the Company will be closed and thereafter there will be no further registration of transfers on the membership interest transfer books of the Surviving LLC of any membership interests of the Company.

     3.3 Closing Payments; Exchange of Membership Interests.

          (a) Closing Payments. At the Closing, the Buyer shall pay, or cause to be paid, cash, in an amount equal to $250,000 (the “Sellers’ Representative Expense Fund”) to the Sellers’ Representative to fund the fees, costs and expenses incurred after the Effective Time by or at the direction of the Sellers’ Representative for the benefit of the Members under any provision of this Agreement pursuant to which the Sellers’ Representative may have any obligations on behalf of the Members and, to the extent any portion of the Sellers’ Representative Expense Fund remains after payment in full of any such amounts, disbursed at such time to each Member that held issued and outstanding Membership Interests as of immediately prior to the Effective Time in accordance with such Member’s Fully Diluted Percentage Interests, which amount shall be paid by wire transfer of immediately available funds to a bank account designated in writing by the Sellers’ Representative at least two Business Days prior to the Closing Date.

          (b) Exchange of Membership Interests.

          (i) Intentionally Omitted.

          (ii) Letter of Transmittal. Promptly (and in any event within one one Business Day prior to the Closing Date), the Buyer shall deliver to each Member that held issued and outstanding Membership Interests as of the date hereof a letter of transmittal in customary form, specifying (i) that delivery shall be effected, and title thereto shall pass, only upon returning such letter of transmittal duly executed by such Member to the Buyer and (ii) that by signing such letter of transmittal, such Member (x) agrees to and confirms acknowledgment of the terms and conditions of this Agreement, including such Member’s obligations (if any) under Section 3.5 and 6.10(b) and Article IX, and the rights of the Sellers’ Representative under this Agreement and the Registration Rights Agreement, (y) certifies that such Member is not a foreign person within the meaning of Section 1445 of the Code and (z) represents and warrants that such Member qualifies as an “accredited investor,” as such term is defined in Rule 501(a) promulgated pursuant to the Securities Act (a “Letter of Transmittal”)

     (iii) Payments In Respect Of Membership Interests. Subject to and upon execution and delivery to the Buyer of the duly executed Letter of Transmittal and, if applicable, the applicable Note Purchase Agreement duly executed and delivered by the Members entitled to receive Notes, the Buyer shall deliver promptly (and in any event no later than the Closing Date or, if such Member has not delivered a Letter of Transmittal and Note Purchase Agreement on or prior to the Closing Date, two Business Days following such Member’s execution and delivery of the same) to each Member that held issued and outstanding Membership Interests as of immediately prior to the Effective Time (x) certificates representing the Aggregate Share Consideration and (y) Notes representing the Aggregate Note Consideration allocable to each such Member determined as follows:

     (A) first, deliver pro rata to each such Member that held issued and outstanding Class A-1 Interests, Class A-2 Interests or Class B Interests as of immediately prior to the Effective Time, based on the percentages set forth next to each such Member’s name under the heading “Initial Percentage Interests” in Section 4.4(a) of the Company Disclosure Letter, a portion of the shares of Buyer Preferred Stock included in the Aggregate Share Consideration and a portion of the Notes included in the Aggregate Note Consideration (pro rata in proportion to the value of the Aggregate Share Consideration (based upon the closing price per share of a share of Buyer Common Stock on the NYSE on December 14, 2007) and the Aggregate Note Consideration (based on a fair market value equal to the amount set forth on Section 3.3(b) of the Company Disclosure Letter (assuming that all of the Notes have an equal fair market value)) until the aggregate value of the shares of Buyer Preferred Stock (based upon the closing price per share of a share of Buyer Common Stock on the NYSE on December 14, 2007) and Notes (based on a fair market value equal to the amount set forth on Section 3.3(b) of the Company Disclosure Letter (assuming that all of the Notes have an equal fair market value)) so delivered equals the amount set forth in Section 3.3(b)(iii) of the Company Disclosure Letter; provided, except as set forth in the provisos in the last paragraph of this subsection (iii), Triarc Deerfield Holdings, LLC shall receive Series A Notes and each other Member shall receive Series B Notes; and

     (B) second, deliver the remaining amount of the Aggregate Share Consideration and the Aggregate Note Consideration (pro rata in proportion to the value of the Aggregate Share Consideration (based upon the closing price per share of a share of Buyer Common Stock on December 14, 2007) and the Aggregate Note Consideration (based on a fair market value equal to the amount set forth on Section 3.3(b) of the Company Disclosure Letter (assuming that all of the Notes have an equal fair market value)), pro rata to each Member that held issued and outstanding Membership Interests as of immediately prior to the Effective Time based on the percentages set forth next to each such Member’s name under the heading “Fully Diluted Percentage Interests” in Section 4.4(a) of the Company Disclosure Letter (the “Fully Diluted Percentage Interests”); provided, except as set forth in the provisos in the last paragraph of this subsection (iii), Triarc Deerfield Holdings, LLC shall receive Series A Notes and each other Member shall receive Series B Notes;

provided, that (1) any Member that held issued and outstanding Class C Profits Only Interests (other than the Class C Profits Only Interest held by Jonathan Trutter) as of immediately prior to the Effective Time and who has timely and duly executed and delivered the Member Written Consent shall be entitled to receive, in lieu of such Notes, an amount of cash equal to the applicable principal amount of such Notes such Member would have received hereunder in respect to such Class C Profits Only Interests absent this provision (1); (2) with respect to the Class C Profits Only Interest owned by Jonathan Trutter as of immediately prior to the Effective Time and so long as Jonathan Trutter has timely and duly executed and delivered the Member Written Consent, he shall be entitled to receive (x) Series A Notes having a principal amount equal to the principal amount of Notes he would have received hereunder in respect of such Class C Profits Only Interests absent this provision (2) minus $75,000 and (y) a cash payment equal to $75,000; (3) with respect to the Class B Interests owned by Jonathan Trutter as of immediately prior to the Effective Time and so long as Jonathan Trutter has timely and duly executed and delivered the Member Written Consent, he shall be entitled to receive (x) Series A Notes having a principal amount equal to the principal amount of Notes he would have received hereunder in respect of such Class B Interests absent this provision (3) minus $280,000 and (y) a cash payment equal to $280,000; and (4) if prior to the Closing, Buyer shall have received a written letter of instruction from Deerfield Partners Fund III LLC (“DPF”) that is signed by each of its members advising that the portion of the Aggregate Merger Consideration payable to DPF hereunder instead shall be payable directly to its members in the amounts or proportions specified in such letter, and requesting that an amount in cash be delivered to its members (other than Scott Roberts or his Affiliates) in lieu of a portion of the Notes that otherwise would be delivered to such members of DPF absent this provision (4), then such persons (other than Scott Roberts or his Affiliates) shall receive in lieu of an equal aggregate principal amount of Notes otherwise issuable to DPF, an aggregate amount of cash equal to $215,000 (payable to such members as provided in the written letter of instruction), and in such case the remaining amount of Notes to be delivered to the members of DPF shall be Series A Notes (except in the case of Scott Roberts and his Affiliates, who will receive Series B Notes) and the Buyer shall be entitled to rely on, and shall be fully protected in relying on, such written direction letter; provided, further, that Members shall receive payments of cash in lieu of fractional shares as provided in Section 3.3(b)(iv); provided, further, that, notwithstanding the foregoing, if the Company becomes obligated under the

Existing Operating Agreement to have the allocation of the payment of the Aggregate Share Consideration and Aggregate Note Consideration to the Members be determined by the Investment Banking Firm (as defined in the Existing Operating Agreement) selected in accordance with the Selection Procedures (as defined in the Existing Operating Agreement), such allocation and the payments to be made to the Members under this Section 3.3(b)(iii) shall instead be made as determined by such Investment Banking Firm (the “Investment Banking Firm Determination”). Notwithstanding anything to the contrary herein, the amount of cash payable under subclauses (1) through (4) of the first proviso above shall not exceed $829,000 in the aggregate.

          (iv) Fractional Shares. Each holder of Membership Interests issued and outstanding immediately prior to the Effective Time who would otherwise have been entitled to receive a fraction of a share of Buyer Preferred Stock issuable pursuant to Section 3.2(a)(i) shall receive from the Buyer, in accordance with the provisions of this Article III, a cash payment in lieu of such fractional share interest based upon the closing price per share of a share of Buyer Common Stock on the NYSE on December 14, 2007. The Buyer shall pay simultaneously with the payment made pursuant to Section 3.3(b)(iii) an amount in cash sufficient to pay each holder of Membership Interests issued and outstanding immediately prior to the Effective Time an amount in cash equal to the product obtained by multiplying (A) the fraction of a share of Buyer Preferred Stock issuable pursuant to Section 3.2(a)(i) to which such holder would otherwise have been entitled by (B) the Liquidation Preference.

           (v) Intentionally Omitted.

          (vi) Any holder of Membership Interests issued and outstanding immediately prior to the Effective Time who has not complied with this Article III shall look only to the Buyer for payment or issuance of the portion of the certificates representing the number of shares of Buyer Preferred Stock issuable pursuant to Section 3.2(a)(i) and the amount of Notes pursuant to Section 3.2(a)(i) allocable to such holder.

          3.4 Member Written Consent. Immediately after the execution of this Agreement, the Member Written Consent shall be executed and delivered by Members holding a majority of the Voting Membership Interests and a copy thereof shall be delivered to the Company and the Buyer.

          3.5 Allocation of Aggregate Merger Consideration. The Aggregate Merger Consideration (the value of which shall equal the sum of (i) the value of the Aggregate Share Consideration (based upon the closing price per share of a share of Buyer Common Stock on December 14, 2007) plus (ii) the value of the Notes (excluding any Notes described in the first proviso of the last paragraph of Section 3.3(b)(iii) for which cash was paid in lieu of Notes) based on a fair market value equal to the amount set forth on Section 3.3(b) of the Company Disclosure Letter plus (iii) the aggregate principal amount of any Notes excluded from clause (ii) above), as adjusted, plus the amount of any liabilities of the Company and its Subsidiaries for Tax purposes as of the Effective Time shall be allocated consistent with past practice among the assets of the Company and its Subsidiaries (including the Management Agreement) as reasonably proposed by the Sellers’ Representative in good faith and shall be set forth in a schedule produced by the Sellers’ Representative and delivered to the Buyer within seventy-five (75) days following the Closing Date (the “Allocation Schedule”). The Buyer shall have an opportunity to review the proposed Allocation Schedule for a period of 20 days after receipt of the proposed Allocation Schedule. If the Buyer disagrees with any aspect of the proposed Allocation Schedule, the Buyer shall notify the Sellers’ Representative, in writing, prior to the end of such 20-day period (an “Allocation Objection Notice”), setting forth the Buyer’s proposed Allocation Schedule and specifying, in reasonable detail, any good faith dispute as to the Sellers’ Representative’s Allocation Schedule. If prior to the conclusion of such 20-day period, the Buyer notifies the Sellers’ Representative in writing that it will not provide any Allocation Objection Notice or if the Buyer does not deliver an Allocation Objection Notice within such 20-day period, then the proposed Allocation Schedule shall be deemed final and conclusive and binding upon each of the parties hereto (a “Final Allocation Schedule”). The Sellers’ Representative and the Buyer shall use commercially reasonable efforts to resolve any objection by the Buyer to the proposed Allocation Schedule and to agree upon a Final Allocation Schedule. If within 10 days after the Sellers’ Representative receives an Allocation Objection Notice the Buyer and the Sellers’ Representative have not resolved all objections and agreed upon a Final Allocation Schedule, the Buyer and the Sellers’ Representative shall engage a mutually acceptable independent accounting firm of national recognition (the “Independent Accounting Firm”) to determine whether the Sellers’ Representative’s position with respect to any remaining disputed items, as set forth in the proposed Allocation Schedule, are reasonable. Any disputed items that are so determined by the Independent Accounting Firm to be reasonable shall be included in the Final Allocation Schedule as proposed by the Sellers’ Representative. Any disputed items that are so determined by the Independent Accounting Firm not to be reasonable shall be adjusted by the Independent Accounting Firm to be reasonable, and such adjusted amounts shall be included in the Final Allocation Schedule. The Buyer and the Sellers’ Representative shall have the opportunity to present their position with respect to any disputed items to the Independent Accounting Firm and shall use commercially reasonable efforts to cause the Independent Accounting Firm, within 20 days after its selection, to make the above-described determinations and to prepare a Final Allocation Schedule in accordance therewith. Unless the Buyer and the Sellers’ Representative otherwise agree, such Final Allocation Schedule shall not modify items previously agreed. The fees and disbursements of the Independent Accounting Firm shall be shared equally by the Buyer, on the one hand, and the Members that held issued and outstanding Membership Interests as of immediately prior to the Effective Time (pro rata in proportion to the respective amounts paid to such Members pursuant to Section 3.2(a)), on the other hand, which amounts payable by the Members shall be paid solely from the Sellers’ Representative Expense Fund. The parties shall, and shall cause their respective Affiliates to, use the allocations set forth in the Final Allocation Schedule for all Tax purposes, file all Tax Returns in a manner consistent with such Final Allocation Schedule and take no position contrary thereto, in each case, unless required to do so by a change in applicable Tax Laws or a good faith resolution of a Tax contest.

ARTICLE IV

REPRESENTATIONS AND WARRANTIES OF THE COMPANY

     Except as set forth in the Disclosure Letter which is being delivered to the Buyer concurrently herewith (the “Company Disclosure Letter”), the Company represents and warrants to the Buyer and Buyer Sub as follows:

     4.1 Due Organization; Qualification.

          (a) The Company is a limited liability company duly organized and validly existing and in good standing under the laws of the State of Illinois and has all requisite limited liability company power and authority to own, lease and operate its properties and to carry on its business as now being conducted.

          (b) The copies of the certificate of formation of the Company and the Existing Operating Agreement that previously have been made available to the Buyer are true and correct copies of such documents as in effect on the date of this Agreement.

          (c) The Company and each of its Subsidiaries is duly qualified or licensed to do business and is in good standing in all jurisdictions where the Company or such Subsidiary, as applicable, currently conducts business that requires such qualification or licensing, except where the failure to be so qualified or licensed would not have a Company Material Adverse Effect.

     4.2 Subsidiaries; Investments.

          (a) Section 4.2(a) of the Company Disclosure Letter hereto sets forth the name and jurisdiction of organization of each Subsidiary of the Company. Each of the Company’s Subsidiaries is an entity duly organized, validly existing and (to the extent the concept of good standing exists in the applicable jurisdiction) in good standing under the laws of its jurisdiction of organization. Each of the Company’s Subsidiaries has all requisite corporate or other similar organizational power and authority to own, lease and operate its properties and to carry on its business as now being conducted. The copies of the articles of incorporation, bylaws and similar governing documents of each of the Company’s Subsidiaries that previously have been made available to the Buyer are true and correct copies of such documents as in effect on the date of this Agreement.

          (b) Other than any interests in the Company’s Subsidiaries, except as set forth in Section 4.2(b) of the Company Disclosure Letter, neither the Company nor any of its Subsidiaries owns any capital stock or other equity interests in any Person.

     4.3 Authorization; Enforceability; Voting Requirements.

          (a) The Company has all requisite limited liability company power and authority to execute and deliver this Agreement and each applicable Ancillary Document and to perform its obligations hereunder and thereunder. The execution and delivery by the Company of this Agreement and each applicable Ancillary Document and the performance by the Company of its obligations hereunder and thereunder have been duly authorized by all requisite limited liability company action of the Company other than the adoption of this Agreement by the requisite vote of the Members (which shall be obtained pursuant to the Member Written Consent immediately following the execution and delivery of this Agreement). Except as provided for in the preceding sentence, no other limited liability company action on the part of the Company is necessary to authorize the execution, delivery and performance by the Company of this Agreement and each applicable Ancillary Document and the consummation by it of the transactions contemplated hereunder and thereunder. This Agreement and each applicable Ancillary Document has been duly executed and delivered by the Company and, assuming this Agreement and each applicable Ancillary Document has been duly authorized, executed and delivered by the other parties hereto and thereto, constitutes the legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium or similar laws, laws of general applicability relating to or affecting creditors’ rights and to general equity principles.

          (b) The affirmative vote of the Members pursuant to the Member Written Consent is the only vote or approval of the holders of any class or series of capital stock of the Company or any of its Subsidiaries which is necessary to adopt this Agreement and approve the Merger.

     4.4 Capitalization.

          (a) Section 4.4(a) of the Company Disclosure Letter sets forth a list as of the date hereof of the authorized, issued and outstanding Class A-1 Interests, Class A-2 Interests, Class B Interests and Class C Profits Only Interests and each registered holder thereof. All of such authorized, issued and outstanding Membership Interests are duly authorized and validly issued, fully paid and non-assessable. No other class or series of Membership Interests or other equity interests in the Company is authorized, issued or outstanding, except for the Preferred Membership Interests (of which none is issued or outstanding). Except as provided in the Existing Operating Agreement or in any grant agreement related to the Class C Profits Only Interests or as may be required in connection with a CDO Financing, there are no outstanding securities, options, warrants, calls, rights, commitments, agreements, arrangements or undertakings of any kind to which the Company is a party or by which the Company is bound, obligating the Company to issue, deliver or sell, or cause to be issued, delivered or sold, additional Membership Interests or other ownership interests of the Company or obligating the Company to issue, grant, extend or enter into any such security, option, warrant, call, right, commitment, agreement, arrangement or undertaking. Except as provided in the Existing Operating Agreement or in any grant agreement related to the

Class C Profits Only Interests or as may be required in connection with a CDO Financing, there are no outstanding contractual obligations of the Company to repurchase, redeem or otherwise acquire any Membership Interests or other ownership interests in the Company or make any material investment (in the form of a loan, capital contribution or otherwise) in any Person.

          (b) The Company’s Subsidiaries are as set forth in Section 4.4(b) of the Company Disclosure Letter. All of the outstanding shares of capital stock of or other equity interests in each of the Company’s Subsidiaries are duly authorized and validly issued, fully paid and nonassessable. All shares of capital stock of or other equity interests in each Subsidiary of the Company are owned by the Company or another Subsidiary of the Company free and clear of any Liens, other than Permitted Liens.

     4.5 Financial Statements; Cash on Hand.

          (a) The Company has previously made available to the Buyer copies of audited consolidated balance sheets of the Company and its Subsidiaries as of December 31, 2006 and December 31, 2005 and the related audited consolidated statements of operations, members’ equity and cash flows of the Company and its Subsidiaries, for the fiscal years ended December 31, 2006, December 31, 2005 and December 31, 2004, together with all related notes and schedules thereto, accompanied by the corresponding audit reports of Deloitte & Touche LLP, independent auditors of the Company (collectively, the “Audited Financial Statements”) and the unaudited consolidated balance sheet of the Company and its Subsidiaries as of September 30, 2007 (the “Most Recent Balance Sheet”) and the related unaudited consolidated statements of operations, members’ equity and cash flow of the Company and its Subsidiaries for the (nine) month period ended September 30, 2007 (the “Unaudited Financial Statements”) and, together with the Audited Financial Statements, the “Company Financial Statements”). The Company Financial Statements fairly present in all material respects the consolidated financial position of the Company and its Subsidiaries as of the respective dates thereof, and the consolidated results of the operations of the Company and its Subsidiaries for the respective fiscal periods covered thereby, in each case in accordance with United States generally accepted accounting principles (“GAAP”) consistently applied during the periods involved, except as indicated in any notes thereto (and except in the case of the Unaudited Financial Statements, for the absence of footnotes otherwise required by GAAP and subject to year-end audit adjustments).

          (b) The Closing Adjusted Cash Amount is not less than the Base Adjusted Cash Amount.

     4.6 No Material Adverse Change; Ordinary Course. Except as set forth in Section 4.6 of the Company Disclosure Letter, (a) since September 30, 2007, each of the Company and its Subsidiaries has conducted its business only in the ordinary course and consistently with past practice (except for actions taken in connection with the transactions contemplated by this Agreement or the Ancillary Documents), (b) since December 31, 2006 to the date hereof, neither the Company nor any of its Subsidiaries has suffered any event, change, occurrence or circumstance in the financial condition, business, results of operations, properties or assets of the Company or any of the Subsidiaries that, individually or in the aggregate with any such events, changes, occurrences or circumstances, has had or would reasonably be expected to have a Company Material Adverse Effect and (c) since September 30, 2007, the Company has not distributed any cash to the Members, other than quarterly cash tax distributions and a cash tax distribution on or prior to the Closing with respect to any periods and/or portion thereof with respect to which the tax distribution has not previously been made, in each case computed consistent with past practice as determined in the reasonable judgment of Sellers’ Representative.

     4.7 No Undisclosed Liabilities. Neither the Company nor any of its Subsidiaries has any liabilities or obligations of any kind (whether accrued, absolute, contingent or otherwise), except for any such liabilities or obligations (a) reflected or reserved against in the Company Financial Statements, (b) set forth in Section 4.7 of the Company Disclosure Letter, (c) incurred in the ordinary course of business since the Most Recent Balance Sheet Date or in connection with the transactions contemplated by this Agreement and the Ancillary Documents, (d) that are the subject of any other representation or warranty contained in this Article IV and are disclosed pursuant to such other representation or warranty or are not required to be disclosed because such other representation or warranty is limited or qualified with respect to time, dollar amount, Knowledge of the Company, materiality, Company Material Adverse Effect or any similar qualification or (e) that, individually or in the aggregate, are not material to the Company and its Subsidiaries, taken as a whole.

     4.8 Compliance with Laws. The Company and its Subsidiaries are in compliance in all material respects with all Laws applicable to their respective operations or assets. Except as set forth in Section 4.8 of the Company Disclosure Letter, neither the Company nor any of its Subsidiaries has received any written notice from a Governmental Authority of the material violation of any Laws. Neither the Company nor any of its Subsidiaries is in violation of any Order or Law which violations would have a Company Material Adverse Effect; provided, however, that nothing in this Section 4.8 is intended to address any compliance issues that are the subject of any other representation or warranty contained in this Article IV and are disclosed pursuant to such other representation or warranty or are not required to be disclosed because such other representation or warranty is limited or qualified with respect to time, dollar amount, Knowledge of the Company, materiality, Company Material Adverse Effect or any similar qualification.

     4.9 Permits. Each of the Company and its Subsidiaries has all licenses, franchises, permits and authorizations of any Governmental Authorities (collectively, “Permits”) as are necessary for the lawful conduct of the business of the Company and the Subsidiaries, except where the failure to have such Permits would not have a Company Material Adverse Effect; provided, however, that nothing in this Section 4.9 is intended to address any permit issues that are the subject of any other representation or warranty contained in this Article IV and are disclosed pursuant to such other representation or warranty or are not required to be disclosed because such other representation or warranty is limited or qualified with respect to time, dollar amount, Knowledge of the Company, materiality, Company Material Adverse Effect or any similar qualification.

     4.10 Regulatory Compliance. DCM is duly registered as an investment adviser under the Investment Advisers Act and is in material compliance with its obligations under the Investment Advisers Act. The Company has made available to the Buyer true and complete copies of DCM’s most recent Form ADV (in the case of ADV Part II, either the brochure in lieu of Part II pursuant to Investment Advisers Act rule 204-3 or the form version of Part II), as amended to the date of this Agreement. DCM has made all material amendments to its Form ADV (or brochure, as applicable) as it is required to make prior to the date of this Agreement under the Investment Advisers Act. DCM is duly registered as a commodity trading adviser and a commodity pool operator under the Commodity Exchange Act. The Company has made available to the Buyer true and complete copies of all material documents related to such registrations. DCM is not a “broker” or “dealer” within the meaning of the Exchange Act.

     4.11 Environmental Compliance. Each of the Company and its Subsidiaries is in compliance with all applicable Laws relating to pollution or protection of the environment (collectively, “Environmental Laws”), except as would not have a Company Material Adverse Effect. There are no material Orders outstanding, or any actions, suits, proceedings, or investigations pending or, to the Knowledge of the Company, threatened relating to the compliance by the Company or any of its Subsidiaries with, or the liability of the Company or any of its Subsidiaries under, any Environmental Law, except for any such Orders that would not have a Company Material Adverse Effect.

     4.12 Clients.

          (a) The aggregate assets under management by DCM, (x) for each Client other than a Client that is a CDO, as of the most recent practicable date prior to the date hereof as calculated by DCM consistent with past practice, (y) for each Client that is a CDO (other than any CDO for which no trustee report is available prior to the date hereof), as of the date set forth in the most recently available trustee report for such CDO prior to the date hereof and (z) for each Client that is a CDO for which no trustee report is available prior to the date hereof, as of the date on which the closing occurs for such Client (each applicable date in (x), (y) and (z) above with respect to such Client, the “Base Date”) are accurately set forth in Section 4.12(a) of the Company Disclosure Letter (the “Base Date AUM”). Set forth in Section 4.12(a) of the Company Disclosure Letter is a list as of the date hereof of all Advisory Contracts and Strategic Financing Agreements, setting forth with respect to each such Advisory Contract and Strategic Financing Agreement, as applicable:

          (i) the name of each Client to which the Company or any of its Subsidiaries provides Investment Management Services (except to the extent that the disclosure of any such name is restricted by a confidentiality agreement), indicating (A) any such Client that is the Company, its Subsidiaries, a holder of Membership Interests or an Affiliate of the Company or a holder of Membership Interests, and (B) in the case of any Client that is a pooled investment vehicle, any of the foregoing Persons described in clause (A) that had an investment in such Client as of the Base Date (indicating the amount of such investment);

          (ii) the amount of assets under management pursuant to such Advisory Contract at the Base Date, and the nature of the Investment Management Services provided (i.e., discretionary or non-discretionary);

          (iii) with respect to each Client that is a Hedge Fund, the amount of each investor’s investment in such Hedge Fund as of the Base Date (without revealing the identity of such investor);

          (iv) the fee schedule in effect with respect to such Advisory Contract (including identification of any applicable sub-components of such fees, e.g., investment management fees, performance fees, fees for any other fiduciary services, etc., as applicable), and a description of any fees payable by the underlying Client in connection with Investment Management Services (or other services) provided by the Company or any of its other Subsidiaries other than pursuant to such Advisory Contract;

          (v) as of the applicable date specified in this Section 4.12(a)(v) and not as of the date hereof, (x) for each Client other than a Client that is a CDO, as of the most recent practicable date prior to the Closing Date as calculated by DCM consistent with past practice, (y) for each Client that is a CDO (other than any CDO for which no trustee report is available prior to the Closing Date), as of the date set forth in the most recently available trustee report for such CDO prior to the Closing Date and (z) for each Client that is a CDO for which no trustee report is available prior to the Closing Date, as of the date on which the closing occurs for such Client (it being understood that the Company shall be permitted to provide the Buyer with a supplement to Section 4.12(a)(v) of the Company Disclosure Letter solely for purposes of making the representation and warranty specified in this Section 4.12(a)(v) as of the applicable dates specified in this Section 4.12(a)(v)), (A) a description of any material fee changes (including any caps, waivers, offsets or reimbursements) under such Advisory Contract or Strategic Financing Agreement and (B) a description of any material changes in the amount of assets in any Client’s account as a result of deposits (including reinvestments of dividends and distributions) or withdrawals, or redemptions or repayments, made by such Client or, based solely on the contents of the most recently available trustee report prior to the Closing Date, defaults (as defined under the applicable indentures relating to the assets) in assets owned by such Client that is a CDO, in each case from the Base Date to (x) for each Client other than a Client that is a CDO, as of the most recent practicable date prior to the Closing Date as calculated by DCM consistent with past practice, (y) for each Client that is a CDO (other than any CDO for which no trustee report is available prior to the Closing Date), as of the date set forth in the most recently available trustee report for such CDO prior to the Closing Date and (z) for each Client that is a CDO for which no trustee report is available prior to the Closing Date, as of the date on which the closing occurs for such Client, and a description of any such changes as of such date (it being understood and agreed that, solely for purposes of this clause (v), net deposits or withdrawals, or redemptions or repayments, with respect to any one Client account or defaults (as defined under the applicable indentures relating to the assets) in assets owned by such Client in the aggregate in excess of $5,000,000 shall be deemed material); and

          (vi) the manner of consent required for the “assignment” (or deemed assignment) under applicable Law, including the Investment Advisers Act and relevant state law, by the Company or its Subsidiaries, as applicable, of such Advisory Contract in connection with the transactions contemplated by this Agreement and the Ancillary Documents, for those Advisory Contracts which will be assigned (or deemed assigned) in connection with such transactions (which contracts are so identified), in each case so that any such consent or approval (as applicable) will be duly and validly obtained in accordance with all applicable Law and the terms of any contracts, agreements and other instruments relating thereto.

          (b) Except as set forth in Section 4.12(b) of the Company Disclosure Letter and expressly described thereon, as of the date hereof, there are no Contracts pursuant to which either the Company or any of its Subsidiaries has undertaken or agreed to cap, waive, offset, reimburse or otherwise reduce any or all fees or charges payable by or with respect to any of the Clients set forth in Section 4.12(a) of the Company Disclosure Letter or pursuant to any of the contracts set forth in Section 4.12(a) of the Company Disclosure Letter (it being understood that the Company shall be permitted to provide the Buyer with a supplement to Section 4.12(b) of the Company Disclosure Letter to reflect any such understanding or agreement after the date hereof and prior to the Closing Date entered into in compliance with this Agreement). As of the date hereof, except as set forth in Section 4.12(b) of the Company Disclosure Letter, (i) since the date that is one year prior to the date hereof, (x) no Client of the Company or any of its Subsidiaries (or, in the case of any Clients that are pooled investment vehicles (other than any CDOs), underlying investors therein, as applicable) has stated in writing to the Company or any of its Subsidiaries an intention to terminate or reduce its investment relationship with the Company or any of its Subsidiaries, or make an adjustment to the fee schedule with respect to any contract in a manner which would reduce the fees to the Company or any of its Subsidiaries (including after giving effect to the Closing) in connection with such Client relationship, and (y) no investor in any CDO has stated in writing to the Company or any of its Subsidiaries an intention to cause, either individually or collectively with others, an optional redemption of any securities issued by such CDO, and (ii) (x) no Client of the Company or any of its Subsidiaries (or, in the case of any Clients that are pooled investment vehicles (other than any CDOs), underlying investors therein, as applicable) has stated in writing to the Company or any of its Subsidiaries such an intention described in clause (i)(x) of this Section 4.12(b) prior to the date that is one year prior to the date hereof that is expected to become effective on or prior to the date that is one year after the date hereof, and (y) no investor in any CDO has stated in writing to the Company or any of its Subsidiaries an intention to cause, either individually or collectively with others, an optional redemption of any securities issued by such CDO.

          (c) Section 4.12(c) of the Company Disclosure Letter identifies, with an appropriate footnote, each Client to which the Company or any of its Subsidiaries provides Investment Management Services that is, to the Knowledge of the Company, (i) an employee benefit plan, as defined in Section 3(3) of ERISA, that is subject to Title I of ERISA; (ii) a person acting on behalf of such a plan; or (iii) an entity whose assets include the assets of such a plan, within the meaning of ERISA and applicable regulations (hereinafter referred to as an “ERISA Client”). To the Knowledge of the Company, the Company and its Subsidiaries have complied in all material respects with ERISA, Section 4975 of the Code and the regulations promulgated under either ERISA or Section 4975 of the Code in connection with the provision of Investment Management Services to any ERISA Client. The assets of any partnership, trust, or investment fund managed by the Company or any of its Subsidiaries, or of which the Company or any of its Subsidiaries is the general partner or managing member, that are not intended to constitute “plan assets” under 29 C.F.R. 2510.3 -101 (the “Plan Asset Regulation”) are, to the Knowledge of the Company, not reasonably likely to be determined to be “plan assets” for purposes of the Plan Asset Regulation.

          (d) To the Knowledge of the Company, neither the Company nor any of its Subsidiaries provides Investment Management Services to (i) any issuer or other Person that is required to be registered as an investment company (within the meaning of the Investment Company Act) under the Investment Company Act, or (ii) any issuer or other Person that is or is required to be registered under the laws of the appropriate securities regulatory authority in the jurisdiction in which the issuer is domiciled, which is or holds itself out as engaged primarily in the business of investing, reinvesting or trading in securities. Neither the Company nor any of its Subsidiaries is required to be registered as an investment company (within the meaning of the Investment Company Act) under the Investment Company Act.

          (e) Except as set forth in Section 4.12(e) of the Company Disclosure Letter, no exemptive orders, “no-action” letters or similar exemptions or regulatory relief have been obtained, nor are any requests pending therefor, by or with respect to either of the Company or its Subsidiaries, any holder of Membership Interests or any employee of any such Person in connection with the business of the Company and its Subsidiaries, or to the Knowledge of the Company, by any Client of the Company and its Subsidiaries in connection with the provision of Investment Management Services to such Client by the Company and its Subsidiaries.

          (f) Section 4.12(f) of the Company Disclosure Letter sets forth a true, correct and complete list of (i) the Hedge Fund Documents (it being understood that the Company shall be permitted to provide the Buyer with a supplement to Section 4.12(f) of the Company Disclosure Letter to reflect the entering into, or amendment, supplement or other modification of, any Hedge Fund Document after the date hereof and prior to the Closing Date in compliance with this Agreement) and (ii) the CDO

Documents (it being understood that the Company shall be permitted to provide the Buyer with a supplement to Section 4.12(f) of the Company Disclosure Letter to reflect the entering into, or amendment, supplement or other modification of, any CDO Document after the date hereof and prior to the Closing Date in compliance with this Agreement). The Company provided the Buyer with true and correct copies of all CDO Documents and Hedge Fund Documents as of the date hereof (and as of the Closing will have provided true and correct copies of any CDO Documents and/or Hedge Fund Documents entered into after the date hereof and prior to the Closing Date in compliance with this Agreement), and the offering circulars or memoranda included in such CDO Documents and Hedge Fund Documents did not at the time such CDO or Hedge Fund issued any securities related to such CDO Documents and Hedge Fund Documents contain any untrue statement of a material fact concerning the Company or any of its Subsidiaries or omit to state a material fact concerning the Company or any of its Subsidiaries necessary in order to make the statements contained therein, in the light of the circumstances under which they were made, not misleading. Each of the CDO Documents and the Hedge Fund Documents to which the Company or its Subsidiaries is a party, to the extent applicable, is in full force and effect and binding upon the Company or its Subsidiary party thereto and, to the Knowledge of the Company, the other parties thereto, except as (i) limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance and other similar laws of general application affecting enforcement of creditors’ rights generally and (ii) the availability of the remedy of specific performance or injunctive or other forms of equitable relief may be subject to equitable defenses and would be subject to the discretion of the court before which any proceeding therefor may be brought. None of the Company or any of its Subsidiaries is in material default under any CDO Document or Hedge Fund Document to which it is a party, nor, to the Knowledge of the Company, has any event occurred which, with the giving of notice or the passage of time, or both, would give rise to such a material default. Except as set forth in Section 4.12(f) of the Company Disclosure Letter, to the Knowledge of the Company, each of the CDOs was in compliance as of the Base Date with each of its overcollateralization tests and interest coverage tests.

          (g) Upon delivery by the Company to the Clients who have provided Client Consents of notification letters informing them of the transaction contemplated hereby (the “Client Consent Confirmation Letter”), each of the Client Consents (including each of the Consents included in the determination of whether the condition contained in Section 7.8 has been satisfied) will, as of the Closing Date, have been duly obtained under all applicable Law and the requirements of the applicable Advisory Contract with regard to the transactions contemplated by this Agreement, other than any such Client Consents that may have been revoked by the Client from and after the date hereof and prior to the Closing. Prior to the Closing Date, the Company shall have notified the Buyer of any Client to whom a Client Consent Confirmation Letter was delivered that, to the Company’s Knowledge, has revoked or has advised the Company that it intends to revoke its Client Consent.

          (h) Nothing in this Section 4.12 (other than the calculation of the Base Date AUM) is intended to address any matters with respect to the Buyer or any of its Subsidiaries.

     4.13 Non-Contravention; Consents and Approvals. The execution and delivery by the Company of this Agreement and each applicable Ancillary Document, the consummation of the transactions contemplated hereby and thereby, and the performance by the Company of this Agreement and each applicable Ancillary Document in accordance with its terms will not:

          (a) except as set forth in Section 4.13(a) of the Company Disclosure Letter, violate the Existing Operating Agreement or any comparable organizational instruments of any of the Company’s Subsidiaries;

          (b) require the Company to obtain any additional consents, approvals, authorizations or actions of, or make any filings with or give any notices to, any Governmental Authorities or any other Person, except (i) for the filing of the Articles of Merger with the Secretary of State of the State of Illinois, (ii) as set forth in Section 4.13(b) of the Company Disclosure Letter (the “Company Consents and Notices”) or (iii) any such consents, approvals, authorizations or actions of, or filings with or notices to any Person (other than a Governmental Authority) the failure to obtain or make which would not have a Company Material Adverse Effect;

          (c) assuming all of the Client Consents and the Company Consents and Notices are obtained or made, violate or result in the breach of any of the material terms and conditions of, cause the termination of or give any other contracting party the right to terminate, or constitute (or with notice or lapse of time, or both, constitute) a default under, or result in the acceleration of any monetary liabilities under, any Material Contract or material Permit to which the Company or any of its Subsidiaries is a party or by which any of their respective properties or assets are bound, or result in the creation of any Lien, other than a Permitted Lien, upon any of the properties or assets of the Company or any of its Subsidiaries pursuant to the terms of any Material Contract or material Permit to which the Company or any of its Subsidiaries is a party or by which any of their respective properties or assets are bound, except for any such violations, breaches, terminations, defaults, accelerations or creations under any Material Contracts that would not have a Company Material Adverse Effect; or

          (d) assuming all of the Client Consents and the Company Consents and Notices are obtained or made, violate or result in the breach of any applicable Orders or Laws of any Governmental Authorities.

     4.14 Contracts.

          (a) Section 4.14 of the Company Disclosure Letter sets forth a list of all of the following Contracts to which the Company or any of its Subsidiaries is a party or is bound by and that remain in effect as of the date hereof (collectively, the “Material Contracts”):

         (i) any Advisory Contract or Strategic Financing Agreement;

          (ii) any Contract relating to (x) the engagement of any financial institution (other than with any rating agency, trustee or routine service provider) in respect of engagements not yet completed or (y) the warehousing of securities, in each case, in connection with the formation or offering of any securities of any CDO the closing of which has not yet occurred under which it is reasonably likely that the Company or any of its Subsidiaries has any continuing material obligations;

          (iii) any Contract for the purchase of any data, assets, material or equipment, other than any such Contract entered into in the ordinary course of business or in an amount not exceeding $250,000 annually;

          (iv) any other Contract under which the Company and its Subsidiaries have paid or are required to pay in excess of $250,000 annually;

          (v) any Contract for the sale of all or any material assets of the Company or any of its Subsidiaries other than in the ordinary course of business;

          (vi) any Contract relating to the acquisition (by merger, purchase of stock or assets or otherwise) by the Company or any of its Subsidiaries of any operating business or material assets or the capital stock or other equity interests of any other Person;

          (vii) any partnership, strategic alliance, sharing of profits or joint venture agreements or other similar Contracts;

          (viii) any Contracts containing covenants of the Company or any of its Subsidiaries not to compete in any line of business or with any Person in any geographical area or covenants of any other Person not to compete with the Company or any of its Subsidiaries in any line of business or in any geographical area;

          (ix) any Contract relating to Debt of the Company or any of its Subsidiaries;

          (x) any Contracts, excluding any Benefit Plan, with any (A) current officer, director, stockholder or Affiliate of the Company or any of its Subsidiaries or (B) any former officer, director, stockholder or Affiliate of the Company or any of its Subsidiaries pursuant to which the Company or any of its Subsidiaries has any material continuing obligations thereunder;

          (xi) any Contracts with any labor union or association representing any Employee of the Company or any of its Subsidiaries;

          (xii) any Contracts imposing a Lien (other than Permitted Liens) on any of the assets of the Company or any of its Subsidiaries;

          (xiii) any Contracts, excluding any Benefit Plan, under which the Company or any of its Subsidiaries has made advances or loans to any other Person;

          (xiv) any outstanding Contracts of guaranty, direct or indirect, by the Company or any of its Subsidiaries under which the Company or any of its Subsidiaries may be required to pay in excess of $250,000; or

          (xv) any Contracts with any investment or research consultant, solicitor or sales agent, or otherwise with respect to the referral of business to either of the Company or any of its Subsidiaries (including any agreement with respect to solicitation of prospective investors in any CDOs or Hedge Funds).

        (b) Except as would not have a Company Material Adverse Effect or as disclosed in Section 4.14(b) of the Company Disclosure Letter, (i) each Material Contract, assuming such Material Contract has been duly authorized, executed and delivered by the other parties thereto, constitutes the legal, valid and binding obligation of the Company or the applicable Subsidiary of the Company, enforceable against the Company or the applicable Subsidiary of the Company in accordance with its terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium or similar laws, laws of general applicability relating to or affecting creditors’ rights and to general equity principles and (ii) neither the Company nor any of the Subsidiaries has received written notice of any uncured or unwaived material default by the Company or any of the Subsidiaries.

        (c) Nothing in this Section 4.14 is intended to address any matters with respect to the Buyer or any of its Subsidiaries.

   4.15 Property.

              (a) Neither the Company nor any of its Subsidiaries owns any real property. Section 4.15(a) of the Company Disclosure Letter sets forth a list of all real property and interests in real property leased by the Company and the Subsidiaries (individually, a “Real Property Lease” and collectively, the “Real Property Leases”) as lessee or lessor, including a description of each such Real Property Lease (including the name of the third party lessor or lessee and the date of the lease or sublease and all amendments thereto). Except as set forth in Section 4.15(a) of the Company Disclosure Letter, the Real Property Leases constitute all interests in real property currently used, occupied or currently held for use in connection with the business of the Company and the Subsidiaries and which are necessary for the continued operation of the business of the Company and the Subsidiaries as the business is currently conducted. Each of the Company and the Subsidiaries, as applicable, has a valid, binding and enforceable leasehold interest under each of the Real Property Leases under which it is a lessee, free and clear of all Liens other than Permitted Exceptions. Each of the Real Property Leases is in full force and effect. Except as would not have a Company Material Adverse Effect or as disclosed in Section 4.15(a) of the Company Disclosure Letter, (i) each Real

Property Lease, assuming such Real Property Lease has been duly authorized, executed and delivered by the other parties thereto, constitutes the legal, valid and binding obligation of the Company or the applicable Subsidiary of the Company, enforceable against the Company or the applicable Subsidiary of the Company in accordance with its terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium or similar laws, laws of general applicability relating to or affecting creditors’ rights and to general equity principles and (ii) neither the Company nor any of the Subsidiaries has received written notice of any uncured or unwaived material default by the Company or any of the Subsidiaries. The Company has delivered to Purchaser true, correct and complete copies of the Real Property Leases, together with all amendments, modifications or supplements thereto.

          (b) The Company and the Subsidiaries have good title to all of the material items of tangible personal property used in the business of the Company and the Subsidiaries, free and clear of any and all Liens, except (i) as set forth in Section 4.15(b) of the Company Disclosure Letter and (ii) Permitted Liens; provided, however, that nothing in this Section 4.15 is intended to address any intellectual property matters, which are the subject of Section 4.16. All such items of tangible personal property which, individually or in the aggregate, are material to the operation of the business of the Company and the Subsidiaries are in good condition and in a state of good maintenance and repair (ordinary wear and tear excepted) and are suitable for the purposes used.

     4.16 Intellectual Property.

          (a) Section 4.16(a) of the Company Disclosure Letter sets forth a true and complete list of all (i) registrations for material Intellectual Property, (ii) applications to register material Intellectual Property and (iii) material unregistered trademarks or service marks, in each case owned by the Company or one of its Subsidiaries. Except as listed in Section 4.16(a) of the Company Disclosure Letter, to the Knowledge of the Company, the Company or one of its Subsidiaries is the sole and exclusive owner of all right, title and interest in and to such Intellectual Property listed in Section 4.16(a) of the Company Disclosure Letter, free and clear of all Liens other than Permitted Liens.

          (b) Except as set forth in Section 4.16(b) of the Company Disclosure Letter, each of the Company and its Subsidiaries owns or has the right to use all material Intellectual Property to the extent necessary to conduct the business of the Company and its Subsidiaries as presently conducted.

          (c) No actions, suits or proceedings are pending nor to the Knowledge of the Company, is any claim threatened in writing against the Company or any of its Subsidiaries that challenges the Company’s or any such Subsidiary’s ownership or right to use any material Intellectual Property that is necessary to conduct the business of the Company and its Subsidiaries as presently conducted.

          (d) To the Knowledge of the Company, neither the Company nor any of its Subsidiaries are infringing any material intellectual property rights of any third party.

     4.17 Litigation. As of the date of this Agreement, there are no Legal Proceedings pending or, to the Knowledge of the Company, threatened in writing, against the Company or any of its Subsidiaries, except for any such Legal Proceedings set forth in Section 4.17 of the Company Disclosure Letter or that are not material to the Company and its Subsidiaries, taken as a whole. As of the Closing Date, there will be no Legal Proceedings pending or, to the Knowledge of the Company, threatened in writing, against the Company or any of its Subsidiaries, except for any such Legal Proceedings set forth in Section 4.17 of the Company Disclosure Letter or that could not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect. Neither the Company nor any of its Subsidiaries is subject to or in breach or violation of any Orders, except for any Orders set forth in Section 4.17 of the Company Disclosure Letter or that could not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect. Nothing in this Section 4.17 is intended to address any Legal Proceedings or Orders that are the subject of any other representation or warranty contained in this Article IV and are disclosed pursuant to such other representation or warranty or are not required to be disclosed because such other representation or warranty is limited or qualified with respect to time, dollar amount, Knowledge of the Company, materiality, Company Material Adverse Effect or any similar qualification.

     4.18 Taxes. The Company and each of its Subsidiaries has timely filed, or caused to be timely filed, all material Tax Returns required to be filed by it, all such Tax Returns are correct and complete in all material respects, and all material Taxes of the Company and its Subsidiaries that are due have been timely and fully paid. Except as set forth in Section 4.18 of the Company Disclosure Letter, the Company and each of its Subsidiaries is treated as a pass-through entity for U.S. federal, state and local income Tax purposes. There is no claim or assessment for any alleged deficiency or audit or other proceeding pending, or threatened in writing, with respect to Taxes of the Company or any of its Subsidiaries. The Company and its Subsidiaries have complied in all material respects with all applicable Laws relating to the payment and withholding of Taxes, and have duly and timely withheld and paid over to the appropriate taxing authority all material amounts required to be so withheld and paid under all applicable Laws. No claim has ever been made in writing by any taxing authority in a jurisdiction where the Company or any of its Subsidiaries have not filed Tax Returns that it is or may be subject to taxation by that jurisdiction. There are no Liens for material Taxes on any of the assets of the Company or any of its Subsidiaries other than Permitted Liens. Neither the Company nor any of its Subsidiaries has any liability for the Taxes of any Person (other than the Company or any of its Subsidiaries) pursuant to any indemnification, allocation or sharing agreement with respect to Taxes that could give rise to a material payment or indemnification obligation (other than agreements among the Company and its Subsidiaries and other than customary Tax indemnifications contained in credit or other commercial agreements the primary purpose of which does not relate to Taxes). Neither the Company nor any of its Subsidiaries has engaged in any

“listed transaction” within the meaning of Treasury Regulation Section 1.6011 -4(b)(2). For U.S. federal income tax purposes, less than 50% of the value of the gross assets of the Company consist of U.S. real property interests or less than 90% of the value of the gross assets of the Company consist of U.S. real property interests plus any cash or cash equivalents. None of the Subsidiaries of the Company has ever been a passive foreign investment company within the meaning of Section 1297 of the Code, a foreign investment company within the meaning of Section 1246 of the Code or a foreign personal holding company within the meaning of Section 552 of the Code, or has, or has ever had, a permanent establishment in any country other than its country of organization or been subject to tax in a jurisdiction outside its country of organization.

     4.19 Employee Benefit Plans.

          (a) Each Benefit Plan is set forth in Section 4.19(a) of the Company Disclosure Letter. There is no Benefit Plan that is subject to Title IV of ERISA. Neither the Company nor any of its Subsidiaries has any obligation, contingent or otherwise, to contribute to any Multiemployer Plan. Neither the Company nor any of its Subsidiaries or ERISA Affiliates has maintained, sponsored or terminated any plan subject to Title IV of ERISA or incurred any outstanding liability under Section 4062 of ERISA within the past six (6) years.

          (b) The Company has made available to the Buyer copies of the Benefit Plans (and, if applicable, related trust agreements) and all amendments thereto together, if applicable with the most recent annual report (Form 5500), the most recent actuarial valuation report prepared in connection with any Benefit Plan, the most recent determination letter received from any taxation authority with respect to any Benefit Plan, the most recent summary plan descriptions, summaries of material modifications, and written descriptions of all non-written Benefit Plans.

          (c) Each Benefit Plan that is intended to be qualified under Section 401(a) of the Code has received a favorable determination letter that has not been revoked from the Internal Revenue Service to the effect that each such Benefit Plan satisfies the requirements of Section 401(a) of the Code and each related trust is exempt from taxation under Section 501(a) of the Code and, to the Knowledge of the Company, nothing has occurred that could reasonably be expected to adversely affect the qualified status of any Benefit Plan or trust. Each Benefit Plan has been maintained in substantial compliance with its terms and with the requirements prescribed by any applicable Laws and Orders, including ERISA and the Code.

          (d) Except as disclosed in Section 4.19(d) of the Company Disclosure Letter, to the Knowledge of the Company, neither the Company nor any of its Subsidiaries has any material current or projected liability in respect of post-employment or post-retirement health or medical or life insurance benefits for retired, former or current employees of the Company or any of its Subsidiaries except as required under applicable Laws.

          (e) To the Knowledge of the Company, all contributions (including all employer contributions and employee salary reduction contributions) required to be made to any Benefit Plan or related trust by applicable Law or by any plan document or other contractual undertaking, and all premiums due or payable with respect to insurance policies funding any Benefit Plan, for any period through the date hereof have been timely made or paid in full or, to the extent not required to be made on or before the date hereof, have been fully reflected on the financial statements.

          (f) Except as set forth in Section 4.19(f) of the Company Disclosure Letter, the consummation of the transactions contemplated by this Agreement will not, either alone or in combination with another event, (i) entitle any current or former employee, consultant or officer of the Company or its Subsidiaries to severance pay or retention bonuses; (ii) accelerate the time of payment, vesting or funding of benefits, or increase the amount of compensation due any such current employee, consultant or officer, except as expressly provided in this Agreement; or (iii) result in any forgiveness of indebtedness or obligation to fund benefits with respect to any such employee, director or officer.

     4.20 Employees. Except as set forth in Section 4.20 of the Company Disclosure Letter, (i) none of the employees is represented in his or her capacity as an employee of the Company or its Subsidiaries by any labor organization; (ii) the Company and its Subsidiaries have not recognized any labor organization nor has any labor organization been elected as the collective bargaining agent of any of the employees, nor has the Company or its Subsidiaries entered into any collective bargaining agreement or union contract recognizing any labor organization as the bargaining agent of any employees; (iii) to the Knowledge of the Company, there is no union organization activity involving any of the employees, pending or threatened, nor has there ever been union representation involving any of the employees; (iv) to the Knowledge of the Company, there is no picketing, pending or threatened, and there are no strikes, slowdowns, work stoppages, other job actions, lockouts, arbitrations, grievances or other labor disputes involving any of the employees, pending or threatened; (v) there are no complaints, charges or claims against the Company or any of its Subsidiaries, pending or threatened, which could be brought or filed, with any public or governmental authority, arbitrator or court based on, arising out of, in connection with, or otherwise relating to the employment or termination of employment or failure to employ by the Company or any of its Subsidiaries, of any individual; (vi) the Company and its Subsidiaries are in compliance in all material respects with all Laws, regulations and orders relating to the employment of labor, including all such Laws, regulations and orders relating to wages, hours, the Fair Labor Standards Act, the Worker Adjustment and Retraining Notification Act (“WARN”) and any similar state or local “mass layoff” or “plant closing” law, collective bargaining, discrimination, civil rights, safety and health, workers’ compensation; and (vii) there has been no “mass layoff” or “plant closing” as defined by WARN with respect to the Company or any of its Subsidiaries within the six (6) months prior to Closing.

     4.21 Brokers. Neither the Company nor any of its Subsidiaries has paid or agreed to pay, or received any claim with respect to, any brokerage commissions,

finders’ fees or similar compensation in connection with the transactions contemplated hereby, except for the fees and expenses of Goldman, Sachs & Co. and Jefferies & Co. and their respective Affiliates.

     4.22 Related Party Transactions. Except (i) for any Benefit Plans, or (ii) as set forth in Section 4.22 of the Company Disclosure Letter, (a) neither the Company nor any of its Subsidiaries is a party to any Contract with any Triarc Related Party or any of the officers or directors of the Sellers’ Representative and (b) no Triarc Related Party provides any services, assets or properties to the Company or any of its Subsidiaries.

     4.23 Intentionally Omitted.

     4.24 Insurance. Section 4.24 of the Company Disclosure Letter sets forth a correct and complete list of all insurance policies (including information on the premiums payable in connection therewith and the scope and amount of the coverage provided thereunder) maintained by the Company or any of its Subsidiaries (the “Policies”). The Policies (i) have been issued by insurers which, to the Knowledge of the Company, are reputable and financially sound, (ii) provide coverage for the operations conducted by the Company and its Subsidiaries of a scope and coverage consistent with customary practice in the industries in which the Company and its Subsidiaries operate and (iii) are in full force and effect. Neither the Company nor any of its Subsidiaries is in material breach or default, and neither the Company nor any of its Subsidiaries have taken any action or failed to take any action which, with notice or the lapse of time, would constitute such a breach or default, or permit termination or modification, of any of the Policies. No notice of cancellation or termination has been received by the Company with respect to any of the Policies. The consummation of the transactions contemplated by this Agreement will not, in and of itself, cause the revocation, cancellation or termination of any Policy (other than the master insurance policies maintained by the Sellers’ Representative for the benefit of, among others, the Company and its Subsidiaries).

     4.25 Books and Records. Since July 22, 2004, the minute books (or comparable records) of each of the Company and its Subsidiaries have heretofore been made available to the Buyer, have been maintained in the ordinary course of business consistent with past practice, and accurately reflect in all material respects all transactions and actions referred to in such minutes and consents in lieu of meetings. The Company has heretofore made available to the Buyer a true, complete and correct copy of any disclosure (or, if unwritten, a summary thereof) by any Representative of the Company or its Subsidiaries to the Company’s independent auditors relating to (a) any significant deficiencies in the design or operation of internal controls which could adversely affect the ability of the Company or any of its Subsidiaries to record, process, summarize and report financial data and any material weaknesses in internal controls and (b) any fraud, whether or not material, that involves management or other employees who have a significant role in the internal control over financial reporting of the Company or any of its Subsidiaries.

     4.26 Code of Ethics. DCM has adopted a written code of ethics (the “Code of Ethics”) which complies in all material respects with all applicable provisions of the Investment Advisers Act (including without limitation Section 204A thereof), a true and complete copy of which has been delivered or made available to the Buyer prior to the date hereof. All employees of DCM have executed acknowledgments that they are bound by the provisions of such Code of Ethics. To the Knowledge of the Company, since July 22, 2004, there have been no material violations of such Code of Ethics.

     4.27 Anti-Money Laundering Policy. DCM has adopted a written policy regarding its anti-money laundering procedures, a true and complete copy of which has been delivered or made available to the Buyer prior to the date hereof. DCM is, and since July 22, 2004 has been, in compliance in all material respects with such policy.

     4.28 Disclaimer Regarding Estimates and Projections. In connection with the Buyer’s investigation of the Company, the Buyer has received certain projections, including projected statements of operating revenues and income from operations of the business and the Company and certain business plan information. The Buyer acknowledges that there are uncertainties inherent in attempting to make such estimates, projections and other forecasts and plans, that the Buyer is familiar with such uncertainties and that the Buyer is taking full responsibility for making its own evaluation of the adequacy and accuracy of all estimates, projections and other forecasts and plans so furnished to it (including the reasonableness of the assumptions underlying such estimates, projections and forecasts). Accordingly, the Company makes no representation or warranty with respect to, and disclaims any obligation to update, such estimates, projections and other forecasts and plans (including the reasonableness of the assumptions underlying such estimates, projections and forecasts).

     4.29 Exclusivity of Representations. The representations and warranties made by the Company in this Agreement are in lieu of and are exclusive of all other representations and warranties, including any implied warranties. The Company hereby disclaims any such other or implied representations or warranties, notwithstanding the delivery or disclosure to the Buyer or its officers, directors, employees, agents or representatives of any documentation or other information (including any pro forma financial information, supplemental data or financial projections or other forward-looking statements).

ARTICLE V

REPRESENTATIONS AND WARRANTIES
OF THE BUYER AND BUYER SUB

     Except as set forth in the Disclosure Letter which is being delivered to the Company concurrently herewith (the “Buyer Disclosure Letter”), each of Buyer and Buyer Sub represents and warrants to the Company as follows:

     5.1 Due Incorporation; Qualification.

          (a) The Buyer is duly incorporated, validly existing and in good standing under the laws of the State of Maryland and has all requisite corporate power and authority to own, lease and operate its properties and assets and to carry on its business as now being conducted. At Closing, Buyer Sub will be treated as a pass-through entity for U.S. federal, state and local income Tax purposes, and immediately after Closing, the Company will be treated as a partnership for U.S. federal, state and local income Tax purposes.

          (b) The copies of the charter and bylaws of the Buyer that previously have been made available to the Company, are true and correct copies of such documents as in effect as of the date of this Agreement.

          (c) The Buyer is duly qualified or licensed to do business and is in good standing in all jurisdictions where the Buyer, currently conducts business that requires such qualification or licensing, except where the failure to be so qualified or licensed would not have a Buyer Material Adverse Effect.

     5.2 Subsidiaries; Investments.

          (a) Section 5.2(a) of the Buyer Disclosure Letter hereto sets forth the name and jurisdiction of organization of each Subsidiary of the Buyer (including Buyer Sub). Each of the Buyer’s Subsidiaries (including Buyer Sub) is an entity duly organized, validly existing and (to the extent the concept of good standing exists in the applicable jurisdiction) in good standing under the laws of its jurisdiction of organization. Each of the Buyer’s Subsidiaries (including Buyer Sub) has all requisite corporate or other similar organizational power and authority to own, lease and operate its properties and to carry on its business as now being conducted. The copies of the articles of incorporation, bylaws and similar governing documents of each of the Buyer’s Subsidiaries (including Buyer Sub) that previously have been made available to the Company are true and correct copies of such documents as in effect on the date of this Agreement.

          (b) Other than any interests in the Buyer’s Subsidiaries, except as set forth in Section 5.2(b) of the Buyer Disclosure Letter, neither the Buyer nor any of its Subsidiaries (including Buyer Sub) owns any capital stock or other equity interests in any Person.

          (c) Buyer Sub was formed solely for the purpose of engaging in the transactions contemplated by this Agreement and has not engaged in any business activities or conducted any operations other than in connection with the transactions contemplated by this Agreement.

     5.3 Authorization; Enforceability. Each of the Buyer and Buyer Sub has all requisite corporate or limited liability company power and authority to execute and deliver this Agreement and each applicable Ancillary Document and to perform its obligations and consummate the transactions contemplated hereunder and thereunder.

The execution and delivery by each of the Buyer and Buyer Sub of this Agreement and each applicable Ancillary Document and the performance by each of the Buyer and Buyer Sub of their respective obligations hereunder and thereunder have been duly authorized by all requisite corporate or limited liability company action of each of the Buyer and Buyer Sub, subject only to the Stockholder Approval for the issuance of shares of Buyer Common Stock upon the Conversion at a duly held meeting of such stockholders in respect of the Conversion (the “Stockholders Meeting”) or any adjournment or postponement thereof. Except as provided for in the preceding sentence, no other corporate or limited liability company action on the part of Buyer or Buyer Sub is necessary to authorize the execution, delivery and performance by Buyer and Buyer Sub of this Agreement and each applicable Ancillary Document and the consummation by it of the transactions contemplated hereunder and thereunder. The Board of Directors of the Buyer has determined (based on the recommendation of the Special Committee) that this Agreement and the transactions contemplated hereby and the Ancillary Documents are in the best interests of the Buyer and its stockholders and has resolved to (i) approve this Agreement and the transactions contemplated hereby, including the Merger, (ii) approve the classification and authorization of the Buyer Preferred Stock and the Ancillary Documents, (iii) issue the shares of Buyer Preferred Stock pursuant to this Agreement and (iv) recommend that the stockholders of the Buyer approve the issuance of Buyer Common Stock upon the Conversion, and the Board of Directors of Buyer Sub has resolved to issue the Notes. This Agreement and each applicable Ancillary Document has been duly executed and delivered by each of the Buyer and Buyer Sub and, assuming this Agreement has been duly authorized, executed and delivered by the other parties hereto and thereto, constitutes the legal, valid and binding obligation of each of the Buyer and Buyer Sub, enforceable against each of the Buyer and Buyer Sub in accordance with its terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium or similar laws, laws of general applicability relating to or affecting creditors’ rights and to general equity principles.

     5.4 Capitalization.

          (a) The Buyer is authorized to issue 500,000,000 shares of Buyer Common Stock and 100,000,000 shares of unclassified Buyer Preferred Stock. As of the date of this Agreement, 51,752,720 shares of Buyer Common Stock are issued and outstanding and no shares of Buyer Preferred Stock of any class are issued and outstanding. All issued and outstanding shares of Buyer Common Stock have been duly authorized and are validly issued, fully paid, nonassessable and not subject to preemptive rights. On the Closing Date, the Buyer Preferred Stock will be validly issued, fully paid, nonassessable and not subject to preemptive rights. Upon the issuance of the Buyer Common Stock in the Conversion, such Buyer Common Stock will be validly issued, fully paid, nonassessable and not subject to preemptive rights. The Buyer has reserved 1,346,156 shares of Buyer Common Stock for issuance of outstanding stock options to purchase Buyer Common Stock and 15,000,000 shares of Buyer Common Stock for issuance upon the Conversion. On the date hereof, except as set forth in this Section 5.4, the issuance of the Buyer Preferred Stock contemplated by this Agreement and the issuance of the Buyer Common Stock reserved for issuance upon the Conversion, no shares of Buyer Common Stock, other voting securities of the Buyer or shares of Buyer

Preferred Stock were issued, reserved for issuance or outstanding. Except as otherwise disclosed in this Section 5.4, as of the date hereof there are no outstanding securities, options, warrants, calls, rights, commitments, agreements, arrangements or undertakings of any kind to which the Buyer is a party or by which the Buyer is bound, obligating the Buyer to issue, deliver or sell, or cause to be issued, delivered or sold, additional Buyer Common Stock, other voting securities, Buyer Preferred Stock or other ownership interests of the Buyer or obligating the Buyer to issue, grant, extend or enter into any such security, option, warrant, call, right, commitment, agreement, arrangement or undertaking. There are no outstanding contractual obligations of the Buyer to repurchase, redeem or otherwise acquire any Buyer Common Stock, Buyer Preferred Stock or other ownership interests in the Buyer or make any material investment (in the form of a loan, capital contribution or otherwise) in any Person.

          (b) The Buyer’s Subsidiaries are as set forth in Section 5.2(a) of the Buyer Disclosure Letter. All of the outstanding shares of capital stock of or other equity interests in each of the Buyer’s Subsidiaries are duly authorized and validly issued, fully paid and nonassessable. Except as set forth in Section 5.4(b) of the Buyer Disclosure Letter, all shares of capital stock of or other equity interests in each Subsidiary of the Buyer are owned by the Buyer or another Subsidiary of the Buyer free and clear of any Liens, other than Permitted Liens.

     5.5 SEC Reports and Financial Statements.

          (a) The Buyer has filed all registration statements, forms, reports, schedules and other documents, together with any amendments required to be made with respect thereto, required to be filed by the Buyer with the SEC since June 28, 2005 and prior to the date hereof. All such registration statements, forms, reports and other documents (including those that the Buyer may file after the date hereof until the Closing) are referred herein as the “Buyer SEC Reports”. The Buyer SEC Reports (i) at the time filed, were or will be prepared in compliance in all material respects with the applicable requirements of the Securities Act, the Exchange Act and the Sarbanes-Oxley Act of 2002 and (ii) did not or will not at the time they were or are filed contain any untrue statement of a material fact or omit to state a material fact required to be stated in such Buyer SEC Reports or necessary in order to make the statements in such Buyer SEC Reports, in light of the circumstances under which they were made, not misleading.

          (b) The consolidated financial statements of the Buyer and its Subsidiaries included or incorporated by reference in the Buyer SEC Reports filed with the SEC since January 1, 2007 (collectively, the “Buyer Financial Statements”) fairly present in all material respects the consolidated financial position of the Buyer and its Subsidiaries as of the respective dates thereof, and the consolidated results of the operations of the Buyer and its Subsidiaries for the respective fiscal periods covered thereby, in each case in accordance with GAAP consistently applied during the periods involved, except as indicated in any notes thereto (and except in the case of the unaudited consolidated financial statements, for the absence of footnotes otherwise required by GAAP and subject to year-end audit adjustments).

     5.6 REIT Qualification; Investment Company Act. Commencing with its taxable year ended December 31, 2004, and for each taxable year ended or ending thereafter, the Buyer has been organized and operated in conformity with the requirements for qualification and taxation as a real estate investment trust within the meaning of Code Section 856 (“REIT”). The Buyer’s organization and current and proposed method of operation (including the consummation of the transactions contemplated hereby and after the consummation thereof) will enable it to continue to meet the requirements for qualification and taxation as a REIT. The Buyer has not taken any action (or omitted to take any action) that could reasonably be expected to cause the Buyer to fail to qualify as a REIT. The Buyer has incurred no liability for material Taxes under Section 856(c)(7), 857(b), 857(f), 860(c) or 4981 of the Code (or any comparable provision of state or local law) and no condition or circumstance exists which presents a risk that any material Tax described in this sentence will be imposed upon the Buyer or its Subsidiaries. Neither the Buyer nor any of its Subsidiaries is, or at the Effective Time will be, required to be registered as an investment company under the Investment Company Act.

     5.7 Non-Contravention. The execution and delivery by each of the Buyer and Buyer Sub of this Agreement and each applicable Ancillary Document, the consummation of the transactions contemplated hereby and thereby, and the performance by each of the Buyer and Buyer Sub of this Agreement and each applicable Ancillary Document in accordance with its terms will not:

          (a) violate the certificate of incorporation or by-laws (or comparable instruments) of the Buyer or Buyer Sub;

          (b) require the Buyer or Buyer Sub to obtain any material consents, approvals, authorizations or actions of, or make any filings with or give any notices to, any Governmental Authorities or any other Person, except for (i) the filing of the Articles of Merger with the Secretary of State of the State of Illinois, (ii) the filing with the SEC of a Proxy Statement in definitive form relating to the Stockholders Meeting (the “Proxy Statement”) (iii) such filings and approvals as are required to be obtained or made under the Exchange Act or the Securities Act, the rules and regulations of the NYSE or the securities or “blue sky” laws of various states in connection with the issuance of shares of Buyer Preferred Stock pursuant to this Agreement, (iv) the Stockholder Approval, (v) as set forth in Section 5.7(b) of the Buyer Disclosure Letter (the consents referred to in this clause (v), the “Buyer Consents and Notices” and, collectively with the Company Consents and Notices, the “Required Consents and Notices”) or (vi) any such consents, approvals, authorizations or actions of, or filings with or notices to any Person (other than a Governmental Authority) the failure to obtain or make which would not have a Buyer Material Adverse Effect;

          (c) assuming all of the Buyer Consents and Notices are obtained or made, violate or result in the breach of any of the material terms and conditions of, cause the termination of or give any other contracting party the right to terminate, or constitute (or with notice or lapse of time, or both, constitute) a default under, any material Contract or material Permit, to which the Buyer or Buyer Sub is a party or by or to which the Buyer or Buyer Sub or any of their respective properties is or may be bound, or result in the creation of any Lien, other than a Permitted Lien, upon any of the properties or assets of the Buyer or Buyer Sub pursuant to the terms of any material Contract or material Permit to which the Buyer or Buyer Sub is a party or by which any of their respective properties or assets are bound, except for any such violations, breaches, terminations, defaults, accelerations or creations under any such material Contracts that would not have a Buyer Material Adverse Effect; or

          (d) assuming all of the Buyer Consents and Notices are obtained or made, violate or result in the breach of any applicable Orders or Laws of any Governmental Authorities.

     5.8 Intentionally Omitted.

     5.9 Opinions of Buyer’s Financial Advisors. Bear, Stearns & Co. Inc. has delivered to the Special Committee an opinion dated the date of this Agreement to the effect that the consideration paid by the Buyer in connection with the Merger is fair to the Buyer from a financial point of view. Houlihan Lokey Howard & Zukin Financial Advisors, Inc. has delivered to the Special Committee an opinion dated the date of this Agreement to the effect that the consideration to be paid by the Buyer in connection with the Merger, taken in the aggregate, is fair to the Buyer from a financial point of view.

     5.10 Brokers. Neither the Buyer nor any of its Subsidiaries has paid or agreed to pay, or received any claim with respect to, any brokerage commissions, finders’ fees or similar compensation in connection with the transactions contemplated hereby, except for the fees and expenses of Bear, Stearns & Co. Inc. and Houlihan Lokey Howard & Zukin Financial Advisors, Inc., which shall be paid by the Buyer.

     5.11 Investment Intent. The Buyer is acquiring the Membership Interests for its own account, for investment purposes only and not with a view toward, or for sale in connection with, any distribution thereof, nor with any present intention of distributions or selling the Membership Interests, in violation of the federal securities Laws or any applicable foreign or state securities Law. The Buyer qualifies as an “accredited investor”, as such term is defined in Rule 501(a) promulgated pursuant to the Securities Act. The Buyer understands that the acquisition of the Membership Interests to be acquired by it pursuant to the terms of this Agreement involves substantial risk. The Buyer and its directors and officers have experience as an investor in securities and equity interests of companies such as the ones being transferred pursuant to this Agreement, and the Buyer can bear the economic risk of its investment (which may be for an indefinite period) and has such knowledge and experience in financial or business matters that the Buyer is capable of evaluating the merits and risks of its investment in the Membership Interests to be acquired by it pursuant to the transactions contemplated hereby. The Buyer understands that the Membership Interests to be acquired by it pursuant to this Agreement have not been registered under the Securities Act. The Buyer acknowledges that such securities may not be transferred, sold, offered for sale, pledged, hypothecated or otherwise disposed of without registration under the Securities Act and any other provision of applicable state securities Laws or pursuant to an applicable exemption therefrom.

     5.12 Independent Investigation. Each of the Buyer and Buyer Sub hereby acknowledges and affirms that it has conducted and completed its own investigation, analysis and evaluation of the Company and its Subsidiaries, that it has made all such reviews and inspections of the financial condition, business, results of operations, properties, assets and prospects of the Company and its Subsidiaries as it has deemed necessary or appropriate, that it has had the opportunity to request all information it has deemed relevant to the foregoing from the Company and has received responses it deems adequate and sufficient to all such requests for information, and that in making its decision to enter into this Agreement and to consummate the transactions contemplated hereby it has relied solely on its own investigation, analysis and evaluation of the Company and its Subsidiaries and is not relying in any way on any representations and warranties, including any implied warranties, made by the Company or on behalf of the Company by any other Person other than the representations and warranties made expressly by the Company in this Agreement and each applicable Ancillary Document.

     5.13 Exclusivity of Representations. The representations and warranties made by the Buyer and Buyer Sub in this Agreement are in lieu of and are exclusive of all other representations and warranties, including any implied warranties.

ARTICLE VI

COVENANTS AND AGREEMENTS

     6.1 Conduct of Business of the Company. The Company agrees that:

          (a) between the date of this Agreement and the Closing Date, except as otherwise expressly provided in this Agreement, provided in Section 6.1(a) of the Company Disclosure Letter, required by applicable Law or by the terms of any Benefit Plan as in effect on the date of this Agreement, or otherwise agreed to in writing by the Buyer (which agrees to respond promptly to any request for such agreement and not to unreasonably withhold or condition such agreement), the Company shall, and shall cause each of its Subsidiaries to (i) conduct its business in the ordinary course consistent with past practice and (ii) use commercially reasonable efforts to maintain and preserve intact its business organization and the goodwill of those having business relationships with it; and

          (b) between the date of this Agreement and the Closing Date, except as otherwise expressly provided in this Agreement, provided in Section 6.1(b) of the Company Disclosure Letter, required by applicable Law or otherwise agreed to in writing by the Buyer (which agrees to respond promptly to any request for such agreement and not to unreasonably withhold or condition such agreement), the Company shall not, and shall cause its Subsidiaries not to:

          (i) amend the Existing Operating Agreement or comparable organizational instruments;

          (ii) incur, assume or guarantee any additional Debt or grant any Lien (other than any Permitted Lien) on any material asset or property of the Company or any of its Subsidiaries, except for borrowings and reborrowings under the Revolving Note, dated February 2, 2006, by and between DCM and Fifth Third Bank (as amended, supplemented or otherwise modified from time to time) or in the ordinary course of business consistent with past practice which, for the avoidance of doubt, shall include the incurrence or guarantee of any Debt in connection with any CDO Financing;

          (iii) issue, deliver, sell, authorize, grant, dispose of, pledge or otherwise encumber any Membership Interests or any other capital stock, voting securities or equity interests of the Company or any of its Subsidiaries, or any class of securities convertible into, exchangeable or exercisable for, or rights, warrants or options to acquire, any Membership Interests or any other capital stock, voting securities or equity interests of the Company or any of its Subsidiaries or repurchase, redeem or otherwise acquire any Membership Interests or any other capital stock, voting securities or equity interests of the Company or any of its Subsidiaries;

          (iv) effect any recapitalization, reclassification, split or combination in the capitalization of the Company or any of its Subsidiaries;

          (v) sell or convey any of its material assets, except in the ordinary course of business consistent with past practice;

          (vi) change its method of accounting or any accounting principle, method, estimate or practice, except as may be required by changes in GAAP or applicable Law;

          (vii) cancel, terminate, amend or enter into any Material Contract, except in the ordinary course of business or as otherwise permitted in Section 6.1(b)(ix);

          (viii) merge or consolidate with or into, or acquire by purchasing a substantial portion of the assets of, or by any other manner, another Person or enter into any joint venture or partnership agreement or similar Contract;

          (ix) (A) adopt, terminate or amend or secure any benefit plan or bonus, profit sharing, deferred compensation, incentive, stock option or stock purchase plan, program or commitment, paid time off for sickness or other plan, program or arrangement for the benefit of employees, former employees, consultants or directors of the Company or any of its Subsidiaries other than (i) adopting or amending Benefit Plans of general application, but only if such actions do not result in a material cost increase, and (ii) in the ordinary course of business and consistent with past practice, entering into employment or consulting agreements with any employees or consultants first hired after the date of this Agreement, provided, however, that in no event will any such person be granted any Membership Interests, or (B) grant any material general increase (other than increases required under a Contract, or consistent with past practice) in the compensation of employees of the Company or any of its Subsidiaries or any material increase (other than increases required under a Contract) in the compensation payable or to become payable to any officer or director of the Company or any of its Subsidiaries; provided, however, that nothing in this subsection (ix) shall, in any way, prevent the Company or any of its Subsidiaries from paying, funding or securing any benefits under any Benefit Plan after the date of this Agreement, pursuant to the terms of any Benefit Plan as in effect on the date of this Agreement;

          (x) make any capital expenditures or enter into any capital commitments in excess of $250,000;

          (xi) adopt a plan of complete or partial liquidation or dissolution;

          (xii) settle or compromise any litigation, proceeding or investigation material to the Company and its Subsidiaries taken as a whole;

          (xiii) issue any broadly distributed communication of a general nature to employees (including general communications relating to benefits and compensation) or customers without the prior approval of the Buyer, except for communications in the ordinary course of business that do not relate to the transactions contemplated by this Agreement;

          (xiv) make, change or revoke any Tax election, file any amended Tax Return, settle or compromise any liability for Taxes, surrender any claim for a refund of Taxes, change any method of Tax accounting or any annual Tax accounting period, enter into any closing agreement relating to any Tax or waive or extend the statute of limitations in respect of any Tax (in each case, other than with respect to U.S. federal income or franchise Taxes and any Taxes derivative therefrom) to the extent that any of the foregoing could have a material post-Closing impact on the Buyer and its Affiliates taken as a whole;

          (xv) amend or modify any existing employment agreement or any consulting agreement with respect to an employee or consultant to the Company or any of its Subsidiaries, as applicable;

          (xvi) make any cash distribution to the Members, other than quarterly cash tax distributions and a cash tax distribution on or prior to the Closing with respect to any periods and/or portion thereof with respect to which the tax distribution has not previously been made, in each case computed consistent with past practice as determined in the reasonable judgment of Sellers’

Representative, which tax distributions shall in no event exceed $1,234,171in the aggregate; or

          (xvii) agree to or make any commitment to take any actions prohibited by this Section 6.1(b).

     6.2 Conduct of Business of the Buyer. The Buyer agrees that:

          (a) between the date of this Agreement and the Closing Date, except as otherwise expressly provided in this Agreement, provided in Section 6.2(a) of the Buyer Disclosure Letter, required by applicable Law or otherwise agreed to in writing by the Company (which agrees to respond promptly to any request for such agreement and not to unreasonably withhold or condition such agreement), the Buyer shall, and shall cause each of its Subsidiaries to (i) conduct its business in the ordinary course of business consistent with past practice and (ii) use commercially reasonable efforts to maintain and preserve intact its business organization and the goodwill of those having business relationships with it; provided, that no breach of this Section 6.2(a) shall result from any actions taken on behalf of the Buyer or its Subsidiaries by DCM under the Management Agreement, other than any such actions taken at the direction of the Board of Directors of the Buyer or the Special Committee; and

          (b) between the date of this Agreement and the Closing Date, except as otherwise expressly provided in this Agreement, provided in Section 6.2(b) of the Buyer Disclosure Letter, required by applicable Law or otherwise agreed to in writing by the Company. The Buyer agrees that between the date of this Agreement and the Closing Date, except as otherwise expressly provided in this Agreement, provided in Section 6.2 of the Buyer Disclosure Letter, required by applicable Law or otherwise agreed to in writing by the Company or the Sellers’ Representative (each of which agrees to respond promptly to any request for such agreement and not to unreasonably withhold or condition such agreement), Buyer shall not, and shall cause its Subsidiaries not to (provided, that no breach of this Section 6.2 shall result from any actions taken on behalf of the Buyer or its Subsidiaries by DCM under the Management Agreement, other than any such actions taken at the direction of the Board of Directors of the Buyer or the Special Committee):

          (i) amend its Charter, By-laws or comparable organizational instruments;

          (ii) issue, deliver, sell, grant or authorize any Buyer Common Stock, Buyer Preferred Stock or any other capital stock, voting securities or equity interests of the Buyer or any of its Subsidiaries, or any class of securities convertible into exchangeable or exercisable for, or rights, warrants or options to acquire, Buyer Common Stock, Buyer Preferred Stock or any other capital stock, voting securities or equity interests of the Buyer or any of its Subsidiaries or repurchase, redeem or otherwise acquire Buyer Common Stock, Buyer Preferred Stock or any other capital stock, voting securities or equity interests of the Buyer or any of its Subsidiaries;

          (iii) effect any recapitalization, reclassification, split or combination in the capitalization of the Buyer or any of its Subsidiaries;

          (iv) make, declare or pay any dividends or make any distribution or payment (whether in cash, stock or property or any combination thereof) with respect to any shares of its capital stock, other than (A) dividends or distributions made by a wholly-owned Subsidiary of the Buyer to the Buyer or any of its Subsidiaries, (B) as necessary to maintain the Buyer’s REIT qualification and as necessary for the Buyer to avoid being subject to Tax under Sections 857, 860 and 4981 of the Code, or (C) other ordinary cash dividends made in the ordinary course consistent with past practice;

          (v) adopt a plan of complete or partial liquidation or dissolution;

          (vi) facilitate or approve any transaction in which all of the holders of the outstanding shares of Buyer Common Stock are afforded the opportunity to sell or otherwise dispose of any or all of such shares held by them unless the Buyer shall have used its commercially reasonable efforts to have provision made for the Persons who are to receive the Aggregate Share Consideration to be afforded the opportunity to include the Aggregate Share Consideration, or the pro rata portion thereof, in such transaction on the same terms and conditions; or

          (vii) agree to or make any commitment to take any actions prohibited by this Section 6.2.

Notwithstanding anything to the contrary set forth in this Agreement, nothing in this Agreement shall prohibit the Buyer from taking any action at any time or from time to time that in the reasonable judgment of the Board of Directors of the Buyer, upon advice of counsel, is reasonably necessary for the Buyer to maintain its qualification as a REIT under the Code for any period or portion thereof ending on or prior to the Effective Time, including making dividend or distribution payments to stockholders of the Buyer in accordance with this Agreement or otherwise.

     6.3 Access to Information; Confidentiality.

          (a) Between the date of this Agreement and the Closing, the Company shall use commercially reasonable efforts to afford the Buyer and its professional advisors reasonable access during normal business hours and upon reasonable prior notice to all of the properties, personnel, contracts and agreements, books and records of the Company and its Subsidiaries and shall promptly deliver or make available to the Buyer information concerning the business, properties, assets and personnel of the Company and the Subsidiaries as the Buyer may from time to time reasonably request; provided, however, that such access or request shall not unreasonably interfere with any of the businesses or operations of the Company or any of its Subsidiaries; provided, further, that the auditors and accountants of the Company and its

Subsidiaries shall not be obligated to make any work papers available to any Person unless and until such Person has executed a customary agreement related to such access to work papers in form and substance reasonably satisfactory to such auditors or accountants. The Buyer shall hold, and shall cause its professional advisors to hold, all Evaluation Material (as defined in the Confidentiality Agreement, between Triarc Companies, Inc. and the Buyer dated February 14, 2007 (the “Confidentiality Agreement”) or the Confidentiality Agreement, between Triarc Companies, Inc. and Bear, Stearns & Co. Inc., dated February 16, 2007 (the “Bear Stearns Confidentiality Agreement”), as applicable) in confidence in accordance with the terms of the Confidentiality Agreement or the Bear Stearns Confidentiality Agreement, as applicable, and, in the event of the termination of this Agreement for any reason, the Buyer promptly shall return all Evaluation Material in accordance with the terms of the Confidentiality Agreement.

          (b) The Buyer agrees that neither the Company nor any of its Subsidiaries or any other Person acting on behalf of the Company or any of its Subsidiaries shall have or be subject to any liability, except as specifically set forth in this Agreement, to the Buyer, or any other Person resulting from the distribution to the Buyer, for the Buyer’s use, of any such information, including any information, document or material made available to the Buyer in certain “data rooms,” management presentations or any other form in expectation of the transactions contemplated by this Agreement.

          (c) Between the date of this Agreement and the Closing Date, without the prior written consent of the Company, the Buyer and Buyer Sub shall not, and shall cause each of their respective employees, counsel, accountants, consultants, financing sources and other authorized representatives not to, contact or communicate with any Client or any Person who, to the Knowledge of the Buyer, is an investor in any CDO or Hedge Fund or provides services to any CDO, in each case, in connection with the transactions contemplated by this Agreement.

          (d) Between the date of this Agreement and the Closing, the Buyer shall use commercially reasonable efforts to afford the Company and its professional advisors reasonable access during normal business hours and upon reasonable prior notice to all of the properties, personnel, contracts and agreements, books and records of the Buyer and the Subsidiaries and shall promptly deliver or make available to the Company information concerning the business, properties, assets and personnel of the Buyer and its Subsidiaries as the Company may from time to time reasonably request; provided, however, that such access or request shall not unreasonably interfere with any of the businesses or operations of the Buyer or any of its Subsidiaries; provided, further, that the auditors and accountants of the Buyer and its Subsidiaries shall not be obligated to make any work papers available to any Person unless and until such Person has executed a customary agreement related to such access to work papers in form and substance reasonably satisfactory to such auditors or accountants.

     6.4 Expenses.

          (a) Except as otherwise specifically provided herein, the Buyer shall pay (i) its own expenses incurred in connection with the preparation, execution and performance of this Agreement and the transactions contemplated hereby, including all fees and expenses of agents, representatives, counsel and accountants and (ii) the Unpaid Expenses; provided, that the Buyer shall pay the Unpaid Expenses owed to any investment bank, law firm or accounting firm, together with the fees and expenses of the Buyer related to the transactions contemplated hereby and by the Prior Merger Agreement, on a pro rata basis, as promptly as practicable following the Closing Date and in no event later than June 30, 2008, and shall pay any other Unpaid Expenses no later than September 30, 2008. Notwithstanding anything to the contrary set forth herein, (i) if the Sellers’ Representative pays any Unpaid Expenses at any time following the date hereof, the Buyer shall reimburse the Sellers’ Representative for any such Unpaid Expenses paid by the Sellers’ Representative at the same time that the Buyer would have otherwise paid such Unpaid Expenses that were paid by the Sellers’ Representative (and in no event shall such reimbursement occur later than June 30, 2008) and (ii) the Sellers’ Representative shall be entitled to enforce the obligation of the Buyer to pay the Unpaid Expenses in accordance with this Section 6.4.

          (b) Notwithstanding the foregoing, the following expenses shall be paid by the Buyer:

          (i) all sales, use, value added, transfer, stamp, registration, documentary, excise, real property transfer or gains, or similar Taxes incurred as a result of the transactions contemplated in this Agreement and the Company and the Buyer agree to jointly file all required change of ownership and similar statements;

          (ii) the fees and expenses of Hunton & Williams LLP in connection with the issuance of the opinion described in Section 8.9 hereof.

     6.5 Publicity. Prior to the Closing Date, except as may be required by Law, including the rules and regulations promulgated by the SEC or the NYSE, the parties hereto agree that no publicity release or announcement by the Company or the Buyer concerning this Agreement or the transactions contemplated hereby shall be made without advance approval thereof by the Sellers’ Representative and the Buyer. If any such public announcement is required by Law to be made by any party hereto, prior to making such announcement, such party will deliver a draft of such announcement to the Sellers’ Representative or the Buyer, as applicable, and shall give the Sellers’ Representative or the Buyer, as applicable, reasonable opportunity to comment thereon.

     6.6 Further Actions. Subject to the terms and conditions of this Agreement, and except where another standard of effort is expressly provided for in this Agreement, between the date of this Agreement and the Closing Date, each of the parties hereto agrees to use its commercially reasonable efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary, proper or advisable to consummate and make effective the Merger and the other transactions contemplated by this Agreement, including using its commercially reasonable efforts to (i) defend any action, suit or proceeding, whether judicial or administrative, whether brought derivatively or on behalf of third parties (including Governmental Authorities or officials), challenging this Agreement or the Merger or the other transactions contemplated by this Agreement and (ii) furnish to each other party such information and assistance and consult with respect to the terms of any undertaking as may be reasonably requested in connection with the foregoing.

     6.7 Required Consents and Notices from Governmental Authorities.

          (a) If the Conversion has not occurred on or prior to May 5, 2008, each of the Buyer and the Sellers’ Representative agrees to make, or cause to be made, an appropriate filing of a Notification and Report Form pursuant to the HSR Act with respect to the transactions contemplated hereby on or prior to May 5, 2008, and to supply as promptly as practicable any additional information and documentary material that may be requested pursuant to the HSR Act and to take all other actions necessary to cause the expiration or termination of the applicable waiting periods under the HSR Act as soon as practicable. All filing fees with respect to any filing required under the HSR Act shall be paid equally by the Buyer and the Sellers’ Representative.

          (b) In connection with the efforts referenced in Section 6.7(a), each of the Buyer and the Sellers’ Representative shall (i) use its commercially reasonable efforts to cooperate in all respects with the other in connection with any filing or submission and in connection with any investigation or other inquiry, including any proceeding initiated by a private party, (ii) keep the other party informed of any material communication received by such party from, or given by such party to, the Federal Trade Commission (the “FTC”), the Antitrust Division of the Department of Justice (the “DOJ”) or any other Governmental Authority and of any material communication received or given in connection with any proceeding by a private party, in each case regarding any of the transactions contemplated hereby, and (iii) permit the other party to review any material communication given by it to, and consult with each other in advance of any meeting or conference with, the FTC, the DOJ or any such other Governmental Authority or, in connection with any proceeding by a private party, with any other Person.

          (c) Each of the Buyer, the Company and the Sellers’ Representative shall use its commercially reasonable efforts to prevent the entry of any claim, action, suit, audit, assessment arbitration or inquiry, or any proceeding or investigation, before any Governmental Authority by the DOJ or the FTC (whether United States, foreign or multinational) (collectively, the “Antitrust Authorities”) or any other Person of any Order which would prohibit, make unlawful or delay the consummation of the transactions contemplated by this Agreement.

          (d) The Buyer shall cooperate in good faith with the Antitrust Authorities, consent to the sharing of Confidential Information (as defined in the

Confidentiality Agreement) among Antitrust Authorities as directed by the Seller Representative, and undertake promptly any and all action required to obtain the approval of the Antitrust Authority, including consenting to an Order providing for the sale or other disposition, or the holding separate, of particular assets, categories of assets or lines of business, of either assets or lines of business of the Company, or any other assets or lines of business of the Buyer.

          (e) The parties hereto shall cooperate and coordinate with each other, as appropriate, with respect to filings and notifications to Governmental Authorities in connection with obtaining or making the Required Consents and Notices. Without limiting the generality of the foregoing, the Company, on the one hand, and the Buyer, on the other hand, shall make or cause to be made available all information reasonably requested by the other party to permit all necessary filings and notices to be made with or to Governmental Authorities as promptly as practicable. Each party shall promptly furnish or cause to be furnished all information and documents reasonably required by the relevant Governmental Authorities as may be appropriate in order to obtain or make the Required Consents and Notices.

          6.8 Client Consent Confirmation Letter. On the date hereof or the following Business Day, the Company shall deliver Client Consent Confirmation Letters to the Persons who have provided Client Consents.

     6.9 Proxy Statement; Stockholders Meeting; NYSE Listing.

          (a) As promptly as practicable after the execution of this Agreement (but in no event more than 30 days after the date of this Agreement), the Buyer, in cooperation with the Sellers’ Representative, shall prepare and file with the SEC the preliminary Proxy Statement relating to the Stockholders Meeting. The Buyer shall respond to any comments of the SEC or its staff and shall cause the Proxy Statement to be mailed to its stockholders at the earliest practicable time after the resolution of any such comments. The Buyer shall also use its commercially reasonable efforts to obtain all necessary state securities or “blue sky” permits and approvals required to carry out the transactions contemplated by this Agreement, and the Company shall furnish all information concerning the Company and the holders of Membership Interests as may be reasonably requested in connection with any such action. The Buyer shall notify the Sellers’ Representative promptly upon the receipt of any comments from the SEC or its staff or any other government officials and of any request by the SEC or its staff or any other government officials for amendments or supplements to the Proxy Statement and shall supply the Sellers’ Representative with copies of all correspondence between the Buyer or any of its representatives, on the one hand, and the SEC, or its staff or any other government officials, on the other hand, with respect to the Proxy Statement. The Buyer shall use commercially reasonable efforts to cause all documents that it is responsible for filing with the SEC or other regulatory authorities under this Section 6.9(a) to comply in all material respects with all applicable Laws. Whenever any event occurs that is required to be set forth in an amendment or supplement to the Proxy Statement, the Buyer or the Company, as the case may be, shall promptly inform the Sellers’ Representative of such occurrence and each shall cooperate in filing with the SEC or its staff or any other government officials, and/or mailing to stockholders of the Buyer, such amendment or supplement.

          (b) The Buyer, acting through its Board of Directors, shall duly call, give notice of, convene and hold as promptly as practicable after the Closing (but in any event before its next annual meeting of stockholders) the Stockholders Meeting for the purpose of considering and voting upon the Conversion. The Buyer covenants that, the Proxy Statement for the Stockholders Meeting shall include the recommendation (the “Board Recommendation”) of the Board of Directors of the Buyer and of the Special Committee that the stockholders of the Buyer approve the Conversion. The Buyer shall take all action that is both reasonable and lawful to solicit from its stockholders proxies in favor of the Conversion and shall take all other action reasonably necessary or advisable to secure the Stockholder Approval. Notwithstanding anything to the contrary contained in this Agreement, (i) the Buyer may adjourn or postpone the Stockholders’ Meeting to the extent necessary to ensure that any required supplement or amendment to the Proxy Statement is provided to the Buyer’s stockholders or, if as of the time for which the Stockholders Meeting is originally scheduled (as set forth in the Proxy Statement) there are insufficient shares of Buyer Common Stock represented (either in person or by proxy) to constitute a quorum necessary to conduct the business of the Stockholders Meeting and (ii) if the Stockholder Approval is not obtained at the initial Stockholder Meeting to be held following the Closing Date, then automatic conversion of the Buyer Preferred Stock shall thereafter occur only if the holders of 20% or more of the Buyer Preferred Stock shall have requested that the Company seek Stockholder Approval and such approval is obtained at the first regularly scheduled annual meeting of the stockholders occurring after such request is made and, if such request is made, the Company shall use its reasonable best efforts to obtain Stockholder Approval at its next regularly scheduled annual meeting of the stockholders; provided, however, that the Buyer shall have received such request at least forty-five (45) days prior to the regularly scheduled annual meeting of the stockholders.

          (c) Within two Business Days following the date of the Conversion, the Company shall apply for and use its commercially reasonable efforts to cause the shares of Buyer Common Stock to be issued upon the Conversion to be authorized for listing on the NYSE; provided that, the Company shall use commercially reasonable efforts to cause the Buyer Preferred Stock to be authorized for listing on the NYSE on or before April 30, 2008 if the Stockholder Approval has not occurred by such date.

          (d) So long as the Buyer Preferred Stock remains outstanding, neither the Board of Directors of the Buyer nor the Special Committee shall withdraw or modify, or propose publicly to withdraw or modify, in a manner adverse to the Company, the Board Recommendation or the approval.

          (e) The written information to be supplied by or on behalf of the Buyer (including with respect to the Company) for inclusion in the Proxy Statement to be sent to the stockholders of the Buyer in connection with the Stockholders Meeting shall not, on the date the Proxy Statement is first mailed to stockholders of the Buyer, at the time of the Stockholders Meeting or at the Effective Time, contain any statement that, at such time and in light of the circumstances under which it shall be made, is false or misleading with respect to any material fact, or omit to state any material fact necessary in order to make the statements made in the Proxy Statement not false or misleading; or omit to state any material fact necessary to correct any statement in any earlier communication with respect to the solicitation of proxies for the Stockholders Meeting that has become false or misleading. If at any time prior to the Stockholders Meeting any fact or event relating to the Buyer or any of its Affiliates (including the Company) that should be set forth in a supplement to the Proxy Statement should be discovered by the Buyer or should occur, the Buyer shall, promptly after becoming aware thereof, inform the Sellers’ Representative of such fact or event.

     6.10 Preservation of Records; Post-Closing Access to Information and Cooperation.

          (a) The Buyer, at its own expense, shall preserve and keep records held by it or any of its Affiliates (including the Company or any of its Subsidiaries) relating to the Company or any of its Subsidiaries for a period of seven (7) years from the Closing Date, during which time the Buyer shall make such records available to the Sellers’ Representative as the Sellers’ Representative requires. The Buyer may destroy such records after that time, but only after the Buyer gives ninety (90) days prior written notice to the Sellers’ Representative and details the contents of the records to be destroyed; the Sellers’ Representative shall have the option to take possession of the records at its own expense within ninety (90) days of the date of such notice by the Buyer in accordance with Section 6.10(b).

          (b) The Buyer (including, for the purpose of this Section 6.10(b), the Company and its Subsidiaries after the Closing) shall provide the Sellers’ Representative and its professional advisors with reasonable access to the Buyer’s books and records if reasonably required in connection with any litigation, investigation, Tax audit, discovery or similar proceeding, or in the preparation of Tax Returns, and shall prepare, at the expense of the Members, which shall be paid solely from the Sellers’ Representative Expense Fund, such schedules and other materials as may be reasonably requested by the Sellers’ Representative in connection with any of the foregoing and deliver, at the expense of the Members, which shall be paid solely from the Sellers’ Representative Expense Fund, such schedules and materials to the Sellers’ Representative and its professional advisors at such times as may be reasonably requested by the Sellers’ Representative. If the Sellers’ Representative shall request the assistance (including testimony) of employees of the Buyer in connection with any litigation, investigation, tax audit, discovery, similar proceeding or claim, the Buyer shall use commercially reasonable efforts to make such employees available for a reasonable period of time.

          (c) The Sellers’ Representative shall exercise its rights under this Section 6.10 to the extent reasonably requested to do so by Members who hold issued and outstanding Membership Interests as of immediately prior to the Effective Time constituting at least 20% of the Fully Diluted Percentage Interests.

     6.11 Termination of Related Party Transactions.

          (a) Except as set forth in Section 6.11 of the Company Disclosure Letter, all Contracts between the Company or any of its Subsidiaries, on the one hand, and any Triarc Related Party, on the other hand, shall be terminated as of the Closing, and all liabilities thereunder shall thereupon be discharged and released. This covenant is intended to be for the benefit of, and shall be enforceable by, the Triarc Related Parties as if such Persons were parties hereto.

          (b) On the Closing Date, the Buyer shall change its name to eliminate the reference therein to “Triarc” in accordance with the terms of the Trademark License Agreement, dated as of November 24, 2004, by and among Triarc Companies, Inc., the Company and the Buyer.

     6.12 Employee Matters.

          (a) On and after the Closing, the Buyer shall, and shall cause the Company and its Subsidiaries to honor in accordance with their terms all existing employment, severance, consulting and salary continuation agreements between the Company or any of its Subsidiaries and any current or former officer, director, employee or consultant of the Company or any of its Subsidiaries, including the Sachs Agreement; provided, however, that nothing herein shall preclude the Buyer from having the right to terminate the employment of any employee, with or without cause.

          (b) On and after the Closing until the first anniversary thereof, the Buyer shall either continue the Benefit Plans (including any severance plan or arrangement but excluding any equity-based plan or arrangement) and compensation practices of the Company and its Subsidiaries or shall provide, or cause the Company or its Subsidiaries to provide, benefits and compensation practices to employees of the Company and its Subsidiaries that are substantially similar in the aggregate to the benefits provided under the Benefit Plans and compensation practices applicable to such employees of the Company or any of its Subsidiaries, as applicable immediately prior to the Closing.

          (c) The Buyer shall assume the obligation to pay to the employees of the Company and its Subsidiaries any bonuses, to the extent such bonuses are accrued, that would have been payable to the employees of the Company and its Subsidiaries with respect to the calendar year in which the Closing Date occurs, in accordance with the provisions of the policy, plan, arrangement, program, practice or agreement under which any such bonuses would have been paid in accordance with past practices.

          (d) From and after the Closing Date, the Buyer shall be responsible for complying with the continuation coverage requirements of Section 4980B of the Code with respect to all “qualifying events” (as such term is defined in Section 4980B of the Code) occurring prior to, or on or after, the Closing Date with respect to any current or former “covered employee” (as such term is defined in

Section 4980B of the Code) of the Company and its Subsidiaries or any related “qualified beneficiary” (as such term is defined in Section 4980B of the Code), including, for the avoidance of doubt, those former covered employees (and their qualified beneficiaries) who terminate their employment with the Company and its Subsidiaries prior to the Closing Date.

          (e) From and after the Closing Date, and to the extent not otherwise addressed in the foregoing Section 6.12(d), the Buyer shall be responsible with respect to current and former employees of the Company and its Subsidiaries and their beneficiaries (including, for the avoidance of doubt, those former employees (and their beneficiaries) who terminate their employment with the Company and its Subsidiaries prior to the Closing Date) for compliance with the Worker Adjustment and Retraining Notification Act of 1988, and any other applicable Law, including any requirement to provide for and discharge any and all notifications, benefits and liabilities to employees of the Company and its Subsidiaries and Governmental Authorities that might be imposed as a result of the consummation of the transactions contemplated by this Agreement or otherwise.

     6.13 Officers and Directors.

          (a) The Company shall use its reasonable efforts to deliver to the Buyer the resignations of all members of the Board of Directors of the Company requested by the Buyer at least three Business Days prior to the Closing from their positions as directors of the Company immediately prior to the Closing.

          (b) The Buyer agrees that, for a period of six (6) years from the Closing Date, neither the Existing Operating Agreement nor any other comparable organizational instruments of the Company’s Subsidiaries shall be amended, repealed or otherwise modified in any manner that would adversely affect the rights thereunder of individuals who on the date immediately prior to the Closing Date are or were directors, officers, agents or employees of the Company, any of their respective Subsidiaries or otherwise entitled to indemnification, advancement of expenses or exculpation pursuant to the Existing Operating Agreement or any other comparable organizational instrument of the Company’s Subsidiaries (each a “Director and/or Officer Indemnified Party”).

          (c) Without limiting any additional rights that any Person may have under the Existing Operating Agreement or any other comparable organizational instrument of the Company’s Subsidiaries or any other Contract, but without duplication thereof, from the Effective Time through the sixth anniversary of the date on which the Effective Time occurs, the Buyer shall, or shall cause the Surviving LLC to, indemnify, defend and hold harmless the Director and/or Officer Indemnified Parties from and against any and all losses, liabilities or damages and reasonable attorneys’ fees, court costs and other out-of-pocket expenses incurred in connection with any claim, action, suit, proceeding or investigation, whether civil, criminal, administrative or investigative, arising out of or pertaining to (i) the fact that the Director and/or Officer Indemnified Party is or was an officer, director, employee, fiduciary or agent, at or prior to the Effective Time, of the Company, or any of its Subsidiaries or (ii) the Director and/or

Officer Indemnified Party’s service, at or prior to the Effective Time, at the request of, or to represent the interests of, the Company as a director, officer, partner, member, trustee, fiduciary, employee or agent of another corporation, partnership, joint venture, limited liability company, trust, employee benefit plan or other enterprise including any charitable or not-for-profit public service organization or trade association or (iii) matters existing or occurring at or prior to the Effective Time (including this Agreement and the transactions and actions contemplated hereby), whether asserted or claimed prior to, at or after the Effective Time, to the fullest extent permitted under applicable Law. In the event of any such claim, action, suit, proceeding or investigation, in addition to any rights provided in the Surviving LLC’s organizational instruments, (x) subject to applicable Law, each Director and/or Officer Indemnified Party will be entitled to advancement of reasonable expenses (including attorneys’ fees and disbursements) incurred in the defense of any claim, action, suit, proceeding or investigation from the Buyer or the Surviving LLC within 10 Business Days of receipt by the Buyer or the Surviving LLC from the Director and/or Officer Indemnified Party of a request therefor; provided that any Person to whom expenses are advanced provides an undertaking, if and only to the extent required by applicable Law, to repay such advances if it is ultimately determined that such Person is not entitled to indemnification and (y) neither the Buyer nor the Surviving LLC shall settle, compromise or consent to the entry of any judgment in any proceeding or threatened action, suit, proceeding, investigation or claim (and in which indemnification could be sought by such Director and/or Officer Indemnified Party hereunder) unless such settlement, compromise or consent includes an unconditional release of such Director and/or Officer Indemnified Party from all liability arising out of such action, suit, proceeding, investigation or claim or such Director and/or Officer Indemnified Party otherwise consents.

          (d) The Buyer agrees that, for a period of six (6) years from the Closing Date, (i) the Buyer shall, or shall cause the Surviving LLC to, obtain extended reporting or tail coverage on, obtain a substitute directors’ and officers’ liability insurance policy for, or continue to maintain, the directors’ and officers’ liability insurance policy maintained by the Company as of the date hereof for the benefit of those persons who are covered by such policy immediately prior to the Closing and (ii) the Buyer shall continue to maintain the directors’ and officers’ liability insurance policy maintained by the Buyer as of the date hereof for the benefit of those persons who are covered by such policy immediately prior to the Closing, in each case, on terms and conditions that are, in the aggregate, no less favorable to the insured with respect to claims arising from acts or omissions arising prior to and including the Closing than are currently in effect; provided, that such extended reporting or tail coverage or substitute or existing policy can be obtained and maintained on commercially reasonable terms and at a cost to the Company or the Buyer, as applicable, not greater than 200 percent of the aggregate annual premium for the directors’ and officers’ liability insurance policy maintained by the Company or the Buyer, as applicable, on the date hereof; provided, further, that if the annual premiums of such insurance coverage exceed such amount, the Buyer shall be obligated to obtain policies with the greatest coverage available for a cost not exceeding such amount.

          (e) The Buyer agrees that, if the Surviving LLC merges into, consolidates with, is converted into or transfers all or substantially all of its assets to another Person, then and in each such case, the Buyer shall make proper provision so that the surviving or resulting Person or the transferee in such transaction (i) provides rights to indemnification and advancement of expenses to the Director and/or Officer Indemnified Parties on terms not materially less favorable to the Director and/or Officer Indemnified Parties than those contained in the Existing Operating Agreement and (ii) assumes the obligations of the Buyer and the Surviving LLC under this Section 6.13.

          (f) Notwithstanding anything herein to the contrary, if any claim, action, suit, proceeding or investigation (whether arising before, at or after the Effective Time) is made against any Director and/or Officer Indemnified Party on or prior to the sixth anniversary of the Effective Time, the provisions of this Section 6.13 shall continue in effect until the final disposition of such claim, action, suit, proceeding or investigation.

     6.14 Release. Effective as of the Closing Date, Buyer and the Surviving LLC, on behalf of itself and its Subsidiaries and Affiliates and each of their respective successors and assigns (each, a “Releasor”), hereby releases, acquits and forever discharges, to the fullest extent permitted by Law, each of the Members, managers and each of their respective past or present officers, directors, employees, stockholders, partners, members, managers and each of their successors and assigns (each, a “Releasee”) of, from and against any and all actions, causes of action, claims, demands, damages, judgments, debts, dues and suits of every kind, nature and description whatsoever, which such Releasor or its successors or assigns ever had, now has or may have with respect to any acts or omissions prior to the Closing Date of any such Releasee with respect to the Company or any of its Subsidiaries, other than for fraud, bad faith or willful misconduct which shall not be released pursuant to this Section 6.14. Each Releasor agrees not to assert any claim covered by this Section 6.14 against any Releasee. Notwithstanding the foregoing, each Releasor retains, and does not release, its rights and interests under the terms and conditions of this Agreement and the Confidentiality Agreement.

     6.15 Tax Matters. Notwithstanding anything to the contrary contained herein, the parties hereto agree and acknowledge that (a) Triarc Companies, Inc. and/or Gregory H. Sachs has been, and shall continue to be for all taxable years of the Company that end on or before the Closing Date, the Tax Matters Partner (as such term is defined in the Existing Operating Agreement) of the Company and shall continue to have, with respect to such periods, all the rights, obligations and authority granted to it or him, as applicable, as Tax Matters Partner pursuant to Section 5.5 of the Existing Operating Agreement, (b) the Sellers’ Representative shall prepare and file or cause to be prepared and filed all Tax Returns (including IRS Form 1065 and related schedules) and amended Tax Returns of the Company or any of its Subsidiaries for any taxable year that ends on or before the Closing Date and shall make a Section 754 election with respect to the Company effective for the taxable year that ends on the Closing Date, (c) each income Tax Return (if any) that includes but does not end on the Closing Date shall be prepared and filed by the Buyer and presented to the Sellers’ Representative for its review at least

30 days before the date on which such Tax Return is required to be filed (taking into account any applicable extensions), and no such Tax Return or amended Tax Return shall be filed without the prior written consent of the Sellers’ Representative (which shall not be unreasonably withheld), (d) for U.S. federal income tax purposes, the parties shall treat the Merger as a fully taxable sale of Membership Interests by the holders thereof and a purchase of Membership Interests by the owners of Buyer Sub, file all Tax Returns in a manner consistent with such treatment and take no position contrary thereto unless required to do so by a change in applicable Tax Laws or a good faith resolution of a Tax contest, and (e) any and all Tax allocation or Tax sharing agreements between the Company or any of its Subsidiaries, on the one hand, and any other Person, on the other hand, shall be terminated as of the Closing Date and, from and after the Closing Date, neither the Company nor any of its Subsidiaries shall be obligated to make any payment pursuant to any such agreement for any past or future period.

     6.16 Intentionally Omitted.

     6.17 REIT Qualification Opinion. The Buyer shall cause an officer of the Buyer (on behalf of the Buyer) to make such representations and warranties as may be reasonably requested by Hunton & Williams LLP as a condition to the issuance of the opinion referred to in Section 8.9.

     6.18 Modification of Existing Restrictions on Transfer and Ownership of Shares. The Buyer, acting through its Board of Directors, shall take all actions necessary or desirable to exempt, pursuant to the Buyer’s Charter, the Members that held issued and outstanding Membership Interests as of immediately prior to the Effective Time, their respective Affiliates and the successive transferees of any of the foregoing from the “Stock Ownership Limit” contained in the Buyer’s Charter to the extent necessary to allow such Members, their respective Affiliates and the successive transferees of any of the foregoing to own the Buyer Preferred Stock and the Buyer Common Stock issued upon the Conversion and/or options with respect thereto (i) issued to such Members pursuant to the Merger or the Conversion, (ii) distributed to such Members pursuant to Section 6.21, (iii) owned (or deemed owned pursuant to the Buyer’s Charter) by such Members immediately prior to the Effective Time, (iv) issued by the Buyer to any of such Members, their respective Affiliates and the successive transferees of any of the foregoing pursuant to options outstanding immediately prior to the Effective Time or (v) otherwise issued by the Buyer or any of its Affiliates to any director, officer or employee of the Buyer or any of its Affiliates; provided, however, that the Board of Directors of the Buyer (x) shall grant such waivers only to the extent it receives such representations, covenants, and undertakings from such Members and their respective Affiliates and the permitted successive transferees of any of the foregoing as the Board of Directors of the Buyer reasonably deems appropriate and the Board of Directors of the Buyer is advised by Hunton & Williams LLP or other nationally recognized REIT tax counsel that granting such waivers will not jeopardize the Buyer’s qualification as a REIT for federal income tax purposes and (y) shall not be required to reduce the percentage ownership limit applicable under the “Stock Ownership Limit” in the Buyer’s Charter in connection with granting the waivers contemplated by this Section 6.18.

     6.19 No Shop. The Company and the Sellers’ Representative shall not, and shall not permit any of the Affiliates, directors, officers, employees, representatives or agents of the Company or any of its Subsidiaries (collectively, the “Representatives”) to, directly or indirectly, (i) discuss, negotiate, undertake, initiate, authorize, recommend, propose or enter into, either as the proposed surviving, merged or acquired corporation, any transaction involving a merger, consolidation, business combination or disposition of any material amount of assets or any capital stock or other equity interests of the Company or any of its Subsidiaries other than the transactions contemplated by this Agreement (an “Acquisition Transaction”), (ii) solicit or initiate discussions, negotiations or submissions of proposals or offers in respect of an Acquisition Transaction, (iii) furnish or cause to be furnished, to any Person, any information concerning the business, operations, properties or assets of the Company or any of its Subsidiaries in connection with an Acquisition Transaction or (iv) discuss, negotiate, undertake, initiate, authorize, recommend, propose or enter into any other transaction that could reasonably interfere with the consummation of the transactions contemplated hereby. The Company shall (and shall cause its Representatives to) immediately cease and cause to be terminated any existing discussions or negotiations with any Persons (other than Buyer) conducted heretofore with respect to any Acquisition Transaction. The Company agrees not to release any third party from the confidentiality and standstill provisions of any agreement to which the Company or any of its Subsidiaries is a party.

     6.20 Non-Competition; Non-Solicitation.

          (a) For a period commencing on the Closing Date and ending on, (x) in the case of clauses (i), (ii) and (iii) below, the second anniversary of the Closing Date and (y) in the case of clause (iv) below, the third anniversary of the Closing Date, (the “Restricted Period”), the Sellers’ Representative shall not, and shall cause its Subsidiaries (collectively, “Restricted Persons”) not to, directly or indirectly:

          (i) own, manage, operate, control or participate in the ownership, management, operation or control of, or render services to, any business, whether in corporate, proprietorship or partnership form or otherwise, that competes with the business of, or provides services similar to the services provided by, the Company or any of its Subsidiaries (a “Restricted Business”); provided, however, that the restrictions contained in this Section 6.20(a)(i) shall not restrict the acquisition by the Sellers’ Representative or any of its Subsidiaries, directly or indirectly, of less than 5% of the outstanding capital stock of any publicly traded company engaged in a Restricted Business;

          (ii) take any action with the intention of diverting from the Company or any controlled Affiliate of the Company any funds or investment accounts with respect to which the Company or any controlled Affiliate of the Company is providing Investment Management Services;

          (iii) solicit or attempt to solicit any Person to cease doing business with the Company who, to the knowledge (whether actual knowledge or knowledge that such Restricted Person should have possessed under the circumstances) of such Restricted Person, is or has been a customer, supplier, licensor, licensee or other business relation of the Company at any time (A) up to the date hereof or (B) during the applicable Restricted Period; or

     (iv) induce, hire, employ, attempt to hire or employ or solicit any person employed by or providing consulting services to the Company or any of its controlled Affiliates or any person who was employed by or providing consulting services to the Company or any of its controlled Affiliates during the 18 months preceding such hiring or employment or attempted hiring or employment (excluding for all purposes of this Section 6.20(a)(iv), secretaries, drivers and persons holding similar positions).

          (b) The covenants and undertakings contained in this Section 6.20 relate to matters which are of a special, unique and extraordinary character and a violation of any of the terms of this Section 6.20 will cause irreparable injury to the Buyer, the amount of which will be impossible to estimate or determine and which cannot be adequately compensated. Accordingly, the remedy at law for any breach of this Section 6.20 will be inadequate. Therefore, the Buyer will be entitled to an injunction, restraining order or other equitable relief from any court of competent jurisdiction in the event of any breach of this Section 6.20 without the necessity of proving actual damages or posting any bond whatsoever. The rights and remedies provided by this Section 6.20 are cumulative and in addition to any other rights and remedies which the Buyer may have hereunder or at law or in equity.

          (c) The parties hereto agree that, if any court of competent jurisdiction in a final nonappealable judgment determines that a specified time period, a specified geographical area, a specified business limitation or any other relevant feature of this Section 6.20 is unreasonable, arbitrary or against public policy, then a lesser time period, geographical area, business limitation or other relevant feature which is determined by such court to be reasonable, not arbitrary and not against public policy may be enforced against the applicable party.

          (d) For the avoidance of doubt, “Restricted Persons” shall not be deemed to include any Person other than the Sellers’ Representative and its Subsidiaries and shall not be deemed to include (by way of illustration and not limitation) Trian Fund Management, L.P. or any funds and accounts managed by it, or any other Affiliate of the Sellers’ Representative that is not a Subsidiary of the Sellers’ Representative.

     6.21 Distribution and Vesting of Buyer Common Stock. The Company shall distribute, immediately prior to the Effective Time, to each Member that holds issued and outstanding Membership Interests at such time, in accordance with such Member’s Fully Diluted Percentage Interests, all of the shares of Buyer Common Stock that are held by the Company and its Subsidiaries at such time (other than any such shares that have been granted as restricted stock awards to employees of DCM); provided, that no fractional shares of Buyer Common Stock shall be distributed to any such Member and each such Member’s allocable portion of such distribution shall be rounded down to the nearest whole number of shares of Buyer Common Stock. The Company and the Buyer shall take such actions as are necessary to accelerate the vesting and transferability of such shares of Buyer Common Stock so that such shares shall be fully vested and transferable under the Deerfield Triarc Capital Corp. Stock Incentive Plan and related stock award agreements as of the time immediately prior to their distribution as provided in the preceding sentence.

     6.22 Permissible Activities. Notwithstanding the provisions of this Article VI, nothing in this Agreement shall be construed or interpreted to prevent the Company or any of its Subsidiaries, at any time prior to the close of business on the date immediately prior to the Closing Date, from (a) paying or making distributions of cash, subject to the limitation set forth in Section 6.1(b)(xvi); (b) making, accepting or settling intercompany loans or advances or prepaying any amounts owing under the Revolving Note, dated February 2, 2006, by and between DCM and Fifth Third Bank (as amended, supplemented or otherwise modified from time to time); or (c) engaging in any other transaction incident to the normal cash management procedures of the Company and its Subsidiaries, including short-term investments in time-deposits, certificates of deposit and banker’s acceptances made in the ordinary course of business.

     6.23 Section 16 Matters. The Board of Directors of the Buyer shall, prior to the Effective Time, take all such actions as may be necessary or appropriate pursuant to Rule 16b-3(d) under the Exchange Act to exempt under rule 16b-3 under the 1934 Act the direct or indirect acquisition of shares of Buyer Preferred Stock and Buyer Common Stock pursuant to the terms of this Agreement and the terms of the Buyer Preferred Stock by the Persons set forth on Section 6.23 of the Company Disclosure Letter.

     6.24 SEC Reporting Obligations.

          (a) The Buyer shall prepare and deliver all financial and other information relating to the Company and its Subsidiaries, in such form and manner and at such times as the Sellers’ Representative may reasonably request to enable the Sellers’ Representative to satisfy its reporting and other obligations under applicable laws, rules and regulations of the SEC and the NYSE, including in respect of Triarc’s Annual Report on Form 10-K for the fiscal year ending December 30, 2007 (the “Triarc 2007 10-K”) and Triarc’s Current Report on Form 8-K related to the consummation of the transactions contemplated by the Merger Agreement, and any amendments to any of the foregoing; and, in connection therewith, the Buyer shall, after receiving reasonable advance notice, provide the Sellers’ Representative’s officers and employees and its independent auditors with reasonable access to the books and records of the Company (to the extent that they relate to the period ending on the Closing Date).

          (b) The Buyer shall provide such cooperation as the Sellers’ Representative may reasonably request to permit the Sellers’ Representative’s independent auditors to complete their review of the financial statements required to be included in their audit of the financial statements required to be included in the Triarc 2007 10-K.

          (c) The Buyer shall cause such of its employees as the Sellers’ Representative shall reasonably request to deliver to the Sellers’ Representative certifications, consistent in form and substance with past practice, and to participate in a pre-filing “certification” meeting with the officers and employees of Triarc, in connection with the filing of the Triarc 2007 10-K.

         (d) As long as the Sellers’ Representative is required to report its investment in the Buyer under the equity method of accounting in accordance with GAAP, the Buyer shall prepare and deliver all financial and other information relating to the Buyer and its Subsidiaries, in such form and manner and at such times as the Sellers’ Representative may reasonably request to enable the Sellers’ Representative to satisfy its reporting and other obligations under applicable laws, rules and regulations of the SEC and the New York Stock Exchange. Without limiting the generality of the foregoing, upon the reasonable request of the Sellers’ Representative, the Buyer shall (i) use its commercially reasonable efforts to cause its independent auditors to deliver to the SEC any auditor’s consent that is required to be included in any filing with the SEC that includes or incorporates by reference the financial statements of the Buyer or the Company and (ii) to the extent the Sellers’ Representative or any of its Subsidiaries conducts or intends to conduct an offering of securities (and if the registration statement, prospectus or offering memorandum for such offering includes or incorporates by reference the financial statements of the Buyer), use its commercially reasonable efforts to cause its independent auditors to deliver a letter containing statements and information of the type ordinarily included in accountant’s “comfort letters” with respect to the financial statements and financial information relating to the Buyer contained or incorporated by reference in any such document relating to any such offering, in the case of each of (i) and (ii) above, within the time period reasonably requested by the Sellers’ Representative. In addition, in connection with any SEC filing required to be made by the Sellers’ Representative or any of its Subsidiaries (or any SEC review of such filing), the Buyer shall permit the Sellers’ Representative, its officers and employees and its independent auditors to have reasonable access, during normal business hours and upon reasonable advance notice, to the properties, books and records of the Buyer and its Subsidiaries solely for the purpose of preparing any such SEC filing or responding to SEC questions, comments or requests on such SEC filing, and to cause the Buyer and its representatives to cooperate fully in such preparation or response.

          (e) The Sellers’ Representative shall reimburse the Buyer for the reasonable out-of-pocket expenses payable to a third party that the Buyer incurs in connection with this Section 6.24; provided, however, that the Sellers’ Representative shall not be obligated to reimburse the Buyer for any such expenses to the extent that the Buyer would have otherwise incurred such expenses in connection with satisfying its reporting and other obligations under applicable laws, rules and regulations of the SEC and the NYSE or having its independent auditors complete their review or audit of any financial statements of the Company. The Sellers’ Representative shall and shall cause its representatives, to keep confidential all information received by it under this Section 6.24 until such time as such information is included in filings made by the Sellers’ Representative to satisfy its filing and reporting obligations under applicable law, including the rules and regulations of the SEC and NYSE.

ARTICLE VII

CONDITIONS PRECEDENT TO THE OBLIGATION OF
THE BUYER AND BUYER SUB TO CLOSE

     The obligation of the Buyer and Buyer Sub to enter into and complete the Closing is subject to the fulfillment on or prior to the Closing Date of the following conditions, any one or more of which may be waived by the Buyer:

     7.1 Intentionally Omitted.

     7.2 Intentionally Omitted.

     7.3 No Orders. No Order enjoining or prohibiting the Company, the Buyer or Buyer Sub from consummating the transactions contemplated by this Agreement shall have been entered, and no action, suit, proceeding or investigation shall have been initiated or threatened by any Governmental Authority at any time prior to the Closing seeking to restrain or prohibit, or seeking damages or other relief in connection with, the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby.

     7.4 Accuracy of Representations and Warranties. The representations and warranties of the Company contained in this Agreement (as such representations and warranties would read if all limitations or qualifications therein as to materiality or Company Material Adverse Effect (or similar concept) were deleted therefrom) shall be true and correct on and as of the Closing Date as though made on and as of that date (or, if any such representation or warranty is expressly stated to have been made as of a specific date, as of such specific date), except for any failures to be true and correct which would not have, individually or in the aggregate, a Company Material Adverse Effect.

     7.5 Performance of Covenants and Agreements. The Company shall have performed and complied in all material respects with all covenants and agreements contained in this Agreement required to be performed or complied with by it on or prior to the Closing.

     7.6 Certificate. The Company shall have furnished the Buyer with a certificate (in form and substance reasonably satisfactory to the Buyer) signed by an authorized officer of the Company to the effect that the conditions set forth in Sections 7.4 and 7.5 have been satisfied.

     7.7 No Company Material Adverse Effect. Since the date of this Agreement, except as set forth in Section 4.6 of the Company Disclosure Letter, neither the Company nor any of its Subsidiaries shall have suffered any event, change, occurrence or circumstance in the financial condition, business, results of operations, properties or assets of the Company or any of its Subsidiaries that, individually or in the aggregate with any such events, changes, occurrences or circumstances, has had or would reasonably be determined to have a Company Material Adverse Effect.

     7.8 Client Consents. The Client Consents from Clients existing as of the date hereof and Pipeline Funds, if any, that have closed prior to the Closing, constitute in the aggregate at least eighty percent (80%) (the “Requisite Percentage”) of the sum of (i) the Base Date AUM (excluding for all purposes of such computation the portion of Base Date AUM attributable to any such Clients the outstanding securities of which are redeemed in full prior to the Closing) and (ii) the aggregate assets under management by DCM of such Pipeline Funds as of the date on which the closing occurs for such Pipeline Fund, and such Client Consents constituting the Requisite Percentage shall be in full force and effect as of the Closing Date.

     7.9 Intentionally Omitted.

     7.10 Intentionally Omitted.

     7.11 Investment Banking Firm Determination. If applicable, the Investment Banking Firm Determination shall have been completed.

ARTICLE VIII

CONDITIONS PRECEDENT TO THE OBLIGATION OF
THE COMPANY TO CLOSE

     The obligation of the Company to enter into and complete the Closing is subject to the fulfillment on or prior to the Closing Date of the following conditions, any one or more of which may be waived by the Company:

     8.1 Intentionally Omitted.

     8.2 Intentionally Omitted.

     8.3 No Orders. No Order enjoining or prohibiting the Company, the Buyer or Buyer Sub from consummating the transactions contemplated by this Agreement shall have been entered, and no action, suit, proceeding or investigation shall have been initiated or threatened by any Governmental Authority at any time prior to the Closing seeking to restrain or prohibit, or seeking damages or other relief in connection with, the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby.

     8.4 Accuracy of Representations and Warranties. The representations and warranties of the Buyer and Buyer Sub contained in this Agreement (as such representations and warranties would read if all limitations or qualifications therein as to materiality or Buyer Material Adverse Effect (or similar concept) were deleted therefrom) shall be true and correct on and as of the Closing Date as though made on and as of that date (or, if any such representation or warranty is expressly stated to have been made as of a specific date, as of such specific date), except for any failures to be true and correct which would not, individually or in the aggregate, materially prevent, impair or delay the ability of the Buyer or Buyer Sub to consummate the transactions contemplated hereby.

     8.5 Performance of Covenants and Agreements. The Buyer and Buyer Sub each shall have performed and complied in all material respects with all covenants and agreements contained in this Agreement required to be performed or complied with by it on or prior to the Closing.

     8.6 Certificate. The Buyer shall have furnished the Company with a certificate (in form and substance reasonably satisfactory to the Company) signed by an authorized officer of the Buyer to the effect that the conditions set forth in Sections 8.4 and 8.5 have been satisfied.

     8.7 No Buyer Material Adverse Effect. Since the date of this Agreement, neither the Buyer nor any of its Subsidiaries has suffered any event, change, occurrence or circumstance in the financial condition, business, results of operations, properties or assets of the Buyer or any of its Subsidiaries that, individually or in the aggregate with any such events, changes, occurrences or circumstances, has had or would reasonably be determined to have a Buyer Material Adverse Effect.

     8.8 Registration Rights Agreement. The Buyer shall have executed and delivered the Registration Rights Agreement in a form set forth in Annex B of this Agreement.

     8.9 REIT Qualification Opinion. The Buyer shall have furnished the Company with an opinion of Hunton & Williams LLP, dated as of the Closing Date, to the effect that (a) commencing with its taxable year ended December 31, 2004, and for each taxable year ended through December 31, 2006, the Buyer has been organized and operated in conformity with the requirements for qualification and taxation as a REIT and (b) the Buyer’s organization and current and proposed method of operation (including the consummation of the transactions contemplated hereby and after the consummation thereof) will enable it to continue to meet the requirements for qualification and taxation as a REIT for its taxable year ending December 31, 2007 and in the future.

     8.10 Modification of Existing Restrictions on Transfer and Ownership of Shares. The Buyer shall have taken all actions necessary or desirable to exempt, pursuant to the Buyer’s Charter, the Members that held issued and outstanding Membership Interests as of immediately prior to the Effective Time, their respective Affiliates and the successive transferees of any of the foregoing from the “Stock Ownership Limit” contained in the Buyer’s Charter to the extent necessary to allow such Members, their respective Affiliates and the successive transferees of any of the foregoing to own the Buyer Preferred Stock, Buyer Common Stock and/or options with respect thereto (i) issued to such Members under this Agreement, including pursuant to the Conversion, and distributed to such Members pursuant to Section 6.21 (ii) owned (or deemed owned pursuant to the Buyer’s Charter) by such Members immediately prior to the Effective Time, (iii) issued by the Buyer to any of such Members, their respective

Affiliates and the successive transferees of any of the foregoing pursuant to options outstanding immediately prior to the Effective Time or (iv) otherwise issued by the Buyer or any of its Affiliates to any director, officer or employee of the Buyer or any of its Affiliates.

     8.11 Name Change. The Buyer shall have taken the actions required by Section 6.11(b).

     8.12 Delivery of Note Documents.

          (a) The Company and the Buyer shall have executed a Note Purchase Agreement in the form set forth in Annex C attached hereto (the “Series B Note Purchase Agreement”) and the Company shall have issued the Series B Notes specified therein to the holders who have executed and delivered a Letter of Transmittal and Series B Note Purchase Agreement on or prior to the Closing Date (the holders of such Notes and any holders who subsequently deliver a Letter of Transmittal and Series B Note Purchase Agreement, the “Series B Holders”), in the amounts specified therein;

          (b) There shall have been no material breach of any representations, warranties or covenants of the Company under either the Series A note Purchase Agreement or the Series B Note Purchase Agreement, in each case measured as of the Effective Time;

          (c) The purchasers of Series B Notes and Series A Notes (and their permitted assigns) shall have received (x) opinions of counsel to the Buyer and the guarantors under the Series A Note Purchase Agreement and Series B Note Purchase Agreement (a) substantially in the form set forth in Annex D attached hereto and (b) subject to customary qualifications and assumptions, from a law firm reasonably acceptable to the noteholders (it being agreed that Hunton & Williams is acceptable) in form reasonably acceptable to such noteholders, that the Buyer and the guarantors are not and, solely after giving effect to the offering and sale of the Notes and the application of the proceeds thereof as described in the Note Documents, will not be an “investment company” as such term is defined in the Investment Company Act of 1940, as amended, and (y) evidence of authorizing actions of the governing bodies of each Note Party substantially in the form set forth in Annex E attached hereto;;

          (d) Triarc Deerfield Holdings, LLC and any other holders who have executed and delivered a Letter of Transmittal and Series A Note Purchase Agreement on or prior to the Closing Date (the “Series A Holders”) and the Company and the Buyer shall have entered into a Note Purchase Agreement in the form set forth in Annex F attached hereto (the “Series A Note Purchase Agreement”) and the Company shall have issued the Series A Notes specified therein, in the amounts specified therein;

          (e) The Company, the Buyer, Triarc Deerfield Holdings LLC (for the purposes of this section, the “Collateral Agent”) and the guarantors specified therein (together with the Company and the Buyer, the “Note Parties”) shall have entered into the Series A Guaranty and Pledge Agreement in the form set forth in Annex

G attached hereto (the “Series A Guaranty and Pledge Agreement”) and the Series B Guaranty and Pledge Agreement in the form set forth in Annex H attached hereto (the “Series B Guaranty and Pledge Agreement” and, together with the Series A Guaranty and Pledge Agreement, the “Guaranty and Pledge Agreements”). The Collateral Agent shall be in possession of all certificated securities required to be delivered thereunder, and shall have filed financing statements perfecting the Liens granted thereunder, in the order specified by the Intercreditor Agreement referenced below; and

          (f) The Note Parties, the Collateral Agent, the Series A Holders and the Series B Holders shall have entered into a Collateral Agency and Intercreditor Agreement in the form set forth in Annex I attached hereto (the “Intercreditor Agreement”).

          (g) The Buyer shall have and the Buyer shall cause its Affiliates, including Buyer Sub, to have delivered all of the Pledged Stock that is in certificated form together with related stock powers and UCC financing statements in the jurisdictions set forth on Schedule 2 on each Guaranty and Pledge Agreement.

     8.13 Waiver of Put Right. The Sachs Affiliated Parties (as defined in the Existing Operating Agreement) shall not have repudiated the Sachs Agreement and the Sachs Agreement shall not have terminated in accordance with its terms and such agreement shall remain in full force and effect, and Scott A. Roberts shall not have repudiated Section 5 of his Termination of Employment Agreement, dated as of November 20, 2007, and such section shall remain in full force and effect.

     8.14 Investment Banking Firm Determination. If applicable, the Investment Baking Firm Determination shall have been completed.

ARTICLE IX

SELLERS’ REPRESENTATIVE

     9.1 Appointment of Sellers’ Representative. Pursuant to the Member Written Consent, the Sellers’ Representative (including its successors and assigns) is appointed, authorized and empowered to be the exclusive proxy, representative, agent and attorney-in-fact of each of the Members, with full power of substitution, to give and receive notices and communications, to take any and all action on behalf of the Members pursuant to this Agreement, including but not limited to asserting, prosecuting or settling any claim against the Buyer or Buyer Sub, defending or settling any claim validly asserted by the Buyer or Buyer Sub, and otherwise to act and execute, deliver and receive all documents, instruments and consents on behalf of such Members at any time after the date hereof, in connection with, and that may be necessary or appropriate to accomplish the intent and implement the provisions of, this Agreement, and in connection with the activities to be performed by or on behalf of such Members under this Agreement. By executing this Agreement, the Sellers’ Representative accepts such appointment, authority and power. Notwithstanding anything in this Article IX to the contrary, the Sellers’ Representative shall not be authorized in its capacity as the Sellers’

Representative to take any action that treats a Member in its capacity as such different from other Members or increases the liability of any Member without the consent of such Member. For the avoidance of doubt, the Sellers’ Representative shall have no authority to act on behalf of the Members under any agreement or document other than pursuant to the terms of this Agreement.

     9.2 Authority. The appointment of the Sellers’ Representative by each such Member is coupled with an interest and may not be revoked in whole or in part (including, upon the death or incapacity of any such Member). Such appointment shall be binding upon the heirs, executors, administrators, estates, personal representatives, officers, directors, securityholders, successors and assigns of each of the Members. With respect to any matter contemplated by this Article IX, the Members shall be bound by any and all determinations by or against the Sellers’ Representative consistent with the rights and powers granted to the Sellers’ Representative pursuant to this Agreement or the terms of any settlement or release to which the Sellers’ Representative shall become a party.

     9.3 Limitation of Liability. The parties hereto understand and agree that the Sellers’ Representative is acting solely on behalf of and as agent for the Members and not in its personal capacity, and in no event shall the Sellers’ Representative be personally liable to the Members hereunder except in the case of bad faith, willful misconduct or gross negligence. The Sellers’ Representative shall not be liable for any act done or omitted hereunder as Sellers’ Representative unless the Sellers’ Representative engaged in bad faith, willful misconduct or gross negligence. Except with respect to the indemnification obligations of the Sellers’ Representative in Article XI which shall solely be the obligation of the Sellers’ Representative and not the Members, the Members severally and not jointly agree to indemnify the Sellers’ Representative, on a pro rata basis based on the respective amounts paid to the Members pursuant to Section 3.2(a), for any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever (including the fees and expenses of counsel to the Sellers’ Representative), which may at any time be imposed on, incurred by or asserted against the Sellers’ Representative in any way relating to or arising out of serving as Sellers’ Representative under this Agreement or any documents contemplated by or referred to herein or therein or the transactions contemplated hereby or thereby or the enforcement of any of the terms hereof or thereof; provided, however, that no Member shall be liable for any of the foregoing to the extent they arise from the Sellers’ Representative’s bad faith, gross negligence or willful misconduct; provided, further, that Sellers’ Representative’s sole recourse against the Members under this Agreement shall be limited to the Sellers’ Representative Expense Fund. The Sellers’ Representative shall be fully justified in refusing to take or to continue to take any action hereunder unless it shall first be fully indemnified to its reasonable satisfaction by the Members against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action. Notwithstanding any provision to the contrary contained elsewhere herein, the Sellers’ Representative shall not have any duties or responsibilities, except those expressly set forth herein, nor shall the Sellers’ Representative have or be deemed to have any trustee or fiduciary relationship with any Member, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or otherwise exist against the Sellers’ Representative.

     9.4 Reliance. From and after the Effective Time, each of the Buyer and the Surviving LLC is entitled to deal exclusively with the Sellers’ Representative on all matters relating to this Agreement, and agrees to deal with the Sellers’ Representative on an exclusive basis. A decision, act, consent or instruction of the Sellers’ Representative shall constitute a decision of all the Members and none of the Company, the Surviving LLC or the Buyer shall have any liability for any action of, or omission by, the Sellers’ Representative in its capacity as such. Such decision, act, consent or instruction is final, binding and conclusive upon each Member, and no such Member shall have the right to object, dissent, protest or otherwise contest the same; provided that such decision, act, consent or instruction was made in accordance with the terms of this Article IX and otherwise was not the result of the bad faith, gross negligence or willful misconduct of the Sellers’ Representative. The Buyer and the Surviving LLC may rely upon any decision, act, consent or instruction of the Sellers’ Representative.

     9.5 Successor to Sellers’ Representative. In the event of the failure, inability or refusal of Triarc Companies, Inc. (or any successor) to act as Sellers’ Representative hereunder, the Members shall promptly fill such a vacancy by approval of the majority of the Members (assuming the voting rights of the Members in effect immediately prior to the Merger).

     9.6 Expenses. The Sellers’ Representative is authorized by the Members to incur expenses on behalf of the Members in acting hereunder (including the reasonable expenses of counsel to the Sellers’ Representative). The Members severally and not jointly agree to reimburse the Sellers’ Representative on demand for their pro rata share (based on the respective amounts paid to the Members pursuant to Section 3.2(a)) of all fees, costs and expenses incurred by or at the direction of the Sellers’ Representative for the benefit of the Members hereunder including, for all fees, costs and expenses incurred by the Sellers’ Representative pursuant to this Agreement, the Note and the Registration Rights Agreement. The Sellers’ Representative’s sole recourse against the Members under this Agreement shall be limited to the Sellers’ Representative Expense Fund.

ARTICLE X

TERMINATION OF AGREEMENT

     10.1 Termination. This Agreement may not be terminated prior to the Closing, except as follows:

          (a) by mutual agreement of the Buyer and the Company;

          (b) at the election of the Buyer or the Company upon prior written notice, if any one or more of the conditions set forth in Article VII or Article VIII respectively (other than those that by their nature are to be satisfied at the Closing) has not been fulfilled as of the close of business on the date that is December 31, 2007 (the “Outside Date”); provided, however, that the party whose conduct substantially results in the failure of such condition to be fulfilled may not be the terminating party;

          (c) at the election of the Buyer or the Company upon prior written notice, if any court of competent jurisdiction or other Governmental Authority shall have issued a final Order or taken any other final action restraining, enjoining or otherwise prohibiting the consummation of the transactions contemplated hereby and such Order or other action is or shall have become non-appealable; or

          (d) at the election of the Company or the Buyer, upon prior written notice, if there has been an inaccuracy in or breach of any representation or warranty, or breach of any covenant or agreement, made by the Buyer or Buyer Sub, on the one hand, or the Company, on the other hand, contained in this Agreement, which inaccuracy or breach (i) would give rise to a failure of a condition set forth in Articles VII or VIII, as applicable, and (ii) has not been cured by the party in breach prior to the Outside Date; provided, however, that no party that is then in material breach of this Agreement may terminate this Agreement pursuant to this Section 10.1(d).

     10.2 Survival After Termination. If this Agreement terminates pursuant to Section 10.1 and the transactions contemplated hereby are not consummated,

          (a) this Agreement shall become null and void and have no further force or effect, except that any such termination shall be without prejudice to the rights of any party on account of the intentional or willful breach or violation of the representations, warranties, covenants or agreements of another party under this Agreement;

          (b) notwithstanding anything in this Agreement to the contrary, the provisions of Section 6.3 (only to the extent such provisions by their terms survive the Closing), this Section 10.2 and Sections 11.7 through 11.22 shall survive any termination of this Agreement; and

          (c) the Buyer shall promptly return to the Company all books and records and all other information furnished by or on behalf of the Company, its agents, employees or representatives (including all copies, if any) and shall not use or disclose the information contained in such books and records for any purpose or make such information available to any other Person.

ARTICLE XI

SURVIVAL; INDEMNIFICATION; MISCELLANEOUS

     11.1 Survival of Representations and Warranties. The representations and warranties of the parties contained in Articles IV and V of this Agreement and the indemnification contained in Section 11.2(a) and 11.2(b) shall survive the Closing until the first anniversary of the Closing Date, other than (a) the indemnification obligations set forth in Section 11.2(a)(ii)(y) and Section 11.2(b)(ii)(y) with respect to the covenants set forth in Sections 6.4, 6.6, 6.9, 6.10, 6.12, 6.13(b) -(f), 6.15, 6.19, 6.20 and 6.24 which by their terms are not capable of performance prior to the first anniversary of the Closing Date, in which case the indemnification obligations shall, with respect to each such covenant required to be performed following the Closing Date, survive for 30 days following the expiration of such covenant in accordance with its terms and (b) the indemnification obligations set forth in Section 11.2(a)(iii), in which case the indemnification obligations shall survive until June 30, 2010 (the “Survival Period”); provided, however, that (x) any obligations to indemnify and hold harmless shall not terminate with respect to any Losses as to which the Person to be indemnified shall have given notice (stating in reasonable detail the basis of the claim for indemnification) to the indemnifying party in accordance with Section 11.10 before the termination of the Survival Period and (y) any obligations to indemnify and hold harmless pursuant to Section 11.2(a)(iii) shall not terminate with respect to any Losses, to the extent such Losses were actually incurred prior to the termination of the applicable Survival Period and, for the avoidance of doubt, there shall be no obligation to indemnify or hold harmless pursuant to 11.2(a)(iii) any Losses that were not actually incurred prior to the termination of such Survival Period, without regard to whether notice was given prior to such termination.

11.2 Indemnification.

          (a) Subject to Section 11.4 hereof, from and after the Closing Date, the Sellers’ Representative hereby agrees to indemnify and hold Buyer and its directors, officers, employees, Affiliates, agents, attorneys, representatives, successors and assigns (collectively, the “Buyer Indemnified Parties”) harmless from and against Losses equal to the Seller’s Representative Percentage of:

          (i) any and all Losses based upon, attributable to or resulting from the failure of any representation or warranty of the Company set forth in this Agreement to be true and correct in all respects at the date hereof and at the Closing Date (except where the Company’s representations and warranties are given as of any other applicable date in which case such representation and warranty shall be correct as of such date);

          (ii) any and all Losses based upon, attributable to or resulting from the breach of any covenant or other agreement (x) requiring performance on or prior to the Closing Date on the part of the Company under this Agreement or (y) requiring performance following the Closing on behalf of the Sellers’ Representative;

          (iii) any and all Losses based upon, attributable to or resulting from the matter identified in the second paragraph of Section 4.17 of the Company Disclosure Letter;

          (iv) any and all Losses based upon, attributable to or resulting from any claim asserted by any Member that held issued and outstanding Membership Interests as of immediately prior to the Effective Time that the allocation of the Aggregate Note Consideration and the Aggregate Share Consideration to such Member as provided for in this Agreement violates the terms of the Existing Operating Agreement;

          (v) any and all Taxes of or attributable to the Company or any of its Subsidiaries for any taxable period ending on or prior to the Closing Date and for the pre-Closing portion of any taxable period that includes, but does not end on, the Closing Date (a “Straddle Period”) and all Taxes attributable to any inclusion under Section 951 of the Code by the Buyer or its Affiliates at the end of the taxable year of a Subsidiary of the Company that includes the Closing Date arising out of any income accrued by such Subsidiary on or before the Closing Date. With respect to any Straddle Period, (i) Taxes, other than those referred to in clause (ii) below, attributable to the pre-Closing portion shall be determined by means of a closing of the books and records of the Company as of the close of business on the Closing Date, provided that exemptions, allowances or deductions that are calculated on an annual basis (including depreciation and amortization deductions) shall be allocated between the period ending on the Closing Date and the period after the Closing Date in proportion to the number of days in such period, and (ii) property Taxes and ad valorem Taxes attributable to a Straddle Period shall be allocated between the period ending on the Closing Date and the period after the Closing Date in proportion to the number of days in each such period; and

          (vi) any and all notices, actions, suits, proceedings, claims, demands, assessments, judgments, costs, penalties and expenses, including reasonable attorneys’ and other professionals’ fees and disbursements (collectively, “Indemnifiable Expenses”) incident to any and all Losses with respect to which indemnification is provided hereunder.

          (b) Subject to Section 11.4, from and after the Closing Date, Buyer hereby agrees to indemnify and hold the Members that held issued and outstanding Membership Interests as of immediately prior to the Effective Time and their respective directors, officers, employees, Affiliates, agents, attorneys, representatives, successors and assigns (collectively, the “Company Indemnified Parties”) harmless from and against:

          (i) any and all Losses based upon, attributable to or resulting from the failure of any representation or warranty of Buyer set forth in this Agreement, to be true and correct at the date hereof and at the Closing Date (except where the Buyer’s representations and warranties are given as of any other applicable date, in which case such representation and warranty shall be correct as of such date);

          (ii) any and all Losses based upon, attributable to or resulting from the breach of any covenant or other agreement under this Agreement (x) requiring performance on or prior to the Closing Date on the part of Buyer or (y) requiring performance on the part of Buyer or the Company after the Closing Date; and

     (iii) any and all Indemnifiable Expenses incident to any and all Losses with respect to which indemnification is provided hereunder.

          (c) The right to indemnification or any other remedy based on representations, warranties, covenants and agreements in this Agreement or any Ancillary Document shall not be affected by any investigation conducted at any time, or any knowledge acquired (or capable of being acquired) at any time, whether before or after the execution and delivery of this Agreement or the Closing Date, with respect to the accuracy or inaccuracy of or compliance with, any such representation, warranty, covenant or agreement. The waiver of any condition based on the accuracy of any representation or warranty, or on the performance of or compliance with any such covenant or agreements, will not affect the right to indemnification or any other remedy based on such representations, warranties, covenants and agreements.

     11.3 Indemnification Procedures.

          (a) In the event that any Legal Proceedings shall be instituted or that any claim or demand shall be asserted by any Person in respect of which payment may be sought under Section 11.2 hereof (regardless of the limitations set forth in Section 11.4) (an “Indemnification Claim”), the indemnified party shall reasonably and promptly (and in any event within twenty (20) Business Days or sooner, if the nature of the Indemnification Claim so requires) cause written notice of the assertion of any Indemnification Claim of which it has knowledge which is covered by this indemnity to be forwarded to the indemnifying party. The indemnifying party shall have the right, at its sole expense, to be represented by counsel of its choice, and to defend against, negotiate, settle or otherwise deal with any Indemnification Claim which relates to any Losses indemnified against hereunder; provided that the indemnifying party shall have acknowledged in writing to the indemnified party its obligation to assume the defense of any Indemnification Claim as provided hereunder. If the indemnifying party elects to defend against, negotiate, settle or otherwise deal with any Indemnification Claim which relates to any Losses indemnified against hereunder, it shall within twenty (20) Business Days (or sooner, if the nature of the Indemnification Claim so requires) notify the indemnified party of its intent to do so. If the indemnifying party elects not to defend against, negotiate, settle or otherwise deal with any Indemnification Claim which relates to any Losses indemnified against hereunder, fails to notify the indemnified party of its election as herein provided or fails to acknowledge in writing its obligation to assume the defense of any Indemnification Claim as herein provided, the indemnified party may defend against, negotiate, settle or otherwise deal with such Indemnification Claim. If the indemnified party defends any Indemnification Claim as provided in this Section 11.3(a), then the indemnifying party shall reimburse the indemnified party for the Indemnifiable Expenses of defending such Indemnification Claim upon submission of periodic bills. If the indemnifying party shall assume the defense of any Indemnification Claim, the indemnified party may participate, at his or its own expense, in the defense of such Indemnification Claim; provided, however, that such indemnified party shall be entitled to participate in any such defense with separate counsel at the expense of the indemnifying party if (i) so requested by the indemnifying party to participate or (ii) in the reasonable opinion of counsel to the indemnified party a conflict or potential conflict exists between the indemnified party and the indemnifying party that would make such separate representation advisable; and provided, further, that the indemnifying party shall not be required to pay for more than one such counsel for all indemnified parties in connection with any Indemnification Claim. The parties hereto agree to cooperate fully with each other in connection with the defense, negotiation or settlement of any such Indemnification Claim. Notwithstanding anything in this Section 11.3 to the contrary, neither the indemnifying party nor the indemnified party shall, without the written consent of the other party, settle or compromise any Indemnification Claim or permit a default or consent to entry of any judgment unless the claimant and such party provide to such other party an unqualified release from all liability in respect of the Indemnification Claim. Notwithstanding the foregoing, if a settlement offer solely for money damages is made by the applicable third party claimant, and the indemnifying party notifies the indemnified party in writing of the indemnifying party’s willingness to accept the settlement offer and, subject to the applicable limitations of Section 11.4, pay the amount called for by such offer, and the indemnified party declines to accept such offer, the indemnified party may continue to contest such Indemnification Claim, free of any participation by the indemnifying party, and the amount of any ultimate liability with respect to such Indemnification Claim that the indemnifying party has an obligation to pay hereunder shall be limited to the lesser of (A) the amount of the settlement offer that the indemnified party declined to accept plus the Losses of the indemnified party relating to such Indemnification Claim through the date of its rejection of the settlement offer or (B) the aggregate Losses of the indemnified party with respect to such Indemnification Claim. If the indemnifying party makes any payment on any Indemnification Claim, the indemnifying party shall be subrogated, to the extent of such payment, to all rights and remedies of the indemnified party to any insurance benefits or other claims of the indemnified party with respect to such Indemnification Claim.

          (b) After any final judgment or award shall have been rendered by a Governmental Authority of competent jurisdiction and the expiration of the time in which to appeal therefrom, or a settlement shall have been consummated, or the indemnified party and the indemnifying party shall have arrived at a mutually binding agreement with respect to an Indemnification Claim hereunder, the indemnified party shall forward to the indemnifying party notice of any sums due and owing by the indemnifying party pursuant to this Agreement with respect to such matter and the indemnifying party shall be required to pay all of the sums so due and owing to the indemnified party by wire transfer of immediately available funds within ten (10) Business Days after the date of such notice.

          (c) The failure of the indemnified party to give reasonably prompt notice of any Indemnification Claim shall not release, waive or otherwise affect the indemnifying party’s obligations with respect thereto except to the extent that the indemnifying party can demonstrate actual loss and prejudice as a result of such failure.

     11.4 Limitations on Indemnification.

          (a) The Sellers’ Representative shall not have any liability under Section 11.2(a)(i), Section 11.2(a)(iii) or Section 11.2(a)(v) unless and until the aggregate amount of Taxes, Losses and Indemnifiable Expenses of the Buyer Indemnified Parties determined to arise thereunder in the aggregate exceeds $1,950,000 (the “Seller Basket”), in which case, only the Taxes, Losses and Indemnifiable Expenses in excess of such amount of Tax, Loss and Indemnifiable Expenses shall be covered; provided, however, that the Seller Basket shall not apply to Taxes, Losses or Indemnifiable Expenses (I) resulting from the failure of any representation to be true or correct where such failure is the result of the Company’s fraud or willful misconduct, (II) resulting from the failure of any representations and warranties set forth in Sections 4.1, 4.2(a), 4.3, 4.4, 4.5(b), 4.18 (to the extent related to income and franchise Taxes) and 4.21 hereof to be true and correct or (III) in respect of Section 11.2(a)(v), Taxes to the extent related to income and franchise Taxes.

          (b) Buyer shall not have any liability under Section 11.2(b)(i) hereof unless and until the aggregate amount of Losses and Indemnifiable Expenses to the Company Indemnified Parties determined to arise thereunder in the aggregate exceeds $1,950,000 (the “Buyer Basket”), in which case, only the Losses and Indemnifiable Expenses in excess of such amount of Tax, Loss and Indemnifiable Expenses shall be covered; provided, however, that the Buyer Basket shall not apply to Losses or Indemnifiable Expenses (I) resulting from the failure of any representation to be true or correct where such failure is the result of the Buyer’s fraud or willful misconduct or (II) resulting from the failure of any representations and warranties set forth in Sections 5.1, 5.2(a), 5.3, 5.4 and 5.11 hereof to be true and correct.

          (c) The Sellers’ Representative shall not be required to indemnify any Person for an aggregate amount of Taxes, Losses and Indemnifiable Expenses above the Sellers’ Representative Cap. The Buyer shall not be required to indemnify any Person for an aggregate amount of Indemnifiable Expenses and Losses above an amount equal to $25,350,000.

          (d) For purposes of calculating Losses hereunder (but not for purposes of determining whether a breach of any representation, warranty, covenant or agreement has occurred), any materiality or material adverse effect qualifications in the representations, warranties, covenants and agreements shall be ignored.

          (e) To the extent that an indemnified party has recovered all or any portion of its Losses with respect to any matter arising under one provision of this Agreement, such indemnified party shall not be entitled to recover such portion of such Losses pursuant to other provisions of this Agreement.

          (f) The Sellers’ Representative shall not be required to indemnify any Person for any Taxes or any Losses or Indemnifiable Expenses related to Taxes in each case to the extent such Taxes are Company Expenses or are provided for on the unaudited consolidated balance sheets of the Company and its Subsidiaries as of

September 30, 2007 or were incurred in the ordinary course of business since the Most Recent Balance Sheet Date.

          (g) Notwithstanding anything to the contrary set forth in this Agreement, the Buyer shall not have any liability under Section 11.2(b)(i) hereof for any Losses and Indemnifiable Losses determined to arise thereunder based upon, attributable to or resulting from the failure of any representation or warranty of the Buyer contained in Article V to be true and correct to the extent that the failure of any such representation or warranty to be true and correct arose from DCM’s bad faith, willful misconduct, gross negligence or reckless disregard of its duties under the Management Agreement prior to the Closing Date.

          (h) The Sellers’ Representative, at its election, shall be entitled to satisfy its indemnity obligations hereunder by one or more of the following :(a) delivering one or more Notes owned by it (or portion(s) thereof) having an outstanding principal amount equal to the amount of the indemnification payment required to be made by the Sellers’ Representative hereunder (the “Sellers’ Representative Indemnification Amount”), provided, however that after delivering such Notes, the Sellers’ Representative continues to own at least a majority of the Notes that are then outstanding, (b) delivering shares of Buyer Common Stock owned by it having a Current Market Price (determined as of the date one day immediately prior to the date such payment is due) equal to the Sellers’ Representative Indemnification Amount, (c) delivering shares of Buyer Preferred Stock owned by it equal to the Sellers’ Representative Indemnification Amount, which shares of Preferred Stock shall be valued at the Current Market Price (determined as of the date one day immediately prior to the date such payment is due) of the Common Stock that holders of Buyer Preferred Stock would receive if the Buyer Preferred Stock was converted into Buyer Common Shares immediately prior to the relevant determination date, plus accrued and unpaid dividends thereon and (d) making a cash payment equal to the Sellers’ Representative Indemnification Amount. For purposes of this clause (g), “Current Market Price” means, with respect to a share of Buyer Common Stock or Buyer Preferred Stock, as applicable, on any date of determination, the average of the daily Closing Prices of shares of the Buyer Common Stock or Buyer Preferred Stock, as applicable, for the immediately preceding twenty (20) days on which the principal securities exchange on which the shares of Buyer Common Stock or Buyer Preferred Stock are then listed or admitted for trading, and “Closing Price” means, with respect to any shares of Buyer Common Stock or Buyer Preferred Stock, as applicable, as of the date of determination, the closing price per share of a share of Buyer Common Stock or Buyer Preferred Stock, as applicable, on such date published in The Wall Street Journal (National Edition) or, if no such closing price on such date is published in The Wall Street Journal (National Edition), the average of the closing bid and asked prices on such date, as officially reported on the principal national securities exchange on which shares of Buyer Common Stock or Buyer Preferred Stock, as applicable, are then listed or admitted to trading.

     11.5 Intentionally Omitted.

     11.6 Tax Matters. The parties agree to treat any indemnity payment made pursuant to this Article XI as an adjustment to the Aggregate Merger Consideration for all income Tax purposes unless otherwise required by a change in applicable Tax Laws or a good faith resolution of a Tax contest.

     11.7 Non-Recourse. Notwithstanding anything in this Agreement to the contrary, no Representative or Affiliate of either party shall have any personal liability to the other party or any other Person as a result of the breach of any representation, warranty, covenant, agreement or obligation of such first party in this Agreement.

     11.8 Exclusivity of Indemnity. The indemnification provided in Section 11.2 shall be the sole and exclusive remedy after the Closing Date for damages available to the parties to this Agreement for breach of any of the representations, warranties, covenants and agreements contained in this Agreement or in any certificate delivered pursuant to this Agreement or any right, claim or action arising from the transactions contemplated by this Agreement, other than for fraud and other than for breaches of the representations, warranties and covenants contained in the Ancillary Documents. For the avoidance of doubt, the limitations on indemnification and recovery in this Agreement shall not be applicable to the Ancillary Documents. The Buyer Indemnified Parties expressly waive, release and agree not to make any claim against the Sellers’ Representative or any Member, except for indemnification claims made against the Sellers’ Representative pursuant to Section 11.2, for the recovery of any costs or damages, whether directly or by way of contribution, or for any other relief whatsoever, under any applicable Laws, whether now existing or applicable or hereinafter enacted or applicable (including claims for breach of contract, failure of disclosure, tortious wrongdoing or violation of environmental or other securities Laws).

     11.9 Consent to Jurisdiction; Service of Process; Waiver of Jury Trial.

          (a) Any claim arising out of or relating to this Agreement or the transactions contemplated hereby may be instituted in any Federal court in the State of New York, and each party agrees not to assert, by way of motion, as a defense or otherwise, in any such claim, that it is not subject personally to the jurisdiction of such court, that the claim is brought in an inconvenient forum, that the venue of the claim is improper or that this Agreement or the subject matter hereof may not be enforced in or by such court. Each party further irrevocably submits to the jurisdiction of such court in any such claim.

          (b) Any and all service of process and any other notice in any such claim shall be effective against any party if given personally or by registered or certified mail, return receipt requested, or by any other means of mail that requires a signed receipt, postage prepaid, mailed to such party as herein provided. Nothing herein contained shall be deemed to affect the right of any party to serve process in any manner permitted by Law or to commence legal proceedings or otherwise proceed against any other party in any other jurisdiction.

          (c) EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY THAT MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE EACH PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT SUCH PARTY MAY HAVE TO A TRIAL BY JURY.

          (d) EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT (i) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE WAIVER IN SECTION 11.9(c), (ii) SUCH PARTY UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF SUCH WAIVER, (iii) SUCH PARTY MAKES SUCH WAIVER VOLUNTARILY AND (iv) SUCH PARTY HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS, AGREEMENTS AND CERTIFICATIONS IN SECTION 11.9(c) AND THIS SECTION 11.9(d).

     11.10 Notices. Any notice or other communication required or permitted hereunder shall be in writing and shall be deemed to have been duly given (a) on the day of delivery if delivered in person, or if delivered by facsimile upon confirmation of receipt, (b) on the first Business Day following the date of dispatch if delivered by a nationally recognized express courier service, or (c) on the third Business Day following the date of mailing if delivered by registered or certified mail, return receipt requested, postage prepaid. All notices hereunder shall be delivered as set forth below, or pursuant to such other instructions as may be designated by notice given in accordance with this Section 11.10 by the party to receive such notice:

(a)	if to the Buyer or Buyer Sub, to:

Peter Rothschild
c/o Deerfield Triarc Capital Corp.
750 Third Avenue, 22nd Floor
New York, NY 10017
Facsimile: (212) 687-3200

with a copy to (which shall not constitute notice):

Weil, Gotshal & Manges LLP
767 Fifth Avenue
New York, New York 10153
Attention: Simeon Gold, Esq.
Facsimile: (212) 310-8007

(b)	if to the Company prior to the Closing, to:

Deerfield & Company LLC
6250 North River Road, 8th Floor
Rosemont, IL 60018
Attention: General Counsel
Facsimile: (771) 380-1695

with copies to (which shall not constitute notice):

through December 28, 2007:

Triarc Companies, Inc.
280 Park Avenue
New York, NY 10017
Attention: General Counsel
Facsimile: (212) 451-3216

after December 28, 2007:

Triarc Companies, Inc.
1155 Perimeter Center W, 7th Fl.
Atlanta, GA 30338
Attention: General Counsel
Fax: (678) 514-5344

and

Paul, Weiss, Rifkind, Wharton & Garrison LLP
1285 Avenue of the Americas
New York, NY 10019-6064
Attention: Paul D. Ginsberg, Esq.
Facsimile: (212) 757-3990

(c)	if to the Sellers’ Representative:

through December 28, 2007, to:

Triarc Companies, Inc.
280 Park Avenue New York, NY 10017
Attention: General Counsel
Facsimile: (212) 451-3216

after December 28, 2007, to:

Triarc Companies, Inc.
1155 Perimeter Center W, 7th Fl.
Atlanta, GA 30338
Attention: General Counsel
Fax: (678) 514-5344

in each case, with a copy to (which shall not constitute notice):

Paul, Weiss, Rifkind, Wharton & Garrison LLP
1285 Avenue of the Americas
New York, NY 10019-6064
Attention: Paul D. Ginsberg, Esq.
Facsimile: (212) 757-3990

     11.11 Entire Agreement. This Agreement, together with the Confidentiality Agreement, the Ancillary Documents, the Company Disclosure Letter, the Buyer Disclosure Letter and any other collateral agreements executed in connection with the consummation of the transactions contemplated hereby, contain the entire agreement among the parties with respect to the Merger and supersede all prior agreements, written or oral, with respect thereto.

     11.12 Waivers and Amendments. This Agreement may be amended, supplemented or modified, and the terms hereof may be waived, whether before or after the effectiveness of the Member Written Consent, only by a written instrument signed by the parties hereto prior to the Effective Time or, in the case of a waiver, by the party waiving compliance; provided, that after the effectiveness of the Member Written Consent, no such amendment, supplement or modification shall be made which by Law requires the further approval of the Members without such further approval. No amendment can be made to this Agreement following the consummation of the Merger, except that following the Closing, the Sellers’ Representative and Buyer may mutually agree to amend Sections 6.20, 6.24 and Section 11.1 through 11.6; provided that in no event shall any amendment to Sections 11.1 through 11.6 provide that any Member is liable for any indemnity or other obligation under this Agreement . No delay on the part of any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof, nor shall any waiver on the part of any party of any such right, power or privilege, nor any single or partial exercise of any such right, power or privilege, preclude any further exercise thereof or the exercise of any other such right, power or privilege.

     11.13 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York without regard to any conflict of laws rules thereof that might indicate the application of the laws of any other jurisdiction, except to the extent that provisions of the ILLCA are mandatorily applicable.

     11.14 Binding Effect; Assignment. This Agreement shall be binding upon and inure to the benefit of the parties and their respective successors and assigns.

This Agreement is not assignable by any party without the prior written consent of the other parties.

     11.15 Usage. All pronouns and any variations thereof refer to the masculine, feminine or neuter, singular or plural, as the context may require. All terms defined in this Agreement in their singular or plural forms have correlative meanings when used herein in their plural or singular forms, respectively. Unless otherwise expressly provided, the words “include,” “includes” and “including” do not limit the preceding words or terms and shall be deemed to be followed by the words “without limitation.”

     11.16 Articles and Sections. All references herein to Articles and Sections shall be deemed references to such parts of this Agreement, unless the context shall otherwise require. The Article and Section headings in this Agreement are for reference only and shall not affect the interpretation of this Agreement.

     11.17 Interpretation. The parties acknowledge and agree that (a) each party and its counsel reviewed and negotiated the terms and provisions of this Agreement and have contributed to its revision, (b) the rule of construction to the effect that any ambiguities are resolved against the drafting party shall not be employed in the interpretation of this Agreement, and (c) the terms and provisions of this Agreement shall be construed fairly as to all parties, regardless of which party was generally responsible for the preparation of this Agreement. Any statute, regulation, or other law defined or referred to herein (or in any agreement or instrument that is referred to herein) means such statute, regulation or other law as, from time to time, may be amended, modified or supplemented, including (in the case of statutes) by succession of comparable successor statutes. References to a Person also refer to its predecessors and permitted successors and assigns.

     11.18 Disclosure. Notwithstanding anything to the contrary contained in this Agreement or in any Section of the Company Disclosure Letter or Buyer Disclosure Letter, any information disclosed in one Section of the Company Disclosure Letter or Buyer Disclosure Letter shall be deemed to be disclosed in other Sections of the Company Disclosure Letter or Buyer Disclosure Letter only to the extent that the relevance of such information to such other Sections of the Company Disclosure Letter or Buyer Disclosure Letter shall be readily apparent on its face. Certain information set forth in the Company Disclosure Letter or Buyer Disclosure Letter is included solely for informational purposes and may not be required to be disclosed pursuant to this Agreement. The disclosure of any information shall not be deemed to constitute an acknowledgment that such information is required to be disclosed in connection with the representations and warranties made by the Company or Buyer in this Agreement or that such information is material, nor shall such information be deemed to establish a standard of materiality, nor shall it be deemed an admission of any liability of, or concession as to any defense available to, the Company or Buyer, as applicable.

     11.19 Severability of Provisions. If any provision or any portion of any provision of this Agreement shall be held invalid or unenforceable, the remaining portion of such provision and the remaining provisions of this Agreement shall not be affected thereby. If the application of any provision or any portion of any provision of this Agreement to any Person or circumstance shall be held invalid or unenforceable, the application of such provision or portion of such provision to Persons or circumstances other than those as to which it is held invalid or unenforceable shall not be affected thereby.

     11.20 Counterparts. This Agreement may be executed by the parties hereto in separate counterparts, each of which when so executed and delivered shall be an original, but all such counterparts together shall constitute one and the same instrument. Each counterpart may consist of a number of copies hereof each signed by less than all, but together signed by all, of the parties hereto. The delivery of an executed counterpart of this Agreement by facsimile or electronic transmission shall be deemed to be valid delivery thereof.

     11.21 No Third Party Beneficiaries. Except as otherwise provided in Sections 3.2(a), 3.3(b) 6.10(c), 6.11, 6.12 (solely with respect to Gregory H. Sachs as it relates to the Sachs Agreement), 6.13, 6.14, 6.15, 11.1, 11.2, 11.3, 11.4, 11.6, 11.7 and 11.8, no provision of this Agreement is intended to, or shall, confer any third party beneficiary or other rights or remedies upon any Person other than the parties hereto. Without limiting the generality of the foregoing, no provision of this Agreement shall create any third party beneficiary rights in any employee or former employee of the Company or any of the Subsidiaries (including any beneficiary or dependent thereof) in respect of continued employment by the Company or any of the Subsidiaries or otherwise.

     11.22 Specific Performance. The parties hereto agree that if any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached, irreparable damages would occur, no adequate remedy at law would exist and damages would be difficult to determine. Accordingly, the parties shall be entitled to specific performance of the terms hereof, in addition to any other remedy at law or in equity.

[Remainder of page intentionally left blank]

     IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

BUYER:

DEERFIELD TRIARC
CAPITAL CORP.

(a)	By:	/s/ Peter H. Rothschild
Name: Peter H. Rothschild
Title: Interim Chairman

(b)	BUYER SUB:

DFR MERGER COMPANY, LLC

By:	DEERFIELD TRIARC CAPITAL CORP.,
its sole member

By:	/s/ Peter H. Rothschild
Name: Peter H. Rothschild
Title: Chairman

(c)	COMPANY:

DEERFIELD & COMPANY LLC

(d)	By:	/s/ Luke D. Knecht
Name: Luke D. Knecht
Title: Authorized Signatory

(e)	SELLERS’ REPRESENTATIVE:

TRIARC COMPANIES, INC.

(f)	By:	/s/ Francis T. McCarron
Name: Francis T. McCarron
Title: Executive Vice President

ANNEX A

DEERFIELD TRIARC CAPITAL CORP.

ARTICLES SUPPLEMENTARY ESTABLISHING AND FIXING THE RIGHTS AND
PREFERENCES OF A SERIES OF PREFERRED STOCK

     Deerfield Triarc Capital Corp., a Maryland corporation (the “Corporation”), having its principal office in the State of Maryland in Baltimore City, Maryland and its principal business office in Rosemont, Illinois certifies to the State Department of Assessments and Taxation of Maryland that:

     FIRST:  Under a power contained in Section 2-208 of the Maryland General Corporation Law and Article V of the Corporation’s Charter, the Board of Directors (the “Board”), by resolutions duly adopted on December 17, 2007, classified 15,000,000 shares of the unclassified preferred stock, par value $0.001 per share, of the Corporation (“Preferred Stock”) as Series A Cumulative Convertible Preferred Stock, with the following preferences, conversion or rights, voting powers, restrictions, limitations as to dividends and other distributions, qualifications and terms and conditions of redemption. Capitalized terms used and not otherwise defined herein have the meanings set forth in the Charter.

     (1) Designation and Number. A series of Preferred Stock of the Corporation, designated the “Series A Cumulative Convertible Preferred Stock” (the “Series A Preferred Stock”), is hereby established. The par value of the Series A Preferred Stock is $0.001 per share. The number of shares of Series A Preferred Stock shall be 15,000,000.

     (2) Rank. The Series A Preferred Stock will, with respect to dividend and distribution rights, redemption rights and rights upon liquidation, dissolution or winding up of the Corporation, rank prior or senior to all classes or series of common stock of the Corporation and any other class or series of capital stock of the Corporation.

     (3) Dividends.

     (a) Subject to the provisions of subsection 8(a), Holders of Series A Preferred Stock will be entitled to receive, when and as authorized by the Board and declared by the Corporation, out of funds legally available for payment, cumulative cash dividends as follows:

     (i) for the Dividend Period from the original issuance date of the Series A Preferred Stock through the Dividend Record Date next following the original issuance date (the “First Dividend Record Date”), an amount equal to 5% per annum of the Liquidation Preference;

     (ii) for the Dividend Period commencing on the day after the First Dividend Record Date through the next succeeding Dividend Record Date, an amount equal to the greater of (A) 5% per annum of the Liquidation Preference or (B) the Common Stock dividend declared for such Dividend Period;

     (iii) for each succeeding Dividend Period after the Dividend Period referred to in clause (ii), an amount equal to the greater of (A) 5% per annum of the Liquidation Preference, or (B) the Common Stock dividend declared for such Dividend Period.

      (b) Dividends on the Series A Preferred Stock, as provided for in subsection 3(a) shall be cumulative from the original issuance date, whether or not the Corporation has earnings, whether or not the Corporation has legally available funds, or whether or not declared by the Board or authorized or paid by the Corporation. However, no cash dividend shall be payable (but nevertheless shall continue to accrue) before the earlier to occur of a Conversion Vote or March 31, 2008. Any dividend payable on the Series A Preferred Stock for any partial Dividend Period will be computed on the basis of twelve 30-day months and a 360-day year. Dividends will be payable in arrears to holders of record as they appear on the records of the Corporation at the close of business on the applicable Dividend Record Date. No interest will be paid in respect of any dividend payment or payments on the Series A Preferred Stock that may be in arrears, nor shall additional dividends be declared or paid in respect of unpaid dividends.

     (c) Except for the payment of the First Dividend which in no event shall exceed $ 0.50 per share of Common Stock (as adjusted for any stock splits, stock combinations or similar transaction), unless full cumulative dividends on the Series A Preferred Stock have been paid or declared and set apart for payment for all past Dividend Periods, no dividends shall be declared or paid or set apart for payment with respect to any Junior Stock, nor shall any Junior Stock be redeemed, purchased or otherwise acquired (except for purposes of an employee benefit plan) for any consideration, or any monies be paid to or made available for a sinking fund for the redemption of any Junior Stock, nor shall any other cash or property be paid or distributed to or for the benefit of holders of Junior Stock. Notwithstanding the foregoing, the Corporation shall not be prohibited from redeeming, purchasing or otherwise acquiring an amount of Junior Stock or Series A Preferred Stock if such redemption, purchase or other acquisition is in the opinion of outside counsel to the Corporation necessary to maintain the Corporation’s qualification as a real estate investment trust for federal income tax purposes (“REIT”); provided that prior to such redemption, purchase or acquisition of any Junior Stock, the Corporation shall first offer to each holder of Series A Preferred Stock (on a pro rata basis based on the number of shares of Series A Preferred Stock owned by such holder relative to all of the outstanding shares of Preferred Stock) the opportunity to elect to have its, his or her Series A Preferred Stock redeemed at an amount equal to the Redemption Price (as defined in subsection 6(a)) computed as of the date the Redemption Price is paid.

     (d) If, for any taxable year, the Corporation elects to designate as “capital gain dividends” (as defined in Section 857 of the Internal Revenue Code) any portion of the dividends (as determined for federal income tax purposes) paid or made available for the year to holders of all classes of capital stock, then the portion of the capital gains amount that shall be allocable to the holders of Series A Preferred Stock shall be the amount that the total dividends (as determined for federal income tax purposes) paid or made available to the holders of the Series A Preferred Stock for the year bears to the total

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dividends (as determined for federal income tax purposes) paid or made available for the year to holders of all classes of capital stock.

     (f) The liquidation preference of the outstanding shares of Series A Preferred Stock will not be added to the liabilities of the Corporation for the purpose of determining whether under the Maryland General Corporation Law a dividend or distribution may be made to stockholders of the Corporation whose preferential rights upon dissolution of the Corporation are junior to those of holders of Series A Preferred Stock.

      (4) Liquidation Preference.

     (a) Upon any voluntary or involuntary liquidation, dissolution or winding up of the Corporation, before any payment or distribution shall be made to or set apart for the holders of any Junior Stock, the holders of Series A Preferred Stock shall be entitled to receive a liquidation preference payable in cash equal to the greater of (i) $10.00 per share (the “Liquidation Preference”) or (ii) the per share amount that a holder of one share of Series A Preferred Stock would have received had the share been converted into Common Stock immediately prior to the Liquidation Date, plus in each case an amount equal to all accumulated, accrued and unpaid dividends (whether or not the Corporation has earnings and whether or not authorized by the Board or declared by the Corporation) to the Liquidation Date, and such holders shall not be entitled to any further payment. If upon any liquidation, dissolution or winding up of the Corporation, cash distributable among the holders of Series A Preferred Stock shall be insufficient to pay in full the above described liquidation preference, then the Corporation’ remaining assets, or the proceeds thereof, shall be distributed among the holders of Series A Preferred Stock ratably in the same proportion as the respective amounts that would be payable on such Series A Preferred Stock if all amounts payable thereon were paid in full.

     (b) Upon any liquidation, dissolution or winding up of the Corporation, after (and only after) payment shall have been made in full to the holders of Series A Preferred Stock of the amount described in subsection 4(a), any other series or class or classes of Junior Stock shall be entitled to receive any and all assets remaining to be paid or distributed, and the holders of the Series A Preferred Stock shall not be entitled to share therein.

     (c) Written notice of any such liquidation, dissolution or winding up of the Corporation, stating the payment date or dates when, and the place or places where, the amounts distributable in such circumstances shall be payable, shall be given by first class mail, postage pre-paid, not less than 30 or more than 60 days prior to the payment date stated therein, to each record holder of Series A Preferred Stock at the respective addresses of such holders as the same shall appear on the stock transfer records of the Corporation.

     (d) None of a Change of Control, consolidation or merger of the Corporation with or into another entity, a merger of another entity with or into the Corporation, a statutory

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stock exchange by the Corporation or a sale, lease or conveyance of all or substantially all of the Corporation’s property or business shall be considered a liquidation, dissolution or winding up of the Corporation.

     (e) The liquidation preference of the outstanding shares of Series A Preferred Stock will not be added to the liabilities of the Corporation for the purpose of determining whether under the Maryland General Corporation Law a distribution may be made to stockholders of the Corporation whose preferential rights upon dissolution of the Corporation are junior to those of holders of Series A Preferred Stock.

      (5) No Optional Redemption. Except as provided in subsection 3(c), shares of Series A Preferred Stock are not redeemable at the option of the Corporation or the holders thereof.

      (6) Mandatory Redemption by the Corporation.

      (a)      Redemption.

     (i)      The Series A Preferred Stock shall be redeemed in whole and not part by the Corporation on the earlier to occur of (x) a Change in Control or (y) December __, 2014 (such date, the “Redemption Date”) at a cash redemption price per share (the “Redemption Price”) equal to the greater of (A) the Liquidation Preference or (B) the Current Market Price on the Redemption Date of the Common Stock that the holders of the Series A Preferred Stock would have received if all shares of Preferred Stock were converted into Common Stock immediately prior to the Redemption Date, plus in each case, an amount equal to all accumulated, accrued and unpaid dividends (whether or not the Corporation has earnings, and whether or not authorized by the Board or declared by the Corporation) to the Redemption Date.

     (ii)     The Series A Preferred Stock shall not be subject to any sinking fund.

     (iii)    In addition, the Series A Preferred Stock shall be subject to the provisions of Article VI of the Charter pursuant to which Series A Preferred Stock owned by a stockholder in excess of the applicable Stock Ownership Limit, as established and modified by the Board of Directors in accordance with Section 6.2.8 of the Charter or any successor provision, shall automatically be transferred to a Trust for the exclusive benefit of a Charitable Beneficiary, as provided in Article VI of the Charter.

      (b)      Procedures for Redemption.

     (i)      Notice of redemption of the Series A Preferred Stock shall be mailed to each holder of record of the shares to be redeemed by first class mail, postage prepaid at such holder’s address as the same appears on the stock records of the Corporation. Any notice which was mailed as described above shall be conclusively presumed to have been duly given on the date mailed whether or not

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the holder receives the notice. In addition to any information required by law or by the applicable rules of the exchange upon which the Series A Preferred Stock may be listed or admitted to trading, each notice shall state: (i) the Redemption Date; (ii) the Redemption Price; and (iii) the place or places where certificates for such shares of Series A Preferred Stock are to be surrendered for cash.

     (ii)     On or after the Redemption Date, each holder of shares of Series A Preferred Stock to be redeemed shall present and surrender the certificates representing his shares of Series A Preferred Stock to the Corporation at the place designated in the notice of redemption and thereupon the Redemption Price of such shares shall be paid to or on the order of the person whose name appears on such certificate representing shares of Series A Preferred Stock as the owner thereof and each surrendered certificate shall be canceled.

     (iii)    If notice of redemption has been mailed in accordance with subsection 6(b)(i) above and if the funds necessary for such redemption have been set aside by the Corporation in trust for the benefit of the holders of the Series A Preferred Stock so called for redemption, then from and after the Redemption Date (unless the Corporation defaults in the payment of the redemption price, all dividends on the shares of Series A Preferred Stock called for redemption in such notice shall cease to accumulate and all rights of the holders thereof, except the right to receive the redemption price thereof (including all accumulated and unpaid dividends up to the Redemption Date, whether or not the Corporation has earnings and whether or not authorized by the Board or declared by the Corporation), shall cease and terminate and such shares shall not thereafter be transferred (except with the consent of the Corporation) on the Corporation’s books, and such shares shall not be deemed to be outstanding for any purpose whatsoever. At its election, the Corporation, prior to a Redemption Date, may irrevocably deposit the Redemption Price (including accumulated and unpaid dividends to the Dividend Date) of the Series A Preferred Stock so called for redemption in trust for the holders thereof with a bank or trust company, in which case the Redemption Notice to holders of the shares of Series A Preferred Stock to be redeemed shall (i) state the date of such deposit, (ii) specify the office of such bank or trust company as the place of payment of the redemption price and (iii) require such holders to surrender the certificates representing such shares at such place on or about the date fixed in such redemption notice (which may not be later than the Redemption Date) against payment of the Redemption Price (including all accumulated and unpaid dividends to the Redemption Date). Any interest or other earnings earned on the Redemption Price (including accumulated and unpaid dividends) deposited with a bank or trust company shall be paid to the Corporation. Any monies so deposited which remain unclaimed by the holders of Series A Preferred Stock at the end of two years after the Redemption Date shall be returned by such bank or trust company to the Corporation and the holders thereof shall thereafter be entitled to look to the Corporation for payment of the Redemption Price.

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     (c)      Status of Redeemed Shares. Any shares of Series A Preferred Stock that shall at any time have been redeemed shall, after such redemption, have the status of authorized but unclassified and unissued Preferred Stock, until such shares are once more classified or reclassified as part of a particular class or series by the Board.

      (7) Voting Rights.

     (a)      Holders of the Series A Preferred Stock shall not have any voting rights, except as provided by Maryland law and as described below.

     (b)      If and whenever dividends on any shares of Series A Preferred Stock shall not have been authorized by the Board and declared and paid in cash by the Corporation on four or more Dividend Dates, whether or not consecutive (a “Preferred Dividend Default”), the holders of such shares of Series A Preferred Stock shall be entitled to vote as a single class for the election of a total of two additional directors of the Corporation (the “Preferred Stock Directors”) who shall each be elected for one-year terms, subject to subsection 7(c). Such election shall be held at a special meeting called by an officer of the Corporation within 15 days following the occurrence of the Preferred Dividend Default, unless such Preferred Dividend Default occurs less than 60 days before the date fixed for the next annual or special meeting of stockholders, in which case the vote for such two directors will be held at the earlier of the next annual or special meeting of the stockholders, and at each subsequent annual meeting until all dividends accumulated on such shares of Series A Preferred Stock for the past Dividend Periods and the dividend for the then current Dividend Period shall have been fully paid or declared or authorized and a sum sufficient for the payment thereof set aside for payment in full. In such cases, the size of entire Board automatically shall be increased by two directors. Each Preferred Stock Director shall be elected by a plurality of the outstanding shares of Series A Preferred Stock. On any matter on which the holders of Series A Preferred Stock are entitled to vote (as expressly provided herein or as may be required by law), including any action by written consent, each share of Series A Preferred Stock shall have one vote per share.

     The procedures in this subsection 7(b) for the calling of meetings and the election of directors will, to the extent permitted by law, supersede anything inconsistent contained in the Charter or Bylaws of the Corporation and, without limitation to the foregoing, the Bylaws of the Corporation will not be applicable to the election of directors by holders of Series A Preferred Stock pursuant to this subsection 7(b). Notwithstanding the Bylaws of the Corporation, the number of directors constituting the entire Board will be automatically increased to include the directors to be elected pursuant to this subsection 7(b).

     (c)      If and when all accumulated unpaid dividends and the dividend for the current Dividend Period on the Series A Preferred Stock shall have been paid in full, the holders of shares of Series A Preferred Stock shall be divested of the voting rights set forth in Section 7(b) herein (subject to revesting in the event of each and every Preferred Dividend Default) and the term of office of each Preferred Stock Director so elected shall

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terminate and the number of directors constituting the Board shall be reduced accordingly. So long as a Preferred Dividend Default shall continue, any vacancy in the office of a Preferred Stock Director may be filled by the vote of holders of a majority of the outstanding shares of Series A Preferred Stock. Any Preferred Stock Director may be removed at any time with or without cause by the vote of, and shall not be removed otherwise than by the vote of, the holders of record of a majority of the outstanding shares of Series A Preferred Stock.

     (d)      The affirmative vote or consent of at least 80% of the votes entitled to be cast by the holders of the outstanding shares of Series A Preferred Stock, voting as a single class, in addition to any other vote required by the Charter or Maryland law, will be required to: (i) authorize the creation of, or the issuance of any shares of any class of capital stock that is senior to the Series A Preferred Stock as to dividends, redemption or upon the liquidation, dissolution or winding up of the Corporation, (ii) authorize the creation of, or the issuance of any shares of any class of capital stock that is on a parity with the Series A Preferred Stock as to dividends, redemption or upon the liquidation, dissolution or winding up of the Corporation, or (iii) amend, alter or repeal any provision of, or add any provision to, the Charter, including the articles supplementary establishing the Series A Preferred Stock, whether by merger, consolidation or other business combination or otherwise if such other action would materially adversely affect the powers, rights or preferences of the holders of the Series A Preferred Stock.

     (e)      The foregoing voting provisions shall not apply if, at or prior to the time when the act with respect to which such vote would otherwise be required shall be effected, all outstanding shares of Series A Preferred Stock shall have been redeemed or called for redemption in accordance of paragraph 6 upon proper notice and sufficient funds shall have been deposited in trust to effect such redemption.

     (8) Mandatory Conversion of the Series A Preferred Stock.

     (a)      On the Conversion Date, each share of Series A Preferred Stock shall be automatically converted, without any action by the holders thereof or the Corporation, into that number of whole shares of Common Stock determined by dividing the Liquidation Preference by the then effective Conversion Price. In addition, in connection with the conversion of the Series A Preferred Stock, upon a Conversion Vote the holders of Series A Preferred Stock will also receive, on the next Dividend Payment Date occurring immediately after the Conversion Date, (x) all accrued and unpaid dividends, whether or not authorized by the Board or declared by the Corporation, plus, (y) with respect to the Dividend Period in which the Conversion Date occurs, the amount if any by which (i) 5% per annum of the Liquidation Preference accrued from the start of the Dividend Period through the Conversion Date, determined on a daily basis, exceeds (ii) the Common Stock dividend declared for such Dividend Period; provided, however, that if the Conversion Date occurs after the Dividend Record Date for the Dividend Period in which the Conversion Date occurs and prior to the Dividend Payment Date for such dividend, then in addition to the dividend in clause (y) above and notwithstanding that the holders of Series A Preferred Stock were not holders of record on the Dividend Payment

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Date, each holder of each share of Preferred Stock being converted shall also be entitled to a cash payment equal to the dividend on the Common Stock that such holder would have received had the Conversion Date occurred immediately prior to such Dividend Record Date.

     (b)      Upon the receipt of a Conversion Vote, the Corporation shall give notice by mail to the holders of the Series A Preferred Stock promptly after the Conversion Vote advising holders of the Series A Preferred Stock that the conversion has automatically occurred as the result of the Conversion Vote and that they may surrender their certificates representing the Series A Preferred Stock for certificates representing the Common Stock. The notice to holders of Series A Preferred Stock shall state, as appropriate that: (i) the Corporation obtained the Conversion Vote; (ii) accordingly, the Series A Preferred Stock has automatically converted into Common Stock on the date of the Conversion Vote; (iii) the number of shares of Common Stock to be issued for each share of Series A Preferred Stock; and (iv) that dividends on the Series A Preferred Stock ceased to accrue on the immediately preceding Dividend Date.

     (c)      Upon receipt of the Conversion Vote, all rights of holders of the Series A Preferred Stock will terminate except the right to receive the whole number of shares of Common Stock issuable upon conversion thereof and cash in lieu of fractional shares of Series A Preferred Stock and the dividends described in subsection (a).

     (d)      If the Conversion Vote is not obtained at the first special meeting of stockholders held for the purposes of obtaining the Conversion Vote, then the holders of at least 20% of the outstanding Series A Preferred Stock shall have the right, exercisable once only and then only in conjunction with the annual meeting of stockholders, to require the Corporation to include on the agenda for any subsequent annual meeting of stockholders, that the holders of the Corporation’s outstanding voting securities approve the conversion at a subsequent annual meeting by the Conversion Vote. The request by the holders of such Series A Preferred Stock shall be furnished in writing to the Corporation, attention Corporate Secretary, at least 45 days before the anniversary of the prior year’s annual meeting of stockholders. If the Conversion Vote is not obtained at the meetings described in this paragraph, then the Series A Preferred Stock shall thereafter not be convertible under any circumstances.

     (e)      The Conversion Price of the Series A Preferred Stock shall be adjusted from time to time as follows:

     (i)      If the Corporation shall at any time or from time to time (A) make a payment of dividends or distributions to holders of any class of Common Stock of the Corporation in Common Stock, (B) subdivide its outstanding Common Stock into a greater number of shares, (C) combine its outstanding Common Stock into a smaller number of shares or (D) issue any shares of Common Stock by reclassification of its Common Stock, the Conversion Price shall be adjusted so that the holder of any shares of Series A Preferred Stock thereafter surrendered for conversion shall be entitled to receive the number of shares of Common Stock

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that such holder would have owned or have been entitled to receive after the happening of any of the events described above had such shares been converted immediately prior to the record date in the case of a dividend or distribution or the effective date in the case of a subdivision, combination or reclassification. An adjustment made pursuant to this subsection (e)(i) shall become effective immediately after the opening of business on the business day next following the record date in the case of a distribution and shall become effective immediately after the opening of business on the business day next following the effective date in the case of a subdivision, combination or reclassification. Such adjustment(s) shall be made successively whenever any of the events listed above shall occur.

     (ii)      If the Corporation shall at any time or from time to time issue rights, options or warrants to all holders of Common Stock entitling them to subscribe for or purchase shares of Common Stock (or securities convertible into or exchangeable for Common Stock) at a price per share less than the Current Market Price per share of Common Stock on the record date for the determination of stockholders entitled to receive such rights, options or warrants, the then existing Conversion Price shall be adjusted to equal the price determined by multiplying (A) the Conversion Price in effect immediately prior to the opening of business on the business day next following the date fixed for such determination by (B) a fraction, the numerator of which shall be the sum of (I) the number of shares of Common Stock outstanding on the close of business on the date fixed for such determination and (II) the number of shares of Common Stock that could be purchased at the Current Market Price on the date fixed for such determination with the aggregate proceeds to the Corporation from the exercise of such rights, options or warrants, and the denominator of which shall be the sum of (x) the number of shares of Common Stock outstanding on the close of business on the date fixed for such determination and (y) the number of additional shares of Common Stock offered, for subscription or purchase pursuant to such rights, options or warrants. Such adjustment shall be made successively whenever any such rights, options or warrants are issued, and shall become effective immediately after the opening of business on the business day next following the record date for any such rights, options, or warrants issued. In determining whether any rights, options or warrants entitle the holders of shares of Common Stock to subscribe for or purchase shares of Common Stock at less than the Current Market Price, there shall be taken into account any consideration received by the Corporation upon issuance and upon exercise of such rights, options or warrants, the value of such consideration, if other than cash, to be determined by the Board of Directors in good faith. Any adjustment(s) made pursuant to this subsection (ii) shall become effective immediately after the opening of business on the business day next following such record date. Such adjustment(s) shall be made successively whenever any of the events listed above shall occur.

     (iii)      If the Corporation shall distribute to all holders of its Common Stock any shares of capital stock of the Corporation (other than Common Stock)

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or evidence of its indebtedness or assets or other property (but excluding cash dividends or rights or warrants to subscribe for or purchase any of its securities) (any of the foregoing being hereinafter in this subsection (iv) called the “Securities”), therein each case the then existing Conversion Price shall be adjusted so that it shall equal the price determined by multiplying (A) the Conversion Price in effect immediately prior to the close of business on the date fixed for the determination of stockholders entitled to receive such distribution by (B) a fraction, the numerator of which shall be the Current Market Price per share of Common Stock on the record date described in the immediately following paragraph less the then Fair Market Value of the Securities so distributed applicable to one share of Common Stock, and the denominator of which shall be the Current Market Price per share of Common Stock on the record date described in the immediately following paragraph.

     Such adjustment shall become effective immediately at the opening of business on the business day next following the record date for the determination of stockholders entitled to receive such distribution. For the purposes of this subsection (iii), the distribution of Securities which are distributed not only to the holders of the Common Stock on the date fixed for the determination of stockholders entitled to such distribution of such Securities, but also are distributed with each share of Common Stock delivered to a person converting a share of Series A Preferred Stock after such determination date, shall not require an adjustment of the Conversion Price pursuant to this subsection (iii); provided that on the date, if any, on which a person converting a share of Series A Preferred Stock would no longer be entitled to receive such Securities with a share of Common Stock (other than as a result of the termination of all such Securities), a distribution of such Securities shall be deemed to have occurred, and the Conversion Price shall be adjusted as provided in this subsection (iii) (and such date shall be deemed to be “the date fixed for the determination of the stockholders entitled to receive such distribution” and “the record date” within the meaning of the two preceding sentences). Such adjustment(s) shall be made successively whenever any of the events listed above shall occur.

     (iv)    No adjustment in the Conversion Price shall be required unless such adjustment would require a cumulative increase or decrease of at least 1% in such price; provided, however, that any adjustments that by reason of this subsection (iv) are not required to be made shall be carried forward and taken into account in any subsequent adjustment until made; and provided, further, that any adjustment shall be required and made in accordance with the provisions of this subparagraph (8) (other than this subsection (iv)) not later than such time as may be required in order to preserve the tax-free nature of a distribution to the holders of shares of Common Stock. Notwithstanding any other provisions of this subparagraph (8), the Corporation shall not be required to make any adjustment to the Conversion Price (A) upon the issuance of any shares of Common Stock or options or rights to purchase shares of Common Stock at the Current Market Price

10

pursuant to any present or future employee, director or employee benefit plan or employee program of the Corporation or any of its subsidiaries that has been approved by the Board; (B) upon a change in the par value of the shares of Common Stock of the Corporation; or (C) for accumulated, declared and unpaid dividends on shares of Common Stock of the Corporation prior to the original date of issuance. All calculations under this subparagraph (8) shall be made to the nearest cent (with $.005 being rounded upward) or to the nearest one-tenth of a share (with .05 of a share being rounded upward), as the case may be.

     (f)      If the Corporation shall be a party to any transaction (including without limitation a merger, consolidation, statutory share exchange, tender offer for all or substantially all of the shares of Common Stock, sale of all or substantially all of the Corporation’s assets or recapitalization of the Common Stock and excluding any transaction as to which subsection (e)(i) applies (each of the foregoing being referred to herein as a “Transaction”), in each case as a result of which shares of Common Stock shall be converted into the right to receive shares, stock, securities or other property (including cash or any combination thereof), each share of Series A Preferred Stock which is not converted into the right to receive shares, stock, securities or other property in connection with such Transaction shall thereafter be convertible into the kind and amount of shares, stock, securities and other property receivable (including cash or any combination thereof) upon the consummation of such Transaction by a holder of that number of shares of Common Stock or fraction thereof into which one share of Series A Preferred Stock was convertible immediately prior to such Transaction, assuming such holder of Common Stock (i) is not a person with which the Corporation consolidated or into which the Corporation merged or which merged into the Corporation or to which such sale or transfer was made, as the case may be (a “Constituent Person”), or an affiliate of a Constituent Person and (ii) failed to exercise his or her rights of election, if any, as to the kind or amount of such, stock, securities and other property (including cash) receivable upon consummation of such Transaction (each a “Non-Electing Share”) (provided that if the kind or amount of shares, stock, securities and other property (including cash) receivable upon consummation of such Transaction by each Non-Electing Share is not the same for each Non-Electing Share, then the kind and amount of shares, stock, securities and other property (including cash) receivable upon consummation of such Transaction for each Non-Electing Share shall be deemed to be the kind and highest amount so receivable per share by any Non-Electing Shares). The Corporation shall not be a party to any Transaction unless the terms of such Transaction are consistent with the provisions of this subsection (f), and it shall not consent or agree to the occurrence of any Transaction until the Corporation has entered into an agreement with the successor or purchasing entity, as the case may be, for the benefit of the holders of the Series A Preferred Stock, that will require such successor or purchasing entity, as the case may be, to make provision in its certificate or articles of incorporation or other constituent documents to the end that the provisions of this subsection (f) shall thereafter correspondingly be made applicable as nearly as may reasonably be, in relation to any shares of stock or other securities or property thereafter deliverable upon conversion of

11

the Series A Preferred Stock. The provisions of this subsection (f) shall similarly apply to successive Transactions.

     (g)      If:

(i)      the Corporation shall declare a distribution on the shares of Common Stock other than in cash out of the total equity applicable to shares of Common Stock, less the amount of stated capital attributable to the Common Stock, determined on the basis of the most recent annual or quarterly consolidated balance sheets of the Corporation and its consolidated subsidiaries available at the time of the declaration of the distribution; or

(ii)     the Corporation shall authorize the granting to the holders of the Common Stock of rights or warrants to subscribe for or purchase any shares of any class or any other rights or warrants; or

(iii)    there shall be any reclassifications of the Common Stock (other than an event to which subsection (e)(i) of this subparagraph (8) applied) or any consolidation or merger to which the Corporation is a party and for which approval of any stockholders of the Corporation is required, or a statutory share exchange involving the conversion or exchange of Common Stock into securities or other property, or a self tender offer by the Corporation for all or substantially all of its outstanding Common Stock, or the sale or transfer of all or substantially all of the assets of the Corporation as an entity and for which approval of any stockholder of the Corporation is required; or

(iv)    there shall occur the voluntary or involuntary liquidation, dissolution or winding up of the Corporation;

then the Corporation shall cause to be filed with the transfer agent for the Series A Preferred Stock and shall cause to be mailed to the holders of the Series A Preferred Stock at their addresses as shown on the share records of the Corporation, as promptly as possible, but at least 15 days prior to the applicable date hereinafter specified, a notice stating (A) the record date as of which the holders of Common Stock of record to be entitled to such distribution or grant of rights or warrants are to be determined, provided, however, that no such notification need be made in respect of a record date for a distribution or grant of rights unless the corresponding adjustment in the Conversion Price would be an increase or decrease of at least 1%, or (B) the date on which such reclassification, consolidation, merger, statutory share exchange, sale, transfer, liquidation, dissolution or winding up is expected to become effective, and the date as of which it is expected that holders of Common Stock of record shall be entitled to exchange their Common Stock for securities or other property, if any, deliverable upon such reclassification, consolidation, merger, statutory share exchange, sale, transfer, liquidation, dissolution or winding up. Failure to give or receive such notice or any defect therein shall not affect the legality or validity of the proceedings described in this subparagraph (8).

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     (h)      Whenever the Conversion Price is adjusted as herein provided, the Corporation shall promptly file with the transfer agent for the Series A Preferred Stock an officer’s certificate setting forth the Conversion Price after such adjustment and setting forth a brief statement of the facts requiring such adjustment. Promptly after delivery of such certificate, the Corporation shall prepare a notice of such adjustment of the Conversion Price, setting forth the adjusted Conversion Price and the effective date on which such adjustment becomes effective and shall mail such notice of such adjustment of the Conversion Price to the holder of each share of Series A Preferred Stock at such holder’s last address as shown on the share records of the Corporation.

     (i)      In any case in which subsection (e) of this subparagraph (8) provides that an adjustment shall become effective on the date next following the record date for an event, the Corporation may defer until the occurrence of such event (I) issuing to the holder of any shares of Series A Preferred Stock converted after such record date and before the occurrence of such event the additional Common Shares issuable upon such conversion by reason of the adjustment required by such event over and above the shares of Common Stock issuable upon such conversion before giving effect to such adjustment and (II) fractionalizing any shares of Series A Preferred Stock and/or paying to such holder any amount of cash in lieu of any fraction.

     (j)      There shall be no adjustment of the Conversion Price in case of the issuance of any shares of Common Stock of the Corporation in a reorganization, acquisition or other similar transaction except as specifically set forth in this subparagraph (8). If any action or transaction would require adjustment of the Conversion Price pursuant to more than one subsection of this subparagraph (8), only one adjustment shall be made, and such adjustment shall be the amount of adjustment that has the highest absolute value.

     (k)      If the Corporation shall take any action affecting the Common Stock, other than an action described in this subparagraph (8), that in the opinion of the Board would materially and adversely affect the rights of the holders of the Series A Preferred Stock, the Conversion Price for the Series A Preferred Stock may be adjusted, to the extent permitted by law, in such manner, if any, and at such time, as the Board, in its sole discretion, may determine to be equitable in the circumstances.

     (l)      The Corporation covenants that it will at all times reserve and keep available, free from preemptive rights, out of the aggregate of its authorized but unissued shares of Common Stock, for the purpose of effecting conversion of the Series A Preferred Stock, the full number of shares of Common Stock deliverable upon the conversion of all outstanding Series A Preferred Stock not theretofore converted in accordance with the terms set forth herein. For purposes of this subsection (l), the number of shares of Common Stock that shall be deliverable upon the conversion of all outstanding Series A Preferred Stock shall be computed as if at the time of computation all such outstanding shares were held by a single holder.

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The Corporation covenants that any shares of Common Stock issued upon conversion of the Series A Preferred Stock shall be validly issued, fully paid and nonassessable. Before taking any action that would cause an adjustment reducing the Conversion Price below the then par value of the Common Stock deliverable upon conversion of the Series A Preferred Stock, the Corporation will take any action that, in the opinion of its counsel, may be necessary in order that the Corporation may validly and legally issue fully paid and nonassessable shares of Common Stock at such adjusted Conversion Price.

     (m)   The Corporation will pay any and all documentary stamp or similar issue or transfer taxes payable in respect of the issue or delivery of shares of Common Stock or other securities or property on conversion of the Series A Preferred Stock pursuant hereto; provided, however, that the Corporation shall not be required to pay any tax that may be payable in respect of any transfer involved in the issue or delivery of shares of Common Stock or other securities or property in a name other than that of the holder of the Series A Preferred Stock to be converted, and no such issue or delivery shall be made unless and until the person requesting such issue or delivery has paid to the Corporation the amount of any such tax or has established, to the reasonable satisfaction of the Corporation, that such tax has been paid.

     In addition to the foregoing adjustments, the Corporation shall be entitled to make such reductions in the Conversion Price, in addition to those required herein, as it in its discretion considers to be advisable in order that any share distributions, subdivisions of shares, reclassification or combination of shares, distribution of rights, options, warrants to purchase shares or securities, or a distribution of other assets (other than cash distributions) will not be taxable or, if that is not possible, to diminish any income taxes that are otherwise payable because of such event.

     (9) Restrictions on Transfer, Acquisition and Redemption of Shares. The Series A Preferred Stock is governed by and issued subject to all of the limitations, terms and conditions of the Corporation’s Charter, including but not limited to the terms and conditions (including exceptions and exemptions) of Article VI of the Charter. The foregoing sentence shall not be construed to limit the applicability of any other term or provision of the Charter to the Series A Preferred Stock. Except as provided by applicable law and the Charter, there shall be no restriction on the ability of a holder of Series A Preferred Stock to transfer such shares. In addition to the legend contemplated by Article VI, Section 2.9 of the Charter, each certificate for Series A Preferred Stock shall bear substantially the following legend:

     “The Corporation will furnish to any stockholder on request and without charge a full statement of the designations and any preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends, qualifications and terms and conditions of redemption of the stock of each class which the Corporation is authorized to issue, to the extent they have been set, and of the authority of the Board of Directors to set the relative rights and preferences of a subsequent series of a preferred or special class of stock. Such request may be made to the Secretary of the Corporation or to its transfer agent.”

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     (10) Definitions.

      “Change in Control” means the occurrence of any of the following:

          (i)      any “person” or “group” (as those terms are used in Sections 13(d) and 14(d) of the Exchange Act) is or becomes the “beneficial owner” (as that term is used in Rule 13d-3 under the Exchange Act), directly or indirectly, of 50% or more of the total outstanding voting corporation’s power of all classes of the capital stock of the Corporation entitled to vote generally in the election of directors (the “voting share)”;

          (ii)     there occurs a sale, transfer, lease, conveyance or other disposition of all or substantially all of the property or assets, or of all or substantially all of the property or assets of the Corporation and its subsidiaries on a consolidated basis, to any “person” or “group” (as those terms are used in Sections 13(d) and 14(d) of the Exchange Act), including any group acting for the purpose of acquiring, holding, voting or disposing of securities within the meaning of Rule 13d-5(b)(1) under the Exchange Act;

          (iii)    the Corporation consolidates with, or merges with or into, another person or any person consolidates with, or merges with or into, the Corporation, unless the persons that “beneficially owned,” directly or indirectly, the Corporation’s voting share immediately prior to such consolidation or merger “beneficially owned,” directly or indirectly, immediately after such consolidation or merger, voting shares of the surviving or continuing entities representing at least a majority of the total outstanding voting stock of all outstanding classes of voting stock of the surviving or continuing entity;

          (iv)    the following persons cease for any reason to constitute a majority of the Board of Directors:

          (A)      individuals who on the original issuance date constituted the Board; and

          (B)     any new directors whose election to the Board or whose nomination for election by the Corporation’s shareholders was approved by at least a majority of the Corporation’s directors then still in office either who were directors on the original issue date or whose election or nomination for election was previously so approved.

     “Conversion Date” means the date on which the Conversion Vote is obtained.

     “Conversion Price” means $10.00, as such amount may be adjusted from time to time pursuant to the terms of subparagraph 8.

     “Conversion Vote” means the approval of the issuance of the shares of Common Stock upon conversion of the Series A Preferred Stock by the vote required under the rules of the New York Stock Exchange obtained at a special meeting of Stockholders held for such purpose or obtained subsequent thereto at a meeting of Stockholders requested by the holders of the Series A Preferred Stock pursuant to subsection 8(d)(ii).

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     “Current Market Price” of publicly traded shares of Common Stock or any other class of capital stock or other security of the Corporation or any other issuer for any day shall mean the average of the last reported sales price, regular way, on the twenty trading days ending on the date in question, or, if no sale takes place on any day within such 20 trading day period, the average of the reported closing bid and asked prices on such day, regular way, in either case as reported on the New York Stock Exchange (“NYSE”) or, if such security is not listed or admitted for trading on the NYSE, on the principal national securities exchange on which such security is listed or admitted for trading or, if not listed or admitted for trading on any national securities exchange, on the Nasdaq National Market or, if such security is not quoted on the Nasdaq National Market, the average of the closing bid and asked prices on such day in the over-the-counter market as reported by Nasdaq or, if bid and asked prices for such security on such day shall not have been reported through Nasdaq, the average of the bid and asked prices on such day as furnished by any NYSE member firm regularly making a market in such security and selected for such purpose by the Board or, if such security is not so listed or quoted, as determined in good faith at the sole discretion of the Board, which determination shall be final, conclusive and binding.

     “Dividend Payment Date” means the date on which dividends are paid with respect to the Corporation’s Common Stock to holders of record as of the applicable Dividend Record Date for such dividend.

     “Dividend Period” shall mean the period for which a dividend is payable with respect to the Series A Preferred Stock, which shall run, initially, from the original issuance date to the First Dividend Record Date, and thereafter shall run from the day following the prior Dividend Record Date to the next succeeding Dividend Record Date.

     “Dividend Record Date” shall mean each record date established by the Board of Directors for a dividend with respect to the Corporation’s Common Stock; provided, that if no record date has been established for payment of such a dividend on the Common Stock for any Dividend Period ending on the last business day of December, April, July and October in each year, the Dividend Record Date shall be the last business day of December, April, July and October, as applicable.

      “Fair Market Value” shall mean the fair market value as determined in good faith by the Board without regard to closing prices, if applicable.

     “First Dividend” means the dividend payable with respect to the Corporation’s Common Stock to holders of record on the First Dividend Record Date.

     “Junior Stock” all classes or series of common stock of the Corporation and any other class or series of capital stock of the Corporation, other than the Series A Preferred Stock.

     SECOND:  The Series A Preferred Stock has been classified and designated by the Board under the authority contained in the Charter.

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     THIRD:  These Articles Supplementary have been approved by the Board in the manner and by the vote required by law.

     FOURTH:  These Articles Supplementary shall be effective at the time the State Department of Assessments and Taxation of Maryland accepts these Articles Supplementary for record.

     FIFTH:  The undersigned Chief Executive Officer of the Corporation acknowledges these Articles Supplementary to be the act of the Corporation and, as to all matters or facts required to be verified under oath, the undersigned Chief Executive Officer acknowledges that to the best of his knowledge, information and belief, these matters and facts are true in all material respects and that this statement is made under the penalties for perjury.

17

     IN WITNESS WHEREOF, the Corporation has caused these Articles Supplementary to be executed in its name and on its behalf by its Chief Executive Officer and attested to by its Secretary of this ___ day of December, 2007.

DEERFIELD TRIARC CAPITAL CORP.
By:

Chief Executive Officer

ATTEST:

By:
Secretary

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ANNEX C

REFERENCE IS MADE TO THE INTERCREDITOR AGREEMENT DATED AS OF DECEMBER [__], 2007 (AS AMENDED, RESTATED, SUPPLEMENTED OR OTHERWISE MODIFIED FROM TIME TO TIME, THE “INTERCREDITOR AGREEMENT”), AMONG TRIARC DEERFIELD HOLDINGS, LLC, AND JONATHAN TRUTTER AND ONE OR MORE AFFILIATES AS HOLDERS OF THE SERIES A NOTES (AS DEFINED THEREIN), GREGORY H. SACHS OR ONE OR MORE AFFILIATES, SCOTT A. ROBERTS OR ONE OR MORE AFFILIATES [AND DEERFIELD PARTNERS FUND III LLC], AS HOLDERS OF THE SERIES B NOTES (AS DEFINED THEREIN), TRIARC DEERFIELD HOLDINGS, LLC, AS COLLATERAL AGENT, DEERFIELD & COMPANY LLC AND DEERFIELD CAPITAL CORP. NOTWITHSTANDING ANYTHING HEREIN TO THE CONTRARY, THIS INSTRUMENT IS SUBJECT TO THE PROVISIONS OF THE INTERCREDITOR AGREEMENT. IN THE EVENT OF ANY CONFLICT OR INCONSISTENCY BETWEEN THE PROVISIONS OF THE INTERCREDITOR AGREEMENT AND THIS INSTRUMENT, THE PROVISIONS OF THE INTERCREDITOR AGREEMENT SHALL CONTROL.*

DFR MERGER COMPANY, LLC

and

DEERFIELD & COMPANY LLC,

as Issuer

DEERFIELD TRIARC CAPITAL CORP.,

as Parent

THE PURCHASERS PARTY HERETO

and

SACHS CAPITAL MANAGEMENT LLC

as Administrative Holder

and

TRIARC DEERFIELD HOLDINGS, LLC,

as Collateral Agent

_______________________________________________________

Legend to be removed without the consent of any party hereto, as provided in Section 2.1(e) of the Intercreditor Agreement.

$[________]
SERIES B SENIOR SECURED NOTES
DUE December __, 2012

_________________________________________________________

SERIES B NOTE PURCHASE AGREEMENT

_________________________________________________________

DATED AS OF DECEMBER__, 2007

i

(continued)

ii

(continued)

iii

SCHEDULES

A	Purchasers Aggregate Note Consideration
4.03	Filing Offices
4.06(a)	Company Information
4.06(b)	Subsidiaries
4.07	UCC Matters
6.01(d)	Existing Indebtedness
6.02(b)	Existing Liens
6.10(f)	Existing Investments
9.02	Certain Addresses for Notices

EXHIBITS

A	Form of Note
B	Form of Assignment and Acceptance

iv

NOTE PURCHASE AGREEMENT

          This NOTE PURCHASE AGREEMENT (the “Agreement”) is entered into as of December__, 2007, by and among DFR MERGER COMPANY, LLC, an Illinois limited liability company (“Buyer Sub”), DEERFIELD & COMPANY LLC, an Illinois limited liability company (“Deerfield & Co.” and, together with the Buyer Sub, the “Issuer”), DEERFIELD TRIARC CAPITAL CORP., a Maryland corporation (“DFR” or the “Parent”), TRIARC DEERFIELD HOLDINGS, LLC (“TDH”), as Collateral Agent, the purchasers signatory hereto, as purchasers (in such capacity, the “Purchasers”) SACHS CAPITAL MANAGEMENT LLC OR ONE OR MORE AFFILIATES (“SCM”), as administrative holder (in such capacity, the “Administrative Holder”), and each other Holder (as hereinafter defined) from time to time party hereto as provided herein.

          WHEREAS, DFR, Buyer Sub and Deerfield & Co. have entered into an Agreement and Plan of Merger, dated as of December [__], 2007 (as amended, supplemented or otherwise modified from time to time in accordance with the provisions hereof and thereof, the “Merger Agreement”), with Triarc Companies, Inc., a Delaware corporation, and TDH and the other parties thereto (collectively, “Sellers”), to acquire all of the equity interests in Deerfield & Co. (the “Acquisition”);

          WHEREAS, the Acquisition will be effected by a merger (the “Merger”) of Buyer Sub with and into Deerfield & Co., with Deerfield & Co. surviving the Merger such that the separate existence of Buyer Sub will cease as soon as the Merger becomes effective, and Deerfield & Co. will assume all of the liabilities of Buyer Sub by operation of law (including its obligations hereunder) and thereafter continue as the surviving entity and exist under the name it possessed immediately prior to the Merger. Upon the effectiveness of the Merger, Deerfield & Co. will be an indirect wholly-owned Subsidiary of DFR;

          WHEREAS, the Issuer desires to issue $[__________] aggregate principal amount of Series B Senior Secured Notes due December [_], 2012, in the form attached hereto as Exhibit A (together with any such notes issued in substitution or replacement therefor as provided herein, the “Notes”), to finance, in part, the Merger; and

          WHEREAS each Purchaser has agreed to receive Notes in an aggregate principal amount set forth opposite the name of such Purchaser on Schedule A as payment in full of the Aggregate Note Consideration to be paid to such Purchaser in accordance with the Merger Documentation;

          NOW, THEREFORE, in consideration of the mutual covenants and agreements herein contained, the parties hereto covenant and agree as follows:

ARTICLE I.
DEFINITIONS AND ACCOUNTING TERMS

          1.01.          Defined Terms. As used in this Agreement, the following terms shall have the meanings set forth below:

          “Acquisition” has the meaning specified in the recitals hereto.

          “Administrative Holder” has the meaning specified in the preamble hereto.

          “Affiliate” means, with respect to any Person, (a) any Person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the Person specified, including any Person that is a manager, director or officer of, general partner in, or trustee of, the specified Person, (b) any Person who, directly or indirectly, is the legal or beneficial owner of or

1

Controls 10% or more of any class of Capital Stock of the specified Person, or (c) with respect to TDH, solely for the purposes of Section 9.06, the current and former employees of Triarc who, as of the Closing Date, hold profits interests in TDH.

          “Agents” means, collectively, the Administrative Holder and the Collateral Agent.

          “Agreement” means this Note Purchase Agreement.

          “Aggregate Note Consideration” has the meaning assigned to it in the Merger Agreement.

          “Applicable Margin” means, for any day, the rate per annum set forth below opposite the period in which such day occurs:

Period commencing on December __, 2007 and ending on December 31, 2009	5.00%
Period commencing on January 1, 2010 and ending on March 31, 2010	5.50%
Period commencing on April 1, 2010 and ending on June 30, 2010	6.00%
Period commencing on July 1, 2010 and ending on September 30, 2010	6.50%
Period commencing on October 1, 2010 and ending on December 31, 2010	7.00%
Period commencing on January 1, 2011 and ending on March 31, 2011	7.50%
Period commencing on April 1, 2011 and ending on June 30, 2011	8.00%
Period commencing on July 1, 2011 and ending on September 30, 2011	8.25%
Period commencing on October 1, 2011 and ending on December 31, 2011	8.50%
Period commencing on January 1, 2012 and ending on March 31, 2012	8.75%
Period commencing on April 1, 2012 and ending on June 30, 2012	9.00%
Period commencing on July 1, 2012 and ending on September 30, 2012	9.25%
Period commencing on October 1, 2012 and ending on the Maturity Date	9.50%

          “Asset Sale” means any Disposition of any Property (other than any Disposition permitted by clauses (a), (b), (d), (e) or (f) of Section 6.04) by the Parent or any of its Subsidiaries.

          “Assignment and Assumption” means an Assignment and Assumption substantially in the form attached hereto as Exhibit B.

          “Assignment Trigger Date” has the meaning specified in Section 9.06(a)(ii).

          “Attorney Costs” means and includes, subject to any limits with respect thereto, all reasonable and documented fees, out-of-pocket expenses and disbursements of any law firm or other external counsel.

          “Attributable Indebtedness” means, when used with respect to any Sale and Leaseback Transaction, as at the time of determination, the present value (discounted at a rate equivalent to the Parent’s or its Subsidiary’s, as applicable, then-current weighted average cost of funds for borrowed money as at the time of determination, compounded on a semi-annual basis) of the total obligations of the lessee for rental payments during the remaining term of the lease included in any such Sale and Leaseback Transaction.

          “Bankruptcy Code” means Title 11, United States Code.

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          “Business Day” means any day which is not a Saturday or Sunday or a legal holiday and on which banks are not required by law or other governmental action to close (a) in New York, New York, and (b) in the case of a Business Day which relates to the LIBO Rate, in London, England.

          “Capital Expenditures” means for any period, with respect to any Person, the aggregate of all expenditures by such Person for the acquisition or leasing (pursuant to a capital lease) of fixed or capital assets or additions to equipment (including replacements, capitalized repairs and improvements during such period) which are required to be capitalized under GAAP on a balance sheet of such Person; provided that Capital Expenditures shall exclude any capital investments in any CLO, CDO, “warehouse” loan facilities, loan securitization facilities or any other similar credit facilities or investment vehicles.

          “Capital Lease” means, as applied to any Person, any lease of any property (whether real, personal or mixed) by that Person as lessee that, in accordance with GAAP, is or should be accounted for as a capital lease on the balance sheet of that Person.

          “Capital Stock” means, with respect to any Person, any and all shares, interests, participations or other equivalents, including membership interests (however designated, whether voting or nonvoting), of equity of such Person, including, if such Person is a partnership, partnership interests (whether general or limited) and any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of property of, such partnership, whether outstanding on the date hereof or issued after the Closing Date.

          “Cash” means Money or a credit balance in a Deposit Account.

          “Cash Equivalents” means, as of any date of determination (a) marketable securities issued or fully guaranteed or insured by the United States federal government or any agency thereof, (b) certificates of deposit, eurodollar time deposits, overnight bank deposits and bankers’ acceptances of any commercial bank organized under the laws of the United States, any state thereof, the District of Columbia, any foreign bank, or its branches or agencies (fully protected against currency fluctuations) that, at the time of acquisition, are rated at least “A-1” by Standard & Poor’s Ratings Group (“S&P”) or “P-1” by Moody’s Investors Service, Inc. (“Moody’s”), (c) commercial paper of an issuer rated at least “A-1” by S&P or “P-1” by Moody’s and (d) shares of any money market fund that (i) has substantially all of its assets invested continuously in the types of investments referred to in clauses (a), (b) and (c) above, (ii) has net assets whose Dollar equivalent exceeds $250,000,000 and (iii) is rated at least “A-1” by S&P or “P-1” by Moody’s.

          “CDO” has the meaning specified in the definition of “Financial Assets”.

          “Change of Control” means the occurrence of any of the following: (a) any Person or group of Persons (within the meaning of the Securities Exchange Act of 1934, as amended) other than a Permitted Control Person shall have acquired beneficial ownership (within the meaning of Rule 13d-3 of the Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended) of 50% or more of the issued and outstanding Voting Stock of Parent, (b) during the term of this Agreement, Continuing Directors and other Persons whose election to the board of directors of the Parent was approved in writing by TDH or any of its Affiliates cease for any reason other than death or disability to constitute a majority of the directors then in office, or (c) Parent shall cease to own and control all of the economic and voting rights associated with all of the outstanding Capital Stock of the Issuer.

          “CLO” has the meaning specified in the definition of “Financial Assets”.

          “Closing Date” means December [__], 2007.

3

          “Code” means the Internal Revenue Code of 1986, as amended.

          “Collateral” means the “Pledge Collateral” as such term is defined in the Guaranty and Pledge Agreement.

          “Collateral Agent” means Triarc Deerfield Holdings, LLC, in its capacity as Collateral Agent and its successors in such capacity.

          “Conflict” or “Conflicting” means, with respect to any Contractual Obligation, Organizational Document, Requirement of Law, Consent or Other Action or any other item, any conflict with, breach of or default under, or any triggering of any remedial rights, benefits, or obligations under or in connection with, the terms of such item.

          “Consent(s) and/or Other Action” means any consent, authorization, Judgment, directive, approval, license, certificate, registration, permit, exemption, filing, notice, declaration or other action by, with or to any Person.

          “Consolidated Amortization Expense” shall mean, for any period, the amortization expense of the Parent and its Subsidiaries (including discount amortization on investments, loans and debt issuance) for such period, determined on a consolidated basis in accordance with GAAP.

          “Consolidated Depreciation Expense” shall mean, for any period, the depreciation expense of the Parent and its Subsidiaries for such period, determined on a consolidated basis in accordance with GAAP.

          “Consolidated EBITDA” means, for any period, Consolidated Net Income of the Parent and its Subsidiaries for such period, adjusted by (x) adding thereto, in each case only to the extent (and in the same proportion) deducted in determining such Consolidated Net Income and without duplication (and with respect to the portion of Consolidated Net Income attributable to any Subsidiary of the Parent or the Issuer only if a corresponding amount would be permitted at the date of determination to be distributed to the Parent or the Issuer by such Subsidiary without prior approval (that has not been obtained), pursuant to the terms of its Organization Documents and all Contractual Obligations and Requirements of Law applicable to such Subsidiary or its equity holders): (a) Consolidated Interest Expense for such period; (b) Consolidated Amortization Expense for such period; (c) Consolidated Depreciation Expense for such period; (d) Consolidated Tax Expense for such period; (e) costs and expenses directly incurred in connection with the Acquisition not to exceed $1,000,000; (f) non-cash stock or option based compensation; and (g) the aggregate amount of all other non-cash charges reducing Consolidated Net Income (excluding any non-cash charge that results in an accrual of a reserve for cash charges in any future period) for such period, and (y) subtracting therefrom, only to the extent (and in the same proportion) included in determining such Consolidated Net Income and without duplication the aggregate amount of all non-cash items (other than any pay-in-kind interest, pay-in-kind dividends, capitalized interest and similar non-cash interest and dividends payable on, or in connection with, Financial Assets) increasing Consolidated Net Income, including any non-cash gains on the sale of Investments (other than the accrual of revenue or recording of receivables in the ordinary course of business) for such period. It is agreed that a reduction in the carrying value of an asset (whether through write-down or write-off or increase in a loan loss or other valuation reserve) constitutes a non-cash item for purposes of this definition.

          “Consolidated Interest Expense” means for any period, the total consolidated interest expense of the Parent and its Subsidiaries for such period with respect to Consolidated Parent Debt plus, without duplication: (a) imputed interest on obligations under any Capital Lease and Attributable Indebtedness of the Parent and its Subsidiaries for such period; (b) commissions, discounts and other fees and charges

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owed by the Parent or any of its Subsidiaries with respect to letters of credit securing financial obligations, bankers’ acceptance financing and receivables financings for such period; (c) amortization of debt issuance costs, debt discount or premium and other financing fees and expenses incurred by the Parent or any of its Subsidiaries for such period; (d) all interest paid or payable with respect to discontinued operations of the Parent or any of its Subsidiaries for such period; (e) the interest portion of any deferred payment obligations of the Parent or any of its Subsidiaries for such period; and (f) all interest on any Indebtedness of the Parent or any of its Subsidiaries of the type described in clause (g) or (h) of the definition of “Indebtedness” for such period.

          “Consolidated Net Income” means for any period, the consolidated net income (or loss) of any Person and its Subsidiaries for such period, determined on a consolidated basis in accordance with GAAP; provided that in calculating Consolidated Net Income of the Parent and its Subsidiaries for any period, there shall be excluded (a) the income (or deficit) of any Person accrued prior to the date it becomes a Subsidiary of the Parent or is merged into or consolidated with the Parent or any of its Subsidiaries, (b) the income (or deficit) of any Person (other than a Subsidiary of the Parent) in which the Parent or any of its Subsidiaries has an ownership interest, except to the extent that any such income is actually received by the Parent or such Subsidiary in the form of dividends or similar distributions and (c) the income (or deficit) of, but not any actual cash dividends received from, any Subsidiary of the Parent, if a corresponding amount would not be permitted at the date of determination to be distributed to the Parent by such Subsidiary without prior approval (that has not been obtained), pursuant to the terms of its Organizational Documents and all Contractual Obligations (other than under any Note Document) and Requirements of Law applicable to such Subsidiary or its equity holders).

          “Consolidated Parent Debt” means, for the Parent and its Subsidiaries, as of any date of determination, the aggregate principal amount of Indebtedness of the type specified in clauses (a), (b), (d), (e) and (f) of the definition of “Indebtedness” and non-contingent obligations of the type specified in clause (c) of such definition, less any such Indebtedness permitted under Section 6.01(b).

          “Consolidated Tax Expense” shall mean, for any period, the tax expense of the Parent and its Subsidiaries, for such period, determined on a consolidated basis in accordance with GAAP.

          “Continuing Director” means a director who either was a member of the board of directors of the Parent on the Closing Date, or who became a director of the Parent subsequent to such date and whose election or nomination for election by the Parent’s shareholders was approved by a majority vote of the Continuing Directors, including those whose election or nomination for election was previously so approved, then on the board, either by a specific vote or by approval of the proxy statement issued by the Parent on behalf of the board of directors in which such person is named as nominee for director.

          “Contractual Obligation” means, as to any Person, any provision of any security issued by such Person or of any agreement, instrument or other undertaking to which such Person is a party or by which it or any of its property is bound.

          “Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise, and the terms “Controlling” and “Controlled” shall have meanings correlative thereto.

          “Customary Permitted Liens” means, with respect to any Person, any of the following Liens:

          (a)      Liens with respect to the payment of taxes, assessments or governmental charges in each case that are not yet due or that are being contested in good faith by appropriate

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proceedings and with respect to which adequate reserves or other appropriate provisions are being maintained in accordance with GAAP;

          (b)      Liens of landlords arising by statute and liens of suppliers, mechanics, carriers, materialmen, warehousemen or workmen and other liens imposed by law and created in the ordinary course of business for amounts not yet due or that are being contested in good faith by appropriate proceedings and with respect to which adequate reserves or other appropriate provisions are being maintained in accordance with GAAP;

          (c)      deposits made in the ordinary course of business in connection with workers’ compensation, unemployment insurance or other types of social security benefits or to secure the performance of bids, tenders, sales, contracts (other than for the repayment of borrowed money) and surety, appeal, customs or performance bonds;

          (d)      encumbrances arising by reason of zoning restrictions, easements, licenses, sublicenses, reservations, covenants, rights-of-way, utility easements, building restrictions and other similar encumbrances on the use of real property not materially detracting from the value of such real property or not materially interfering with the ordinary conduct of the business conducted and proposed to be conducted at such real property;

          (e)      encumbrances arising under leases or subleases of real property that do not, in the aggregate, materially detract from the value of such real property or interfere with the ordinary conduct of the business conducted and proposed to be conducted at such real property;

          (f)      financing statements with respect to a lessor’s rights in and to personal property leased to such Person in the ordinary course of such Person’s business other than through a Capital Lease;

          (g)      licenses of intellectual property granted in the ordinary course of business and not interfering in any material respect with the ordinary conduct of business of such Person; and

          (h)      Liens in connection with a deposit account bank’s right of set-off.

          “DCM” means Deerfield Capital Management LLC, a Delaware limited liability company, a wholly owned subsidiary of Deerfield & Co.

          “TDH” has the meaning specified in the preamble hereto.

          “Debt Issuance” means the Incurrence by the Parent or any of its Subsidiaries of Indebtedness permitted by Section 6.01(i).

          “Debtor Relief Laws” means the Bankruptcy Code, and all other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization, or similar debtor relief Laws of the United States or other applicable jurisdictions from time to time in effect and affecting the rights of creditors generally.

          “Deerfield SPE Documents” means the management agreements, collateral management agreements, portfolio management agreements, investment management agreements, limited liability company agreements, limited partnership agreements, subscription agreements and other governing documents and agreements as in effect from time to time for each Deerfield Special Purpose Entity, together with any amendments thereto.

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          “Deerfield Special Purpose Entities” means (i) Access Institutional Loan Fund, Bridgeport CLO Ltd., Bridgeport CLO II Ltd., Bryn Mawr II CLO Ltd., Buckingham CDO Ltd., Buckingham CDO II Ltd., Buckingham CDO III Ltd., Burr Ridge CLO Plus Ltd., Deerfield Triarc TRS (Bahamas) Ltd., DFR Middle Market CLO Ltd., DWFC, LLC, Castle Harbor II CLO Ltd., Muirfield Trading LLC, Coltrane CLO P.L.C., Cumberland II CLO Ltd., Forest Creek CLO Ltd., Gillespie CLO PLC, Knollwood CDO Ltd., Knollwood CDO II Ltd., Long Grove CLO Ltd., Market Square CLO Ltd., Marquette Park CLO Ltd., Mid Ocean CBO 2000-1 Ltd., Mid Ocean CBO 2001-1 Ltd., NorthLake CDO I, Limited, Oceanview CBO I, Ltd., Pinetree CDO Ltd., River North CDO Ltd., Rosemont CLO, Ltd., Schiller Park CLO Ltd., Valeo Investment Grade CDO Ltd., Valeo Investment Grade CDO II Ltd., Western Springs CDO Ltd., Credit-Linked Enhanced Asset Repackagings (C.L.E.A.R.) PLC (Aramis), DM Fund LLC, DM Fund Ltd., Deerfield Synthetic Options Fund Ltd., Deerfield Relative Value Fund Ltd., DRV Sunrise Fund I, Ltd., LIBOR Enhanced Arbitrage Portfolio, Ltd., Leap Trading, Ltd., and (ii) any Person in which the Parent or any of its Subsidiaries made or maintains an Investment permitted by Section 6.10 and (x) to which the Parent or any of its Subsidiaries provides investment management services or (y) which is directly or indirectly Controlled by the Parent.

          “Default” means any event or condition that, with the giving of any notice, the passage of time, or both, would be an Event of Default.

          “Default Rate” means, as of any date of determination, a rate per annum equal to the Interest Rate, plus 2%.

          “Deposit Account” shall have the meaning accorded to such term in the UCC.

          “Designated Person” means, with respect to Triarc, (i) any Affiliate (other than any Person described in clause (c) of the definition of Affiliate), (ii) any Permitted Control Person and (iii) any Person that is a Permitted Transferee of a Permitted Control Person under clauses (1), (2) and (3) of clause (y) of Section 9.06(a)(i).

          “Designated Preferred Stock” means the shares of series A preferred stock of DFR, par value $0.001 per share, having a liquidation preference of $10.00 per share received by the Purchasers and the other sellers in connection with the Acquisition and any security into which such series A preferred stock or any portion thereof is converted, exchanged, reclassified, recapitalized or the like.

          “Disposition” or “Dispose” means, with respect to any property, assets, obligations or other items, the sale, assignment, conveyance, transfer, license, lease, gift, abandonment or other disposition (including any sale and leaseback transaction) thereof by any Person, including any sale, assignment, transfer or other disposal, with or without recourse, of any notes or accounts receivable or any rights and claims associated therewith.

          “Disqualified Capital Stock” means any Capital Stock that, by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable), or upon the happening of any event, (i) matures (excluding any maturity as the result of an optional redemption by the issuer thereof) or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or is redeemable at the option of the holder thereof, in whole or in part, on or prior to a date that is 181 days after the Maturity Date, (ii) is convertible into or exchangeable (unless at the sole option of the issuer thereof) for (a) debt securities or (b) any Capital Stock referred to in clause (i) above, in each case at any time on or prior to a date that is 181 days after the Maturity Date, (iii) contains any repurchase obligation which may come into effect prior to payment in full of all Obligations and (iv) provides the holders of such Capital Stock with any rights to receive any cash upon the occurrence of a change of control (provided that any Capital Stock that would not constitute Disqualified Capital Stock but for provisions thereof giving holders thereof (or the

7

holders of any security into or for which such Capital Stock is convertible, exchangeable or exercisable) the right to require the issuer thereof to redeem such Capital Stock upon the occurrence of a change in control or an asset sale occurring prior to the first anniversary of the Maturity Date shall not constitute Disqualified Capital Stock if such Capital Stock provides that the issuer thereof will not redeem any such Capital Stock pursuant to such provisions prior to the repayment in full of the Obligations. In no event shall Disqualified Capital Stock include trust preferred securities or any Designated Preferred Stock.

          “Dollar” and “$” mean lawful money of the United States.

          “Eligible Holder” means (a) “qualified institutional buyers” as defined in Rule 144A under the Securities Act, (b) Persons that qualify as “accredited investors” as defined in Rule 501(a)(1)-(3) and (5)-(7) under the Securities Act, and (c) persons outside the United States under Regulation S of the Securities Act; provided that no Eligible Holder shall include a Restricted Entity.

          “Environmental Laws” means any and all applicable laws, rules, orders, regulations, statutes, ordinances, guidelines, codes, decrees, or other legally enforceable requirements (including, without limitation, common law) of any international authority, foreign government, the United States, or any state, local, municipal or other governmental authority, regulating, relating to or imposing liability or standards of conduct concerning protection of the environment or of human health, or employee health and safety, as has been, is now, or may at any time hereafter be, in effect.

          “Equity Issuance” means the issue or sale (other than upon an Exercise Event) of any Capital Stock (other than the Designated Preferred Stock or Disqualified Capital Stock), trust preferred securities or debt securities that are convertible into the common stock of the Parent or any of its Subsidiaries, by the Parent or any of its Subsidiaries to any Person other than the Parent or any Subsidiary of the Parent.

          “ERISA” means the Employee Retirement Income Security Act of 1974.

          “ERISA Affiliate” means any trade or business (whether or not incorporated) under common control with the Issuer within the meaning of Section 414(b) or (c) of the Code (and Sections 414(m) and (o) of the Code for purposes of provisions relating to Section 412 of the Code).

          “Event of Default” has the meaning specified in Section 7.01.

          “Event of Loss” means, with respect to any Property, any of the following: (a) any loss, destruction or damage of such Property or (b) any actual condemnation, seizure or taking, by exercise of the power of eminent domain or otherwise, of such Property, or confiscation of such Property or the requisition of the use of such Property.

          “Exercise Event” has the meaning specified in Section 2.02(b)(iv).

          “Fair Market Value” means (i) with respect to any asset or group of assets at any date, the value of the consideration obtainable in a sale of such asset at such date assuming a sale by a willing seller to a willing purchaser dealing at arm’s length and arranged in an orderly manner having regard to the nature and characteristics of such asset, as reasonably determined in good faith by the Issuer and (ii) with respect to any marketable security that cannot be valued in accordance with the preceding clause (i), the closing sale price of such security on the Business Day preceding such date, as appearing in any published list of any national securities exchange or the NASDAQ Stock Market or, if there is no such closing sale price of such security, the final price for the purchase of such security at face value quoted on such Business Day by a financial institution of recognized standing regularly dealing in Securities of such type and selected by the Issuer.

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          “Fifth Third Facility” means the Revolving Note, dated February 2, 2006, executed by DCM and made payable to the order of Fifth Third Bank, Fifth Third Bancorp, for itself and as agent for any affiliates of Fifth Third Bancorp.

          “Financial Assets” means (i) all financial assets (as defined in the UCC) and (ii) all Capital Stock in any Deerfield Special Purpose Entity, securities (including equity and debt, and whether or not such securities are themselves backed by mortgages, loans or other Financial Assets), bonds, notes, debentures, loans, derivative instruments, collateralized loan obligations (“CLO”), collateralized debt obligations (“CDO”), “warehouse” loan facilities, loan securitization facilities or any other similar credit facilities or investment vehicles.

          “Financial Officer” means, in the case of any Person, the chief executive officer or the chief financial officer of such Person.

          “FIN 46” means the Financial Accounting Standards Board Interpretation No. 46, “Consolidation of Variable Interest Entities, an interpretation of Accounting Research Bulletin No. 51”.

          “Foreign Holder” has the meaning specified in Section 9.11(a).

          “FRB” means the Board of Governors of the Federal Reserve System of the United States or any successor thereto performing similar functions.

          “GAAP” means generally accepted accounting principles in the United States set forth in the opinions and pronouncements of the Accounting Principles Board and the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or such other principles as may be approved by a significant segment of the accounting profession in the United States, that are applicable to the circumstances as of the date of determination, consistently applied.

          “Governmental Authority” means any nation or government, any state or other political subdivision thereof, any agency, authority, instrumentality, regulatory body, court, administrative tribunal, central bank, public office, court, arbitration or mediation panel, or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of government.

          “Grant” or “Grants” or “Granting” shall include to grant, assign, pledge, transfer, convey, set over and dispose.

          “Guaranty and Pledge Agreement” means the Series B Guaranty and Pledge Agreement, dated as of the date hereof, by and among the parties to this Agreement.

          “Guarantor” means the Parent and all other existing and future domestic Subsidiaries of the Parent other than the Subsidiaries of the Parent listed as a non- Guarantor Subsidiary on Schedule 4.06(b); provided that no Deerfield Special Purpose Entity of the Parent organized or acquired after the Closing Date shall be required to become a Guarantor to the extent it is prohibited, pursuant to its Organizational Documents or any Contractual Obligation in existence on the date hereof, or entered into after the date hereof in the ordinary course of business, from guaranteeing or otherwise providing assurance that any of the Obligations will be paid or discharged, or that any agreements relating thereto will be complied with.

          “Hedging Agreement” means any swap, cap, collar, forward purchase or similar agreements or arrangements dealing with interest rates, currency exchange rates or commodity prices, either generally or under specific contingencies.

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          “Hedging Obligations” means obligations under or with respect to Hedging Agreements.

          “Holder” means a Person in whose name a Note is registered in the Register.

          “Immediate Family” means, with respect to any individual, such individual’s spouse, the descendants (natural or adoptive, of the whole or half blood) of such individual, such individual’s spouse and the parents (natural or adoptive) of such individual or such individual’s spouse; and the grandparents (natural or adoptive) of such individual or such individual’s spouse.

          “Incur” means, with respect to any Indebtedness, to directly or indirectly create, incur, issue, assume or guarantee, or otherwise become directly or indirectly liable (contingently or otherwise) with respect to, such Indebtedness, and the terms “Incurred” and “Incurrence” shall have meanings correlative thereto.

          “Indebtedness” means, as applied to any Person: (a)(i) all indebtedness for borrowed money, and (ii) all Disqualified Capital Stock; (b) all obligations issued, undertaken or assumed as the deferred purchase price of Property or services (other than trade payables entered into in the ordinary course of business); (c) the principal amount of all letters of credit issued for the account of such Person and without duplication, all drafts drawn thereunder and all reimbursement or payment obligations with respect to letters of credit, surety bonds and other similar instruments issued by such Person; (d) all obligations evidenced by notes, bonds, debentures or similar instruments (other than checks in the ordinary course of the business), including obligations so evidenced incurred in connection with the acquisition of Property, assets or businesses; (e) all indebtedness created or arising under any conditional sale or other title retention agreement, or incurred as financing, in either case with respect to Property acquired by the Person (even though the rights and remedies of the seller or bank under such agreement in the event of default section thereof are limited to repossession or sale of such Property); (f) all monetary obligations under any Capital Lease; (g) all indebtedness referred to in clauses (a) through (f) above secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien upon or in Property (including accounts and contracts rights) owned by such Person, even though such Person has not assumed or become liable for the payment of such indebtedness (the amount of any such obligation shall be deemed to be the lower of (x) an amount equal to the stated or determinable amount of such obligation and (y) the Fair Market Value of the property securing such obligation, unless the maximum amount for which such Person may be liable is not stated or determinable, in which case the amount of such obligation shall be such Person’s maximum reasonably anticipated liability in respect thereof as determined by the Issuer in good faith); and (h) any direct or indirect liability, contingent or otherwise, with respect to any Indebtedness or other similar obligation of another Person if the primary purpose or intent of the Person incurring such liability, or the primary effect thereof, is to provide assurance to the obligee of such liability that such liability will be paid or discharged, or that any agreements relating thereto will be complied with, or that the holders of such liability will be protected (in whole or in part) against loss with respect thereto (the amount of any such obligation shall be deemed to be the lower of (x) an amount equal to the stated or determinable amount of the primary obligation in respect of which such assurance is made and (y) the maximum amount for which such assuring Person may be liable pursuant to the terms of the instrument embodying such assurance, unless such primary obligation and the maximum amount for which such assuring Person may be liable are not stated or determinable, in which case the amount of such obligation shall be such assuring Person’s maximum reasonably anticipated liability in respect thereof as determined by the Issuer in good faith); provided that Indebtedness shall exclude (i) obligations under repurchase agreements and obligations due to brokers and broker-dealers in the ordinary course of business, (ii) obligations under trust preferred securities or debt securities that are convertible into Qualified Capital Stock of the Parent or any of its Subsidiaries.

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          “Indemnified Liabilities” has the meaning specified in Section 9.04.

          “Indemnities” has the meaning specified in Section 9.04.

          “Insolvency” means with respect to any Multiemployer Plan, the condition that such Plan is insolvent within the meaning of Section 4245 of ERISA.

          “Intercreditor Agreement” means the Collateral Agency and Intercreditor Agreement, dated as of the date hereof, among Triarc Deerfield Holdings, LLC, Jonathan Trutter and one or more Affiliates as holders of the Series A Notes, Gregory H. Sachs or one or more Affiliates, Scott A. Roberts or one or more Affiliates [and Deerfield Partners Fund III LLC] as holders of the Series B Notes, Triarc Deerfield Holdings, LLC, as Collateral Agent, Deerfield & Company LLC and Deerfield Capital Corp.

          “Interest Accrual Period” means, with respect to any Note, (i) in the case of the initial such Interest Accrual Period, the period commencing on the date of issuance of such Note and ending on the last Business Day of the first calendar quarter ending thereafter and (ii) in the case of any subsequent such Interest Accrual Period, the period commencing on the day after the last day of the immediately preceding Interest Accrual Period with respect to such Note and ending on the last Business Day of the first calendar quarter ending thereafter.

          “Interest Rate” means, for any day with respect to any Note, a rate per annum equal to the sum of (i) the LIBO Rate, plus (ii) the Applicable Margin.

          “Investment” means, as to any Person, any direct or indirect acquisition or investment by such Person, whether by means of (i) the purchase or other acquisition of Capital Stock or other securities of another Person, (ii) a loan, advance or capital contribution to, or purchase or other acquisition of any other Indebtedness of or equity participation or interest in, or direct or indirect guaranty of, another Person, including any partnership interest in such other Person or (iii) the purchase or other acquisition (in one transaction or a series of transactions) of assets of another Person that constitute a business unit. The amount of any Investment shall be the original cost of such Investment plus the cost of all additions thereto, without any adjustments for increases or decreases in value, or write-ups, write-downs or write-offs with respect to such Investment; provided that Capital Expenditures shall not constitute an Investment.

          “IRS” means the United States Internal Revenue Service.

          “Judgment” means any judgment, order, writ, decision, decree, award or injunction of any Governmental Authority.

          “Laws” means, collectively, all international, foreign, Federal, state and local statutes, treaties, rules, guidelines, regulations, ordinances, codes and administrative or judicial precedents or authorities, including the interpretation or administration thereof by any Governmental Authority charged with the enforcement, interpretation or administration thereof, and all applicable administrative orders, directed duties, requests, licenses, authorizations and permits of, and agreements with, any Governmental Authority.

          “LIBO Rate” means, for any Interest Accrual Period with respect to any Note, the rate per annum (rounded upward, if necessary, to the nearest 1/100 of 1%) equal to the rate published by Bloomberg (or, if such rate is not available, the rate appearing on the Reuters LIBORO1 page) as three-month LIBOR on the date which is two Business Days prior to the first day of such Interest Accrual Period. In the event that such rate does not appear or is not quoted as provided above, the LIBO Rate for the purposes of this

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definition shall be determined by reference to such other comparable publicly available service for displaying three-month LIBOR as selected by an agreement between the Issuer and the Administrative Holder.

          “License” means any license, permit, directive, authorization, approval or stipulation required to operate the Business at any location.

          “Lien” means (i) any mortgage, pledge, hypothecation, assignment for security, encumbrance, lien (statutory or other), charge, or other security interest of any kind or nature whatsoever (including any conditional sale or other title retention agreement, and any financing lease having substantially the same economic effect as any of the foregoing), and (ii) any right of set off or offset, or other liens (including federal or state tax liens).

          “Litigation” means any action, proceeding, litigation, investigation, arbitration, mediation, claim or Judgment pending, or to the knowledge of the Parent and the Issuer, threatened in writing, by or against the Parent or any of its Subsidiaries or against any of their Properties or revenues before any court or Governmental Authority.

          “Management Agreement” means the Management Agreement, dated December 23, 2004, between Deerfield and Co. and DCM.

          “Mandatory Redemption Offer” has the meaning specified in Section 2.02(b)(i).

          “Material Adverse Effect” means: (a) a material adverse change in, or a material adverse effect upon, the operations, business, assets, Properties or condition (financial or otherwise) of the Note Parties and their respective Subsidiaries taken as a whole; (b) a material impairment of the ability of the Note Parties taken as a whole to perform their obligations under any Note Document; or (c) a material adverse effect upon (i) the legality, validity, binding effect or enforceability of any Note Document, (ii) the perfection or priority of any Lien granted to the Collateral Agent, for the benefit of the Holders, under the Guaranty and Pledge Agreement, or (iii) the rights and remedies of the Administrative Holder or any Holder under any Note Document.

          “Material Indebtedness” means Indebtedness (other than the Notes) of the Parent or any of its Subsidiaries in an aggregate outstanding principal amount exceeding $5,000,000, provided that for the purposes of determining Material Indebtedness, there shall be excluded from the definition of Indebtedness (a) any Indebtedness reflected on the balance sheet of the Parent or any of its Subsidiaries as required by GAAP that arises from deferred fees or other deferred revenues associated with providing guarantees and (b) any Indebtedness incurred by the Parent or any of its Subsidiaries which is Non-Recourse Indebtedness.

          “Material Party” means, at any time, (i) the Parent, (ii) the Issuer, (iii) DCM, (iv) any Guarantor and (v) any other Subsidiary that individually or, together with its subsidiaries, in the aggregate either (1) own 5% of the consolidated assets of the Parent and its Subsidiaries at such time as reflected in the most recent annual audited consolidated financial statements of the Parent delivered pursuant to Section 5.01 or (2) generate 5% or more of the Consolidated Net Income of the Parent and its Subsidiaries at such time as reflected in the most recent annual audited consolidated financial statements of the Parent delivered pursuant to Section 5.01.

          “Maturity Date” means the fifth anniversary of the Closing Date.

          “Merger” has the meaning specified in the recitals hereto.

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          “Merger Documentation” means the Merger Agreement, the Management Agreement, and all agreements entered into in connection therewith and related documents thereto.

          “Money” shall have the meaning accorded to such term in the UCC.

          “Multiemployer Plan” means any “employee benefit plan” of the type described in Section 4001(a)(3) of ERISA, to which the Issuer or any ERISA Affiliate makes or is obligated to make contributions, or during the preceding five plan years, has made or been obligated to make contributions.

          “Net Cash Proceeds” means the aggregate amount of proceeds received from time to time by the Parent or any of its Subsidiaries after the Closing Date in cash or Cash Equivalents (including any such proceeds subsequently received (as and when received by the Parent or any of its Subsidiaries) in respect of non-cash consideration initially received) from any (a) Asset Sale, net of (i) the reasonable costs and expenses (including arm’s length broker’s and advisors’ fees) actually, or that are reasonably expected to be, incurred by the Parent or any of its Subsidiaries in connection with such Asset Sale, (ii) taxes paid or reasonably estimated to be payable as a result thereof and (iii) any amount required to be paid or prepaid on Indebtedness (other than the Obligations) secured by the assets subject to such Asset Sale, (b) Event of Loss or (c)(i) Equity Issuance or Exercise Event (other than any such issuance of common stock of the Parent or any of its Subsidiaries occurring in the ordinary course of business to any director, member of the management or employee of such Person or its Subsidiaries) or (ii) any Debt Issuance, in each case of clauses (b) and (c) above, net of reasonable brokers’ and advisors’ fees and other reasonable costs incurred by the Parent or any of its Subsidiaries in connection with such transaction; provided that Net Cash Proceeds shall exclude (A) any Net Cash Proceeds received by any Deerfield Special Purpose Entity of the Parent, if pursuant to its Organizational Documents, any Contractual Obligation in existence on the date hereof, or entered into after the date hereof in the ordinary course of business, to which such Subsidiary is party or any of its Properties are subject or any Requirement of Law, such Subsidiary is restricted from distributing such Net Cash Proceeds as required by Section 2.02(b) and (B) an amount equal to the amount of any actual or expected distribution to the Parent’s shareholders of the taxable income generated by any such transaction to the extent necessary to avoid the imposition of any entity-level tax on the Parent.

          “Non-Recourse Indebtedness” means Indebtedness incurred by the Parent or any of its Subsidiaries with respect to which the applicable creditor has recourse only to (i) a particular asset and not to the general balance sheet of Parent or any of its Subsidiaries or (ii) a Deerfield Special Purpose Entity and, in each case, is not recourse to the general balance sheet of the Parent or any of its Subsidiaries other than such Deerfield Special Purpose Entity. For the avoidance of doubt, in no event shall any Non-Recourse Indebtedness be secured by any Collateral nor shall any creditor under any Non-Recourse Collateral have recourse to any Collateral.

          “Note Documents” means this Agreement, each Note, the Guaranty and Pledge Agreement and any other guarantee of the Issuer’s Obligations, collateral assignments, and other Contractual Obligations, filings and recordings executed, delivered or filed, including any amendments, supplements, renewals, extensions or replacements thereof, executed pursuant to this Agreement between any Note Party or its Affiliates and the Administrative Holder or the Holders.

          “Note Party” means the Issuer and each Guarantor.

          “Notes” has the meaning specified in the recitals to this Agreement.

          “Obligations” means all advances to, and debts, liabilities and obligations of, the Issuer or any other Note Party arising under or in connection with any Note Document, whether direct or indirect

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(including those acquired by assumption), absolute or contingent, due or to become due, now existing or hereafter arising, and any future advances thereon, renewals, extensions, modifications, amendments, substitutions and consolidations thereof, including the Issuer’s obligations to pay (or reimburse any Holders) for costs and expenses payable by the Issuer pursuant to Section 9.04 hereof, and including interest and fees that accrue after the commencement by or against the Issuer of any proceeding under any Debtor Relief Laws naming the Issuer as the debtor in such proceeding, regardless of whether such interest and fees are allowed claims in such proceeding.

          “Organizational Documents” means, (a) with respect to any corporation, the certificate or articles of incorporation and the bylaws (or equivalent or comparable constitutive documents with respect to any non-U.S. jurisdiction); (b) with respect to any limited liability company, the certificate or articles of formation or organization and operating agreement; and (c) with respect to any partnership, joint venture, trust or other form of business entity, the partnership, joint venture or other applicable agreement of formation or organization and any agreement, instrument, filing or notice with respect thereto filed in connection with its formation or organization with the applicable Governmental Authority in the jurisdiction of its formation or organization and, if applicable, any certificate or articles of formation or organization of such entity.

          “Other Taxes” shall have the meaning accorded to such term in Section 3.01(b).

          “Overall Pro Rata Share” means, with respect to each Holder at any time, a fraction (expressed as a percentage, carried out to the ninth decimal place), the numerator of which is the aggregate principal amount of all outstanding Notes held by such Holder at such time and the denominator of which is the Total Series A and Series B Outstandings at such time

          “Parent Leverage Ratio” means, as of any date of determination, the ratio of (a) Consolidated Parent Debt to (b) Consolidated EBITDA of the Parent and its Subsidiaries for the last four fiscal quarters of the Parent ending on, or most recently before, such date.

          “PBGC” means the Pension Benefit Guaranty Corporation.

          “Pension Plan” means any “employee pension benefit plan” (as such term is defined in Section 3(2) of ERISA), other than a Multiemployer Plan, that is subject to Title IV of ERISA and is sponsored or maintained by the Issuer or any ERISA Affiliate or to which the Issuer or any ERISA Affiliate contributes or has an obligation to contribute, or in the case of a multiple employer or other plan described in Section 4064(a) of ERISA, has made contributions at any time during the immediately preceding five plan years.

          “Permitted Control Person” means each of Nelson Peltz, Peter May, Edward P. Garden and their respective Affiliates.

          “Permitted Encumbrances” means those Liens permitted by Section 6.02 and any Customary Permitted Lien.

          “Permitted Financings” has the meaning specified in Section 6.01(f).

          “Permitted Management Fees” means the management fees and expenses paid under the Management Agreement.

          “Permitted Refinancing Indebtedness” means any Indebtedness of any Note Party or any of their respective Subsidiaries issued in exchange for, or the net proceeds of which are used to refinance

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(including renewals, extensions, refunds or defeasances) Indebtedness permitted by Sections 6.01 (other than the Indebtedness under the Series A Notes); provided that (a) the principal amount (or accreted value, if applicable) of such Permitted Refinancing Indebtedness does not exceed the original principal amount plus accrued interest (or accreted value, if applicable) of the Indebtedness so refinanced (plus the amount of reasonable costs and expenses (including any premiums) incurred in connection therewith); (b), other than in the case of Indebtedness permitted by Section 6.01(k), such Permitted Refinancing Indebtedness has a final maturity date not earlier than the earlier of (i) the final maturity date of, at the time of such Refinancing, the Indebtedness being Refinanced and (ii) a date that is at least 180 days after the Maturity Date; and (c) if the Indebtedness being refinanced is subordinated to the Notes, such Permitted Refinancing Indebtedness has (to the extent the Indebtedness being refinanced originally had a final maturity date later than the final maturity date of the Notes) a final maturity date later than the final maturity date of, and is subordinated in right of payment to, the Notes on terms at least as favorable to the Holders of Notes as those contained in the documentation governing the Indebtedness being refinanced.

          “Permitted Transferee” has the meaning specified in Section 9.06(a)(i).

          “Person” means any natural person, corporation, limited liability company, trust, joint venture, association, company, partnership, Governmental Authority or other entity.

          “Plan” means any “employee benefit plan” (as such term is defined in Section 3(3) of ERISA) established by the Issuer or, with respect to any such plan that is subject to Section 412 of the Code or Title IV of ERISA, any ERISA Affiliate.

          “Pledged Collateral” has the meaning assigned to it in the Guaranty and Pledge Agreement.

          “Preferred Stock” means, with respect to any Person, any and all preferred or preference Capital Stock (however designated) of such Person whether now outstanding or issued after the Closing Date.

          “Proceeds” shall have the meaning accorded to such term in the UCC and shall include any and all insurance proceeds and loss proceeds in respect of the Collateral.

          “Property” means any right or interest in or to property of any kind whatsoever, whether real, personal or mixed and whether tangible or intangible, including Capital Stock and leasehold interests.

          “Pro Rata Share” means, with respect to each Holder at any time, a fraction (expressed as a percentage, carried out to the ninth decimal place), the numerator of which is the aggregate principal amount of all outstanding Notes held by such Holder at such time and the denominator of which is the Total Outstandings at such time.

          “Purchasers” has the meaning specified in the preamble to this Agreement.

          “Qualified Capital Stock” of any Person means any Capital Stock of such Person that is not Disqualified Capital Stock.

          “Qualifying Holder” means, at any time of determination, each Holder (taken together with its Affiliates that are Holders at such time) having an aggregate principal amount outstanding in excess of 10.00% of the Total Outstandings at such time of determination.

          “REIT” means a domestic trust or corporation that qualifies as a real estate investment trust under the provisions of Sections 856, et seq. of the Code.

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          “Reinvestment Deferred Amount” means, with respect to (x) any Reinvestment Event with respect to any Event of Loss, one hundred percent (100)% and (y) any Reinvestment Event with respect to any Asset Sale, fifty percent (50%), in each case of the aggregate Net Cash Proceeds received by any Group Member in connection therewith that are not applied to prepay the Notes pursuant to Section 2.02(b) as a result of the delivery of a Reinvestment Notice.

          “Reinvestment Event” means (a) any Event of Loss or (b) any Asset Sale permitted by Section 6.04(c), in each case in respect of which the Parent or the Issuer has delivered a Reinvestment Notice.

          “Reinvestment Notice” means a written notice executed by a Responsible Officer or the Parent or the Issuer, as applicable, stating that no Default or Event of Default has occurred and is then continuing and that the Parent (directly or indirectly through a Subsidiary) intends and expects to use all or a specified portion of the Reinvestment Deferred Amount of (x) in the case of an Event of Loss, to acquire, repair or replace the assets that were the subject of such Event or Loss or (y) in the case of an Asset Sale, to make Investments permitted under Section 6.10, in each case within 180 days of such Event of Loss or Asset Sale, as applicable.

          “Reinvestment Prepayment Amount” means, with respect to any Reinvestment Event, the Reinvestment Deferred Amount relating thereto, less any amount expended prior to the relevant Reinvestment Prepayment Date in accordance with the Reinvestment Notice provided with respect to such Reinvestment Event.

          “Reinvestment Prepayment Date” means with respect to any Reinvestment Event, the date occurring 180 days after such Reinvestment Event.

          “Reorganization” means with respect to any Multiemployer Plan, the condition that such plan is in reorganization within the meaning of Section 4241 of ERISA.

          “Replacement Financing” has the meaning specified in Section 5.14.

          “Reportable Event” means any of the events set forth in Section 4043(c) of ERISA, other than events for which the 30 day notice period has been waived.

          “Required Holders” means, as of any date of determination, the Holders with Notes having an aggregate principal amount outstanding in excess of 50% of the Total Outstandings.

          “Requirement of Law” or “Requirements of Law” means any requirement, direction, policy or procedure of any Law or License, Judgment, or Consent or Other Action.

          “Responsible Officer” means, in the case of any Person, the chief executive officer, president, chief financial officer, chief investment officer, vice president, secretary, assistant secretary or treasurer of such Person, or, in the case of a limited partnership, the general partner of such Person. Any document delivered hereunder that is signed by a Responsible Officer of a Person shall be conclusively presumed to have been authorized by all necessary corporate, partnership and/or other action on the part of such Person and such Responsible Officer shall be conclusively presumed to have acted on behalf of such Person.

          “Restricted Entity” means any Person listed on Schedule 9.06 attached hereto as the same may be amended from time to time as provided below. The Issuer may amend Schedule 9.06 effective on June 30, 2008 and on each December 31 and June 30 thereafter, by providing written notice of such amendment to each Holder, including the proposed additions and deletions to Schedule 9.06, not more

16

than ten (10) days and no less than three (3) days prior to each such date. Notwithstanding such notice, the proposed amendment shall not become effective as to any Person which a Holder is actively engaged with or in discussions relating to the transfer or assignment of any or all of such Holder’s Notes at the time of receipt of Issuer’s amendment notice (which Person cannot be a Person on Schedule 9.06 as of the previous amendment date) until sixty (60) days following the intended effective date of the amendment; provided that to delay the effectiveness of such amendment, such Holder shall provide written notice to the Issuer promptly, and in no event later than ten (10) days following the receipt of the Issuer’s notice. In no event shall Schedule 9.06 ever include more than 35 Persons. If the Issuer does not timely provide notice of an amendment as provided above, no amendment shall be made to Schedule 9.06.

          “Restricted Payment” means, with respect to any Person, (i) any dividend or other distribution (whether direct or indirect, and whether in Cash, securities or other property) with respect to any class of Capital Stock of such Person now or hereafter outstanding, other than a dividend payable to the holders of any class of Capital Stock solely in shares of Capital Stock of such Person, (ii) any payment (whether direct or indirect, and whether in Cash, securities or other property), including any sinking fund or similar deposit, on account of the purchase, full or partial redemption, full or partial withdrawal, retirement, acquisition, cancellation or termination of any such Capital Stock or of any option, warrant or other right to acquire any such Capital Stock, (iii) any prepayment of principal of, premium, if any, or interest on, or redemption, purchase, retirement, defeasance (including in-substance or legal defeasance), sinking fund or similar payment with respect to, any subordinated Indebtedness of such Person and (iv) any management (or similar) fees payable to an Affiliate of such Person.

          “Roberts” means Scott A. Roberts and his successors and permitted assigns.

          “Sachs” means Gregory H. Sachs and his successors and permitted assigns.

          “Sale and Leaseback Transaction” has the meaning accorded to such term in Section 6.07.

          “SEC” means the Securities and Exchange Commission, or any Governmental Authority succeeding to any of its principal functions.

          “Securities Act” means the Securities Act of 1933, as amended, including rules and regulations promulgated thereunder.

          “Series A Guaranty and Pledge Agreement” means the “Guaranty and Pledge Agreement” as defined in the Series A Note Purchase Agreement.

          “Series A Note Documents” means the “Note Documents” as defined in the Series A Note Purchase Agreement, including, without limitation, the Series A Guaranty and Pledge Agreement.

          “Series A Note Purchase Agreement” means the Series A Note Purchase Agreement, dated as of the date hereof, among the Parent, the Issuer, TDH and the other purchasers signatory thereto.

          “Series A Notes” means the “Notes” as such term is defined in the Series A Note Purchase Agreement.

          “Single Employer Plan” means any Plan that is covered by Title IV of ERISA, but which is not a Multiemployer Plan.

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          “Solvent” means, with respect to any Person, that as of the date of determination both (A) (i) the then fair saleable value of the property of such Person is (y) greater than the total amount of Indebtedness and other liabilities (including contingent liabilities) of such Person and (z) not less than the amount that will be required to pay the probable liabilities on such Person’s then existing debts as they become absolute and matured considering all financing alternatives and potential asset sales reasonably available to such Person; (ii) such Person’s capital is not unreasonably small in relation to its business or any contemplated or undertaken transaction; and (iii) such Person has not incurred, does not intend to Incur, or believe (nor should it reasonably believe) that it will Incur, debts beyond its ability to pay such debts as they become due; and (B) such Person is “solvent” within the meaning given that term and similar terms under applicable laws relating to fraudulent transfers and conveyances. For purposes of this definition, the amount of any contingent liability at any time shall be computed as the amount that, in light of all of the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability.

          “Subsidiary” of a Person means a corporation, partnership, joint venture, limited liability company or other business entity of which a majority of the shares of securities or other interests having ordinary voting power for the election of directors or other governing body (other than securities or interests having such power only by reason of the happening of a contingency) are at the time beneficially owned, directly or indirectly through one or more intermediaries, or both, by such Person. Unless otherwise specified, all references herein to a “Subsidiary” or to “Subsidiaries” shall refer to a Subsidiary or Subsidiaries of the Parent or the Issuer as the context requires.

          “Taxes” shall have the meaning accorded to such term in Section 3.01(a).

          “Total Outstandings” means, as of any date of determination, the aggregate principal amount of all outstanding Notes as of such date.

          “Total Series A and Series B Outstandings” means, as of any date of determination, the aggregate principal amount of the sum of (i) all outstanding Notes and all outstanding Series A Notes as of such date.

          “Transferor” shall have the meaning accorded to such term in Section 9.06.

          “Triarc” means Triarc Companies, Inc.

          “Triarc Affiliated Parties” means Triarc and its Affiliates, together with their successors and permitted assigns.

          “UCC” or “Uniform Commercial Code” means the Uniform Commercial Code as in effect from time to time as adopted in the State of New York; provided that, if by reason of mandatory provisions of law, any of the attachment, perfection or priority of the Collateral Agents’ security interest in any Collateral is governed by the Uniform Commercial Code as in effect in a jurisdiction other than the State of New York, the terms “UCC” and “Uniform Commercial Code” mean the Uniform Commercial Code as in effect in such other jurisdiction for purposes of the provisions hereof relating to such attachment, perfection or priority and for purposes of definitions related to such provisions.

          “United States” and “U.S.” mean the United States of America.

          “Voting Stock” means, with respect to any Person, any class or classes of Capital Stock pursuant to which the holders thereof have the general voting power under ordinary circumstances to elect at least a majority of the board of directors of such Person.

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          1.02.     Other Interpretive Provisions. With reference to this Agreement and each other Note Document, unless otherwise specified herein or in such other Note Document:

                     (a)       The meanings of defined terms are equally applicable to the singular and plural forms of the defined terms.

                     (b)      (i)The words “herein,” “hereto,” “hereof” and “hereunder” and words of similar import, when used in any Note Document, shall refer to such Note Document as a whole and not to any particular provision thereof.

          (ii)       Article, Section, Exhibit and Schedule references are to the Note Document in which such reference appears.

          (iii)      The terms “include” and “including” are by way of example and not limitation.

          (iv)       The term “documents” includes any and all instruments, documents, agreements, certificates, notices, reports, financial statements and other writings, however evidenced, whether in physical or electronic form.

                     (c)       In the computation of periods of time from a specified date to a later specified date, the word “from” means “from and including;” the words “to” and “until” each mean “to but excluding;” and the word “through” means “to and including.”

                     (d)       Section headings herein and in the other Note Documents are included for convenience of reference only and shall not affect the interpretation of this Agreement or any other Note Document.

          1.03.     Accounting Terms.

                     (a)       All accounting terms not specifically or completely defined herein shall be construed in conformity with, and all financial data (including financial ratios and other financial calculations) required to be submitted pursuant to this Agreement shall be prepared in conformity with, GAAP applied on a consistent basis, as in effect from time to time, applied in a manner consistent with that used in preparing the annual financial statements of the Parent filed with the SEC on March 14, 2007, except as otherwise specifically prescribed herein.

                     (b)       If any change in GAAP, including as a result of FIN 46, used in the preparation of the financial statements referred to in clause (a) above is hereafter required or permitted by the rules, regulations, pronouncements and opinions of the Financial Accounting Standards Board or the American Institute of Certified Public Accountants (or any successors thereto) and such change is adopted by the Issuer and results in a change in any financial ratio set forth in any Note Documents (to the extent required to be calculated in accordance with GAAP) that would not have resulted had such accounting change not occurred, the parties hereto agree to enter into negotiations in order to amend such provisions so as to equitably reflect such change such that the criteria for evaluating compliance with such covenants by the Issuer and the operation of any other provision of this Agreement shall be the same after such change as if such change had not been made.

          1.04.    Rounding. Any financial ratios required to be maintained by the Issuer pursuant to this Agreement shall be calculated by dividing the appropriate component by the other component, carrying the result to one place more than the number of places by which such ratio is expressed herein and rounding the result up or down to the nearest number (with a rounding-up if there is no nearest number).

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Any interest rate calculated in accordance with the terms of this Agreement shall be rounded upward to the nearest whole multiple of one thousandth of one percent (0.001%).

          1.05.     References to Agreements and Laws. Unless otherwise expressly provided herein, (a) references to Organizational Documents, agreements (including the Note Documents) and other contractual instruments shall be deemed to include all subsequent amendments, restatements, extensions, supplements and other modifications thereto, but only to the extent that such amendments, restatements, extensions, supplements and other modifications are not prohibited by any Note Document; and (b) references to any Law shall include all statutory and regulatory provisions consolidating, amending, replacing, supplementing or interpreting such Law.

          1.06.     Times of Day. Unless otherwise specified, all references herein to times of day shall be references to Eastern time (daylight or standard, as applicable).

ARTICLE II.
ISSUANCE AND TERMS OF THE NOTES

          2.01.    Issuance of the Notes. On the terms and subject to the conditions and in reliance upon the representations, warranties, covenants and agreements set forth herein, each Purchaser agrees to receive, as full and complete payment and satisfaction of the Aggregate Note Consideration to which such Purchaser is entitled pursuant to the Merger Agreement, one or more Notes from the Issuer in an aggregate principal amount set forth opposite the name of such Purchaser on Schedule A.

          2.02.     Redemptions and Repurchase of Notes.

                     (a)     Optional Redemptions of Notes.

        (i)       The Issuer may, from time to time on any Business Day, voluntarily redeem the Notes at a price equal to 100% of the aggregate outstanding principal amount of such Notes plus accrued and unpaid interest thereon, in whole or in part without premium or penalty. Any such voluntary redemption shall be effected in accordance with Section 2.02(a)(ii).

        (ii)       The Issuer shall give irrevocable notice of any optional redemption of the Notes pursuant to Section 2.02(a)(i) to each Holder not later than 1:00 P.M. two (2) Business Days prior to the date on which such redemption is to take place. Each such notice shall specify (A) the applicable redemption date (which shall be a Business Day), (B) the amount of such redemption, which shall be in an aggregate principal amount of $250,000 or a whole multiple of $50,000 in excess thereof and shall be made on a pro rata basis, based on the Total Outstandings at such time. If such notice is given by the Issuer, the Issuer shall make such redemption and the aggregate principal amount specified in such notice shall be due and payable on the date specified therein. Each such redemption shall be applied to the Notes of the Holders in accordance with their Pro Rata Share. Upon receipt by any Holder of its Pro Rata Share of the amount of any such redemption, such Holder shall deliver to the Issuer for cancellation an aggregate principal amount of Notes equal to not less than the amount of Notes of such Holder so redeemed. In the event the aggregate principal amount of such Notes delivered to the Issuer exceeds the aggregate principal amount of the Notes so redeemed, the Issuer shall deliver to the applicable Holder a new Note or Notes in an aggregate principal amount equal to the amount of such excess.

                     (b)      Mandatory Offer to Repurchase Notes Upon Asset Sale or Event of Loss.

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          (i)     Mandatory Offer to Repurchase Notes Upon Asset Sale or Event of Loss. In the event that the Parent or any of its Subsidiaries shall have received Net Cash Proceeds from any Asset Sale or suffers an Event of Loss, the Issuer shall, in each case subject to the terms of the Intercreditor Agreement, not later than ten (10) Business Days after receipt of such Net Cash Proceeds, make an offer to each Holder (a “Mandatory Redemption Offer”), on a pro rata basis based on the Total Outstandings at such time, to repurchase such Holder’s Notes using 100% of the Net Cash Proceeds of such Asset Sale or Event of Loss, less the applicable Reinvestment Deferred Amount (to the extent that a Reinvestment Notice has been provided with respect to such Asset Sale or Event of Loss), pursuant to the procedures described in Section 2.02(b)(v) at an offer price equal to one-hundred percent (100%) of the aggregate outstanding principal amount thereof plus accrued and unpaid interest thereon, if any, to the date of such repurchase; provided that the requirements of this Section 2.02(b)(i) shall not apply, if no Default or Event of Default has occurred and is then continuing, to the extent that the aggregate amount of the Net Cash Proceeds received by the Parent or such Subsidiary in connection with such Asset Sale or Event of Loss, as applicable, do not exceed (x) $500,000 per Asset Sale (or series of related Asset Sales) or Event of Loss, as applicable, or (y) $1,000,000 with respect to all Asset Sales or all Events of Loss, as applicable, during any fiscal year of the Parent; provided, further, that, on each Reinvestment Prepayment Date, an amount equal to the Reinvestment Prepayment Amount with respect to the relevant Reinvestment Event shall be offered to be used to repurchase Notes in accordance with this Section 2.02(b)(i).

          (ii)     Mandatory Offer to Repurchase Notes Upon Debt Issuance. In the event that the Parent or any of its Subsidiaries shall have received Net Cash Proceeds from any Debt Issuance, the Issuer shall, in each case subject to the terms of the Intercreditor Agreement, not later than ten (10) Business Days after the receipt of such Net Cash Proceeds, make a Mandatory Redemption Offer, on a pro rata basis based on the Total Outstandings at such time, to repurchase each Holder’s Notes using fifty percent (50%) of the Net Cash Proceeds of such Debt Issuance at an offer price equal to 100% of the aggregate outstanding principal amount thereof plus accrued and unpaid interest thereon, if any, to the date of such repurchase.

          (iii)    Mandatory Offer to Repurchase Notes Upon Equity Issuance. In the event that the Parent or any of its Subsidiaries shall have received Net Cash Proceeds from any Equity Issuance, the Issuer shall, in each case subject to the terms of the Intercreditor Agreement, not later than ten (10) Business Days after receipt of such Net Cash Proceeds, make a Mandatory Redemption Offer, on a pro rata basis based on the Total Outstandings at such time, to repurchase each Holder’s Notes using twenty-five percent (25%) of the Net Cash Proceeds of such Equity Issuance at an offer price equal to 100% of the aggregate outstanding principal amount thereof plus accrued and unpaid interest thereon, if any, to the date of such repurchase.

          (iv)     Mandatory Offer to Repurchase Notes Upon Exercise of Warrants, Rights or Options to Acquire Capital Stock. In the event that the Parent or any of its Subsidiaries shall have received Net Cash Proceeds from any exercise of warrants, rights or options to acquire its Capital Stock (each such event, an “Exercise Event”), the Issuer shall, in each case subject to the terms of the Intercreditor Agreement, not later than ten (10) Business Days after receipt of such Net Cash Proceeds, make a Mandatory Redemption Offer, on a pro rata basis based on the Total Outstandings at such time, to repurchase each Holder’s Notes using twenty-five (25%) of the Net Cash Proceeds of such Exercise Event at an offer price equal to 100% of the aggregate outstanding principal amount thereof plus accrued and unpaid interest thereon, if any, to the date of such repurchase; provided that the requirements of this Section 2.02(b)(iv) shall not apply to the extent that the aggregate amount of the Net Cash Proceeds that are required to be offered for

21

repurchase of Notes pursuant to this clause (iv) do not exceed $100,000 per Exercise Event (or a related series of Exercise Events).

          (v)     Offer and Repurchase Mechanics. Subject to the terms of the Intercreditor Agreement, within ten (10) Business Days following the occurrence of an Asset Sale, Event of Loss, Debt Issuance, Equity Issuance or Exercise Event referred to in clauses (i), (ii), (iii) or (iv) above requiring a Mandatory Redemption Offer, the Issuer shall deliver to each Holder a written notice stating (1) that a Mandatory Redemption Notice is being made pursuant to this Section 2.02(b) and that Notes tendered will be accepted for payment up to an aggregate amount equal to, (x) in the case of clause (i) above, one-hundred percent (100%) of the Net Cash Proceeds of the applicable Asset Sale or Event of Loss, as applicable, less the applicable Reinvestment Deferred Amount, if any, (y) in the case of clause (ii) above, fifty percent (50%) of the Net Cash Proceeds of the applicable Debt Issuance, and (z) in the case of clause (iii) or (iv) above, twenty-five (25%) of the Net Cash Proceeds of the relevant Equity Issuance or Exercise Event, as applicable, (2) the purchase price (which shall be as specified in clauses (i), (ii) and (iii) above) and the purchase date (which shall be ten (10) Business Days after the date such notice is sent) with respect to such event (the “Mandatory Payment Date”), and (3) that any Notes not tendered or not repurchased will continue to remain outstanding. On or before the second Business Day prior to the applicable Mandatory Payment Date, each Holder shall notify the Issuer in writing of the amount of such Holder’s Notes eligible for redemption that such Holder wishes to tender for purchase pursuant to such Mandatory Redemption Offer; provided that, in the event any Holder does not so notify the Issuer on or before such second Business Day, such Holder shall be deemed to have elected not to tender any of such Holder’s Notes for purchase. On the Mandatory Payment Date, the Issuer or any of its Subsidiaries shall deliver to any Holders that have elected to tender all or any portion of their respective Notes for purchase pursuant to such Mandatory Redemption Offer, an amount equal to the aggregate purchase price for such Notes. Upon receipt by any Holder of the purchase price for the Notes which such Holder has elected to tender for purchase, such Holder shall deliver to the Issuer an aggregate principal amount of Notes equal to not less than the amount of Notes of such Holder so tendered, which Notes shall be cancelled by the Issuer. In the event such aggregate principal amount of the Notes of such Holder delivered to the Issuer exceeds the aggregate principal amount of the Notes of such Holder so tendered, the Issuer shall deliver to such Holder a new Note or Notes in an aggregate principal amount equal to the amount of such excess.

          2.03.     Repayment on Maturity Date. Anything contained herein to the contrary notwithstanding, the entire aggregate principal amount of Notes outstanding on the Maturity Date shall be repaid on such date, unless such date is not a Business Day, in which case such payment will be made on the Business day immediately preceding the Maturity Date.

          2.04.     Interest.

                     (a)       Subject to the provisions of Section 2.06(b), interest on the Notes will accrue and be charged on the principal amount thereof for each day at the Interest Rate. All calculations of interest shall be computed on the basis of a 360-day year for the actual days elapsed.

                     (b)       Anything contained herein to the contrary notwithstanding, upon the occurrence and during the continuation of any Event of Default, (i) interest (including post-petition interest in any proceeding under any Debtor Relief Law) on each outstanding Note will accrue and be charged on the principal amount thereof for each day at the Default Rate and (ii) to the fullest extent permitted by applicable Laws, interest (including post-petition interest in any proceeding under any Debtor Relief Law) will accrue and be charged for each day at the Default Rate on any payments of interest that are not paid

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when due and other amounts that are then due and payable hereunder. Accrued and unpaid interest on past due amounts (including interest on past due interest) shall be due and payable upon demand. The Issuer acknowledges and agrees that payment or acceptance of interest at the Default Rate is not a permitted alternative to timely payment and shall not constitute a waiver of any Event of Default or otherwise prejudice or limit any rights or remedies of the Administrative Holder or any Holder.

                     (c)       Except as otherwise provided in Section 2.06(b), interest on each Note shall be due and payable in arrears on the last day of each Interest Accrual Period applicable to such Note, on the date of any redemption of all or any portion of the principal amount of such Note (on the principal amount so redeemed) and on the Maturity Date. Interest hereunder and under the Notes shall be due and payable in accordance with the terms hereof before and after judgment, and before and after the commencement of any proceeding under any Debtor Relief Law.

                     (d)       Interest shall accrue on each Note for the day on which such Note is purchased, and shall not accrue on such Note, or any portion thereof, for the day on which such Note or such portion is redeemed, provided that any Note that is redeemed on the same day on which it is purchased shall, subject to Section 2.06(b), bear interest for one day.

          2.05.    Payment Records. All payments of principal and interest made by the Issuer under this Agreement and the Notes shall be evidenced by one or more accounts or records maintained by the Issuer and each applicable Holder in the ordinary course of business. Such accounts or records shall be conclusive, absent manifest error, of the amount of such payments paid by the Issuer. Any failure to so record or any error in doing so shall not, however, limit or otherwise affect the obligation of the Issuer hereunder to pay any amount owing with respect to the Obligations. In the event of any conflict between the accounts and records maintained by any Holder and the accounts and records of the Issuer in respect of such matters, the accounts and records of the Issuer shall be conclusive evidence of the matters contained therein in the absence of demonstrable error. Each Holder may attach schedules to any of its Notes and endorse thereon the date and amount of any payments with respect thereto.

          2.06.    Payments Generally.

          (a)       All payments to be made by the Issuer in respect of the Obligations shall be made without condition or deduction for any counterclaim, defense, recoupment or setoff. Except as otherwise expressly provided herein, all payments by the Issuer in respect of the Obligations shall be made to the Holders to which such payment is owed via wire transfer of Dollars in immediately available funds on the date such payment is due and payable by 2:00 P.M. All payments received by any Holder after 2:00 P.M. on the date such payments are due and payable shall be deemed to have been received on the next succeeding Business Day, and any applicable interest shall continue to accrue thereon until such Business Day.

          (b)       If any payment to be made by the Issuer in respect of the Obligations shall come due on a day other than a Business Day, such payment shall be made on the next succeeding Business Day, and such extension of time shall be reflected in computing any applicable interest.

          2.07.    Sharing of Payments. If, other than as expressly provided elsewhere herein, any Holder shall obtain, on account of any Note held by it, any payment (whether voluntary, involuntary, through the exercise of any right of set-off, or otherwise) in excess of its ratable share (or other share contemplated hereunder) thereof, such Holder shall immediately (a) notify the Administrative Holder of such fact, and (b) purchase from the other Holders such participations in the Notes held by them as shall be necessary to cause such purchasing Holder to share the excess payment in respect of such Note pro rata with each of them; provided that if all or any portion of such excess payment is thereafter recovered from the

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purchasing Holder under any of the circumstances described in Section 9.05 (including pursuant to any settlement entered into by the purchasing Holder in its discretion), such purchase shall to that extent be rescinded and each other Holder shall repay to the purchasing Holder the purchase price paid therefor, together with an amount equal to such paying Holder’s ratable share (according to the proportion of (i) the amount of such paying Holder’s required repayment to (ii) the total amount so recovered from the purchasing Holder) of any interest or other amount paid or payable by the purchasing Holder in respect of the total amount so recovered, without further interest thereon. The Administrative Holder will keep records (which shall be conclusive and binding in the absence of manifest error) of participations purchased under this Section 2.07 and will in each case notify the Holders following any such purchases or repayments. Each Holder that purchases a participation pursuant to this Section 2.07 shall from and after such purchase have the right to give all notices, requests, demands, directions and other communications under this Agreement with respect to the portion of the Obligations purchased to the same extent as though the purchasing Holder were the original owner of the Obligations purchased.

          2.08.    Representations and Warranties of the Purchasers. Each Purchaser hereby represents and warrants, severally and not jointly, as follows:

          (a)       such Purchaser (A) understands that the Notes have not been and will not be registered under the Securities Act and the Notes are being issued by the Issuer in a transaction exempt from the registration requirements of the Securities Act and (B) agrees that it will not sell all or any part of the Notes and the Notes may not be offered or sold, except pursuant to Section 2.07(b) or pursuant to effective registration statements under the Securities Act or pursuant to applicable exemptions from registration under the Securities Act and in compliance with applicable State laws;

          (b)       such Purchaser further understands that the exemption from registration afforded by Rule 144 (the provisions of which are known to such Purchaser) promulgated under the Securities Act depends on the satisfaction of various conditions, and that, if applicable, Rule 144 may afford the basis for sales only in limited amounts;

          (c)       such Purchaser did not employ any broker or finder in connection with the transactions contemplated in this Agreement and no fees or commissions are payable to or by such Purchaser except as otherwise provided for in this Agreement; and

          (d)       such Purchaser is an “Accredited Investor” (as defined in Rule 501(a) under the Securities Act). The financial position of such Purchaser is such that it can afford to bear the economic risk of holding the Notes. Such Purchaser can afford to suffer the complete loss of its investment in the Notes. The knowledge and experience of such Purchaser in financial and business matters is such that it is capable of evaluating the risks of the investment in the Notes. Such Purchaser acknowledges that no representations, express or implied, are being made with respect to the Issuer or any of its Subsidiaries, the Notes or otherwise, other than those expressly set forth herein.

ARTICLE III.
TAXES, YIELD PROTECTION AND ILLEGALITY

          3.01.    Taxes.

          (a)       Any and all payments by the Issuer to or for the account of the Administrative Holder or any Holder under any Note Document shall be made free and clear of and without deduction for any and all present or future taxes, duties, levies, imposts, deductions, assessments, fees, withholdings or similar charges, and all liabilities with respect thereto, excluding (i) in the case of the Administrative Holder and each Holder, taxes imposed on or measured by its net income, and franchise taxes imposed on it (in lieu

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of income taxes), by the jurisdiction (or any political subdivision thereof) under the Laws of which the Administrative Holder or such Holder, as the case may be, is organized or, in the case of each Holder, maintains its principal office or a lending office, (ii) any branch profits taxes imposed by the U.S. or any similar tax imposed by any other jurisdiction described in clause (i) above, (iii) any taxes that are attributable to such Holder’s failure to comply with the requirements of Section 9.11(a) (other than by reason of a change in law) or (iv) any withholding taxes imposed on amounts payable to a Holder at the time such Holder becomes a party to this Agreement, except to the extent that such Holder’s assignor (if any) was entitled, at the time of assignment, to receive additional amounts from the Issuer with respect to such withholding taxes pursuant to this Section 3.01(a) (all such non-excluded taxes, duties, levies, imposts, deductions, assessments, fees, withholdings or similar charges, and liabilities being hereinafter referred to as “Taxes” and those excluded, as “Excluded Taxes”). If any Note Party shall be required by any Laws to deduct any Taxes from or in respect of any sum payable under any Note Document to any the Administrative Holder or Holder, (i) the sum payable shall be increased as necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section), each of the Administrative Holder and such Holder receives an amount equal to the sum it would have received had no such deductions been made, (ii) the Issuer shall make such deductions, (iii) the Issuer shall pay the full amount deducted to the relevant taxation authority or other authority in accordance with applicable Laws, and (iv) within thirty (30) days after the date of such payment, the Issuer shall furnish to the Administrative Holder and such Holder the original or a copy of a receipt, or other documentation reasonably satisfactory to the Administrative Holder and such Holder, evidencing payment thereof.

          (b)       In addition, the Issuer agrees to pay, or cause to be paid, any and all present or future stamp, court or documentary taxes and any other excise or property taxes or charges or similar levies which arise from any payment made under any Note Document or from the execution, delivery, performance, enforcement or registration of, or otherwise with respect to, any Note Document (hereinafter referred to as “Other Taxes”) and within thirty (30) days after the date of such payment, the Issuer shall furnish to the Administrative Holder and such Holder the original or a copy of a receipt, or other documentation reasonably satisfactory to the Administrative Holder and such Holder, evidencing payment thereof.

          (c)       Parent, together with the Issuer, (jointly and severally) agree to indemnify the Administrative Holder and each Holder for (i) the full amount of Taxes and Other Taxes (including any Taxes or Other Taxes imposed or asserted by any jurisdiction on amounts payable under this Section) paid by the Administrative Holder and such Holder and (ii) any liability (including additions to tax, penalties, interest and expenses) arising therefrom or with respect thereto whether or not such Taxes or Other Taxes were correctly or legally imposed or asserted by the relevant governmental authority. A certificate as to the amount of such payment or liability delivered to Parent or the Issuer by a Holder or the Administrative Holder on its own behalf shall be conclusive absent a manifest error. Payment under this subsection (c) shall be made as promptly as practicable, but in any event within thirty (30) days, after the date the Holder or the Administrative Holder makes a demand therefor.

          (d)       If the Administrative Holder or any Holder receives a refund (including pursuant to a claim for refund made pursuant to the preceding sentence) in respect of any Taxes or Other Taxes as to which it has been indemnified by the Issuer, or with respect to which the Issuer has paid additional amounts pursuant to Section 3.01(a), it shall within 30 days from the date of such receipt pay over the amount of such refund to the Issuer, net of all reasonable expenses of the Administrative Holder or such Holder and without interest (other than interest paid by the relevant taxation authority with respect to such refund); provided that the Issuer, upon the request of the Administrative Holder or such Holder, agrees to repay the amount paid over to the Issuer (plus penalties, interest or other reasonable charges) to the

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Administrative Holder or such Holder in the event the Administrative Holder or such Holder is required or requested to repay such refund to such taxing authority.

          3.02.    Illegality.

          (a)       If any Holder determines that any Law has made it unlawful, or that any Governmental Authority has asserted that it is unlawful, for such Holder to continue to hold its Notes or to determine or charge interest rates based upon the LIBO Rate, such Holder shall give notice thereof to the Issuer (with a copy to the Administrative Holder). Upon receipt of such notice, the Issuer shall, upon demand from such Holder (with a copy to the Administrative Holder), either (i) redeem all Notes, at a price equal to 100% of the aggregate principal amount outstanding of the Notes, of such Holder, either on the last day of the current Interest Accrual Period in respect of such Notes, if such Holder may lawfully continue to hold such notes until such date, or immediately, if such Holder may not lawfully continue to hold such Notes, or (ii) at the option of the Issuer, pay interest on such Holder’s Notes at a rate per annum, as determined by such Holder, that will provide a corresponding yield to such Holder compared to the yield that such Holder would have realized if its Notes had continued to accrue interest at a rate based upon the LIBO Rate (taking into account any increased cost to such Holder of continuing to hold its Notes). Upon any such prepayment, the Issuer shall also pay accrued interest on the amount so prepaid. Each Holder agrees to hold its Notes through a different office of such Holder if such designation will avoid the need for such notice and will not, in the good faith judgment of such Holder, otherwise be materially disadvantageous to such Holder.

          (b)       Failure or delay on the part of any Holder to provide notice as per Section 3.02(a) shall not constitute a waiver of such Holder’s rights set forth therein; provided that the Issuer shall not be required to comply with the requirements set forth in Section 3.02(a)(i) or (ii) if such Holder provides notice of the relevant change in Law or assertion of a Governmental Authority more than one year after the occurrence of such change in Law or assertion of a Governmental Authority; provided, further, that, if such change in Law is retroactive, then the one year period referred to above shall be extended to include the period of retroactive effect thereof.

          3.03.    Matters Applicable to all Requests for Compensation.

          (a)       The Administrative Holder or any Purchaser or any Holder claiming compensation under this Article III shall deliver to the Issuer a certificate setting forth the additional amount or amounts to be paid to it hereunder and accompanied by a reasonably detailed invoice therefor and supporting calculations, which certificate shall be conclusive in the absence of manifest error. In determining such amount the Administrative Holder or such Purchaser or Holder may use any reasonable averaging and attribution methods.

          3.04.    Survival. All of the Parent’s and the Issuer’s obligations under this Article III shall survive the repayment of all Obligations hereunder.

          (a)       In the event that (i)(A) it becomes illegal for any Holder to continue to hold its Notes or to determine or charge interest rates based upon the LIBO Rate and such Holder so notifies the Issuer pursuant to Section 3.02, or (B) any Holder is required to make any payment pursuant to Section 3.01 that is attributable to a particular Holder, and (ii) in the case of clause (i)(B) above, Holders holding at least 50% of the aggregate principal amount outstanding of the Notes are not subject to such illegality, payment or proceedings (any such Holder, an “Affected Holder”), the Issuer may substitute any Holder and, if reasonably acceptable to the Administrative Holder, any other Eligible Holder (a “Substitute Institution”) for such Affected Holder hereunder, after delivery of a written notice (a “Substitution Notice”) by the Issuer to the Administrative Holder and the Affected Holder within a reasonable time (in

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any case not to exceed ninety (90) days) following the occurrence of any of the events described in clause (i) above that the Issuer intend to make such substitution; provided that, if more than one Holder claims increased costs, illegality or right to payment arising from the same act or condition and such claims are received by the Issuer within thirty (30) days of each other, then the Issuer may substitute all, but not (except to the extent the Issuer have already substituted one of such Affected Holders before the Issuer’s receipt of the other Affected Holders’ claim) less than all, Holders making such claims.

          (b)       If the Substitution Notice was properly issued under this Section 3.04, the Affected Holder shall sell, and the Substitute Institution shall purchase, all rights and claims of such Affected Holder under the Note Documents, and the Substitute Institution shall assume, and the Affected Holder shall be relieved of all prior unperformed obligations of the Affected Holder under the Note Documents (other than in respect of any damages (other than exemplary or punitive damages, to the extent permitted by applicable law) in respect of any such unperformed obligations). Such purchase and sale (and the corresponding assignment of all rights and claims hereunder) shall be effective on (and not earlier than) the later of (i) the receipt by the Affected Holder of the principal amount of its Notes, together with any other Obligations owing to it and (ii) the payment in full to the Affected Holder in Cash of all fees, unreimbursed costs and expenses and indemnities accrued and unpaid through such effective date. Upon the effectiveness of such sale, purchase and assumption, the Substitute Institution shall become a “Holder” hereunder for all purposes of this Agreement.

          (c)       Each Holder agrees that, if it becomes an Affected Holder and its rights and claims are assigned hereunder to a Substitute Institution pursuant to this Section 3.04, it shall execute and deliver to the Issuer an Assignment and Assumption to evidence such assignment, together with any Note held by it; provided that the failure of any Affected Holder to execute an Assignment and Assumption or deliver such Notes shall not render such assignment invalid.

ARTICLE IV.
REPRESENTATIONS AND WARRANTIES

          The Parent and the Issuer represent and warrant to the Administrative Holder and the Holders that:

          4.01.    Existence, Qualification and Power; Compliance with Laws. Each Note Party and each of its Subsidiaries (a) is a corporation, partnership or limited liability company duly organized or formed, validly existing and in good standing under the Laws of the jurisdiction of its incorporation or organization, (b) has all requisite power and authority and all requisite governmental licenses, authorizations, consents and approvals to (i) own its assets and carry on its business, except to the extent that the failure to obtain such governmental licenses, authorizations, consents or approvals could not reasonably be expected to result in a Material Adverse Effect and (ii) execute, deliver and perform its obligations under the Note Documents to which it is a party, (c) is duly qualified and is licensed and in good standing under the Laws of each jurisdiction where its ownership, lease or operation of properties or the conduct of its business requires such qualification or license, except, with respect to such qualification, to the extent that the failure to be so qualified could not reasonably be expected to result in a Material Adverse Effect and (d) is in compliance with all Laws except to the extent that the failure to so comply could not reasonably be expected to result in a Material Adverse Effect.

          4.02.    Authorization; No Contravention. The execution, delivery and performance by each Note Party of each Note Document to which it is a party have been duly authorized by all necessary corporate or other organizational action, and do not and will not (with the passage of time, the giving of notice or otherwise) (a) contravene or Conflict with the terms of any of such Person’s Organizational Documents; (b) Conflict with, or result in the creation of any Lien (other than Permitted Encumbrances)

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under, (i) any material Contractual Obligation to which such Person is a party, (ii) any Material Indebtedness or (iii) any Judgment or any arbitral award to which such Person or its property is subject; or (c) violate any Law.

          4.03.    No Consent or Other Action. No Consent or Other Action by, from, with or to any other Person is required prior to or otherwise in connection with (a) each Note Party’s ownership of the Collateral and conduct of its Business, (b) any Note Party’s execution and delivery of, and performance of its obligations under, the Note Documents to which it is a party, (c) the Grant of any Lien granted hereby, or (d) the validity, perfection and maintenance of any Lien (other than Permitted Encumbrances) created hereby, except for (i) those consents already obtained and (ii) in the case of the foregoing clauses (c) and (d), the filing of UCC financing statement with the filing offices specified on Schedule 4.03.

          4.04.    Binding Effect. This Agreement has been, and each other Note Document, when delivered hereunder, will have been, duly executed and delivered by or on behalf of each Note Party that is a party thereto. This Agreement constitutes, and each other Note Document when so delivered will constitute, a legal, valid and binding obligation of each Note Party that is a party thereto, enforceable against such Note Party in accordance with its terms, subject to applicable Debtor Relief Laws and general principles of equity, regardless of whether considered in a proceeding in equity or at law.

          4.05.    No Default. No Default or Event of Default has occurred and is continuing or would result from the consummation of the transactions contemplated by this Agreement or any other Note Document.

          4.06.    Company Information; Subsidiaries, Etc.

          (a)       As of the Closing Date, the legal names, federal taxpayer identification numbers, states of formation, organizational identification numbers and mailing addresses, as applicable, for each Note Party are accurately set forth on Schedule 4.06(a) attached hereto.

          (b)       As of the Closing Date, the Parent and its Subsidiaries do not have any Subsidiaries other than those owned by the Parent or such Subsidiary of the Parent that are set forth on Schedule 4.06(b) attached hereto. In addition, Schedule 4.06(b) sets forth (i) the ownership percentage and amounts and classes of Capital Stock for each such Subsidiary, (ii) whether such Subsidiary is a Guarantor hereunder or is prohibited, pursuant to its Organizational Documents or any Contractual Obligation in effect as of the Closing Date, from guaranteeing the payment of the Obligations and (iii) with respect to any Capital Stock owned by such Note Party, whether such Capital Stock is subject to any restriction with respect to the grant of a security interest therein or the pledge thereof. Schedule 4.06(b) shall be updated in connection with any future domestic Subsidiary becoming a Subsidiary of the Parent.

          4.07.    Security Documents. The Guaranty and Pledge Agreement (as amended or supplemented form time to time) is effective to create in favor of the Collateral Agent, for the benefit of the Holders, a legal, valid and enforceable security interest in the Collateral described therein and proceeds thereof. In the case of the Pledged Collateral, when any stock certificates representing such Pledged Collateral are delivered to the Collateral Agent, and in the case of the other Collateral described in the Guaranty and Pledge Agreement, when financing statements in appropriate form are filed in the offices specified on Schedule 4.07 or any supplement thereto (which financing statements have been duly completed and executed, delivered to and authorized to be filed by the Collateral Agent), the Guaranty and Pledge Agreement shall constitute a fully perfected Lien on, and security interest in, all right, title and interest of the Note Parties in such Collateral and the proceeds thereof identified in the Guaranty and Pledge Agreement or any supplement thereto, as applicable, as security for the Obligations (as defined in the Guaranty and Pledge Agreement), in each case, subject to the Intercreditor Agreement, prior and

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superior in right to any other Person (except Liens permitted by Section 6.02). Schedule 4.07 lists each UCC Financing Statement that (i) names any Subsidiary of the Parent as debtor and (ii) will remain on file after the Closing Date.

          4.08.    Solvency. As of the Closing Date, after giving effect to the transaction hereunder to take place on the Closing Date, the Parent and its Subsidiaries, on a consolidated basis, are Solvent.

          4.09.    Investment Company Act. No Note Party and no Subsidiary of a Note Party is an “investment company” or a company “controlled” by an “investment company”, as defined in the Investment Company Act of 1940, as amended.

          4.10.   Taxes. Each of the Note Parties and each of its Subsidiaries has filed or caused to be filed all material tax returns that are required to be filed by it and has paid or caused to be paid all material taxes required to have been paid by it except any taxes that are being contested in good faith by appropriate proceedings and for which adequate reserves have been set aside in accordance with GAAP.

          4.11.   Private Offering. It is not necessary in connection with the offer, sale or delivery of the Notes to the Purchasers in the manner contemplated by this Agreement to register the Notes under the Securities Act.

          4.12.   No Integration or General Solicitation. Neither the Parent nor any of its Subsidiaries has, directly or indirectly, offered, sold or solicited an offer to buy and neither the Parent nor any of its Subsidiaries will, directly or indirectly, offer, sell or solicit any offer to buy any security of a type or in a manner which would be integrated with the sale of the Notes and require the Notes to be registered under the Securities Act. None of the Parent or any of its Subsidiaries, any of their respective Affiliates or any person acting on its or their behalf (other than the Holders, as to whom the Parent and its Subsidiaries make no representation or warranty) has engaged or will engage in any form of general solicitation or general advertising (within the meaning of Rule 502(c) under the Securities Act) in connection with the issuance of the Notes.

          4.13.   Margin Stock. No Note Party is engaged principally, or as one of its important activities, in the business of extending credit for the purpose of purchasing or carrying any margin stock (within the meaning of Regulation U of the Board of Governors of the Federal Reserve). No part of the proceeds of the Notes will be used to purchase or carry any margin stock (within the meaning of Regulation U of the Board of Governors of the Federal Reserve), or to extend credit to others for the purpose of purchasing or carrying any such margin stock or for any purpose that violates, or is inconsistent, with, the provisions of Regulation T, U or X of the Board of Governors of the Federal Reserve.

ARTICLE V.
AFFIRMATIVE COVENANTS

          So long as any Note or other Obligation hereunder (other than, following the termination of this Agreement in accordance with its terms, any Obligation as to which no claim has been made) shall remain unpaid or unsatisfied, the Parent shall and shall cause each other Subsidiary to:

          5.01.    Financial Statements. Deliver to each Qualifying Holder, in form and detail reasonably satisfactory to such Holder:

          (a)       As soon as available, but in any event within seventy-five (75) days after the end of each fiscal year of the Parent, (i) consolidated balance sheets of the Parent and its Subsidiaries as at the end of

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such fiscal year, and the related consolidated statements of income, cash flows and stockholders’ equity for such fiscal year, setting forth in each case in comparative form the figures for the previous fiscal year of the Parent, all prepared in accordance with GAAP, and audited by an independent certified public accountant of nationally recognized standing reasonably acceptable to the Required Holders, which audit shall be without qualification and shall certify that such financial statements fairly present, in all material respects, the financial condition and results of operations of the Parent and its Subsidiaries as of the last day of such fiscal year in accordance with GAAP; and

          (b)       As soon as available, but in any event not later than sixty (60) days after the end of each of the first three fiscal quarters of the Parent occurring during each fiscal year of the Parent, the unaudited consolidated balance sheets of the Parent and its Subsidiaries as at the end of such fiscal quarter and the related unaudited consolidated statements of income, cash flows and Consolidated EBITDA for such fiscal quarter and the portion of the fiscal year through the end of such fiscal quarter, setting forth in each case in comparative form the figures as of the end of and for the corresponding period in the previous year, certified by the Parent’s Chief Financial Officer as fairly presenting, in all material respects, the financial condition and results of operations of the Parent and its Subsidiaries as of the last day of such fiscal quarter in accordance with GAAP (subject to normal quarter and year-end audit adjustments and the absence of footnote disclosure).

          Notwithstanding the foregoing, neither Parent nor any other Note Party shall be required to furnish or deliver to any Holder any financial statement or report that the Parent or any of its Subsidiaries filed with the SEC or any successor or analogous Governmental Authority, and any such financial statement or report so filed shall be deemed to have been furnished or delivered to each Qualifying Holder in accordance with the terms of this Article V.

          5.02.    Certificates; Other Information. Furnish to each Qualifying Holder:

          (a)       on the last day of each calendar quarter, a certificate of a Financial Officer stating that, to the best of such Financial Officer’s knowledge, each Note Party during such period has observed or performed all of its material covenants and other material agreements, and satisfied in all material respects every condition, contained in this Agreement and the other Note Documents to which it is a party to be observed, performed or satisfied by it, and that such Financial Officer has obtained no knowledge of any Default or Event of Default except as specified in such certificate;

          (b)       promptly upon receipt thereof, copies of any final reports submitted by the certified public accountants in connection with each annual, interim or special audit or review of any type of the financial statements or internal control systems of any Note Party made by such accountants, including any final comment letters submitted by such accountants to management of any Note Party in connection with their services; and

          (c)       at least five (5) Business Days prior to the Incurrence of any Debt Issuance, a certificate of a Financial Officer of the Parent setting forth, in reasonable detail, the calculations necessary for determining compliance with the requirements of Section 6.01(i) with respect to such Indebtedness.

          5.03.    Notices. Promptly notify the Administrative Holder and each Holder (and in no event later than five (5) Business Days of a Responsible Officer becoming aware thereof) of: (i) the occurrence of any Default or Event of Default, (ii) any Litigation that could reasonably be expected to result in a Material Adverse Effect and (iii) any development that has resulted in, or could reasonably be expected to result in, a Material Adverse Effect. Each notice above shall be accompanied by a statement of a Responsible Officer of the Issuer (x) describing with particularity any and all provisions of this

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Agreement and any other Note Document that have been breached (if applicable) and (y) stating what action the Issuer has taken and proposes to take with respect to the matter disclosed in such notice.

          5.04.    Payment of Obligations. Pay and discharge, as the same shall become due and payable, all its material obligations and liabilities, including (a) all material tax liabilities, assessments and governmental charges or levies upon it or its properties or assets, unless the same are being contested in good faith by appropriate proceedings diligently conducted and adequate reserves in accordance with GAAP are being maintained by the appropriate Note Party; (b) all lawful non-tax claims which, if unpaid, would by law become a Lien (other than a Permitted Encumbrance) upon any property of such Note Party; and (c) all Indebtedness of the Note Parties, as and when due and payable, but subject to any subordination provisions contained in any instrument or agreement evidencing such Indebtedness.

          5.05.    Preservation of Existence, Etc. (a) Except as a result of any transaction permitted pursuant to Section 6.03, preserve, renew and maintain in full force and effect its legal existence and, except as could reasonably be expected to result in a Material Adverse Effect, good standing under the Laws of the jurisdiction of its organization; and (b) take all reasonable action to maintain all rights, privileges, permits, licenses and franchises necessary or desirable in the normal conduct of its business, except (in the case of this clause (b)) to the extent that failure to do so could not reasonably be expected to have a Material Adverse Effect.

          5.06.    Maintenance of Insurance. At the Issuer’s sole cost and expense, (a) maintain policies of insurance for director, officer and company liability with the insurance companies providing such policies to the Issuer as of the Closing Date, or such other reputable insurance companies, in amounts not less than the amounts of the Issuer’s policies existing as of the Closing Date (or such other amounts as is customary in the case of corporations engaged in the same or similar business as the Issuer or having similar properties similarly situated), (b) timely pay all premiums, fees and charges required in connection with all of its insurance policies and otherwise continue to maintain such policies in full force and effect, and (c) promptly notify the Administrative Holder and the Qualifying Holders of any loss in excess of $2,500,000 covered by such insurance policies with respect to which a claim or notice was made under such insurance policies.

          5.07.    Compliance with Laws. Comply in all material respects with the requirements of all Laws and all Judgments applicable to it or to its business or property, except in such instances in which such requirement of Law or Judgment is being contested in good faith by appropriate proceedings diligently conducted.

          5.08.    Books and Records. Maintain (a) proper books of record and account, in which full, true and correct entries in accordance with GAAP consistently applied shall be made of all financial transactions and matters involving the assets and business of the Parent and its Subsidiaries; and (b) such books of record and account in material conformity with all applicable requirements of any Governmental Authority having regulatory jurisdiction over the Parent or its Subsidiaries.

          5.09.    Inspection Rights. Each Qualifying Holder shall have the right, upon not less than twenty (20) Business Days prior written notice to the Issuer (which notice shall be provided by the Issuer to each other Qualifying Holder within three (3) Business Days after the receipt thereof) to have representatives and agents of each Qualifying Holder to visit and inspect, at such reasonable time during normal business hours as stated in such notice, any of the Parent’s and its Subsidiaries properties, to examine their respective corporate, financial and operating records, and make abstracts therefrom, and to discuss their affairs, finances and accounts with their respective directors, officers and independent public accountants (provided that representatives of the Parent or its Subsidiaries must be present at any such discussion), all (unless an Event of Default has occurred and is then continuing) at the expense of the

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applicable Qualifying Holders (which expense shall not be reimbursable by the Parent and its Subsidiaries pursuant to Section 9.04); provided that the Qualifying Holders may not exercise their rights under this Section 5.09 (for all Qualifying Holders) more than twice in any fiscal year of the Parent, unless an Event of Default is continuing, in which case each Qualifying Holder may do any of the foregoing at the expense of the Parent or its Subsidiaries at any reasonable time during normal business hours and as often as may reasonably be desired.

          5.10.   Additional Collateral, Etc. With respect to any new domestic Subsidiary created or acquired after the Closing Date by any Note Party (other than any such Subsidiary that is prohibited, pursuant to its Organizational Documents, any Contractual Obligation or otherwise, from guaranteeing or otherwise providing assurance that any of the Obligations will be paid or discharged, or that any agreements relating thereto will be complied with), promptly (i) execute and deliver to the Collateral Agent such amendments to the Guaranty and Pledge Agreement as the Collateral Agent or the Administrative Holder reasonably deem necessary to grant to the Collateral Agent, for the benefit of the Holders, a perfected security interest in the Capital Stock of such new Guarantor having such priority as set forth in the Intercreditor Agreement, (ii) if such Guarantor is a corporation or otherwise issues Capital Stock in certificated form, deliver to the Collateral Agent the certificates representing such Capital Stock, together with undated stock powers, in blank, executed and delivered by a duly authorized officer of such Guarantor, as the case may be, and (iii) cause such new Guarantor (A) to become a party to the Guaranty and Pledge Agreement and (B) to take such actions reasonably necessary or advisable to grant to the Collateral Agent, for the benefit of the Holders, a perfected security interest in the Pledged Collateral described in the Guaranty and Pledge Agreement with respect to such new Guarantor, including the filing of Uniform Commercial Code financing statements in such jurisdictions as may be required by the Guaranty and Pledge Agreement or by law or as may be reasonably requested by the Collateral Agent.

          5.11.   REIT Status. In each case unless otherwise agreed to by the Parent’s shareholders, (a) take all such actions as are necessary or desirable to maintain the Parent’s qualification to be taxed as a REIT under Section 856 of the Code, (b) not revoke the Parent’s election to be a REIT or take or omit to take any action which could reasonably be expected, individually or in the aggregate, to result in the loss of the Parent’s qualification as a REIT, (c) not allow the Parent to incur liability for material taxes under Section 856(c)(7), 857(b), 857(f), 860(c) or 4981 of the Code (or any comparable provision of state or local laws) and (d) allow the Parent to be entitled to a dividends paid deduction which meets the requirements of Section 857 of the Code.

          5.12.   Collection of Management and Other Fees. Use commercially reasonable efforts to collect when due and payable all management, monitoring, transaction and other fees payable to it pursuant to the Deerfield SPE Documents.

          5.13.   Further Assurances. From time to time the Parent, the Issuer and the other Note Parties shall execute and deliver, or cause to be executed and delivered, such additional instruments, certificates or documents, and take such actions, as the Administrative Holder or the Holders may reasonably request for the purposes of implementing or effectuating the provisions of this Agreement and the other Note Documents, or of more fully perfecting or renewing the rights of the Administrative Holder or the Holders with respect to the Collateral (or with respect to any additions thereto or replacements or proceeds thereof or with respect to any Capital Stock hereafter acquired by any Note Party that may be deemed to be part of the Collateral) pursuant hereto or thereto. Upon the exercise by the Administrative Holder or any Holder of any power, right, privilege or remedy pursuant to this Agreement or the other Note Documents that requires any consent, approval, recording, qualification or authorization of any Governmental Authority, the Parent or its Subsidiaries will execute and deliver, or will cause the execution and delivery of, all applications, certifications, instruments and other documents and papers that

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the Administrative Holder or such Holder may be required to obtain from the Parent or any of its Subsidiaries for such governmental consent, approval, recording, qualification or authorization.

          5.14.   Note Refinancing. The Issuer and the Parent shall use their commercially reasonable efforts to obtain or issue, as promptly as possible after the date hereof, a debt facility or debt security for the Issuer, which may be required to be guaranteed by the Parent (a “Replacement Financing”), the proceeds of which will be used to repay in full all outstanding principal and interest on the Notes and all other Obligations. In connection therewith, during each consecutive three-month period following the date hereof, the Issuer and the Parent shall have discussions with potential sources of funds for a Replacement Financing with respect to the then current market terms on which a Replacement Financing may be available and, to the extent that it is determined by the board of directors of the Parent that a Replacement Financing is then available on commercially reasonable terms, shall solicit proposals and commitments for, and use commercially reasonable efforts to obtain, such Replacement Financing. The Issuer and the Parent agree that in their determination as to whether a Replacement Financing is available on commercially reasonable terms, the Issuer and the Parent will consider the terms of such Replacement Financing taken as a whole, and will not reject a Replacement Financing solely because (i) the interest rate thereunder is greater than the Interest Rate then in effect, (ii) the Issuer will be required to make amortization payments with respect thereto, or (iii) such Replacement Financing includes one or more financial incurrence or maintenance covenants. Upon request, the Issuer and the Parent will discuss with the Administrative Holder and the Qualifying Purchasers the information provided to them with respect to the terms on which a Replacement Financing may at such time be available.

ARTICLE VI.
NEGATIVE COVENANTS

          So long as any Note or other Obligation hereunder (other than, following the termination of this Agreement in accordance with its terms, any Obligation as to which no claim has been made) shall remain unpaid or unsatisfied, the Parent and the Issuer shall not, and shall not permit any Subsidiary to:

          6.01.    Indebtedness. Incur, or permit any other Subsidiary to Incur, any Indebtedness on or after the Closing Date, except for the following:

          (a)       Indebtedness pursuant to (i) any Note Document and (ii) any Series A Note Document;

          (b)       (i) Indebtedness Incurred in the ordinary course of business and consistent with guidelines established by the Parent’s board of directors from time to time under any “warehouse” financing or repurchase obligation and (ii) Non-Recourse Indebtedness Incurred in connection with financing of investment positions in Financial Assets;

          (c)       Indebtedness under Hedging Obligations with respect to interest rates or foreign currency exchange rates, in each case entered into in the ordinary course of business for bona fide hedging purposes and not for speculative purposes;

          (d)       Indebtedness outstanding on the Closing Date and listed on Schedule 6.01(d);

          (e)       Indebtedness owing by any Note Party to any other Note Party;

          (f)       any Indebtedness arising from Capital Leases and purchase money Indebtedness; provided that such Indebtedness, in the aggregate, shall not exceed $2,500,000 outstanding at any time (collectively, the “Permitted Financings”); provided, further, that the Parent the Issuer and any Subsidiary

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can incur purchase money Indebtedness pursuant to this Section 6.01(f) within one hundred-eighty (180) days after the acquisition of the Property acquired therewith;

          (g)       Indebtedness in respect of bid, performance or surety bonds, workers’ compensation claims, self-insurance obligations, bankers acceptances and similar obligations issued for the account of the Parent or any of its Subsidiaries in the ordinary course of business, including guarantees or obligations of the Parent or any of its Subsidiaries with respect to letters of credit supporting such bid, performance or surety bonds, workers’ compensation claims, self-insurance obligations, bankers acceptances or other similar obligations (in each case other than for an obligation for money borrowed);

          (h)       guarantees by any Note Party or Subsidiary in respect of Indebtedness otherwise permitted under this Section 6.01;

          (i)        any Indebtedness; provided that on the date of Incurrence of such Indebtedness and after giving effect thereto (i) no Default or Event of Default shall exist or result therefrom and (ii) the Parent Leverage Ratio shall not be more than 2.50:1:00;

          (j)        Indebtedness not otherwise permitted by the foregoing clauses; provided that the aggregate principal amount of all Indebtedness permitted under this clause (j) shall not exceed $5,000,000 at any time outstanding;

          (k)       unsecured Indebtedness under the Fifth Third Facility, as the same may be amended, restated, supplemented or otherwise modified, refinanced or replaced; provided that any such amendment, restatement, supplement or other modification, refinancing or replacement (pursuant to a waiver or otherwise) shall not increase the aggregate principal amount of the commitment under the Fifth Third Facility as of the date hereof; and

          (l)        any Permitted Refinancing Indebtedness.

          6.02.    Liens. Directly or indirectly create, incur, assume or suffer to exist, or permit any of its Subsidiaries, directly or indirectly, to create, incur, assume or suffer to exist, any Lien upon any of their respective Properties or assets of any kind, whether now owned or hereafter acquired, or any income or profits therefrom, or otherwise assign any rights to receive any income or profits therefrom, except for the following:

          (a)       Liens pursuant to any Note Document and any Series A Note Document;

          (b)       Liens existing on the date hereof and listed on Schedule 6.02(b) and any renewal, extension, refinancing or refunding thereof that neither increases the amount secured thereby nor encumbers additional property;

          (c)       Liens securing Indebtedness permitted by clauses (i) or (j) of Section 6.01;

          (d)       Liens upon any Financial Asset incurred in the ordinary course of business and consistent with guidelines established by the Parent’s board of directors from time to time;

          (e)       Liens on property of a Person existing at the time such Person is acquired or merged with or into or consolidated with any Note Party to the extent permitted hereunder (and not created in anticipation or contemplation thereof); provided that such Liens do not extend to property not subject to such Liens at the time of acquisition (other than improvements thereon);

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          (f)       Customary Permitted Liens;

          (g)       Liens arising in respect of Permitted Financings (including the interest of a lessor under a Capital Lease and purchase money Liens to which any property is subject at the time, on or after the date hereof), limited in each case to the property to which such purchase money Indebtedness relates or is subject to such Capital Lease and which in either case shall not cover any Collateral, and in the case of a Lien securing purchase money Indebtedness, limited to the extent that such Lien attaches to the Property acquired therewith within one hundred-eighty (180) days after there acquisition thereof;

          (h)       Liens on cash and cash equivalents securing Hedging Obligations;

          (i)        Liens securing Permitted Refinancing Indebtedness; provided that such Liens attach only to the same property or assets (together with improvements thereon or proceeds thereof) that secured the Indebtedness being refinanced (which in any event, shall not include any Collateral); and

          (j)        Liens not otherwise permitted by the foregoing clauses of this Section 6.02 securing obligations or other liabilities of the Parent, any other Note Party or any Subsidiary incurred in the ordinary course of business; provided that (i) such Lien shall not be incurred with respect to the Collateral and (ii) the aggregate outstanding principal amount of all the obligations and liabilities secured by Liens permitted under this clause (j) shall not exceed $1,000,000 at any time outstanding.

          6.03.    Fundamental Changes. Enter into any merger, consolidation or amalgamation, or liquidate, wind up or dissolve itself (or suffer any liquidation or dissolution), or Dispose of all or substantially all of its property or business, except that:

          (a)       any Subsidiary of the Parent may be merged or consolidated with or into the Parent (provided that the Parent shall be the continuing or surviving entity) or with or into any other Note Party (provided that (i) such Note Party shall be the continuing or surviving corporation or (ii) simultaneously with such transaction, the continuing or surviving entity shall become a Guarantor and the Issuer shall comply with Section 5.10 in connection therewith);

          (b)       any Subsidiary of the Parent may Dispose of any or all of its assets (upon voluntary liquidation or otherwise) to the Parent or any other Note Party; and

          (c)       any Person may be merged or consolidated with or into the Parent in connection with an Investment permitted under this Agreement (provided that the Parent shall be the continuing or surviving entity) or with or into any other Note Party in connection with an Investment permitted hereunder (provided that (i) such Note Party shall be the continuing or surviving entity or (ii) simultaneously with such transaction, the continuing or surviving entity shall become a Guarantor and the Issuer shall comply with Section 5.10 in connection therewith and provided, further, that any Indebtedness or Liens of the Person merging with Parent or any other Note Party as permitted by this clause (c), is permitted to be incurred pursuant to Sections 6.01 or 6.02, as applicable);

          provided that this Section 6.03 shall not apply to any Deerfield Special Purpose Entity of the Parent to the extent and so long as compliance by such Person with, or such Person’s agreement to be subject to, the restrictions set forth in this Section 6.03 contravenes or Conflicts with such Person’s Organizational Documents or any Contractual Obligation in existence on the date hereof, or entered into after the date hereof in the ordinary course of business, or Requirement of Law applicable to such Person or any of its Properties.

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          6.04.    Dispositions. Dispose, or permit any Subsidiary to Dispose, of any Collateral or any other Property of the Parent or such Subsidiary, or enter into any agreement to make any such Disposition, except:

          (a)       Dispositions of worn out, obsolete or surplus property by any Subsidiary in the ordinary course of business and the abandonment or other disposition of intellectual property that is, in the reasonable judgment of the Parent or the relevant Subsidiary, no longer economically practicable to maintain or useful in the conduct of the business of the Parent and its Subsidiaries taken as a whole;

          (b)       Dispositions of Property (i) by the Parent, the Issuer or any Subsidiary to the Parent or any other Note Party;

          (c)       Dispositions of any Property; provided that (i) such Property is to be Disposed for Fair Market Value and (ii) at least 75% of the consideration received in respect of such Disposition is for Cash;

          (d)       Dispositions of Financial Assets in the ordinary course of business and consistent with guidelines established by the Parent’s board of directors from time to time;

          (e)       licenses, sublicenses, leases to subleases granted to third parties in the ordinary course of business not interfering with the business of the Parent or any of its Subsidiaries;

          (f)       Sale and Leaseback Transactions permitted by Section 6.07; and

          (g)       Dispositions not otherwise permitted by the foregoing clauses of this Section 6.04; provided that the aggregate consideration received in respect of all Dispositions permitted under this clause (g) shall not exceed $1,000,000 during the term of this Agreement.

          6.05.    Restricted Payments. Directly or indirectly declare, pay or make any Restricted Payment, or set aside or otherwise deposit or invest any sums for such purpose, or agree to do any of the foregoing; provided that: (a) each of the Parent and any of its Subsidiaries may distribute dividends of Capital Stock (other than Disqualified Capital Stock) in respect of its Capital Stock; (b) the Parent and its Subsidiaries may make Restricted Payments to the Parent or any other Note Party; (c) the Parent and its Subsidiaries may make Restricted Payments with respect to any Designated Preferred Stock; (d) the Parent and its Subsidiaries may make Restricted Payments to the Parent, the Issuer and their respective Subsidiaries to be used by such Person (i) to the extent necessary to pay Permitted Management Fees and (ii) to the extent necessary for the Parent, the Issuer and their Subsidiaries to pay any taxes which are due and payable by the Parent, the Issuer and any of their Subsidiaries; provided that in the case of this clause (ii), such amount shall not exceed the lesser of (x) the amount of such taxes that are due and payable and (y) the amount of taxes that would be due and payable by each Subsidiary making such Restricted Payment if such Subsidiary were the parent of a consolidated group consisting of itself and its Subsidiaries; (e) the Parent and its Subsidiaries may purchase the Parent’s or any of its Subsidiary’s common stock or options to purchase common stock from present officers, directors or employees of the Parent or any of its Subsidiaries upon the death, disability or termination of employment of such officer, director or employee (at current market value prices to the extent available); (f) the Parent may repurchase shares of its common stock; provided that the aggregate amount used for the purposes permitted under this clause (f) shall not exceed $1,000,000 during the term of this Agreement; (g) the Issuer may make dividend payments to the Parent in the amount necessary for Parent to make payments contemplated by the Merger Documents; (h) any Subsidiary of the Issuer may make dividend payments to the Issuer and any Subsidiary of the Parent that is not a Subsidiary of the Issuer may make dividend payments to the Parent; (i) the Parent may make Restricted Payments (and the Note Parties and other Subsidiaries may

36

make Restricted Payments to the Parent for such purpose) to enable the Parent to avoid the imposition of any entity level tax on the Parent; provided that such Restricted Payments shall be made to the maximum extent possible, from cash on hand and dividends from non-guarantor Subsidiaries; (j) the Parent may make Restricted Payments (x) in an amount equal to the amount of goodwill of the Issuer and its Subsidiaries that is deducted for U.S. federal income tax purposes by the Parent in any given taxable year and (y) in an amount equal to the aggregate amount of any distributions received by the Parent from its Subsidiaries in any given taxable year, but only to the extent that such distributions are not included in the U.S. federal taxable income of the Parent as a result of the deduction of goodwill of the Issuer and its Subsidiaries; and (k) the Parent and its Subsidiaries may make Restricted Payments to the Parent, the Issuer and their respective Subsidiaries to be used by such Person to the extent necessary to pay any management or similar fee to any Affiliate; provided that (i) no Event of Default has occurred and is continuing or would occur as a result thereof and (ii) such management or similar fee shall be on fair and reasonable terms that, taken as a whole, are not less favorable to the relevant Note Party or Subsidiary, as applicable, as could be obtainable by such Person at the time in a comparable arm’s-length transaction with a Person other than an Affiliate of the Parent;

          provided that this Section 6.05 shall not apply to any Deerfield Special Purpose Entity of the Parent to the extent and so long as compliance by such Person with, or such Person’s agreement to be subject to, the restrictions set forth in this Section 6.05 contravenes or Conflicts with such Person’s Organizational Documents or any Contractual Obligation, in existence on the date hereof, or entered into after the date hereof in the ordinary course of business, or Requirement of Law applicable to such Person or any of its Properties.

          6.06.    Transactions with Affiliates. Enter into any transaction of any kind with any Affiliate of the Parent (which shall include Triarc and its Affiliates for purposes of this Section 6.06) other than those conducted on fair and reasonable terms that, taken as a whole, are not less favorable to the relevant Note Party or Subsidiary, as applicable, as could be obtainable by such Person at the time in a comparable arm’s length transaction with a Person other than an Affiliate of the Parent; provided that the following shall be permitted:

          (a)       Restricted Payments permitted by Section 6.05;

          (b)       Investments permitted by clauses (a), (c), (d), (e) and (f) of Section 6.10;

          (c)       transactions among the Note Parties;

          (d)       reasonable and customary director, officer and employee compensation (including bonuses) and other benefits (including retirement, health, stock option and other benefit plans) and indemnification arrangements, in each case approved by the board of directors of the Parent or the relevant Note Party;

          (e)       sales of Qualified Capital Stock of the Parent to Affiliates of the Issuer and the granting of registration and other customary rights in connection therewith;

          (f)       any services provided by an Affiliate of the Parent where the only consideration paid by the Parent or any of its Subsidiaries in connection therewith is Qualified Capital Stock of the Parent; and

          (g)       the Management Agreement; and

          (h)       all transactions contemplated by the Merger Agreement, the Registration Rights Agreement (as defined in the Merger Agreement), the issuance of the Designated Preferred Stock, the

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Sachs Agreement (as defined in the Merger Agreement) and any other agreement entered into in connection with the Acquisition.

          6.07.    Sale and Leaseback Transactions. Enter into any arrangement, directly or indirectly, with any Person whereby it shall sell or transfer any property, real or personal, used or useful in its business, whether now owned or hereafter acquired, and thereafter rent or lease such property or other property that it intends to use for substantially the same purpose or purposes as the property being sold or transferred (a “Sale and Leaseback Transaction”) unless (i) the sale of such property is permitted by Section 6.04(f) and (ii) any Liens arising in connection with its use of such property are permitted by Section 6.02.

          6.08.    Negative Pledge Clauses. Enter into or suffer to exist or become effective any agreement that prohibits or limits the ability of any Note Party to create, Incur, assume or suffer to exist any Lien upon any of its property or revenues, whether now owned or hereafter acquired, to secure the Obligations or, in the case of any Guarantor, its obligations under the Guaranty and Pledge Agreement, other than (a) this Agreement and the other Note Documents, (b) the Series A Note Purchase Agreement and the other Series A Note Documents, (c) agreements governing Permitted Financings (in which case, any prohibition or limitation shall only be effective against the assets financed thereby), (d) any encumbrance or restriction that restricts in a customary manner the subletting, assignment or transfer of any property or asset that is subject to a lease or license or the assignment, encumbrance or hypothecation of such lease or license, (e) any restriction imposed pursuant to an agreement entered into in connection with a sale or other Disposition not prohibited by this Agreement pending the closing of such sale or other Disposition with respect to assets being sold and (f) negative pledges imposed by operation of applicable Law; provided that this Section 6.08 shall not apply to any Deerfield Special Purpose Entity of the Parent to the extent and so long as compliance by such Person with, or such Person’s agreement to be subject to, the restrictions set forth in this Section 6.08 contravenes or Conflicts with such Person’s Organizational Documents or any Contractual Obligation in existence on the date hereof, or entered into after the date hereof in the ordinary course of business, or Requirement of Law applicable to such Person or any of its Properties.

          6.09.    Restrictions on Subsidiary Distributions. Enter into or suffer to exist or become effective any consensual encumbrance or restriction on the ability of any Note Party to (a) make Restricted Payments in respect of any Capital Stock of such Subsidiary held by, or pay any Indebtedness owed to, the Parent, the Issuer or any other Subsidiary, (b) make Investments in the Parent, the Issuer or any other Subsidiary or (c) transfer any of its assets to the Parent, the Issuer or any other Subsidiary, except for such encumbrances or restrictions existing under or by reason of (i) any restrictions existing under the Note Documents, (ii) any restriction existing under the Series A Note Documents, (iii) any encumbrance or restriction that restricts in a customary manner the subletting, assignment or transfer of any property or asset that is subject to a lease or license or the assignment, encumbrance or hypothecation of such lease or license, (iv) any restriction imposed pursuant to an agreement entered into in connection with a sale or other Disposition not prohibited by this Agreement pending the closing of such sale or other Disposition with respect to assets being sold, (v) encumbrances and restrictions imposed by operation of applicable law, (vi) covenants in agreements creating Liens permitted by Section 6.02 prohibiting further Liens on the properties encumbered thereby, (vii) such encumbrances or restrictions or any other limitations applicable to any Note Party that has engaged or is engaged in issuing CLOs or CDOs or in providing “warehouse” lending or borrowing facilities (A) that are customarily set forth in the Organizational Documents of CLOs, CDOs or entities providing “warehouse” lending or borrowing facilities, (B) under any Contractual Obligation in connection with such CLOs or CDOs or “warehouse” and (viii) any prohibition or limitation that (A) exists on the date hereof or in any agreement in effect at the time such Note Party becomes a Note Party of or is merged into or consolidated with a Note Party, so long as such agreement was not entered into in contemplation of such Person becoming a Note Party or

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(B) is imposed by any amendments or refinancings that are otherwise permitted by the Note Documents; provided that such amendments and refinancings are not materially more restrictive with respect to such prohibitions than those prior to such amendment or refinancing; and provided, further, that this Section 6.09 shall not apply to any Deerfield Special Purpose Entity of the Parent to the extent and so long as compliance by such Person with, or such Person’s agreement to be subject to, the restrictions set forth in this Section 6.09 contravenes or Conflicts with such Person’s Organizational Documents or any Contractual Obligation in existence on the date hereof, or entered into after the date hereof in the ordinary course of business, or Requirement of Law applicable to such Person or any of its Properties.

          6.10.   Investments. Make any Investments except:

          (a)       extensions of credit and other Investments in Financial Assets or in any Person that invests in Financial Assets (provided that the Parent or any of its Subsidiaries are providing investment management services to such Person) in the ordinary course of business and consistent with guidelines established by the Parent’s board of directors from time to time;

          (b)       Investments Cash and Cash Equivalents;

          (c)       loans and advances to employees of the Parent or any of its Subsidiaries in the ordinary course of business (including for travel, entertainment and relocation expenses) in an aggregate amount of all such loans and advances for the Parent and its Subsidiaries not to exceed $500,000 at any one time outstanding;

          (d)       the Merger;

          (e)       Investments by the Parent or any of its Subsidiaries in any Person that, prior to such Investment, is a Note Party or concurrently with the making of such Investment either becomes a Note Party or merges with or into a Note Party (provided that such Note Party shall be the continuing or surviving entity);

          (f)       Investments existing on the Closing Date and listed on Schedule 6.10(f);

          (g)       Investments acquired in consideration of issuances of Qualified Capital Stock of the Parent or any of its Subsidiaries to the extent that such issuance of Qualified Capital Stock was approved by the Parent’s shareholders;

          (h)       Investments received as the non-cash portion of consideration received in connection with transactions permitted pursuant to Section 6.04 to the extent such non-cash portion is permitted by such Section;

          (i)       Investments acquired in connection with the settlement of delinquent accounts in the ordinary course of business or in connection with the bankruptcy or reorganization of suppliers or customers;

          (j)       Investments in any Person that concurrently with the making of such Investment shall become a direct or indirect Subsidiary of the Parent; provided that the aggregate amount of all Investments made and outstanding pursuant to this clause (j) in Persons that are not Guarantors shall not exceed $5,000,000 at any time;

          (k)       other Investments in an amount not to exceed $1,000,000 in the aggregate at any time outstanding;

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          (l)        Investment by the Parent or any of its Subsidiaries consisting of any Note received by such Person in connection with any Holder’s satisfaction of any indemnity obligation pursuant to the Merger Agreement.

          6.11.   Amendments to Merger Documentation. Amend, supplement or otherwise modify (pursuant to a waiver or otherwise) the terms and conditions of the indemnities and licenses furnished to the Issuer or any of its Subsidiaries pursuant to the Merger Documentation such that after giving effect thereto such indemnities or licenses shall be materially less favorable to the interests of the Holders with respect thereto.

          6.12.   Amendments to Other Documents. With respect to any Note Party (i) amend, supplement or otherwise modify (pursuant to a waiver or otherwise) the terms and conditions of any Material Indebtedness in any manner that is materially adverse to the Holders or (ii) without the prior written consent of the Required Holders (such consent not to be unreasonably withheld or delayed), amend or modify any of its Organizational Documents, other than any such amendments or modifications which are not adverse in any material respect to the interests of the Holders; provided that the Parent may amend or modify its Organizational Documents to authorize any issuance of Equity Interests not prohibited hereunder; provided that this Section 6.12 shall not apply to any Deerfield Special Purpose Entity of the Parent to the extent and so long as compliance by such Person with, or such Person’s agreement to be subject to, the restrictions set forth in this Section 6.12 contravenes or Conflicts with such Person’s Organizational Documents or any Contractual Obligation in existence on the date hereof, or entered into after the date hereof in the ordinary course of business, or Requirement of Law applicable to such Person or any of its Properties.

          6.13.   Changes in Fiscal Periods. Permit the fiscal year of the Parent to end on a day other than December 31.

          6.14.   Business. Engage (directly or indirectly) in any business other than financial services (‘financial services’ include: (i) the making, holding and trading of direct or indirect investments, loans and other extensions of credit, (ii) the purchase, sale and brokerage of securities, shares any other Capital Stock and commodities, (iii) issuing Capital Stock, securities and investment units, (iv) buying and selling commodities, in each case as conducted by the Parent, the Issuer and their Subsidiaries from time to time and (v) any other business involving the origination, management or servicing of loans or credit-related investment products that is not otherwise specifically mentioned in the foregoing clauses (i) through (iv) above).

          6.15.   Capital Expenditures.

          (a)       Make or Incur Capital Expenditures, in any fiscal year of the Parent, commencing with such fiscal year ending on December 31, 2008, in an aggregate amount in excess of $1,500,000; provided, that to the extent that actual Capital Expenditures for any such fiscal year shall be less than the maximum amount set forth above (without giving effect to the carryover permitted by this proviso), the difference between said stated maximum amount and such actual Capital Expenditures shall, in addition, be available for Capital Expenditures in the immediately succeeding fiscal year of the Parent.

          (b)       In addition to the foregoing, the Note Parties may make additional Capital Expenditures in any fiscal year of the Parent (which Capital Expenditures will not be included in any determination under clause (a) above) with the amount of Net Cash Proceeds from any Asset Sale or any Event of Loss, but only to the extent that such Net Cash Proceeds are not otherwise required to be applied as a mandatory repayment pursuant to Section 2.02(b).

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          6.16.   Anti-Terrorism Law; Anti-Money Laundering. Neither the Parent nor any of its Subsidiaries, directly or indirectly:

          (a)       knowingly conduct any business or engage in making or receiving any contribution of funds, goods or services to or for the benefit of any Person (i) listed in the annex to, or is otherwise subject to the provisions of, the Executive Order No. 13224 on Terrorist Financing, effective September 24, 2001 (the “Executive Order”), (ii) owned or controlled by, or acting for or on behalf of, any Person that is listed in the annex to, or is otherwise subject to the provisions of, the Executive Order, (iii) with which any Holder is prohibited from dealing or otherwise engaging in any transaction by any Requirement of Law relating to terrorism or money laundering (“Anti-Terrorism Laws”), (iv) that commits, threatens or conspires to commit or supports “terrorism” as defined in the Executive Order, or (v) that is named on the most current “specially designated national and blocked person” list published by the U.S. Treasury Department Office of Foreign Assets Control (“OFAC”) at its official website or any replacement website or other replacement official publication of such list;

          (b)       knowingly deal in, or otherwise engage in any transaction relating to, any property or interests in property blocked pursuant to the Executive Order or any other Anti-Terrorism Law; or

          (c)       knowingly engage in or conspire to engage in any transaction that evades or avoids, or has the purpose of evading or avoiding, or attempts to violate, any of the prohibitions set forth in any Anti-Terrorism Law.

          6.17.   Embargoed Person. Cause or permit (a) any of the funds or properties of the Note Parties or any of their Subsidiaries that are used to repay the Notes to constitute property of, or be beneficially owned directly or indirectly by, any Person subject to sanctions or trade restrictions under United States law (“Embargoed Person” or “Embargoed Persons”) that is identified on (1) the “List of Specially Designated Nationals and Blocked Persons” maintained by OFAC and/or on any other similar list maintained by OFAC pursuant to any authorizing statute including, but not limited to, the International Emergency Economic Powers Act, 50 U.S.C. §§ 1701 et seq., The Trading with the Enemy Act, 50 U.S.C. App. 1 et seq., and any Executive Order or Requirement of Law promulgated thereunder, with the result that the investment in the Note Parties (whether directly or indirectly) is prohibited by a Requirement of Law or (2) the Executive Order, any related enabling legislation or any other similar Executive Orders or (b) any Embargoed Person to have any direct or indirect interest, of any nature whatsoever in the Note Parties, with the result that the investment in the Note Parties (whether directly or indirectly) is prohibited by a Requirement of Law.

ARTICLE VII.
EVENTS OF DEFAULT AND REMEDIES

          7.01.    Events of Default. Any of the following shall constitute an Event of Default:

          (a)       Non-Payment. The Issuer shall fail to pay any principal of any Note when due in accordance with the terms hereof; or the Issuer shall fail to pay any interest on any Note, or any other amount payable hereunder or under any other Note Document, within five (5) days after any such interest or other amount becomes due in accordance with the terms hereof or thereof; or

          (b)       Specific Covenants. (i) Any Note Party shall default in the observance or performance of any agreement contained in Section 5.03, Section 5.05, Section 6.01, Section 6.02, Section 6.03, Section 6.04, Section 6.05, Section 6.06, Section 6.10, Section 6.11, Section 6.12, Section 6.14, Section 6.15, Section 6.16, Section 6.17 or in Sections 4 and 5 of the Guaranty and Pledge Agreement and (ii) any Note Party shall default in the observance or performance of any agreement contained in Section 6.07, Section

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6.08, Section 6.09 or Section 6.13 and in the case of clause (ii) such default continues for ten (10) days after the earlier to occur of (i) the date upon which a Responsible Officer of any Note Party becomes aware of such default and (ii) the date upon which written notice thereof is given to the Issuer by the Administrative Holder or a Holder;

          (c)     Other Defaults. The Issuer or any other Note Party fails to perform or observe any other covenant or agreement (not specified in subsections (a) or (b) above) contained in any Note Document on its part to be performed or observed and such failure continues for thirty (30) days after the earlier to occur of (i) the date upon which a Responsible Officer of any Note Party becomes aware of such default and (ii) the date upon which written notice thereof is given to the Issuer by the Administrative Holder or a Holder; or

          (d)      Defaults under Other Instruments. The Parent or any other Material Party shall (i) fail to pay any principal or interest, regardless of amount, due in respect of any Material Indebtedness, when and as the same shall become due and payable beyond any applicable grace period, or (ii) fail to observe or perform any other term, covenant, condition or agreement contained in any agreement or instrument evidencing or governing any such Material Indebtedness if the effect of any failure referred to in this clause (ii) is to cause, or to permit the holder or holders of such Material Indebtedness or a trustee or other representative on its or their behalf to cause, such Material Indebtedness to become due prior to its stated maturity or become subject to a mandatory offer to purchase by a Note Party; or

          (e)       Insolvency Proceedings, Etc. (i) Any Material Party shall commence any case, proceeding or other action (A) under any existing or future law of any jurisdiction, domestic or foreign, relating to bankruptcy, insolvency, reorganization or relief of debtors, seeking to have an order for relief entered with respect to it, or seeking to adjudicate it a bankrupt or insolvent, or seeking reorganization, arrangement, adjustment, winding up, liquidation, dissolution, composition or other relief with respect to it or its debts, or (B) seeking appointment of a receiver, trustee, custodian, conservator or other similar official for it or for all or any substantial part of its assets, or any Material Party shall make a general assignment for the benefit of its creditors; or (ii) there shall be commenced against any Material Party any case, proceeding or other action of a nature referred to in clause (i) above that (A) results in the entry of an order for relief or any such adjudication or appointment or (B) remains undismissed, undischarged or unbonded for a period of sixty (60) days; or (iii) there shall be commenced against any Material Party any case, proceeding or other action seeking issuance of a warrant of attachment, execution, distraint or similar process against all or substantially all of its assets that results in the entry of an order for any such relief that shall not have been vacated, discharged, or stayed or bonded pending appeal within sixty (60) days from the entry thereof; or (iv) any of Material Party shall take any action in furtherance of, or indicating its consent to, approval of, or acquiescence in, any of the acts set forth in clause (i), (ii), or (iii) above; or (v) any Material Party shall generally not, or shall be unable to, or shall admit in writing its inability to, pay its debts as they become due; or

          (f)       Judgments. One or more judgments or decrees shall be entered against the Parent or any other Material Party involving for the Parent and its Subsidiaries, taken as a whole, a liability (not paid or fully covered by insurance as to which the relevant insurance company has acknowledged coverage) of $5,000,000 or more, and all such judgments or decrees shall not have been vacated, discharged, stayed or bonded pending appeal within thirty (30) days from the entry thereof; or

          (g)       ERISA. (i) Any Person shall engage in any “prohibited transaction” (as defined in Section 406 of ERISA or Section 4975 of the Code) involving any Plan, (ii) any “accumulated funding deficiency” (as defined in Section 302 of ERISA), whether or not waived, shall exist with respect to any Plan, or any Lien in favor of the PBGC or a Plan shall arise on the assets of the Issuer or any ERISA Affiliate, (iii) a Reportable Event shall occur with respect to, or proceedings shall commence to have a

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trustee appointed, or a trustee shall be appointed, to administer or to terminate, any Single Employer Plan, which Reportable Event or commencement of proceedings or appointment of a trustee is, in the reasonable opinion of the Required Holders, likely to result in the termination of such Plan for purposes of Title IV of ERISA, (iv) any Single Employer Plan shall terminate for purposes of Title IV of ERISA, (v) the Issuer or any ERISA Affiliate shall, or in the reasonable opinion of the Required Holders shall be likely to, incur any liability in connection with a withdrawal from, or the Insolvency or Reorganization of, a Multiemployer Plan or (vi) any other event or condition shall occur or exist with respect to a Plan; and in each case in clauses (i) through (vi) above, such event or condition, together with all other such events or conditions, if any, could, in the reasonable judgment of the Required Holders, reasonably be expected to have a Material Adverse Effect;

          (h)      Change of Control. There shall occur any Change of Control;

          (i)       Invalidity of Note Documents. Any Note Document, at any time after its execution and delivery and for any reason other than as expressly permitted hereunder or satisfaction in full of all the Obligations, ceases to be in full force and effect; or any Note Party denies in writing the validity or enforceability of any Note Document to which it is a party; or any Note Party denies in writing that it has any or further liability or obligation under any Note Document to which it is a party, or purports in writing to revoke, terminate or rescind any such Note Document; or the Issuer or any other Note Party shall attempt to terminate, revoke or disclaim any Obligation to the Administrative Holder or any Holder (except strictly in accordance with its terms); or

          (j)       Reporting Company. The Parent shall cease to be a reporting company under the Securities Exchange Act of 1934.

          7.02.    Remedies Upon Event of Default. If any Event of Default occurs and is continuing, the Administrative Holder may, or, at the request of the Required Holders, shall, take any or all of the following actions (either in its own capacity or through instruction to the Collateral Agent), in each case subject to the Intercreditor Agreement:

          (a)       declare the aggregate principal amount outstanding under the Notes, all interest accrued and unpaid thereon, and all other amounts owing or payable hereunder or under any other Note Document to be immediately due and payable, without presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived by the Issuer; provided that upon the occurrence of any Event of Default under Section 7.01(e), the aggregate principal amount outstanding of the Notes, all interest accrued and unpaid thereon, and all other amounts owing or payable hereunder or under any other Note Document shall become automatically due and payable, without presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived by the Issuer.

          (b)     exercise all rights and remedies available to the Holders under the Note Documents or applicable law, which shall include the rights, powers and remedies (i) granted to secured parties under the UCC or other applicable Uniform Commercial Code; (ii) granted to the Agents or the Holders under any other applicable Law; or (iii) granted to the Agents or the Holders under this Agreement, the Notes or any other Note Document or any other agreement between any Note Party and the Administrative Holder or the Holders;

          (c)       All such rights, powers and remedies shall be cumulative and not alternative and enforceable, in the Administrative Holder’s or the Required Holders’ discretion, alternatively, successively, or concurrently on any one or more occasions, and shall include the right to apply to a court of equity for an injunction to restrain a breach or threatened breach by any Note Party of this Agreement or any of the other Note Documents. Any single or partial exercise of, or forbearance, failure or delay in

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exercising any right, power or remedy shall not be, nor shall any such single or partial exercise of, or forbearance, failure or delay be deemed to be a limitation, modification or waiver of any right, power or remedy and shall not preclude the further exercise thereof; and every right, power and remedy of the Administrative Holder or the Holders shall continue in full force and effect until such right, power and remedy is specifically waived by an instrument in writing executed and delivered with respect to each such waiver by such parties.

          7.03.    Application of Funds. After the exercise of remedies provided for in Section 7.02 (or after the Notes have automatically become immediately due and payable), any amounts received on account of the Obligations shall be applied by the Administrative Holder and the Collateral Agent in accordance with the Intercreditor Agreement.

          7.04.    Required Notice of Sale. In exercising its rights, powers and remedies as secured party, the Collateral Agent, on behalf of the Administrative Holder and the Holders, agrees to give the Issuer (i) five (5) day’s advance notice in the case of any publicly traded securities and (ii) ten (10) days’ advance notice in the case of any other type of Collateral, of the time and place of any public sale of such Collateral or of the time after which any private sale of such Collateral may take place. The Issuer agrees that such period and notice is commercially reasonable under the circumstances.

ARTICLE VIII.
COLLATERAL AGENT AND ADMINISTRATIVE HOLDER

          8.01.       (a) Appointment and Authorization of Collateral Agent. Each Holder hereby irrevocably appoints, designates and authorizes the Collateral Agent to take such action as contractual representative on its behalf under the provisions of this Agreement or under the Guaranty and Pledge Agreement and each other Note Document and to exercise such powers and perform such duties as are expressly delegated to it by the terms of this Agreement or any other Note Document, together with such powers as are reasonably incidental thereto. Notwithstanding any provision to the contrary contained elsewhere herein or in any other Note Document, the Collateral Agent shall not have any duties or responsibilities, except those expressly set forth herein, nor shall the Collateral Agent have or be deemed to have any trustee or fiduciary relationship with any Holder or participant, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or any other Note Document or otherwise exist against the Collateral Agent.

          (b)          Appointment and Authorization of Administrative Holder. Each Holder hereby irrevocably appoints, designates and authorizes the Administrative Holder to take such action as contractual representative on its behalf under the provisions of this Agreement and each other Note Document and to exercise such powers and perform such duties as are expressly delegated to it by the terms of this Agreement or any other Note Document, together with such powers as are reasonably incidental thereto. Notwithstanding any provision to the contrary contained elsewhere herein or in any other Note Document, the Administrative Holder shall not have any duties or responsibilities, except those expressly set forth herein, nor shall the Administrative Holder have or be deemed to have any trustee or fiduciary relationship with any Holder or participant, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or any other Note Document or otherwise exist against the Administrative Holder. Without limiting the generality of the foregoing sentence, the use of the term “agent” herein and in the other Note Documents with reference to the Administrative Holder is not intended to connote any fiduciary or other implied (or express) obligations arising under agency doctrine of any applicable Law. Instead, such term is used merely as a matter of market custom, and is intended to create or reflect only an administrative relationship between independent contracting parties. The provisions of this Article VIII are solely for the benefit of the Administrative Holder and the Holders and no Note Party shall have any rights as a third party

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beneficiary of any of the provisions thereof. In performing its functions and duties hereunder, the Administrative Holder shall act solely as an agent of the Holders and does not assume and shall not be deemed to have assumed any obligation towards or relationship of agency or trust with or for any Note Party.

          8.02.    Collateral Matters. The Holders irrevocably authorize the Collateral Agent, at its option and in its discretion:

          (a)       to take any action with respect to the Collateral which may be necessary to perfect and maintain perfected the Liens upon the Collateral granted pursuant to any of the Note Documents;

          (b)       to release any Lien on any property granted to or held by the Collateral Agent under any Note Document (i) upon termination of the payment in full of all Obligations, (ii) that is sold or to be sold as part of or in connection with any Disposition permitted hereunder or under any other Note Document, (iii) in accordance with any provision for the release thereof provided for in this Agreement or the other Note Documents, or (iv) subject to Section 9.01, if approved, authorized or ratified in writing by the Required Holders;

          (c)       to subordinate any Lien on any property granted to or held by the Collateral Agent under any Note Document to the holder of any Lien on such property that is permitted by Section 6.02; and

          (d)       following any such release or subordination described in the preceding clauses (b) and (c), to deliver to the Issuer or any other Person, at its expense, any Collateral so released that is then held by the Collateral Agent hereunder and to execute and deliver to the Issuer or any other Person such releases or other documents as the Issuer or such Person shall request to evidence or effectuate such release or subordination of Liens (including UCC termination statements, intercreditor agreements and collateral agency agreements).

          (e)       Upon request by the Collateral Agent at any time, the Required Holders will confirm in writing the Collateral Agent’s authority to release or subordinate its interest in particular types or items of property pursuant to this Section 8.02.

          8.03.    Duties in the Case of Enforcement. In case one of more Events of Default have occurred and shall be continuing, the Collateral Agent shall, if (a) so requested (or consented to) by the Administrative Holder or the Required Holders and (b) the Holders have severally provided to the Collateral Agent such additional indemnities and assurances against expenses and liabilities as the Collateral Agent may reasonably request, proceed to enforce the provisions of any Note Documents authorizing the sale or other disposition of all or any part of the Collateral (or any other property which is security for the Obligations) and exercise all or any such other legal and equitable and other rights or remedies as it may have in respect of such Collateral (or such other property); provided, in no event shall this sentence require any Holder to provide indemnities or assurances against expenses and liabilities in excess of such Holder’s Overall Pro Rata Share. The Required Holders may direct the Collateral Agent in writing as to the method and the extent of any such sale or other disposition to the extent permitted under the terms hereof, the Holders hereby agreeing to indemnify and hold the Collateral Agent harmless from all liabilities incurred in respect of all actions taken or omitted in accordance with such directions, provided that the Collateral Agent need not comply with any such direction to the extent that the Collateral Agent reasonably believes the Collateral Agent’s compliance with such direction to be unlawful or commercially unreasonable in any applicable jurisdiction.

          8.04.    Right to Indemnity. Each Holder, in proportion to its Pro Rata Share or its Overall Pro Rata Share (with respect to claims related to the Administrative Holder and the Collateral Agent,

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respectively), at the time any claim therefor is made, severally agrees to indemnify the Agents, to the extent that the Agents shall not have been reimbursed by any Note Party (but without limiting any Note Party’s reimbursement obligations), for and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses (including counsel fees and disbursements) or disbursements of any kind or nature whatsoever which may be imposed on, incurred by or asserted against the Agents in exercising its powers, rights and remedies or performing its duties hereunder or under the other Note Documents or otherwise in its capacity as Agents in any way relating to or arising out of this Agreement or the other Note Documents; provided, no Holder shall be liable for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting solely from the Agents’ gross negligence or willful misconduct. If any indemnity furnished to the Agents for any purpose shall, in the opinion of the Agents, be insufficient or become impaired, the Agents may call for additional indemnity and cease, or not commence, to do the acts indemnified against until such additional indemnity is furnished; provided, in no event shall this sentence require any Holder to indemnify the Agents against any liability, obligation, loss, damage, penalty, action, judgment, suit, cost, expense or disbursement in excess of such Holder’s Pro Rata Share or Overall Pro Rata Share (with respect to the Administrative Holder and the Collateral Agent, respectively) thereof; and provided, further, this sentence shall not be deemed to require any Holder to indemnify the Agents against any liability, obligation, loss, damage, penalty, action, judgment, suit, cost, expense or disbursement described in the proviso in the immediately preceding sentence.

          8.05.    General Immunity.

          (a)       No Responsibility for Certain Matters. The Administrative Holder shall not be responsible to any Holder for the execution, effectiveness, genuineness, validity, enforceability, collectibility or sufficiency hereof or any other Note Document or for any representations, warranties, recitals or statements made herein or therein or made in any written or oral statements or in any financial or other statements, instruments, reports or certificates or any other documents furnished or made by any Holders or by or on behalf of any Note Party in connection with the Note Documents and the transactions contemplated thereby or for the financial condition or business affairs of any Note Party or any other Person liable for the payment of any Obligations, nor shall the Administrative Holder be required to ascertain or inquire as to the performance or observance of any of the terms, conditions, provisions, covenants or agreements contained in any of the Note Documents or as to the use of the proceeds of the Notes or as to the existence or possible existence of any Event of Default or Default or to make any disclosures with respect to the foregoing. Anything contained herein to the contrary notwithstanding, Administrative Holder shall not have any liability arising from confirmations of the outstanding amount of the Notes.

          (b)       Exculpatory Provisions. Neither the Administrative Holder, the Collateral Agent, nor any of their respective officers, partners, directors, employees or agents shall be liable to Holders for any action taken or omitted by the Administrative Holder or the Collateral Agent under or in connection with any of the Note Documents except to the extent caused by the Administrative Holder’s or Collateral Agent’s gross negligence or willful misconduct. The Agents shall be entitled to refrain from any act or the taking of any action (including the failure to take an action) in connection herewith or any of the other Note Documents or from the exercise of any power, discretion or authority vested in it hereunder or thereunder unless and until the Administrative Holder shall have received instructions in respect thereof from the Required Holders (or such other Holders as may be required to give such instructions under Section 9.01) and, upon receipt of such instructions from the Required Holders (or such other Holders, as the case may be), the Agents shall be entitled to act or (where so instructed) refrain from acting, or to exercise such power, discretion or authority, in accordance with such instructions. Without prejudice to the generality of the foregoing, (i) each Agent shall be entitled to rely, and shall be fully protected in relying, upon any communication, instrument or document believed by it to be genuine and correct and to

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have been signed or sent by the proper Person or Persons, and shall be entitled to rely and shall be protected in relying on opinions and judgments of attorneys (who may be attorneys for Issuer and/or other Note Parties), accountants, experts and other professional advisors selected by it; and (ii) no Holder shall have any right of action whatsoever against the Admin Holder as a result of its acting or (where so instructed) refraining from acting hereunder or any of the other Note Documents in accordance with the instructions of the Required Holders (or such other Holders as may be required to give such instructions under Section 9.01).

          (c)      Delegation of Duties. The Administrative Holder may perform any and all of its duties and exercise its rights and powers under this Agreement or under any other Note Document by or through any one or more sub-agents appointed by the Administrative Holder. The Administrative Holder and any such sub-agent may perform any and all of its duties and exercise its rights and powers by or through their respective Affiliates. The exculpatory, indemnification and other provisions of this Agreement (including Section 8.02) shall apply to the Affiliates of the Administrative Holder. All of the rights, benefits, and privileges (including the exculpatory and indemnification provisions) of this Section 8.02 shall apply to any such subagent and to the Affiliates of any such sub-agent, and shall apply to their respective activities as sub-agent as if such sub-agent and Affiliates were named herein. Notwithstanding anything herein to the contrary, with respect to each sub-agent appointed by Administrative Holder, (i) such sub-agent shall be a third party beneficiary under this Agreement with respect to all such rights, benefits and privileges (including exculpatory rights and rights to indemnification) and shall have all of the rights and benefits of a third party beneficiary, including an independent right of action to enforce such rights, benefits and privileges (including exculpatory rights and rights to indemnification) directly, without the consent or joinder of any other Person, against any or all of the Note Parties and the Holders, (ii) such rights, benefits and privileges (including exculpatory rights and rights to indemnification) shall not be modified or amended without the consent of such sub-agent, and (iii) such sub-agent shall only have obligations to Administrative Holder and not to any Note Party, Holder or any other Person and no Note Party, Holder or any other Person shall have any rights, directly or indirectly, as a third party beneficiary or otherwise, against such sub-agent.

          8.06.    Successor Administrative Holder. The Administrative Holder may resign at any time by giving twenty days’ prior written notice thereof to the Holders and the Issuer. Upon any such notice of resignation, the Required Holders shall have the right to appoint a successor Administrative Holder. The Administrative Holder’s resignation shall become effective on the earlier of (a) twenty days after delivery by the Administrative Holder of the notice referred to in the first sentence of this Section 8.06 and (b) the date on which a successor Administrative Holder shall have been appointed (the “Resignation Date”). On the Resignation Date, such retiring Administrative Holder shall be discharged from its duties and obligations hereunder. After any retiring Administrative Holder’s resignation hereunder as Administrative Holder, the provisions of this Article VIII shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Administrative Holder hereunder.

ARTICLE IX.
MISCELLANEOUS

          9.01.    Amendments, Etc. No amendment or waiver of any provision of this Agreement or any other Note Document, and no consent to any departure by the Parent or the Issuer therefrom, shall be effective unless in writing signed by the Parent, the Issuer and the Required Holders, and each such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; provided that without the written consent of each Holder affected thereby, no such amendment, waiver or consent shall:

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          (a)       postpone any date fixed by Section 2.02, Section 2.03 or Section 2.04(c) for any payment of the principal amount or interest due to the Holders (or any of them);

          (b)       reduce the principal or principal amount of, or the rate of interest specified herein on, any Note, or any other amounts payable hereunder or under any other Note Document; provided that only the consent of the Required Holders shall be necessary to amend the definition of “Default Rate” or to waive any obligation of the Issuer to pay interest at the Default Rate;

          (c)       change Section 2.07 or any other provision herein in a manner that would alter the pro rata sharing of payments required thereby;

          (d)       change any provision of this Section or the definition of “Required Holders” or any other provision hereof specifying the number, identity or percentage of Holders required to amend, waive or otherwise modify any rights hereunder or make any determination or grant any consent hereunder;

          (e)       release all or substantially all of the Collateral securing the Notes or release all or substantially all of the Guarantors from their obligations under the Note Documents;

          (f)       alter any provisions, or waive any payment, with respect to any prepayment or redemption of the Notes, including providing for any such prepayment or redemption on any basis other than pro rata based on the Total Outstandings;

          (g)       waive a Default or an Event of Default in the payment of principal of, or interest or premium, if any, on the Notes;

          (h)       make any Note payable in any currency other than U.S. Dollars;

          (i)        impair the right of any Holder to institute suit for the enforcement of any payment on or with respect to the Notes; and

          (j)        except as expressly permitted herein, consent to the assignment or transfer by any Note Party of any of their rights or obligations under this Agreement or any other Note Document;

and provided, further, that no amendment, waiver or consent shall, unless in writing and signed by the Collateral Agent or the Administrative Holder in addition to the Holders required above and the Issuer, affect the rights or duties of the Collateral Agent or the Administrative Holder respectively under this Agreement or any other Note Document.

          9.02.    Notices and Other Communications; Facsimile Copies.

          (a)        General. Unless otherwise expressly provided herein, all notices and other communications provided for hereunder shall be in writing or by any telecommunication device capable of creating a written record (including electronic mail and facsimile transmission). All such written notices shall be mailed, e-mailed, faxed or delivered to the applicable address or facsimile number, and all notices and other communications expressly permitted hereunder to be given by telephone shall be made to the applicable telephone number, as follows:

          (i)       if to the Issuer, the Administrative Holder or the Collateral Agent, to the address, the e-mail address, facsimile number or telephone number specified for such Person on Schedule 9.02 or to such other address, the e-mail address, facsimile number or telephone number as shall be designated by such party in a notice to the other parties; and

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          (ii)       if to any Holder, to the address, the e-mail address, facsimile number or telephone number specified from time to time by such Holder to the Issuer and the Administrative Holder or to such other address, the e-mail address, facsimile number or telephone number as shall be designated by such party in a notice to the Issuer and the Administrative Holder.

          All such notices and other communications shall be deemed to be given or made upon the earlier to occur of (i) the actual receipt thereof by the relevant party hereto and (ii) (A) if delivered by hand or by courier, when signed for by or on behalf of the relevant party hereto; (B) if delivered by mail, four (4) Business Days after deposit in the mails, postage prepaid; and (C) if delivered by facsimile, when sent and receipt has been confirmed by telephone; provided that notices and other communications to the Administrative Holder or the Collateral Agent pursuant to Article II shall not be effective until actually received by the Administrative Holder and the Collateral Agent. In no event shall a voicemail message be effective as a notice, communication or confirmation hereunder.

          (b)        Effectiveness of Facsimile Documents and Signatures. Note Documents may be transmitted and/or signed by facsimile. The effectiveness of any such documents and signatures shall, subject to applicable Law, have the same force and effect as manually-signed originals and shall be binding on each applicable Note Party, the Collateral Agent, the Administrative Holder and the Holders. The Administrative Holder may also require that any such documents and signatures be confirmed by a manually-signed original thereof; provided that the failure to request or deliver the same shall not limit the effectiveness of any facsimile document or signature.

          (c)        Reliance by the Administrative Holder and the Holders. The Administrative Holder and the Holders shall be entitled to rely and act upon any notices given by or on behalf of the Issuer even if (i) such notices were not made in a manner specified herein, were incomplete or were not preceded or followed by any other form of notice specified herein, or (ii) the terms thereof, as understood by the recipient, varied from any confirmation thereof, so long as, in each case, such notice is issued by a Responsible Officer of the Issuer or by a Person or Persons reasonably believed in good faith by the Holders to be Responsible Officers of the Issuer. The Issuer shall indemnify each Indemnitee from all losses, costs, expenses and liabilities resulting from the reliance by such Person on each notice purportedly given by or on behalf of the Issuer. All telephonic notices to and other communications with the Administrative Holder may be recorded by the Administrative Holder, and each of the parties hereto hereby consents to such recording.

          9.03.    No Waiver; Cumulative Remedies. No failure by any Holder, the Collateral Agent or the Administrative Holder to exercise, and no delay by any such Person in exercising, any right, remedy, power or privilege hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege, subject to the terms of applicable Law. The rights, remedies, powers and privileges herein provided are cumulative and not exclusive of any rights, remedies, powers and privileges provided by law.

          9.04.    Payment of Expenses. The Parent and the Issuer jointly and severally agree (a) to pay or reimburse the Agents and any Holder for all its reasonable and documented out of pocket costs and expenses incurred in connection with any amendment, supplement or modification to this Agreement and the other Note Documents, entered into at the request of any Note Party (in each case, whether or not the transactions contemplated thereby shall be consummated), including the Attorney Costs of one principal counsel for the Required Holders and the Agents, (b) to pay or reimburse each Holder and the Agents for all their costs and expenses incurred in connection with the enforcement or preservation of any rights under this Agreement, the other Note Documents and any other documents prepared in connection herewith or therewith, including without limitation, Attorney Costs of one principal counsel (unless such

49

principal counsel may not represent all Holders as a result of a conflict of interest of such Holders with respect to the Obligations) for all Holders, and Attorney Costs for counsel to the Agents, (c) to pay, indemnify, or reimburse each Holder and the Agents for, and hold each Holder and the Agents harmless from, any and all costs and reasonable expenses of perfecting and recording the Liens granted with respect to the Collateral, including all recording and filing fees, and any and all liabilities with respect to, or resulting from any delay in paying delinquent or non-payment of any stamp, excise and similar taxes, if any, which may be payable or determined to be payable in connection with the execution and delivery of, or consummation or administration of any of the transactions contemplated by, or any amendment, supplement or modification of, or any waiver or consent under or in respect of, this Agreement, the other Note Documents and any such other documents, and (d) to pay, indemnify or reimburse each Holder, the Agents, their respective Affiliates, and their respective officers, directors, trustees, employees, advisors, agents and controlling Persons (each, an “Indemnitee”) for, and hold each Indemnitee harmless from and against, any and all other liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever with respect to the execution, delivery, enforcement, performance and administration of this Agreement, the other Note Documents and any such other documents, whether direct, indirect or consequential and whether based on any Laws (including securities and environmental Laws), that may be imposed on, incurred by, or asserted against any such Indemnitee, in any manner relating to or arising out of any Note Documents or the transactions contemplated hereby or thereby (including the Holders’ agreement to receive the Notes hereunder), including, without limitation, the fees and disbursements and other charges of legal counsel in connection with claims, actions or proceedings by any Indemnitee against the Issuer hereunder (all the foregoing in this clause (d), collectively, the “Indemnified Liabilities”), provided that the Parent and the Issuer shall have no obligation hereunder to any Indemnitee with respect to Indemnified Liabilities to the extent such Indemnified Liabilities are found by a final and nonappealable decision of a court of competent jurisdiction to have resulted from the gross negligence or willful misconduct of such Indemnitee. All amounts due under this Section shall be payable promptly after written demand therefor. Statements payable by the Issuer pursuant to this Section shall be submitted to the Issuer at the address of the Issuer set forth in Schedule 9.02, or to such other Person or address as may be hereafter designated by the Issuer in a notice to the Holders and the Administrative Holder. To the extent that the undertakings to defend, indemnify, pay and hold harmless set forth in this Section 9.04 may be unenforceable in whole or in part because they are violative of any law or public policy, the applicable Note Party shall contribute the maximum portion that it is permitted to pay and satisfy under applicable law to the payment and satisfaction of all Indemnified Liabilities incurred by Indemnitees or any of them. The agreements in this Section shall survive repayment of the Notes and all other amounts payable hereunder. Notwithstanding the foregoing, this Section (other than clause (c) above) shall not apply to any tax-related matter.

          9.05.    Payments Set Aside. To the extent that any payment by or on behalf of the Issuer is made to the Administrative Holder or any Holder, or the Administrative Holder, or any Holder exercises its right of set-off, and such payment or the proceeds of such set-off or any part thereof is subsequently invalidated, declared to be fraudulent or preferential, set aside or required (including pursuant to any settlement entered into by the Administrative Holder or such Holder in its discretion) to be repaid to a trustee, receiver or any other party, in connection with any proceeding under any Debtor Relief Law or otherwise, then (a) to the extent of such recovery, the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such set-off had not occurred, and (b) each Holder severally agrees to pay to the Administrative Holder upon demand its applicable share of any amount so recovered from or repaid by the Administrative Holder, plus interest thereon from the date of such demand to the date such payment is made at a rate per annum equal to the Federal Funds Rate from time to time in effect.

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          9.06.    Successors and Assigns.

          (a)        Conditions to Assignment by Holders.

          (i)       at any time, (x) each Holder may transfer, sell or otherwise assign its Notes in whole or in part to (A) any of its Affiliates, (B) Sachs, (C) any Triarc Affiliated Party and (D) any Person that any individual could transfer, sell or otherwise assign its Notes to if such individual were a Holder under clause (y) below and (y) each Holder who is an individual may transfer, sell or otherwise assign all or a portion of his Notes to (1) an individual who is a member of such Holder’s Immediate Family, (2) the heirs or legal representatives of any such deceased Holder, (3) a trust, corporation, partnership or limited liability company, all of the beneficial interests in which shall be held by such Holder or such Holder’s Immediate Family members or such deceased Holder’s heirs or legal representatives (provided that during the period that any such trust, corporation, partnership or limited liability company holds any right, title or interest in any Notes, no Person other than such Holder or such Holder’s Immediate Family members or such deceased Holder’s heirs or legal representatives may be or may become trustees, beneficiaries, stockholders, partners or members thereof) or (4) any Affiliate of a Purchaser (the persons referred to in clauses (x) and (y) are each referred to hereinafter as a “Permitted Transferee”) and (z) any Permitted Transferee of Notes pursuant to this Section 9.06(a)(i) may transfer, sell or otherwise assign its Notes pursuant to this Section 9.06(a)(i) to the transferring Holder of such Notes (the “Transferor”) or to another Permitted Transferee of such Transferor;

          (ii)       on and after the earlier of (x) the six-month anniversary of the Closing Date and (y) the date on which an aggregate principal amount equal to $[_______] of the Notes are either prepaid or are purchased by one or more Holders of Series A Notes pursuant to Section 2.9(b) of the Intercreditor Agreement (the “Assignment Trigger Date”), each Holder may assign, sell or otherwise transfer its Notes, in whole or in part, to any Eligible Holder other than a Restricted Entity;

provided, in each case of any assignment, sale or other transfer pursuant to clauses (i) or (ii) above that (A) each of the Issuer and the Administrative Holder shall have been given prior written notice of such transfer, sale or assignment,(B) each such transfer, sale or assignment shall be in a minimum principal amount of $500,000 or such lesser amount consented to by the Issuer and the Administrative Holder, and (C) the parties to such transfer, sale or assignment shall execute and deliver to the Issuer (with a copy to the Administrative Agent), for recording in the Register (as hereinafter defined) an Assignment and Assumption, together with any Notes subject to such assignment. Upon such execution, delivery, acceptance and recording, from and after the effective date specified in each Assignment and Assumption, which effective date shall be at least five (5) Business Days after the execution thereof, (1) the assignee thereunder shall be a party hereto and, to the extent provided in such Assignment and Assumption, have the rights and obligations of a Holder hereunder, and (2) the assigning Holder thereunder shall, to the extent provided in such Assignment and Assumption, be released from its obligations under this Agreement.

          (b)        Certain Representations and Warranties; Limitations; Covenants. By executing and delivering an Assignment and Assumption, the parties to the assignment thereunder confirm to and agree with each other and the other parties hereto as follows:

          (i)       the assignee under such Assignment and Assumption is acquiring Notes for its own account, for investment and not with a view to any distribution thereof within the meaning of the Securities Act;

51

          (ii)       such assignee (A) understands that the Notes have not been and will not be registered under the Securities Act and the Notes are being issued by the Issuer in a transaction exempt from the registration requirements of the Securities Act and (B) agrees that it will not sell all or any part of the Notes and the Notes may not be offered or sold, except pursuant to effective registration statements under the Securities Act or pursuant to applicable exemptions from registration under the Securities Act and in compliance with applicable State laws;

          (iii)      such assignee further understands that the exemption from registration afforded by Rule 144 (the provisions of which are known to the assignee) promulgated under the Securities Act depends on the satisfaction of various conditions, and that, if applicable, Rule 144 may afford the basis for sales only in limited amounts;

          (iv)      such assignee is an “Accredited Investor” (as defined in Rule 501(a) under the Securities Act). The financial position of such assignee is such that it can afford to bear the economic risk of holding the Notes. Such assignee can afford to suffer the complete loss of its investment in the Notes. The knowledge and experience of such assignee in financial and business matters is such that it is capable of evaluating the risks of the investment in the Notes. Such assignee acknowledges that no representations, express or implied, are being made with respect to the Issuer or any of its Subsidiaries, the Notes or otherwise, other than those expressly set forth herein.

          (v)       Except as disclosed in writing by each assignee, the source of funds to be used by such assignee to pay the purchase price of the Notes purchased by such assignee hereunder does not include assets of any employee benefit plan (other than a plan exempt from the coverage of ERISA) or plan or any other entity the assets of which consist of “plan assets” as defined in Department of Labor regulation Section 2510.3 -101. As used herein, the term “employee benefit plan” shall have the meaning assigned to such term in Section 3 of ERISA, and the term “plan” shall have the meaning assigned thereto in Section 4975(e)(1) of the Code.

          (vi)      other than the representation and warranty that it is the legal and beneficial owner of the interest being assigned thereby free and clear of any adverse claim, the assigning Holder makes no representation or warranty, express or implied, and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with this Agreement or the execution, legality, validity, enforceability, genuineness, sufficiency or value of this Agreement, the other Note Documents or any other instrument or document furnished pursuant hereto or the attachment, perfection or priority of any security interest or mortgage,

          (vii)     the assigning Holder makes no representation or warranty and assumes no responsibility with respect to the financial condition of the Issuer and its Subsidiaries or any other Person primarily or secondarily liable in respect of any of the Obligations, or the performance or observance by the Note Parties or any other Person primarily or secondarily liable in respect of any of the Obligations of any of its obligations under this Agreement or any of the other Note Documents or any other instrument or document furnished pursuant hereto or thereto;

          (viii)    such assignee confirms that it has received a copy of this Agreement, together with copies of the most recent financial statements referred to in Section 5.01 and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into such Assignment and Assumption;

          (ix)       such assignee will, independently and without reliance upon the assigning Holder, the Administrative Holder or any other Holder and based on such documents and

52

information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement;

          (x)       such assignee appoints and authorizes the Agents to take such action as agent on its behalf and to exercise such powers under this Agreement and the other Note Documents as are delegated to the Agents by the terms hereof or thereof, together with such powers as are reasonably incidental thereto;

          (xi)      such assignee agrees that it will perform in accordance with this Agreement and the other Note Documents all of the obligations that by the terms thereof are required to be performed by it as a Holder;

          (xii)      such assignee represents and warrants that it is legally authorized to enter into such Assignment and Assumption; and

          (xiii)     such assignee acknowledges that it has complied with the provisions of Section 9.11 to the extent applicable.

          (c)        Register. The Issuer shall maintain a copy of each Assignment and Assumption delivered to it and a register for the recordation of the names and addresses of the Holders, and of the principal amounts of the Notes (and any interest thereon) owing to, each Holder pursuant to the terms hereof from time to time (the “Register”). The entries in the Register shall be conclusive absent demonstrable error, and the Issuer, the Administrative Holder and the Holders may treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Holder hereunder for all purposes of this Agreement, notwithstanding notice to the contrary. The Register shall be available for inspection by the Issuer, the Administrative Holder and any Holder, at any reasonable time and from time to time upon reasonable prior notice.

          (d)        New Notes. Upon its receipt of an Assignment and Assumption executed by the parties to such assignment, the Issuer shall (i) record the information contained therein in the Register and (ii) give prompt notice thereof to the Issuer and the Holders (other than the assigning Holder). Promptly after the effectiveness of any assignment by any Holder of all or any portion of such Holder’s Notes, the Issuer (at its expense) shall execute and deliver (x) to the assignee Holder, one or more Notes in an aggregate principal amount equal to the aggregate principal amount of Notes assigned to such assignee Holder and (y) to the assignor Holder, one or more Notes in an aggregate principal amount equal to the aggregate principal amount, if any, of the Notes delivered by such Assignor Holder to the Issuer that were not assigned to such assignee Holder.

          (e)        Participations. Any Holder may from time to time and at any time, without the consent of any Note Party, sell participations in all or any portion of such Holder’s Notes to any other Person (other than a Restricted Entity) that invests in notes, loans, or similar securities; provided that the terms of any such participation shall not entitle the participant to direct such Holder as to the manner in which it votes in connection with any amendment, supplement or other modification of this Agreement or any waiver or consent with respect to any departure from the terms hereof, in each case unless and to the extent that the subject matter thereof is one as to which the consent of all Holders is required in order to approve the same.

          (f)        Pledges. Any Holder may from time to time and at any time after the Assignment Trigger Date, without the consent of any Note Party, pledge, collaterally assign or grant a security interest in all or any portion of such Holder’s Notes to any other Person (other than a Restricted Entity); provided that no such pledge, collateral assignment or grant of security interest shall act as a substitution of the

53

applicable pledgee or assignee for such Holder as a party to this Agreement or any other Note Document except, in the case of a subsequent foreclosure, if such foreclosure is made in compliance with the other provisions of this Section 9.06.

          (g)        Assignment by the Issuer. Neither the Parent nor the Issuer shall assign or transfer any of their respective rights or obligations under this Agreement or any of the other Note Documents without the prior written consent of the Administrative Holder and each of the Holders.

          (h)        Satisfaction of Indemnification Obligations. Notwithstanding anything to the contrary contained in this Agreement, any Holder may from time to time, without the consent of any Note Party, assign, transfer or deliver all or any portion of such Holder’s Notes to the Parent or any of its Subsidiaries in satisfaction, in whole or in part, of such Holder’s indemnification obligations under the Merger Agreement in accordance with the terms thereof.

          9.07.    Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

          9.08.    Integration. This Agreement, together with the other Note Documents, comprises the complete and integrated agreement of the parties on the subject matter hereof and thereof and supersedes all prior agreements, written or oral, on such subject matter. In the event of any conflict between the provisions of this Agreement and those of any other Note Document, the provisions of this Agreement shall control; provided that the inclusion of supplemental rights or remedies in favor of the Agents or Holders in any other Note Document shall not be deemed a conflict with this Agreement. Each Note Document was drafted with the joint participation of the respective parties thereto and shall be construed neither against nor in favor of any party, but rather in accordance with the fair meaning thereof.

          9.09.    Survival of Representations and Warranties. All representations and warranties made hereunder and in any other Note Document or other document delivered pursuant hereto or thereto or in connection herewith or therewith shall survive the execution and delivery hereof and thereof. Such representations and warranties have been or will be relied upon by the Administrative Holder and each Holder, regardless of any investigation made by the Administrative Holder or any Holder or on their behalf and notwithstanding that the Administrative Holder or any Holder may have had notice or knowledge of any Default or Event of Default at the time any Note is purchased hereunder, and shall continue in full force and effect as long as any Note or any other Obligation hereunder shall remain unpaid or unsatisfied.

          9.10.   Severability. If any provision of this Agreement or the other Note Documents is held to be illegal, invalid or unenforceable, (a) the legality, validity and enforceability of the remaining provisions of this Agreement and the other Note Documents shall not be affected or impaired thereby and (b) the parties shall endeavor in good faith negotiations to replace the illegal, invalid or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the illegal, invalid or unenforceable provisions. The invalidity of a provision in a particular jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

          9.11.   Tax Forms.

          (a)       Each Holder that is not a “United States person” within the meaning of Section 7701(a)(30) of the Code (a “Foreign Holder”) shall deliver to the Issuer and the Administrative Holder, prior to receipt of any payment subject to withholding under the Code (or upon accepting an assignment of an interest herein) or upon the reasonable request of the Issuer or the Administrative Holder, two duly signed completed copies of either IRS Form W-8BEN or any successor thereto (relating to such Foreign

54

Holder and entitling it to an exemption from or reduction of withholding tax on all payments to be made to such Foreign Holder by the Issuer pursuant to this Agreement) or IRS Form W-8ECI or any successor thereto (relating to all payments to be made to such Foreign Holder by the Issuer pursuant to this Agreement) or, in the case of a Foreign Holder claiming exemption from U.S. withholding tax under Section 871(h) or 881(c) of the Code with respect to payments of “portfolio interest,” a Form W-8BEN or any successor thereto (and, if such Foreign Holder delivers a Form W-8, a certificate representing that such Foreign Holder is not a bank for purposes of Section 881(c) of the Code, is not a 10-percent shareholder (within the meaning of Section 871(h)(3)(B) of the Code) of the Issuer and is not a controlled foreign corporation related to the Issuer (within the meaning of Section 864(d)(4) of the Code)) claiming complete exemption from U.S. withholding tax. Thereafter and from time to time, each such Foreign Holder shall (A) promptly submit to the Issuer and the Administrative Holder such additional duly completed and signed copies of one of such forms (or such successor forms as shall be adopted from time to time by the relevant United States taxing authorities) as may then be required under then current United States laws and regulations to avoid or reduce, or such evidence as is satisfactory to the Issuer and the Administrative Holder of any available exemption from or reduction of, United States withholding taxes in respect of all payments to be made to such Foreign Holder by the Issuer pursuant to this Agreement, (B) promptly notify the Issuer and the Administrative Holder of any change in circumstances which would modify or render invalid any claimed exemption and (C) upon the Issuer’s request, take such steps as shall not be disadvantageous to it, in the reasonable judgment of such Holder, and as may be reasonably necessary to avoid any requirement of applicable Laws that the Issuer make any deduction or withholding for taxes from amounts payable to such Foreign Holder. Notwithstanding anything to the contrary herein, a Foreign Holder shall not be required to deliver any form pursuant to this Section 9.11(a) that it is not entitled or otherwise legally able to deliver.

          (b)       Each Holder that is a “United States person” within the meaning of Section 7701(a)(30) of the Code shall deliver to the Issuer and the Administrative Holder, prior to receipt of any payment subject to withholding under the Code (or upon accepting an assignment of an interest herein) or upon request of the Issuer or the Administrative Holder two duly signed completed copies of IRS Form W-9. Thereafter and from time to time, each such Holder shall (i) promptly submit to the Issuer and the Administrative Holder such additional duly completed and signed copies of such form (or such successor form as shall be adopted from time to time by the relevant United States taxing authorities) as may then be required under then current United States laws and regulations to avoid, or such evidence as is satisfactory to the Issuer and the Administrative Holder of any available exemption from, United States backup withholding taxes in respect of all payments to be made to such Holder by the Issuer pursuant to this Agreement, (ii) promptly notify the Issuer and the Administrative Holder of any change in circumstances which would modify or render invalid any claimed exemption, and (iii) upon the Issuer’s request, take such steps as shall not be disadvantageous to it, in the reasonable judgment of such Holder, and as may be reasonably necessary to avoid any requirement of applicable Laws that the Issuer make any deduction or withholding for taxes from amounts payable to such Holder. If such Holder fails to deliver such forms, then the Issuer may withhold from any payment to such Holder an amount equivalent to the applicable back-up withholding tax imposed by the Code.

          (c)       If any Governmental Authority asserts that the Administrative Holder did not properly withhold or backup withhold, as the case may be, any tax or other amount from payments made to or for the account of any Holder, such Holder shall indemnify the Administrative Holder therefor, including all penalties and interest, any taxes imposed by any jurisdiction on the amounts payable to the Administrative Holder under this Section, and costs and expenses (including Attorney Costs) of the Administrative Holder. The obligation of the Holders under this Section shall survive the repayment of all other Obligations hereunder and the resignation of the Administrative Holder. Nothing contained in this Section 9.11(c) shall alter or otherwise affect the indemnification obligations set forth in Section 3.01.

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          9.12.   Governing Law; Consent to Jurisdiction.

          (a)       THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK APPLICABLE TO AGREEMENTS MADE AND TO BE PERFORMED ENTIRELY WITHIN SUCH STATE; PROVIDED THAT THE COLLATERAL AGENT AND EACH HOLDER SHALL RETAIN ALL RIGHTS ARISING UNDER FEDERAL LAW.

          (b)       THE PARTIES HERETO HEREBY CONSENT, UNCONDITIONALLY AND IRREVOCABLY, TO THE NONEXCLUSIVE JURISDICTION OF THE FEDERAL AND STATE COURTS OF THE STATE OF NEW YORK AND WAIVE ANY OBJECTION BASED ON VENUE OR FORUM NON CONVENIENS WITH RESPECT TO ANY PROCEEDING RELATING TO ANY MATTER, CLAIM OR DISPUTE ARISING UNDER THIS AGREEMENT, THE OTHER NOTE DOCUMENTS OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER IN CONTRACT, TORT, EQUITY OR OTHERWISE OTHER THAN PURSUIT OF A JUDGMENT ON A NOTE WHERE SUIT IS ALSO BROUGHT IN THE STATE WHERE ANY COLLATERAL IS LOCATED TO TAKE JURISDICTION OF SUCH COLLATERAL. THE PARENT AND THE ISSUER FURTHER CONSENT, GENERALLY, UNCONDITIONALLY AND IRREVOCABLY, TO THE NONEXCLUSIVE JURISDICTION OF THE STATE AND FEDERAL COURTS OF EACH STATE WHERE ANY COLLATERAL IS LOCATED IN RESPECT OF ANY PROCEEDING RELATING TO ANY MATTER, CLAIM OR DISPUTE ARISING WITH RESPECT TO SUCH COLLATERAL INCLUDING BUT NOT LIMITED TO FORECLOSURES, AND THE PARENT AND THE ISSUER AGREE THAT COLLATERAL AGENT AND HOLDERS SHALL HAVE THE RIGHT TO BRING ANY ACTION OR PROCEEDING AGAINST THE PARENT AND THE ISSUER OR THEIR PROPERTY IN THE COURTS OF ANY OTHER JURISDICTION WHICH THE COLLATERAL AGENT OR HOLDERS DEEM NECESSARY OR APPROPRIATE IN ORDER TO REALIZE ON THE COLLATERAL OR OTHER SECURITY FOR THE OBLIGATIONS OR TO OTHERWISE ENFORCE ITS RIGHTS AGAINST THE PARENT OR THE ISSUER’S PROPERTY. THE PARENT AND THE ISSUER FURTHER IRREVOCABLY WAIVE PERSONAL SERVICE OF ANY AND ALL PROCESS UPON THEM AND CONSENT TO THE SERVICE OF PROCESS, GENERALLY, UNCONDITIONALLY AND IRREVOCABLY, AT THE ADDRESSES SET FORTH HEREIN IN CONNECTION WITH ANY OF THE AFORESAID PROCEEDINGS IN ACCORDANCE WITH THE RULES APPLICABLE TO SUCH PROCEEDINGS. TO THE EXTENT PERMITTED BY APPLICABLE LAW, THE PARENT AND THE ISSUER HEREBY IRREVOCABLY WAIVE ANY OBJECTION WHICH THEY MAY NOW HAVE OR HAVE IN THE FUTURE TO THE LAYING OF VENUE IN RESPECT OF ANY OF THE AFORESAID PROCEEDINGS BROUGHT IN THE COURTS REFERRED TO ABOVE AND AGREE NOT TO PLEAD OR CLAIM IN ANY SUCH COURT THAT ANY SUCH ACTION OR PROCEEDING BROUGHT IN ANY SUCH COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM. NOTHING HEREIN SHALL AFFECT THE RIGHT OF THE COLLATERAL AGENT AND THE HOLDERS TO SERVE PROCESS IN ANY MANNER PERMITTED BY LAW OR TO COMMENCE PROCEEDINGS OR OTHERWISE PROCEED AGAINST ANY BORROWER IN ANY JURISDICTION. To the extent that the Parent or the Issuer has or may hereafter acquire any immunity from the jurisdiction of any court or from any legal process (whether through service or notice, attachment prior to judgment, attachment in aid of execution, execution or otherwise) with respect to the Parent or the Issuer or their respective property, the Parent and the Issuer hereby irrevocably waive such immunity in respect of their respective obligations under this Agreement.

          9.13.   Waiver of Right to Trial by Jury and Other Rights. TO THE MAXIMUM EXTENT PERMITTED BY LAW, EACH PARTY HERETO HEREBY KNOWINGLY, VOLUNTARILY AND

56

INTENTIONALLY WAIVES THE RIGHT TO TRIAL BY JURY AND ANY RIGHT OR CLAIM TO ANY CONSEQUENTIAL DAMAGES, EXEMPLARY DAMAGES, EXPECTANCY DAMAGES, SPECIAL DAMAGES AND GENERAL DAMAGES IN RESPECT OF ANY LITIGATION BASED HEREON, ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT, OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENT (WHETHER VERBAL OR WRITTEN) OR ACTION OF ANY PARTY OR ANY EXERCISE BY ANY PARTY OF ITS RESPECTIVE RIGHTS HEREUNDER OR IN ANY WAY RELATING TO ANY NOTE OR ANY PROPERTY (INCLUDING ANY ACTION TO RESCIND OR CANCEL THIS AGREEMENT, AND ANY CLAIM OR DEFENSE ASSERTING THAT THIS AGREEMENT WAS FRAUDULENTLY INDUCED OR IS OTHERWISE VOID OR VOIDABLE). THIS WAIVER IS A MATERIAL INDUCEMENT FOR THE PARTIES HERETO TO ENTER INTO THIS AGREEMENT AND TO CONSUMMATE THE TRANSACTIONS CONTEMPLATED HEREUNDER.

          9.14.   Time of the Essence. For all payments to be made and all obligations to be performed under the Note Documents, time is of the essence.

[Remainder of Page Intentionally Left Blank]

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          IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first above written.

PARENT:

DEERFIELD TRIARC CAPITAL CORP.

By:
Name:
Title:

ISSUER:

DEERFIELD & COMPANY LLC

By:
Name:
Title:

[SIGNATURE PAGE TO SERIES A NOTE AGREEMENT]

PURCHASERS:

SACHS CAPITAL MANAGEMENT LLC (OR ONE
OR MORE OF ITS AFFILIATES)

By:
Name:
Title:

SCOTT R. ROBERTS (OR ONE OR MORE OF HIS
AFFILIATES)

[SIGNATURE PAGE TO SERIES B NOTE AGREEMENT]

COLLATERAL AGENT

TRIARC DEERFIELD HOLDINGS, LLC

By:
Name:
Title:

ADMINISTRATIVE HOLDER:

SACHS CAPITAL MANAGEMENT LLC (OR ONE
OR MORE OF ITS AFFILIATES)

By:
Name:
Title:

[SIGNATURE PAGE TO SERIES B NOTE AGREEMENT]

EXHIBIT A

FORM OF NOTE

THIS NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY OTHER APPLICABLE SECURITIES LAWS. IT MAY NOT BE SOLD OR OTHERWISE TRANSFERRED UNDER CIRCUMSTANCES THAT WOULD RESULT IN A VIOLATION OF THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT OF 1933 OR SUCH OTHER LAWS.

DEERFIELD & COMPANY LLC
DFR MERGER COMPANY, LLC

SERIES B SENIOR SECURED NOTE DUE DECEMBER 21, 2012

[Purchaser][Holder]: [NAME OF [[PURCHASER][HOLDER]]		New York, New York
Face Amount:	[$ ]	_____________,

     FOR VALUE RECEIVED, each of the undersigned, DFR Merger Company, LLC, an Illinois limited liability company (“Buyer Sub”), and Deerfield & Company LLC, an Illinois limited liability company (“Deerfield & Co.” and, together with the Buyer Sub, the “Issuer”), hereby promises to pay to the [Purchaser][Holder] set forth above (the “[Purchaser][Holder]”), or its registered assigns, the Face Amount set forth above (the “Face Amount”), or, if less, the aggregate unpaid principal amount of this Note, payable at such times, and in such amounts, as are specified in the Note Purchase Agreement referred to below. Capitalized terms used herein and not otherwise defined herein shall have the meanings ascribed to such terms in the Note Purchase Agreement.

     The Issuer promises to pay interest on the unpaid principal amount of this Note from the date made until such principal amount is paid in full, at such interest rates, and payable at such times, as are specified in the Note Purchase Agreement (defined below).

     Both principal and interest are payable via wire transfer of Dollars in immediately available funds to the [Purchaser][Holder].

     This Note is one of the Notes referred to in, and is entitled to the benefits of, the Series B Note Purchase Agreement, dated as of December 21, 2007 (as amended, supplemented or otherwise modified from time to time, the “Note Purchase Agreement”), among the Issuer, Deerfield Triarc Capital Corp., a Maryland corporation (“DFR” or the “Parent”), Triarc Deerfield Holdings, LLC, as collateral agent (in such capacity, the “Collateral Agent”), the Purchasers and Spensyd Asset Management LLLP or one or more affiliates (“SAM”) as administrative holder (in such capacity, the “Administrative Holder”) and each other Holder from time to time party thereto as provided therein.

     Reference is made to the Note Purchase Agreement for a more complete statement of the terms and conditions under which the indebtedness evidenced hereby was made and is to be repaid.

     The Note Purchase Agreement, among other things, (a) provides for the receipt of Notes by the Purchasers in an aggregate principal amount not to exceed at any time outstanding $25,073,444, and (b) contains provisions for acceleration of the maturity of the unpaid principal amount of this Note upon the happening of certain stated events and also for prepayments on account of the principal hereof prior to the maturity hereof upon the terms and conditions therein specified.

     This Note is subject to restrictions on assignment and transfer as provided in the Note Purchase Agreement, and until an Assignment and Assumption effecting the assignment or transfer of this Note shall have been accepted by the Issuer and recorded in the Register, the Issuer and the Administrative Holder shall be entitled to deem and treat the [Purchaser][Holder] as the owner and holder of this Note and the indebtedness evidenced hereby.

     This Note is entitled to the benefits of the Guaranty as provided in the Note Documents, if any, and is secured by the Pledged Collateral as provided in the Note Documents.

     The terms of this Note are subject to amendment only in the manner provided in the Note Purchase Agreement.

     This Note shall be governed by, and construed and interpreted in accordance with, the law of the State of New York.

     IN WITNESS WHEREOF, the Issuer has caused this Note to be executed and delivered by a duly authorized Responsible Officer of such Issuer as of the day and year, and at the place, set forth above.

DFR MERGER COMPANY, LLC

By:	___________________________________ Name: Title:

DEERFIELD & COMPANY LLC

By:	___________________________________ Name: Title:

ANNEX F

REFERENCE IS MADE TO THE INTERCREDITOR AGREEMENT DATED AS OF DECEMBER [__], 2007 (AS AMENDED, RESTATED, SUPPLEMENTED OR OTHERWISE MODIFIED FROM TIME TO TIME, THE “INTERCREDITOR AGREEMENT”), AMONG TRIARC DEERFIELD HOLDINGS, LLC, AND JONATHAN TRUTTER AS HOLDERS OF THE SERIES A NOTES (AS DEFINED THEREIN), GREGORY H. SACHS AND SCOTT A. ROBERTS, AS HOLDERS OF THE SERIES B NOTES (AS DEFINED THEREIN), TRIARC DEERFIELD HOLDINGS, LLC, AS COLLATERAL AGENT, DEERFIELD & COMPANY LLC AND DEERFIELD CAPITAL CORP. NOTWITHSTANDING ANYTHING HEREIN TO THE CONTRARY, THIS INSTRUMENT IS SUBJECT TO THE PROVISIONS OF THE INTERCREDITOR AGREEMENT. IN THE EVENT OF ANY CONFLICT OR INCONSISTENCY BETWEEN THE PROVISIONS OF THE INTERCREDITOR AGREEMENT AND THIS INSTRUMENT, THE PROVISIONS OF THE INTERCREDITOR AGREEMENT SHALL CONTROL.*

DFR MERGER COMPANY, LLC

and

DEERFIELD & COMPANY LLC,

as Issuer

DEERFIELD TRIARC CAPITAL CORP.,

as Parent

THE PURCHASERS PARTY HERETO

and

TRIARC DEERFIELD HOLDINGS, LLC,

as Administrative Holder and Collateral Agent

$[________]
SERIES A SENIOR SECURED NOTES
DUE December __, 2012

SERIES A NOTE PURCHASE AGREEMENT

DATED AS OF DECEMBER__, 2007

Legend to be removed without the consent of any party hereto, as provided in Section 2.1(e) of the Intercreditor Agreement.

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(continued)

(continued)

SCHEDULES

A	Purchasers Aggregate Note Consideration
4.03	Filing Offices
4.06(a)	Company Information
4.06(b)	Subsidiaries
4.07	UCC Matters
6.01(d)	Existing Indebtedness
6.02(b)	Existing Liens
6.10(f)	Existing Investments
9.02	Certain Addresses for Notices

EXHIBITS

A	Form of Note
B	Form of Assignment and Acceptance

NOTE PURCHASE AGREEMENT

          This NOTE PURCHASE AGREEMENT (the “Agreement”) is entered into as of December__, 2007, by and among DFR MERGER COMPANY, LLC, an Illinois limited liability company (“Buyer Sub”), DEERFIELD & COMPANY LLC, an Illinois limited liability company (“Deerfield & Co.” and, together with the Buyer Sub, the “Issuer”), DEERFIELD TRIARC CAPITAL CORP., a Maryland corporation (“DFR” or the “Parent”), TRIARC DEERFIELD HOLDINGS, LLC, as Collateral Agent, the purchasers signatory hereto, as purchasers (in such capacity, the “Purchasers”) TRIARC DEERFIELD HOLDINGS, LLC (“TDH”), as administrative holder (in such capacity, the “Administrative Holder”), and each other Holder (as hereinafter defined) from time to time party hereto as provided herein.

          WHEREAS, DFR, Buyer Sub and Deerfield & Co. have entered into an Agreement and Plan of Merger, dated as of December [__], 2007 (as amended, supplemented or otherwise modified from time to time in accordance with the provisions hereof and thereof, the “Merger Agreement”), with Triarc Companies, Inc., a Delaware corporation, and TDH and the other parties thereto (collectively, “Sellers”), to acquire all of the equity interests in Deerfield & Co. (the “Acquisition”);

          WHEREAS, the Acquisition will be effected by a merger (the “Merger”) of Buyer Sub with and into Deerfield & Co., with Deerfield & Co. surviving the Merger such that the separate existence of Buyer Sub will cease as soon as the Merger becomes effective, and Deerfield & Co. will assume all of the liabilities of Buyer Sub by operation of law (including its obligations hereunder) and thereafter continue as the surviving entity and exist under the name it possessed immediately prior to the Merger. Upon the effectiveness of the Merger, Deerfield & Co. will be an indirect wholly-owned Subsidiary of DFR;

          WHEREAS, the Issuer desires to issue $[__________] aggregate principal amount of Series A Senior Secured Notes due December [_], 2012, in the form attached hereto as Exhibit A (together with any such notes issued in substitution or replacement therefor as provided herein, the “Notes”), to finance, in part, the Merger; and

          WHEREAS each Purchaser has agreed to receive Notes in an aggregate principal amount set forth opposite the name of such Purchaser on Schedule A as payment in full of the Aggregate Note Consideration to be paid to such Purchaser in accordance with the Merger Documentation;

          NOW, THEREFORE, in consideration of the mutual covenants and agreements herein contained, the parties hereto covenant and agree as follows:

ARTICLE I.
DEFINITIONS AND ACCOUNTING TERMS

           1.01.       Defined Terms. As used in this Agreement, the following terms shall have the meanings set forth below:

          “Acquisition” has the meaning specified in the recitals hereto.

          “Administrative Holder” has the meaning specified in the preamble hereto.

          “Affiliate” means, with respect to any Person, (a) any Person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the Person specified, including any Person that is a manager, director or officer of, general partner in, or trustee of, the specified Person, (b) any Person who, directly or indirectly, is the legal or beneficial owner of or Controls 10% or more of any class of Capital Stock of the specified Person, or (c) with respect to TDH,

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solely for the purposes of Section 9.06, the current and former employees of Triarc who, as of the Closing Date, hold profits interests in TDH.

          “Agents” means, collectively, the Administrative Holder and the Collateral Agent.

          “Agreement” means this Note Purchase Agreement.

          “Aggregate Note Consideration” has the meaning assigned to it in the Merger Agreement.

          “Applicable Margin” means, for any day, the rate per annum set forth below opposite the period in which such day occurs:

Period commencing on December __, 2007 and ending on December 31, 2009	5.00%
Period commencing on December 31, 2009 and ending on March 31, 2010	5.50%
Period commencing on March 31, 2010 and ending on June 30, 2010	6.00%
Period commencing on June 30, 2010 and ending on September 30, 2010	6.50%
Period commencing on September 30, 2010 and ending on December 31, 2010	7.00%
Period commencing on December 31, 2010 and ending on March 31, 2011	7.50%
Period commencing on March 31, 2011 and ending on June 30, 2011	8.00%
Period commencing on June 30, 2011 and ending on September 30, 2011	8.25%
Period commencing on September 30, 2011 and ending on December 31, 2011	8.50%
Period commencing on December 31, 2011 and ending on March 31, 2012	8.75%
Period commencing on March 31, 2012 and ending on June 30, 2012	9.00%
Period commencing on June 30, 2012 and ending on September 30, 2012	9.25%
Period commencing on September 30, 2012 and ending on the Maturity Date	9.50%

          “Asset Sale” means any Disposition of any Property (other than any Disposition permitted by clauses (a), (b), (d), (e) or (f) of Section 6.04) by the Parent or any of its Subsidiaries.

          “Assignment and Assumption” means an Assignment and Assumption substantially in the form attached hereto as Exhibit B.

          “Assignment Trigger Date” has the meaning specified in Section 9.06(a)(ii).

          “Attorney Costs” means and includes, subject to any limits with respect thereto, all reasonable and documented fees, out-of-pocket expenses and disbursements of any law firm or other external counsel.

          “Attributable Indebtedness” means, when used with respect to any Sale and Leaseback Transaction, as at the time of determination, the present value (discounted at a rate equivalent to the Parent’s or its Subsidiary’s, as applicable, then-current weighted average cost of funds for borrowed money as at the time of determination, compounded on a semi-annual basis) of the total obligations of the lessee for rental payments during the remaining term of the lease included in any such Sale and Leaseback Transaction.

          “Bankruptcy Code” means Title 11, United States Code.

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          “Business Day” means any day which is not a Saturday or Sunday or a legal holiday and on which banks are not required by law or other governmental action to close (a) in New York, New York, and (b) in the case of a Business Day which relates to the LIBO Rate, in London, England.

          “Capital Expenditures” means for any period, with respect to any Person, the aggregate of all expenditures by such Person for the acquisition or leasing (pursuant to a capital lease) of fixed or capital assets or additions to equipment (including replacements, capitalized repairs and improvements during such period) which are required to be capitalized under GAAP on a balance sheet of such Person; provided that Capital Expenditures shall exclude any capital investments in any CLO, CDO, “warehouse” loan facilities, loan securitization facilities or any other similar credit facilities or investment vehicles.

          “Capital Lease” means, as applied to any Person, any lease of any property (whether real, personal or mixed) by that Person as lessee that, in accordance with GAAP, is or should be accounted for as a capital lease on the balance sheet of that Person.

          “Capital Stock” means, with respect to any Person, any and all shares, interests, participations or other equivalents, including membership interests (however designated, whether voting or nonvoting), of equity of such Person, including, if such Person is a partnership, partnership interests (whether general or limited) and any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of property of, such partnership, whether outstanding on the date hereof or issued after the Closing Date.

          “Cash” means Money or a credit balance in a Deposit Account.

          “Cash Equivalents” means, as of any date of determination (a) marketable securities issued or fully guaranteed or insured by the United States federal government or any agency thereof, (b) certificates of deposit, eurodollar time deposits, overnight bank deposits and bankers’ acceptances of any commercial bank organized under the laws of the United States, any state thereof, the District of Columbia, any foreign bank, or its branches or agencies (fully protected against currency fluctuations) that, at the time of acquisition, are rated at least “A-1” by Standard & Poor’s Ratings Group (“S&P”) or “P-1” by Moody’s Investors Service, Inc. (“Moody’s”), (c) commercial paper of an issuer rated at least “A-1” by S&P or “P-1” by Moody’s and (d) shares of any money market fund that (i) has substantially all of its assets invested continuously in the types of investments referred to in clauses (a), (b) and (c) above, (ii) has net assets whose Dollar equivalent exceeds $250,000,000 and (iii) is rated at least “A-1” by S&P or “P-1” by Moody’s.

          “CDO” has the meaning specified in the definition of “Financial Assets”.

          “Change of Control” means the occurrence of any of the following: (a) any Person or group of Persons (within the meaning of the Securities Exchange Act of 1934, as amended) other than a Permitted Control Person shall have acquired beneficial ownership (within the meaning of Rule 13d-3 of the Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended) of 50% or more of the issued and outstanding Voting Stock of Parent, (b) during the term of this Agreement, Continuing Directors and other Persons whose election to the board of directors of the Parent was approved in writing by TDH or any of its Affiliates cease for any reason other than death or disability to constitute a majority of the directors then in office, or (c) Parent shall cease to own and control all of the economic and voting rights associated with all of the outstanding Capital Stock of the Issuer.

          “CLO” has the meaning specified in the definition of “Financial Assets”.

          “Closing Date” means December [__], 2007.

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          “Code” means the Internal Revenue Code of 1986, as amended.

          “Collateral” means the “Pledge Collateral” as such term is defined in the Guaranty and Pledge Agreement.

          “Collateral Agent” means Triarc Deerfield Holdings, LLC, in its capacity as Collateral Agent and its successors in such capacity.

          “Conflict” or “Conflicting” means, with respect to any Contractual Obligation, Organizational Document, Requirement of Law, Consent or Other Action or any other item, any conflict with, breach of or default under, or any triggering of any remedial rights, benefits, or obligations under or in connection with, the terms of such item.

          “Consent(s) and/or Other Action” means any consent, authorization, Judgment, directive, approval, license, certificate, registration, permit, exemption, filing, notice, declaration or other action by, with or to any Person.

          “Consolidated Amortization Expense” shall mean, for any period, the amortization expense of the Parent and its Subsidiaries (including discount amortization on investments, loans and debt issuance) for such period, determined on a consolidated basis in accordance with GAAP.

          “Consolidated Depreciation Expense” shall mean, for any period, the depreciation expense of the Parent and its Subsidiaries for such period, determined on a consolidated basis in accordance with GAAP.

          “Consolidated EBITDA” means, for any period, Consolidated Net Income of the Parent and its Subsidiaries for such period, adjusted by (x) adding thereto, in each case only to the extent (and in the same proportion) deducted in determining such Consolidated Net Income and without duplication (and with respect to the portion of Consolidated Net Income attributable to any Subsidiary of the Parent or the Issuer only if a corresponding amount would be permitted at the date of determination to be distributed to the Parent or the Issuer by such Subsidiary without prior approval (that has not been obtained), pursuant to the terms of its Organization Documents and all Contractual Obligations and Requirements of Law applicable to such Subsidiary or its equity holders): (a) Consolidated Interest Expense for such period; (b) Consolidated Amortization Expense for such period; (c) Consolidated Depreciation Expense for such period; (d) Consolidated Tax Expense for such period; (e) costs and expenses directly incurred in connection with the Acquisition not to exceed $1,000,000; (f) non-cash stock or option based compensation; and (g) the aggregate amount of all other non-cash charges reducing Consolidated Net Income (excluding any non-cash charge that results in an accrual of a reserve for cash charges in any future period) for such period, and (y) subtracting therefrom, only to the extent (and in the same proportion) included in determining such Consolidated Net Income and without duplication the aggregate amount of all non-cash items (other than any pay-in-kind interest, pay-in-kind dividends, capitalized interest and similar non-cash interest and dividends payable on, or in connection with, Financial Assets) increasing Consolidated Net Income, including any non-cash gains on the sale of Investments (other than the accrual of revenue or recording of receivables in the ordinary course of business) for such period. It is agreed that a reduction in the carrying value of an asset (whether through write-down or write-off or increase in a loan loss or other valuation reserve) constitutes a non-cash item for purposes of this definition.

          “Consolidated Interest Expense” means for any period, the total consolidated interest expense of the Parent and its Subsidiaries for such period with respect to Consolidated Parent Debt plus, without duplication: (a) imputed interest on obligations under any Capital Lease and Attributable Indebtedness of the Parent and its Subsidiaries for such period; (b) commissions, discounts and other fees and charges

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owed by the Parent or any of its Subsidiaries with respect to letters of credit securing financial obligations, bankers’ acceptance financing and receivables financings for such period; (c) amortization of debt issuance costs, debt discount or premium and other financing fees and expenses incurred by the Parent or any of its Subsidiaries for such period; (d) all interest paid or payable with respect to discontinued operations of the Parent or any of its Subsidiaries for such period; (e) the interest portion of any deferred payment obligations of the Parent or any of its Subsidiaries for such period; and (f) all interest on any Indebtedness of the Parent or any of its Subsidiaries of the type described in clause (g) or (h) of the definition of “Indebtedness” for such period.

          “Consolidated Net Income” means for any period, the consolidated net income (or loss) of any Person and its Subsidiaries for such period, determined on a consolidated basis in accordance with GAAP; provided that in calculating Consolidated Net Income of the Parent and its Subsidiaries for any period, there shall be excluded (a) the income (or deficit) of any Person accrued prior to the date it becomes a Subsidiary of the Parent or is merged into or consolidated with the Parent or any of its Subsidiaries, (b) the income (or deficit) of any Person (other than a Subsidiary of the Parent) in which the Parent or any of its Subsidiaries has an ownership interest, except to the extent that any such income is actually received by the Parent or such Subsidiary in the form of dividends or similar distributions and (c) the income (or deficit) of, but not any actual cash dividends received from, any Subsidiary of the Parent, if a corresponding amount would not be permitted at the date of determination to be distributed to the Parent by such Subsidiary without prior approval (that has not been obtained), pursuant to the terms of its Organizational Documents and all Contractual Obligations (other than under any Note Document) and Requirements of Law applicable to such Subsidiary or its equity holders).

          “Consolidated Parent Debt” means, for the Parent and its Subsidiaries, as of any date of determination, the aggregate principal amount of Indebtedness of the type specified in clauses (a), (b), (d), (e) and (f) of the definition of “Indebtedness” and non-contingent obligations of the type specified in clause (c) of such definition, less any such Indebtedness permitted under Section 6.01(b).

          “Consolidated Tax Expense” shall mean, for any period, the tax expense of the Parent and its Subsidiaries, for such period, determined on a consolidated basis in accordance with GAAP.

          “Continuing Director” means a director who either was a member of the board of directors of the Parent on the Closing Date, or who became a director of the Parent subsequent to such date and whose election or nomination for election by the Parent’s shareholders was approved by a majority vote of the Continuing Directors, including those whose election or nomination for election was previously so approved, then on the board, either by a specific vote or by approval of the proxy statement issued by the Parent on behalf of the board of directors in which such person is named as nominee for director.

          “Contractual Obligation” means, as to any Person, any provision of any security issued by such Person or of any agreement, instrument or other undertaking to which such Person is a party or by which it or any of its property is bound.

          “Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise, and the terms “Controlling” and “Controlled” shall have meanings correlative thereto.

          “Customary Permitted Liens” means, with respect to any Person, any of the following Liens:

          (a)       Liens with respect to the payment of taxes, assessments or governmental charges in each case that are not yet due or that are being contested in good faith by appropriate

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proceedings and with respect to which adequate reserves or other appropriate provisions are being maintained in accordance with GAAP;

          (b)      Liens of landlords arising by statute and liens of suppliers, mechanics, carriers, materialmen, warehousemen or workmen and other liens imposed by law and created in the ordinary course of business for amounts not yet due or that are being contested in good faith by appropriate proceedings and with respect to which adequate reserves or other appropriate provisions are being maintained in accordance with GAAP;

          (c)      deposits made in the ordinary course of business in connection with workers’ compensation, unemployment insurance or other types of social security benefits or to secure the performance of bids, tenders, sales, contracts (other than for the repayment of borrowed money) and surety, appeal, customs or performance bonds;

          (d)      encumbrances arising by reason of zoning restrictions, easements, licenses, sublicenses, reservations, covenants, rights-of-way, utility easements, building restrictions and other similar encumbrances on the use of real property not materially detracting from the value of such real property or not materially interfering with the ordinary conduct of the business conducted and proposed to be conducted at such real property;

          (e)      encumbrances arising under leases or subleases of real property that do not, in the aggregate, materially detract from the value of such real property or interfere with the ordinary conduct of the business conducted and proposed to be conducted at such real property;

          (f)      financing statements with respect to a lessor’s rights in and to personal property leased to such Person in the ordinary course of such Person’s business other than through a Capital Lease;

          (g)      licenses of intellectual property granted in the ordinary course of business and not interfering in any material respect with the ordinary conduct of business of such Person; and

          (h)      Liens in connection with a deposit account bank’s right of set-off.

          “DCM” means Deerfield Capital Management LLC, a Delaware limited liability company, a wholly owned subsidiary of Deerfield & Co.

          “TDH” has the meaning specified in the preamble hereto.

          “Debt Issuance” means the Incurrence by the Parent or any of its Subsidiaries of Indebtedness permitted by Section 6.01(i).

          “Debtor Relief Laws” means the Bankruptcy Code, and all other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization, or similar debtor relief Laws of the United States or other applicable jurisdictions from time to time in effect and affecting the rights of creditors generally.

          “Deerfield SPE Documents” means the management agreements, collateral management agreements, portfolio management agreements, investment management agreements, limited liability company agreements, limited partnership agreements, subscription agreements and other governing documents and agreements as in effect from time to time for each Deerfield Special Purpose Entity, together with any amendments thereto.

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          “Deerfield Special Purpose Entities” means (i) Access Institutional Loan Fund, Bridgeport CLO Ltd., Bridgeport CLO II Ltd., Bryn Mawr II CLO Ltd., Buckingham CDO Ltd., Buckingham CDO II Ltd., Buckingham CDO III Ltd., Burr Ridge CLO Plus Ltd., Deerfield Triarc TRS (Bahamas) Ltd., DFR Middle Market CLO Ltd., DWFC, LLC, Castle Harbor II CLO Ltd., Muirfield Trading LLC, Coltrane CLO P.L.C., Cumberland II CLO Ltd., Forest Creek CLO Ltd., Gillespie CLO PLC, Knollwood CDO Ltd., Knollwood CDO II Ltd., Long Grove CLO Ltd., Market Square CLO Ltd., Marquette Park CLO Ltd., Mid Ocean CBO 2000-1 Ltd., Mid Ocean CBO 2001-1 Ltd., NorthLake CDO I, Limited, Oceanview CBO I, Ltd., Pinetree CDO Ltd., River North CDO Ltd., Rosemont CLO, Ltd., Schiller Park CLO Ltd., Valeo Investment Grade CDO Ltd., Valeo Investment Grade CDO II Ltd., Western Springs CDO Ltd., Credit-Linked Enhanced Asset Repackagings (C.L.E.A.R.) PLC (Aramis), DM Fund LLC, DM Fund Ltd., Deerfield Synthetic Options Fund Ltd., Deerfield Relative Value Fund Ltd., DRV Sunrise Fund I, Ltd., LIBOR Enhanced Arbitrage Portfolio, Ltd., Leap Trading, Ltd., and (ii) any Person in which the Parent or any of its Subsidiaries made or maintains an Investment permitted by Section 6.10 and (x) to which the Parent or any of its Subsidiaries provides investment management services or (y) which is directly or indirectly Controlled by the Parent.

          “Default” means any event or condition that, with the giving of any notice, the passage of time, or both, would be an Event of Default.

          “Default Rate” means, as of any date of determination, a rate per annum equal to the Interest Rate, plus 2%.

          “Deposit Account” shall have the meaning accorded to such term in the UCC.

          “Designated Person” means, with respect to Triarc, (i) any Affiliate (other than any Person described in clause (c) of the definition of Affiliate), (ii) any Permitted Control Person and (iii) any Person that is a Permitted Transferee of a Permitted Control Person under clauses (1), (2) and (3) of clause (y) of Section 9.06(a)(i).

          “Designated Preferred Stock” means the shares of series A preferred stock of DFR, par value $0.001 per share, having a liquidation preference of $10.00 per share received by the Purchasers and the other sellers in connection with the Acquisition and any security into which such series A preferred stock or any portion thereof is converted, exchanged, reclassified, recapitalized or the like.

          “Disposition” or “Dispose” means, with respect to any property, assets, obligations or other items, the sale, assignment, conveyance, transfer, license, lease, gift, abandonment or other disposition (including any sale and leaseback transaction) thereof by any Person, including any sale, assignment, transfer or other disposal, with or without recourse, of any notes or accounts receivable or any rights and claims associated therewith.

          “Disqualified Capital Stock” means any Capital Stock that, by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable), or upon the happening of any event, (i) matures (excluding any maturity as the result of an optional redemption by the issuer thereof) or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or is redeemable at the option of the holder thereof, in whole or in part, on or prior to a date that is 181 days after the Maturity Date, (ii) is convertible into or exchangeable (unless at the sole option of the issuer thereof) for (a) debt securities or (b) any Capital Stock referred to in clause (i) above, in each case at any time on or prior to a date that is 181 days after the Maturity Date, (iii) contains any repurchase obligation which may come into effect prior to payment in full of all Obligations and (iv) provides the holders of such Capital Stock with any rights to receive any cash upon the occurrence of a change of control (provided that any Capital Stock that would not constitute Disqualified Capital Stock but for provisions thereof giving holders thereof (or the

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holders of any security into or for which such Capital Stock is convertible, exchangeable or exercisable) the right to require the issuer thereof to redeem such Capital Stock upon the occurrence of a change in control or an asset sale occurring prior to the first anniversary of the Maturity Date shall not constitute Disqualified Capital Stock if such Capital Stock provides that the issuer thereof will not redeem any such Capital Stock pursuant to such provisions prior to the repayment in full of the Obligations. In no event shall Disqualified Capital Stock include trust preferred securities or any Designated Preferred Stock.

          “Dollar” and “$” mean lawful money of the United States.

          “Eligible Holder” means (a) “qualified institutional buyers” as defined in Rule 144A under the Securities Act, (b) institutions that qualify as “accredited investors” as defined in Rule 501(a)(1)-(3) and (7) under the Securities Act, and (c) persons outside the United States under Regulation S of the Securities Act; provided that no Eligible Holder shall include a Restricted Entity.

          “Environmental Laws” means any and all applicable laws, rules, orders, regulations, statutes, ordinances, guidelines, codes, decrees, or other legally enforceable requirements (including, without limitation, common law) of any international authority, foreign government, the United States, or any state, local, municipal or other governmental authority, regulating, relating to or imposing liability or standards of conduct concerning protection of the environment or of human health, or employee health and safety, as has been, is now, or may at any time hereafter be, in effect.

          “Equity Issuance” means the issue or sale (other than upon an Exercise Event) of any Capital Stock (other than the Designated Preferred Stock or Disqualified Capital Stock), trust preferred securities or debt securities that are convertible into the common stock of the Parent or any of its Subsidiaries, by the Parent or any of its Subsidiaries to any Person other than the Parent or any Subsidiary of the Parent.

          “ERISA” means the Employee Retirement Income Security Act of 1974.

          “ERISA Affiliate” means any trade or business (whether or not incorporated) under common control with the Issuer within the meaning of Section 414(b) or (c) of the Code (and Sections 414(m) and (o) of the Code for purposes of provisions relating to Section 412 of the Code).

          “Event of Default” has the meaning specified in Section 7.01.

          “Event of Loss” means, with respect to any Property, any of the following: (a) any loss, destruction or damage of such Property or (b) any actual condemnation, seizure or taking, by exercise of the power of eminent domain or otherwise, of such Property, or confiscation of such Property or the requisition of the use of such Property.

          “Exercise Event” has the meaning specified in Section 2.02(b)(iv).

          “Fair Market Value” means (i) with respect to any asset or group of assets at any date, the value of the consideration obtainable in a sale of such asset at such date assuming a sale by a willing seller to a willing purchaser dealing at arm’s length and arranged in an orderly manner having regard to the nature and characteristics of such asset, as reasonably determined in good faith by the Issuer and (ii) with respect to any marketable security that cannot be valued in accordance with the preceding clause (i), the closing sale price of such security on the Business Day preceding such date, as appearing in any published list of any national securities exchange or the NASDAQ Stock Market or, if there is no such closing sale price of such security, the final price for the purchase of such security at face value quoted on such Business Day by a financial institution of recognized standing regularly dealing in Securities of such type and selected by the Issuer.

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          “Fifth Third Facility” means the Revolving Note, dated February 2, 2006, executed by DCM and made payable to the order of Fifth Third Bank, Fifth Third Bancorp, for itself and as agent for any affiliates of Fifth Third Bancorp.

          “Financial Assets” means (i) all financial assets (as defined in the UCC) and (ii) all Capital Stock in any Deerfield Special Purpose Entity, securities (including equity and debt, and whether or not such securities are themselves backed by mortgages, loans or other Financial Assets), bonds, notes, debentures, loans, derivative instruments, collateralized loan obligations (“CLO”), collateralized debt obligations (“CDO”), “warehouse” loan facilities, loan securitization facilities or any other similar credit facilities or investment vehicles.

          “Financial Officer” means, in the case of any Person, the chief executive officer or the chief financial officer of such Person.

          “FIN 46” means the Financial Accounting Standards Board Interpretation No. 46, “Consolidation of Variable Interest Entities, an interpretation of Accounting Research Bulletin No. 51”.

          “Foreign Holder” has the meaning specified in Section 9.11(a).

          “FRB” means the Board of Governors of the Federal Reserve System of the United States or any successor thereto performing similar functions.

          “GAAP” means generally accepted accounting principles in the United States set forth in the opinions and pronouncements of the Accounting Principles Board and the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or such other principles as may be approved by a significant segment of the accounting profession in the United States, that are applicable to the circumstances as of the date of determination, consistently applied.

          “Governmental Authority” means any nation or government, any state or other political subdivision thereof, any agency, authority, instrumentality, regulatory body, court, administrative tribunal, central bank, public office, court, arbitration or mediation panel, or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of government.

          “Grant” or “Grants” or “Granting” shall include to grant, assign, pledge, transfer, convey, set over and dispose.

          “Guaranty and Pledge Agreement” means the Series A Guaranty and Pledge Agreement, dated as of the date hereof, by and among the parties to this Agreement.

          “Guarantor” means the Parent and all other existing and future domestic Subsidiaries of the Parent other than the Subsidiaries of the Parent listed as a non- Guarantor Subsidiary on Schedule 4.06(b); provided that no Deerfield Special Purpose Entity of the Parent organized or acquired after the Closing Date shall be required to become a Guarantor to the extent it is prohibited, pursuant to its Organizational Documents or any Contractual Obligation in existence on the date hereof, or entered into after the date hereof in the ordinary course of business, from guaranteeing or otherwise providing assurance that any of the Obligations will be paid or discharged, or that any agreements relating thereto will be complied with.

          “Hedging Agreement” means any swap, cap, collar, forward purchase or similar agreements or arrangements dealing with interest rates, currency exchange rates or commodity prices, either generally or under specific contingencies.

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          “Hedging Obligations” means obligations under or with respect to Hedging Agreements.

          “Holder” means a Person in whose name a Note is registered in the Register.

          “Immediate Family” means, with respect to any individual, such individual’s spouse, the descendants (natural or adoptive, of the whole or half blood) of such individual, such individual’s spouse and the parents (natural or adoptive) of such individual or such individual’s spouse; and the grandparents (natural or adoptive) of such individual or such individual’s spouse.

          “Incur” means, with respect to any Indebtedness, to directly or indirectly create, incur, issue, assume or guarantee, or otherwise become directly or indirectly liable (contingently or otherwise) with respect to, such Indebtedness, and the terms “Incurred” and “Incurrence” shall have meanings correlative thereto.

          “Indebtedness” means, as applied to any Person: (a)(i) all indebtedness for borrowed money, and (ii) all Disqualified Capital Stock; (b) all obligations issued, undertaken or assumed as the deferred purchase price of Property or services (other than trade payables entered into in the ordinary course of business); (c) the principal amount of all letters of credit issued for the account of such Person and without duplication, all drafts drawn thereunder and all reimbursement or payment obligations with respect to letters of credit, surety bonds and other similar instruments issued by such Person; (d) all obligations evidenced by notes, bonds, debentures or similar instruments (other than checks in the ordinary course of the business), including obligations so evidenced incurred in connection with the acquisition of Property, assets or businesses; (e) all indebtedness created or arising under any conditional sale or other title retention agreement, or incurred as financing, in either case with respect to Property acquired by the Person (even though the rights and remedies of the seller or bank under such agreement in the event of default section thereof are limited to repossession or sale of such Property); (f) all monetary obligations under any Capital Lease; (g) all indebtedness referred to in clauses (a) through (f) above secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien upon or in Property (including accounts and contracts rights) owned by such Person, even though such Person has not assumed or become liable for the payment of such indebtedness (the amount of any such obligation shall be deemed to be the lower of (x) an amount equal to the stated or determinable amount of such obligation and (y) the Fair Market Value of the property securing such obligation, unless the maximum amount for which such Person may be liable is not stated or determinable, in which case the amount of such obligation shall be such Person’s maximum reasonably anticipated liability in respect thereof as determined by the Issuer in good faith); and (h) any direct or indirect liability, contingent or otherwise, with respect to any Indebtedness or other similar obligation of another Person if the primary purpose or intent of the Person incurring such liability, or the primary effect thereof, is to provide assurance to the obligee of such liability that such liability will be paid or discharged, or that any agreements relating thereto will be complied with, or that the holders of such liability will be protected (in whole or in part) against loss with respect thereto (the amount of any such obligation shall be deemed to be the lower of (x) an amount equal to the stated or determinable amount of the primary obligation in respect of which such assurance is made and (y) the maximum amount for which such assuring Person may be liable pursuant to the terms of the instrument embodying such assurance, unless such primary obligation and the maximum amount for which such assuring Person may be liable are not stated or determinable, in which case the amount of such obligation shall be such assuring Person’s maximum reasonably anticipated liability in respect thereof as determined by the Issuer in good faith); provided that Indebtedness shall exclude (i) obligations under repurchase agreements and obligations due to brokers and broker-dealers in the ordinary course of business, (ii) obligations under trust preferred securities or debt securities that are convertible into Qualified Capital Stock of the Parent or any of its Subsidiaries.

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          “Indemnified Liabilities” has the meaning specified in Section 9.04.

          “Indemnities” has the meaning specified in Section 9.04.

          “Insolvency” means with respect to any Multiemployer Plan, the condition that such Plan is insolvent within the meaning of Section 4245 of ERISA.

          “Intercreditor Agreement” means the Collateral Agency and Intercreditor Agreement, dated as of the date hereof, among the Purchasers, as holders of the Series A Notes, Gregory H. Sachs and Scott A. Roberts [and Deerfield Partners Fund III LLC], as holders of the Series B Notes, and the Collateral Agent and consented to by the Parent and the Issuer.

          “Interest Accrual Period” means, with respect to any Note, (i) in the case of the initial such Interest Accrual Period, the period commencing on the date of issuance of such Note and ending on the last Business Day of the first calendar quarter ending thereafter and (ii) in the case of any subsequent such Interest Accrual Period, the period commencing on the day after the last day of the immediately preceding Interest Accrual Period with respect to such Note and ending on the last Business Day of the first calendar quarter ending thereafter.

          “Interest Rate” means, for any day with respect to any Note, a rate per annum equal to the sum of (i) the LIBO Rate, plus (ii) the Applicable Margin.

          “Investment” means, as to any Person, any direct or indirect acquisition or investment by such Person, whether by means of (i) the purchase or other acquisition of Capital Stock or other securities of another Person, (ii) a loan, advance or capital contribution to, or purchase or other acquisition of any other Indebtedness of or equity participation or interest in, or direct or indirect guaranty of, another Person, including any partnership interest in such other Person or (iii) the purchase or other acquisition (in one transaction or a series of transactions) of assets of another Person that constitute a business unit. The amount of any Investment shall be the original cost of such Investment plus the cost of all additions thereto, without any adjustments for increases or decreases in value, or write-ups, write-downs or write-offs with respect to such Investment; provided that Capital Expenditures shall not constitute an Investment.

          “IRS” means the United States Internal Revenue Service.

          “Judgment” means any judgment, order, writ, decision, decree, award or injunction of any Governmental Authority.

          “Laws” means, collectively, all international, foreign, Federal, state and local statutes, treaties, rules, guidelines, regulations, ordinances, codes and administrative or judicial precedents or authorities, including the interpretation or administration thereof by any Governmental Authority charged with the enforcement, interpretation or administration thereof, and all applicable administrative orders, directed duties, requests, licenses, authorizations and permits of, and agreements with, any Governmental Authority.

          “LIBO Rate” means, for any Interest Accrual Period with respect to any Note, the rate per annum (rounded upward, if necessary, to the nearest 1/100 of 1%) equal to the rate published by Bloomberg (or, if such rate is not available, the rate appearing on the Reuters LIBORO1 page) as three-month LIBOR on the date which is two Business Days prior to the first day of such Interest Accrual Period. In the event that such rate does not appear or is not quoted as provided above, the LIBO Rate for the purposes of this definition shall be determined by reference to such other comparable publicly available service for

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displaying three-month LIBOR as selected by an agreement between the Issuer and the Administrative Holder.

          “License” means any license, permit, directive, authorization, approval or stipulation required to operate the Business at any location.

          “Lien” means (i) any mortgage, pledge, hypothecation, assignment for security, encumbrance, lien (statutory or other), charge, or other security interest of any kind or nature whatsoever (including any conditional sale or other title retention agreement, and any financing lease having substantially the same economic effect as any of the foregoing), and (ii) any right of set off or offset, or other liens (including federal or state tax liens).

          “Litigation” means any action, proceeding, litigation, investigation, arbitration, mediation, claim or Judgment pending, or to the knowledge of the Parent and the Issuer, threatened in writing, by or against the Parent or any of its Subsidiaries or against any of their Properties or revenues before any court or Governmental Authority.

          “Management Agreement” means the Management Agreement, dated December 23, 2004, between Deerfield and Co. and DCM.

          “Mandatory Redemption Offer” has the meaning specified in Section 2.02(b)(i).

          “Material Adverse Effect” means: (a) a material adverse change in, or a material adverse effect upon, the operations, business, assets, Properties or condition (financial or otherwise) of the Note Parties and their respective Subsidiaries taken as a whole; (b) a material impairment of the ability of the Note Parties taken as a whole to perform their obligations under any Note Document; or (c) a material adverse effect upon (i) the legality, validity, binding effect or enforceability of any Note Document, (ii) the perfection or priority of any Lien granted to the Collateral Agent, for the benefit of the Holders, under the Guaranty and Pledge Agreement, or (iii) the rights and remedies of the Administrative Holder or any Holder under any Note Document.

          “Material Indebtedness” means Indebtedness (other than the Notes) of the Parent or any of its Subsidiaries in an aggregate outstanding principal amount exceeding $5,000,000, provided that for the purposes of determining Material Indebtedness, there shall be excluded from the definition of Indebtedness (a) any Indebtedness reflected on the balance sheet of the Parent or any of its Subsidiaries as required by GAAP that arises from deferred fees or other deferred revenues associated with providing guarantees and (b) any Indebtedness incurred by the Parent or any of its Subsidiaries which is Non-Recourse Indebtedness.

          “Material Party” means, at any time, (i) the Parent, (ii) the Issuer, (iii) DCM, (iv) any Guarantor and (v) any other Subsidiary that individually or, together with its subsidiaries, in the aggregate either (1) own 5% of the consolidated assets of the Parent and its Subsidiaries at such time as reflected in the most recent annual audited consolidated financial statements of the Parent delivered pursuant to Section 5.01 or (2) generate 5% or more of the Consolidated Net Income of the Parent and its Subsidiaries at such time as reflected in the most recent annual audited consolidated financial statements of the Parent delivered pursuant to Section 5.01.

          “Maturity Date” means the fifth anniversary of the Closing Date.

          “Merger” has the meaning specified in the recitals hereto.

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          “Merger Documentation” means the Merger Agreement, the Management Agreement, and all agreements entered into in connection therewith and related documents thereto.

          “Money” shall have the meaning accorded to such term in the UCC.

          “Multiemployer Plan” means any “employee benefit plan” of the type described in Section 4001(a)(3) of ERISA, to which the Issuer or any ERISA Affiliate makes or is obligated to make contributions, or during the preceding five plan years, has made or been obligated to make contributions.

          “Net Cash Proceeds” means the aggregate amount of proceeds received from time to time by the Parent or any of its Subsidiaries after the Closing Date in cash or Cash Equivalents (including any such proceeds subsequently received (as and when received by the Parent or any of its Subsidiaries) in respect of non-cash consideration initially received) from any (a) Asset Sale, net of (i) the reasonable costs and expenses (including arm’s length broker’s and advisors’ fees) actually, or that are reasonably expected to be, incurred by the Parent or any of its Subsidiaries in connection with such Asset Sale, (ii) taxes paid or reasonably estimated to be payable as a result thereof and (iii) any amount required to be paid or prepaid on Indebtedness (other than the Obligations) secured by the assets subject to such Asset Sale, (b) Event of Loss or (c)(i) Equity Issuance or Exercise Event (other than any such issuance of common stock of the Parent or any of its Subsidiaries occurring in the ordinary course of business to any director, member of the management or employee of such Person or its Subsidiaries) or (ii) any Debt Issuance, in each case of clauses (b) and (c) above, net of reasonable brokers’ and advisors’ fees and other reasonable costs incurred by the Parent or any of its Subsidiaries in connection with such transaction; provided that Net Cash Proceeds shall exclude (A) any Net Cash Proceeds received by any Deerfield Special Purpose Entity of the Parent, if pursuant to its Organizational Documents, any Contractual Obligation in existence on the date hereof, or entered into after the date hereof in the ordinary course of business, to which such Subsidiary is party or any of its Properties are subject or any Requirement of Law, such Subsidiary is restricted from distributing such Net Cash Proceeds as required by Section 2.02(b), (B) any Net Cash Proceeds that are required pursuant to the Intercreditor Agreement to be applied to the repayment or prepayment of the Series B Notes and (C) an amount equal to the amount of any actual or expected distribution to the Parent’s shareholders of the taxable income generated by any such transaction to the extent necessary to avoid the imposition of any entity-level tax on the Parent.

          “Non-Recourse Indebtedness” means Indebtedness incurred by the Parent or any of its Subsidiaries with respect to which the applicable creditor has recourse only to (i) a particular asset and not to the general balance sheet of Parent or any of its Subsidiaries or (ii) a Deerfield Special Purpose Entity and, in each case, is not recourse to the general balance sheet of the Parent or any of its Subsidiaries other than such Deerfield Special Purpose Entity. For the avoidance of doubt, in no event shall any Non-Recourse Indebtedness be secured by any Collateral nor shall any creditor under any Non-Recourse Collateral have recourse to any Collateral.

          “Note Documents” means this Agreement, each Note, the Guaranty and Pledge Agreement and any other guarantee of the Issuer’s Obligations, collateral assignments, and other Contractual Obligations, filings and recordings executed, delivered or filed, including any amendments, supplements, renewals, extensions or replacements thereof, executed pursuant to this Agreement between any Note Party or its Affiliates and the Administrative Holder or the Holders.

          “Note Party” means the Issuer and each Guarantor.

          “Notes” has the meaning specified in the recitals to this Agreement.

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          “Obligations” means all advances to, and debts, liabilities and obligations of, the Issuer or any other Note Party arising under or in connection with any Note Document, whether direct or indirect (including those acquired by assumption), absolute or contingent, due or to become due, now existing or hereafter arising, and any future advances thereon, renewals, extensions, modifications, amendments, substitutions and consolidations thereof, including the Issuer’s obligations to pay (or reimburse any Holders) for costs and expenses payable by the Issuer pursuant to Section 9.04 hereof, and including interest and fees that accrue after the commencement by or against the Issuer of any proceeding under any Debtor Relief Laws naming the Issuer as the debtor in such proceeding, regardless of whether such interest and fees are allowed claims in such proceeding.

          “Organizational Documents” means, (a) with respect to any corporation, the certificate or articles of incorporation and the bylaws (or equivalent or comparable constitutive documents with respect to any non-U.S. jurisdiction); (b) with respect to any limited liability company, the certificate or articles of formation or organization and operating agreement; and (c) with respect to any partnership, joint venture, trust or other form of business entity, the partnership, joint venture or other applicable agreement of formation or organization and any agreement, instrument, filing or notice with respect thereto filed in connection with its formation or organization with the applicable Governmental Authority in the jurisdiction of its formation or organization and, if applicable, any certificate or articles of formation or organization of such entity.

          “Other Taxes” shall have the meaning accorded to such term in Section 3.01(b).

          “Parent Leverage Ratio” means, as of any date of determination, the ratio of (a) Consolidated Parent Debt to (b) Consolidated EBITDA of the Parent and its Subsidiaries for the last four fiscal quarters of the Parent ending on, or most recently before, such date.

          “PBGC” means the Pension Benefit Guaranty Corporation.

          “Pension Plan” means any “employee pension benefit plan” (as such term is defined in Section 3(2) of ERISA), other than a Multiemployer Plan, that is subject to Title IV of ERISA and is sponsored or maintained by the Issuer or any ERISA Affiliate or to which the Issuer or any ERISA Affiliate contributes or has an obligation to contribute, or in the case of a multiple employer or other plan described in Section 4064(a) of ERISA, has made contributions at any time during the immediately preceding five plan years.

          “Permitted Control Person” means each of Nelson Peltz, Peter May, Edward P. Garden and their respective Affiliates.

          “Permitted Encumbrances” means those Liens permitted by Section 6.02 and any Customary Permitted Lien.

          “Permitted Financings” has the meaning specified in Section 6.01(f).

          “Permitted Management Fees” means the management fees and expenses paid under the Management Agreement.

          “Permitted Refinancing Indebtedness” means any Indebtedness of any Note Party or any of their respective Subsidiaries issued in exchange for, or the net proceeds of which are used to refinance (including renewals, extensions, refunds or defeasances) Indebtedness permitted by Sections 6.01 (other than the Indebtedness under the Series B Notes); provided that (a) the principal amount (or accreted value, if applicable) of such Permitted Refinancing Indebtedness does not exceed the original principal

14

amount plus accrued interest (or accreted value, if applicable) of the Indebtedness so refinanced (plus the amount of reasonable costs and expenses (including any premiums) incurred in connection therewith); (b), other than in the case of Indebtedness permitted by Section 6.01(k), such Permitted Refinancing Indebtedness has a final maturity date not earlier than the earlier of (i) the final maturity date of, at the time of such Refinancing, the Indebtedness being Refinanced and (ii) a date that is at least 180 days after the Maturity Date; and (c) if the Indebtedness being refinanced is subordinated to the Notes, such Permitted Refinancing Indebtedness has (to the extent the Indebtedness being refinanced originally had a final maturity date later than the final maturity date of the Notes) a final maturity date later than the final maturity date of, and is subordinated in right of payment to, the Notes on terms at least as favorable to the Holders of Notes as those contained in the documentation governing the Indebtedness being refinanced.

          “Permitted Transferee” has the meaning specified in Section 9.06(a)(i).

          “Person” means any natural person, corporation, limited liability company, trust, joint venture, association, company, partnership, Governmental Authority or other entity.

          “Plan” means any “employee benefit plan” (as such term is defined in Section 3(3) of ERISA) established by the Issuer or, with respect to any such plan that is subject to Section 412 of the Code or Title IV of ERISA, any ERISA Affiliate.

          “Pledged Collateral” has the meaning assigned to it in the Guaranty and Pledge Agreement.

          “Preferred Stock” means, with respect to any Person, any and all preferred or preference Capital Stock (however designated) of such Person whether now outstanding or issued after the Closing Date.

          “Proceeds” shall have the meaning accorded to such term in the UCC and shall include any and all insurance proceeds and loss proceeds in respect of the Collateral.

          “Property” means any right or interest in or to property of any kind whatsoever, whether real, personal or mixed and whether tangible or intangible, including Capital Stock and leasehold interests.

          “Pro Rata Share” means, with respect to each Holder at any time, a fraction (expressed as a percentage, carried out to the ninth decimal place), the numerator of which is the aggregate principal amount of all outstanding Notes held by such Holder at such time and the denominator of which is the Total Outstandings at such time.

          “Purchasers” has the meaning specified in the preamble to this Agreement.

          “Qualified Capital Stock” of any Person means any Capital Stock of such Person that is not Disqualified Capital Stock.

          “Qualifying Holder” means, at any time of determination, each Holder (taken together with its Affiliates that are Holders at such time) having an aggregate principal amount outstanding in excess of 10.00% of the Total Outstandings at such time of determination.

          “REIT” means a domestic trust or corporation that qualifies as a real estate investment trust under the provisions of Sections 856, et seq. of the Code.

          “Reinvestment Deferred Amount” means, with respect to (x) any Reinvestment Event with respect to any Event of Loss, one hundred percent (100)% and (y) any Reinvestment Event with respect to any Asset Sale, fifty percent (50%), in each case of the aggregate Net Cash Proceeds received by any

15

Group Member in connection therewith that are not applied to prepay the Notes pursuant to Section 2.02(b) as a result of the delivery of a Reinvestment Notice.

          “Reinvestment Event” means (a) any Event of Loss or (b) any Asset Sale permitted by Section 6.04(c), in each case in respect of which the Parent or the Issuer has delivered a Reinvestment Notice.

          “Reinvestment Notice” means a written notice executed by a Responsible Officer or the Parent or the Issuer, as applicable, stating that no Default or Event of Default has occurred and is then continuing and that the Parent (directly or indirectly through a Subsidiary) intends and expects to use all or a specified portion of the Reinvestment Deferred Amount of (x) in the case of an Event of Loss, to acquire, repair or replace the assets that were the subject of such Event or Loss or (y) in the case of an Asset Sale, to make Investments permitted under Section 6.10, in each case within 180 days of such Event of Loss or Asset Sale, as applicable.

          “Reinvestment Prepayment Amount” means, with respect to any Reinvestment Event, the Reinvestment Deferred Amount relating thereto, less any amount expended prior to the relevant Reinvestment Prepayment Date in accordance with the Reinvestment Notice provided with respect to such Reinvestment Event.

          “Reinvestment Prepayment Date” means with respect to any Reinvestment Event, the date occurring 180 days after such Reinvestment Event.

          “Reorganization” means with respect to any Multiemployer Plan, the condition that such plan is in reorganization within the meaning of Section 4241 of ERISA.

          “Replacement Financing” has the meaning specified in Section 5.14.

          “Reportable Event” means any of the events set forth in Section 4043(c) of ERISA, other than events for which the 30 day notice period has been waived.

          “Required Holders” means, as of any date of determination, the Holders with Notes having an aggregate principal amount outstanding in excess of 50% of the Total Outstandings.

          “Requirement of Law” or “Requirements of Law” means any requirement, direction, policy or procedure of any Law or License, Judgment, or Consent or Other Action.

          “Responsible Officer” means, in the case of any Person, the chief executive officer, president, chief financial officer, chief investment officer, vice president, secretary, assistant secretary or treasurer of such Person, or, in the case of a limited partnership, the general partner of such Person. Any document delivered hereunder that is signed by a Responsible Officer of a Person shall be conclusively presumed to have been authorized by all necessary corporate, partnership and/or other action on the part of such Person and such Responsible Officer shall be conclusively presumed to have acted on behalf of such Person.

          “Restricted Entity” means any Person disclosed in writing by the Issuer to each Holder on or prior to the Closing Date, as from time to time amended; provided that such disclosure (i) may only be amended in writing by the Issuer to each Holder once in every six-month period, (ii) shall not, after giving effect to any amendment thereto, include more than 35 Persons and (iii) shall not include any Person with whom a Holder is actively engaged in discussions relating to the transfer or assignment of such Holder's Notes to such Person at the time of any proposed amendment contemplated by this definition, but in no

16

event shall a Person be excluded from such disclosure solely as result of the application of this clause (iii) for a period of more than 45 days.

          “Restricted Payment” means, with respect to any Person, (i) any dividend or other distribution (whether direct or indirect, and whether in Cash, securities or other property) with respect to any class of Capital Stock of such Person now or hereafter outstanding, other than a dividend payable to the holders of any class of Capital Stock solely in shares of Capital Stock of such Person, (ii) any payment (whether direct or indirect, and whether in Cash, securities or other property), including any sinking fund or similar deposit, on account of the purchase, full or partial redemption, full or partial withdrawal, retirement, acquisition, cancellation or termination of any such Capital Stock or of any option, warrant or other right to acquire any such Capital Stock, (iii) any prepayment of principal of, premium, if any, or interest on, or redemption, purchase, retirement, defeasance (including in-substance or legal defeasance), sinking fund or similar payment with respect to, any subordinated Indebtedness of such Person and (iv) any management (or similar) fees payable to an Affiliate of such Person.

          “Sale and Leaseback Transaction” has the meaning accorded to such term in Section 6.07.

          “SEC” means the Securities and Exchange Commission, or any Governmental Authority succeeding to any of its principal functions.

          “Securities Act” means the Securities Act of 1933, as amended, including rules and regulations promulgated thereunder.

          “Series B Guaranty and Pledge Agreement” means the “Guaranty and Pledge Agreement” as defined in the Series B Note Purchase Agreement.

          “Series B Note Documents” means the “Note Documents” as defined in the Series B Note Purchase Agreement, including, without limitation, the Series B Guaranty and Pledge Agreement.

          “Series B Note Purchase Agreement” means the Series B Note Purchase Agreement, dated as of the date hereof, among the Parent, the Issuer, Gregory H. Sachs and Scott A. Roberts.

          “Series B Notes” means the “Notes” as such term is defined in the Series B Note Purchase Agreement.

          “Single Employer Plan” means any Plan that is covered by Title IV of ERISA, but which is not a Multiemployer Plan.

          “Solvent” means, with respect to any Person, that as of the date of determination both (A) (i) the then fair saleable value of the property of such Person is (y) greater than the total amount of Indebtedness and other liabilities (including contingent liabilities) of such Person and (z) not less than the amount that will be required to pay the probable liabilities on such Person’s then existing debts as they become absolute and matured considering all financing alternatives and potential asset sales reasonably available to such Person; (ii) such Person’s capital is not unreasonably small in relation to its business or any contemplated or undertaken transaction; and (iii) such Person has not incurred, does not intend to Incur, or believe (nor should it reasonably believe) that it will Incur, debts beyond its ability to pay such debts as they become due; and (B) such Person is “solvent” within the meaning given that term and similar terms under applicable laws relating to fraudulent transfers and conveyances. For purposes of this definition, the amount of any contingent liability at any time shall be computed as the amount that, in light of all of the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability.

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          “Subsidiary” of a Person means a corporation, partnership, joint venture, limited liability company or other business entity of which a majority of the shares of securities or other interests having ordinary voting power for the election of directors or other governing body (other than securities or interests having such power only by reason of the happening of a contingency) are at the time beneficially owned, directly or indirectly through one or more intermediaries, or both, by such Person. Unless otherwise specified, all references herein to a “Subsidiary” or to “Subsidiaries” shall refer to a Subsidiary or Subsidiaries of the Parent or the Issuer as the context requires.

          “Taxes” shall have the meaning accorded to such term in Section 3.01(a).

          “Total Outstandings” means, as of any date of determination, the aggregate principal amount of all outstanding Notes as of such date.

          “Total Series A and Series B Outstandings” means, as of any date of determination, the aggregate principal amount of the sum of (i) all outstanding Notes and all outstanding Series B Notes as of such date.

          “Triarc” means Triarc Companies, Inc.

          “UCC” or “Uniform Commercial Code” means the Uniform Commercial Code as in effect from time to time as adopted in the State of New York; provided that, if by reason of mandatory provisions of law, any of the attachment, perfection or priority of the Collateral Agents’ security interest in any Collateral is governed by the Uniform Commercial Code as in effect in a jurisdiction other than the State of New York, the terms “UCC” and “Uniform Commercial Code” mean the Uniform Commercial Code as in effect in such other jurisdiction for purposes of the provisions hereof relating to such attachment, perfection or priority and for purposes of definitions related to such provisions.

          “United States” and “U.S.” mean the United States of America.

          “Voting Stock” means, with respect to any Person, any class or classes of Capital Stock pursuant to which the holders thereof have the general voting power under ordinary circumstances to elect at least a majority of the board of directors of such Person.

           1.02.       Other Interpretive Provisions. With reference to this Agreement and each other Note Document, unless otherwise specified herein or in such other Note Document:

          (a)            The meanings of defined terms are equally applicable to the singular and plural forms of the defined terms.

          (b)       (i)The words “herein,” “hereto,” “hereof” and “hereunder” and words of similar import, when used in any Note Document, shall refer to such Note Document as a whole and not to any particular provision thereof.

          (ii)            Article, Section, Exhibit and Schedule references are to the Note Document in which such reference appears.

          (iii)            The terms “include” and “including” are by way of example and not limitation.

          (iv)            The term “documents” includes any and all instruments, documents, agreements, certificates, notices, reports, financial statements and other writings, however evidenced, whether in physical or electronic form.

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          (c)     In the computation of periods of time from a specified date to a later specified date, the word “from” means “from and including;” the words “to” and “until” each mean “to but excluding;” and the word “through” means “to and including.”

          (d)     Section headings herein and in the other Note Documents are included for convenience of reference only and shall not affect the interpretation of this Agreement or any other Note Document.

          1.03.      Accounting Terms.

          (a)       All accounting terms not specifically or completely defined herein shall be construed in conformity with, and all financial data (including financial ratios and other financial calculations) required to be submitted pursuant to this Agreement shall be prepared in conformity with, GAAP applied on a consistent basis, as in effect from time to time, applied in a manner consistent with that used in preparing the annual financial statements of the Parent filed with the SEC on March 14, 2007, except as otherwise specifically prescribed herein.

          (b)     If any change in GAAP, including as a result of FIN 46, used in the preparation of the financial statements referred to in clause (a) above is hereafter required or permitted by the rules, regulations, pronouncements and opinions of the Financial Accounting Standards Board or the American Institute of Certified Public Accountants (or any successors thereto) and such change is adopted by the Issuer and results in a change in any financial ratio set forth in any Note Documents (to the extent required to be calculated in accordance with GAAP) that would not have resulted had such accounting change not occurred, the parties hereto agree to enter into negotiations in order to amend such provisions so as to equitably reflect such change such that the criteria for evaluating compliance with such covenants by the Issuer and the operation of any other provision of this Agreement shall be the same after such change as if such change had not been made.

          1.04.       Rounding. Any financial ratios required to be maintained by the Issuer pursuant to this Agreement shall be calculated by dividing the appropriate component by the other component, carrying the result to one place more than the number of places by which such ratio is expressed herein and rounding the result up or down to the nearest number (with a rounding-up if there is no nearest number). Any interest rate calculated in accordance with the terms of this Agreement shall be rounded upward to the nearest whole multiple of one thousandth of one percent (0.001%) ..

          1.05.       References to Agreements and Laws. Unless otherwise expressly provided herein, (a) references to Organizational Documents, agreements (including the Note Documents) and other contractual instruments shall be deemed to include all subsequent amendments, restatements, extensions, supplements and other modifications thereto, but only to the extent that such amendments, restatements, extensions, supplements and other modifications are not prohibited by any Note Document; and (b) references to any Law shall include all statutory and regulatory provisions consolidating, amending, replacing, supplementing or interpreting such Law.

          1.06.     Times of Day. Unless otherwise specified, all references herein to times of day shall be references to Eastern time (daylight or standard, as applicable).

ARTICLE II.
ISSUANCE AND TERMS OF THE NOTES

          2.01.     Issuance of the Notes. On the terms and subject to the conditions and in reliance upon the representations, warranties, covenants and agreements set forth herein, each Purchaser agrees to receive, as full and complete payment and satisfaction of the Aggregate Note Consideration to which such

19

Purchaser is entitled pursuant to the Merger Agreement, one or more Notes from the Issuer in an aggregate principal amount set forth opposite the name of such Purchaser on Schedule A.

          2.02.      Redemptions and Repurchase of Notes.

          (a)      Optional Redemptions of Notes.

          (i)      The Issuer may, from time to time on any Business Day, voluntarily redeem the Notes at a price equal to 100% of the aggregate outstanding principal amount of such Notes plus accrued and unpaid interest thereon, in whole or in part without premium or penalty. Any such voluntary redemption shall be effected in accordance with Section 2.02(a)(ii).

          (ii)      The Issuer shall give irrevocable notice of any optional redemption of the Notes pursuant to Section 2.02(a)(i) to each Holder not later than 1:00 P.M. two (2) Business Days prior to the date on which such redemption is to take place. Each such notice shall specify (A) the applicable redemption date (which shall be a Business Day), (B) the amount of such redemption, which shall be in an aggregate principal amount of $250,000 or a whole multiple of $50,000 in excess thereof and shall be made on a pro rata basis, based on the Total Outstandings at such time. If such notice is given by the Issuer, the Issuer shall make such redemption and the aggregate principal amount specified in such notice shall be due and payable on the date specified therein. Each such redemption shall be applied to the Notes of the Holders in accordance with their Pro Rata Share. Upon receipt by any Holder of its Pro Rata Share of the amount of any such redemption, such Holder shall deliver to the Issuer for cancellation an aggregate principal amount of Notes equal to not less than the amount of Notes of such Holder so redeemed. In the event the aggregate principal amount of such Notes delivered to the Issuer exceeds the aggregate principal amount of the Notes so redeemed, the Issuer shall deliver to the applicable Holder a new Note or Notes in an aggregate principal amount equal to the amount of such excess.

          (b)      Mandatory Offer to Repurchase Notes Upon Asset Sale or Event of Loss.

          (i)      Mandatory Offer to Repurchase Notes Upon Asset Sale or Event of Loss. In the event that the Parent or any of its Subsidiaries shall have received Net Cash Proceeds from any Asset Sale or suffers an Event of Loss, the Issuer shall, in each case subject to the terms of the Intercreditor Agreement, not later than ten (10) Business Days after receipt of such Net Cash Proceeds, make an offer to each Holder (a “Mandatory Redemption Offer”), on a pro rata basis based on the Total Outstandings at such time, to repurchase such Holder’s Notes using 100% of the Net Cash Proceeds of such Asset Sale or Event of Loss, less the applicable Reinvestment Deferred Amount (to the extent that a Reinvestment Notice has been provided with respect to such Asset Sale or Event of Loss), pursuant to the procedures described in Section 2.02(b)(v) at an offer price equal to one-hundred percent (100%) of the aggregate outstanding principal amount thereof plus accrued and unpaid interest thereon, if any, to the date of such repurchase; provided that the requirements of this Section 2.02(b)(i) shall not apply, if no Default or Event of Default has occurred and is then continuing, to the extent that the aggregate amount of the Net Cash Proceeds received by the Parent or such Subsidiary in connection with such Asset Sale or Event of Loss, as applicable, do not exceed (x) $500,000 per Asset Sale (or series of related Asset Sales) or Event of Loss, as applicable, or (y) $1,000,000 with respect to all Asset Sales or all Events of Loss, as applicable, during any fiscal year of the Parent; provided, further, that, on each Reinvestment Prepayment Date, an amount equal to the Reinvestment Prepayment Amount with respect to the relevant Reinvestment Event shall be offered to be used to repurchase Notes in accordance with this Section 2.02(b)(i).

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          (ii)      Mandatory Offer to Repurchase Notes Upon Debt Issuance. In the event that the Parent or any of its Subsidiaries shall have received Net Cash Proceeds from any Debt Issuance, the Issuer shall, in each case subject to the terms of the Intercreditor Agreement, not later than ten (10) Business Days after the receipt of such Net Cash Proceeds, make a Mandatory Redemption Offer, on a pro rata basis based on the Total Outstandings at such time, to repurchase each Holder’s Notes using fifty percent (50%) of the Net Cash Proceeds of such Debt Issuance at an offer price equal to 100% of the aggregate outstanding principal amount thereof plus accrued and unpaid interest thereon, if any, to the date of such repurchase.

          (iii)      Mandatory Offer to Repurchase Notes Upon Equity Issuance. In the event that the Parent or any of its Subsidiaries shall have received Net Cash Proceeds from any Equity Issuance, the Issuer shall, in each case subject to the terms of the Intercreditor Agreement, not later than ten (10) Business Days after receipt of such Net Cash Proceeds, make a Mandatory Redemption Offer, on a pro rata basis based on the Total Outstandings at such time, to repurchase each Holder’s Notes using twenty-five percent (25%) of the Net Cash Proceeds of such Equity Issuance at an offer price equal to 100% of the aggregate outstanding principal amount thereof plus accrued and unpaid interest thereon, if any, to the date of such repurchase.

          (iv)      Mandatory Offer to Repurchase Notes Upon Exercise of Warrants, Rights or Options to Acquire Capital Stock. In the event that the Parent or any of its Subsidiaries shall have received Net Cash Proceeds from any exercise of warrants, rights or options to acquire its Capital Stock (each such event, an “Exercise Event”), the Issuer shall, in each case subject to the terms of the Intercreditor Agreement, not later than ten (10) Business Days after receipt of such Net Cash Proceeds, make a Mandatory Redemption Offer, on a pro rata basis based on the Total Outstandings at such time, to repurchase each Holder’s Notes using twenty-five (25%) of the Net Cash Proceeds of such Exercise Event at an offer price equal to 100% of the aggregate outstanding principal amount thereof plus accrued and unpaid interest thereon, if any, to the date of such repurchase; provided that the requirements of this Section 2.02(b)(iv) shall not apply to the extent that the aggregate amount of the Net Cash Proceeds that are required to be offered for repurchase of Notes pursuant to this clause (iv) do not exceed $100,000 per Exercise Event (or a related series of Exercise Events).

          (v)      Offer and Repurchase Mechanics. Subject to the terms of the Intercreditor Agreement, within ten (10) Business Days following the occurrence of an Asset Sale, Event of Loss, Debt Issuance, Equity Issuance or Exercise Event referred to in clauses (i), (ii), (iii) or (iv) above requiring a Mandatory Redemption Offer, the Issuer shall deliver to each Holder a written notice stating (1) that a Mandatory Redemption Notice is being made pursuant to this Section 2.02(b) and that Notes tendered will be accepted for payment up to an aggregate amount equal to, (x) in the case of clause (i) above, one-hundred percent (100%) of the Net Cash Proceeds of the applicable Asset Sale or Event of Loss, as applicable, less the applicable Reinvestment Deferred Amount, if any, (y) in the case of clause (ii) above, fifty percent (50%) of the Net Cash Proceeds of the applicable Debt Issuance, and (z) in the case of clause (iii) or (iv) above, twenty-five (25%) of the Net Cash Proceeds of the relevant Equity Issuance or Exercise Event, as applicable, (2) the purchase price (which shall be as specified in clauses (i), (ii) and (iii) above) and the purchase date (which shall be ten (10) Business Days after the date such notice is sent) with respect to such event (the “Mandatory Payment Date”), and (3) that any Notes not tendered or not repurchased will continue to remain outstanding. On or before the second Business Day prior to the applicable Mandatory Payment Date, each Holder shall notify the Issuer in writing of the amount of such Holder’s Notes eligible for redemption that such Holder wishes to tender for purchase pursuant to such Mandatory Redemption Offer; provided that, in the event any Holder does not so notify the Issuer on or before such second Business Day, such Holder shall be deemed to have

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elected not to tender any of such Holder’s Notes for purchase. On the Mandatory Payment Date, the Issuer or any of its Subsidiaries shall deliver to any Holders that have elected to tender all or any portion of their respective Notes for purchase pursuant to such Mandatory Redemption Offer, an amount equal to the aggregate purchase price for such Notes. Upon receipt by any Holder of the purchase price for the Notes which such Holder has elected to tender for purchase, such Holder shall deliver to the Issuer an aggregate principal amount of Notes equal to not less than the amount of Notes of such Holder so tendered, which Notes shall be cancelled by the Issuer. In the event such aggregate principal amount of the Notes of such Holder delivered to the Issuer exceeds the aggregate principal amount of the Notes of such Holder so tendered, the Issuer shall deliver to such Holder a new Note or Notes in an aggregate principal amount equal to the amount of such excess.

          2.03.       Repayment on Maturity Date. Anything contained herein to the contrary notwithstanding, the entire aggregate principal amount of Notes outstanding on the Maturity Date shall be repaid on such date, unless such date is not a Business Day, in which case such payment will be made on the Business day immediately preceding the Maturity Date.

          2.04.       Interest.

          (a)      Subject to the provisions of Section 2.06(b), interest on the Notes will accrue and be charged on the principal amount thereof for each day at the Interest Rate. All calculations of interest shall be computed on the basis of a 360-day year for the actual days elapsed.

          (b)      Anything contained herein to the contrary notwithstanding, upon the occurrence and during the continuation of any Event of Default, (i) interest (including post-petition interest in any proceeding under any Debtor Relief Law) on each outstanding Note will accrue and be charged on the principal amount thereof for each day at the Default Rate and (ii) to the fullest extent permitted by applicable Laws, interest (including post-petition interest in any proceeding under any Debtor Relief Law) will accrue and be charged for each day at the Default Rate on any payments of interest that are not paid when due and other amounts that are then due and payable hereunder. Accrued and unpaid interest on past due amounts (including interest on past due interest) shall be due and payable upon demand. The Issuer acknowledges and agrees that payment or acceptance of interest at the Default Rate is not a permitted alternative to timely payment and shall not constitute a waiver of any Event of Default or otherwise prejudice or limit any rights or remedies of the Administrative Holder or any Holder.

          (c)      Except as otherwise provided in Section 2.06(b), interest on each Note shall be due and payable in arrears on the last day of each Interest Accrual Period applicable to such Note, on the date of any redemption of all or any portion of the principal amount of such Note (on the principal amount so redeemed) and on the Maturity Date. Interest hereunder and under the Notes shall be due and payable in accordance with the terms hereof before and after judgment, and before and after the commencement of any proceeding under any Debtor Relief Law.

          (d)      Interest shall accrue on each Note for the day on which such Note is purchased, and shall not accrue on such Note, or any portion thereof, for the day on which such Note or such portion is redeemed, provided that any Note that is redeemed on the same day on which it is purchased shall, subject to Section 2.06(b), bear interest for one day.

          2.05.       Payment Records. All payments of principal and interest made by the Issuer under this Agreement and the Notes shall be evidenced by one or more accounts or records maintained by the Issuer and each applicable Holder in the ordinary course of business. Such accounts or records shall be conclusive, absent manifest error, of the amount of such payments paid by the Issuer. Any failure to so

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record or any error in doing so shall not, however, limit or otherwise affect the obligation of the Issuer hereunder to pay any amount owing with respect to the Obligations. In the event of any conflict between the accounts and records maintained by any Holder and the accounts and records of the Issuer in respect of such matters, the accounts and records of the Issuer shall be conclusive evidence of the matters contained therein in the absence of demonstrable error. Each Holder may attach schedules to any of its Notes and endorse thereon the date and amount of any payments with respect thereto.

          2.06.       Payments Generally.

          (a)      All payments to be made by the Issuer in respect of the Obligations shall be made without condition or deduction for any counterclaim, defense, recoupment or setoff. Except as otherwise expressly provided herein, all payments by the Issuer in respect of the Obligations shall be made to the Holders to which such payment is owed via wire transfer of Dollars in immediately available funds on the date such payment is due and payable by 2:00 P.M. All payments received by any Holder after 2:00 P.M. on the date such payments are due and payable shall be deemed to have been received on the next succeeding Business Day, and any applicable interest shall continue to accrue thereon until such Business Day.

          (b)      If any payment to be made by the Issuer in respect of the Obligations shall come due on a day other than a Business Day, such payment shall be made on the next succeeding Business Day, and such extension of time shall be reflected in computing any applicable interest.

          2.07.       Sharing of Payments. If, other than as expressly provided elsewhere herein, any Holder shall obtain, on account of any Note held by it, any payment (whether voluntary, involuntary, through the exercise of any right of set-off, or otherwise) in excess of its ratable share (or other share contemplated hereunder) thereof, such Holder shall immediately (a) notify the Administrative Holder of such fact, and (b) purchase from the other Holders such participations in the Notes held by them as shall be necessary to cause such purchasing Holder to share the excess payment in respect of such Note pro rata with each of them; provided that if all or any portion of such excess payment is thereafter recovered from the purchasing Holder under any of the circumstances described in Section 9.05 (including pursuant to any settlement entered into by the purchasing Holder in its discretion), such purchase shall to that extent be rescinded and each other Holder shall repay to the purchasing Holder the purchase price paid therefor, together with an amount equal to such paying Holder’s ratable share (according to the proportion of (i) the amount of such paying Holder’s required repayment to (ii) the total amount so recovered from the purchasing Holder) of any interest or other amount paid or payable by the purchasing Holder in respect of the total amount so recovered, without further interest thereon. The Administrative Holder will keep records (which shall be conclusive and binding in the absence of manifest error) of participations purchased under this Section 2.07 and will in each case notify the Holders following any such purchases or repayments. Each Holder that purchases a participation pursuant to this Section 2.07 shall from and after such purchase have the right to give all notices, requests, demands, directions and other communications under this Agreement with respect to the portion of the Obligations purchased to the same extent as though the purchasing Holder were the original owner of the Obligations purchased.

          2.08.       Representations and Warranties of the Purchasers. Each Purchaser hereby represents and warrants as follows:

          (a)      such Purchaser (A) understands that the Notes have not been and will not be registered under the Securities Act and the Notes are being issued by the Issuer in a transaction exempt from the registration requirements of the Securities Act and (B) agrees that it will not sell all or any part of the Notes and the Notes may not be offered or sold, except pursuant to effective registration statements under

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the Securities Act or pursuant to applicable exemptions from registration under the Securities Act and in compliance with applicable State laws;

          (b)      such Purchaser further understands that the exemption from registration afforded by Rule 144 (the provisions of which are known to such Purchaser) promulgated under the Securities Act depends on the satisfaction of various conditions, and that, if applicable, Rule 144 may afford the basis for sales only in limited amounts;

          (c)      such Purchaser did not employ any broker or finder in connection with the transactions contemplated in this Agreement and no fees or commissions are payable to or by such Purchaser except as otherwise provided for in this Agreement; and

          (d)      such Purchaser is an “Accredited Investor” (as defined in Rule 501(a) under the Securities Act). The financial position of such Purchaser is such that it can afford to bear the economic risk of holding the Notes. Such Purchaser can afford to suffer the complete loss of its investment in the Notes. The knowledge and experience of such Purchaser in financial and business matters is such that it is capable of evaluating the risks of the investment in the Notes. Such Purchaser acknowledges that no representations, express or implied, are being made with respect to the Issuer or any of its Subsidiaries, the Notes or otherwise, other than those expressly set forth herein.

ARTICLE III.
TAXES, YIELD PROTECTION AND ILLEGALITY

          3.01.      Taxes.

          (a)      Any and all payments by the Issuer to or for the account of the Administrative Holder or any Holder under any Note Document shall be made free and clear of and without deduction for any and all present or future taxes, duties, levies, imposts, deductions, assessments, fees, withholdings or similar charges, and all liabilities with respect thereto, excluding (i) in the case of the Administrative Holder and each Holder, taxes imposed on or measured by its net income, and franchise taxes imposed on it (in lieu of income taxes), by the jurisdiction (or any political subdivision thereof) under the Laws of which the Administrative Holder or such Holder, as the case may be, is organized or, in the case of each Holder, maintains its principal office or a lending office, (ii) any branch profits taxes imposed by the U.S. or any similar tax imposed by any other jurisdiction described in clause (i) above, (iii) any taxes that are attributable to such Holder’s failure to comply with the requirements of Section 9.11(a) (other than by reason of a change in law) or (iv) any withholding taxes imposed on amounts payable to a Holder at the time such Holder becomes a party to this Agreement, except to the extent that such Holder’s assignor (if any) was entitled, at the time of assignment, to receive additional amounts from the Issuer with respect to such withholding taxes pursuant to this Section 3.01(a) (all such non-excluded taxes, duties, levies, imposts, deductions, assessments, fees, withholdings or similar charges, and liabilities being hereinafter referred to as “Taxes” and those excluded, as “Excluded Taxes”). If any Note Party shall be required by any Laws to deduct any Taxes from or in respect of any sum payable under any Note Document to any the Administrative Holder or Holder, (i) the sum payable shall be increased as necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section), each of the Administrative Holder and such Holder receives an amount equal to the sum it would have received had no such deductions been made, (ii) the Issuer shall make such deductions, (iii) the Issuer shall pay the full amount deducted to the relevant taxation authority or other authority in accordance with applicable Laws, and (iv) within thirty (30) days after the date of such payment, the Issuer shall furnish to the Administrative Holder and such Holder the original or a copy of a receipt, or other documentation reasonably satisfactory to the Administrative Holder and such Holder, evidencing payment thereof.

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          (b)      In addition, the Issuer agrees to pay, or cause to be paid, any and all present or future stamp, court or documentary taxes and any other excise or property taxes or charges or similar levies which arise from any payment made under any Note Document or from the execution, delivery, performance, enforcement or registration of, or otherwise with respect to, any Note Document (hereinafter referred to as “Other Taxes”) and within thirty (30) days after the date of such payment, the Issuer shall furnish to the Administrative Holder and such Holder the original or a copy of a receipt, or other documentation reasonably satisfactory to the Administrative Holder and such Holder, evidencing payment thereof.

          (c)      Parent, together with the Issuer, (jointly and severally) agree to indemnify the Administrative Holder and each Holder for (i) the full amount of Taxes and Other Taxes (including any Taxes or Other Taxes imposed or asserted by any jurisdiction on amounts payable under this Section) paid by the Administrative Holder and such Holder and (ii) any liability (including additions to tax, penalties, interest and expenses) arising therefrom or with respect thereto whether or not such Taxes or Other Taxes were correctly or legally imposed or asserted by the relevant governmental authority. A certificate as to the amount of such payment or liability delivered to Parent or the Issuer by a Holder or the Administrative Holder on its own behalf shall be conclusive absent a manifest error. Payment under this subsection (c) shall be made as promptly as practicable, but in any event within thirty (30) days, after the date the Holder or the Administrative Holder makes a demand therefor.

          (d)      If the Administrative Holder or any Holder receives a refund (including pursuant to a claim for refund made pursuant to the preceding sentence) in respect of any Taxes or Other Taxes as to which it has been indemnified by the Issuer, or with respect to which the Issuer has paid additional amounts pursuant to Section 3.01(a), it shall within 30 days from the date of such receipt pay over the amount of such refund to the Issuer, net of all reasonable expenses of the Administrative Holder or such Holder and without interest (other than interest paid by the relevant taxation authority with respect to such refund); provided that the Issuer, upon the request of the Administrative Holder or such Holder, agrees to repay the amount paid over to the Issuer (plus penalties, interest or other reasonable charges) to the Administrative Holder or such Holder in the event the Administrative Holder or such Holder is required or requested to repay such refund to such taxing authority.

          3.02.      Illegality.

          (a)      If any Holder determines that any Law has made it unlawful, or that any Governmental Authority has asserted that it is unlawful, for such Holder to continue to hold its Notes or to determine or charge interest rates based upon the LIBO Rate, such Holder shall give notice thereof to the Issuer (with a copy to the Administrative Holder). Upon receipt of such notice, the Issuer shall, upon demand from such Holder (with a copy to the Administrative Holder), either (i) redeem all Notes, at a price equal to 100% of the aggregate principal amount outstanding of the Notes, of such Holder, either on the last day of the current Interest Accrual Period in respect of such Notes, if such Holder may lawfully continue to hold such notes until such date, or immediately, if such Holder may not lawfully continue to hold such Notes, or (ii) at the option of the Issuer, pay interest on such Holder’s Notes at a rate per annum, as determined by such Holder, that will provide a corresponding yield to such Holder compared to the yield that such Holder would have realized if its Notes had continued to accrue interest at a rate based upon the LIBO Rate (taking into account any increased cost to such Holder of continuing to hold its Notes). Upon any such prepayment, the Issuer shall also pay accrued interest on the amount so prepaid. Each Holder agrees to hold its Notes through a different office of such Holder if such designation will avoid the need for such notice and will not, in the good faith judgment of such Holder, otherwise be materially disadvantageous to such Holder.

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          (b)      Failure or delay on the part of any Holder to provide notice as per Section 3.02(a) shall not constitute a waiver of such Holder’s rights set forth therein; provided that the Issuer shall not be required to comply with the requirements set forth in Section 3.02(a)(i) or (ii) if such Holder provides notice of the relevant change in Law or assertion of a Governmental Authority more than one year after the occurrence of such change in Law or assertion of a Governmental Authority; provided, further, that, if such change in Law is retroactive, then the one year period referred to above shall be extended to include the period of retroactive effect thereof.

          3.03.      Matters Applicable to all Requests for Compensation.

          (a)      The Administrative Holder or any Purchaser or any Holder claiming compensation under this Article III shall deliver to the Issuer a certificate setting forth the additional amount or amounts to be paid to it hereunder and accompanied by a reasonably detailed invoice therefor and supporting calculations, which certificate shall be conclusive in the absence of manifest error. In determining such amount the Administrative Holder or such Purchaser or Holder may use any reasonable averaging and attribution methods.

          3.04.       Survival. All of the Parent’s and the Issuer’s obligations under this Article III shall survive the repayment of all Obligations hereunder.

          (a)      In the event that (i)(A) it becomes illegal for any Holder to continue to hold its Notes or to determine or charge interest rates based upon the LIBO Rate and such Holder so notifies the Issuer pursuant to Section 3.02, or (B) any Holder is required to make any payment pursuant to Section 3.01 that is attributable to a particular Holder, and (ii) in the case of clause (i)(B) above, Holders holding at least 50% of the aggregate principal amount outstanding of the Notes are not subject to such illegality, payment or proceedings (any such Holder, an “Affected Holder”), the Issuer may substitute any Holder and, if reasonably acceptable to the Administrative Holder, any other Eligible Holder (a “Substitute Institution”) for such Affected Holder hereunder, after delivery of a written notice (a “Substitution Notice”) by the Issuer to the Administrative Holder and the Affected Holder within a reasonable time (in any case not to exceed ninety (90) days) following the occurrence of any of the events described in clause (i) above that the Issuer intend to make such substitution; provided that, if more than one Holder claims increased costs, illegality or right to payment arising from the same act or condition and such claims are received by the Issuer within thirty (30) days of each other, then the Issuer may substitute all, but not (except to the extent the Issuer have already substituted one of such Affected Holders before the Issuer’s receipt of the other Affected Holders’ claim) less than all, Holders making such claims.

          (b)      If the Substitution Notice was properly issued under this Section 3.04, the Affected Holder shall sell, and the Substitute Institution shall purchase, all rights and claims of such Affected Holder under the Note Documents, and the Substitute Institution shall assume, and the Affected Holder shall be relieved of all prior unperformed obligations of the Affected Holder under the Note Documents (other than in respect of any damages (other than exemplary or punitive damages, to the extent permitted by applicable law) in respect of any such unperformed obligations). Such purchase and sale (and the corresponding assignment of all rights and claims hereunder) shall be effective on (and not earlier than) the later of (i) the receipt by the Affected Holder of the principal amount of its Notes, together with any other Obligations owing to it and (ii) the payment in full to the Affected Holder in Cash of all fees, unreimbursed costs and expenses and indemnities accrued and unpaid through such effective date. Upon the effectiveness of such sale, purchase and assumption, the Substitute Institution shall become a “Holder” hereunder for all purposes of this Agreement.

          (c)      Each Holder agrees that, if it becomes an Affected Holder and its rights and claims are assigned hereunder to a Substitute Institution pursuant to this Section 3.04, it shall execute and deliver to

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the Issuer an Assignment and Assumption to evidence such assignment, together with any Note held by it; provided that the failure of any Affected Holder to execute an Assignment and Assumption or deliver such Notes shall not render such assignment invalid.

ARTICLE IV.
REPRESENTATIONS AND WARRANTIES

          The Parent and the Issuer represent and warrant to the Administrative Holder and the Holders that:

           4.01.       Existence, Qualification and Power; Compliance with Laws. Each Note Party and each of its Subsidiaries (a) is a corporation, partnership or limited liability company duly organized or formed, validly existing and in good standing under the Laws of the jurisdiction of its incorporation or organization, (b) has all requisite power and authority and all requisite governmental licenses, authorizations, consents and approvals to (i) own its assets and carry on its business, except to the extent that the failure to obtain such governmental licenses, authorizations, consents or approvals could not reasonably be expected to result in a Material Adverse Effect and (ii) execute, deliver and perform its obligations under the Note Documents to which it is a party, (c) is duly qualified and is licensed and in good standing under the Laws of each jurisdiction where its ownership, lease or operation of properties or the conduct of its business requires such qualification or license, except, with respect to such qualification, to the extent that the failure to be so qualified could not reasonably be expected to result in a Material Adverse Effect and (d) is in compliance with all Laws except to the extent that the failure to so comply could not reasonably be expected to result in a Material Adverse Effect.

          4.02.       Authorization; No Contravention. The execution, delivery and performance by each Note Party of each Note Document to which it is a party have been duly authorized by all necessary corporate or other organizational action, and do not and will not (with the passage of time, the giving of notice or otherwise) (a) contravene or Conflict with the terms of any of such Person’s Organizational Documents; (b) Conflict with, or result in the creation of any Lien (other than Permitted Encumbrances) under, (i) any material Contractual Obligation to which such Person is a party, (ii) any Material Indebtedness or (iii) any Judgment or any arbitral award to which such Person or its property is subject; or (c) violate any Law.

           4.03.       No Consent or Other Action. No Consent or Other Action by, from, with or to any other Person is required prior to or otherwise in connection with (a) each Note Party’s ownership of the Collateral and conduct of its Business, (b) any Note Party’s execution and delivery of, and performance of its obligations under, the Note Documents to which it is a party, (c) the Grant of any Lien granted hereby, or (d) the validity, perfection and maintenance of any Lien (other than Permitted Encumbrances) created hereby, except for (i) those consents already obtained and (ii) in the case of the foregoing clauses (c) and (d), the filing of UCC financing statement with the filing offices specified on Schedule 4.03.

          4.04.       Binding Effect. This Agreement has been, and each other Note Document, when delivered hereunder, will have been, duly executed and delivered by or on behalf of each Note Party that is a party thereto. This Agreement constitutes, and each other Note Document when so delivered will constitute, a legal, valid and binding obligation of each Note Party that is a party thereto, enforceable against such Note Party in accordance with its terms, subject to applicable Debtor Relief Laws and general principles of equity, regardless of whether considered in a proceeding in equity or at law.

          4.05.       No Default. No Default or Event of Default has occurred and is continuing or would result from the consummation of the transactions contemplated by this Agreement or any other Note Document.

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          4.06.      Company Information; Subsidiaries, Etc.

          (a)      As of the Closing Date, the legal names, federal taxpayer identification numbers, states of formation, organizational identification numbers and mailing addresses, as applicable, for each Note Party are accurately set forth on Schedule 4.06(a) attached hereto.

          (b)      As of the Closing Date, the Parent and its Subsidiaries do not have any Subsidiaries other than those owned by the Parent or such Subsidiary of the Parent that are set forth on Schedule 4.06(b) attached hereto. In addition, Schedule 4.06(b) sets forth (i) the ownership percentage and amounts and classes of Capital Stock for each such Subsidiary, (ii) whether such Subsidiary is a Guarantor hereunder or is prohibited, pursuant to its Organizational Documents or any Contractual Obligation in effect as of the Closing Date, from guaranteeing the payment of the Obligations and (iii) with respect to any Capital Stock owned by such Note Party, whether such Capital Stock is subject to any restriction with respect to the grant of a security interest therein or the pledge thereof. Schedule 4.06(b) shall be updated in connection with any future domestic Subsidiary becoming a Subsidiary of the Parent.

           4.07.       Security Documents. The Guaranty and Pledge Agreement (as amended or supplemented form time to time) is effective to create in favor of the Collateral Agent, for the benefit of the Holders, a legal, valid and enforceable security interest in the Collateral described therein and proceeds thereof. In the case of the Pledged Collateral, when any stock certificates representing such Pledged Collateral are delivered to the Collateral Agent, and in the case of the other Collateral described in the Guaranty and Pledge Agreement, when financing statements in appropriate form are filed in the offices specified on Schedule 4.07 or any supplement thereto (which financing statements have been duly completed and executed, delivered to and authorized to be filed by the Collateral Agent), the Guaranty and Pledge Agreement shall constitute a fully perfected Lien on, and security interest in, all right, title and interest of the Note Parties in such Collateral and the proceeds thereof identified in the Guaranty and Pledge Agreement or any supplement thereto, as applicable, as security for the Obligations (as defined in the Guaranty and Pledge Agreement), in each case, subject to the Intercreditor Agreement, prior and superior in right to any other Person (except Liens permitted by Section 6.02). Schedule 4.07 lists each UCC Financing Statement that (i) names any Subsidiary of the Parent as debtor and (ii) will remain on file after the Closing Date.

          4.08.       Solvency. As of the Closing Date, after giving effect to the transaction hereunder to take place on the Closing Date, the Parent and its Subsidiaries, on a consolidated basis, are Solvent.

          4.09.       Investment Company Act. No Note Party and no Subsidiary of a Note Party is an “investment company” or a company “controlled” by an “investment company”, as defined in the Investment Company Act of 1940, as amended.

          4.10.       Taxes. Each of the Note Parties and each of its Subsidiaries has filed or caused to be filed all material tax returns that are required to be filed by it and has paid or caused to be paid all material taxes required to have been paid by it except any taxes that are being contested in good faith by appropriate proceedings and for which adequate reserves have been set aside in accordance with GAAP.

           4.11.       Private Offering. It is not necessary in connection with the offer, sale or delivery of the Notes to the Purchasers in the manner contemplated by this Agreement to register the Notes under the Securities Act.

           4.12.       No Integration or General Solicitation. Neither the Parent nor any of its Subsidiaries has, directly or indirectly, offered, sold or solicited an offer to buy and neither the Parent nor any of its Subsidiaries will, directly or indirectly, offer, sell or solicit any offer to buy any security of a type or in a

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manner which would be integrated with the sale of the Notes and require the Notes to be registered under the Securities Act. None of the Parent or any of its Subsidiaries, any of their respective Affiliates or any person acting on its or their behalf (other than the Holders, as to whom the Parent and its Subsidiaries make no representation or warranty) has engaged or will engage in any form of general solicitation or general advertising (within the meaning of Rule 502(c) under the Securities Act) in connection with the issuance of the Notes.

           4.13.       Margin Stock. No Note Party is engaged principally, or as one of its important activities, in the business of extending credit for the purpose of purchasing or carrying any margin stock (within the meaning of Regulation U of the Board of Governors of the Federal Reserve). No part of the proceeds of the Notes will be used to purchase or carry any margin stock (within the meaning of Regulation U of the Board of Governors of the Federal Reserve), or to extend credit to others for the purpose of purchasing or carrying any such margin stock or for any purpose that violates, or is inconsistent, with, the provisions of Regulation T, U or X of the Board of Governors of the Federal Reserve.

ARTICLE V.
AFFIRMATIVE COVENANTS

          So long as any Note or other Obligation hereunder (other than, following the termination of this Agreement in accordance with its terms, any Obligation as to which no claim has been made) shall remain unpaid or unsatisfied, the Parent shall and shall cause each other Subsidiary to:

           5.01.       Financial Statements. Deliver to each Qualifying Holder, in form and detail reasonably satisfactory to such Holder:

          (a)      As soon as available, but in any event within seventy-five (75) days after the end of each fiscal year of the Parent, (i) consolidated balance sheets of the Parent and its Subsidiaries as at the end of such fiscal year, and the related consolidated statements of income, cash flows and stockholders’ equity for such fiscal year, setting forth in each case in comparative form the figures for the previous fiscal year of the Parent, all prepared in accordance with GAAP, and audited by an independent certified public accountant of nationally recognized standing reasonably acceptable to the Required Holders, which audit shall be without qualification and shall certify that such financial statements fairly present, in all material respects, the financial condition and results of operations of the Parent and its Subsidiaries as of the last day of such fiscal year in accordance with GAAP; and

          (b)      As soon as available, but in any event not later than sixty (60) days after the end of each of the first three fiscal quarters of the Parent occurring during each fiscal year of the Parent, the unaudited consolidated balance sheets of the Parent and its Subsidiaries as at the end of such fiscal quarter and the related unaudited consolidated statements of income, cash flows and Consolidated EBITDA for such fiscal quarter and the portion of the fiscal year through the end of such fiscal quarter, setting forth in each case in comparative form the figures as of the end of and for the corresponding period in the previous year, certified by the Parent’s Chief Financial Officer as fairly presenting, in all material respects, the financial condition and results of operations of the Parent and its Subsidiaries as of the last day of such fiscal quarter in accordance with GAAP (subject to normal quarter and year-end audit adjustments and the absence of footnote disclosure).

          Notwithstanding the foregoing, neither Parent nor any other Note Party shall be required to furnish or deliver to any Holder any financial statement or report that the Parent or any of its Subsidiaries filed with the SEC or any successor or analogous Governmental Authority, and any such financial

29

statement or report so filed shall be deemed to have been furnished or delivered to each Qualifying Holder in accordance with the terms of this Article V.

          5.02.      Certificates; Other Information. Furnish to each Qualifying Holder:

          (a)      on the last day of each calendar quarter, a certificate of a Financial Officer stating that, to the best of such Financial Officer’s knowledge, each Note Party during such period has observed or performed all of its material covenants and other material agreements, and satisfied in all material respects every condition, contained in this Agreement and the other Note Documents to which it is a party to be observed, performed or satisfied by it, and that such Financial Officer has obtained no knowledge of any Default or Event of Default except as specified in such certificate;

          (b)      promptly upon receipt thereof, copies of any final reports submitted by the certified public accountants in connection with each annual, interim or special audit or review of any type of the financial statements or internal control systems of any Note Party made by such accountants, including any final comment letters submitted by such accountants to management of any Note Party in connection with their services; and

          (c)      at least five (5) Business Days prior to the Incurrence of any Debt Issuance, a certificate of a Financial Officer of the Parent setting forth, in reasonable detail, the calculations necessary for determining compliance with the requirements of Section 6.01(i) with respect to such Indebtedness.

          5.03.       Notices. Promptly notify the Administrative Holder and each Holder (and in no event later than five (5) Business Days of a Responsible Officer becoming aware thereof) of: (i) the occurrence of any Default or Event of Default, (ii) any Litigation that could reasonably be expected to result in a Material Adverse Effect and (iii) any development that has resulted in, or could reasonably be expected to result in, a Material Adverse Effect. Each notice above shall be accompanied by a statement of a Responsible Officer of the Issuer (x) describing with particularity any and all provisions of this Agreement and any other Note Document that have been breached (if applicable) and (y) stating what action the Issuer has taken and proposes to take with respect to the matter disclosed in such notice.

           5.04.       Payment of Obligations. Pay and discharge, as the same shall become due and payable, all its material obligations and liabilities, including (a) all material tax liabilities, assessments and governmental charges or levies upon it or its properties or assets, unless the same are being contested in good faith by appropriate proceedings diligently conducted and adequate reserves in accordance with GAAP are being maintained by the appropriate Note Party; (b) all lawful non-tax claims which, if unpaid, would by law become a Lien (other than a Permitted Encumbrance) upon any property of such Note Party; and (c) all Indebtedness of the Note Parties, as and when due and payable, but subject to any subordination provisions contained in any instrument or agreement evidencing such Indebtedness.

           5.05.       Preservation of Existence, Etc. (a) Except as a result of any transaction permitted pursuant to Section 6.03, preserve, renew and maintain in full force and effect its legal existence and, except as could reasonably be expected to result in a Material Adverse Effect, good standing under the Laws of the jurisdiction of its organization; and (b) take all reasonable action to maintain all rights, privileges, permits, licenses and franchises necessary or desirable in the normal conduct of its business, except (in the case of this clause (b)) to the extent that failure to do so could not reasonably be expected to have a Material Adverse Effect.

           5.06.       Maintenance of Insurance. At the Issuer’s sole cost and expense, (a) maintain policies of insurance for director, officer and company liability with the insurance companies providing such policies to the Issuer as of the Closing Date, or such other reputable insurance companies, in amounts not

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less than the amounts of the Issuer’s policies existing as of the Closing Date (or such other amounts as is customary in the case of corporations engaged in the same or similar business as the Issuer or having similar properties similarly situated), (b) timely pay all premiums, fees and charges required in connection with all of its insurance policies and otherwise continue to maintain such policies in full force and effect, and (c) promptly notify the Administrative Holder and the Qualifying Holders of any loss in excess of $2,500,000 covered by such insurance policies with respect to which a claim or notice was made under such insurance policies.

          5.07.       Compliance with Laws. Comply in all material respects with the requirements of all Laws and all Judgments applicable to it or to its business or property, except in such instances in which such requirement of Law or Judgment is being contested in good faith by appropriate proceedings diligently conducted.

          5.08.       Books and Records. Maintain (a) proper books of record and account, in which full, true and correct entries in accordance with GAAP consistently applied shall be made of all financial transactions and matters involving the assets and business of the Parent and its Subsidiaries; and (b) such books of record and account in material conformity with all applicable requirements of any Governmental Authority having regulatory jurisdiction over the Parent or its Subsidiaries.

           5.09.     Inspection Rights. Each Qualifying Holder shall have the right, upon not less than twenty (20) Business Days prior written notice to the Issuer (which notice shall be provided by the Issuer to each other Qualifying Holder within three (3) Business Days after the receipt thereof) to have representatives and agents of each Qualifying Holder to visit and inspect, at such reasonable time during normal business hours as stated in such notice, any of the Parent’s and its Subsidiaries properties, to examine their respective corporate, financial and operating records, and make abstracts therefrom, and to discuss their affairs, finances and accounts with their respective directors, officers and independent public accountants (provided that representatives of the Parent or its Subsidiaries must be present at any such discussion), all (unless an Event of Default has occurred and is then continuing) at the expense of the applicable Qualifying Holders (which expense shall not be reimbursable by the Parent and its Subsidiaries pursuant to Section 9.04); provided that the Qualifying Holders may not exercise their rights under this Section 5.09 (for all Qualifying Holders) more than twice in any fiscal year of the Parent (provided that TDH will be entitled to at least one such inspection in each fiscal year of the Parent), unless an Event of Default is continuing, in which case each Qualifying Holder may do any of the foregoing at the expense of the Parent or its Subsidiaries at any reasonable time during normal business hours and as often as may reasonably be desired.

           5.10.       Additional Collateral, Etc. With respect to any new domestic Subsidiary created or acquired after the Closing Date by any Note Party (other than any such Subsidiary that is prohibited, pursuant to its Organizational Documents, any Contractual Obligation or otherwise, from guaranteeing or otherwise providing assurance that any of the Obligations will be paid or discharged, or that any agreements relating thereto will be complied with), promptly (i) execute and deliver to the Collateral Agent such amendments to the Guaranty and Pledge Agreement as the Collateral Agent reasonably deems necessary to grant to the Collateral Agent, for the benefit of the Holders, a perfected security interest in the Capital Stock of such new Guarantor having such priority as set forth in the Intercreditor Agreement, (ii) if such Guarantor is a corporation or otherwise issues Capital Stock in certificated form, deliver to the Collateral Agent the certificates representing such Capital Stock, together with undated stock powers, in blank, executed and delivered by a duly authorized officer of such Guarantor, as the case may be, and (iii) cause such new Guarantor (A) to become a party to the Guaranty and Pledge Agreement and (B) to take such actions reasonably necessary or advisable to grant to the Collateral Agent, for the benefit of the Holders, a perfected security interest in the Pledged Collateral described in the Guaranty and Pledge Agreement with respect to such new Guarantor, including the filing of Uniform Commercial Code

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financing statements in such jurisdictions as may be required by the Guaranty and Pledge Agreement or by law or as may be reasonably requested by the Collateral Agent.

           5.11.       REIT Status. In each case unless otherwise agreed to by the Parent’s shareholders, (a) take all such actions as are necessary or desirable to maintain the Parent’s qualification to be taxed as a REIT under Section 856 of the Code, (b) not revoke the Parent’s election to be a REIT or take or omit to take any action which could reasonably be expected, individually or in the aggregate, to result in the loss of the Parent’s qualification as a REIT, (c) not allow the Parent to incur liability for material taxes under Section 856(c)(7), 857(b), 857(f), 860(c) or 4981 of the Code (or any comparable provision of state or local laws) and (d) allow the Parent to be entitled to a dividends paid deduction which meets the requirements of Section 857 of the Code.

          5.12.       Collection of Management and Other Fees. Use commercially reasonable efforts to collect when due and payable all management, monitoring, transaction and other fees payable to it pursuant to the Deerfield SPE Documents.

           5.13.       Further Assurances. From time to time the Parent, the Issuer and the other Note Parties shall execute and deliver, or cause to be executed and delivered, such additional instruments, certificates or documents, and take such actions, as the Administrative Holder or the Holders may reasonably request for the purposes of implementing or effectuating the provisions of this Agreement and the other Note Documents, or of more fully perfecting or renewing the rights of the Administrative Holder or the Holders with respect to the Collateral (or with respect to any additions thereto or replacements or proceeds thereof or with respect to any Capital Stock hereafter acquired by any Note Party that may be deemed to be part of the Collateral) pursuant hereto or thereto. Upon the exercise by the Administrative Holder or any Holder of any power, right, privilege or remedy pursuant to this Agreement or the other Note Documents that requires any consent, approval, recording, qualification or authorization of any Governmental Authority, the Parent or its Subsidiaries will execute and deliver, or will cause the execution and delivery of, all applications, certifications, instruments and other documents and papers that the Administrative Holder or such Holder may be required to obtain from the Parent or any of its Subsidiaries for such governmental consent, approval, recording, qualification or authorization.

          5.14.       Note Refinancing. The Issuer and the Parent shall use their commercially reasonable efforts to obtain or issue, as promptly as possible after the date hereof, a debt facility or debt security for the Issuer, which may be required to be guaranteed by the Parent (a “Replacement Financing”), the proceeds of which will be used to repay in full all outstanding principal and interest on the Notes and all other Obligations. In connection therewith, during each consecutive three-month period following the date hereof, the Issuer and the Parent shall have discussions with potential sources of funds for a Replacement Financing with respect to the then current market terms on which a Replacement Financing may be available and, to the extent that it is determined by the board of directors of the Parent that a Replacement Financing is then available on commercially reasonable terms, shall solicit proposals and commitments for, and use commercially reasonable efforts to obtain, such Replacement Financing. The Issuer and the Parent agree that in their determination as to whether a Replacement Financing is available on commercially reasonable terms, the Issuer and the Parent will consider the terms of such Replacement Financing taken as a whole, and will not reject a Replacement Financing solely because (i) the interest rate thereunder is greater than the Interest Rate then in effect, (ii) the Issuer will be required to make amortization payments with respect thereto, or (iii) such Replacement Financing includes one or more financial incurrence or maintenance covenants. Upon request, the Issuer and the Parent will discuss with the Administrative Holder and the Qualifying Purchasers the information provided to them with respect to the terms on which a Replacement Financing may at such time be available.

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ARTICLE VI.
NEGATIVE COVENANTS

          So long as any Note or other Obligation hereunder (other than, following the termination of this Agreement in accordance with its terms, any Obligation as to which no claim has been made) shall remain unpaid or unsatisfied, the Parent and the Issuer shall not, and shall not permit any Subsidiary to:

           6.01.       Indebtedness. Incur, or permit any other Subsidiary to Incur, any Indebtedness on or after the Closing Date, except for the following:

          (a)      Indebtedness pursuant to (i) any Note Document and (ii) any Series B Note Document, provided that until the occurrence of the Repriority Event (as defined in the Intercreditor Agreement), the aggregate principal amount of the Series B Notes outstanding at any time may not exceed the Maximum First Lien Principal Amount (as defined in the Intercreditor Agreement);

          (b)      (i) Indebtedness Incurred in the ordinary course of business and consistent with guidelines established by the Parent’s board of directors from time to time under any “warehouse” financing or repurchase obligation and (ii) Non-Recourse Indebtedness Incurred in connection with financing of investment positions in Financial Assets;

          (c)      Indebtedness under Hedging Obligations with respect to interest rates or foreign currency exchange rates, in each case entered into in the ordinary course of business for bona fide hedging purposes and not for speculative purposes;

          (d)      Indebtedness outstanding on the Closing Date and listed on Schedule 6.01(d);

          (e)      Indebtedness owing by any Note Party to any other Note Party;

          (f)      any Indebtedness arising from Capital Leases and purchase money Indebtedness; provided that such Indebtedness, in the aggregate, shall not exceed $2,500,000 outstanding at any time (collectively, the “Permitted Financings”); provided, further, that the Parent the Issuer and any Subsidiary can incur purchase money Indebtedness pursuant to this Section 6.01(f) within one hundred-eighty (180) days after the acquisition of the Property acquired therewith;

          (g)      Indebtedness in respect of bid, performance or surety bonds, workers’ compensation claims, self-insurance obligations, bankers acceptances and similar obligations issued for the account of the Parent or any of its Subsidiaries in the ordinary course of business, including guarantees or obligations of the Parent or any of its Subsidiaries with respect to letters of credit supporting such bid, performance or surety bonds, workers’ compensation claims, self-insurance obligations, bankers acceptances or other similar obligations (in each case other than for an obligation for money borrowed);

          (h)      guarantees by any Note Party or Subsidiary in respect of Indebtedness otherwise permitted under this Section 6.01;

          (i)      any Indebtedness; provided that on the date of Incurrence of such Indebtedness and after giving effect thereto (i) no Default or Event of Default shall exist or result therefrom and (ii) the Parent Leverage Ratio shall not be more than 2.50:1:00;

          (j)      Indebtedness not otherwise permitted by the foregoing clauses; provided that the aggregate principal amount of all Indebtedness permitted under this clause (j) shall not exceed $5,000,000 at any time outstanding;

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          (k)      unsecured Indebtedness under the Fifth Third Facility, as the same may be amended, restated, supplemented or otherwise modified, refinanced or replaced; provided that any such amendment, restatement, supplement or other modification, refinancing or replacement (pursuant to a waiver or otherwise) shall not increase the aggregate principal amount of the commitment under the Fifth Third Facility as of the date hereof; and

          (l)      any Permitted Refinancing Indebtedness.

           6.02.       Liens. Directly or indirectly create, incur, assume or suffer to exist, or permit any of its Subsidiaries, directly or indirectly, to create, incur, assume or suffer to exist, any Lien upon any of their respective Properties or assets of any kind, whether now owned or hereafter acquired, or any income or profits therefrom, or otherwise assign any rights to receive any income or profits therefrom, except for the following:

          (a)      Liens pursuant to any Note Document and any Series B Note Document;

          (b)      Liens existing on the date hereof and listed on Schedule 6.02(b) and any renewal, extension, refinancing or refunding thereof that neither increases the amount secured thereby nor encumbers additional property;

          (c)      Liens securing Indebtedness permitted by clauses (i) or (j) of Section 6.01;

          (d)      Liens upon any Financial Asset incurred in the ordinary course of business and consistent with guidelines established by the Parent’s board of directors from time to time;

          (e)      Liens on property of a Person existing at the time such Person is acquired or merged with or into or consolidated with any Note Party to the extent permitted hereunder (and not created in anticipation or contemplation thereof); provided that such Liens do not extend to property not subject to such Liens at the time of acquisition (other than improvements thereon);

          (f)      Customary Permitted Liens;

          (g)      Liens arising in respect of Permitted Financings (including the interest of a lessor under a Capital Lease and purchase money Liens to which any property is subject at the time, on or after the date hereof), limited in each case to the property to which such purchase money Indebtedness relates or is subject to such Capital Lease and which in either case shall not cover any Collateral, and in the case of a Lien securing purchase money Indebtedness, limited to the extent that such Lien attaches to the Property acquired therewith within one hundred-eighty (180) days after there acquisition thereof;

          (h)      Liens on cash and cash equivalents securing Hedging Obligations;

          (i)      Liens securing Permitted Refinancing Indebtedness; provided that such Liens attach only to the same property or assets (together with improvements thereon or proceeds thereof) that secured the Indebtedness being refinanced (which in any event, shall not include any Collateral); and

          (j)      Liens not otherwise permitted by the foregoing clauses of this Section 6.02 securing obligations or other liabilities of the Parent, any other Note Party or any Subsidiary incurred in the ordinary course of business; provided that (i) such Lien shall not be incurred with respect to the Collateral and (ii) the aggregate outstanding principal amount of all the obligations and liabilities secured by Liens permitted under this clause (j) shall not exceed $1,000,000 at any time outstanding.

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           6.03.       Fundamental Changes. Enter into any merger, consolidation or amalgamation, or liquidate, wind up or dissolve itself (or suffer any liquidation or dissolution), or Dispose of all or substantially all of its property or business, except that:

          (a)      any Subsidiary of the Parent may be merged or consolidated with or into the Parent (provided that the Parent shall be the continuing or surviving entity) or with or into any other Note Party (provided that (i) such Note Party shall be the continuing or surviving corporation or (ii) simultaneously with such transaction, the continuing or surviving entity shall become a Guarantor and the Issuer shall comply with Section 5.10 in connection therewith);

          (b)      any Subsidiary of the Parent may Dispose of any or all of its assets (upon voluntary liquidation or otherwise) to the Parent or any other Note Party; and

          (c)      any Person may be merged or consolidated with or into the Parent in connection with an Investment permitted under this Agreement (provided that the Parent shall be the continuing or surviving entity) or with or into any other Note Party in connection with an Investment permitted hereunder (provided that (i) such Note Party shall be the continuing or surviving entity or (ii) simultaneously with such transaction, the continuing or surviving entity shall become a Guarantor and the Issuer shall comply with Section 5.10 in connection therewith and provided, further, that any Indebtedness or Liens of the Person merging with Parent or any other Note Party as permitted by this clause (c), is permitted to be incurred pursuant to Sections 6.01 or 6.02, as applicable);

           provided that this Section 6.03 shall not apply to any Deerfield Special Purpose Entity of the Parent to the extent and so long as compliance by such Person with, or such Person’s agreement to be subject to, the restrictions set forth in this Section 6.03 contravenes or Conflicts with such Person’s Organizational Documents or any Contractual Obligation in existence on the date hereof, or entered into after the date hereof in the ordinary course of business, or Requirement of Law applicable to such Person or any of its Properties.

           6.04.       Dispositions. Dispose, or permit any Subsidiary to Dispose, of any Collateral or any other Property of the Parent or such Subsidiary, or enter into any agreement to make any such Disposition, except:

          (a)      Dispositions of worn out, obsolete or surplus property by any Subsidiary in the ordinary course of business and the abandonment or other disposition of intellectual property that is, in the reasonable judgment of the Parent or the relevant Subsidiary, no longer economically practicable to maintain or useful in the conduct of the business of the Parent and its Subsidiaries taken as a whole;

          (b)      Dispositions of Property (i) by the Parent, the Issuer or any Subsidiary to the Parent or any other Note Party;

          (c)      Dispositions of any Property; provided that (i) such Property is to be Disposed for Fair Market Value and (ii) at least 75% of the consideration received in respect of such Disposition is for Cash;

          (d)      Dispositions of Financial Assets in the ordinary course of business and consistent with guidelines established by the Parent’s board of directors from time to time;

          (e)      licenses, sublicenses, leases to subleases granted to third parties in the ordinary course of business not interfering with the business of the Parent or any of its Subsidiaries;

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          (f)      Sale and Leaseback Transactions permitted by Section 6.07; and

          (g)      Dispositions not otherwise permitted by the foregoing clauses of this Section 6.04; provided that the aggregate consideration received in respect of all Dispositions permitted under this clause (g) shall not exceed $1,000,000 during the term of this Agreement.

          6.05.       Restricted Payments. Directly or indirectly declare, pay or make any Restricted Payment, or set aside or otherwise deposit or invest any sums for such purpose, or agree to do any of the foregoing; provided that: (a) each of the Parent and any of its Subsidiaries may distribute dividends of Capital Stock (other than Disqualified Capital Stock) in respect of its Capital Stock; (b) the Parent and its Subsidiaries may make Restricted Payments to the Parent or any other Note Party; (c) the Parent and its Subsidiaries may make Restricted Payments with respect to any Designated Preferred Stock; (d) the Parent and its Subsidiaries may make Restricted Payments to the Parent, the Issuer and their respective Subsidiaries to be used by such Person (i) to the extent necessary to pay Permitted Management Fees and (ii) to the extent necessary for the Parent, the Issuer and their Subsidiaries to pay any taxes which are due and payable by the Parent, the Issuer and any of their Subsidiaries; provided that in the case of this clause (ii), such amount shall not exceed the lesser of (x) the amount of such taxes that are due and payable and (y) the amount of taxes that would be due and payable by each Subsidiary making such Restricted Payment if such Subsidiary were the parent of a consolidated group consisting of itself and its Subsidiaries; (e) the Parent and its Subsidiaries may purchase the Parent’s or any of its Subsidiary’s common stock or options to purchase common stock from present officers, directors or employees of the Parent or any of its Subsidiaries upon the death, disability or termination of employment of such officer, director or employee (at current market value prices to the extent available); (f) the Parent may repurchase shares of its common stock; provided that the aggregate amount used for the purposes permitted under this clause (f) shall not exceed $1,000,000 during the term of this Agreement; (g) the Issuer may make dividend payments to the Parent in the amount necessary for Parent to make payments contemplated by the Merger Documents; (h) any Subsidiary of the Issuer may make dividend payments to the Issuer and any Subsidiary of the Parent that is not a Subsidiary of the Issuer may make dividend payments to the Parent; (i) the Parent may make Restricted Payments (and the Note Parties and other Subsidiaries may make Restricted Payments to the Parent for such purpose) to enable the Parent to avoid the imposition of any entity level tax on the Parent; provided that such Restricted Payments shall be made to the maximum extent possible, from cash on hand and dividends from non-guarantor Subsidiaries; (j) the Parent may make Restricted Payments (x) in an amount equal to the amount of goodwill of the Issuer and its Subsidiaries that is deducted for U.S. federal income tax purposes by the Parent in any given taxable year and (y) in an amount equal to the aggregate amount of any distributions received by the Parent from its Subsidiaries in any given taxable year, but only to the extent that such distributions are not included in the U.S. federal taxable income of the Parent as a result of the deduction of goodwill of the Issuer and its Subsidiaries; and (k) the Parent and its Subsidiaries may make Restricted Payments to the Parent, the Issuer and their respective Subsidiaries to be used by such Person to the extent necessary to pay any management or similar fee to any Affiliate; provided that (i) no Event of Default has occurred and is continuing or would occur as a result thereof and (ii) such management or similar fee shall be on fair and reasonable terms that, taken as a whole, are not less favorable to the relevant Note Party or Subsidiary, as applicable, as could be obtainable by such Person at the time in a comparable arm’s-length transaction with a Person other than an Affiliate of the Parent;

           provided that this Section 6.05 shall not apply to any Deerfield Special Purpose Entity of the Parent to the extent and so long as compliance by such Person with, or such Person’s agreement to be subject to, the restrictions set forth in this Section 6.05 contravenes or Conflicts with such Person’s Organizational Documents or any Contractual Obligation, in existence on the date hereof, or entered into after the date hereof in the ordinary course of business, or Requirement of Law applicable to such Person or any of its Properties.

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           6.06.       Transactions with Affiliates. Enter into any transaction of any kind with any Affiliate of the Parent other than those conducted on fair and reasonable terms that, taken as a whole, are not less favorable to the relevant Note Party or Subsidiary, as applicable, as could be obtainable by such Person at the time in a comparable arm’s length transaction with a Person other than an Affiliate of the Parent; provided that the following shall be permitted:

          (a)      Restricted Payments permitted by Section 6.05;

          (b)      Investments permitted by clauses (a), (c), (d), (e) and (f) of Section 6.10;

          (c)      transactions among the Note Parties;

          (d)      reasonable and customary director, officer and employee compensation (including bonuses) and other benefits (including retirement, health, stock option and other benefit plans) and indemnification arrangements, in each case approved by the board of directors of the Parent or the relevant Note Party;

          (e)      sales of Qualified Capital Stock of the Parent to Affiliates of the Issuer and the granting of registration and other customary rights in connection therewith;

          (f)      any services provided by an Affiliate of the Parent where the only consideration paid by the Parent or any of its Subsidiaries in connection therewith is Qualified Capital Stock of the Parent; and

          (g)      the Management Agreement; and

          (h)      all transactions contemplated by the Merger Agreement, the Registration Rights Agreement (as defined in the Merger Agreement), the issuance of the Designated Preferred Stock, the Sachs Agreement (as defined in the Merger Agreement) and any other agreement entered into in connection with the Acquisition.

           6.07.       Sale and Leaseback Transactions. Enter into any arrangement, directly or indirectly, with any Person whereby it shall sell or transfer any property, real or personal, used or useful in its business, whether now owned or hereafter acquired, and thereafter rent or lease such property or other property that it intends to use for substantially the same purpose or purposes as the property being sold or transferred (a “Sale and Leaseback Transaction”) unless (i) the sale of such property is permitted by Section 6.04(f) and (ii) any Liens arising in connection with its use of such property are permitted by Section 6.02.

           6.08.      Negative Pledge Clauses. Enter into or suffer to exist or become effective any agreement that prohibits or limits the ability of any Note Party to create, Incur, assume or suffer to exist any Lien upon any of its property or revenues, whether now owned or hereafter acquired, to secure the Obligations or, in the case of any Guarantor, its obligations under the Guaranty and Pledge Agreement, other than (a) this Agreement and the other Note Documents, (b) the Series B Note Purchase Agreement and the other Series B Note Documents, (c) agreements governing Permitted Financings (in which case, any prohibition or limitation shall only be effective against the assets financed thereby), (d) any encumbrance or restriction that restricts in a customary manner the subletting, assignment or transfer of any property or asset that is subject to a lease or license or the assignment, encumbrance or hypothecation of such lease or license, (e) any restriction imposed pursuant to an agreement entered into in connection with a sale or other Disposition not prohibited by this Agreement pending the closing of such sale or other Disposition with respect to assets being sold and (f) negative pledges imposed by operation of applicable Law; provided that this Section 6.08 shall not apply to any Deerfield Special Purpose Entity of the Parent

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to the extent and so long as compliance by such Person with, or such Person’s agreement to be subject to, the restrictions set forth in this Section 6.08 contravenes or Conflicts with such Person’s Organizational Documents or any Contractual Obligation in existence on the date hereof, or entered into after the date hereof in the ordinary course of business, or Requirement of Law applicable to such Person or any of its Properties.

           6.09.       Restrictions on Subsidiary Distributions. Enter into or suffer to exist or become effective any consensual encumbrance or restriction on the ability of any Note Party to (a) make Restricted Payments in respect of any Capital Stock of such Subsidiary held by, or pay any Indebtedness owed to, the Parent, the Issuer or any other Subsidiary, (b) make Investments in the Parent, the Issuer or any other Subsidiary or (c) transfer any of its assets to the Parent, the Issuer or any other Subsidiary, except for such encumbrances or restrictions existing under or by reason of (i) any restrictions existing under the Note Documents, (ii) any restriction existing under the Series B Note Documents, (iii) any encumbrance or restriction that restricts in a customary manner the subletting, assignment or transfer of any property or asset that is subject to a lease or license or the assignment, encumbrance or hypothecation of such lease or license, (iv) any restriction imposed pursuant to an agreement entered into in connection with a sale or other Disposition not prohibited by this Agreement pending the closing of such sale or other Disposition with respect to assets being sold, (v) encumbrances and restrictions imposed by operation of applicable law, (vi) covenants in agreements creating Liens permitted by Section 6.02 prohibiting further Liens on the properties encumbered thereby, (vii) such encumbrances or restrictions or any other limitations applicable to any Note Party that has engaged or is engaged in issuing CLOs or CDOs or in providing “warehouse” lending or borrowing facilities (A) that are customarily set forth in the Organizational Documents of CLOs, CDOs or entities providing “warehouse” lending or borrowing facilities, (B) under any Contractual Obligation in connection with such CLOs or CDOs or “warehouse” and (viii) any prohibition or limitation that (A) exists on the date hereof or in any agreement in effect at the time such Note Party becomes a Note Party of or is merged into or consolidated with a Note Party, so long as such agreement was not entered into in contemplation of such Person becoming a Note Party or (B) is imposed by any amendments or refinancings that are otherwise permitted by the Note Documents; provided that such amendments and refinancings are not materially more restrictive with respect to such prohibitions than those prior to such amendment or refinancing; and provided, further, that this Section 6.09 shall not apply to any Deerfield Special Purpose Entity of the Parent to the extent and so long as compliance by such Person with, or such Person’s agreement to be subject to, the restrictions set forth in this Section 6.09 contravenes or Conflicts with such Person’s Organizational Documents or any Contractual Obligation in existence on the date hereof, or entered into after the date hereof in the ordinary course of business, or Requirement of Law applicable to such Person or any of its Properties.

          6.10.       Investments. Make any Investments except:

          (a)      extensions of credit and other Investments in Financial Assets or in any Person that invests in Financial Assets (provided that the Parent or any of its Subsidiaries are providing investment management services to such Person) in the ordinary course of business and consistent with guidelines established by the Parent’s board of directors from time to time;

          (b)      Investments Cash and Cash Equivalents;

          (c)      loans and advances to employees of the Parent or any of its Subsidiaries in the ordinary course of business (including for travel, entertainment and relocation expenses) in an aggregate amount of all such loans and advances for the Parent and its Subsidiaries not to exceed $500,000 at any one time outstanding;

          (d)      the Merger;

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          (e)      Investments by the Parent or any of its Subsidiaries in any Person that, prior to such Investment, is a Note Party or concurrently with the making of such Investment either becomes a Note Party or merges with or into a Note Party (provided that such Note Party shall be the continuing or surviving entity);

          (f)      Investments existing on the Closing Date and listed on Schedule 6.10(f);

          (g)      Investments acquired in consideration of issuances of Qualified Capital Stock of the Parent or any of its Subsidiaries to the extent that such issuance of Qualified Capital Stock was approved by the Parent’s shareholders;

          (h)      Investments received as the non-cash portion of consideration received in connection with transactions permitted pursuant to Section 6.04 to the extent such non-cash portion is permitted by such Section;

          (i)      Investments acquired in connection with the settlement of delinquent accounts in the ordinary course of business or in connection with the bankruptcy or reorganization of suppliers or customers;

          (j)      Investments in any Person that concurrently with the making of such Investment shall become a direct or indirect Subsidiary of the Parent; provided that the aggregate amount of all Investments made and outstanding pursuant to this clause (j) in Persons that are not Guarantors shall not exceed $5,000,000 at any time;

          (k)      other Investments in an amount not to exceed $1,000,000 in the aggregate at any time outstanding;

          (l)      Investment by the Parent or any of its Subsidiaries consisting of any Note received by such Person in connection with any Holder’s satisfaction of any indemnity obligation pursuant to the Merger Agreement.

          6.11.       Amendments to Merger Documentation. Amend, supplement or otherwise modify (pursuant to a waiver or otherwise) the terms and conditions of the indemnities and licenses furnished to the Issuer or any of its Subsidiaries pursuant to the Merger Documentation such that after giving effect thereto such indemnities or licenses shall be materially less favorable to the interests of the Holders with respect thereto.

           6.12.       Amendments to Other Documents. With respect to any Note Party (i) amend, supplement or otherwise modify (pursuant to a waiver or otherwise) the terms and conditions of any Material Indebtedness in any manner that is materially adverse to the Holders or (ii) without the prior written consent of the Required Holders (such consent not to be unreasonably withheld or delayed), amend or modify any of its Organizational Documents, other than any such amendments or modifications which are not adverse in any material respect to the interests of the Holders; provided that the Parent may amend or modify its Organizational Documents to authorize any issuance of Equity Interests not prohibited hereunder; provided that this Section 6.12 shall not apply to any Deerfield Special Purpose Entity of the Parent to the extent and so long as compliance by such Person with, or such Person’s agreement to be subject to, the restrictions set forth in this Section 6.12 contravenes or Conflicts with such Person’s Organizational Documents or any Contractual Obligation in existence on the date hereof, or entered into after the date hereof in the ordinary course of business, or Requirement of Law applicable to such Person or any of its Properties.

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           6.13.       Changes in Fiscal Periods. Permit the fiscal year of the Parent to end on a day other than December 31.

           6.14.       Business. Engage (directly or indirectly) in any business other than financial services (‘financial services’ include: (i) the making, holding and trading of direct or indirect investments, loans and other extensions of credit, (ii) the purchase, sale and brokerage of securities, shares any other Capital Stock and commodities, (iii) issuing Capital Stock, securities and investment units, (iv) buying and selling commodities, in each case as conducted by the Parent, the Issuer and their Subsidiaries from time to time and (v) any other business involving the origination, management or servicing of loans or credit-related investment products that is not otherwise specifically mentioned in the foregoing clauses (i) through (iv) above).

          6.15.       Capital Expenditures.

          (a)      Make or Incur Capital Expenditures, in any fiscal year of the Parent, commencing with such fiscal year ending on December 31, 2008, in an aggregate amount in excess of $1,500,000; provided, that to the extent that actual Capital Expenditures for any such fiscal year shall be less than the maximum amount set forth above (without giving effect to the carryover permitted by this proviso), the difference between said stated maximum amount and such actual Capital Expenditures shall, in addition, be available for Capital Expenditures in the immediately succeeding fiscal year of the Parent.

          (b)      In addition to the foregoing, the Note Parties may make additional Capital Expenditures in any fiscal year of the Parent (which Capital Expenditures will not be included in any determination under clause (a) above) with the amount of Net Cash Proceeds from any Asset Sale or any Event of Loss, but only to the extent that such Net Cash Proceeds are not otherwise required to be applied as a mandatory repayment pursuant to Section 2.02(b).

          6.16.       Anti-Terrorism Law; Anti-Money Laundering. Neither the Parent nor any of its Subsidiaries, directly or indirectly:

          (a)      knowingly conduct any business or engage in making or receiving any contribution of funds, goods or services to or for the benefit of any Person (i) listed in the annex to, or is otherwise subject to the provisions of, the Executive Order No. 13224 on Terrorist Financing, effective September 24, 2001 (the “Executive Order”), (ii) owned or controlled by, or acting for or on behalf of, any Person that is listed in the annex to, or is otherwise subject to the provisions of, the Executive Order, (iii) with which any Holder is prohibited from dealing or otherwise engaging in any transaction by any Requirement of Law relating to terrorism or money laundering (“Anti-Terrorism Laws”), (iv) that commits, threatens or conspires to commit or supports “terrorism” as defined in the Executive Order, or (v) that is named on the most current “specially designated national and blocked person” list published by the U.S. Treasury Department Office of Foreign Assets Control (“OFAC”) at its official website or any replacement website or other replacement official publication of such list;

          (b)      knowingly deal in, or otherwise engage in any transaction relating to, any property or interests in property blocked pursuant to the Executive Order or any other Anti-Terrorism Law; or

          (c)      knowingly engage in or conspire to engage in any transaction that evades or avoids, or has the purpose of evading or avoiding, or attempts to violate, any of the prohibitions set forth in any Anti-Terrorism Law.

          6.17.       Embargoed Person. Cause or permit (a) any of the funds or properties of the Note Parties or any of their Subsidiaries that are used to repay the Notes to constitute property of, or be

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beneficially owned directly or indirectly by, any Person subject to sanctions or trade restrictions under United States law (“Embargoed Person” or “Embargoed Persons”) that is identified on (1) the “List of Specially Designated Nationals and Blocked Persons” maintained by OFAC and/or on any other similar list maintained by OFAC pursuant to any authorizing statute including, but not limited to, the International Emergency Economic Powers Act, 50 U.S.C. §§ 1701 et seq., The Trading with the Enemy Act, 50 U.S.C. App. 1 et seq., and any Executive Order or Requirement of Law promulgated thereunder, with the result that the investment in the Note Parties (whether directly or indirectly) is prohibited by a Requirement of Law or (2) the Executive Order, any related enabling legislation or any other similar Executive Orders or (b) any Embargoed Person to have any direct or indirect interest, of any nature whatsoever in the Note Parties, with the result that the investment in the Note Parties (whether directly or indirectly) is prohibited by a Requirement of Law.

ARTICLE VII.
EVENTS OF DEFAULT AND REMEDIES

          7.01.       Events of Default. Any of the following shall constitute an Event of Default:

          (a)      Non-Payment. The Issuer shall fail to pay any principal of any Note when due in accordance with the terms hereof; or the Issuer shall fail to pay any interest on any Note, or any other amount payable hereunder or under any other Note Document, within five (5) days after any such interest or other amount becomes due in accordance with the terms hereof or thereof; or

          (b)      Specific Covenants. (i) Any Note Party shall default in the observance or performance of any agreement contained in Section 5.03, Section 5.05, Section 6.01, Section 6.02, Section 6.03, Section 6.04, Section 6.05, Section 6.06, Section 6.10, Section 6.11, Section 6.12, Section 6.14, Section 6.15, Section 6.16, Section 6.17 or in Sections 4 and 5 of the Guaranty and Pledge Agreement and (ii) any Note Party shall default in the observance or performance of any agreement contained in Section 6.07, Section 6.08, Section 6.09 or Section 6.13 and in the case of clause (ii) such default continues for ten (10) days after the earlier to occur of (i) the date upon which a Responsible Officer of any Note Party becomes aware of such default and (ii) the date upon which written notice thereof is given to the Issuer by the Administrative Holder or a Holder;

          (c)      Other Defaults. The Issuer or any other Note Party fails to perform or observe any other covenant or agreement (not specified in subsections (a) or (b) above) contained in any Note Document on its part to be performed or observed and such failure continues for thirty (30) days after the earlier to occur of (i) the date upon which a Responsible Officer of any Note Party becomes aware of such default and (ii) the date upon which written notice thereof is given to the Issuer by the Administrative Holder or a Holder; or

          (d)      Defaults under Other Instruments. The Parent or any other Material Party shall (i) fail to pay any principal or interest, regardless of amount, due in respect of any Material Indebtedness, when and as the same shall become due and payable beyond any applicable grace period, or (ii) fail to observe or perform any other term, covenant, condition or agreement contained in any agreement or instrument evidencing or governing any such Material Indebtedness if the effect of any failure referred to in this clause (ii) is to cause, or to permit the holder or holders of such Material Indebtedness or a trustee or other representative on its or their behalf to cause, such Material Indebtedness to become due prior to its stated maturity or become subject to a mandatory offer to purchase by a Note Party; or

          (e)      Insolvency Proceedings, Etc. (i) Any Material Party shall commence any case, proceeding or other action (A) under any existing or future law of any jurisdiction, domestic or foreign, relating to bankruptcy, insolvency, reorganization or relief of debtors, seeking to have an order for relief

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entered with respect to it, or seeking to adjudicate it a bankrupt or insolvent, or seeking reorganization, arrangement, adjustment, winding up, liquidation, dissolution, composition or other relief with respect to it or its debts, or (B) seeking appointment of a receiver, trustee, custodian, conservator or other similar official for it or for all or any substantial part of its assets, or any Material Party shall make a general assignment for the benefit of its creditors; or (ii) there shall be commenced against any Material Party any case, proceeding or other action of a nature referred to in clause (i) above that (A) results in the entry of an order for relief or any such adjudication or appointment or (B) remains undismissed, undischarged or unbonded for a period of sixty (60) days; or (iii) there shall be commenced against any Material Party any case, proceeding or other action seeking issuance of a warrant of attachment, execution, distraint or similar process against all or substantially all of its assets that results in the entry of an order for any such relief that shall not have been vacated, discharged, or stayed or bonded pending appeal within sixty (60) days from the entry thereof; or (iv) any of Material Party shall take any action in furtherance of, or indicating its consent to, approval of, or acquiescence in, any of the acts set forth in clause (i), (ii), or (iii) above; or (v) any Material Party shall generally not, or shall be unable to, or shall admit in writing its inability to, pay its debts as they become due; or

          (f)      Judgments. One or more judgments or decrees shall be entered against the Parent or any other Material Party involving for the Parent and its Subsidiaries, taken as a whole, a liability (not paid or fully covered by insurance as to which the relevant insurance company has acknowledged coverage) of $5,000,000 or more, and all such judgments or decrees shall not have been vacated, discharged, stayed or bonded pending appeal within thirty (30) days from the entry thereof; or

          (g)      ERISA. (i) Any Person shall engage in any “prohibited transaction” (as defined in Section 406 of ERISA or Section 4975 of the Code) involving any Plan, (ii) any “accumulated funding deficiency” (as defined in Section 302 of ERISA), whether or not waived, shall exist with respect to any Plan, or any Lien in favor of the PBGC or a Plan shall arise on the assets of the Issuer or any ERISA Affiliate, (iii) a Reportable Event shall occur with respect to, or proceedings shall commence to have a trustee appointed, or a trustee shall be appointed, to administer or to terminate, any Single Employer Plan, which Reportable Event or commencement of proceedings or appointment of a trustee is, in the reasonable opinion of the Required Holders, likely to result in the termination of such Plan for purposes of Title IV of ERISA, (iv) any Single Employer Plan shall terminate for purposes of Title IV of ERISA, (v) the Issuer or any ERISA Affiliate shall, or in the reasonable opinion of the Required Holders shall be likely to, incur any liability in connection with a withdrawal from, or the Insolvency or Reorganization of, a Multiemployer Plan or (vi) any other event or condition shall occur or exist with respect to a Plan; and in each case in clauses (i) through (vi) above, such event or condition, together with all other such events or conditions, if any, could, in the reasonable judgment of the Required Holders, reasonably be expected to have a Material Adverse Effect;

          (h)      Change of Control. There shall occur any Change of Control;

          (i)      Invalidity of Note Documents. Any Note Document, at any time after its execution and delivery and for any reason other than as expressly permitted hereunder or satisfaction in full of all the Obligations, ceases to be in full force and effect; or any Note Party denies in writing the validity or enforceability of any Note Document to which it is a party; or any Note Party denies in writing that it has any or further liability or obligation under any Note Document to which it is a party, or purports in writing to revoke, terminate or rescind any such Note Document; or the Issuer or any other Note Party shall attempt to terminate, revoke or disclaim any Obligation to the Administrative Holder or any Holder (except strictly in accordance with its terms); or

          (j)      Reporting Company. The Parent shall cease to be a reporting company under the Securities Exchange Act of 1934.

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          7.02.       Remedies Upon Event of Default. If any Event of Default occurs and is continuing, the Administrative Holder may, or, at the request of the Required Holders, shall, take any or all of the following actions, in each case subject to the Intercreditor Agreement:

          (a)      declare the aggregate principal amount outstanding under the Notes, all interest accrued and unpaid thereon, and all other amounts owing or payable hereunder or under any other Note Document to be immediately due and payable, without presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived by the Issuer; provided that upon the occurrence of any Event of Default under Section 7.01(e), the aggregate principal amount outstanding of the Notes, all interest accrued and unpaid thereon, and all other amounts owing or payable hereunder or under any other Note Document shall become automatically due and payable, without presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived by the Issuer.

          (b)      exercise all rights and remedies available to the Holders under the Note Documents or applicable law, which shall include the rights, powers and remedies (i) granted to secured parties under the UCC or other applicable Uniform Commercial Code; (ii) granted to the Agents or the Holders under any other applicable Law; or (iii) granted to the Agents or the Holders under this Agreement, the Notes or any other Note Document or any other agreement between any Note Party and the Administrative Holder or the Holders;

          (c)      All such rights, powers and remedies shall be cumulative and not alternative and enforceable, in the Administrative Holder’s or the Required Holders’ discretion, alternatively, successively, or concurrently on any one or more occasions, and shall include the right to apply to a court of equity for an injunction to restrain a breach or threatened breach by any Note Party of this Agreement or any of the other Note Documents. Any single or partial exercise of, or forbearance, failure or delay in exercising any right, power or remedy shall not be, nor shall any such single or partial exercise of, or forbearance, failure or delay be deemed to be a limitation, modification or waiver of any right, power or remedy and shall not preclude the further exercise thereof; and every right, power and remedy of the Administrative Holder or the Holders shall continue in full force and effect until such right, power and remedy is specifically waived by an instrument in writing executed and delivered with respect to each such waiver by such parties.

           7.03.       Application of Funds. After the exercise of remedies provided for in Section 7.02 (or after the Notes have automatically become immediately due and payable), any amounts received on account of the Obligations shall be applied by the Collateral Agent in accordance with the Intercreditor Agreement.

           7.04.       Required Notice of Sale. In exercising its rights, powers and remedies as secured party, the Collateral Agent, on behalf of the Administrative Holder and the Holders, agrees to give the Issuer (i) five (5) day’s advance notice in the case of any publicly traded securities and (ii) ten (10) days’ advance notice in the case of any other type of Collateral, of the time and place of any public sale of such Collateral or of the time after which any private sale of such Collateral may take place. The Issuer agrees that such period and notice is commercially reasonable under the circumstances.

ARTICLE VIII.
COLLATERAL AGENT AND ADMINISTRATIVE HOLDER

           8.01.       (a) Appointment and Authorization of Collateral Agent. Each Holder hereby irrevocably appoints, designates and authorizes the Collateral Agent to take such action as contractual representative on its behalf under the provisions of this Agreement or under the Guaranty and Pledge Agreement and each other Note Document and to exercise such powers and perform such duties as are

43

expressly delegated to it by the terms of this Agreement or any other Note Document, together with such powers as are reasonably incidental thereto. Notwithstanding any provision to the contrary contained elsewhere herein or in any other Note Document, the Collateral Agent shall not have any duties or responsibilities, except those expressly set forth herein, nor shall the Collateral Agent have or be deemed to have any trustee or fiduciary relationship with any Holder or participant, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or any other Note Document or otherwise exist against the Collateral Agent.

          (b)      Appointment and Authorization of Administrative Holder. Each Holder hereby irrevocably appoints, designates and authorizes the Administrative Holder to take such action as contractual representative on its behalf under the provisions of this Agreement and each other Note Document and to exercise such powers and perform such duties as are expressly delegated to it by the terms of this Agreement or any other Note Document, together with such powers as are reasonably incidental thereto. Notwithstanding any provision to the contrary contained elsewhere herein or in any other Note Document, the Administrative Holder shall not have any duties or responsibilities, except those expressly set forth herein, nor shall the Administrative Holder have or be deemed to have any trustee or fiduciary relationship with any Holder or participant, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or any other Note Document or otherwise exist against the Administrative Holder. Without limiting the generality of the foregoing sentence, the use of the term “agent” herein and in the other Note Documents with reference to the Administrative Holder is not intended to connote any fiduciary or other implied (or express) obligations arising under agency doctrine of any applicable Law. Instead, such term is used merely as a matter of market custom, and is intended to create or reflect only an administrative relationship between independent contracting parties. The provisions of this Article VIII are solely for the benefit of the Administrative Holder and the Holders and no Note Party shall have any rights as a third party beneficiary of any of the provisions thereof. In performing its functions and duties hereunder, the Administrative Holder shall act solely as an agent of the Holders and does not assume and shall not be deemed to have assumed any obligation towards or relationship of agency or trust with or for any Note Party.

           8.02.       Collateral Matters. The Holders irrevocably authorize the Collateral Agent, at its option and in its discretion:

          (a)      to take any action with respect to the Collateral which may be necessary to perfect and maintain perfected the Liens upon the Collateral granted pursuant to any of the Note Documents;

          (b)      to release any Lien on any property granted to or held by the Collateral Agent under any Note Document (i) upon termination of the payment in full of all Obligations, (ii) that is sold or to be sold as part of or in connection with any Disposition permitted hereunder or under any other Note Document, (iii) in accordance with any provision for the release thereof provided for in this Agreement or the other Note Documents, or (iv) subject to Section 9.01, if approved, authorized or ratified in writing by the Required Holders;

          (c)      to subordinate any Lien on any property granted to or held by the Collateral Agent under any Note Document to the holder of any Lien on such property that is permitted by Section 6.02; and

          (d)      following any such release or subordination described in the preceding clauses (b) and (c), to deliver to the Issuer or any other Person, at its expense, any Collateral so released that is then held by the Collateral Agent hereunder and to execute and deliver to the Issuer or any other Person such releases or other documents as the Issuer or such Person shall request to evidence or effectuate such

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release or subordination of Liens (including UCC termination statements, intercreditor agreements and collateral agency agreements).

          (e)      Upon request by the Collateral Agent at any time, the Required Holders will confirm in writing the Collateral Agent’s authority to release or subordinate its interest in particular types or items of property pursuant to this Section 8.02.

           8.03.       Duties in the Case of Enforcement. In case one of more Events of Default have occurred and shall be continuing, the Collateral Agent shall, if (a) so requested (or consented to) by the Administrative Holder or the Required Holders and (b) the Holders have provided to the Collateral Agent such additional indemnities and assurances against expenses and liabilities as the Collateral Agent may reasonably request, proceed to enforce the provisions of any Note Documents authorizing the sale or other disposition of all or any part of the Collateral (or any other property which is security for the Obligations) and exercise all or any such other legal and equitable and other rights or remedies as it may have in respect of such Collateral (or such other property). The Required Holders may direct the Collateral Agent in writing as to the method and the extent of any such sale or other disposition to the extent permitted under the terms hereof, the Holders hereby agreeing to indemnify and hold the Collateral Agent harmless from all liabilities incurred in respect of all actions taken or omitted in accordance with such directions, provided that the Collateral Agent need not comply with any such direction to the extent that the Collateral Agent reasonably believes the Collateral Agent’s compliance with such direction to be unlawful or commercially unreasonable in any applicable jurisdiction.

          8.04.       Right to Indemnity. Each Holder, in proportion to its Pro Rata Share at the time any claim therefor is made, severally agrees to indemnify the Agents, to the extent that the Agents shall not have been reimbursed by any Note Party (but without limiting any Note Party’s reimbursement obligations), for and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses (including counsel fees and disbursements) or disbursements of any kind or nature whatsoever which may be imposed on, incurred by or asserted against the Agents in exercising its powers, rights and remedies or performing its duties hereunder or under the other Note Documents or otherwise in its capacity as Agents in any way relating to or arising out of this Agreement or the other Note Documents; provided, no Holder shall be liable for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting solely from the Agents’ gross negligence or willful misconduct. If any indemnity furnished to the Agents for any purpose shall, in the opinion of the Agents, be insufficient or become impaired, the Agents may call for additional indemnity and cease, or not commence, to do the acts indemnified against until such additional indemnity is furnished; provided, in no event shall this sentence require any Holder to indemnify the Agents against any liability, obligation, loss, damage, penalty, action, judgment, suit, cost, expense or disbursement in excess of such Holder’s Pro Rata Share thereof; and provided, further, this sentence shall not be deemed to require any Holder to indemnify the Agents against any liability, obligation, loss, damage, penalty, action, judgment, suit, cost, expense or disbursement described in the proviso in the immediately preceding sentence.

          8.05.      General Immunity.

          (a)     No Responsibility for Certain Matters. The Administrative Holder shall not be responsible to any Holder for the execution, effectiveness, genuineness, validity, enforceability, collectibility or sufficiency hereof or any other Note Document or for any representations, warranties, recitals or statements made herein or therein or made in any written or oral statements or in any financial or other statements, instruments, reports or certificates or any other documents furnished or made by any Holders or by or on behalf of any Note Party in connection with the Note Documents and the transactions contemplated thereby or for the financial condition or business affairs of any Note Party or any other

45

Person liable for the payment of any Obligations, nor shall the Administrative Holder be required to ascertain or inquire as to the performance or observance of any of the terms, conditions, provisions, covenants or agreements contained in any of the Note Documents or as to the use of the proceeds of the Notes or as to the existence or possible existence of any Event of Default or Default or to make any disclosures with respect to the foregoing. Anything contained herein to the contrary notwithstanding, Administrative Holder shall not have any liability arising from confirmations of the outstanding amount of the Notes.

          (b)     Exculpatory Provisions. Neither the Administrative Holder, the Collateral Agent, nor any of their respective officers, partners, directors, employees or agents shall be liable to Holders for any action taken or omitted by the Administrative Holder or the Collateral Agent under or in connection with any of the Note Documents except to the extent caused by the Administrative Holder’s or Collateral Agent’s gross negligence or willful misconduct. The Agents shall be entitled to refrain from any act or the taking of any action (including the failure to take an action) in connection herewith or any of the other Note Documents or from the exercise of any power, discretion or authority vested in it hereunder or thereunder unless and until the Administrative Holder shall have received instructions in respect thereof from the Required Holders (or such other Holders as may be required to give such instructions under Section 9.01) and, upon receipt of such instructions from the Required Holders (or such other Holders, as the case may be), the Agents shall be entitled to act or (where so instructed) refrain from acting, or to exercise such power, discretion or authority, in accordance with such instructions. Without prejudice to the generality of the foregoing, (i) each Agent shall be entitled to rely, and shall be fully protected in relying, upon any communication, instrument or document believed by it to be genuine and correct and to have been signed or sent by the proper Person or Persons, and shall be entitled to rely and shall be protected in relying on opinions and judgments of attorneys (who may be attorneys for Issuer and/or other Note Parties), accountants, experts and other professional advisors selected by it; and (ii) no Holder shall have any right of action whatsoever against the Admin Holder as a result of its acting or (where so instructed) refraining from acting hereunder or any of the other Note Documents in accordance with the instructions of the Required Holders (or such other Holders as may be required to give such instructions under Section 9.01).

          (c)     Delegation of Duties. The Administrative Holder may perform any and all of its duties and exercise its rights and powers under this Agreement or under any other Note Document by or through any one or more sub-agents appointed by the Administrative Holder. The Administrative Holder and any such sub-agent may perform any and all of its duties and exercise its rights and powers by or through their respective Affiliates. The exculpatory, indemnification and other provisions of this Agreement (including Section 8.02) shall apply to the Affiliates of the Administrative Holder. All of the rights, benefits, and privileges (including the exculpatory and indemnification provisions) of this Section 8.02 shall apply to any such subagent and to the Affiliates of any such sub-agent, and shall apply to their respective activities as sub-agent as if such sub-agent and Affiliates were named herein. Notwithstanding anything herein to the contrary, with respect to each sub-agent appointed by Administrative Holder, (i) such sub-agent shall be a third party beneficiary under this Agreement with respect to all such rights, benefits and privileges (including exculpatory rights and rights to indemnification) and shall have all of the rights and benefits of a third party beneficiary, including an independent right of action to enforce such rights, benefits and privileges (including exculpatory rights and rights to indemnification) directly, without the consent or joinder of any other Person, against any or all of the Note Parties and the Holders, (ii) such rights, benefits and privileges (including exculpatory rights and rights to indemnification) shall not be modified or amended without the consent of such sub-agent, and (iii) such sub-agent shall only have obligations to Administrative Holder and not to any Note Party, Holder or any other Person and no Note Party, Holder or any other Person shall have any rights, directly or indirectly, as a third party beneficiary or otherwise, against such sub-agent.

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          8.06.       Successor Administrative Holder. The Administrative Holder may resign at any time by giving twenty days’ prior written notice thereof to the Holders and the Issuer. Upon any such notice of resignation, the Required Holders shall have the right to appoint a successor Administrative Holder. The Administrative Holder’s resignation shall become effective on the earlier of (a) twenty days after delivery by the Administrative Holder of the notice referred to in the first sentence of this Section 8.06 and (b) the date on which a successor Administrative Holder shall have been appointed (the “Resignation Date”). On the Resignation Date, such retiring Administrative Holder shall be discharged from its duties and obligations hereunder. After any retiring Administrative Holder’s resignation hereunder as Administrative Holder, the provisions of this Article VIII shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Administrative Holder hereunder.

ARTICLE IX.
MISCELLANEOUS

          9.01.       Amendments, Etc. No amendment or waiver of any provision of this Agreement or any other Note Document, and no consent to any departure by the Parent or the Issuer therefrom, shall be effective unless in writing signed by the Parent, the Issuer and the Required Holders, and each such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; provided that without the written consent of each Holder affected thereby, no such amendment, waiver or consent shall:

          (a)      postpone any date fixed by Section 2.03 or Section 2.04(c) for any payment of the principal amount or interest due to the Holders (or any of them);

          (b)      reduce the principal or principal amount of, or the rate of interest specified herein on, any Note, or any other amounts payable hereunder or under any other Note Document; provided that only the consent of the Required Holders shall be necessary to amend the definition of “Default Rate” or to waive any obligation of the Issuer to pay interest at the Default Rate;

          (c)      change Section 2.07 or any other provision herein in a manner that would alter the pro rata sharing of payments required thereby;

          (d)      change any provision of this Section or the definition of “Required Holders” or any other provision hereof specifying the number, identity or percentage of Holders required to amend, waive or otherwise modify any rights hereunder or make any determination or grant any consent hereunder;

          (e)      release all or substantially all of the Collateral securing the Notes or release all or substantially all of the Guarantors from their obligations under the Note Documents;

          (f)      alter any provisions, or waive any payment, with respect to any prepayment or redemption of the Notes, including providing for any such prepayment or redemption on any basis other than pro rata based on the Total Outstandings;

          (g)      waive a Default or an Event of Default in the payment of principal of, or interest or premium, if any, on the Notes;

          (h)      make any Note payable in any currency other than U.S. Dollars;

          (i)      impair the right of any Holder to institute suit for the enforcement of any payment on or with respect to the Notes; and

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          (j)      except as expressly permitted herein, consent to the assignment or transfer by any Note Party of any of their rights or obligations under this Agreement or any other Note Document;

and provided, further, that no amendment, waiver or consent shall, unless in writing and signed by the Collateral Agent or the Administrative Holder in addition to the Holders required above and the Issuer, affect the rights or duties of the Collateral Agent or the Administrative Holder respectively under this Agreement or any other Note Document.

          9.02.      Notices and Other Communications; Facsimile Copies.

          (a)      General. Unless otherwise expressly provided herein, all notices and other communications provided for hereunder shall be in writing or by any telecommunication device capable of creating a written record (including electronic mail and facsimile transmission). All such written notices shall be mailed, e-mailed, faxed or delivered to the applicable address or facsimile number, and all notices and other communications expressly permitted hereunder to be given by telephone shall be made to the applicable telephone number, as follows:

          (i)      if to the Issuer, the Administrative Holder or the Collateral Agent, to the address, the e-mail address, facsimile number or telephone number specified for such Person on Schedule 9.02 or to such other address, the e-mail address, facsimile number or telephone number as shall be designated by such party in a notice to the other parties; and

          (ii)      if to any Holder, to the address, the e-mail address, facsimile number or telephone number specified from time to time by such Holder to the Issuer and the Administrative Holder or to such other address, the e-mail address, facsimile number or telephone number as shall be designated by such party in a notice to the Issuer and the Administrative Holder.

          All such notices and other communications shall be deemed to be given or made upon the earlier to occur of (i) the actual receipt thereof by the relevant party hereto and (ii) (A) if delivered by hand or by courier, when signed for by or on behalf of the relevant party hereto; (B) if delivered by mail, four (4) Business Days after deposit in the mails, postage prepaid; and (C) if delivered by facsimile, when sent and receipt has been confirmed by telephone; provided that notices and other communications to the Administrative Holder or the Collateral Agent pursuant to Article II shall not be effective until actually received by the Administrative Holder and the Collateral Agent. In no event shall a voicemail message be effective as a notice, communication or confirmation hereunder.

          (b)      Effectiveness of Facsimile Documents and Signatures. Note Documents may be transmitted and/or signed by facsimile. The effectiveness of any such documents and signatures shall, subject to applicable Law, have the same force and effect as manually-signed originals and shall be binding on each applicable Note Party, the Collateral Agent, the Administrative Holder and the Holders. The Administrative Holder may also require that any such documents and signatures be confirmed by a manually-signed original thereof; provided that the failure to request or deliver the same shall not limit the effectiveness of any facsimile document or signature.

          (c)      Reliance by the Administrative Holder and the Holders. The Administrative Holder and the Holders shall be entitled to rely and act upon any notices given by or on behalf of the Issuer even if (i) such notices were not made in a manner specified herein, were incomplete or were not preceded or followed by any other form of notice specified herein, or (ii) the terms thereof, as understood by the recipient, varied from any confirmation thereof, so long as, in each case, such notice is issued by a Responsible Officer of the Issuer or by a Person or Persons reasonably believed in good faith by the Holders to be Responsible Officers of the Issuer. The Issuer shall indemnify each Indemnitee from all

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losses, costs, expenses and liabilities resulting from the reliance by such Person on each notice purportedly given by or on behalf of the Issuer. All telephonic notices to and other communications with the Administrative Holder may be recorded by the Administrative Holder, and each of the parties hereto hereby consents to such recording.

          9.03.       No Waiver; Cumulative Remedies. No failure by any Holder, the Collateral Agent or the Administrative Holder to exercise, and no delay by any such Person in exercising, any right, remedy, power or privilege hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege, subject to the terms of applicable Law. The rights, remedies, powers and privileges herein provided are cumulative and not exclusive of any rights, remedies, powers and privileges provided by law.

          9.04.       Payment of Expenses. The Parent and the Issuer jointly and severally agree (a) to pay or reimburse the Agents and any Holder for all its reasonable and documented out of pocket costs and expenses incurred in connection with any amendment, supplement or modification to this Agreement and the other Note Documents, entered into at the request of any Note Party (in each case, whether or not the transactions contemplated thereby shall be consummated), including the Attorney Costs of one principal counsel for the Required Holders and the Agents, (b) to pay or reimburse each Holder and the Agents for all their costs and expenses incurred in connection with the enforcement or preservation of any rights under this Agreement, the other Note Documents and any other documents prepared in connection herewith or therewith, including without limitation, Attorney Costs of one principal counsel (unless such principal counsel may not represent all Holders as a result of a conflict of interest of such Holders with respect to the Obligations) for all Holders, and Attorney Costs for counsel to the Agents, (c) to pay, indemnify, or reimburse each Holder and the Agents for, and hold each Holder and the Agents harmless from, any and all costs and reasonable expenses of perfecting and recording the Liens granted with respect to the Collateral, including all recording and filing fees, and any and all liabilities with respect to, or resulting from any delay in paying delinquent or non-payment of any stamp, excise and similar taxes, if any, which may be payable or determined to be payable in connection with the execution and delivery of, or consummation or administration of any of the transactions contemplated by, or any amendment, supplement or modification of, or any waiver or consent under or in respect of, this Agreement, the other Note Documents and any such other documents, and (d) to pay, indemnify or reimburse each Holder, the Agents, their respective Affiliates, and their respective officers, directors, trustees, employees, advisors, agents and controlling Persons (each, an “Indemnitee”) for, and hold each Indemnitee harmless from and against, any and all other liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever with respect to the execution, delivery, enforcement, performance and administration of this Agreement, the other Note Documents and any such other documents, whether direct, indirect or consequential and whether based on any Laws (including securities and environmental Laws), that may be imposed on, incurred by, or asserted against any such Indemnitee, in any manner relating to or arising out of any Note Documents or the transactions contemplated hereby or thereby (including the Holders’ agreement to receive the Notes hereunder), including, without limitation, the fees and disbursements and other charges of legal counsel in connection with claims, actions or proceedings by any Indemnitee against the Issuer hereunder (all the foregoing in this clause (d), collectively, the “Indemnified Liabilities”), provided that the Parent and the Issuer shall have no obligation hereunder to any Indemnitee with respect to Indemnified Liabilities to the extent such Indemnified Liabilities are found by a final and nonappealable decision of a court of competent jurisdiction to have resulted from the gross negligence or willful misconduct of such Indemnitee. All amounts due under this Section shall be payable promptly after written demand therefor. Statements payable by the Issuer pursuant to this Section shall be submitted to the Issuer at the address of the Issuer set forth in Schedule 9.02, or to such other Person or address as may be hereafter designated by the Issuer in a notice to the Holders and the Administrative Holder. To the extent that the undertakings to defend,

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indemnify, pay and hold harmless set forth in this Section 9.04 may be unenforceable in whole or in part because they are violative of any law or public policy, the applicable Note Party shall contribute the maximum portion that it is permitted to pay and satisfy under applicable law to the payment and satisfaction of all Indemnified Liabilities incurred by Indemnitees or any of them. The agreements in this Section shall survive repayment of the Notes and all other amounts payable hereunder. Notwithstanding the foregoing, this Section (other than clause (c) above) shall not apply to any tax-related matter.

          9.05.       Payments Set Aside. To the extent that any payment by or on behalf of the Issuer is made to the Administrative Holder or any Holder, or the Administrative Holder, or any Holder exercises its right of set-off, and such payment or the proceeds of such set-off or any part thereof is subsequently invalidated, declared to be fraudulent or preferential, set aside or required (including pursuant to any settlement entered into by the Administrative Holder or such Holder in its discretion) to be repaid to a trustee, receiver or any other party, in connection with any proceeding under any Debtor Relief Law or otherwise, then (a) to the extent of such recovery, the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such set-off had not occurred, and (b) each Holder severally agrees to pay to the Administrative Holder upon demand its applicable share of any amount so recovered from or repaid by the Administrative Holder, plus interest thereon from the date of such demand to the date such payment is made at a rate per annum equal to the Federal Funds Rate from time to time in effect.

          9.06.      Successors and Assigns.

          (a)      Conditions to Assignment by Holders.

          (i)      at any time prior to or following the Assignment Trigger Date, (x) each Holder may transfer, sell or otherwise assign its Notes in whole or in part to (A) any of its Affiliates or (B) any Person that any individual could transfer, sell or otherwise assign its Notes to if such individual were a Holder under clause (y) below and (y) each Holder who is an individual may transfer, sell or otherwise assign all or a portion of his Notes to (1) an individual who is a member of such Holder’s Immediate Family, (2) the heirs or legal representatives of any such deceased Holder, (3) a trust, corporation, partnership or limited liability company, all of the beneficial interests in which shall be held by such Holder or such Holder’s Immediate Family members or such deceased Holder’s heirs or legal representatives (provided that during the period that any such trust, corporation, partnership or limited liability company holds any right, title or interest in any Notes, no Person other than such Holder or such Holder’s Immediate Family members or such deceased Holder’s heirs or legal representatives may be or may become trustees, beneficiaries, stockholders, partners or members thereof) or (4) any Affiliate of a Purchaser (the persons referred to in clauses (x) and (y) are each referred to hereinafter as a “Permitted Transferee”) and (z) any Permitted Transferee of Notes pursuant to this Section 9.06(a)(i) may transfer, sell or otherwise assign its Notes pursuant to this Section 9.06(a)(i) to the transferring Holder of such Notes (the “Transferor”) or to another Permitted Transferee of such Transferor; provided in each case of (x), (y) and (z) above, that after giving effect to any such transfer, sale or assignment, Triarc and its Designated Persons shall hold Notes (with respect to which it or any such Designated Person has not sold a participation or granted a pledge or created a security interest) having an aggregate principal amount outstanding in excess of 50% of the Total Series A and Series B Outstandings on the effective date of such transfer, sale or assignment;

          (ii)      on and after the earlier of (x) the six-month anniversary of the Closing Date and (y) the date on which Series B Notes in an aggregate principal amount equal to $[_______] are either prepaid under the Series B Note Purchase Agreement or are purchased by one or more Holders pursuant to Section 2.9(b) of the Intercreditor Agreement (the “Assignment Trigger

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Date”), each Holder may assign, sell or otherwise transfer its Notes, in whole or in part, to any Eligible Holder; provided that after giving effect to any such transfer, sale or assignment, Triarc and its Designated Persons shall hold Notes (with respect to which it or any such Designated Person has not sold a participation or granted a pledge or created a security interest) having an aggregate principal amount outstanding in excess of 50% of the Total Series A and Series B Outstandings on the effective date of such transfer, sale or assignment;

provided, in each case of any assignment, sale or other transfer pursuant to clauses (i) or (ii) above that (A) each of the Issuer and the Administrative Holder shall have been given prior written notice of such transfer, sale or assignment,(B) each such transfer, sale or assignment shall be in a minimum principal amount of $500,000 or such lesser amount consented to by the Issuer and the Administrative Holder, and (C) the parties to such transfer, sale or assignment shall execute and deliver to the Issuer (with a copy to the Administrative Agent), for recording in the Register (as hereinafter defined) an Assignment and Assumption, together with any Notes subject to such assignment. Upon such execution, delivery, acceptance and recording, from and after the effective date specified in each Assignment and Assumption, which effective date shall be at least five (5) Business Days after the execution thereof, (1) the assignee thereunder shall be a party hereto and, to the extent provided in such Assignment and Assumption, have the rights and obligations of a Holder hereunder, and (2) the assigning Holder thereunder shall, to the extent provided in such Assignment and Assumption, be released from its obligations under this Agreement.

          (b)      Certain Representations and Warranties; Limitations; Covenants. By executing and delivering an Assignment and Assumption, the parties to the assignment thereunder confirm to and agree with each other and the other parties hereto as follows:

          (i)      the assignee under such Assignment and Assumption is acquiring Notes for its own account, for investment and not with a view to any distribution thereof within the meaning of the Securities Act;

          (ii)      such assignee (A) understands that the Notes have not been and will not be registered under the Securities Act and the Notes are being issued by the Issuer in a transaction exempt from the registration requirements of the Securities Act and (B) agrees that it will not sell all or any part of the Notes and the Notes may not be offered or sold, except pursuant to effective registration statements under the Securities Act or pursuant to applicable exemptions from registration under the Securities Act and in compliance with applicable State laws;

          (iii)      such assignee further understands that the exemption from registration afforded by Rule 144 (the provisions of which are known to the assignee) promulgated under the Securities Act depends on the satisfaction of various conditions, and that, if applicable, Rule 144 may afford the basis for sales only in limited amounts;

          (iv)      such assignee is an “Accredited Investor” (as defined in Rule 501(a) under the Securities Act). The financial position of such assignee is such that it can afford to bear the economic risk of holding the Notes. Such assignee can afford to suffer the complete loss of its investment in the Notes. The knowledge and experience of such assignee in financial and business matters is such that it is capable of evaluating the risks of the investment in the Notes. Such assignee acknowledges that no representations, express or implied, are being made with respect to the Issuer or any of its Subsidiaries, the Notes or otherwise, other than those expressly set forth herein.

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          (v)      Except as disclosed in writing by each assignee, the source of funds to be used by such assignee to pay the purchase price of the Notes purchased by such assignee hereunder does not include assets of any employee benefit plan (other than a plan exempt from the coverage of ERISA) or plan or any other entity the assets of which consist of “plan assets” as defined in Department of Labor regulation Section 2510.3 -101. As used herein, the term “employee benefit plan” shall have the meaning assigned to such term in Section 3 of ERISA, and the term “plan” shall have the meaning assigned thereto in Section 4975(e)(1) of the Code.

          (vi)      other than the representation and warranty that it is the legal and beneficial owner of the interest being assigned thereby free and clear of any adverse claim, the assigning Holder makes no representation or warranty, express or implied, and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with this Agreement or the execution, legality, validity, enforceability, genuineness, sufficiency or value of this Agreement, the other Note Documents or any other instrument or document furnished pursuant hereto or the attachment, perfection or priority of any security interest or mortgage,

          (vii)      the assigning Holder makes no representation or warranty and assumes no responsibility with respect to the financial condition of the Issuer and its Subsidiaries or any other Person primarily or secondarily liable in respect of any of the Obligations, or the performance or observance by the Note Parties or any other Person primarily or secondarily liable in respect of any of the Obligations of any of its obligations under this Agreement or any of the other Note Documents or any other instrument or document furnished pursuant hereto or thereto;

          (viii)      such assignee confirms that it has received a copy of this Agreement, together with copies of the most recent financial statements referred to in Section 5.01 and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into such Assignment and Assumption;

          (ix)      such assignee will, independently and without reliance upon the assigning Holder, the Administrative Holder or any other Holder and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement;

          (x)      such assignee appoints and authorizes the Agents to take such action as agent on its behalf and to exercise such powers under this Agreement and the other Note Documents as are delegated to the Agents by the terms hereof or thereof, together with such powers as are reasonably incidental thereto;

          (xi)      such assignee agrees that it will perform in accordance with this Agreement and the other Note Documents all of the obligations that by the terms thereof are required to be performed by it as a Holder;

          (xii)      such assignee represents and warrants that it is legally authorized to enter into such Assignment and Assumption; and

          (xiii)      such assignee acknowledges that it has complied with the provisions of Section 9.11 to the extent applicable.

          (c)      Register. The Issuer shall maintain a copy of each Assignment and Assumption delivered to it and a register for the recordation of the names and addresses of the Holders, and of the principal amounts of the Notes (and any interest thereon) owing to, each Holder pursuant to the terms hereof from

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time to time (the “Register”). The entries in the Register shall be conclusive absent demonstrable error, and the Issuer, the Administrative Holder and the Holders may treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Holder hereunder for all purposes of this Agreement, notwithstanding notice to the contrary. The Register shall be available for inspection by the Issuer, the Administrative Holder and any Holder, at any reasonable time and from time to time upon reasonable prior notice.

          (d)      New Notes. Upon its receipt of an Assignment and Assumption executed by the parties to such assignment, the Issuer shall (i) record the information contained therein in the Register and (ii) give prompt notice thereof to the Issuer and the Holders (other than the assigning Holder). Promptly after the effectiveness of any assignment by any Holder of all or any portion of such Holder’s Notes, the Issuer (at its expense) shall execute and deliver (x) to the assignee Holder, one or more Notes in an aggregate principal amount equal to the aggregate principal amount of Notes assigned to such assignee Holder and (y) to the assignor Holder, one or more Notes in an aggregate principal amount equal to the aggregate principal amount, if any, of the Notes delivered by such Assignor Holder to the Issuer that were not assigned to such assignee Holder.

          (e)      Participations. Any Holder may from time to time and at any time, without the consent of any Note Party, sell participations in all or any portion of such Holder’s Notes to any other Person (other than a Restricted Entity) that invests in notes, loans, or similar securities; provided that the terms of any such participation shall not entitle the participant to direct such Holder as to the manner in which it votes in connection with any amendment, supplement or other modification of this Agreement or any waiver or consent with respect to any departure from the terms hereof, in each case unless and to the extent that the subject matter thereof is one as to which the consent of all Holders is required in order to approve the same and provided, further, that after giving effect to any participations pursuant to this clause (e), Triarc (and its Affiliates) shall hold Notes with respect to which it has not sold a participation in excess of 50% of the Total Series A and Series B Outstandings on the effective date of such participation.

          (f)      Pledges. Any Holder may from time to time and at any time after the Assignment Trigger Date, without the consent of any Note Party, pledge, collaterally assign or grant a security interest in all or any portion of such Holder’s Notes to any other Person (other than a Restricted Entity); provided that no such pledge, collateral assignment or grant of security interest shall act as a substitution of the applicable pledgee or assignee for such Holder as a party to this Agreement or any other Note Document except, in the case of a subsequent foreclosure, if such foreclosure is made in compliance with the other provisions of this Section 9.06; and provided, further, that after giving effect to any such pledge, collateral assignment or grant of security interest pursuant to this clause (f), Triarc (and its Affiliates) shall hold Notes in excess of 50% of the Total Series A and Series B Outstandings that are not subject to any, pledge, collaterally assignment or any security interests.

          (g)      Assignment by the Issuer. Neither the Parent nor the Issuer shall assign or transfer any of their respective rights or obligations under this Agreement or any of the other Note Documents without the prior written consent of the Administrative Holder and each of the Holders.

          (h)      Satisfaction of Indemnification Obligations. Notwithstanding anything to the contrary contained in this Agreement, any Holder may from time to time, without the consent of any Note Party, assign, transfer or deliver all or any portion of such Holder’s Notes to the Parent or any of its Subsidiaries in satisfaction, in whole or in part, of such Holder’s indemnification obligations under the Merger Agreement in accordance with the terms thereof.

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          9.07.       Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

          9.08.     Integration. This Agreement, together with the other Note Documents, comprises the complete and integrated agreement of the parties on the subject matter hereof and thereof and supersedes all prior agreements, written or oral, on such subject matter. In the event of any conflict between the provisions of this Agreement and those of any other Note Document, the provisions of this Agreement shall control; provided that the inclusion of supplemental rights or remedies in favor of the Agents or Holders in any other Note Document shall not be deemed a conflict with this Agreement. Each Note Document was drafted with the joint participation of the respective parties thereto and shall be construed neither against nor in favor of any party, but rather in accordance with the fair meaning thereof.

          9.09.       Survival of Representations and Warranties. All representations and warranties made hereunder and in any other Note Document or other document delivered pursuant hereto or thereto or in connection herewith or therewith shall survive the execution and delivery hereof and thereof. Such representations and warranties have been or will be relied upon by the Administrative Holder and each Holder, regardless of any investigation made by the Administrative Holder or any Holder or on their behalf and notwithstanding that the Administrative Holder or any Holder may have had notice or knowledge of any Default or Event of Default at the time any Note is purchased hereunder, and shall continue in full force and effect as long as any Note or any other Obligation hereunder shall remain unpaid or unsatisfied.

          9.10.       Severability. If any provision of this Agreement or the other Note Documents is held to be illegal, invalid or unenforceable, (a) the legality, validity and enforceability of the remaining provisions of this Agreement and the other Note Documents shall not be affected or impaired thereby and (b) the parties shall endeavor in good faith negotiations to replace the illegal, invalid or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the illegal, invalid or unenforceable provisions. The invalidity of a provision in a particular jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

          9.11.      Tax Forms.

          (a)      Each Holder that is not a “United States person” within the meaning of Section 7701(a)(30) of the Code (a “Foreign Holder”) shall deliver to the Issuer and the Administrative Holder, prior to receipt of any payment subject to withholding under the Code (or upon accepting an assignment of an interest herein) or upon the reasonable request of the Issuer or the Administrative Holder, two duly signed completed copies of either IRS Form W-8BEN or any successor thereto (relating to such Foreign Holder and entitling it to an exemption from or reduction of withholding tax on all payments to be made to such Foreign Holder by the Issuer pursuant to this Agreement) or IRS Form W-8ECI or any successor thereto (relating to all payments to be made to such Foreign Holder by the Issuer pursuant to this Agreement) or, in the case of a Foreign Holder claiming exemption from U.S. withholding tax under Section 871(h) or 881(c) of the Code with respect to payments of “portfolio interest,” a Form W-8BEN or any successor thereto (and, if such Foreign Holder delivers a Form W-8, a certificate representing that such Foreign Holder is not a bank for purposes of Section 881(c) of the Code, is not a 10-percent shareholder (within the meaning of Section 871(h)(3)(B) of the Code) of the Issuer and is not a controlled foreign corporation related to the Issuer (within the meaning of Section 864(d)(4) of the Code)) claiming complete exemption from U.S. withholding tax. Thereafter and from time to time, each such Foreign Holder shall (A) promptly submit to the Issuer and the Administrative Holder such additional duly completed and signed copies of one of such forms (or such successor forms as shall be adopted from time to time by the relevant United States taxing authorities) as may then be required under then current United States laws and regulations to avoid or reduce, or such evidence as is satisfactory to the Issuer and the

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Administrative Holder of any available exemption from or reduction of, United States withholding taxes in respect of all payments to be made to such Foreign Holder by the Issuer pursuant to this Agreement, (B) promptly notify the Issuer and the Administrative Holder of any change in circumstances which would modify or render invalid any claimed exemption and (C) upon the Issuer’s request, take such steps as shall not be disadvantageous to it, in the reasonable judgment of such Holder, and as may be reasonably necessary to avoid any requirement of applicable Laws that the Issuer make any deduction or withholding for taxes from amounts payable to such Foreign Holder. Notwithstanding anything to the contrary herein, a Foreign Holder shall not be required to deliver any form pursuant to this Section 9.11(a) that it is not entitled or otherwise legally able to deliver.

          (b)      Each Holder that is a “United States person” within the meaning of Section 7701(a)(30) of the Code shall deliver to the Issuer and the Administrative Holder, prior to receipt of any payment subject to withholding under the Code (or upon accepting an assignment of an interest herein) or upon request of the Issuer or the Administrative Holder two duly signed completed copies of IRS Form W-9. Thereafter and from time to time, each such Holder shall (i) promptly submit to the Issuer and the Administrative Holder such additional duly completed and signed copies of such form (or such successor form as shall be adopted from time to time by the relevant United States taxing authorities) as may then be required under then current United States laws and regulations to avoid, or such evidence as is satisfactory to the Issuer and the Administrative Holder of any available exemption from, United States backup withholding taxes in respect of all payments to be made to such Holder by the Issuer pursuant to this Agreement, (ii) promptly notify the Issuer and the Administrative Holder of any change in circumstances which would modify or render invalid any claimed exemption, and (iii) upon the Issuer’s request, take such steps as shall not be disadvantageous to it, in the reasonable judgment of such Holder, and as may be reasonably necessary to avoid any requirement of applicable Laws that the Issuer make any deduction or withholding for taxes from amounts payable to such Holder. If such Holder fails to deliver such forms, then the Issuer may withhold from any payment to such Holder an amount equivalent to the applicable back-up withholding tax imposed by the Code.

          (c)      If any Governmental Authority asserts that the Administrative Holder did not properly withhold or backup withhold, as the case may be, any tax or other amount from payments made to or for the account of any Holder, such Holder shall indemnify the Administrative Holder therefor, including all penalties and interest, any taxes imposed by any jurisdiction on the amounts payable to the Administrative Holder under this Section, and costs and expenses (including Attorney Costs) of the Administrative Holder. The obligation of the Holders under this Section shall survive the repayment of all other Obligations hereunder and the resignation of the Administrative Holder. Nothing contained in this Section 9.11(c) shall alter or otherwise affect the indemnification obligations set forth in Section 3.01.

          9.12.      Governing Law; Consent to Jurisdiction.

          (a)      THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK APPLICABLE TO AGREEMENTS MADE AND TO BE PERFORMED ENTIRELY WITHIN SUCH STATE; PROVIDED THAT THE COLLATERAL AGENT AND EACH HOLDER SHALL RETAIN ALL RIGHTS ARISING UNDER FEDERAL LAW.

          (b)      THE PARTIES HERETO HEREBY CONSENT, UNCONDITIONALLY AND IRREVOCABLY, TO THE NONEXCLUSIVE JURISDICTION OF THE FEDERAL AND STATE COURTS OF THE STATE OF NEW YORK AND WAIVE ANY OBJECTION BASED ON VENUE OR FORUM NON CONVENIENS WITH RESPECT TO ANY PROCEEDING RELATING TO ANY MATTER, CLAIM OR DISPUTE ARISING UNDER THIS AGREEMENT, THE OTHER NOTE DOCUMENTS OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY IN EACH

55

CASE WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER IN CONTRACT, TORT, EQUITY OR OTHERWISE OTHER THAN PURSUIT OF A JUDGMENT ON A NOTE WHERE SUIT IS ALSO BROUGHT IN THE STATE WHERE ANY COLLATERAL IS LOCATED TO TAKE JURISDICTION OF SUCH COLLATERAL. THE PARENT AND THE ISSUER FURTHER CONSENT, GENERALLY, UNCONDITIONALLY AND IRREVOCABLY, TO THE NONEXCLUSIVE JURISDICTION OF THE STATE AND FEDERAL COURTS OF EACH STATE WHERE ANY COLLATERAL IS LOCATED IN RESPECT OF ANY PROCEEDING RELATING TO ANY MATTER, CLAIM OR DISPUTE ARISING WITH RESPECT TO SUCH COLLATERAL INCLUDING BUT NOT LIMITED TO FORECLOSURES, AND THE PARENT AND THE ISSUER AGREE THAT COLLATERAL AGENT AND HOLDERS SHALL HAVE THE RIGHT TO BRING ANY ACTION OR PROCEEDING AGAINST THE PARENT AND THE ISSUER OR THEIR PROPERTY IN THE COURTS OF ANY OTHER JURISDICTION WHICH THE COLLATERAL AGENT OR HOLDERS DEEM NECESSARY OR APPROPRIATE IN ORDER TO REALIZE ON THE COLLATERAL OR OTHER SECURITY FOR THE OBLIGATIONS OR TO OTHERWISE ENFORCE ITS RIGHTS AGAINST THE PARENT OR THE ISSUER’S PROPERTY. THE PARENT AND THE ISSUER FURTHER IRREVOCABLY WAIVE PERSONAL SERVICE OF ANY AND ALL PROCESS UPON THEM AND CONSENT TO THE SERVICE OF PROCESS, GENERALLY, UNCONDITIONALLY AND IRREVOCABLY, AT THE ADDRESSES SET FORTH HEREIN IN CONNECTION WITH ANY OF THE AFORESAID PROCEEDINGS IN ACCORDANCE WITH THE RULES APPLICABLE TO SUCH PROCEEDINGS. TO THE EXTENT PERMITTED BY APPLICABLE LAW, THE PARENT AND THE ISSUER HEREBY IRREVOCABLY WAIVE ANY OBJECTION WHICH THEY MAY NOW HAVE OR HAVE IN THE FUTURE TO THE LAYING OF VENUE IN RESPECT OF ANY OF THE AFORESAID PROCEEDINGS BROUGHT IN THE COURTS REFERRED TO ABOVE AND AGREE NOT TO PLEAD OR CLAIM IN ANY SUCH COURT THAT ANY SUCH ACTION OR PROCEEDING BROUGHT IN ANY SUCH COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM. NOTHING HEREIN SHALL AFFECT THE RIGHT OF THE COLLATERAL AGENT AND THE HOLDERS TO SERVE PROCESS IN ANY MANNER PERMITTED BY LAW OR TO COMMENCE PROCEEDINGS OR OTHERWISE PROCEED AGAINST ANY BORROWER IN ANY JURISDICTION. To the extent that the Parent or the Issuer has or may hereafter acquire any immunity from the jurisdiction of any court or from any legal process (whether through service or notice, attachment prior to judgment, attachment in aid of execution, execution or otherwise) with respect to the Parent or the Issuer or their respective property, the Parent and the Issuer hereby irrevocably waive such immunity in respect of their respective obligations under this Agreement.

          9.13.       Waiver of Right to Trial by Jury and Other Rights. TO THE MAXIMUM EXTENT PERMITTED BY LAW, EACH PARTY HERETO HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVES THE RIGHT TO TRIAL BY JURY AND ANY RIGHT OR CLAIM TO ANY CONSEQUENTIAL DAMAGES, EXEMPLARY DAMAGES, EXPECTANCY DAMAGES, SPECIAL DAMAGES AND GENERAL DAMAGES IN RESPECT OF ANY LITIGATION BASED HEREON, ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT, OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENT (WHETHER VERBAL OR WRITTEN) OR ACTION OF ANY PARTY OR ANY EXERCISE BY ANY PARTY OF ITS RESPECTIVE RIGHTS HEREUNDER OR IN ANY WAY RELATING TO ANY NOTE OR ANY PROPERTY (INCLUDING ANY ACTION TO RESCIND OR CANCEL THIS AGREEMENT, AND ANY CLAIM OR DEFENSE ASSERTING THAT THIS AGREEMENT WAS FRAUDULENTLY INDUCED OR IS OTHERWISE VOID OR VOIDABLE). THIS WAIVER IS A MATERIAL INDUCEMENT FOR THE PARTIES HERETO TO ENTER INTO THIS AGREEMENT AND TO CONSUMMATE THE TRANSACTIONS CONTEMPLATED HEREUNDER.

56

          9.14.       Time of the Essence. For all payments to be made and all obligations to be performed under the Note Documents, time is of the essence.

[Remainder of Page Intentionally Left Blank]

57

          IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first above written.

PARENT:

DEERFIELD TRIARC CAPITAL CORP.

By:
Name:
Title:

ISSUER:

DEERFIELD & COMPANY LLC

By:
Name:
Title:

[SIGNATURE PAGE TO SERIES A NOTE AGREEMENT]

PURCHASERS:

TRIARC DEERFIELD HOLDINGS LLC

By:
Name:
Title:

JONATHAN TRUTTER

[SIGNATURE PAGE TO SERIES A NOTE AGREEMENT]

COLLATERAL AGENT:

TRIARC DEERFIELD HOLDINGS, LLC

By:
Name:
Title:

ADMINISTRATIVE HOLDER:

TRIARC DEERFIELD HOLDINGS, LLC
By:
Name:
Title:

[SIGNATURE PAGE TO SERIES A NOTE AGREEMENT]

EXHIBIT A

FORM OF NOTE

THIS NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY OTHER APPLICABLE SECURITIES LAWS. IT MAY NOT BE SOLD OR OTHERWISE TRANSFERRED UNDER CIRCUMSTANCES THAT WOULD RESULT IN A VIOLATION OF THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT OF 1933 OR SUCH OTHER LAWS.

DEERFIELD & COMPANY LLC
DFR MERGER COMPANY, LLC

SERIES A SENIOR SECURED NOTE DUE DECEMBER 21, 2012

Purchaser: [NAME OF [PURCHASER[HOLDER]]	New York, New York
Face Amount: [$_______________]	_____________ , ______

     FOR VALUE RECEIVED, each of the undersigned, DFR Merger Company, LLC, an Illinois limited liability company (“Buyer Sub”), Deerfield & Company LLC, an Illinois limited liability company (“Deerfield & Co.” and, together with the Buyer Sub, the “Issuer”), hereby promises to pay to the Purchaser set forth above (the [“Purchaser”][“Holder’]), or its registered assigns, the Face Amount set forth above (the “Face Amount”), or, if less, the aggregate unpaid principal amount of this Note, payable at such times, and in such amounts, as are specified in the Note Purchase Agreement referred to below. Capitalized terms used herein and not otherwise defined herein shall have the meanings ascribed to such terms in the Note Purchase Agreement.

     The Issuer promises to pay interest on the unpaid principal amount of this Note from the date made until such principal amount is paid in full, at such interest rates, and payable at such times, as are specified in the Note Purchase Agreement (defined below).

     Both principal and interest are payable via wire transfer of Dollars in immediately available funds to the [Purchaser][Holder].

     This Note is one of the Notes referred to in, and is entitled to the benefits of, the Series A Note Purchase Agreement, dated as of December 21, 2007 (as amended, supplemented or otherwise modified from time to time, the “Note Purchase Agreement”), among the Issuer, Deerfield Triarc Capital Corp., a Maryland corporation (“DFR” or the “Parent”), Triarc Deerfield Holdings, LLC, as Purchaser, as collateral agent (in such capacity, the “Collateral Agent”) and as administrative holder (in such capacity, the “Administrative Holder”) and each other Purchasers and Holder from time to time party thereto as provided therein.

     Reference is made to the Note Purchase Agreement for a more complete statement of the terms and conditions under which the indebtedness evidenced hereby was made and is to be repaid.

     The Note Purchase Agreement, among other things, (a) provides for the receipt of Notes by the [Purchasers] in an aggregate principal amount not to exceed at any time outstanding [$48,868,195], and (b) contains provisions for acceleration of the maturity of the unpaid principal amount of this Note upon the happening of certain stated events and also for prepayments on account of the principal hereof prior to the maturity hereof upon the terms and conditions therein specified.

     This Note is subject to restrictions on assignment and transfer as provided in the Note Purchase Agreement, and until an Assignment and Assumption effecting the assignment or transfer of this Note shall have been accepted by the Issuer and recorded in the Register, the Issuer and the Administrative Holder shall be entitled to deem and treat the [Purchaser][Holder] as the owner and holder of this Note and the indebtedness evidenced hereby.

     This Note is entitled to the benefits of the Guaranty as provided in the Note Documents, if any, and is secured by the Pledged Collateral as provided in the Note Documents.

     The terms of this Note are subject to amendment only in the manner provided in the Note Purchase Agreement.

     This Note shall be governed by, and construed and interpreted in accordance with, the law of the State of New York.

     IN WITNESS WHEREOF, the Issuer has caused this Note to be executed and delivered by a duly authorized Responsible Officer of such Issuer as of the day and year, and at the place, set forth above.

DFR MERGER COMPANY, LLC

By:	___________________________________ Name: Title:

DEERFIELD & COMPANY LLC

By:	___________________________________ Name: Title:

EXHIBIT B

FORM OF ASSIGNMENT AND ASSUMPTION

          Reference is made to the Series A Note Purchase Agreement, dated as of December [__], 2007 (as amended, supplemented or modified from time to time, the “Note Purchase Agreement”), among DFR Merger Company, LLC, an Illinois limited liability company (“Buyer Sub”), Deerfield & Company LLC, an Illinois limited liability company (“Deerfield & Co.” and, together with the Buyer Sub, the “Issuer”), Deerfield Capital Corp., a Maryland corporation (“DFR” or the “Parent”), Triarc Deerfield Holdings, LLC, as the Purchaser, as collateral agent (in such capacity, the “Collateral Agent”) and as administrative holder (in such capacity, the “Administrative Holder”) and each other Holder from time to time party thereto as provided therein. Unless otherwise defined herein, terms defined in the Note Purchase Agreement and used herein shall have the meanings given to them in the Note Purchase Agreement.

          The assignor identified on Schedule l hereto (the “Assignor”) and the assignee identified on Schedule l hereto (the “Assignee”) agree as follows:

          1.      The Assignor hereby irrevocably sells and assigns to the Assignee without recourse to the Assignor, and the Assignee hereby irrevocably purchases and assumes from the Assignor without recourse to the Assignor, as of the Effective Date (as defined below), the interest described in Schedule 1 hereto (the “Assigned Interest”) in and to the Assignor’s rights and obligations under the Note Purchase Agreement with respect to those Notes as are set forth on Schedule 1 hereto (individually, an “Assigned Note”; collectively, the “Assigned Notes”), in a principal amount for each Assigned Note as set forth on Schedule 1 hereto.

          2.      The Assignor (a) makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with the Note Purchase Agreement or with respect to the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Note Purchase Agreement, any other Note Document or any other instrument or document furnished pursuant thereto, other than that the Assignor has not created any adverse claim upon the interest being assigned by it hereunder and that such interest is free and clear of any such adverse claim; (b) makes no representation or warranty and assumes no responsibility with respect to the financial condition of the Parent, the Issuer, or any of their respective Subsidiaries or any other obligor or the performance or observance by the Parent, the Issuer, or any of their respective Subsidiaries or any other obligor of any of their respective obligations under the Note Purchase Agreement or any other Note Document or any other instrument or document furnished pursuant hereto or thereto; and (c) attaches any Notes held by it evidencing the Assigned Notes and (i) requests that the Administrative Holder, upon request by the Assignee, exchange the attached Notes for a new Note or Notes payable to the Assignee and (ii) if the Assignor has retained any interest in the Assigned Notes, requests that the Administrative Holder exchange the attached Notes for a new Note or Notes payable to the Assignor, in each case in amounts which reflect the assignment being made hereby (and after giving effect to any other assignments which have become effective on the Effective Date).

          3.      The Assignee

            (a)      represents and warrants that it is legally authorized to enter into this Assignment and Assumption;

            (b)      represents and warrants that it is acquiring Notes for its own account, for investment and not with a view to any distribution thereof within the meaning of the Securities Act;

            (c)      (i) understands that the Notes have not been and will not be registered under the Securities Act and the Notes have been issued by the Borrowers in a transaction exempt from the registration requirements of the Securities Act and (ii) agrees that it will not sell all or any part of the Notes and the Notes may not be offered or sold, except pursuant to effective registration statements under the Securities Act or pursuant to applicable exemptions from registration under the Securities Act and in compliance with applicable State laws;

            (d)      confirms that it further understands that the exemption from registration afforded by Rule 144 (the provisions of which are known to such Purchaser) promulgated under the Securities Act depends on the satisfaction of various conditions, and that, if applicable, Rule 144 may afford the basis for sales only in limited amounts;

            (e)      represents and warrants that it did not employ any broker or finder in connection with the transactions contemplated in the Note Purchase Agreement and no fees or commissions are payable to or by such assignee except as otherwise provided for in the Note Purchase Agreement;

            (f)      represents and warrants that (i) it is an “Accredited Investor” (as defined in Rule 501(a) under the Securities Act), (ii) its financial position is such that it can afford to bear the economic risk of holding the Notes, (iii) it can afford to suffer the complete loss of its investment in the Notes, (iv) its knowledge and experience in financial and business matters is such that it is capable of evaluating the risks of the investment in the Notes, and (v) it acknowledges that no representations, express or implied, are being made with respect to the Issuer or any of its Subsidiaries, the Notes or otherwise, other than those expressly set forth herein.

            (g)      represents and warrants that except as it has disclosed in writing, the source of funds to be used by the Assignee to pay the purchase price of the Notes hereunder does not include assets of any employee benefit plan (other than a plan exempt from the coverage of ERISA) or plan or any other entity the assets of which consist of “plan assets” as defined in Department of Labor regulation Section 2510.3 -101. As used in this Section 3(g), the term “employee benefit plan” shall have the meaning assigned to such term in Section 3 of ERISA, and the term “plan” shall have the meaning assigned thereto in Section 4975(e)(1) of the Code.

            (h)      confirms that it has received a copy of the Note Purchase Agreement, together with copies of the most recent financial statements referred to in Section 5.01 thereof and such other documents and information as it deems appropriate to make its own credit analysis and decision to enter into such Assignment and Assumption;

            (i)      agrees that it will, independently and without reliance upon the Assignor, the Administrative Holder or any other Holder and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Note Purchase Agreement, the other Note Documents or any other instrument or document furnished pursuant hereto or thereto;

            (j)      appoints and authorizes the Administrative Holder to take such action as agent on its behalf and to exercise such powers and discretion under the Note Purchase Agreement and the other Note Documents or any other instrument or document furnished pursuant hereto or thereto as are delegated to the Administrative Holder by the terms thereof, together with such powers as are reasonably incidental thereto;

            (k)      agrees that it will be bound by the provisions of the Note Purchase Agreement and will perform in accordance with its terms all the obligations that by the terms of the Note Purchase Agreement are required to be performed by it as a Holder; and

            (l)      acknowledges that it has complied with the provisions of Section 9.06 to the extent applicable.

          4.      The effective date of this Assignment and Assumption shall be the Effective Date of Assignment described in Schedule 1 hereto (the “Effective Date”). Following the execution of this Assignment and Assumption, it will be delivered to the Administrative Holder for acceptance and recording by the Administrative Holder pursuant to the Note Purchase Agreement, effective as of the Effective Date (which shall not, unless otherwise agreed to by the Administrative Holder, be earlier than five Business Days after the date of such acceptance and recording by the Administrative Holder).

          5.      Upon such acceptance and recording, from and after the Effective Date, the Administrative Holder or the Borrowers, as applicable, shall make all payments in respect of the Assigned Interest (including payments of principal, interest, fees and other amounts) to the Assignor for amounts which have accrued to the Effective Date and to the Assignee for amounts which have accrued subsequent to the Effective Date.

          6.      From and after the Effective Date, (a) the Assignee shall be a party to the Note Purchase Agreement and, to the extent provided in this Assignment and Assumption, have the rights and obligations of a Lender thereunder and under the other Loan Documents and shall be bound by the provisions thereof and (b) the Assignor shall, to the extent provided in this Assignment and Assumption, relinquish its rights and be released from its obligations under the Note Purchase Agreement.

          7.      This Assignment and Assumption shall be governed by and construed in accordance with the laws of the State of New York.

          IN WITNESS WHEREOF, the parties hereto have caused this Assignment and Assumption to be executed as of the date first above written by their respective duly authorized officers on Schedule 1 hereto.

[Name of Assignor]	[Name of Assignee]

By:	By:
Name:	Name:
Title:	Title:

[SIGNATURE PAGE TO ASSIGNMENT AND ACCEPTANCE]

Accepted and consented to:

TRIARC COMPANIES, INC., as
Administrative Holder

By: ____________________________
       Name:
       Title:

[SIGNATURE PAGE TO ASSIGNMENT AND ACCEPTANCE]

Schedule 1
to Assignment and Assumption

Name of Assignor:
Name of Assignee:
Effective Date of Assignment:

Principal
Tranche of Notes Assigned	Amount Assigned
$ ____________

ANNEX G

SERIES A GUARANTY AND PLEDGE AGREEMENT

Dated as of December [__], 2007

among

DEERFIELD & COMPANY LLC

DEERFIELD CAPITAL CORP.

DEERFIELD CAPITAL MANAGEMENT LLC

DEERFIELD TRIARC TRS HOLDINGS, INC.

and

Each Other Grantor
From Time to Time Party Hereto

and

TRIARC DEERFIELD HOLDINGS, LLC
as Collateral Agent

REFERENCE IS MADE TO THE INTERCREDITOR AGREEMENT DATED AS OF DECEMBER [__], 2007 (AS AMENDED, RESTATED, SUPPLEMENTED OR OTHERWISE MODIFIED FROM TIME TO TIME, THE “INTERCREDITOR AGREEMENT”), AMONG TRIARC DEERFIELD HOLDINGS, LLC, AND JONATHAN TRUTTER AS HOLDERS OF THE SERIES A NOTES (AS DEFINED THEREIN), GREGORY H. SACHS AND SCOTT A. ROBERTS, AS HOLDERS OF THE SERIES B NOTES (AS DEFINED THEREIN), TRIARC DEERFIELD HOLDINGS, LLC, AS COLLATERAL AGENT, DEERFIELD & COMPANY LLC AND DEERFIELD CAPITAL CORP. NOTWITHSTANDING ANYTHING HEREIN TO THE CONTRARY, THIS INSTRUMENT IS SUBJECT TO THE PROVISIONS OF THE INTERCREDITOR AGREEMENT. IN THE EVENT OF ANY CONFLICT OR INCONSISTENCY BETWEEN THE PROVISIONS OF THE INTERCREDITOR AGREEMENT AND THIS INSTRUMENT, THE PROVISIONS OF THE INTERCREDITOR AGREEMENT SHALL CONTROL.1

_______________________
1 Legend to be removed without the consent of any party hereto, as provided in Section 2.1(e) of the Intercreditor Agreement.

i

(continued)

ii

ANNEXES AND SCHEDULES

Annex 1	Form of Pledge Amendment
Annex 2	Form of Joinder Agreement

Schedule 1	Filings
Schedule 2	Jurisdiction of Organization; Chief Executive Office
Schedule 3	Pledged Collateral

iii

          SERIES A GUARANTY AND PLEDGE AGREEMENT, dated as of December [__], 2007, by Deerfield & Company LLC (the “Issuer”), Deerfield Capital Corp. (“DFR” or the “Parent”), Deerfield Capital Management LLC (“DCM”), Deerfield Triarc TRS Holdings, Inc. and each of the other entities listed on the signature pages hereof or that becomes a party hereto pursuant to Section 8.6 (together with the Issuer, DFR and DCM, the “Grantors”), in favor of Triarc Deerfield Holdings, LLC (“TDH”), as collateral agent (in such capacity, together with its successors and permitted assigns, the “Collateral Agent”) on behalf of the Secured Parties.

W I T N E S S E T H:

          WHEREAS, pursuant to the Note Purchase Agreement dated as of December [__], 2007 (as the same may be amended, restated, supplemented or otherwise modified from time to time, the “Note Purchase Agreement”) among the Issuer, DFR, TDH, as Administrative Holder, the Purchasers and each other Holder from time to time party thereto as provided therein, the Purchasers have agreed to receive one or more Notes as payment in full of the Aggregate Note Consideration;

          WHEREAS, each Grantor (other than the Issuer) has agreed to guaranty the Obligations (as defined in the Note Purchase Agreement) of the Issuer and to pledge its Capital Stock in favor of the Collateral Agent for the Benefit of the Secured Parties;

          WHEREAS, each Grantor will derive substantial direct and indirect benefits from the Acquisition and the issuance of the Notes pursuant to the Note Purchase Agreement; and

          WHEREAS, it is a condition precedent to the consummation of the Acquisition that the Grantors shall have executed and delivered this Agreement to the Collateral Agent for the benefit of the Secured Parties;

          NOW, THEREFORE, in consideration of the premises and to induce the Purchasers to purchase their respective Notes under the Note Purchase Agreement, each Grantor hereby agrees with the Collateral Agent as follows:

ARTICLE I

DEFINED TERMS

      Section 1.1 Definitions.

          (a) Capital terms used herein without definition are used as defined in the Note Purchase Agreement.

          (b) The following terms shall have the following meanings:

          “Agreement” means this Series A Guaranty and Pledge Agreement.

          “Issuer” has the meaning specified in the preamble hereto.

          “Event of Default” has the meaning specified in Section 7.01 of the Note Purchase Agreement.

          “Excluded Equity” means any voting stock in excess of 65% of the total combined voting power of any Foreign Subsidiary. For the purposes of this definition, “voting power” means, with respect to any issuer, the issued and outstanding shares of each class of Capital Stock of such issuer entitled to vote (within the meaning of Treasury Regulations § 1.956 -2(c)(2)).

          “Excluded Pledged Collateral” means, collectively, (i) Excluded Equity and (ii) any Capital Stock that is subject to a prohibition on, or requires the consent of any Person other than the Issuer, any other Grantor or any Subsidiary of the Parent that has not been obtained as a condition to, the creation by such Grantor of a Lien on any right, title or interest in such Capital Stock or related thereto, but only to the extent, and for as long as, such prohibition is not terminated or rendered unenforceable or otherwise deemed ineffective by the UCC.

          “Foreign Subsidiary” means with respect to any Person, a Subsidiary of such Person, which Subsidiary is not incorporated or otherwise organized under the laws of a state of the United States of America.

          “Guaranteed Obligations” has the meaning set forth in Section 2.1.

          “Guarantor” means each Grantor other than the Issuer.

          “Guaranty” means the guaranty of the Guaranteed Obligations made by the Guarantors as set forth in this Agreement.

          “Liabilities” means all claims, actions, suits, judgments, damages, losses, liability, obligations, responsibilities, fines, penalties, sanctions, costs, fees, taxes, commissions, charges, disbursements and expenses, in each case of any kind or nature (including interest accrued thereon or as a result thereto and fees, charges and disbursements of financial, legal and other advisors and consultants), whether joint or several, whether or not indirect, contingent, consequential, actual, punitive, treble or otherwise.

          “Note Purchase Agreement” has the meaning specified in the recitals hereto.

          “Permits” means, with respect to any Person, any permit, approval, authorization, license, registration, certificate, concession, grant, franchise, variance or permission from, and any other Contractual Obligations with, any Governmental Authority, in each case whether or not having the force of law and applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject.

          “Pledged Certificated Stock” means all certificated securities and any other Capital Stock of any Person evidenced by a certificate, instrument or other similar document (as defined in the UCC), in each case owned by any Grantor, and any distribution of property made on, in respect of or in exchange for the foregoing from time to time, including all Capital Stock listed on Schedule 3 (to the extent such Capital Stock is certificated). Pledged Certificated Stock excludes any Excluded Equity.

          “Pledged Collateral” means the Pledged Stock and the certificates representing the Pledged Certificated Stock, and all dividends, distributions, cash, instruments and other property or proceeds from time to time received, receivable or otherwise distributed in respect of

2

or in exchange for any or all of the Pledged Stock. Pledged Collateral excludes any Excluded Pledged Collateral.

          “Pledged Stock” means all Pledged Certificated Stock and all Pledged Uncertificated Stock.

          “Pledged Uncertificated Stock” means any Capital Stock of any Person that is not Pledged Certificated Stock, including all right, title and interest of any Grantor as a limited or general partner in any partnership not constituting Pledged Certificated Stock or as a member of any limited liability company, all right, title and interest of any Grantor in, to and under any Organizational Document of any partnership or limited liability company to which it is a party, and any distribution of property made on, in respect of or in exchange for the foregoing from time to time, including in each case those interests set forth on Schedule 3, to the extent such interests are not certificated. Pledged Uncertificated Stock excludes any Excluded Equity.

          “Related Persons” means, with respect to any Person, each Affiliate of such Person and each director, officer, employee, agent, trustee, representative, attorney, accountant and each insurance, environmental, legal, financial and other advisor and other consultants and agents of or to such Person or any of its Affiliates.

          “Secured Party” means the Administrative Holder, Collateral Agent and each Holder.

          “UCC” means the Uniform Commercial Code as from time to time in effect in the State of New York; provided, however, that, in the event that, by reason of mandatory provisions of any applicable Requirement of Law, any of the attachment, perfection or priority of the Collateral Agent’s or any other Secured Party’s security interest in any Pledged Collateral is governed by the Uniform Commercial Code of a jurisdiction other than the State of New York, “UCC” shall mean the Uniform Commercial Code as in effect in such other jurisdiction for purposes of the provisions hereof relating to such attachment, perfection or priority and for purposes of the definitions related to or otherwise used in such provisions.

     Section 1.2 Certain Other Terms.

          (a) The meanings given to terms defined herein shall be equally applicable to both the singular and plural forms of such terms. The terms “herein”, “hereof” and similar terms refer to this Agreement as a whole and not to any particular Article, Section or clause in this Agreement. References herein to an Annex, Schedule, Article, Section or clause refer to the appropriate Annex or Schedule to, or Article, Section or clause in this Agreement. Where the context requires, provisions relating to any Pledged Collateral when used in relation to a Grantor shall refer to such Grantor’s Pledged Collateral or any relevant part thereof.

          (b) Other Interpretive Provisions:

          (i) Defined Terms. Unless otherwise specified herein or therein, all terms defined in this Agreement shall have the defined meanings when used in any certificate or other document made or delivered pursuant hereto.

3

          (ii) The Agreement. The words “hereof”, “herein”, “hereunder” and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement.

          (iii) Certain Common Terms. The term “including” is not limiting and means “including without limitation.”

          (iv) Performance; Time. Whenever any performance obligation hereunder (other than a payment obligation) shall be stated to be due or required to be satisfied on a day other than a Business Day, such performance shall be made or satisfied on the next succeeding Business Day. In the computation of periods of time from a specified date to a later specified date, the word “from” means “from and including”; the words “to” and “until” each mean “to but excluding”, and the word “through” means “to and including.” If any provision of this Agreement refers to any action taken or to be taken by any Person, or which such Person is prohibited from taking, such provision shall be interpreted to encompass any and all means, direct or indirect, of taking, or not taking, such action.

          (v) Contracts. Unless otherwise expressly provided herein, references to agreements and other contractual instruments, including this Agreement and the other Note Documents, shall be deemed to include all subsequent amendments, thereto, restatements and substitutions thereof and other modifications and supplements thereto, which are in effect from time to time, but only to the extent such amendments and other modifications are not prohibited by the terms of any Note Document.

          (vi) Laws. References to any statute or regulation are to be construed as including all statutory and regulatory provisions related thereto or consolidating, amending, replacing, supplementing or interpreting the statute or regulation.

ARTICLE II

GUARANTY

     Section 2.1 Guaranty. To induce the Purchasers to receive the Notes as payment in full of the Aggregate Note Consideration, each Guarantor hereby, jointly and severally, absolutely, unconditionally and irrevocably guarantees, as primary obligor and not merely as surety, the full and punctual payment when due, whether at stated maturity or earlier, by reason of acceleration, mandatory prepayment or otherwise in accordance with any Note Document, of all the Obligations of the Issuer whether existing on the date hereof or hereinafter incurred or created (the “Guaranteed Obligations”). This Guaranty by each Guarantor hereunder constitutes a guaranty of payment and not of collection.

     Section 2.2 Limitation of Guaranty. Any term or provision of this Guaranty or any other Note Document to the contrary notwithstanding, the maximum aggregate amount for which any Subsidiary Guarantor shall be liable hereunder shall not exceed the maximum amount for which such Subsidiary Guarantor can be liable without rendering this Guaranty or any other Note Document, as it relates to such Subsidiary Guarantor, subject to avoidance under applicable Requirements of Law relating to fraudulent conveyance or fraudulent transfer (including the Uniform Fraudulent Conveyance Act, the Uniform Fraudulent Transfer Act and Section 548 of title 11 of the United States Code or any applicable provisions of comparable Requirements of

4

Law) (collectively, “Fraudulent Transfer Laws”). Any analysis of the provisions of this Guaranty for purposes of Fraudulent Transfer Laws shall take into account the right of contribution established in Section 2.3 and, for purposes of such analysis, give effect to any discharge of intercompany debt as a result of any payment made under the Guaranty.

     Section 2.3 Contribution. To the extent that any Subsidiary Guarantor shall be required hereunder to pay any portion of any Guaranteed Obligation exceeding the greater of (a) the amount of the value actually received by such Subsidiary Guarantor from the Acquisition and (b) the amount such Subsidiary Guarantor would otherwise have paid if such Subsidiary Guarantor had paid the aggregate amount of the Guaranteed Obligations (excluding the amount thereof repaid by the Issuer and the Parent) in the same proportion as such Subsidiary Guarantor’s net worth on the date enforcement is sought hereunder bears to the aggregate net worth of all the Subsidiary Guarantors on such date, then such Subsidiary Guarantor shall be reimbursed by such other Subsidiary Guarantors for the amount of such excess, pro rata, based on the respective net worth of such other Subsidiary Guarantors on such date. The rights of the Subsidiary Guarantors set forth in this Section 2.3 shall not be construed in any way to limit the liability of any Subsidiary Guarantor hereunder.

     Section 2.4 Authorization; Other Agreements. The Secured Parties are hereby authorized, without notice to or demand upon any Guarantor and without discharging or otherwise affecting the obligations of any Guarantor hereunder and without incurring any liability hereunder, from time to time, to do each of the following:

          (a) (i) modify, amend, supplement or otherwise change, (ii) accelerate or otherwise change the time or place of payment or increase the rate of interest or (iii) waive or otherwise consent to noncompliance with, any Guaranteed Obligation or any Note Document;

          (b) apply to the Guaranteed Obligations any sums by whomever paid or however realized to any Guaranteed Obligation in such order as provided in the Note Documents;

          (c) refund at any time any payment received by any Secured Party in respect of any Guaranteed Obligation;

          (d) (i) sell, exchange, enforce, waive, substitute, liquidate, terminate, release, abandon, fail to perfect, subordinate, accept, substitute, surrender, exchange, affect, impair or otherwise alter or release any Pledged Collateral for any Guaranteed Obligation or any other guaranty therefor in any manner, (ii) receive, take and hold additional Pledged Collateral to secure any Guaranteed Obligation, (iii) add, release or substitute any one or more other Guarantors, makers or endorsers of any Guaranteed Obligation or any part thereof and (iv) otherwise deal in any manner with the Issuer and any Guarantor, maker or endorser of any Guaranteed Obligation or any part thereof; and

          (e) settle, release, compromise, collect or otherwise liquidate the Guaranteed Obligations.

     Section 2.5 Guaranty Absolute and Unconditional. Each Guarantor hereby waives and agrees not to assert any defense, whether arising in connection with or in respect of any of the following or otherwise, and hereby agrees that its obligations under this Guaranty are irrevocable, absolute and unconditional and shall not be discharged as a result of or otherwise affected by any of the following (which may not be pleaded and evidence of which may not be introduced in any

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proceeding with respect to this Guaranty, in each case except as otherwise agreed in writing by the Collateral Agent):

          (a) the invalidity or unenforceability of any obligation of the Issuer or any Guarantor under any Note Document or any other agreement or instrument relating thereto (including any amendment, consent or waiver thereto), or any security for, or other guaranty of, any Guaranteed Obligation or any part thereof, or the lack of perfection or continuing perfection or failure of priority of any security for the Guaranteed Obligations or any part thereof;

          (b) the absence of (i) any attempt to collect any Guaranteed Obligation or any part thereof from the Issuer or any Guarantor or other action to enforce the same or (ii) any action to enforce any Note Document or any Lien thereunder;

          (c) the failure by any Person to take any steps to perfect and maintain any Lien on, or to preserve any rights with respect to, any Pledged Collateral;

          (d) any workout, insolvency, bankruptcy proceeding, reorganization, arrangement, liquidation or dissolution by or against the Issuer, any Guarantor or any other Subsidiaries of the Parent or any procedure, agreement, order, stipulation, election, action or omission thereunder, including any discharge or disallowance of, or bar or stay against collecting, any Guaranteed Obligation (or any interest thereon) in or as a result of any such proceeding;

          (e) any foreclosure, whether or not through judicial sale, and any other sale of any Pledged Collateral or any election following the occurrence of an Event of Default by any Secured Party to proceed separately against any Pledged Collateral in accordance with such Secured Party’s rights under any applicable Requirement of Law; or

          (f) any other defense, setoff, counterclaim or any other circumstance that might otherwise constitute a legal or equitable discharge of the Issuer, any Guarantor or any of the other Subsidiaries of the Parent, in each case other than the payment in full of the Guaranteed Obligations.

     Section 2.6 Waivers. To the fullest extent permitted by applicable law, each Guarantor hereby unconditionally and irrevocably waives and agrees not to assert any claim, defense, setoff or counterclaim based on diligence, promptness, presentment, requirements for any demand or notice hereunder including any of the following: (a) any demand for payment or performance and protest and notice of protest; (b) any notice of acceptance; (c) any presentment, demand, protest or further notice or other requirements of any kind with respect to any Guaranteed Obligation (including any accrued but unpaid interest thereon) becoming immediately due and payable; (d) the right to require any Secured Party, as a condition to payment or performance by such Guarantor, to proceed against the Issuer or any other Guarantor; (e) any defense based upon a statute or rule of law which provides that the obligation of a surety must be neither larger in amount or more burdensome than that of the principal; (f) any defense based upon any Secured Party’s errors or omissions and (g) any other notice in respect of any Guaranteed Obligation or any part thereof, and any defense arising by reason of any disability or lack of authority or other defense of the Issuer or any Guarantor. Each Guarantor further unconditionally and irrevocably agrees not to (x) enforce or otherwise exercise any right of subrogation or any right of reimbursement or contribution or similar right against the Issuer or any Guarantor by reason of any Note Document or any payment made thereunder or (y) assert any claim, defense, setoff or counterclaim it may have against any other Note Party or set off any

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of its obligations to such other Note Party against obligations of such Note Party to such Guarantor. No obligation of any Guarantor hereunder shall be discharged other than by complete performance.

     Section 2.7 Reliance. Each Guarantor hereby assumes responsibility for keeping itself informed of the financial condition of the Issuer, each Guarantor and any other guarantor, maker or endorser of any Guaranteed Obligation or any part thereof, and of all other circumstances bearing upon the risk of nonpayment of any Guaranteed Obligation or any part thereof that diligent inquiry would reveal, and each Guarantor hereby agrees that no Secured Party shall have any duty to advise any Guarantor of information known to it regarding such condition or any such circumstances. In the event any Secured Party, in its sole discretion, undertakes at any time or from time to time to provide any such information to any Guarantor, such Secured Party shall be under no obligation to (a) undertake any investigation not a part of its regular business routine, (b) disclose any information that such Secured Party, pursuant to accepted or reasonable commercial finance or banking practices, wishes to maintain confidential or (c) make any future disclosures of such information or any other information to any Guarantor.

ARTICLE III

GRANT OF SECURITY INTEREST

     Section 3.1 Grant of Security Interest in Pledged Collateral. Each Grantor, as collateral security for the prompt and complete payment and performance when due (whether at stated maturity, by acceleration or otherwise) of the Obligations of such Grantor (the “Secured Obligations”), hereby mortgages, pledges and hypothecates to the Collateral Agent for the benefit of the Secured Parties, and grants to the Collateral Agent for the benefit of the Secured Parties a Lien on and security interest in, all of its right, title and interest in, to and under the Pledged Collateral of such Grantor.

ARTICLE IV

REPRESENTATIONS AND WARRANTIES

          To induce the Purchasers, the Holders and the Collateral Agent to enter into the Note Documents, each Grantor hereby represents and warrants each of the following to the Collateral Agent, the Purchasers, the Holders and the other Secured Parties:

     Section 4.1 Title; No Other Liens. Except for the Lien granted to the Collateral Agent pursuant to this Agreement and other Liens permitted pursuant to clauses (a), (c) and (f) of Section 6.02 of the Note Purchase Agreement, such Grantor owns each item of the Pledged Collateral free and clear of any and all Liens or claims of others. Such Grantor (a) is the record and beneficial owner of the Pledged Collateral pledged by it hereunder constituting instruments or certificates and (b) has rights in or the power to transfer each other item of Pledged Collateral in which a Lien is granted by it hereunder, free and clear of any other Lien.

     Section 4.2 Perfection and Priority. The security interest granted pursuant to this Agreement constitutes a valid and continuing perfected security interest in favor of the Collateral Agent in all Pledged Collateral subject to the completion of the filings of UCC financing statements and other actions specified on Schedule 1 (which, in the case of all filings and other documents referred to on such schedule, have been delivered to the Collateral Agent in completed

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and duly authorized form). Such security interest shall be prior to all other Liens on the Pledged Collateral except for the Liens permitted by clauses (a) and (f) of Section 6.02 of the Note Purchase Agreement having priority over the Collateral Agent’s Lien by operation of law or permitted pursuant to the Note Purchase Agreement upon the delivery of all Pledged Certificated Stock to the Collateral Agent, properly endorsed for transfer to the Collateral Agent or in blank. Except as set forth in this Section 4.2, all actions by each Grantor necessary to protect and perfect the Lien granted hereunder on the Pledged Collateral have been duly taken.

     Section 4.3 Jurisdiction of Organization; Chief Executive Office. Such Grantor’s jurisdiction of organization, legal name and organizational identification number, if any, and the location of such Grantor’s chief executive office or sole place of business, in each case as of the date hereof, is specified on Schedule 2.

     Section 4.4 Pledged Collateral. (a) The Pledged Stock pledged by such Grantor hereunder (a) is listed on Schedule 3 and constitutes that percentage of the issued and outstanding equity of all classes of each issuer thereof as set forth on Schedule 3, (b) has been duly authorized, validly issued and is fully paid and nonassessable (other than Pledged Stock in limited liability companies and partnerships) and (c) constitutes the legal, valid and binding obligation of the obligor with respect thereto, enforceable in accordance with its terms and (d) except as set forth on Schedule 3, no Capital Stock owned by any Grantor as of the date hereof constitutes Excluded Pledged Collateral.

          (b) As of the Closing Date, all Pledged Collateral (other than Pledged Uncertificated Stock) has been delivered to the Collateral Agent in accordance with Section 5.3(a).

     Section 4.5 Enforcement. No Permit, notice to or filing with any Governmental Authority or any other Person or any consent from any Person is required for the exercise by the Collateral Agent of its rights (including voting rights) provided for in this Agreement or the enforcement of remedies in respect of the Pledged Collateral pursuant to this Agreement, including the transfer of any Pledged Collateral, except as may be required in connection with the disposition of any portion of the Pledged Collateral by laws affecting the offering and sale of securities generally.

     Section 4.6 Representations and Warranties of the Note Purchase Agreement. The representations and warranties as to such Grantor made in Article IV (Representations and Warranties) of the Note Purchase Agreement are true and correct on the Closing Date and may be relied upon by each of the Secured Parties.

ARTICLE V

COVENANTS

          Each Grantor agrees with the Collateral Agent to the following, as long as any Obligation remains outstanding (other than contingent indemnification Obligations to the extent no claim giving rise thereto has been asserted):

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     Section 5.1 Maintenance of Perfected Security Interest; Further Documentation and Consents.

          (a) Generally. Such Grantor shall not, unless otherwise permitted by the Note Purchase Agreement, enter into any Contractual Obligation or undertaking restricting the right or ability of such Grantor or the Collateral Agent to sell, assign, convey or transfer any Pledged Collateral.

          (b) Such Grantor shall maintain the security interest created by this Agreement as a perfected security interest having at least the priority described in Section 4.2 and shall defend such security interest and such priority against the claims and demands of all Persons.

          (c) At any time and from time to time, upon the written request of the Collateral Agent, such Grantor shall, for the purpose of obtaining or preserving the full benefits of this Agreement and of the rights and powers herein granted, promptly and duly execute and deliver, and have recorded, such further documents, including an authorization to file (or, as applicable, the filing) of any financing statement or amendment under the UCC (or other filings under similar Requirements of Law) in effect in any jurisdiction with respect to the security interest created hereby.

     Section 5.2 Changes in Locations, Name, Etc. Except upon 10 days’ prior written notice to the Collateral Agent (or such shorter time which the Collateral Agent may agree in its sole discretion) and delivery to the Collateral Agent of all documents reasonably requested by the Collateral Agent to maintain the validity, perfection and priority of the security interests provided for herein, such Grantor shall not do any of the following:

          (i) change its jurisdiction of organization or its location, in each case from that referred to in Section 4.3; or

          (ii) change its legal name or organizational identification number, if any, or corporation, limited liability company, partnership or other organizational structure to such an extent that any financing statement filed in connection with this Agreement would become misleading.

      Section 5.3 Pledged Collateral.

          (a) Delivery of Pledged Collateral. Such Grantor shall deliver to the Collateral Agent, in suitable form for transfer and in form and substance reasonably satisfactory to the Collateral Agent all Pledged Certificated Stock.

          (b) Event of Default. Subject to any applicable law, during the continuance of an Event of Default, the Collateral Agent shall have the right, at any time in its sole discretion, to (i) transfer to or to register in its name or in the name of its nominees any Pledged Collateral and (ii) exchange any certificate or instrument representing or evidencing any Pledged Collateral for certificates or instruments of smaller or larger denominations.

          (c) Cash Distributions with respect to Pledged Collateral. Except during the continuance of an Event of Default or as otherwise provided in Article VI and subject to the

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limitations set forth in the Note Purchase Agreement, such Grantor shall be entitled to receive all cash distributions paid in respect of the Pledged Collateral.

          (d) Voting Rights. Except as provided in Article VI, such Grantor shall be entitled to exercise all voting, consent and corporate, partnership, limited liability company and similar rights with respect to the Pledged Collateral; provided, however, that no vote shall be cast, consent given or right exercised or other action taken by such Grantor that would impair the Pledged Collateral or be inconsistent with or result in any violation of any provision of any Note Document.

     Section 5.4 Compliance with Note Purchase Agreement. Such Grantor agrees to comply with all covenants and other provisions applicable to it under the Note Purchase Agreement and agrees to the same submission to jurisdiction as that agreed to by the Issuer in the Note Purchase Agreement.

ARTICLE VI

REMEDIAL PROVISIONS

      Section 6.1 Code and Other Remedies.

          (a) UCC Remedies. During the continuance of an Event of Default, the Collateral Agent may exercise, in addition to all other rights and remedies granted to it in this Agreement and in any other instrument or agreement securing, evidencing or relating to any Secured Obligation, all rights and remedies of a secured party under the UCC or any other applicable law.

          (b) Disposition of Collateral. Without limiting the generality of the foregoing, during the continuance of an Event of Default, the Collateral Agent may, without demand of performance or other demand, presentment, protest, advertisement or notice of any kind (except any notice required by any applicable law) to or upon any Grantor or any other Person (all and each of which demands, defenses, advertisements and notices are hereby waived), (personally or through its agents or attorneys), (i) collect, receive, appropriate and realize upon any Pledged Collateral and (ii) sell, assign, convey, transfer, grant option or options to purchase and deliver any Pledged Collateral (or enter into Contractual Obligations to do any of the foregoing), in one or more parcels at public or private sale or sales, at any exchange, broker’s board or office of any Secured Party or elsewhere upon such terms and conditions as it may deem advisable and at such prices as it may deem best, for cash or on credit or for future delivery without assumption of any credit risk. The Administrative Agent shall have the right, upon any such public sale or sales and, to the extent permitted by the UCC and other applicable Requirements of Law, upon any such private sale, to purchase the whole or any part of the Pledged Collateral so sold, free of any right or equity of redemption of any Grantor, which right or equity is hereby waived and released.

          (c) Application of Proceeds. The Collateral Agent shall apply the cash proceeds of any action taken by it pursuant to this Section 6.1, after deducting all reasonable costs and expenses of every kind incurred in connection therewith or incidental to the care or safekeeping of any Pledged Collateral or in any way relating to the Pledged Collateral or the rights of the Collateral Agent and any other Secured Party hereunder, including reasonable attorneys’ fees and disbursements, to the payment in whole or in part of the Secured Obligations,

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as set forth in the Note Purchase Agreement, and only after such application and after the payment by the Collateral Agent of any other amount required by any Requirement of Law, need the Collateral Agent account for the surplus, if any, to any Grantor.

          (d) Direct Obligation. Neither the Collateral Agent nor any other Secured Party shall be required to make any demand upon, or pursue or exhaust any right or remedy against, any Grantor, any other Note Party or any other Person with respect to the payment of the Obligations or to pursue or exhaust any right or remedy with respect to any Pledged Collateral therefor or any direct or indirect guaranty thereof. All of the rights and remedies of the Collateral Agent and any other Secured Party under any Note Document shall be cumulative, may be exercised individually or concurrently and not exclusive of any other rights or remedies provided by any Requirement of Law. To the extent it may lawfully do so, each Grantor absolutely and irrevocably waives and relinquishes the benefit and advantage of, and covenants not to assert against the Collateral Agent or any Secured Party, any valuation, stay, appraisement, extension, redemption or similar laws and any and all rights or defenses it may have as a surety, now or hereafter existing, arising out of the exercise by them of any rights hereunder. If any notice of a proposed sale or other disposition of any Pledged Collateral shall be required by law, such notice shall be deemed reasonable and proper if given at least 10 days before such sale or other disposition.

     Section 6.2 Pledged Collateral. (a) Voting Rights. During the continuance of an Event of Default, upon notice by the Collateral Agent to the relevant Grantor or Grantors, the Collateral Agent or its nominee may exercise (A) any voting, consent, corporate and other right pertaining to the Pledged Collateral at any meeting of shareholders, partners or members, as the case may be, of the relevant issuer or issuers of Pledged Collateral or otherwise and (B) any right of conversion, exchange and subscription and any other right, privilege or option pertaining to the Pledged Collateral as if it were the absolute owner thereof (including the right to exchange at its discretion any Pledged Collateral upon the merger, amalgamation, consolidation, reorganization, recapitalization or other fundamental change in the corporate or equivalent structure of any issuer of Pledged Stock, the right to deposit and deliver any Pledged Collateral with any committee, depositary, transfer agent, registrar or other designated agency upon such terms and conditions as the Collateral Agent may determine), all without liability except to account for property actually received by it; provided, however, that subject to any applicable law, the Collateral Agent shall have no duty to any Grantor to exercise any such right, privilege or option and shall not be responsible for any failure to do so or delay in so doing.

          (b) Proxies. In order to permit the Collateral Agent to exercise the voting and other consensual rights that it may be entitled to exercise pursuant to this Section and to receive all dividends and other distributions that it may be entitled to receive pursuant to this Section, (i) each Grantor shall promptly execute and deliver (or cause to be executed and delivered) to the Collateral Agent all such proxies, dividend payment orders and other instruments as the Collateral Agent may from time to time reasonably request and (ii) without limiting the effect of clause (i) above, such Grantor hereby grants to the Collateral Agent an irrevocable proxy to vote all or any part of the Pledged Collateral and to exercise all other rights, powers, privileges and remedies to which a holder of the Pledged Collateral would be entitled (including giving or withholding written consents of shareholders, partners or members, as the case may be, calling special meetings of shareholders, partners or members, as the case may be, and voting at such meetings), which proxy shall be effective, automatically and without the necessity of any action (including any transfer of any Pledged Collateral on the record books of

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the issuer thereof) by any other person (including the issuer of such Pledged Collateral or any officer or agent thereof) during the continuance of an Event of Default and which proxy shall terminate upon the cure or waiver of any Event of Default then existing or the payment in full of the Secured Obligations (other than contingent indemnification obligations to the extent no claim giving rise thereto has been asserted).

          (c) Authorization of the Issuer. Each Grantor hereby expressly irrevocably authorizes and instructs, without any further instructions from such Grantor, each issuer of any Pledged Collateral pledged hereunder by such Grantor to (i) comply with any instruction received by it from the Collateral Agent in writing that states that an Event of Default is continuing and each Grantor agrees that such issuer shall be fully protected from Liabilities to such Grantor in so complying and (ii) unless otherwise expressly permitted hereby or the Note Purchase Agreement, pay any dividend or make any other payment with respect to the Pledged Collateral directly to the Collateral Agent.

     Section 6.3 Proceeds to be Turned over to and Held by Collateral Agent. Unless otherwise expressly provided in the Note Purchase Agreement or this Agreement, all proceeds of any Pledged Collateral received by any Grantor hereunder in cash or Cash Equivalents at any time when an Event of Default shall be continuing shall be held by such Grantor in trust for the Collateral Agent and the other Secured Parties, segregated from other funds of such Grantor, and shall, promptly upon receipt by any Grantor, be turned over to the Collateral Agent in the exact form received (with any necessary endorsement). All such proceeds of Pledged Collateral and any other proceeds of any Pledged Collateral received by the Collateral Agent in cash or Cash Equivalents shall be held by the Collateral Agent in a cash collateral account. All proceeds being held by the Collateral Agent in a cash collateral account (or by such Grantor in trust for the Collateral Agent) shall continue to be held as collateral security for the Secured Obligations and shall not constitute payment thereof until applied as provided in the Note Purchase Agreement.

     Section 6.4 Sale of Pledged Collateral.

          (a) Each Grantor recognizes that the Collateral Agent may be unable to effect a public sale of any Pledged Collateral by reason of certain prohibitions contained in the Securities Act and applicable state or foreign securities laws or otherwise or may determine that a public sale is impracticable, not desirable or not commercially reasonable and, accordingly, may resort to one or more private sales thereof to a restricted group of purchasers that shall be obliged to agree, among other things, to acquire such securities for their own account for investment and not with a view to the distribution or resale thereof. Each Grantor acknowledges and agrees that any such private sale may result in prices and other terms less favorable than if such sale were a public sale and, notwithstanding such circumstances, agrees, to the fullest extent permitted by applicable law, that any such private sale shall be deemed to have been made in a commercially reasonable manner. The Collateral Agent shall be under no obligation to delay a sale of any Pledged Collateral for the period of time necessary to permit the issuer thereof to register such securities for public sale under the Securities Act or under applicable state securities laws even if such issuer would agree to do so.

          (b) Each Grantor agrees to use its best efforts to do or cause to be done all such other acts as may be necessary to make such sale or sales of any portion of the Pledged Collateral pursuant to Section 6.1 and this Section 6.4 valid and binding and in compliance with all applicable Requirements of Law. Each Grantor further agrees that a breach of any covenant contained herein will cause irreparable injury to the Collateral Agent and other Secured Parties,

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that the Collateral Agent and the other Secured Parties have no adequate remedy at law in respect of such breach and, as a consequence, that each and every covenant contained herein shall be specifically enforceable against such Grantor, and such Grantor hereby waives and agrees not to assert any defense against an action for specific performance of such covenants except for a defense that no Event of Default is continuing under the Note Purchase Agreement. To the fullest extent permitted by applicable law, each Grantor waives any and all rights of contribution or subrogation upon the sale or disposition of all or any portion of the Pledged Collateral by Collateral Agent.

     Section 6.5 Deficiency. Each Grantor shall remain liable for any deficiency if the proceeds of any sale or other disposition of any Pledged Collateral are insufficient to pay the Secured Obligations and the fees and disbursements of any attorney employed by the Collateral Agent or any other Secured Party to collect such deficiency.

ARTICLE VII

COLLATERAL AGENT

     Section 7.1 Collateral Agent’s Appointment as Attorney-in-Fact.

          (a) Each Grantor hereby irrevocably constitutes and appoints the Collateral Agent and any Related Person thereof, with full power of substitution, as its true and lawful attorney-in-fact with full irrevocable power and authority in the place and stead of such Grantor and in the name of such Grantor or in its own name, for the purpose of carrying out the terms of the Note Documents, to take any appropriate action and to execute any document or instrument that may be necessary to accomplish the purposes of the Note Documents, and, without limiting the generality of the foregoing, each Grantor hereby gives the Collateral Agent and its Related Persons the power and right, on behalf of such Grantor, without notice to or assent by such Grantor, to do any of the following when an Event of Default shall be continuing:

          (i) in the name of such Grantor, in its own name or otherwise, take possession of and indorse and collect any check, draft, note, acceptance or other instrument for the payment of moneys due under with respect to any Pledged Collateral and file any claim or take any other action or proceeding in any court of law or equity or otherwise deemed appropriate by the Collateral Agent for the purpose of collecting any such moneys due with respect to any Pledged Collateral whenever payable;

          (ii) pay or discharge taxes and Liens levied or placed on or threatened against any Pledged Collateral or pay any insurance called for by the terms of the Note Purchase Agreement (including all or any part of the premiums therefor and the costs thereof);

          (iii) execute, in connection with any sale provided for in Section 6.1 or Section 6.4, any document to effect or otherwise necessary or appropriate in relation to evidence the sale of any Pledged Collateral; or

          (iv) (A) direct any party liable for any payment under any Pledged Collateral to make payment of any moneys due or to become due thereunder directly to the Collateral Agent or as the Collateral Agent shall direct, (B) ask or demand for, and collect and receive payment of and receipt for, any moneys, claims and other amounts

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due or to become due at any time in respect of or arising out of any Pledged Collateral, (C) commence and prosecute any suit, action or proceeding at law or in equity in any court of competent jurisdiction to collect any Pledged Collateral and to enforce any other right in respect of any Pledged Collateral, (D) defend any actions, suits, proceedings, audits, claims, demands, orders or disputes brought against such Grantor with respect to any Pledged Collateral, (E) settle, compromise or adjust any such actions, suits, proceedings, audits, claims, demands, orders or disputes and, in connection therewith, give such discharges or releases as the Collateral Agent may deem appropriate and (F) generally, sell, assign, convey, transfer or grant a Lien on, make any Contractual Obligation with respect to and otherwise deal with, any Pledged Collateral as fully and completely as though the Collateral Agent were the absolute owner thereof for all purposes and do, at the Collateral Agent’s option, at any time or from time to time, all acts and things that the Collateral Agent deems necessary to protect, preserve or realize upon any Pledged Collateral and the Secured Parties’ security interests therein and to effect the intent of the Note Documents, all as fully and effectively as such Grantor might do.

          (v) If any Grantor fails to perform or comply with any Contractual Obligation contained herein, the Collateral Agent, at its option, but without any obligation so to do, may perform or comply, or otherwise cause performance or compliance, with such Contractual Obligation.

          The Collateral Agent agrees that except in connection with the exercise of any powers granted in clause (ii) above, it shall not exercise any power or authority granted under the Power of Attorney provided for in this Section 7.1(a) unless an Event of Default has occurred and is continuing.

          (b) The expenses of the Collateral Agent incurred in connection with actions undertaken as provided in this Section 7.1, together with interest thereon at a rate set forth in Section 2.04(b) of the Note Purchase Agreement, from the date of payment by the Collateral Agent to the date reimbursed by the relevant Grantor, shall be payable by such Grantor to the Collateral Agent on demand.

          (c) Each Grantor hereby ratifies all that said attorneys shall lawfully do or cause to be done by virtue of this Section 7.1. All powers, authorizations and agencies contained in this Agreement are coupled with an interest and are irrevocable until this Agreement is terminated and the security interests created hereby are released.

     Section 7.2 Authorization to File Financing Statements. Each Grantor authorizes the Collateral Agent and its Related Persons, at any time and from time to time, to file or record financing statements, amendments thereto, and other filing or recording documents or instruments with respect to any Pledged Collateral in such form and in such offices as the Collateral Agent reasonably determines appropriate to perfect the security interests of the Collateral Agent under this Agreement. Such Grantor also hereby ratifies its authorization for the Collateral Agent to have filed any initial financing statement or amendment thereto under the UCC (or other similar laws) in effect in any jurisdiction if filed prior to the date hereof.

     Section 7.3 Authority of Collateral Agent. Each Grantor acknowledges that the rights and responsibilities of the Collateral Agent under this Agreement with respect to any action taken by the Collateral Agent or the exercise or non-exercise by the Collateral Agent of any

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option, voting right, request, judgment or other right or remedy provided for herein or resulting or arising out of this Agreement shall, as between the Collateral Agent and the other Secured Parties, be governed by the Note Purchase Agreement and by such other agreements with respect thereto as may exist from time to time among them, but, as between the Collateral Agent and the Grantors, the Collateral Agent shall be conclusively presumed to be acting as agent for the Secured Parties with full and valid authority so to act or refrain from acting, and no Grantor shall be under any obligation or entitlement to make any inquiry respecting such authority.

     Section 7.4 Duty; Obligations and Liabilities.

          (a) Duty of Collateral Agent. Subject to any applicable law, the Collateral Agent’s sole duty with respect to the custody, safekeeping and physical preservation of the Pledged Collateral in its possession shall be to deal with it in the same manner as the Collateral Agent deals with similar property for its own account. The powers conferred on the Collateral Agent hereunder are solely to protect the Collateral Agent’s interest in the Pledged Collateral and shall not, subject to applicable law, impose any duty upon the Collateral Agent to exercise any such powers. The Collateral Agent shall be accountable only for amounts that it receives as a result of the exercise of such powers, and neither it nor any of its Related Persons shall be responsible to any Grantor for any act or failure to act hereunder, except for their own gross negligence or willful misconduct as finally determined by a court of competent jurisdiction. In addition, the Collateral Agent shall not be liable or responsible for any loss or damage to any Pledged Collateral, or for any diminution in the value thereof, by reason of the act or omission of any warehousemen, carrier, forwarding agency, consignee or other bailee if such Person has been selected by the Collateral Agent in good faith.

          (b) Obligations and Liabilities with respect to Pledged Collateral. No Secured Party and no Related Person thereof shall be liable for failure to demand, collect or realize upon any Pledged Collateral or for any delay in doing so or shall be under any obligation to sell or otherwise dispose of any Pledged Collateral upon the request of any Grantor or any other Person or to take any other action whatsoever with regard to any Pledged Collateral. The powers conferred on the Collateral Agent hereunder shall not impose any duty upon any other Secured Party to exercise any such powers. The other Secured Parties shall be accountable only for amounts that they actually receive as a result of the exercise of such powers, and neither they nor any of their respective officers, directors, employees or agents shall be responsible to any Grantor for any act or failure to act hereunder, except for their own gross negligence or willful misconduct as finally determined by a court of competent jurisdiction.

ARTICLE VIII

MISCELLANEOUS

     Section 8.1 Reinstatement. Each Grantor agrees that, if any payment made by any Note Party or other Person and applied to the Secured Obligations is at any time annulled, avoided, set aside, rescinded, invalidated, declared to be fraudulent or preferential or otherwise required to be refunded or repaid, or the proceeds of any Pledged Collateral are required to be returned by any Secured Party to such Note Party, its estate, trustee, receiver or any other party, including any Grantor, under any bankruptcy law, state or federal law, common law or equitable cause, then, to the extent of such payment or repayment, any Lien or other Pledged Collateral securing such liability shall be and remain in full force and effect, as fully as if such payment had never been made. If, prior to any of the foregoing, (a) any Lien or other Pledged Collateral

15

securing such Grantor’s liability hereunder shall have been released or terminated by virtue of the foregoing or (b) any provision of the Guaranty hereunder shall have been terminated, cancelled or surrendered, such Lien, other Pledged Collateral or provision shall be reinstated in full force and effect and such prior release, termination, cancellation or surrender shall not diminish, release, discharge, impair or otherwise affect the obligations of any such Grantor in respect of any Lien or other Pledged Collateral securing such obligation or the amount of such payment.

     Section 8.2 Release of Pledged Collateral.

          (a) At the time provided in Section 8.02(b) of the Note Purchase Agreement, the Pledged Collateral shall automatically be released from the Lien created hereby and this Agreement and all obligations (other than those expressly stated to survive such termination) of the Collateral Agent and each Grantor hereunder shall terminate, all without delivery of any instrument or performance of any act by any party, and all rights to the Pledged Collateral shall revert to the Grantors. Each Grantor is hereby authorized to file UCC amendments at such time evidencing the termination of the Liens so released. At the request and expense of any Grantor following any such termination, the Collateral Agent shall deliver to such Grantor any Pledged Collateral of such Grantor held by the Collateral Agent hereunder and execute and deliver to such Grantor such documents as such Grantor shall reasonably request to evidence such termination.

          (b) If the Collateral Agent shall be directed or permitted pursuant to Section 8.02(b) of the Note Purchase Agreement to release any Lien or any Pledged Collateral, such Pledged Collateral shall be released from the Lien created hereby to the extent provided under, and subject to the terms and conditions set forth in Section 8.02(b) of the Note Purchase Agreement. In connection therewith, the Collateral Agent, at the request of any Grantor, shall execute and deliver to such Grantor such documents as such Grantor shall reasonably request to evidence such release.

          (c) Each Grantor shall automatically and without any further action be released from its obligations hereunder in the event that the Capital Stock of such Grantor shall be sold to any Person in a transaction permitted by the Note Purchase Agreement. At the request and expense of the Parent or any other Grantor, the Collateral Agent shall execute and deliver to the Parent or such Grantor such documents as the Parent or such Grantor shall reasonably request to evidence such release.

     Section 8.3 Independent Obligations. The obligations of each Grantor hereunder are independent of and separate from the Secured Obligations and the Guaranteed Obligations. If any Secured Obligation or Guaranteed Obligation is not paid when due, or upon any Event of Default, the Collateral Agent may, at its sole election, proceed directly and at once against any Grantor and any Pledged Collateral to collect and recover the full amount of any Secured Obligation or Guaranteed Obligation then due, without first proceeding against any other Grantor, any other Note Party or any other Pledged Collateral and without first joining any other Grantor or any other Note Party in any proceeding.

     Section 8.4 No Waiver by Course of Conduct. No Secured Party shall by any act (except by a written instrument pursuant to Section 8.5), delay, indulgence, omission or otherwise be deemed to have waived any right or remedy hereunder or to have acquiesced in any Default or Event of Default. No failure to exercise, nor any delay in exercising, on the part of any Secured Party, any right, power or privilege hereunder shall operate as a waiver thereof. No single or partial exercise of any right, power or privilege hereunder shall preclude any other or further

16

exercise thereof or the exercise of any other right, power or privilege. A waiver by any Secured Party of any right or remedy hereunder on any one occasion shall not be construed as a bar to any right or remedy that such Secured Party would otherwise have on any future occasion.

     Section 8.5 Amendments in Writing. None of the terms or provisions of this Agreement may be waived, amended, supplemented or otherwise modified except in accordance with Section 9.01 of the Note Purchase Agreement; provided, however, that annexes to this Agreement may be supplemented (but no existing provisions may be modified and no Pledged Collateral may be released) through Pledge Amendments and Joinder Agreements, in substantially the form of Annex 1 and Annex 2, respectively, in each case duly executed by the Collateral Agent and each Grantor directly affected thereby.

     Section 8.6 Additional Grantors; Additional Pledged Collateral.

          (a) Joinder Agreements. If, at the option of the Issuer or as required pursuant to Section 5.10 of the Note Purchase Agreement, the Issuer shall cause any Guarantor or any Person that pursuant to Section 5.10 of the Note Purchase Agreement is required to become a Guarantor and that is not a Grantor to become a Grantor hereunder, such Person shall execute and deliver to the Collateral Agent a Joinder Agreement substantially in the form of Annex 2 and shall thereafter for all purposes be a party hereto and have the same rights, benefits and obligations as a Grantor party hereto on the Closing Date.

          (b) Pledge Amendments. To the extent any Pledged Collateral (other than pledged uncertificated stock) has not been delivered as of the Closing Date, such Grantor shall deliver a pledge amendment duly executed by the Grantor in substantially the form of Annex 1 (each, a “Pledge Amendment”). Such Grantor authorizes the Collateral Agent to attach each Pledge Amendment to this Agreement.

     Section 8.7 Notices. All notices, requests and demands to or upon the Collateral Agent or any Grantor hereunder shall be effected in the manner provided for in Section 9.02 of the Note Purchase Agreement; provided, however, that any such notice, request or demand to or upon any Grantor shall be addressed to the Issuer’s notice address set forth in such Section 9.02.

     Section 8.8 Successors and Assigns. This Agreement shall be binding upon the successors and assigns of each Grantor and shall inure to the benefit of each Secured Party and their successors and assigns; provided, however, that no Grantor may assign, transfer or delegate any of its rights or obligations under this Agreement without the prior written consent of the Collateral Agent.

     Section 8.9 Counterparts. This Agreement may be executed in any number of counterparts and by different parties in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement. Signature pages may be detached from multiple separate counterparts and attached to a single counterpart. Delivery of an executed signature page of this Agreement by facsimile transmission or by electronic transmission shall be as effective as delivery of a manually executed counterpart hereof.

     Section 8.10 Severability. Any provision of this Agreement being held illegal, invalid or unenforceable in any jurisdiction shall not affect any part of such provision not held illegal,

17

invalid or unenforceable, any other provision of this Agreement or any part of such provision in any other jurisdiction.

     Section 8.11 Governing Law. This Agreement and the rights and obligations of the parties hereto shall be governed by, and construed and interpreted in accordance with, the law of the State of New York.

     Section 8.12 WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES TRIAL BY JURY IN ANY SUIT, ACTION OR PROCEEDING WITH RESPECT TO, OR DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH, ANY NOTE DOCUMENT OR THE TRANSACTIONS CONTEMPLATED THEREIN OR RELATED THERETO (WHETHER FOUNDED IN CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO OTHER PARTY AND NO RELATED PERSON OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 8.12.

          EACH GRANTOR AGREES TO BE BOUND BY THE PROVISIONS OF SECTION 9.12(B) OF THE NOTE PURCHASE AGREEMENT.

[SIGNATURE PAGES FOLLOW]

18

          IN WITNESS WHEREOF, each of the undersigned has caused this Series A Guaranty and Pledge Agreement to be duly executed and delivered as of the date first above written.

DEERFIELD TRIARC CAPITAL CORP.
as Grantor

By:
Name:
Title:

DEERFIELD CAPITAL MANAGEMENT LLC
as Grantor

By:
Name:
Title:

DEERFIELD TRIARC TRS HOLDINGS, INC.
as Grantor

By:
Name:
Title:

DEERFIELD TRIARC TRS HOLDINGS, LLC
as Grantor

By:
Name:
Title:

[SIGNATURE PAGE TO GUARANTY AND PLEDGE AGREEMENT]

DEERFIELD TRIARC CAPITAL LLC
as Grantor

By:
Name:
Title:

DEERFIELD & COMPANY LLC
as Grantor

By:
Name:
Title:

DEERFIELD MERGER COMPANY, LLC
as Grantor

By:
Name:
Title:

DEERFIELD TRS I CORP.
as Grantor

By:
Name:
Title:

DFR COMPANY I LLC
as Grantor

By:
Name:
Title:

[SIGNATURE PAGE TO GUARANTY AND PLEDGE AGREEMENT]

DFR TRS II CORP.
as Grantor

By:
Name:
Title:

DFR COMPANY II LLC
as Grantor

By:
Name:
Title:

DFR MIDDLE MARKET SUB-1, INC.
as Grantor

By:
Name:
Title:

DFR MIDDLE MARKET SUB-2, INC.
as Grantor

By:
Name:
Title:

DFR MIDDLE MARKET SUB-3, INC.
as Grantor

By:
Name:
Title:

[SIGNATURE PAGE TO GUARANTY AND PLEDGE AGREEMENT]

DFR MIDDLE MARKET SUB-4, INC.
as Grantor

By:
Name:
Title:

DFR MIDDLE MARKET SUB-5, INC.
as Grantor

By:
Name:
Title:

[SIGNATURE PAGE TO GUARANTY AND PLEDGE AGREEMENT]

ACCEPTED AND AGREED
as of the date first above written:

TRIARC DEERFIELD HOLDINGS, LLC
as Collateral Agent

By:
Name:
Title:

[SIGNATURE PAGE TO GUARANTY AND PLEDGE AGREEMENT]

ANNEX 1
TO
GUARANTY AND PLEDGE AGREEMENT

FORM OF PLEDGE AMENDMENT

          This PLEDGE AMENDMENT, dated as of __________ __, 20__, is delivered pursuant to Section 8.6 of the Series A Guaranty and Pledge Agreement, dated as of December [__], 2007, by Deerfield & Company LLC (the “Issuer”), Deerfield Capital Corp. (“DFR” or the “Parent”), Deerfield Capital Management LLC (“DCM”), Deerfield Triarc TRS Holdings, Inc. and each of the other Grantors party thereto, in favor of Triarc Deerfield Holdings, LLC (“TDH”), as collateral agent (in such capacity, together with its successors and permitted assigns, the “Collateral Agent”) on behalf of the Secured Parties. Capitalized terms used herein without definition are used as defined in the Series A Guaranty and Pledge Agreement.

          The undersigned hereby agrees that this Pledge Amendment may be attached to the Series A Guaranty and Pledge Agreement (the “New Pledge Collateral”) and that the Pledged Collateral listed on Annex 1-A to this Pledge Amendment shall be and become part of the Pledged Collateral referred to in the Series A Guaranty and Pledge Agreement and shall secure all Obligations of the undersigned and the undersigned hereby grants to the Collateral Agent, for the benefit of the Secured Parties, a Lien on and security interest in all of its right, title and interest in, to and under the New Pledge Collateral.

          The undersigned hereby represents and warrants that each of the representations and warranties contained in Article IV of the Series A Guaranty and Pledge Agreement applicable to it is true and correct in all material respects on and as the date hereof as if made on and as of such date.

[GRANTOR]

By:
Name:
Title:

____________________
To be used for pledge of Additional Pledged Collateral by existing Grantor.

A1-1

Annex 1-A

PLEDGED STOCK

NUMBER OF
SHARES,
UNITS OR
ISSUER	CLASS	CERTIFICATE NO(S).	PAR VALUE	INTERESTS

A1-2

ACKNOWLEDGED AND AGREED
as of the date first above written:

TRIARC DEERFIELD HOLDINGS, LLC
as Collateral Agent

By:
Name:
Title:

A1-3

FORM OF JOINDER AGREEMENT

          This JOINDER AGREEMENT, dated as of _________ __, 20__, is delivered pursuant to Section 8.6 of the Series A Guaranty and Pledge Agreement, dated as of December [__], 2007, by Deerfield & Company LLC (the “Issuer”), Deerfield Capital Corp. (“DFR” or the “Parent”), Deerfield Capital Management LLC (“DCM”), Deerfield Triarc TRS Holdings, Inc. and each of the other Grantors party thereto, in favor of Triarc Deerfield Holdings, LLC (“TDH”), as collateral agent (in such capacity, together with its successors and permitted assigns, the “Collateral Agent”) on behalf of the Secured Parties. Capitalized terms used herein without definition are used as defined in the Series A Guaranty and Pledge Agreement.

          By executing and delivering this Joinder Agreement, the undersigned, as provided in Section 8.6 of the Series A Guaranty and Pledge Agreement, hereby becomes a party to the Series A Guaranty and Pledge Agreement as a Grantor thereunder with the same force and effect as if originally named as a Grantor therein and, without limiting the generality of the foregoing, as collateral security for the prompt and complete payment and performance when due (whether at stated maturity, by acceleration or otherwise) of the Secured Obligations of the undersigned, (a) hereby mortgages, pledges and hypothecates to the Collateral Agent for the benefit of the Secured Parties, and grants to the Collateral Agent for the benefit of the Secured Parties a lien on and security interest in, all of its right, title and interest in, to and under the Pledged Collateral of the undersigned and (b) jointly and severally with the other Grantors, unconditionally and irrevocably guarantees the prompt and complete payment and performance by the Issuer when due of all of the Obligations of the Issuer and expressly assumes all obligations and liabilities of a Grantor thereunder. The undersigned hereby agrees to be bound as a Grantor for the purposes of the Series A Guaranty and Pledge Agreement.

          The information set forth in Annex 1-A is hereby added to the information set forth in Schedules 1 through 3 to the Series A Guaranty and Pledge Agreement. By acknowledging and agreeing to this Joinder Agreement, the undersigned hereby agree that this Joinder Agreement may be attached to the Series A Guaranty and Pledge Agreement and that the Pledged Collateral listed on Annex 1-A to this Joinder Amendment shall be and become part of the Pledged Collateral referred to in the Series A Guaranty and Pledge Agreement and shall secure all Secured Obligations of the undersigned.

          The undersigned hereby represents and warrants that each of the representations and warranties contained in Article IV of the Series A Guaranty and Pledge Agreement applicable to it is true and correct in all material respects on and as the date hereof as if made on and as of such date.

A2-1

          IN WITNESS WHEREOF, THE UNDERSIGNED HAS CAUSED THIS JOINDER AGREEMENT TO BE DULY EXECUTED AND DELIVERED AS OF THE DATE FIRST ABOVE WRITTEN.

[ADDITIONAL GRANTOR]

By:
Name:
Title:

A2-2

ACKNOWLEDGED AND AGREED
as of the date first above written:

[EACH GRANTOR PLEDGING
ADDITIONAL COLLATERAL]

By:
Name:
Title:

TRIARC DEERFIELD HOLDINGS, LLC
as Collateral Agent

By:
Name:
Title:

A2-3

ANNEX H

SERIES B GUARANTY AND PLEDGE AGREEMENT

Dated as of December [__], 2007

among

DEERFIELD & COMPANY LLC

DEERFIELD CAPITAL CORP.

DEERFIELD CAPITAL MANAGEMENT LLC

DEERFIELD TRIARC TRS HOLDINGS, INC.

and

Each Other Grantor
From Time to Time Party Hereto

and

TRIARC DEERFIELD HOLDINGS, LLC
as Collateral Agent

i

(continued)

		Page

Section 8.5	Amendments in Writing	17
Section 8.6	Additional Grantors; Additional Pledged Collateral	17
Section 8.7	Notices	17
Section 8.8	Successors and Assigns	17
Section 8.9	Counterparts	17
Section 8.10	Severability	17
Section 8.11	Governing Law	18
Section 8.12	Waiver of Jury Trial	18

ii

ANNEXES AND SCHEDULES

Annex 1	Form of Pledge Amendment
Annex 2	Form of Joinder Agreement

Schedule 1	Filings
Schedule 2	Jurisdiction of Organization; Chief Executive Office
Schedule 3	Pledged Collateral

iii

          SERIES B GUARANTY AND PLEDGE AGREEMENT, dated as of December [__], 2007, by Deerfield & Company LLC (the “Issuer”), Deerfield Capital Corp. (“DFR” or the “Parent”), Deerfield Capital Management LLC (“DCM”), Deerfield Triarc TRS Holdings, Inc. and each of the other entities listed on the signature pages hereof or that becomes a party hereto pursuant to Section 8.6 (together with the Issuer, DFR and DCM, the “Grantors”), in favor of Triarc Deerfield Holdings, LLC (“TDH”), as collateral agent (in such capacity, together with its successors and permitted assigns, the “Collateral Agent”) on behalf of the Secured Parties.

W I T N E S S E T H:

          WHEREAS, pursuant to the Note Purchase Agreement dated as of December [__], 2007 (as the same may be amended, restated, supplemented or otherwise modified from time to time, the “Note Purchase Agreement”) relating to the Series B Senior Secured Notes of Issuer, among the Issuer, DFR, TDH, as Administrative Holder, the Purchasers and each other Holder from time to time party thereto as provided therein, the Purchasers have agreed to receive one or more Notes as payment in full of the Aggregate Note Consideration;

          WHEREAS, each Grantor (other than the Issuer) has agreed to guaranty the Obligations (as defined in the Note Purchase Agreement) of the Issuer and to pledge its Capital Stock in favor of the Collateral Agent for the Benefit of the Secured Parties;

          WHEREAS, each Grantor will derive substantial direct and indirect benefits from the Acquisition and the issuance of the Notes pursuant to the Note Purchase Agreement; and

          WHEREAS, it is a condition precedent to the consummation of the Acquisition that the Grantors shall have executed and delivered this Agreement to the Collateral Agent for the benefit of the Secured Parties;

          NOW, THEREFORE, in consideration of the premises and to induce the Purchasers to purchase their respective Notes under the Note Purchase Agreement, each Grantor hereby agrees with the Collateral Agent as follows:

ARTICLE I

DEFINED TERMS

      Section 1.1 Definitions.

          (a) Capital terms used herein without definition are used as defined in the Note Purchase Agreement.

          (b) The following terms shall have the following meanings:

          “Agreement” means this Series B Guaranty and Pledge Agreement.

           “Issuer” has the meaning specified in the preamble hereto.

          “Event of Default” has the meaning specified in Section 7.01 of the Note Purchase Agreement.

          “Excluded Equity” means any voting stock in excess of 65% of the total combined voting power of any Foreign Subsidiary. For the purposes of this definition, “voting power” means, with respect to any issuer, the issued and outstanding shares of each class of Capital Stock of such issuer entitled to vote (within the meaning of Treasury Regulations § 1.956 -2(c)(2)).

          “Excluded Pledged Collateral” means, collectively, (i) Excluded Equity and (ii) any Capital Stock that is subject to a prohibition on, or requires the consent of any Person other than the Issuer, any other Grantor or any Subsidiary of the Parent that has not been obtained as a condition to, the creation by such Grantor of a Lien on any right, title or interest in such Capital Stock or related thereto, but only to the extent, and for as long as, such prohibition is not terminated or rendered unenforceable or otherwise deemed ineffective by the UCC.

          “Foreign Subsidiary” means with respect to any Person, a Subsidiary of such Person, which Subsidiary is not incorporated or otherwise organized under the laws of a state of the United States of America.

          “Guaranteed Obligations” has the meaning set forth in Section 2.1.

          “Guarantor” means each Grantor other than the Issuer.

          “Guaranty” means the guaranty of the Guaranteed Obligations made by the Guarantors as set forth in this Agreement.

          “Liabilities” means all claims, actions, suits, judgments, damages, losses, liability, obligations, responsibilities, fines, penalties, sanctions, costs, fees, taxes, commissions, charges, disbursements and expenses, in each case of any kind or nature (including interest accrued thereon or as a result thereto and fees, charges and disbursements of financial, legal and other advisors and consultants), whether joint or several, whether or not indirect, contingent, consequential, actual, punitive, treble or otherwise.

          “Note Purchase Agreement” has the meaning specified in the recitals hereto.

          “Permits” means, with respect to any Person, any permit, approval, authorization, license, registration, certificate, concession, grant, franchise, variance or permission from, and any other Contractual Obligations with, any Governmental Authority, in each case whether or not having the force of law and applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject.

          “Pledged Certificated Stock” means all certificated securities and any other Capital Stock of any Person evidenced by a certificate, instrument or other similar document (as defined in the UCC), in each case owned by any Grantor, and any distribution of property made on, in respect of or in exchange for the foregoing from time to time, including all Capital Stock listed on Schedule 3 (to the extent such Capital Stock is certificated). Pledged Certificated Stock excludes any Excluded Equity.

          “Pledged Collateral” means the Pledged Stock and the certificates representing the Pledged Certificated Stock, and all dividends, distributions, cash, instruments and other property or proceeds from time to time received, receivable or otherwise distributed in respect of

2

or in exchange for any or all of the Pledged Stock. Pledged Collateral excludes any Excluded Pledged Collateral.

          “Pledged Stock” means all Pledged Certificated Stock and all Pledged Uncertificated Stock.

          “Pledged Uncertificated Stock” means any Capital Stock of any Person that is not Pledged Certificated Stock, including all right, title and interest of any Grantor as a limited or general partner in any partnership not constituting Pledged Certificated Stock or as a member of any limited liability company, all right, title and interest of any Grantor in, to and under any Organizational Document of any partnership or limited liability company to which it is a party, and any distribution of property made on, in respect of or in exchange for the foregoing from time to time, including in each case those interests set forth on Schedule 3, to the extent such interests are not certificated. Pledged Uncertificated Stock excludes any Excluded Equity.

          “Related Persons” means, with respect to any Person, each Affiliate of such Person and each director, officer, employee, agent, trustee, representative, attorney, accountant and each insurance, environmental, legal, financial and other advisor and other consultants and agents of or to such Person or any of its Affiliates.

          “Secured Party” means the Administrative Holder, Collateral Agent and each Holder.

          “UCC” means the Uniform Commercial Code as from time to time in effect in the State of New York; provided, however, that, in the event that, by reason of mandatory provisions of any applicable Requirement of Law, any of the attachment, perfection or priority of the Collateral Agent’s or any other Secured Party’s security interest in any Pledged Collateral is governed by the Uniform Commercial Code of a jurisdiction other than the State of New York, “UCC” shall mean the Uniform Commercial Code as in effect in such other jurisdiction for purposes of the provisions hereof relating to such attachment, perfection or priority and for purposes of the definitions related to or otherwise used in such provisions.

     Section 1.2 Certain Other Terms.

          (a) The meanings given to terms defined herein shall be equally applicable to both the singular and plural forms of such terms. The terms “herein”, “hereof” and similar terms refer to this Agreement as a whole and not to any particular Article, Section or clause in this Agreement. References herein to an Annex, Schedule, Article, Section or clause refer to the appropriate Annex or Schedule to, or Article, Section or clause in this Agreement. Where the context requires, provisions relating to any Pledged Collateral when used in relation to a Grantor shall refer to such Grantor’s Pledged Collateral or any relevant part thereof.

          (b) Other Interpretive Provisions:

          (i) Defined Terms. Unless otherwise specified herein or therein, all terms defined in this Agreement shall have the defined meanings when used in any certificate or other document made or delivered pursuant hereto.

3

          (ii) The Agreement. The words “hereof”, “herein”, “hereunder” and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement.

          (iii) Certain Common Terms. The term “including” is not limiting and means “including without limitation.”

          (iv) Performance; Time. Whenever any performance obligation hereunder (other than a payment obligation) shall be stated to be due or required to be satisfied on a day other than a Business Day, such performance shall be made or satisfied on the next succeeding Business Day. In the computation of periods of time from a specified date to a later specified date, the word “from” means “from and including”; the words “to” and “until” each mean “to but excluding”, and the word “through” means “to and including.” If any provision of this Agreement refers to any action taken or to be taken by any Person, or which such Person is prohibited from taking, such provision shall be interpreted to encompass any and all means, direct or indirect, of taking, or not taking, such action.

          (v) Contracts. Unless otherwise expressly provided herein, references to agreements and other contractual instruments, including this Agreement and the other Note Documents, shall be deemed to include all subsequent amendments, thereto, restatements and substitutions thereof and other modifications and supplements thereto, which are in effect from time to time, but only to the extent such amendments and other modifications are not prohibited by the terms of any Note Document.

          (vi) Laws. References to any statute or regulation are to be construed as including all statutory and regulatory provisions related thereto or consolidating, amending, replacing, supplementing or interpreting the statute or regulation.

ARTICLE II

GUARANTY

     Section 2.1 Guaranty. To induce the Purchasers to receive the Notes as payment in full of the Aggregate Note Consideration, each Guarantor hereby, jointly and severally, absolutely, unconditionally and irrevocably guarantees, as primary obligor and not merely as surety, the full and punctual payment when due, whether at stated maturity or earlier, by reason of acceleration, mandatory prepayment or otherwise in accordance with any Note Document, of all the Obligations of the Issuer whether existing on the date hereof or hereinafter incurred or created (the “Guaranteed Obligations”). This Guaranty by each Guarantor hereunder constitutes a guaranty of payment and not of collection.

     Section 2.2 Limitation of Guaranty. Any term or provision of this Guaranty or any other Note Document to the contrary notwithstanding, the maximum aggregate amount for which any Subsidiary Guarantor shall be liable hereunder shall not exceed the maximum amount for which such Subsidiary Guarantor can be liable without rendering this Guaranty or any other Note Document, as it relates to such Subsidiary Guarantor, subject to avoidance under applicable Requirements of Law relating to fraudulent conveyance or fraudulent transfer (including the Uniform Fraudulent Conveyance Act, the Uniform Fraudulent Transfer Act and Section 548 of title 11 of the United States Code or any applicable provisions of comparable Requirements of

4

Law) (collectively, “Fraudulent Transfer Laws”). Any analysis of the provisions of this Guaranty for purposes of Fraudulent Transfer Laws shall take into account the right of contribution established in Section 2.3 and, for purposes of such analysis, give effect to any discharge of intercompany debt as a result of any payment made under the Guaranty.

     Section 2.3 Contribution. To the extent that any Subsidiary Guarantor shall be required hereunder to pay any portion of any Guaranteed Obligation exceeding the greater of (a) the amount of the value actually received by such Subsidiary Guarantor from the Acquisition and (b) the amount such Subsidiary Guarantor would otherwise have paid if such Subsidiary Guarantor had paid the aggregate amount of the Guaranteed Obligations (excluding the amount thereof repaid by the Issuer and the Parent) in the same proportion as such Subsidiary Guarantor’s net worth on the date enforcement is sought hereunder bears to the aggregate net worth of all the Subsidiary Guarantors on such date, then such Subsidiary Guarantor shall be reimbursed by such other Subsidiary Guarantors for the amount of such excess, pro rata, based on the respective net worth of such other Subsidiary Guarantors on such date. The rights of the Subsidiary Guarantors set forth in this Section 2.3 shall not be construed in any way to limit the liability of any Subsidiary Guarantor hereunder.

     Section 2.4 Authorization; Other Agreements. The Secured Parties are hereby authorized, without notice to or demand upon any Guarantor and without discharging or otherwise affecting the obligations of any Guarantor hereunder and without incurring any liability hereunder, from time to time, to do each of the following:

          (a) (i) modify, amend, supplement or otherwise change, (ii) accelerate or otherwise change the time or place of payment or increase the rate of interest or (iii) waive or otherwise consent to noncompliance with, any Guaranteed Obligation or any Note Document;

          (b) apply to the Guaranteed Obligations any sums by whomever paid or however realized to any Guaranteed Obligation in such order as provided in the Note Documents;

          (c) refund at any time any payment received by any Secured Party in respect of any Guaranteed Obligation;

          (d) (i) sell, exchange, enforce, waive, substitute, liquidate, terminate, release, abandon, fail to perfect, subordinate, accept, substitute, surrender, exchange, affect, impair or otherwise alter or release any Pledged Collateral for any Guaranteed Obligation or any other guaranty therefor in any manner, (ii) receive, take and hold additional Pledged Collateral to secure any Guaranteed Obligation, (iii) add, release or substitute any one or more other Guarantors, makers or endorsers of any Guaranteed Obligation or any part thereof and (iv) otherwise deal in any manner with the Issuer and any Guarantor, maker or endorser of any Guaranteed Obligation or any part thereof; and

          (e) settle, release, compromise, collect or otherwise liquidate the Guaranteed Obligations.

     Section 2.5 Guaranty Absolute and Unconditional. Each Guarantor hereby waives and agrees not to assert any defense, whether arising in connection with or in respect of any of the following or otherwise, and hereby agrees that its obligations under this Guaranty are irrevocable, absolute and unconditional and shall not be discharged as a result of or otherwise affected by any of the following (which may not be pleaded and evidence of which may not be introduced in any

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proceeding with respect to this Guaranty, in each case except as otherwise agreed in writing by the Collateral Agent):

          (a) the invalidity or unenforceability of any obligation of the Issuer or any Guarantor under any Note Document or any other agreement or instrument relating thereto (including any amendment, consent or waiver thereto), or any security for, or other guaranty of, any Guaranteed Obligation or any part thereof, or the lack of perfection or continuing perfection or failure of priority of any security for the Guaranteed Obligations or any part thereof;

          (b) the absence of (i) any attempt to collect any Guaranteed Obligation or any part thereof from the Issuer or any Guarantor or other action to enforce the same or (ii) any action to enforce any Note Document or any Lien thereunder;

          (c) the failure by any Person to take any steps to perfect and maintain any Lien on, or to preserve any rights with respect to, any Pledged Collateral;

          (d) any workout, insolvency, bankruptcy proceeding, reorganization, arrangement, liquidation or dissolution by or against the Issuer, any Guarantor or any other Subsidiaries of the Parent or any procedure, agreement, order, stipulation, election, action or omission thereunder, including any discharge or disallowance of, or bar or stay against collecting, any Guaranteed Obligation (or any interest thereon) in or as a result of any such proceeding;

          (e) any foreclosure, whether or not through judicial sale, and any other sale of any Pledged Collateral or any election following the occurrence of an Event of Default by any Secured Party to proceed separately against any Pledged Collateral in accordance with such Secured Party’s rights under any applicable Requirement of Law; or

          (f) any other defense, setoff, counterclaim or any other circumstance that might otherwise constitute a legal or equitable discharge of the Issuer, any Guarantor or any of the other Subsidiaries of the Parent, in each case other than the payment in full of the Guaranteed Obligations.

     Section 2.6 Waivers. To the fullest extent permitted by applicable law, each Guarantor hereby unconditionally and irrevocably waives and agrees not to assert any claim, defense, setoff or counterclaim based on diligence, promptness, presentment, requirements for any demand or notice hereunder including any of the following: (a) any demand for payment or performance and protest and notice of protest; (b) any notice of acceptance; (c) any presentment, demand, protest or further notice or other requirements of any kind with respect to any Guaranteed Obligation (including any accrued but unpaid interest thereon) becoming immediately due and payable; (d) the right to require any Secured Party, as a condition to payment or performance by such Guarantor, to proceed against the Issuer or any other Guarantor; (e) any defense based upon a statute or rule of law which provides that the obligation of a surety must be neither larger in amount or more burdensome than that of the principal; (f) any defense based upon any Secured Party’s errors or omissions and (g) any other notice in respect of any Guaranteed Obligation or any part thereof, and any defense arising by reason of any disability or lack of authority or other defense of the Issuer or any Guarantor. Each Guarantor further unconditionally and irrevocably agrees not to (x) enforce or otherwise exercise any right of subrogation or any right of reimbursement or contribution or similar right against the Issuer or any Guarantor by reason of any Note Document or any payment made thereunder or (y) assert any claim, defense, setoff or counterclaim it may have against any other Note Party or set off any

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of its obligations to such other Note Party against obligations of such Note Party to such Guarantor. No obligation of any Guarantor hereunder shall be discharged other than by complete performance.

     Section 2.7 Reliance. Each Guarantor hereby assumes responsibility for keeping itself informed of the financial condition of the Issuer, each Guarantor and any other guarantor, maker or endorser of any Guaranteed Obligation or any part thereof, and of all other circumstances bearing upon the risk of nonpayment of any Guaranteed Obligation or any part thereof that diligent inquiry would reveal, and each Guarantor hereby agrees that no Secured Party shall have any duty to advise any Guarantor of information known to it regarding such condition or any such circumstances. In the event any Secured Party, in its sole discretion, undertakes at any time or from time to time to provide any such information to any Guarantor, such Secured Party shall be under no obligation to (a) undertake any investigation not a part of its regular business routine, (b) disclose any information that such Secured Party, pursuant to accepted or reasonable commercial finance or banking practices, wishes to maintain confidential or (c) make any future disclosures of such information or any other information to any Guarantor.

ARTICLE III

GRANT OF SECURITY INTEREST

     Section 3.1 Grant of Security Interest in Pledged Collateral. Each Grantor, as collateral security for the prompt and complete payment and performance when due (whether at stated maturity, by acceleration or otherwise) of the Obligations of such Grantor (the “Secured Obligations”), hereby mortgages, pledges and hypothecates to the Collateral Agent for the benefit of the Secured Parties, and grants to the Collateral Agent for the benefit of the Secured Parties a Lien on and security interest in, all of its right, title and interest in, to and under the Pledged Collateral of such Grantor.

ARTICLE IV

REPRESENTATIONS AND WARRANTIES

          To induce the Purchasers, the Holders and the Collateral Agent to enter into the Note Documents, each Grantor hereby represents and warrants each of the following to the Collateral Agent, the Purchasers, the Holders and the other Secured Parties:

     Section 4.1 Title; No Other Liens. Except for the Lien granted to the Collateral Agent pursuant to this Agreement and other Liens permitted pursuant to clauses (a), (c) and (f) of Section 6.02 of the Note Purchase Agreement, such Grantor owns each item of the Pledged Collateral free and clear of any and all Liens or claims of others. Such Grantor (a) is the record and beneficial owner of the Pledged Collateral pledged by it hereunder constituting instruments or certificates and (b) has rights in or the power to transfer each other item of Pledged Collateral in which a Lien is granted by it hereunder, free and clear of any other Lien.

     Section 4.2 Perfection and Priority. The security interest granted pursuant to this Agreement constitutes a valid and continuing perfected security interest in favor of the Collateral Agent in all Pledged Collateral subject to the completion of the filings of UCC financing statements and other actions specified on Schedule 1 (which, in the case of all filings and other documents referred to on such schedule, have been delivered to the Collateral Agent in completed

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and duly authorized form). Such security interest shall be prior to all other Liens on the Pledged Collateral except for the Liens permitted by clauses (a) and (f) of Section 6.02 of the Note Purchase Agreement having priority over the Collateral Agent’s Lien by operation of law or permitted pursuant to the Note Purchase Agreement upon the delivery of all Pledged Certificated Stock to the Collateral Agent, properly endorsed for transfer to the Collateral Agent or in blank. Except as set forth in this Section 4.2, all actions by each Grantor necessary to protect and perfect the Lien granted hereunder on the Pledged Collateral have been duly taken.

     Section 4.3 Jurisdiction of Organization; Chief Executive Office. Such Grantor’s jurisdiction of organization, legal name and organizational identification number, if any, and the location of such Grantor’s chief executive office or sole place of business, in each case as of the date hereof, is specified on Schedule 2.

     Section 4.4 Pledged Collateral. (a) The Pledged Stock pledged by such Grantor hereunder (a) is listed on Schedule 3 and constitutes that percentage of the issued and outstanding equity of all classes of each issuer thereof as set forth on Schedule 3, (b) has been duly authorized, validly issued and is fully paid and nonassessable (other than Pledged Stock in limited liability companies and partnerships) and (c) constitutes the legal, valid and binding obligation of the obligor with respect thereto, enforceable in accordance with its terms and (d) except as set forth on Schedule 3, no Capital Stock owned by any Grantor as of the date hereof constitutes Excluded Pledged Collateral.

          (b) As of the Closing Date, all Pledged Collateral (other than Pledged Uncertificated Stock) has been delivered to the Collateral Agent in accordance with Section 5.3(a).

     Section 4.5 Enforcement. No Permit, notice to or filing with any Governmental Authority or any other Person or any consent from any Person is required for the exercise by the Collateral Agent of its rights (including voting rights) provided for in this Agreement or the enforcement of remedies in respect of the Pledged Collateral pursuant to this Agreement, including the transfer of any Pledged Collateral, except as may be required in connection with the disposition of any portion of the Pledged Collateral by laws affecting the offering and sale of securities generally.

     Section 4.6 Representations and Warranties of the Note Purchase Agreement. The representations and warranties as to such Grantor made in Article IV (Representations and Warranties) of the Note Purchase Agreement are true and correct on the Closing Date and may be relied upon by each of the Secured Parties.

ARTICLE V

COVENANTS

          Each Grantor agrees with the Collateral Agent to the following, as long as any Obligation remains outstanding (other than contingent indemnification Obligations to the extent no claim giving rise thereto has been asserted):

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     Section 5.1 Maintenance of Perfected Security Interest; Further Documentation and Consents.

          (a) Generally. Such Grantor shall not, unless otherwise permitted by the Note Purchase Agreement, enter into any Contractual Obligation or undertaking restricting the right or ability of such Grantor or the Collateral Agent to sell, assign, convey or transfer any Pledged Collateral.

          (b) Such Grantor shall maintain the security interest created by this Agreement as a perfected security interest having at least the priority described in Section 4.2 and shall defend such security interest and such priority against the claims and demands of all Persons.

          (c) At any time and from time to time, upon the written request of the Collateral Agent, such Grantor shall, for the purpose of obtaining or preserving the full benefits of this Agreement and of the rights and powers herein granted, promptly and duly execute and deliver, and have recorded, such further documents, including an authorization to file (or, as applicable, the filing) of any financing statement or amendment under the UCC (or other filings under similar Requirements of Law) in effect in any jurisdiction with respect to the security interest created hereby.

     Section 5.2 Changes in Locations, Name, Etc. Except upon 10 days’ prior written notice to the Collateral Agent (or such shorter time which the Collateral Agent may agree in its sole discretion) and delivery to the Collateral Agent of all documents reasonably requested by the Collateral Agent to maintain the validity, perfection and priority of the security interests provided for herein, such Grantor shall not do any of the following:

          (i) change its jurisdiction of organization or its location, in each case from that referred to in Section 4.3; or

          (ii) change its legal name or organizational identification number, if any, or corporation, limited liability company, partnership or other organizational structure to such an extent that any financing statement filed in connection with this Agreement would become misleading.

      Section 5.3 Pledged Collateral.

          (a) Delivery of Pledged Collateral. Such Grantor shall deliver to the Collateral Agent, in suitable form for transfer and in form and substance reasonably satisfactory to the Collateral Agent all Pledged Certificated Stock.

          (b) Event of Default. Subject to any applicable law, during the continuance of an Event of Default, the Collateral Agent shall have the right, at any time in its sole discretion, to (i) transfer to or to register in its name or in the name of its nominees any Pledged Collateral and (ii) exchange any certificate or instrument representing or evidencing any Pledged Collateral for certificates or instruments of smaller or larger denominations.

          (c) Cash Distributions with respect to Pledged Collateral. Except during the continuance of an Event of Default or as otherwise provided in Article VI and subject to the

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limitations set forth in the Note Purchase Agreement, such Grantor shall be entitled to receive all cash distributions paid in respect of the Pledged Collateral.

          (d) Voting Rights. Except as provided in Article VI, such Grantor shall be entitled to exercise all voting, consent and corporate, partnership, limited liability company and similar rights with respect to the Pledged Collateral; provided, however, that no vote shall be cast, consent given or right exercised or other action taken by such Grantor that would impair the Pledged Collateral or be inconsistent with or result in any violation of any provision of any Note Document.

     Section 5.4 Compliance with Note Purchase Agreement. Such Grantor agrees to comply with all covenants and other provisions applicable to it under the Note Purchase Agreement and agrees to the same submission to jurisdiction as that agreed to by the Issuer in the Note Purchase Agreement.

ARTICLE VI

REMEDIAL PROVISIONS

     Section 6.1 Code and Other Remedies.

          (a) UCC Remedies. During the continuance of an Event of Default, the Collateral Agent may exercise, in addition to all other rights and remedies granted to it in this Agreement and in any other instrument or agreement securing, evidencing or relating to any Secured Obligation, all rights and remedies of a secured party under the UCC or any other applicable law.

          (b) Disposition of Collateral. Without limiting the generality of the foregoing, during the continuance of an Event of Default, the Collateral Agent may, without demand of performance or other demand, presentment, protest, advertisement or notice of any kind (except any notice required by any applicable law) to or upon any Grantor or any other Person (all and each of which demands, defenses, advertisements and notices are hereby waived), (personally or through its agents or attorneys), (i) collect, receive, appropriate and realize upon any Pledged Collateral and (ii) sell, assign, convey, transfer, grant option or options to purchase and deliver any Pledged Collateral (or enter into Contractual Obligations to do any of the foregoing), in one or more parcels at public or private sale or sales, at any exchange, broker’s board or office of any Secured Party or elsewhere upon such terms and conditions as it may deem advisable and at such prices as it may deem best, for cash or on credit or for future delivery without assumption of any credit risk. The Administrative Agent shall have the right, upon any such public sale or sales and, to the extent permitted by the UCC and other applicable Requirements of Law, upon any such private sale, to purchase the whole or any part of the Pledged Collateral so sold, free of any right or equity of redemption of any Grantor, which right or equity is hereby waived and released.

          (c) Application of Proceeds. The Collateral Agent shall apply the cash proceeds of any action taken by it pursuant to this Section 6.1, after deducting all reasonable costs and expenses of every kind incurred in connection therewith or incidental to the care or safekeeping of any Pledged Collateral or in any way relating to the Pledged Collateral or the rights of the Collateral Agent and any other Secured Party hereunder, including reasonable attorneys’ fees and disbursements, to the payment in whole or in part of the Secured Obligations,

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as set forth in the Note Purchase Agreement, and only after such application and after the payment by the Collateral Agent of any other amount required by any Requirement of Law, need the Collateral Agent account for the surplus, if any, to any Grantor.

          (d) Direct Obligation. Neither the Collateral Agent nor any other Secured Party shall be required to make any demand upon, or pursue or exhaust any right or remedy against, any Grantor, any other Note Party or any other Person with respect to the payment of the Obligations or to pursue or exhaust any right or remedy with respect to any Pledged Collateral therefor or any direct or indirect guaranty thereof. All of the rights and remedies of the Collateral Agent and any other Secured Party under any Note Document shall be cumulative, may be exercised individually or concurrently and not exclusive of any other rights or remedies provided by any Requirement of Law. To the extent it may lawfully do so, each Grantor absolutely and irrevocably waives and relinquishes the benefit and advantage of, and covenants not to assert against the Collateral Agent or any Secured Party, any valuation, stay, appraisement, extension, redemption or similar laws and any and all rights or defenses it may have as a surety, now or hereafter existing, arising out of the exercise by them of any rights hereunder. If any notice of a proposed sale or other disposition of any Pledged Collateral shall be required by law, such notice shall be deemed reasonable and proper if given at least 10 days before such sale or other disposition.

     Section 6.2 Pledged Collateral. (a) Voting Rights. During the continuance of an Event of Default, upon notice by the Collateral Agent to the relevant Grantor or Grantors, the Collateral Agent or its nominee may exercise (A) any voting, consent, corporate and other right pertaining to the Pledged Collateral at any meeting of shareholders, partners or members, as the case may be, of the relevant issuer or issuers of Pledged Collateral or otherwise and (B) any right of conversion, exchange and subscription and any other right, privilege or option pertaining to the Pledged Collateral as if it were the absolute owner thereof (including the right to exchange at its discretion any Pledged Collateral upon the merger, amalgamation, consolidation, reorganization, recapitalization or other fundamental change in the corporate or equivalent structure of any issuer of Pledged Stock, the right to deposit and deliver any Pledged Collateral with any committee, depositary, transfer agent, registrar or other designated agency upon such terms and conditions as the Collateral Agent may determine), all without liability except to account for property actually received by it; provided, however, that subject to any applicable law, the Collateral Agent shall have no duty to any Grantor to exercise any such right, privilege or option and shall not be responsible for any failure to do so or delay in so doing.

          (b) Proxies. In order to permit the Collateral Agent to exercise the voting and other consensual rights that it may be entitled to exercise pursuant to this Section and to receive all dividends and other distributions that it may be entitled to receive pursuant to this Section, (i) each Grantor shall promptly execute and deliver (or cause to be executed and delivered) to the Collateral Agent all such proxies, dividend payment orders and other instruments as the Collateral Agent may from time to time reasonably request and (ii) without limiting the effect of clause (i) above, such Grantor hereby grants to the Collateral Agent an irrevocable proxy to vote all or any part of the Pledged Collateral and to exercise all other rights, powers, privileges and remedies to which a holder of the Pledged Collateral would be entitled (including giving or withholding written consents of shareholders, partners or members, as the case may be, calling special meetings of shareholders, partners or members, as the case may be, and voting at such meetings), which proxy shall be effective, automatically and without the necessity of any action (including any transfer of any Pledged Collateral on the record books of

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the issuer thereof) by any other person (including the issuer of such Pledged Collateral or any officer or agent thereof) during the continuance of an Event of Default and which proxy shall terminate upon the cure or waiver of any Event of Default then existing or the payment in full of the Secured Obligations (other than contingent indemnification obligations to the extent no claim giving rise thereto has been asserted).

          (c) Authorization of the Issuer. Each Grantor hereby expressly irrevocably authorizes and instructs, without any further instructions from such Grantor, each issuer of any Pledged Collateral pledged hereunder by such Grantor to (i) comply with any instruction received by it from the Collateral Agent in writing that states that an Event of Default is continuing and each Grantor agrees that such issuer shall be fully protected from Liabilities to such Grantor in so complying and (ii) unless otherwise expressly permitted hereby or the Note Purchase Agreement, pay any dividend or make any other payment with respect to the Pledged Collateral directly to the Collateral Agent.

     Section 6.3 Proceeds to be Turned over to and Held by Collateral Agent. Unless otherwise expressly provided in the Note Purchase Agreement or this Agreement, all proceeds of any Pledged Collateral received by any Grantor hereunder in cash or Cash Equivalents at any time when an Event of Default shall be continuing shall be held by such Grantor in trust for the Collateral Agent and the other Secured Parties, segregated from other funds of such Grantor, and shall, promptly upon receipt by any Grantor, be turned over to the Collateral Agent in the exact form received (with any necessary endorsement). All such proceeds of Pledged Collateral and any other proceeds of any Pledged Collateral received by the Collateral Agent in cash or Cash Equivalents shall be held by the Collateral Agent in a cash collateral account. All proceeds being held by the Collateral Agent in a cash collateral account (or by such Grantor in trust for the Collateral Agent) shall continue to be held as collateral security for the Secured Obligations and shall not constitute payment thereof until applied as provided in the Note Purchase Agreement.

     Section 6.4 Sale of Pledged Collateral.

          (a) Each Grantor recognizes that the Collateral Agent may be unable to effect a public sale of any Pledged Collateral by reason of certain prohibitions contained in the Securities Act and applicable state or foreign securities laws or otherwise or may determine that a public sale is impracticable, not desirable or not commercially reasonable and, accordingly, may resort to one or more private sales thereof to a restricted group of purchasers that shall be obliged to agree, among other things, to acquire such securities for their own account for investment and not with a view to the distribution or resale thereof. Each Grantor acknowledges and agrees that any such private sale may result in prices and other terms less favorable than if such sale were a public sale and, notwithstanding such circumstances, agrees, to the fullest extent permitted by applicable law, that any such private sale shall be deemed to have been made in a commercially reasonable manner. The Collateral Agent shall be under no obligation to delay a sale of any Pledged Collateral for the period of time necessary to permit the issuer thereof to register such securities for public sale under the Securities Act or under applicable state securities laws even if such issuer would agree to do so.

          (b) Each Grantor agrees to use its best efforts to do or cause to be done all such other acts as may be necessary to make such sale or sales of any portion of the Pledged Collateral pursuant to Section 6.1 and this Section 6.4 valid and binding and in compliance with all applicable Requirements of Law. Each Grantor further agrees that a breach of any covenant contained herein will cause irreparable injury to the Collateral Agent and other Secured Parties,

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that the Collateral Agent and the other Secured Parties have no adequate remedy at law in respect of such breach and, as a consequence, that each and every covenant contained herein shall be specifically enforceable against such Grantor, and such Grantor hereby waives and agrees not to assert any defense against an action for specific performance of such covenants except for a defense that no Event of Default is continuing under the Note Purchase Agreement. To the fullest extent permitted by applicable law, each Grantor waives any and all rights of contribution or subrogation upon the sale or disposition of all or any portion of the Pledged Collateral by Collateral Agent.

     Section 6.5 Deficiency. Each Grantor shall remain liable for any deficiency if the proceeds of any sale or other disposition of any Pledged Collateral are insufficient to pay the Secured Obligations and the fees and disbursements of any attorney employed by the Collateral Agent or any other Secured Party to collect such deficiency.

ARTICLE VII

COLLATERAL AGENT

      Section 7.1 Collateral Agent’s Appointment as Attorney-in-Fact.

          (a) Each Grantor hereby irrevocably constitutes and appoints the Collateral Agent and any Related Person thereof, with full power of substitution, as its true and lawful attorney-in-fact with full irrevocable power and authority in the place and stead of such Grantor and in the name of such Grantor or in its own name, for the purpose of carrying out the terms of the Note Documents, to take any appropriate action and to execute any document or instrument that may be necessary to accomplish the purposes of the Note Documents, and, without limiting the generality of the foregoing, each Grantor hereby gives the Collateral Agent and its Related Persons the power and right, on behalf of such Grantor, without notice to or assent by such Grantor, to do any of the following when an Event of Default shall be continuing:

          (i) in the name of such Grantor, in its own name or otherwise, take possession of and indorse and collect any check, draft, note, acceptance or other instrument for the payment of moneys due under with respect to any Pledged Collateral and file any claim or take any other action or proceeding in any court of law or equity or otherwise deemed appropriate by the Collateral Agent for the purpose of collecting any such moneys due with respect to any Pledged Collateral whenever payable;

          (ii) pay or discharge taxes and Liens levied or placed on or threatened against any Pledged Collateral or pay any insurance called for by the terms of the Note Purchase Agreement (including all or any part of the premiums therefor and the costs thereof);

          (iii) execute, in connection with any sale provided for in Section 6.1 or Section 6.4, any document to effect or otherwise necessary or appropriate in relation to evidence the sale of any Pledged Collateral; or

          (iv) (A) direct any party liable for any payment under any Pledged Collateral to make payment of any moneys due or to become due thereunder directly to the Collateral Agent or as the Collateral Agent shall direct, (B) ask or demand for, and collect and receive payment of and receipt for, any moneys, claims and other amounts

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due or to become due at any time in respect of or arising out of any Pledged Collateral, (C) commence and prosecute any suit, action or proceeding at law or in equity in any court of competent jurisdiction to collect any Pledged Collateral and to enforce any other right in respect of any Pledged Collateral, (D) defend any actions, suits, proceedings, audits, claims, demands, orders or disputes brought against such Grantor with respect to any Pledged Collateral, (E) settle, compromise or adjust any such actions, suits, proceedings, audits, claims, demands, orders or disputes and, in connection therewith, give such discharges or releases as the Collateral Agent may deem appropriate and (F) generally, sell, assign, convey, transfer or grant a Lien on, make any Contractual Obligation with respect to and otherwise deal with, any Pledged Collateral as fully and completely as though the Collateral Agent were the absolute owner thereof for all purposes and do, at the Collateral Agent’s option, at any time or from time to time, all acts and things that the Collateral Agent deems necessary to protect, preserve or realize upon any Pledged Collateral and the Secured Parties’ security interests therein and to effect the intent of the Note Documents, all as fully and effectively as such Grantor might do.

          (v) If any Grantor fails to perform or comply with any Contractual Obligation contained herein, the Collateral Agent, at its option, but without any obligation so to do, may perform or comply, or otherwise cause performance or compliance, with such Contractual Obligation.

          The Collateral Agent agrees that except in connection with the exercise of any powers granted in clause (ii) above, it shall not exercise any power or authority granted under the Power of Attorney provided for in this Section 7.1(a) unless an Event of Default has occurred and is continuing.

          (b) The expenses of the Collateral Agent incurred in connection with actions undertaken as provided in this Section 7.1, together with interest thereon at a rate set forth in Section 2.04(b) of the Note Purchase Agreement, from the date of payment by the Collateral Agent to the date reimbursed by the relevant Grantor, shall be payable by such Grantor to the Collateral Agent on demand.

          (c) Each Grantor hereby ratifies all that said attorneys shall lawfully do or cause to be done by virtue of this Section 7.1. All powers, authorizations and agencies contained in this Agreement are coupled with an interest and are irrevocable until this Agreement is terminated and the security interests created hereby are released.

     Section 7.2 Authorization to File Financing Statements. Each Grantor authorizes the Collateral Agent and its Related Persons, at any time and from time to time, to file or record financing statements, amendments thereto, and other filing or recording documents or instruments with respect to any Pledged Collateral in such form and in such offices as the Collateral Agent reasonably determines appropriate to perfect the security interests of the Collateral Agent under this Agreement. Such Grantor also hereby ratifies its authorization for the Collateral Agent to have filed any initial financing statement or amendment thereto under the UCC (or other similar laws) in effect in any jurisdiction if filed prior to the date hereof.

     Section 7.3 Authority of Collateral Agent. Each Grantor acknowledges that the rights and responsibilities of the Collateral Agent under this Agreement with respect to any action taken by the Collateral Agent or the exercise or non-exercise by the Collateral Agent of any

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option, voting right, request, judgment or other right or remedy provided for herein or resulting or arising out of this Agreement shall, as between the Collateral Agent and the other Secured Parties, be governed by the Note Purchase Agreement and by such other agreements with respect thereto as may exist from time to time among them, but, as between the Collateral Agent and the Grantors, the Collateral Agent shall be conclusively presumed to be acting as agent for the Secured Parties with full and valid authority so to act or refrain from acting, and no Grantor shall be under any obligation or entitlement to make any inquiry respecting such authority.

     Section 7.4 Duty; Obligations and Liabilities.

          (a) Duty of Collateral Agent. Subject to any applicable law, the Collateral Agent’s sole duty with respect to the custody, safekeeping and physical preservation of the Pledged Collateral in its possession shall be to deal with it in the same manner as the Collateral Agent deals with similar property for its own account. The powers conferred on the Collateral Agent hereunder are solely to protect the Collateral Agent’s interest in the Pledged Collateral and shall not, subject to applicable law, impose any duty upon the Collateral Agent to exercise any such powers. The Collateral Agent shall be accountable only for amounts that it receives as a result of the exercise of such powers, and neither it nor any of its Related Persons shall be responsible to any Grantor for any act or failure to act hereunder, except for their own gross negligence or willful misconduct as finally determined by a court of competent jurisdiction. In addition, the Collateral Agent shall not be liable or responsible for any loss or damage to any Pledged Collateral, or for any diminution in the value thereof, by reason of the act or omission of any warehousemen, carrier, forwarding agency, consignee or other bailee if such Person has been selected by the Collateral Agent in good faith.

          (b) Obligations and Liabilities with respect to Pledged Collateral. No Secured Party and no Related Person thereof shall be liable for failure to demand, collect or realize upon any Pledged Collateral or for any delay in doing so or shall be under any obligation to sell or otherwise dispose of any Pledged Collateral upon the request of any Grantor or any other Person or to take any other action whatsoever with regard to any Pledged Collateral. The powers conferred on the Collateral Agent hereunder shall not impose any duty upon any other Secured Party to exercise any such powers. The other Secured Parties shall be accountable only for amounts that they actually receive as a result of the exercise of such powers, and neither they nor any of their respective officers, directors, employees or agents shall be responsible to any Grantor for any act or failure to act hereunder, except for their own gross negligence or willful misconduct as finally determined by a court of competent jurisdiction.

ARTICLE VIII

MISCELLANEOUS

     Section 8.1 Reinstatement. Each Grantor agrees that, if any payment made by any Note Party or other Person and applied to the Secured Obligations is at any time annulled, avoided, set aside, rescinded, invalidated, declared to be fraudulent or preferential or otherwise required to be refunded or repaid, or the proceeds of any Pledged Collateral are required to be returned by any Secured Party to such Note Party, its estate, trustee, receiver or any other party, including any Grantor, under any bankruptcy law, state or federal law, common law or equitable cause, then, to the extent of such payment or repayment, any Lien or other Pledged Collateral securing such liability shall be and remain in full force and effect, as fully as if such payment had never been made. If, prior to any of the foregoing, (a) any Lien or other Pledged Collateral

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securing such Grantor’s liability hereunder shall have been released or terminated by virtue of the foregoing or (b) any provision of the Guaranty hereunder shall have been terminated, cancelled or surrendered, such Lien, other Pledged Collateral or provision shall be reinstated in full force and effect and such prior release, termination, cancellation or surrender shall not diminish, release, discharge, impair or otherwise affect the obligations of any such Grantor in respect of any Lien or other Pledged Collateral securing such obligation or the amount of such payment.

     Section 8.2 Release of Pledged Collateral.

          (a) At the time provided in Section 8.02(b) of the Note Purchase Agreement, the Pledged Collateral shall automatically be released from the Lien created hereby and this Agreement and all obligations (other than those expressly stated to survive such termination) of the Collateral Agent and each Grantor hereunder shall terminate, all without delivery of any instrument or performance of any act by any party, and all rights to the Pledged Collateral shall revert to the Grantors. Each Grantor is hereby authorized to file UCC amendments at such time evidencing the termination of the Liens so released. At the request and expense of any Grantor following any such termination, the Collateral Agent shall deliver to such Grantor any Pledged Collateral of such Grantor held by the Collateral Agent hereunder and execute and deliver to such Grantor such documents as such Grantor shall reasonably request to evidence such termination.

          (b) If the Collateral Agent shall be directed or permitted pursuant to Section 8.02(b) of the Note Purchase Agreement to release any Lien or any Pledged Collateral, such Pledged Collateral shall be released from the Lien created hereby to the extent provided under, and subject to the terms and conditions set forth in Section 8.02(b) of the Note Purchase Agreement. In connection therewith, the Collateral Agent, at the request of any Grantor, shall execute and deliver to such Grantor such documents as such Grantor shall reasonably request to evidence such release.

          (c) Each Grantor shall automatically and without any further action be released from its obligations hereunder in the event that the Capital Stock of such Grantor shall be sold to any Person in a transaction permitted by the Note Purchase Agreement. At the request and expense of the Parent or any other Grantor, the Collateral Agent shall execute and deliver to the Parent or such Grantor such documents as the Parent or such Grantor shall reasonably request to evidence such release.

     Section 8.3 Independent Obligations. The obligations of each Grantor hereunder are independent of and separate from the Secured Obligations and the Guaranteed Obligations. If any Secured Obligation or Guaranteed Obligation is not paid when due, or upon any Event of Default, the Collateral Agent may, at its sole election, proceed directly and at once against any Grantor and any Pledged Collateral to collect and recover the full amount of any Secured Obligation or Guaranteed Obligation then due, without first proceeding against any other Grantor, any other Note Party or any other Pledged Collateral and without first joining any other Grantor or any other Note Party in any proceeding.

     Section 8.4 No Waiver by Course of Conduct. No Secured Party shall by any act (except by a written instrument pursuant to Section 8.5), delay, indulgence, omission or otherwise be deemed to have waived any right or remedy hereunder or to have acquiesced in any Default or Event of Default. No failure to exercise, nor any delay in exercising, on the part of any Secured Party, any right, power or privilege hereunder shall operate as a waiver thereof. No single or partial exercise of any right, power or privilege hereunder shall preclude any other or further

16

exercise thereof or the exercise of any other right, power or privilege. A waiver by any Secured Party of any right or remedy hereunder on any one occasion shall not be construed as a bar to any right or remedy that such Secured Party would otherwise have on any future occasion.

     Section 8.5 Amendments in Writing. None of the terms or provisions of this Agreement may be waived, amended, supplemented or otherwise modified except in accordance with Section 9.01 of the Note Purchase Agreement; provided, however, that annexes to this Agreement may be supplemented (but no existing provisions may be modified and no Pledged Collateral may be released) through Pledge Amendments and Joinder Agreements, in substantially the form of Annex 1 and Annex 2, respectively, in each case duly executed by the Collateral Agent and each Grantor directly affected thereby.

      Section 8.6 Additional Grantors; Additional Pledged Collateral.

          (a) Joinder Agreements. If, at the option of the Issuer or as required pursuant to Section 5.10 of the Note Purchase Agreement, the Issuer shall cause any Guarantor or any Person that pursuant to Section 5.10 of the Note Purchase Agreement is required to become a Guarantor and that is not a Grantor to become a Grantor hereunder, such Person shall execute and deliver to the Collateral Agent a Joinder Agreement substantially in the form of Annex 2 and shall thereafter for all purposes be a party hereto and have the same rights, benefits and obligations as a Grantor party hereto on the Closing Date.

          (b) Pledge Amendments. To the extent any Pledged Collateral (other than pledged uncertificated stock) has not been delivered as of the Closing Date, such Grantor shall deliver a pledge amendment duly executed by the Grantor in substantially the form of Annex 1 (each, a “Pledge Amendment”). Such Grantor authorizes the Collateral Agent to attach each Pledge Amendment to this Agreement.

     Section 8.7 Notices. All notices, requests and demands to or upon the Collateral Agent or any Grantor hereunder shall be effected in the manner provided for in Section 9.02 of the Note Purchase Agreement; provided, however, that any such notice, request or demand to or upon any Grantor shall be addressed to the Issuer’s notice address set forth in such Section 9.02.

     Section 8.8 Successors and Assigns. This Agreement shall be binding upon the successors and assigns of each Grantor and shall inure to the benefit of each Secured Party and their successors and assigns; provided, however, that no Grantor may assign, transfer or delegate any of its rights or obligations under this Agreement without the prior written consent of the Collateral Agent.

     Section 8.9 Counterparts. This Agreement may be executed in any number of counterparts and by different parties in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement. Signature pages may be detached from multiple separate counterparts and attached to a single counterpart. Delivery of an executed signature page of this Agreement by facsimile transmission or by electronic transmission shall be as effective as delivery of a manually executed counterpart hereof.

     Section 8.10 Severability. Any provision of this Agreement being held illegal, invalid or unenforceable in any jurisdiction shall not affect any part of such provision not held illegal,

17

invalid or unenforceable, any other provision of this Agreement or any part of such provision in any other jurisdiction.

     Section 8.11 Governing Law. This Agreement and the rights and obligations of the parties hereto shall be governed by, and construed and interpreted in accordance with, the law of the State of New York.

     Section 8.12 WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES TRIAL BY JURY IN ANY SUIT, ACTION OR PROCEEDING WITH RESPECT TO, OR DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH, ANY NOTE DOCUMENT OR THE TRANSACTIONS CONTEMPLATED THEREIN OR RELATED THERETO (WHETHER FOUNDED IN CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO OTHER PARTY AND NO RELATED PERSON OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 8.12.

          EACH GRANTOR AGREES TO BE BOUND BY THE PROVISIONS OF SECTION 9.12(B) OF THE NOTE PURCHASE AGREEMENT.

[SIGNATURE PAGES FOLLOW]

18

          IN WITNESS WHEREOF, each of the undersigned has caused this Series B Guaranty and Pledge Agreement to be duly executed and delivered as of the date first above written.

DEERFIELD TRIARC CAPITAL CORP.
as Grantor

By:
Name:
Title:

DEERFIELD CAPITAL MANAGEMENT LLC
as Grantor

By:
Name:
Title:

DEERFIELD TRIARC TRS HOLDINGS, INC.
as Grantor

By:
Name:
Title:

DEERFIELD TRIARC TRS HOLDINGS, LLC
as Grantor

By:
Name:
Title:

[SIGNATURE PAGE TO GUARANTY AND PLEDGE AGREEMENT]

DEERFIELD TRIARC CAPITAL LLC
as Grantor

By:
Name:
Title:

DEERFIELD & COMPANY LLC
as Grantor

By:
Name:
Title:

DEERFIELD MERGER COMPANY, LLC
as Grantor

By:
Name:
Title:

DEERFIELD TRS I CORP.
as Grantor

By:
Name:
Title:

DFR COMPANY I LLC
as Grantor

By:
Name:
Title:

[SIGNATURE PAGE TO GUARANTY AND PLEDGE AGREEMENT]

DFR TRS II CORP.
as Grantor

By:
Name:
Title:

DFR COMPANY II LLC
as Grantor

By:
Name:
Title:

DFR MIDDLE MARKET SUB-1, INC.
as Grantor

By:
Name:
Title:

DFR MIDDLE MARKET SUB-2, INC.
as Grantor

By:
Name:
Title:

DFR MIDDLE MARKET SUB-3, INC.
as Grantor

By:
Name:
Title:

[SIGNATURE PAGE TO GUARANTY AND PLEDGE AGREEMENT]

DFR MIDDLE MARKET SUB-4, INC.
as Grantor

By:
Name:
Title:

DFR MIDDLE MARKET SUB-5, INC.
as Grantor

By:
Name:
Title:

[SIGNATURE PAGE TO GUARANTY AND PLEDGE AGREEMENT]

ACCEPTED AND AGREED
as of the date first above written:

TRIARC DEERFIELD HOLDINGS, LLC
as Collateral Agent

By:
Name:
Title:

[SIGNATURE PAGE TO GUARANTY AND PLEDGE AGREEMENT]

ANNEX 1
TO
GUARANTY AND PLEDGE AGREEMENT

FORM OF PLEDGE AMENDMENT

          This PLEDGE AMENDMENT, dated as of __________ __, 20__, is delivered pursuant to Section 8.6 of the Series B Guaranty and Pledge Agreement, dated as of December [__], 2007, by Deerfield & Company LLC (the “Issuer”), Deerfield Capital Corp. (“DFR” or the “Parent”), Deerfield Capital Management LLC (“DCM”), Deerfield Triarc TRS Holdings, Inc. and each of the other Grantors party thereto, in favor of Triarc Deerfield Holdings, LLC (“TDH”), as collateral agent (in such capacity, together with its successors and permitted assigns, the “Collateral Agent”) on behalf of the Secured Parties. Capitalized terms used herein without definition are used as defined in the Series B Guaranty and Pledge Agreement.

          The undersigned hereby agrees that this Pledge Amendment may be attached to the Series B Guaranty and Pledge Agreement (the “New Pledge Collateral”) and that the Pledged Collateral listed on Annex 1-A to this Pledge Amendment shall be and become part of the Pledged Collateral referred to in the Series B Guaranty and Pledge Agreement and shall secure all Obligations of the undersigned and the undersigned hereby grants to the Collateral Agent, for the benefit of the Secured Parties, a Lien on and security interest in all of its right, title and interest in, to and under the New Pledge Collateral.

          The undersigned hereby represents and warrants that each of the representations and warranties contained in Article IV of the Series B Guaranty and Pledge Agreement applicable to it is true and correct in all material respects on and as the date hereof as if made on and as of such date.

[GRANTOR]

By:
Name:
Title:

___________________________
To be used for pledge of Additional Pledged Collateral by existing Grantor.

A1-1

Annex 1-A

PLEDGED STOCK

NUMBER OF
SHARES,
UNITS OR
ISSUER	CLASS	CERTIFICATE NO(S).	PAR VALUE	INTERESTS

A1-2

ACKNOWLEDGED AND AGREED
as of the date first above written:

TRIARC DEERFIELD HOLDINGS, LLC
as Collateral Agent

By:
Name:
Title:

A1-3

FORM OF JOINDER AGREEMENT

          This JOINDER AGREEMENT, dated as of _________ __, 20__, is delivered pursuant to Section 8.6 of the Series B Guaranty and Pledge Agreement, dated as of December [__], 2007, by Deerfield & Company LLC (the “Issuer”), Deerfield Capital Corp. (“DFR” or the “Parent”), Deerfield Capital Management LLC (“DCM”), Deerfield Triarc TRS Holdings, Inc. and each of the other Grantors party thereto, in favor of Triarc Deerfield Holdings, LLC (“TDH”), as collateral agent (in such capacity, together with its successors and permitted assigns, the “Collateral Agent”) on behalf of the Secured Parties. Capitalized terms used herein without definition are used as defined in the Series B Guaranty and Pledge Agreement.

          By executing and delivering this Joinder Agreement, the undersigned, as provided in Section 8.6 of the Series B Guaranty and Pledge Agreement, hereby becomes a party to the Series B Guaranty and Pledge Agreement as a Grantor thereunder with the same force and effect as if originally named as a Grantor therein and, without limiting the generality of the foregoing, as collateral security for the prompt and complete payment and performance when due (whether at stated maturity, by acceleration or otherwise) of the Secured Obligations of the undersigned, (a) hereby mortgages, pledges and hypothecates to the Collateral Agent for the benefit of the Secured Parties, and grants to the Collateral Agent for the benefit of the Secured Parties a lien on and security interest in, all of its right, title and interest in, to and under the Pledged Collateral of the undersigned and (b) jointly and severally with the other Grantors, unconditionally and irrevocably guarantees the prompt and complete payment and performance by the Issuer when due of all of the Obligations of the Issuer and expressly assumes all obligations and liabilities of a Grantor thereunder. The undersigned hereby agrees to be bound as a Grantor for the purposes of the Series B Guaranty and Pledge Agreement.

          The information set forth in Annex 1-A is hereby added to the information set forth in Schedules 1 through 3 to the Series B Guaranty and Pledge Agreement. By acknowledging and agreeing to this Joinder Agreement, the undersigned hereby agree that this Joinder Agreement may be attached to the Series B Guaranty and Pledge Agreement and that the Pledged Collateral listed on Annex 1-A to this Joinder Amendment shall be and become part of the Pledged Collateral referred to in the Series B Guaranty and Pledge Agreement and shall secure all Secured Obligations of the undersigned.

          The undersigned hereby represents and warrants that each of the representations and warranties contained in Article IV of the Series B Guaranty and Pledge Agreement applicable to it is true and correct in all material respects on and as the date hereof as if made on and as of such date.

A2-1

          IN WITNESS WHEREOF, THE UNDERSIGNED HAS CAUSED THIS JOINDER AGREEMENT TO BE DULY EXECUTED AND DELIVERED AS OF THE DATE FIRST ABOVE WRITTEN.

[ADDITIONAL GRANTOR]

By:
Name:
Title:

A2-2

ACKNOWLEDGED AND AGREED
as of the date first above written:

[EACH GRANTOR PLEDGING
ADDITIONAL COLLATERAL]

By:
Name:
Title:

TRIARC DEERFIELD HOLDINGS, LLC
as Collateral Agent

By:
Name:
Title:

A2-3

ANNEX I

COLLATERAL AGENCY AND INTERCREDITOR AGREEMENT

THIS INTERCREDITOR AGREEMENT (this “Agreement”), dated as of December __, 2007, is made by and among TRIARC DEERFIELD HOLDINGS, LLC and JONATHAN W. TRUTTER or one or more Affiliates1, as holders of the Series A Notes referenced below (together with their respective successors and assigns, the “Series A Holders”), SACHS CAPITAL MANAGEMENT LLC or one or more Affiliates, [DEERFIELD PARTNERS FUND III LLC (together with its successors and assigns, “DPF”)]2 and SCOTT A. ROBERTS or one or more Affiliates, as holders of the Series B Notes referenced below (together with their respective successors and assigns, the “Series B Holders”), TRIARC DEERFIELD HOLDINGS, LLC, as collateral agent (the “Initial Collateral Agent” and, together with any replacement or successor agent, the “Collateral Agent”) for the Series A Holders and the Series B Holders (collectively, the “Noteholders”), DEERFIELD & COMPANY LLC (the “Issuer”) and DEERFIELD CAPITAL CORP. (the “Parent”). Capitalized terms used in this paragraph and the following recitals have the meanings ascribed to them in Section 1 of this Agreement.

RECITALS:

     A. Concurrently herewith, the Issuer and the Series A Holders have entered into a Note Purchase Agreement (as amended, supplemented or otherwise modified from time to time, the “Series A Note Purchase Agreement”) pursuant to which the Issuer will issue to the Series A Holders senior secured notes (the “Series A Notes”).

     B. Concurrently herewith, the Issuer and the Series B Holders have entered into a Note Purchase Agreement (as amended, supplemented or otherwise modified from time to time, the “Series B Note Purchase Agreement” and, together with the Series A Note Purchase Agreement, the “Note Purchase Agreements”) pursuant to which the Issuer will issue to the Series B Holders senior secured notes in an aggregate principal amount not to exceed $24,000,000 (the “Series B Notes” and, together with the Series A Notes, the “Notes”).

     C. Concurrently herewith, the Issuer, the Guarantors (as defined below) and the Collateral Agent have entered into a Guaranty and Pledge Agreement (as amended, supplemented or otherwise modified from time to time, the “Series A Guaranty and Pledge Agreement”) pursuant to which Guarantors have guaranteed the Issuer’s obligations under the Series A Notes and the Issuer and the Guarantors have granted to Collateral Agent, for the benefit of the Series A Holders, a pledge and security interest in the Pledge Collateral described therein.

     D. Concurrently herewith, the Issuer, the Guarantors and the Collateral Agent have entered into a Guaranty and Pledge Agreement (as amended, supplemented or otherwise modified from time to time, the “Series B Guaranty and Pledge Agreement” and, together with the Series A Guaranty and Pledge Agreement, the “Guaranty and Pledge Agreements”) pursuant to which Guarantors have guaranteed the Issuer’s obligations under the Series B Notes and the Issuer and the Guarantors have granted to Collateral Agent, for the benefit of the Series B Holders, a pledge and security interest in the Pledge Collateral described therein.

1	Note: Series A Holders may also include Paula Horn and John Brinckerhoff.

2

Note: DPF may receive Series B Notes in an aggregate principal amount not to exceed $800,000 if the written letter of instruction referred to in Section 3.3(b) of the Merger Agreement is not delivered prior to Closing.

     E. The Noteholders wish to appoint the Collateral Agent to serve as collateral agent for the Noteholders under the Guaranty and Pledge Agreements and any Collateral Agreement, and the Collateral Agent wishes to accept such appointment, in each case on the terms set forth herein.

     F. The Noteholders wish to set forth their agreement with respect to, among other things, (i) the appointment, duties and responsibilities of Collateral Agent hereunder, (ii) the relative priorities of the Notes and the Liens on the Collateral securing the Notes, (iii) the exercise of remedies with respect to the Collateral, and (iv) the allocation of any payments received and realizations upon the Collateral.

      NOW THEREFORE, the parties hereto agree as follows:

     SECTION 1. Definitions. Unless otherwise expressly provided herein, references to Note Documents and other contractual instruments shall be deemed to include all subsequent amendments, restatements, replacements, substitutions, renewals, refinancings, extensions, supplements and other modifications thereto to the extent entered into in accordance with the terms of the Note Purchase Agreements and this Agreement. All terms used in this Agreement in the singular form shall have comparable meanings when used in the plural form and vice versa. Capitalized terms used in this Agreement and not defined herein shall have the meanings assigned to them in the Note Purchase Agreements (provided that no amendment or modification of such definitions after the date hereof shall be effective for purposes of this Agreement unless Section 3 applies). As used herein (including in the recitals hereof), the following terms shall have the following meanings:

     “Bankruptcy Code” means Title 11 of the United States Code entitled “Bankruptcy”, as now and hereafter in effect, or any successor statute.

     “Business Day” means any day excluding Saturday, Sunday and any day which is a legal holiday under the laws of the State of New York or is a day on which banking institutions located in such state are authorized or required by law or other governmental action to close.

      “Cash” means the lawful currency of the United States of America.

      “Claims” means the Series B Claims and the Series A Claims.

      “Collateral” means all collateral pledged or secured by the Collateral Documents.

     “Collateral Documents” means the Guaranty and Pledge Agreements and any other instrument or agreement pursuant to which a security interest is granted for the purpose of securing any Claims.

      “DIP Financing” has the meaning assigned to that term in Section 2.5(d) hereof.

      [“DPF” has the meaning assigned to that term in the introductory paragraph hereof.]

     [“DPF Repriority Claims” means the payments described in clause (c) of the definition of Repriority Event.]

     “Enforcement Action” means, with respect to the Collateral: exercising any rights or remedies, including, without limitation, repossessing, selling, leasing or otherwise disposing of all or any part of such Collateral, or exercising notification or collection rights with respect to all or any portion

2

thereof, or attempting or agreeing to do so; commencing or prosecuting the enforcement with respect to such Collateral of any of the rights and remedies under any of the applicable agreements or documents to which such Secured Party is a party or applicable laws; offering or proposing to apply any of the Claims as a credit on account of the purchase price for any Collateral payable at any public or private sale of the Collateral; appropriating, setting off, recouping or applying any part or all of such Collateral in the possession of, or coming into the possession of, the Collateral Agent or any Noteholder, or its agent or bailee, to any portion of the Claims; or exercising any other rights or remedies of a secured creditor under the UCC of any applicable jurisdiction or under the Bankruptcy Code. As used herein, “Enforcement Action” shall not include (i) acceleration of debt, (ii) filing notice or voting claims in any Insolvency Proceeding, (iii), taking any action necessary to preserve Liens that are not otherwise prohibited this Agreement, (iv) the commencement of any Insolvency Proceeding, (v) filing suit or taking other actions for the purpose of enforcing Series A Claims so long as such suit or actions do not pertain to, rely on or seek to realize on Liens or Collateral.

     “Guarantor” means Parent and all other existing and future Subsidiaries of the Parent who are made party to the Guaranty and Pledge Agreements.

     “Guaranty and Pledge Agreements” has the meaning assigned to that term in the recitals to this Agreement.

     “Insolvency Proceeding” means (i) any voluntary or involuntary case or proceeding under the Bankruptcy Code with respect to any Note Party as a Note Party, (ii) any other voluntary or involuntary insolvency, reorganization or bankruptcy case or proceeding, or any receivership, liquidation, reorganization or other similar case or proceeding with respect to any Note Party as a Note Party or with respect to any substantial part of their respective assets, (iii) any liquidation, dissolution, reorganization or winding up of any Note Party whether voluntary or involuntary and whether or not involving insolvency or bankruptcy or (iv) any assignment for the benefit of creditors or any other marshalling of assets and liabilities of any Note Party.

      “Issuer” has the meaning assigned to that term in the introductory paragraph hereof.

     “Lien” means any lien, mortgage, pledge, assignment, security interest, charge or encumbrance of any kind (including any conditional sale or other title retention agreement, any lease in the nature thereof, and any agreement to give any security interest) and any option, trust or other preferential arrangement having the practical effect of any of the foregoing

     “Maximum First Lien Principal Amount” means the original issue price of the Series B Notes, less principal payments received, plus the amount of interest paid in kind or otherwise capitalized, plus, in the event any DIP Financing is provided, an incremental amount equal to $5,000,000.

     “Note Documents” means, collectively, the Series B Note Documents and the Series A Note Documents, as applicable.

     “Note Parties” means the Issuer and the Guarantors. “Note Party” means the Issuer or any Guarantor.

     “Note Purchase Agreements” has the meaning assigned to that term in the recitals to this Agreement.

     “Paid in Full”, “Payment in Full” or words to similar effect means the payment and performance in full in cash of all referenced Claims (other than contingent indemnification claims as to

3

which no claim has been asserted), including, without limitation, principal, interest, costs (including but not limited to post-petition interest, fees and costs even if such interest, fees and costs are not an allowed claim enforceable against any Note Party in a bankruptcy case under applicable law).

      “Parent” has the meaning assigned to that term in the recitals to this Agreement.

      “Payment Blockage Notice” has the meaning set forth in Section 2.1(b).

     “Person” means and includes natural persons, corporations, limited partnerships, general partnerships, limited liability companies, limited liability partnerships, joint stock companies, joint ventures, associations, companies, trusts, banks, trust companies, land trusts, business trusts or other organizations, whether or not legal entities, and governments (whether Federal, state or local, domestic or foreign, and including political subdivisions thereof) and agencies or other administrative or regulatory bodies thereof.

      “Proceeds” has the meaning given to such term in the UCC.

     “Pro Rata Share” means, with respect to each Noteholder at any time, a fraction (expressed as a percentage, carried out to the ninth decimal place), the numerator of which is the aggregate principal amount of all outstanding Notes held by such Noteholder at such time and the denominator of which is the Total Outstandings at such time.

     “Reorganization Security” means equity, debt or other securities of a Note Party received by a Series A Holder in respect of Series A Claims pursuant to a plan of reorganization in any Insolvency Proceeding that are subordinated, to at least to the same extent that the Series A Claims are subordinated to the Series B Claims pursuant to the terms of this Agreement, to the Series B Claims and all equity, debt or other securities received by Series B Holders in respect of Series B Claims, and which securities have maturities and other terms no less advantageous to the Series B Holders than the terms contained in the Series A Note Documents.

     “Repriority Claims” means the Sachs Repriority Claims, the Roberts Repriority Claims [and the DPF Repriority Claims], as the case may be.

     “Repriority Claims Purchase Event” means any purchase by any Series A Holder of any Repriority Claims pursuant to Section 2.9(b).

     “Repriority Event” shall mean that, on or prior to June 30, 2008, (a) Sachs Capital Management LLC (and/or its successors and assigns in ownership of Series B Notes, collectively) has received one or more principal payments in respect of the Series B Notes issued to it in an aggregate amount not less than $10,000,000, (b) Scott A. Roberts (and/or his successors and assigns in ownership of Series B Notes, collectively) has received one or more principal payments in respect the Series B Notes issued to him in an aggregate amount not less than $2,858,453, [(c) DPF and/or its successors and assigns in ownership of Series B Notes, collectively has received one or more principal payments in respect of the Series B Notes issued to it in an aggregate amount not less than $215,000,] (d) each such payment of principal shall be accompanied by payment in full of all interest accrued on such amount as of the date of such repayment and (e) no Insolvency Proceeding shall be pending at the time such funds are received. For avoidance of doubt, if a Repriority Event does not occur on or before June 30, 2008, then no Repriority Event shall be deemed to occur after such date. Alternatively, the Repriority Event shall be deemed to have occurred if all Repriority Claims have been purchased pursuant to Section 2.9(b) on or prior to June 30, 2008 and no Insolvency Proceeding shall be pending at the time such purchase occurs.

     “Required Noteholders” means, as of any date of determination, the Noteholders with Notes having an aggregate principal amount outstanding in excess of 50% of the Total Outstandings.

     “Roberts Repriority Claims” means the payments described in clause (b) of the definition of Repriority Event.

     “Sachs Repriority Claims” means the payments described in clause (a) of the definition of Repriority Event.

     “Secured Party” means each Secured Party under, and as defined in, (i) the Series A Guaranty and Pledge Agreement and (ii) the Series B Guaranty and Pledge Agreement.

     “Series A Administrative Holder” means Triarc Companies Inc. and its successors and assigns in such capacity.

     “Series A Claims” means all present and future claims of any one or more of Series A Holders against the Note Parties, or any of them, for the payment of money arising out of or related to the Series A Note Documents, any refinancing, replacement, refunding or restatement of all or any portion thereof, including, without limitation, all claims for principal and interest (including but not limited to post-petition interest, fees and costs even if such interest fees and costs are not an allowed claim enforceable against any Note Party in a bankruptcy case under applicable law), indemnification obligations and reimbursement of fees, costs and expenses, or otherwise, whether fixed or contingent, matured or unmatured, liquidated or unliquidated. For so long as Section 2 applies, the principal amount of Series A Claims shall not exceed the original issue price of the Series A Notes, less principal payments received, plus the amount of interest paid in kind or other capitalization of interest.

     “Series A Event of Default” means an Event of Default as defined in the Series A Note Documents (or any other event entitling the Series A Noteholders to accelerate the Series A Notes).

     “Series A Holders” has the meaning assigned to that term in the introductory paragraph hereof.

      “Series A Liens” means all Liens securing Series A Claims.

     “Series A Note Documents” means the “Note Documents” as defined in the Series A Note Purchase Agreement, including, without limitation, the Series A Guaranty and Pledge Agreement.

     “Series A Note Purchase Agreement” has the meaning assigned to that term in the recitals to this Agreement.

     “Series B Administrative Holder” means Sachs Capital Management LLC and its successors and assigns in such capacity.

     “Series B Claims” means all present and future claims of any one or more of Series B Holders against the Note Parties, or any of them, for the payment of money arising out of or related to the Series B Note Documents, any refinancing, replacement, refunding or restatement of all or any portion thereof, including, without limitation, all claims for principal and interest (including but not limited to post-petition interest, fees and costs even if such interest fees and costs are not an allowed claim enforceable against any Note Party in a bankruptcy case under applicable law), indemnification obligations and reimbursement of fees, costs and expenses, or otherwise, whether fixed or contingent,

5

matured or unmatured, liquidated or unliquidated. For so long as Section 2 applies, the principal amount of Series B Claims shall not exceed the Maximum First Lien Principal Amount.

     “Series B Covenant Default” means any Event of Default under the Series B Note Documents that is not a Series B Payment Default.

     “Series B Holders” has the meaning assigned to that term in the introductory paragraph hereof.

      “Series B Liens” means all Liens on the Collateral securing Series B Claims.

     “Series B Note Documents” means the Series B Note Purchase Agreement and the “Note Documents” as defined in the Series B Note Purchase Agreement, including, without limitation, the Series B Guaranty and Pledge Agreement.

     “Series B Note Purchase Agreement” has the meaning assigned to that term in the recitals to this Agreement.

     “Series B Payment Default” means an Event of Default under the Series B Note Documents arising from the failure of any Note Party to make any payment when due.

     “Standstill Notice” has the meaning assigned to that term in the definition of Standstill Period.

     “Standstill Period” means the period commencing upon the occurrence of a Series A Event of Default and ending 120 days following the date on which the Series A Administrative Holder shall have provided the Series B Administrative Holder with written notice (a “Standstill Notice”) of the occurrence of such Event of Default, which Standstill Notice shall specify such Event of Default and state that this Standstill Notice is being delivered pursuant to Section 2.1(f). If a Standstill Notice is delivered specifying a Series A Event of Default, the Series A Event of Default that is specified in the Standstill Notice shall not give rise to a second or subsequent Standstill Period unless such Series A Event of Default has been in the interim cured or waived for a period of not less than 90 consecutive days and subsequently recurs.

     “Total Outstandings” means, as of any date of determination, the aggregate principal amount of all outstanding Notes as of such date.

     “UCC” means the Uniform Commercial Code (or any similar or equivalent legislation) as in effect in any applicable jurisdiction.

     SECTION 2. Subordination Terms. Subject to the terms set forth in Section 3, the parties hereto agree as follows:

           2.1 Debt Subordination.

               (a) The Series A Claims and all obligations of the Note Parties under the Series A Note Documents shall, to the extent and in the manner herein set forth, be subordinated and junior in right of payment to the prior Payment in Full of the Series B Claims. Except as set forth in subsection (b) below, until all Series B Claims have been Paid in Full, (i) no Series A Holder shall be entitled to receive or retain payment of any kind in respect of any Series A Claim and (ii) each Series A

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Holder agrees not to ask for, demand, accept or receive any payment in respect of any Series A Claim. Nothing in this clause (a) or clause (b), below, will serve to prohibit payment to or receipt by the Collateral Agent of amounts to which it is entitled in respect of expense reimbursement or indemnification pursuant to this Agreement or any Note Document.

               (b) Except as otherwise provided in this clause (b), and only to the extent provided for in the Series A Note Documents in their form existing on the date hereof (without giving effect to any modification thereof), Series A Holders may receive payments of interest on the Series A Notes, expense reimbursements and indemnification payments. Upon the happening of any Series B Payment Default, no Note Party shall be permitted to make, and no Series A Holder shall be entitled to receive from any Note Party, any payment on account of any Series A Claims until the earliest to occur of (i) the date such Series B Payment Default has been waived, cured or otherwise ceases to exist (in each case in accordance with the terms of the Series B Note Documents), and (ii) the date on which all Series B Claims shall have been Paid in Full. Upon (1) the happening of any Series B Covenant Default and (2) the giving of written notice thereof specifying that it is a “Payment Blockage Notice” under this Section 2.1(b) by the Series B Administrative Holder to the Series A Administrative Holder and the Issuer, no Note Party shall be permitted to make, and no Series A Holder shall be entitled to receive from any Note Party, any payment on account of any Series A Claims until the earliest of (i) the 180th day from and including the date the Payment Blockage Notice is delivered, (ii) the date such Series B Covenant Default has been waived or cured or shall otherwise cease to exist (in each case in accordance with the terms of the Series B Note Documents) and (iii) the date on which all Series B Claims shall have been Paid in Full. No more than one Payment Blockage Notice may be delivered pursuant to the preceding sentence during any 360-day period. No facts or circumstances constituting a Series B Covenant Default existing on or prior to the date any Payment Blockage Notice is given may be used as a basis for any subsequent Blockage Notice, unless such Series B Covenant Event of Default has been in the interim cured or waived for a period of not less than 90 consecutive days and subsequently recurs. Notwithstanding anything to the contrary in the foregoing, during any such blockage period described in this clause (b) Series A Holders shall be entitled to (i) add accrued and unpaid interest under the Series A Notes to principal on the Series A Notes, (ii) convert the principal of and accrued interest on the Series A Notes into equity of Parent, if such conversion is made prior to the commencement of any Insolvency Proceeding with respect to any Note Party and (iii) receive Reorganization Securities. Notwithstanding anything to the contrary contained in this Agreement (including any provision of Section 2), any Series A Holder may satisfy all or any portion of its indemnification obligations under Section 11.4 of the Merger Agreement by delivering to the Parent or any of its Affiliates one or more Series A Notes owned by it (or any portion thereof) having an aggregate principal amount equal to the amount of the indemnification payment required to be made by the Sellers’ Representative (as defined in the Merger Agreement) under Section 11.4 of the Merger Agreement.

               (c) Without diminishing the foregoing prohibitions, in the event that any Note Party shall make any payment to any Series A Holder in respect of Series A Claims not expressly authorized by subsection (b) above, such payment shall be held in trust by such Series A Holder, for the benefit of the Series B Holders, and shall be paid over immediately (without necessity of demand) to the Series B Administrative Holder, for application in accordance with the Series B Note Documents to the payment of Series B Claims until the same shall have been Paid in Full. In the event of the failure of any Series A Holder to endorse any instrument for the payment of money so received by such Series A Holder, the Series B Administrative Holder is irrevocably appointed attorney-in-fact for the Series A Holders with full power to make such endorsement and with full power of substitution.

               (d) Subject to the prior Payment in Full of all Series B Claims, the Series A Holders shall be subrogated to the rights of the holders of Series B Claims to receive payments or distributions of cash, property or securities of the Issuer applicable to the Series B Claims until the

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Series A Claims shall be Paid in Full; and, for the purposes of such subrogation, no such payments or distributions to the Series B Holders by or on behalf of the Issuer or by or on behalf of the Series A Holders by virtue of this Section 2 which otherwise would have been made to the Series A Holders shall, as between the Issuer and the Series A Holders, be deemed to be a payment by the Issuer to or on account of the Series B Claims, it being understood that the provisions of this Section 2 are and are intended solely for the purpose of defining the relative rights of the Series A Holders, on the one hand, and the Series B Holders, on the other hand. No Series B Holder shall by virtue of this subrogation (i) owe any fiduciary or similar obligation to any Series A Holder and (ii) be liable to such Series A Holders for any action taken or omitted to be taken by the Series B Holders.

               (e) The provisions of this Agreement are for the purpose of defining the relative rights of the Series A Holders on the one hand and the Series B Holders on the other hand with respect to the enforcement of rights and remedies and priority of payment of the various obligations of the Issuers and the other Note Parties to each of them. Nothing herein shall impair, as between the Issuer and each Noteholder, the obligations of the Issuer, which are unconditional and absolute, to pay to the Noteholder thereof the principal and interest on the Notes and any other liabilities encompassed in the Claims, all in accordance with their respective terms, subject to the prior Payment in Full of the Series B Claims as provided for herein.

               (f) Notwithstanding any Default or Event of Default in respect of the Series A Claims, until the Series B Claims have been Paid in Full, no Series A Holder shall, without the prior written consent of the Series B Administrative Holder, until the expiration of any applicable Standstill Period: (1) accelerate all or any portion of the Series A Claims; (2) commence or join (unless the Series B Holders shall also join) in any involuntary proceeding against Issuer or any other Note Party under any bankruptcy, reorganization, readjustment of debt, arrangement of debt, receivership, liquidation or insolvency law or statute of any federal or state government; or (3) pursue any remedy or commence any action or proceeding against Issuer or any other Note Party to enforce payment of all or any part of the Series A Claims. Notwithstanding the foregoing, the restrictions in this clause (f) shall cease to apply upon (a) the commencement of any Insolvency Proceeding, (b) the acceleration of the Series B Claims, (c) institution or commencement by the Series B Administrative Holder or any holder of Series B Claims of any remedies against any Note Party in respect of the Series B Claims to enforce payment of, or foreclose upon or exercise other remedies with respect to Collateral or any deed or conveyance of any Collateral to any Series B Creditor in lieu of foreclosure thereof, (d) the final maturity of the Series A Claims or the Series B Claims, or (e) the date that all of the Series B Claims has been Paid in Full.

               (g) To the extent that any payment made on the Series B Claims is subsequently invalidated, declared to be fraudulent or preferential, set aside or is required to be repaid to a trustee, receiver or any other party under any bankruptcy act, state or Federal law, common law or equitable cause or otherwise, and whether as a result of any demand, settlement, litigation or otherwise (such payment being hereinafter referred to as a “Voided Payment”), then to the extent of such Voided Payment that portion of the Series B Claims which had been previously satisfied by such Voided Payment shall be revived and continue in full force and effect as if such Voided Payment had never been made, and this Section 2 shall be reinstated with respect to such Voided Payment.

               (h) Without the necessity of any reservation of rights against or any notice to or further assent by any Series A Holder, (i) any demand for payment of any Series B Claims made by the Series B Holders may be rescinded in whole or in part by the Series B Holders, (ii) the Series B Holders may exercise or refrain from exercising any rights and/or remedies against any Note Party and others, if any, liable under the Series B Claims, and (iii) the Series B Claims and any agreement or instrument evidencing, securing, or otherwise relating to the Series B Claims (including, without limitation, the Series B Note Documents), or any collateral security therefor or guaranty thereof or other right of any

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nature with respect thereto, may be amended, extended, modified, continued, accelerated, compromised, waived, surrendered or released by the Series B Holders in any manner the Series B Holders deem in their best interests, all without impairing, abridging, releasing or affecting in any manner the subordination of the Series A Claims to the Series B Claims provided for herein. Without limiting the foregoing, each Series A Holder waives any and all notice of the creation, amendment, restatement, extension, acceleration, compromise, continuation, waiver, surrender, release or modification of any nature of the Series B Claims, or the Series B Note Documents, and notice of or proof of reliance by any Series B Holder upon the subordination provided for herein.

                              (i) All Series A Note Documents shall bear a legend disclosing the existence of this Agreement in form and substance substantially similar to the following; provided that any such legend shall be removed following the Repriority Event:

REFERENCE IS MADE TO THE INTERCREDITOR AGREEMENT DATED AS OF DECEMBER [__], 2007 (AS AMENDED, RESTATED, SUPPLEMENTED OR OTHERWISE MODIFIED FROM TIME TO TIME, THE “INTERCREDITOR AGREEMENT”), AMONG TRIARC DEERFIELD HOLDINGS, LLC, JONATHAN W. TRUTTER, AS HOLDERS OF THE SERIES A NOTES (AS DEFINED THEREIN), SACHS CAPITAL MANAGEMENT LLC AND SCOTT A. ROBERTS [AND DEERFIELD PARTNERS FUND III LLC], AS HOLDERS OF THE SERIES B NOTES (AS DEFINED THEREIN), TRIARC DEERFIELD HOLDINGS, LLC, AS COLLATERAL AGENT, DEERFIELD & COMPANY LLC AND DEERFIELD CAPITAL CORP. NOTWITHSTANDING ANYTHING HEREIN TO THE CONTRARY, THIS INSTRUMENT IS SUBJECT TO THE PROVISIONS OF THE INTERCREDITOR AGREEMENT. IN THE EVENT OF ANY CONFLICT OR INCONSISTENCY BETWEEN THE PROVISIONS OF THE INTERCREDITOR AGREEMENT AND THIS INSTRUMENT, THE PROVISIONS OF THE INTERCREDITOR AGREEMENT SHALL CONTROL.

                              (j) Any financing statements filed while this Section 2 is in effect shall be filed for purposes of perfecting the Series B Liens before any financing statement is filed for purposes of perfecting the Series A Liens.

     2.2 Lien Subordination.

                             All Series A Liens now or hereafter existing with respect to any Collateral, including without limitation judgment Liens, shall be subject, subordinate and junior in all respects and at all times to the Series B Liens now or hereafter existing with respect to such Collateral. To the extent the Claims are secured by a common Lien, the rights and interests of the Series A Holders in respect of such Lien shall be deemed to be subject, subordinate and junior in all respect to the rights of the Series B Holders in respect of such Lien.

     2.3 Enforcement Rights.

                              (a) Each Series A Holder agrees that until all Series B Claims have been Paid in Full, (i) it will not take any Enforcement Action with respect to any Collateral; and (ii) subject to the terms of this Agreement, Series B Administrative Holder may, at its option at any time while an Event of Default exists under the Series B Note Documents, take any Enforcement Action and exercise any right or remedy it deems appropriate in connection therewith with respect to the Collateral. Until the Series B Claims are Paid in Full, Series B Administrative Holder shall have the exclusive right to instruct the Collateral Agent in respect of any remedies to be taken in respect of Collateral. However, notwithstanding anything to the contrary in the foregoing, if the Series B Administrative Holder has not instructed the Collateral Agent to initiate Enforcement Action with respect to a substantial portion of the

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Collateral, the Series A Administrative Holder may deliver written notice to the Series B Administrative Holder requesting that such Enforcement Action be taken and, if Series B Administrative Holder has not instructed the Collateral Agent to initiate Enforcement Action with respect to a substantial portion of the Collateral within 180 days after receipt of such notice, then Series A Administrative Holder may so instruct the Collateral Agent, provided, however, that if Series A Administrative Holder subsequently pursues Enforcement Actions with respect to a substantial portion of the Collateral, Series A Administrative Holder shall cease any Enforcement Action then pending and shall not pursue further Enforcement Action.

                              (b) Series A Administrative Holder, on behalf of itself and the other Series A Holders, agrees that it shall take such actions (at the sole cost and expense of Issuer) as Series B Administrative Holder shall request in connection with the exercise by Series B Holders of its rights set forth herein.

                              (c) Except as provided in subsections (d) and (e) hereof, if any Holder shall enforce its rights or remedies in violation of the terms of this Agreement, Issuer shall not be entitled to use such violation as a defense to any action by any Holder, nor to assert such violation as a counterclaim or basis for set-off or recoupment against any Holder.

                              (d) If any Series A Holder, contrary to this Agreement, commences or participates in any Enforcement Action against the Collateral, Note Parties, with the prior written consent of Series B Administrative Holder, may interpose as a defense or dilatory plea the making of this Agreement, and any Series B Holder may intervene and interpose such defense or plea in its or their name or in the name of Issuer.

                              (e) Should any Series A Holder, contrary to this Agreement, in any way take, or attempt to or threaten to take any action with respect to the Collateral (including, without limitation, any attempt to realize upon or enforce any remedy with respect to this Agreement), or fail to take any action required by this Agreement, any Series B Holder (in its or their own name or in the name of Issuer) or Issuer may obtain relief against such Series A Holder by injunction, specific performance and/or other appropriate equitable relief, it being understood and agreed by Series A Administrative Holder on behalf of each Series A Holder that (A) Series B Holders’ damages from its actions may at that time be difficult to ascertain and may be irreparable, and (B) each Series A Holder waives any defense that Issuer and/or Series B Holders cannot demonstrate damage and/or be made whole by the awarding of damages.

     2.4 Standstill and Waivers. Each Series A Holder agrees that until the Series B Claims are Paid in Full:

                              (a) it will not oppose, object to, interfere with, hinder or delay, in any manner, whether by judicial proceedings (including without limitation the filing of an Insolvency Proceeding) or otherwise, any foreclosure, sale, lease, exchange, transfer or other disposition of the Collateral by Series B Administrative Holder or any other Series B Holder or any other Enforcement Action taken by or on behalf of Series B Administrative Holder or any other Series B Holder (provided, however, that the foregoing will prohibit Series A Holders from enforcing restrictions on asset sales set forth in the Series A Note Documents only if (i) an Event of Default has occurred and is continuing under the Series B Note Documents or (ii) such restrictions were added after the date hereof without either the consent of Series B Administrative Holder or the addition of the same restriction in the Series B Note Documents);

                              (b) except as provided in Section 2.3(a), it has no right to (i) direct Collateral Agent to exercise any right, remedy or power with respect to the Collateral or any Series A Note Document, (ii) consent or object to the exercise by Series B Administrative Holder or any other Series B

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Holder of any right, remedy or power with respect to the Collateral or pursuant to the Series B Note Documents or to the timing or manner in which any such right is exercised or not exercised (or, to the extent it may have any such right described in this clause (c), whether as a junior lien creditor or otherwise, it hereby irrevocably waives such right);

                              (c) it will not commence judicial or nonjudicial foreclosure proceedings with respect to, seek to have a trustee, receiver, liquidator or similar official appointed for or over, attempt any action to take possession of any Collateral, exercise any right, remedy or power with respect to, or otherwise take any action to enforce its interest in or realize upon, the Collateral or pursuant to the Series A Note Documents; and

                              (d) except as provided in Section 2.3(a), it will not take any other Enforcement Actions against Collateral under the Series A Note Documents.

                              (e) Nothing in the foregoing shall prohibit Series A Holders from (i) bidding for or purchasing Collateral at a foreclosure sale or in any private sale process, (ii) joining in any foreclosure proceeding for the purpose of protecting its Liens or (iii) receiving proceeds of Collateral pursuant to Section 2.6.

     2.5 Insolvency or Liquidation Proceedings.

                              (a) In the event of an Insolvency Proceeding, the Series B Holders shall be entitled in any such proceeding to receive Payment in Full, of all Series B Claims before any Series A Holder is entitled in such proceeding to receive any payment on account of the Series A Claims owed to such Series A Holder, and to that end in any such proceeding, so long as any Series B Claim remains outstanding, any payment or distribution of any kind or character (other than any Reorganization Securities) whether in cash or in other property, to which any Series A Holder would be entitled but for the provisions hereof, shall be delivered to the Series B Administrative Holder for distribution to the Series B Holders to the extent necessary to make Payment in Full, of all Series B Claims remaining unpaid, after giving effect to any concurrent payment or distribution to the holders of Series B Claims.

                              (b) Upon the commencement of an Insolvency Proceeding with respect to Issuer or any other Note Party, Series A Holder shall be deemed, in order to effectuate the subordination set forth above, to have granted to the Series B Administrative Holder, as agent for the Series B Holders, as of the date of the commencement of such Insolvency Proceeding the right, subject to the terms of this Agreement, to collect all payments and distributions of any kind and description, whether in cash or other property, paid or payable in respect of any claims or demands of Series A Holder against Issuer or any other Note Party arising from the Series A Claims until the Payment in Full of all Series B Claims. Upon the commencement of an Insolvency Proceeding, each Series A Holder shall also be deemed to have granted to the Series B Administrative Holder, as agent for the Series B Holders, the full right (but not the obligation), subject to the terms of this Agreement, in its own name or in its name as attorney in fact for such Series A Holder, to collect and enforce said claims and demands of such Series A Holder by suit or otherwise (except for any proof of claim) in any Insolvency Proceeding.

                              (c) Until the Series B Claims are Paid in Full, each Series A Holder agrees that it shall not, in or in connection with any Insolvency Proceeding, file any pleadings or motions, take any position at any hearing or proceeding of any nature, or otherwise take any action whatsoever, in each case in respect of any of the Collateral, including, without limitation, with respect to the determination of any Liens or claims held by Series B Administrative Holder (including the validity and enforceability thereof) or any other Series B Holder or the value of any claims of such parties under Section 506(a) of the Bankruptcy Code or otherwise; provided that (i) Series A Administrative Holder may defend against any

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action in a bankruptcy to avoid its Lien on the Collateral, (ii) Series A Holders shall be entitled to file any necessary responsive or defensive pleadings in opposition to any motion, claim, adversary proceeding or other pleading made by any person objecting to or otherwise seeking the disallowance of the claims of Series A Holders, including without limitation any claims secured by the Collateral, if any, in each case in accordance with the terms of this Agreement, and (iii) Series A Holders shall be entitled to file any proof of claim and other filings and make any arguments and motions that are, in each case, in accordance with the terms of this Agreement, with respect to the Series A Claims and the Collateral.

                              (d) Until the Series B Claims are Paid in Full, if any Note Party becomes subject to any Insolvency Proceeding, and if Series B Administrative Holder or Series B Holders desire to consent (or not object) to the use of cash collateral on which Series B Holders or any other creditor has a Lien or to provide financing to any Note Party under the Bankruptcy Code or to consent (or not object) to the provision of such financing to any Note Party by any Person (“DIP Financing”), then Series A Holders agree that they (i) will be deemed to have consented to, and will raise no objection to, the use of such cash collateral or to such DIP Financing, (ii) will not request or accept any form of adequate protection or any other relief in connection with the use of such cash collateral or such DIP Financing except as set forth in subsection (f) below, and (iii) to the extent the Liens in favor of Series B Holders are subordinated or pari passu with such DIP Financing, will subordinate (and will be deemed hereunder to have subordinated) the Liens in favor of Series A Holders (x) to such DIP Financing with the same terms and conditions as the Liens in favor of Series B Holders are subordinated thereto (and such subordination will not alter in any manner the terms of this Agreement), (y) to any adequate protection provided to Series B Holders and (z) to any “carve-out” for administrative, professional and United States Trustee fees agreed to by Series B Administrative Holder or Series B Holders; provided, however, that (A) subject to any such “carve” out under the foregoing clause (z), the Series A Holders retain a Lien on the Collateral (including proceeds thereof-arising after the commencement of such proceeding) with the same priority as existed prior to the commencement of the case under the Bankruptcy Code (junior in priority to the Liens securing such DIP Financing as described above), (B) the Series A Holders receive (without objection from the Series B Holders) a replacement Lien on post-petition assets in which the Series B Holders have a replacement Lien securing the Series B Claims, with the same priority as existed prior to the commencement of the case under the Bankruptcy Code (junior in priority to the Liens securing such DIP Financing, provided that the inability of the Series A Holders to receive a Lien on actions under Chapter 5 of the Bankruptcy Code and proceeds thereof shall not affect the agreements and waivers set forth in this clause (d)), and (C) the aggregate principal amount of the DIP Financing together with the principal amount of the Series B Claims does not exceed the Maximum First Lien Principal Amount. Nothing in this paragraph will restrict the Series A Holders from raising any objection to the terms of the DIP Financing that could be raised by an unsecured creditor.

                              (e) Series A Holders agree that until the Series B Claims are Paid in Full, they will not seek relief from the automatic stay or from any other stay in any Insolvency Proceeding or take any action in derogation thereof, in each case in respect of any Collateral, without the prior written consent of Series B Administrative Holder (which consent shall not be unreasonably delayed, conditioned or withheld).

                              (f) Series A Holders agree that until the Series B Claims are Paid in Full, they shall not object to, contest, or support any other Person objecting to or contesting, (i) any request by Series B Administrative Holder or any other Series B Holder for adequate protection, (ii) any objection by Series B Administrative Holder or any other Series B Holder to any motion, relief, action or proceeding based on a claim of a lack of adequate protection or (iii) the payment of interest, fees, expenses or other amounts to Series B Administrative Holder or any other Series B Holder under Section 506(b) or 506(c) of the Bankruptcy Code or otherwise. Notwithstanding anything contained in this Section 2, in any Insolvency Proceeding, (x) Series A Holders may seek, support, accept or retain adequate protection (A)

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only if Series B Holders are granted adequate protection that includes replacement Liens on additional collateral and superpriority claims and (B) solely in the form of (1) a replacement Lien on such additional collateral, subordinated to the Liens in favor of Series B Holders and such DIP Financing on the same basis as the other Liens in favor of Series A Holders are so subordinated to the Series B Claims under this Agreement subject to the “carve-out” in Section 2.5(d)(iii)(z) above and (2) solely to the extent that the Collateral pledged to secure the Series A Claims has been diminished in connection with such Insolvency Proceeding, superpriority claims junior in all respects to the superpriority claims granted to Series B Holders, and (y) in the event Series A Administrative Holder receives adequate protection, including in the form of additional collateral, then Series A Holders agree that Series B Administrative Holder shall have a senior Lien and claim on such adequate protection as security for the Series B Claims and that any Lien on any additional collateral securing the Series A Claims shall be subordinated to the Liens on such collateral securing the Series B Claims and any other Liens granted to Series B Holders as adequate protection, with such subordination to be on the same terms that the other Liens securing the Series A Claims are subordinated to such Series B Claims under this Agreement.

                              (g) Neither Series A Administrative Holder nor any other Series A Holder shall, in an Insolvency Proceeding or otherwise, oppose any sale or disposition of any assets of any Note Party that is supported by Series B Holders, and Series A Administrative Holder and each other Series A Holder will be deemed to have consented under Section 363 of the Bankruptcy Code (and otherwise) to any sale supported by Series B Holders and to have released its Liens in such assets upon the consummation of such sale so long as the net proceeds thereof are used to pay down the Series B Claims.

                              (h) Series A Administrative Holder and each other Series A Holder acknowledges and agrees that (i) the grants of Liens pursuant to the Series B Note Documents and the Series A Note Documents constitute two separate and distinct grants of Liens and (ii) because of, among other things, their differing rights in the Collateral, the Series A Claims are fundamentally different from the Series B Claims and must be separately classified in any plan of reorganization proposed or adopted in an Insolvency Proceeding. To further effectuate the intent of the parties as provided in the immediately preceding sentence, if it is held that the claims of Series B Holders and Series A Holders in respect of the Collateral constitute only one secured claim (rather than separate classes of senior and junior secured claims), then Series A Holders hereby acknowledge and agree that all distributions shall be made as if there were separate classes of senior and junior secured claims against Note Parties in respect of the Collateral with the effect being that, to the extent that the aggregate value of the Collateral is sufficient (for this purpose ignoring all claims held by Series A Holders), Series B Holders shall be entitled to receive, in addition to amounts distributed to them in respect of principal, pre-petition interest and other claims, all amounts owing in respect of post-petition interest before any distribution is made in respect of the claims held by Series A Administrative Holder or any other Series A Holder, with Series A Administrative Holder and each other Series A Holder hereby acknowledging and agreeing to turn over to Series B Holders amounts otherwise received or receivable by it to the extent necessary to effectuate the intent of this sentence, even if such turnover has the effect of reducing the claim or recovery of Series A Holders.

                               (i) Nothing contained herein shall prohibit or in any way limit Series B Administrative Holder or any other Series B Holder from objecting in any Insolvency Proceeding or otherwise to any action taken by Series A Administrative Holder or any other Series A Holder, including the seeking by Series A Administrative Holder or any other Series A Holder of adequate protection or the asserting by Series A Administrative Holder or any other Series A Holder of any of its rights and remedies under the Series A Note Documents or otherwise.

                              (j) To the extent that Series A Administrative Holder or any other Series A Holder has or acquires rights under Section 363 or Section 364 of the Bankruptcy Code with respect to

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any of the Collateral, Series A Administrative Holder and each other Series A Holder agrees not to assert any of such rights without the prior written consent of Series B Administrative Holder; provided that if requested by Series B Administrative Holder, Series A Administrative Holder shall timely exercise such rights in the manner requested by Series B Administrative Holder, including any rights to payments in respect of such rights.

                              (k) Each Series A Holder hereby waives any right to charge, or encourage or request any party to charge, the Collateral pursuant to Section 506(c) of the Bankruptcy Code. Each Series A Holder will not challenge or oppose, join with any party challenging or opposing or encourage any party to oppose or challenge or take any action whatsoever to impair the exercise by the Series B Holders of the rights and remedies granted to the Series B Holders in the Series B Note Documents.

                              (l) Notwithstanding anything to the contrary in the foregoing, in an Insolvency Proceeding, Series A Holders may raise any objection or take any other action that could otherwise be raised or taken by an unsecured creditor.

     2.6 Distributions of Payments and Proceeds of Collateral.

     All amounts received by Collateral Agent or any Noteholder in respect of any Claims during the continuation of any Event of Default under any of the Note Documents (other than Reorganization Securities received by the Series A Holders in accordance with Section 2 hereof), and all realizations upon the Collateral or any part thereof (whether occurring before or after the commencement of a case under the Bankruptcy Code and including realizations resulting from sales by a Note Party under Section 363 of the Bankruptcy Code), including, without limitation, any realizations by way of an Enforcement Action, shall be applied as follows:

                             (i) First, to the Collateral Agent’s reasonable costs and expenses of sale, collection or other realization, including reasonable legal expenses, liabilities and advances made or incurred by the Collateral Agent in connection therewith, and all amounts for which the Collateral Agent is entitled to indemnification hereunder;

                             (ii) Second, to Series B Administrative Holder’s costs and expenses of sale, collection or other realization, including reasonable legal expenses, liabilities and advances made or incurred by Series B Administrative Holder in connection therewith, and all amounts for which Series B Administrative Holder is entitled to indemnification under the Series B Note Documents;

                             (iii) Third, to the Series B Claims until the Series B Claims are Paid in Full in accordance with the Series B Note Documents;

                             (iv) Fourth, to Series A Administrative Holder’s costs and expenses of sale, collection or other realization, including reasonable legal expenses, liabilities and advances made or incurred by Series A Administrative Holder in connection therewith, and all amounts for which Series A Administrative Holder is entitled to indemnification under the Series A Note Documents;

                             (v) Fifth, to the Series A Claims until the Series A Claims are Paid in Full in accordance with the Series A Note Documents; and

                             (vi) Sixth, to the parties entitled thereto as their interests may appear or as otherwise required by applicable law.

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     2.7 Releases of Security Interests. While any Event of Default has occurred and is continuing under the Series B Note Documents:

            (a) Series A Holders will cooperate and provide any necessary or appropriate releases with respect to the Collateral to permit an Enforcement Action by Series B Administrative Holder, free and clear of Series A Holders’ Lien.

            (b) In the event of a sale or other disposition of Collateral by a Note Party in accordance with the terms of the Series B Note Documents or, if required under the Series B Note Documents, with the consent of Series B Holders, if such Series B Holders are releasing their first priority Lien in connection therewith, the Lien of Series A Holders on such Collateral automatically shall be released and discharged to the extent the Lien of Series B Holders on such Collateral is released and discharged, and Series A Administrative Holder shall promptly execute and deliver any releases or other documents requested by Series B Administrative Holder to evidence such release and discharge; provided that the Liens of Secured Parties in such Collateral shall attach to the Proceeds of such sale or other disposition, and the provisions of this Agreement shall be otherwise applicable to such Proceeds (including any provisions with respect to priority of Liens in such Proceeds, or application thereof to the Claims of Secured Parties).

            (c) Until the Series B Claims are Paid in Full, Series A Administrative Holder, for itself and on behalf of Series A Holders, hereby irrevocably constitutes and appoints Series B Administrative Holder and any officer or agent of Series B Administrative Holder, with full power of substitution, as its true and lawful attorney-in-fact with full irrevocable power and authority in the place and stead of Series A Administrative Holder or such holder or in Series B Administrative Holder’s own name, from time to time in Series B Administrative Holder’s discretion, for the purpose of carrying out the terms of this Section 2.7, to take any and all appropriate action and to execute any and all documents and instruments which may be necessary to accomplish the purposes of this Section 2.7, including any endorsements or other instruments of transfer or release.

            (d) In connection with any Enforcement Action, Series A Holders agree that Series B Holders may release or refrain from enforcing Series A Holders’ Lien in the Collateral, or permit the use or consumption of such Collateral by a Note Party free of such Series A Holders’ Lien, in each case to the same extent that Series B Holders release, refrain from enforcing or permit the use or consumption of such Collateral by a Note Party free of their own Lien, without incurring any liability to Series A Holders.

     2.8 Waiver of Right to Require Marshaling. Each Series A Holder expressly waives any right that it otherwise might have to require any Series B Holder to marshal assets or to resort to Collateral in any particular order or manner, whether provided for by common law or statute. No Series B Holder shall be required to enforce any guaranty or any Lien given by any Person as a condition precedent or concurrent to the taking of any Enforcement Action.

     2.9 Series A Holders Option to Purchase Series B Notes.

            (a) Without prejudice to the enforcement of remedies, the Series B Holders agree that upon and during the continuation of a Purchase Event (as defined below), one or more of the Series A Holders may request, and the Series B Holders hereby offer the Series A Holders the option, to purchase all, but not less than all, of the aggregate principal amount of all outstanding Series B Claims (other than unmatured contingent obligations) at the time of purchase at par and accrued and unpaid interest, fees and expense reimbursement claims, without warranty or representation or recourse (except for representations and warranties required to be made by assigning lenders pursuant to the Assignment

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and Assumption (as such term is defined in the Series B Note Documents)) and to assume all other obligations of the Series B Holders pursuant to the Series B Note Documents and this Agreement (including, without limitation, obligations under Section 4 of this Agreement). If such right is exercised, the exercising party shall give written notice of such exercise to the Series B Holders, and upon receipt of such notice the Series B Holders shall be obligated to sell the Series B Claims as contemplated hereby and the parties shall endeavor to close promptly thereafter but in any event within ten (10) Days of delivery of an exercise notice. A Purchase Event shall exist (a) following the acceleration of the maturity of any Notes until the rescission or annulment of such acceleration pursuant to applicable Note Documents, (b) upon the occurrence of an Event of Default under any Note Document; (c) upon the commencement of an Insolvency Proceeding; (d) taking of any Enforcement Actions by or at the instruction of any Series B Holder, and (e) the onset of any Standstill Period (each, a “Purchase Event”). The foregoing notwithstanding, a Purchase Event and the purchase right granted under this Section 2.9 shall cease to exist thirty (30) days after the initial occurrence of such Purchase Event. If one or more of the Series A Holders exercise such purchase right, it shall be exercised pursuant to documentation mutually acceptable to such Series A Holders and Required Series B Holders. If none of the Series A Holders exercise such right during such Purchase Event, the Series B Holders shall have no further obligations pursuant to this Section 2.9(a) in respect of such Purchase Event. In any event, prior to the closing of any sale of Series B Claims hereunder, Series B Holders may take any actions in their sole discretion in respect of their rights under the Series B Note Documents, without regard to the Series A Holders’ rights hereunder, provided, however, that during the ten-day period after one or more Series A Holders has given notice exercising its purchase option hereunder, Series B Holders will not take any Enforcement Action or waive or release any Lien unless, in the good faith determination of the Series B Administrative Holder, delay of the Enforcement Action would have a reasonable likelihood of causing a diminution in the value of the Collateral or a waiver or forfeiture of rights in respect of Liens, it being further understood nothing in this sentence will prohibit the receipt and application of Proceeds of Collateral and other payments in accordance with Section 2.6.

            (b) Without prejudice to the enforcement of remedies, the Series B Holders agree that at any time on or before June 30, 2008, one or more of the Series A Holders may request, and each Series B Holders hereby offers the Series A Holders the option, to purchase all, but not less than all, of the aggregate principal amount of its respective Repriority Claims at par and accrued and unpaid interest, without warranty or representation or recourse (except for representations and warranties required to be made by assigning lenders pursuant to the Assignment and Assumption (as such term is defined in the Series B Note Documents)). If such right is exercised, the exercising party shall give written notice of such exercise to the Series B Holders, and upon receipt of such notice the Series B Holders identified in such notice shall be obligated to sell the Repriority Claims identified in such notice as contemplated hereby and the parties shall endeavor to close the corresponding Repriority Claims Purchase Event promptly thereafter but in any event within ten (10) Days of delivery of an exercise notice. If one or more of the Series A Holders exercise such purchase right, it shall be exercised pursuant to documentation mutually acceptable to such Series A Holders and Required Series B Holders. If none of the Series A Holders exercise such right by June 30, 2008, the Series B Holders shall have no further obligations pursuant to this Section 2.9(b) in respect of such Repriority Claims Purchase Event. In any event, prior to the closing of any sale of Repriority Claims hereunder, Series B Holders may take any actions in their sole discretion in respect of their rights under the Series B Note Documents, without regard to the Series A Holders’ rights hereunder, provided, however, that during the ten-day period after one or more Series A Holders has given notice exercising its purchase option hereunder, Series B Holders will not take any Enforcement Action or waive or release any Lien unless, in the good faith determination of the Series B Administrative Holder, delay of the Enforcement Action would have a reasonable likelihood of causing a diminution in the value of the Collateral or a waiver or forfeiture of rights in respect of Liens, it being further understood nothing in this sentence will prohibit the receipt and application of Proceeds of Collateral and other payments in accordance with Section 2.6.

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      2.10 Further Assurances.

      The Series A Holders and Series A Administrative Holder shall cooperate in all respects with the Series B Holder and Series B Administrative Holder, and take all action reasonably requested by the Series B Holders and Series B Administrative Holder to effectuate this Section 2.

     2.11 Restriction on Amendments. The Noteholders shall not, without the consent of the requisite voting majority of the Series A Holders under the Series A Note Documents and the requisite voting majority of the Series B Holders under the Series B Note Documents, amend or modify Note Documents to:

          (a) shorten the final maturity of, or require any scheduled payment of, principal or require additional mandatory payments of principal (but nothing in this paragraph restricts acceleration of obligations as a remedy for default);

          (b) increase interest rates (except by application of default interest provided for in the Note Documents as in effect on the date hereof);

          (c) add a covenant or an Event of Default that would directly restrict one or more Note Parties from making payments under the Note Documents which would otherwise be permitted under the Note Documents as in effect on the date hereof;

          (d) add any new Event of Default or covenant under the Note Documents, or make any Event of Default or covenant more restrictive.

     SECTION 3. Repriority Event. If the Repriority Event occurs on or before June 30, 2008, then Section 2 shall immediately cease to apply and this Section 3 shall immediately commence to apply. Conversely, the terms of this Section 3 shall not apply prior to the Repriority Event, and if the Repriority Event has not occurred on or prior to June 30, 2008, then Section 2 shall continue to apply after such date, regardless of any amounts subsequently received by Series B Holders, and this Section 3 shall be deemed terminated and of no further force or effect. The parties hereto agree that the following terms shall apply in the event this Section 3 applies in accordance with the foregoing:

     3.1 Pari Passu Status. The Claims shall be deemed to be pari passu and equal in right of payment, and all Liens securing the Claims shall be deemed to be equal in priority, and shall be deemed to equally and ratably secure all Claims, notwithstanding the time or order of filing of any financing statements or any other action taken in respect of attachment or perfection of any Liens.

     3.2 Allocation of Payments.

      Except for the payments described in the definition of the term “Repriority Event” resulting in the application of this Section 3, all payments of principal and interest in respect of Notes shall be made ratably to the Noteholders in proportion to each Noteholder’s Pro Rata Share. Expense reimbursements and indemnification payments may be received and retained by the parties entitled thereto under the Note Documents. Any payment received by a Noteholder in violation of the first sentence of this Section 3.2 shall be received in trust for the benefit of all Noteholders, and shall be delivered to the Collateral Agent for distribution to the Noteholders in accordance with parts “Third” and “Fourth” of Section 3.3.

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     3.3 Distributions of Payments and Proceeds of Collateral.

      All amounts received by Collateral Agent or any Noteholder in respect of any Claims after an Event of Default in respect of any Note Document, and all realizations upon the Collateral or any part thereof (whether occurring before or after the commencement of a case under the Bankruptcy Code and including realizations resulting from sales by a Note Party under Section 363 of the Bankruptcy Code), including, without limitation, any realizations by way of an Enforcement Action, shall be applied as follows:

                             (i) First, to the Collateral Agent’s reasonable costs and expenses of sale, collection or other realization, including reasonable legal expenses, liabilities and advances made or incurred by the Collateral Agent in connection therewith, and all amounts for which the Collateral Agent is entitled to indemnification hereunder;

                             (ii) Second, to Series B Administrative Holder’s and Series A Administrative Holder’s costs and expenses of sale, collection or other realization, including reasonable legal expenses, liabilities and advances made or incurred by Series B Administrative Holder or Series A Administrative Holder in connection therewith, and all amounts for which Series B Administrative Holder or Series A Administrative Holder is entitled to indemnification under the Note Documents (it being agreed that to the extent amounts available for distribution under this clause are insufficient to cover all such amounts, such amounts shall be paid ratably in proportion to the amounts so tendered for payment by the Series B Administrative Holder and Series A Administrative Holder, respectively);

                             (iii) Third, to the pro rata payment of interest accrued in respect of all Claims;

                             (iv) Fourth, to the pro rata payment of all other Claims until all Claims are Paid in Full in accordance with the Note Documents; and

                              (v) Fifth, to the parties entitled thereto as their interests may appear or as otherwise required by applicable law.

3.4 Amendment and Waiver of Note Documents.

                             (a) Any amendment to or waiver of the terms of any of the Note Documents (other than this Agreement) shall require the consent of Required Noteholders, and any such amendment or waiver to which Required Noteholders and the Issuer have given their written consent shall be binding on the Noteholders as if the same had consented thereto and any such amendment, waiver or consent shall apply automatically to any comparable provision of any other Note Document automatically, without the consent of the parties thereto and without any other action of any other Person, provided that without the written consent of each Noteholder affected thereby, no such amendment, waiver or consent shall:

                              (i) postpone any date fixed by any Note Document for any payment of the principal amount or interest due to the Noteholders (or any of them);

                              (ii) reduce the principal or principal amount of, or the rate of interest specified herein on, any Note, or any other amounts payable under any other Note Document; provided that only the consent of the Required Noteholders shall be necessary

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to amend the definition of “Default Rate” set forth in any Note Document or to waive any obligation of the Issuer to pay interest at the Default Rate;

                              (iii) change Section 2.07 of either of the Note Purchase Agreements in a manner that would alter the pro rata sharing of payments required thereby;

                              (iv) change Section 9.01 of either of the Note Purchase Agreements or the definition of “Required Holders” set forth therein or any other provision thereof specifying the number, identity or percentage of Noteholders party thereto required to amend, waive or otherwise modify any rights thereunder or make any determination or grant any consent thereunder;

                              (v) release all or substantially all of the Collateral securing the Claims or release all or substantially all of the Guarantors from their obligations under the Note Documents;

                              (vi) alter any provisions, or waive any payment, with respect to any prepayment or redemption of the Notes, including providing for any such prepayment or redemption on any basis other than pro rata based on the aggregate principal amount of Notes outstanding;

                              (vii) waive a Default or an Event of Default in the payment of principal of, or interest or premium, if any, under, and in each case defined in, the respective Note Purchase Agreements;

                              (viii) make any Claim payable in any currency other than U.S. Dollars;

                              (ix) impair the right of any Noteholder to institute suit for the enforcement of any payment on or with respect to the Notes; or

                              (x) except as expressly permitted in the Note Documents, consent to the assignment or transfer by any Note Party of any of their rights or obligations under this Agreement or any other Note Document.

            (b) Any amendment or supplement to any Note Document which has been consented to by any Note Party and which is beneficial to the Noteholders party thereto shall be deemed to apply for the equal and ratable benefit of all other Noteholders with respect to Note Documents to which they are party. Any Noteholder may waive the benefit of this subsection (b) to the extent such waiver would not conflict with to subsection (a) above.

      3.5 Acceleration of Notes.

      Notwithstanding anything to the contrary in any Note Document, except in the case of automatic acceleration upon an Insolvency Proceeding (or similar event), no election by any Noteholder or group thereof to declare the principal amount outstanding under any Notes due prior to its stated maturity or to become subject to a mandatory offer to purchase by a Note Party, shall be effective unless approved by Required Noteholders.

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      3.6 Further Assurances.

      The Series B Holders and Series B Administrative Holder shall cooperate in all respects with the Series A Holder and Series A Administrative Holder, and take all action reasonably requested by the Series A Holders and Series A Administrative Holder to or effectuate this Section 3.

     SECTION 4. Appointment of Collateral Agent.Appointment and Authorization of Collateral Agent.

      Each Noteholder hereby irrevocably appoints, designates and authorizes the Collateral Agent to take such action as contractual representative on its behalf under the provisions of this Agreement and each Collateral Document and to exercise such powers and perform such duties as are expressly delegated to it by the terms of this Agreement or any other Collateral Document, together with such powers as are reasonably incidental thereto. Notwithstanding any provision to the contrary contained elsewhere herein or in any other Note Document, the Collateral Agent shall not have any duties or responsibilities, except those expressly set forth herein, nor shall the Collateral Agent have or be deemed to have any trustee or fiduciary relationship with any Noteholder or participant, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or any other Note Document or otherwise exist against the Collateral Agent. Without limiting the generality of the foregoing sentence, the use of the term “agent” herein and in the other Note Documents with reference to the Collateral Agent is not intended to connote any fiduciary or other implied (or express) obligations arising under agency doctrine of any applicable Law. Instead, such term is used merely as a matter of market custom, and is intended to create or reflect only an administrative relationship between independent contracting parties. The provisions of this Section 4 are solely for the benefit of the Collateral Agent and the Noteholders and no Note Party shall have any rights as a third party beneficiary of any of the provisions thereof. In performing its functions and duties hereunder, the Collateral Agent shall act solely as an agent of the Noteholders and does not assume and shall not be deemed to have assumed any obligation towards or relationship of agency or trust with or for any Note Party.

      4.2 General Immunity.

                              (a) The Collateral Agent shall not be responsible to any Noteholder for the execution, effectiveness, genuineness, validity, enforceability, collectibility or sufficiency hereof or any other Note Document or for any representations, warranties, recitals or statements made herein or therein or made in any written or oral statements or in any financial or other statements, instruments, reports or certificates or any other documents furnished or made by any Noteholders or by or on behalf of any Note Party in connection with the Note Documents and the transactions contemplated thereby or for the financial condition or business affairs of any Note Party or any other Person liable for the payment of any Obligations, nor shall the Collateral Agent be required to ascertain or inquire as to the performance or observance of any of the terms, conditions, provisions, covenants or agreements contained in any of the Note Documents or as to the use of the proceeds of the Notes or as to the existence or possible existence of any Event of Default or Default or to make any disclosures with respect to the foregoing. Anything contained herein to the contrary notwithstanding, Collateral Agent shall not have any liability arising from confirmations of the outstanding amount of the Notes.

                              (b) Neither the Collateral Agent, nor any of its officers, partners, directors, employees, agents or affiliates shall be liable to Noteholders for any action taken or omitted by the Collateral Agent under or in connection with any of the Note Documents except to the extent caused by the Collateral Agent’s or Collateral Agent’s gross negligence, willful misconduct or breach of this Agreement or any Note Document. The Collateral Agent shall be entitled to refrain from any act or the taking of any action (including the failure to take an action) in connection herewith or any of the other

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Note Documents or from the exercise of any power, discretion or authority vested in it hereunder or thereunder unless and until the Collateral Agent shall have received instructions in respect thereof from the Series B Administrative Holder (if Section 2 applies) or the Required Noteholders (if Section 3 applies) and, upon receipt of such instructions from the Series B Administrative Holder (if Section 2 applies) or the Required Noteholders (if Section 3 applies) the Collateral Agent shall be entitled to act or (where so instructed) refrain from acting, or to exercise such power, discretion or authority, in accordance with such instructions. Without prejudice to the generality of the foregoing, (i) the Collateral Agent shall be entitled to rely, and shall be fully protected in relying, upon any communication, instrument or document believed by it to be genuine and correct and to have been signed or sent by the proper Person or Persons, and shall be entitled to rely and shall be protected in relying on opinions and judgments of attorneys (who may be attorneys for Issuer and/or other Note Parties), accountants, experts and other professional advisors selected by it; and (ii) no Noteholder shall have any right of action whatsoever against the Collateral Agent as a result of its acting or (where so instructed) refraining from acting hereunder or any of the other Note Documents in accordance with the instructions of the Series B Administrative Holder (if Section 2 applies) or the Required Noteholders (if Section 3 applies).

                              (c) The Collateral Agent may perform any and all of its duties and exercise its rights and powers under this Agreement or under any other Note Document by or through any one or more sub-agents appointed by the Collateral Agent. The Collateral Agent and any such sub-agent may perform any and all of its duties and exercise its rights and powers by or through their respective Affiliates. The exculpatory, indemnification and other provisions of this Agreement (including Section 4.2(b)) shall apply to the Affiliates of the Collateral Agent. All of the rights, benefits, and privileges (including the exculpatory and indemnification provisions) of this Section 4.2 shall apply to any such sub-agent and to the Affiliates of any such sub-agent, and shall apply to their respective activities as sub-agent as if such sub-agent and Affiliates were named herein. Notwithstanding anything herein to the contrary, with respect to each sub-agent appointed by Collateral Agent, (i) such sub-agent shall be a third party beneficiary under this Agreement with respect to all such rights, benefits and privileges (including exculpatory rights and rights to indemnification) and shall have all of the rights and benefits of a third party beneficiary, including an independent right of action to enforce such rights, benefits and privileges (including exculpatory rights and rights to indemnification) directly, without the consent or joinder of any other Person, against any or all of the Note Parties and the Noteholders, (ii) such rights, benefits and privileges (including exculpatory rights and rights to indemnification) shall not be modified or amended without the consent of such sub-agent, and (iii) such sub-agent shall only have obligations to Collateral Agent and not to any Note Party, Noteholder or any other Person and no Note Party, Noteholder or any other Person shall have any rights, directly or indirectly, as a third party beneficiary or otherwise, against such sub-agent.

      4.3 Collateral Matters.

      The Noteholders irrevocably authorize the Collateral Agent, at its option and in its discretion:

                              (a) to take any action with respect to the Collateral which may be necessary to perfect and maintain perfected the Liens upon the Collateral granted pursuant to any of the Note Documents;

                              (b) to release any Lien on any property granted to or held by the Collateral Agent under any Note Document (i) upon termination of the Payment in Full of all Obligations, (ii) that is sold or to be sold as part of or in connection with any Disposition permitted under each of the Note Purchase Agreements, (iii) in accordance with any provision for the release thereof provided for in the Note Documents or this Agreement, (iv) pursuant to the instructions of the Series B Administrative

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Holder in accordance with Section 2.7 of this Agreement (so long as such provision applies) in connection with any Enforcement Action, or (v) subject to Section 3.4(a)(v) hereof and Section 9.01 of each of the Note Purchase Agreements, and so long as Section 3 applies, if so requested (or consented to) by the Required Noteholders;

                              (c) to subordinate any Lien on any property granted to or held by the Collateral Agent under any Note Document to the holder of any Lien on such property that is permitted by Section 6.02 of each of the Note Purchase Agreements;

                              (d) to take any action to permit any Lien on any property granted to or held by the Collateral Agent under any Note Document to be equal in priority with the Liens securing the Claims to the extent permitted by Section 6.02 of each of the Note Purchase Agreements; and

                              (e) following any such release or subordination described in the preceding clauses (b) and (c), to deliver to the Issuer or any other Person, at its expense, any Collateral so released that is then held by the Collateral Agent hereunder and to execute and deliver to the Issuer or any other Person such releases or other documents as the Issuer or such Person shall request to evidence or effectuate such release or subordination of Liens (including UCC termination statements, intercreditor agreements and collateral agency agreements).

                              (f) Upon request by the Collateral Agent at any time, the Series B Administrative Holder (if Section 2 applies) or the Required Noteholders (if Section 3 applies) will confirm in writing the Collateral Agent’s authority to release or subordinate its interest in particular types or items of property pursuant to this Section 4.3.

      4.4 Duties in the Case of Enforcement.

      In case one of more Events of Default have occurred and shall be continuing, the Collateral Agent shall, if (a) so requested (or consented to) by the Series B Administrative Holder (if Section 2 applies) or the Required Noteholders (if Section 3 applies) and (b) the Noteholders have provided to the Collateral Agent such additional indemnities and assurances against expenses and liabilities as the Collateral Agent may reasonably request, proceed to enforce the provisions of any Note Documents authorizing the sale or other disposition of all or any part of the Collateral (or any other property which is security for the Obligations) and exercise all or any such other legal and equitable and other rights or remedies as it may have in respect of such Collateral (or such other property). The Series B Administrative Holder (if Section 2 applies) or the Required Noteholders (if Section 3 applies) may direct the Collateral Agent in writing as to the method and the extent of any such sale or other disposition to the extent permitted under the terms hereof, the Noteholders hereby agreeing to indemnify and hold the Collateral Agent harmless from all liabilities incurred in respect of all actions taken or omitted in accordance with such directions, provided that the Collateral Agent need not comply with any such direction to the extent that the Collateral Agent reasonably believes the Collateral Agent’s compliance with such direction to be unlawful or commercially unreasonable in any applicable jurisdiction.

      4.5 Right to Indemnity.

      Each Noteholder, in proportion to its Pro Rata Share at the time any claim therefor is made, severally agrees to indemnify Collateral Agent, to the extent that Collateral Agent shall not have been reimbursed by any Note Party (but without limiting any Note Party’s reimbursement obligations), for and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses (including counsel fees and disbursements) or disbursements of any kind or nature

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whatsoever which may be imposed on, incurred by or asserted against Collateral Agent in exercising its powers, rights and remedies or performing its duties hereunder or under the other Note Documents or otherwise in its capacity as Collateral Agent in any way relating to or arising out of this Agreement or the other Note Documents; provided, no Noteholder shall be liable for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting solely from Collateral Agent’s gross negligence or willful misconduct or breach of this Agreement or any Note Document. If any indemnity furnished to Collateral Agent for any purpose shall, in the opinion of Collateral Agent, be insufficient or become impaired, Collateral Agent may call for additional indemnity and cease, or not commence, to do the acts indemnified against until such additional indemnity is furnished; provided, in no event shall this sentence require any Noteholder to indemnify Collateral Agent against any liability, obligation, loss, damage, penalty, action, judgment, suit, cost, expense or disbursement in excess of such Noteholder’s Pro Rata Share thereof; and provided, further, this sentence shall not be deemed to require any Noteholder to indemnify Collateral Agent against any liability, obligation, loss, damage, penalty, action, judgment, suit, cost, expense or disbursement described in the proviso in the immediately preceding sentence.

      4.6 Instruction of Collateral Agent.

                              (a) If any Event of Default occurs and is continuing, the Collateral Agent shall, at the request of the Series B Administrative Holder (if Section 2 applies) or the Required Noteholders (if Section 3 applies), take any or all of the following actions:

                              (i) exercise on behalf of itself and the Noteholders all rights and remedies available to it and the Noteholders under the Collateral Documents or applicable law, which shall include the rights, powers and remedies (i) granted to secured parties under the UCC or other applicable Uniform Commercial Code; or (ii) granted to the Collateral Agent under any other applicable Law any other agreement between any Note Party and the Collateral Agent;

                              (ii) All such rights, powers and remedies shall be cumulative and not alternative and enforceable, in Collateral Agent’s or the discretion of the Series B Administrative Holder (if Section 2 applies) or the Required Noteholders (if Section 3 applies), alternatively, successively, or concurrently on any one or more occasions, and shall include the right to apply to a court of equity for an injunction to restrain a breach or threatened breach by any Note Party of this Agreement or any of the Note Documents. Any single or partial exercise of, or forbearance, failure or delay in exercising any right, power or remedy shall not be, nor shall any such single or partial exercise of, or forbearance, failure or delay be deemed to be a limitation, modification or waiver of any right, power or remedy and shall not preclude the further exercise thereof; and every right, power and remedy of the Collateral Agent or the Noteholders shall continue in full force and effect until such right, power and remedy is specifically waived by an instrument in writing executed and delivered with respect to each such waiver by such parties.

                              (b) The Collateral Agent shall not take any action at the instruction of or for the benefit of Series A Holders if Series A Holders would be prohibited from taking such action by Section 2 of this Agreement.

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      4.7 Successor Collateral Agent.

                              (a) The Collateral Agent may resign at any time by giving twenty days’ prior written notice thereof to the Noteholders and the Issuer. Upon any such notice of resignation, the Series B Administrative Holder (if Section 2 applies) or the Required Noteholders (if Section 3 applies) shall have the right to appoint a successor Collateral Agent. The Collateral Agent’s resignation shall become effective twenty days after delivery by the Collateral Agent of the notice referred to in the first sentence of this Section 4.7 (the “Resignation Date”). On the Resignation Date, such retiring Collateral Agent shall be discharged from its duties and obligations hereunder. After any retiring Collateral Agent’s resignation hereunder as Collateral Agent, the provisions of this Section 4 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Collateral Agent hereunder. Any successor Collateral Agent appointed pursuant to this Section shall, upon its acceptance of such appointment, become the successor Collateral Agent for all purposes hereunder.

                              (b) If the Repriority Event does not timely occur, Series B Holders may at any time thereafter appoint a replacement Collateral Agent.

                              (c) In the event the Collateral Agent resigns or is replaced, the Issuer and the Noteholders shall cooperate in every manner reasonably requested by the Series B Administrative Holder (if Section 2 applies) or the Required Noteholders (if Section 3 applies) and the successor Collateral Agent to facilitate the transfer of Liens (and perfection thereof), Collateral and related responsibilities to such replacement Collateral Agent, which cooperation shall include modification of the terms applicable to the Collateral Agent to the extent necessary to conform to such replacement Collateral Agent’s standard terms for such engagements. Each of the Noteholders acknowledges and agrees in advance that such modifications may include additional waivers and other terms that diminish the rights of the Noteholders relating to the Collateral Agent.

                              (d) Notwithstanding any other provision herein, the Initial Collateral Agent may assign its rights and obligations hereunder to any of its Affiliates without the consent of any other Person.

      4.8 Amendments.

      Notwithstanding anything to the contrary in the Agreement or in any Note Document, no amendment, waiver or consent shall, unless in writing and signed by the Collateral Agent, affect the rights or duties of the Collateral Agent under this Agreement or any other Note Document.

     SECTION 5. Miscellaneous.The allocation of claim and Lien priorities set forth in this Agreement shall govern the relationship and the relative priority of the Noteholders with respect to the Collateral irrespective of the time or order of attachment or perfection of any of Liens, the time or order of filing of financing statements, the acquisition of purchase money or other Liens, the time of giving or failure to give notice of the acquisition or expected acquisition of purchase money or other Liens, the rules for determining priority under the UCC or any other law or rule governing relative priorities of Secured Parties, and the fact that any Liens with respect to any Collateral are subordinated, voided, avoided, invalidated or lapsed, or any other circumstances whatsoever. Any Lien granted to secure Claims is intended by the Note Parties, and shall deemed for all purposes, to constitute two separate Lien grants, one for the purpose of securing the Series B Claims, and one for the purpose of securing Series A Claims, the relative priorities of which shall be determined by the terms of this Agreement.

                              (b) Each of the Collateral Agent, Series A Administrative Holder and each Series A Holder agrees that it shall not directly or indirectly take any action to contest or challenge the

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validity, legality, enforceability, perfection or priority of any of the Series B Claims, any of the documents or instruments evidencing such Series B Claims or Series B Liens. Each of the Collateral Agent, Series B Administrative Holder and each Series B Holder agrees that it shall not directly or indirectly take any action to contest or challenge the validity, legality, enforceability, perfection or priority of any of the Series A Claims, any of the documents or instruments evidencing such Series A Claims or Series A Liens. Each Holder hereby acknowledges that the provisions of this Agreement are intended to be enforceable at all times, whether before or after any Insolvency Proceeding or other proceeding. Each Holder hereby waives any right to require the Holders to marshall the Collateral for the Claims.

                              (c) For the purposes of the allocation of priorities, any claim of a right of set-off shall be treated in all respects as a security interest, and no claimed right of set-off shall be asserted by (x) any Series A Holder to defeat or diminish the rights or priorities of any Series B Lien or Series B Claim, or (y) any Series B Holder to defeat or diminish the rights or priorities of any Series A Lien or Series A Claim.

                              (d) The parties hereto agree that, except in an Insolvency Proceeding (and to the extent not otherwise prohibited by this Agreement) Series B Holders shall not, without the consent of Series A Administrative Holder, acquire or hold, directly or indirectly, any Lien on any assets of any Note Party securing any Series B Claims which assets are not also subject to Lien of the priority required by this Agreement in favor of the Series A Holders under the Series A Note Documents. Collateral Agent shall not accept, and no Note Party shall grant, any Lien for the purpose of securing Series B Claims unless this subsection (d) shall have been complied with in full, and any Lien so granted in violation of this sentence shall be deemed to have been granted for the purpose of securing Series A Claims.

                              (e) Each party to this Agreement shall promptly execute and deliver to any other party hereto any and all financing statements, subordination agreements and other documents reasonably requested by such party to the extent necessary to effectuate the terms of this Agreement.

                              (f) All terms used in this Agreement and not otherwise defined herein shall have the meanings as set forth in Article 9 of the Uniform Commercial Code as in effect in the State of New York as in effect from time to time. Except as otherwise provided herein, priority shall be in accordance with the provisions of the UCC.

                              (g) The parties hereto agree that until all Series B Claims have been Paid in Full, Series A Holders shall not, without the consent of Series B Administrative Holder, acquire or hold, directly or indirectly, any Lien on any assets of any Note Party securing any Series A Claims which assets are not also subject to the first priority Lien in favor of the Series B Holders under the Series B Note Documents unless the Series B Holders have intentionally released their Lien on Collateral prior to the occurrence of any Event of Default. If any Series A Holder shall, in violation of this Agreement, acquire or hold any Lien on any assets of any Note Party securing any Series A Claims, which assets are not also subject to the first priority Lien in favor of Series B Holders under the Series B Note Documents, then Series A Holders shall, notwithstanding anything to the contrary in any other Series A Note Document, (i) be deemed to hold and have held such Lien for the benefit of Series B Administrative Holder as security for the Series B Claims and shall assign such Lien to Collateral Agent for the benefit of Series B Administrative Holder (in which case Collateral Agent may retain a junior Lien on such assets for the benefit of Series A Administrative Holder subject to the terms hereof) or (ii) if so requested by Series B Administrative Holder, release such Lien. Collateral Agent shall not accept, and no Note Party shall grant, any Lien for the purpose of securing Series A Claims unless this subsection (g) shall have been complied with in full, and any Lien so granted in violation of this sentence shall be deemed to have been granted for the purpose of securing Series B Claims.

25

                              (h) The parties hereto agree that until all Series A Claims have been Paid in Full, Series B Holders shall not, without the consent of Series A Administrative Holder, acquire or hold, directly or indirectly, any Lien on any assets of any Note Party securing any Series B Claims which assets are not also subject to the second priority Lien in favor of the Series A Holders under the Series A Note Documents unless the Series B Holders have intentionally released their Lien on Collateral prior to the occurrence of any Event of Default. If any Series B Holder shall, in violation of this Agreement (and except as permitted by Section 2.5), acquire or hold any Lien on any assets of any Note Party securing any Series B Claims, which assets are not also subject to the second priority Lien in favor of Series A Holders under the Series A Note Documents, then Series B Holders shall, notwithstanding anything to the contrary in any other Series B Note Document, (i) be deemed to hold and have held such Lien for the benefit of Series A Administrative Holder as security for the Series A Claims and shall assign such Lien to Collateral Agent for the benefit of Series A Administrative Holder (in which case Collateral Agent may retain a senior Lien on such assets for the benefit of Series B Administrative Holder subject to the terms hereof) or (ii) if so requested by Series A Administrative Holder, release such Lien. Collateral Agent shall not accept, and no Note Party shall grant, any Lien for the purpose of securing Series B Claims unless this subsection (h) shall have been complied with in full, and any Lien so granted in violation of this sentence shall be deemed to have been granted for the purpose of securing Series A Claims.

                              (i) Subject to Section 5(q), this Agreement shall be binding upon, inure to the benefit of and be enforceable by Series B Holders, Series A Holders, Collateral Agent and in each case their respective successors and assigns, including without limitation in relation to any replacement agreement or facility existing at any time to refund, refinance, replace or renew (including subsequent or successive refinancings, replacements and renewals) the Series B Note Purchase Agreement or the Series A Note Purchase Agreement. Each party hereto represents and warrants that it is authorized to enter into this Agreement.

                              (j) This Agreement, which the parties hereto expressly acknowledge is a “subordination agreement” under Section 510(a) of the Bankruptcy Code, shall be effective before and after the commencement of an Insolvency Proceeding. All references in this Agreement to any Note Party shall include such Note Party as a debtor-in-possession and any receiver or trustee for such Note Party in any Insolvency Proceeding.

                              (k) This Agreement is intended by the parties as a final expression of their agreement relating to the subject matter hereof and is intended as a complete statement of the terms and conditions of their agreement relating to the subject matter hereof.

                              (l) No failure or delay on the part of any Secured Party in the exercise of any power, right, remedy or privilege under this Agreement shall impair such power, right, remedy or privilege or shall operate as a waiver thereof; nor shall any single or partial exercise of any such power, right or privilege preclude any other or further exercise of any other power, right or privilege. The waiver of any such right, power, remedy or privilege with respect to particular facts and circumstances shall not be deemed to be a waiver with respect to other facts and circumstances.

                              (m) Each notice hereunder shall be in writing and may be personally served or sent by fax or United States mail or courier service and shall be deemed to have been given when delivered in person or by courier service and signed for against receipt thereof, upon receipt of fax, or three Business Days after depositing it in the United States mail with postage prepaid and properly addressed. Unless otherwise specified in a notice mailed or delivered in accordance with the foregoing provisions of this Section 5(m), notices, demands, instructions and other communications in writing shall be given to or made upon the respective parties hereto at their respective addresses indicated on the signature pages hereof. In the event that Collateral Agent or any Noteholder shall be required by the

26

UCC or any other applicable law to give any notice to any other Noteholder, such notice shall be given in accordance with this paragraph and, as between such parties, five days’ notice shall be conclusively deemed to be commercially reasonable.

                              (n) This Agreement and any amendments, waivers, consents or supplements hereto or in connection herewith may be executed in any number of counterparts and by different parties hereto or thereto in separate counterparts, each of which when so executed and delivered shall be deemed an original, but all such counterparts together shall constitute but one and the same instrument; signature pages may be detached from multiple separate counterparts and attached to a single counterpart so that all signature pages are physically attached to the same document. This Agreement shall become effective upon the execution of a counterpart hereof by each of the parties hereto.

                              (o) In case any provision in or obligation under this Agreement shall be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining provisions or obligations, or of such provision or obligation in any other jurisdiction, shall not in any way be affected or impaired thereby.

                              (p) THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF NEW YORK (INCLUDING SECTION 5-1401 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW YORK).

                              (q) This Agreement shall terminate (except with respect to unasserted indemnification obligations) upon Payment in Full of all Series B Claims without further action on the part of the parties hereto.

                              (r) Amendments; Waivers. No amendment, modification, supplement, termination, consent or waiver of or to any provision of this Agreement nor any consent to any departure therefrom shall in any event be effective unless the same shall be in writing and signed by the requisite voting majority of Series B Holders under the terms of the Series B Note Purchase Agreement and the requisite voting majority of Series A Holders under the terms of the Series A Note Purchase Agreement, and, solely if such amendment, modification, supplement, termination, consent or waiver is to Section 3.4 hereof or the definition of Repriority Event or is materially adverse to or otherwise materially changes the obligations of any Note Party, Issuer; provided, however, that Issuer shall be deemed to have given its consent five Business Days after the date notice of any such amendment, modification, supplement, termination, consent or waiver has been delivered to Issuer unless such consent is expressly refused by Issuer prior to such day. Any waiver of any provision of this Agreement, or any consent to any departure from the terms of any provisions of this Agreement, shall be effective only in the specific instance and for the specific purpose for which given.

                              (s) Each of the Noteholders and the Collateral Agent understands that the Issuer has undertaken to provide collateral and additional guarantees for the Fifth Third Facility, and to cause the Note Documents and Liens securing same to be subordinated to the Fifth Third Facility and Liens securing same. The Noteholders and the Collateral Agent agree to reasonably cooperate with the Issuer’s efforts to provide such collateral, on terms reasonably acceptable to the Noteholders, and the Noteholders agree to subordinate their respective Claims to the Fifth Third Facility, and to modify their respective Note Documents as necessary to accommodate such collateral (including the priority of the Liens with respect thereto) and additional guarantees, provided such subordination terms, and any such modifications, are reasonably acceptable to the Noteholders. For purposes of the preceding sentence, the acceptance of the Noteholders will be determined by the requisite voting majority of Series B Holders

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under the terms of the Series B Note Purchase Agreement and the requisite voting majority of Series A Holders under the terms of the Series A Note Purchase Agreement (if Section 2 applies) or the Required Noteholders (if Section 3 applies). The Issuer agrees that modification of the Fifth Third Facility will be made subject to restrictions in substantially the form of those set forth in Section 2.11 mutatis mutandis, and that the waiver of such restrictions will require the consent of the requisite voting majority of Series B Holders under the terms of the Series B Note Purchase Agreement and the requisite voting majority of Series A Holders under the terms of the Series A Note Purchase Agreement (if Section 2 applies) or the Required Noteholders (if Section 3 applies).

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     IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the date first above written.

PARENT:

DEERFIELD CAPITAL CORP.

By:
Name:
Title:

ISSUER:

DEERFIELD & COMPANY LLC

By:
Name:
Title:

COLLATERAL AGENT:

TRIARC DEERFIELD HOLDINGS, LLC.

By:
Name:
Title:

SERIES A NOTEHOLDERS:

TRIARC DEERFIELD HOLDINGS, LLC

By:
Name:
Title:

JONATHAN W. TRUTTER

SERIES B NOTEHOLDERS: [3]

SACHS CAPITAL MANAGEMENT LLC

By:
Name:
Title:

________________________
SCOTT A. ROBERTS

[DEERFIELD PARTNERS FUND III LLC

By:
Name:
Title:]

3 List Noteholding entities.

CONSENT OF NOTE PARTIES AND AGREEMENT TO BE BOUND

     Each of the undersigned Note Parties has read the foregoing Agreement and consents thereto and agrees to be bound thereby. Each of the undersigned Note Parties agrees not to take any action that would be contrary to the provisions of the foregoing Agreement and agrees that no Noteholder or Collateral Agent shall have any liability to any Note Party for acting in accordance with the provisions of the foregoing Agreement. Each Note Party understands that, other than Section 3.4 of, and the definition of Repriority Event under, the foregoing Agreement, the foregoing Agreement is for the sole benefit of Series B Holders and Series A Holders and Collateral Agent and their respective successors and assigns, and that other than with respect to Section 3.4 of, and the definition of Repriority Event under, the foregoing Agreement such Note Party is not an intended beneficiary or third party beneficiary thereof.

Dated as of December __, 2007

DEERFIELD TRIARC CAPITAL CORP.
DEERFIELD CAPITAL MANAGEMENT LLC
DEERFIELD TRIARC TRS HOLDINGS, INC.
DEERFIELD TRIARC TRS HOLDINGS, LLC
DEERFIELD TRIARC CAPITAL LLC
DEERFIELD & COMPANY LLC
DEERFIELD MERGER COMPANY, LLC
DEERFIELD TRS I CORP.
DFR COMPANY I LLC
DFR TRS II CORP.
DFR COMPANY II LLC
DFR MIDDLE MARKET SUB-1, INC.
DFR MIDDLE MARKET SUB-2, INC.
DFR MIDDLE MARKET SUB-3, INC.
DFR MIDDLE MARKET SUB-4, INC.
DFR MIDDLE MARKET SUB-5, INC.[4]

By:
Name:
Title:

4 All Note Parties must sign.